FREE WRITING PROSPECTUS FILED PURSUANT TO RULE 433 REGISTRATION STATEMENT NO.: 333-172143

The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale.  This Free Writing Prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permited.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED AUGUST 8, 2011
MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to prospectus.cpdg@db.com.

$878,920,000 (Approximate)
DBUBS 2011-LC3
Commercial Mortgage Pass-Through Certificates

German American Capital Corporation
UBS Real Estate Securities Inc.
Ladder Capital Finance LLC
Starwood Property Mortgage Sub-2-A, L.L.C. and Affiliates
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor
DBUBS 2011-LC3 Mortgage Trust
Issuing Entity

The DBUBS 2011-LC3 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in DBUBS 2011-LC3 Mortgage Trust.  The trust’s assets will primarily be 43 fixed-rate mortgage loans, secured by first liens on 64 commercial, multifamily and manufactured housing community properties.  The DBUBS 2011-LC3 Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of certificates offered hereby will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing September 12, 2011.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this free writing prospectus under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the certificates offered in this free writing prospectus include:

Class	Initial Certificate Balance or Notional Balance(1)	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)	Rated Final Distribution Date(2)	Anticipated Ratings (Fitch/Moody’s)(3)
Class A-1	$97,779,000	(4)	January 10, 2016	August 2044	AAA(sf)/Aaa(sf)
Class A-2FX	$571,771,000	(4)	September 10, 2016	August 2044	AAA(sf)/Aaa(sf)
Class A-3	$97,268,000	(4)	April 10, 2021	August 2044	AAA(sf)/Aaa(sf)
Class A-4	$112,102,000	(4)	June 10, 2021	August 2044	AAA(sf)/Aaa(sf)

(Footnotes to table to begin on page vi)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the certificates offered in this free writing prospectus involves risks.  See “Risk Factors” beginning on page S-36 of this free writing prospectus and page 10 of the prospectus.

With respect to this offering, Deutsche Bank Securities Inc. and UBS Securities LLC are acting as the co-lead bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 66.2% of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to 33.8% of each class of offered certificates.  Ladder Capital Securities LLC, J.P. Morgan Securities LLC and Nomura Securities International, Inc. are acting as co-managers.  The underwriters will offer the certificates offered in this free writing prospectus, in the amounts to be set forth in the final prospectus supplement, to the public in negotiated transactions at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., UBS Securities LLC, Ladder Capital Securities LLC, J.P. Morgan Securities LLC and Nomura Securities International, Inc. are required to purchase the certificates offered in this free writing prospectus (in the amounts to be set forth under “Method of Distribution” in the final prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions.  Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this free writing prospectus approximately   ____ % of the initial aggregate certificate balance of the certificates offered in this free writing prospectus, plus accrued interest, before deducting expenses payable by it.  The underwriters expect to deliver the certificates offered in this free writing prospectus to purchasers on or about August 30, 2011.

UBS Investment Bank
Joint Bookrunning Managers and Co-Lead Managers

Ladder Capital Securities	J.P. Morgan	Nomura Securities International, Inc.

Co-Managers

August , 2011

DBUBS 2011-LC3

Commercial Mortgage Pass-Through Certificates, Series 2011-LC3
Geographic Overview of Mortgage Pool

Washington
2 properties
$19,062,746
1.4% of total
Oregon
1 property
$24,387,448
1.7% of total
Missouri
1 property
$4,748,000
0.3% of total
Illinois
2 properties
$13,981,237
1.0% of total
Indiana
1 property
$2,060,000
0.1% of total
Michigan
1 property
$23,477,868
1.7% of total
Pennsylvania
1 property
$15,000,000
1.1% of total
New York
11 properties
$265,204,174
19.0% of total
Massachusetts
1 property
$10,587,103
0.8% of total
Rhode Island
1 property
$54,840,367
3.9% of total
Ohio
3 properties
$36,611,840
2.6% of total
Connecticut
2 properties
$60,988,790
4.4% of total
Delaware
1 property
$94,000,000
6.7% of total
West Virginia
2 properties
$6,875,000
0.5% of total
North Carolina
4 properties
$23,950,261
1.7% of total
Georgia
1 property
$28,677,301
2.1% of total
Florida
2 properties
$91,245,108
6.5% of total
California
9 properties
$219,706,962
15.7% of total
Hawaii
3 properties
$9,440,000
0.7% of total
Arizona
1 property
$14,171,814
1.0% of total
Colorado
1 property
$17,500,000
1.3% of total
New Mexico
2 properties
$44,722,855
3.2% of total
Texas
4 properties
$210,961,368
15.1% of total
Arkansas
1 property
$25,184,472
1.8% of total
Kentucky
3 properties
$44,780,000
3.2% of total
Alabama
2 properties
$21,338,948
1.5% of total
Tennessee
1 property
$14,953,711
1.1% of total
Mortgaged Properties by Property Type
Other 1.1%
Healthcare 1.7%
Mixed Use 2.1%
Manufactured Housing Community 0.7%
Multifamily 9.5%
Hospitality 22.3%
Office 38.6%
Retail 24.1%
>0.0% – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 19.0% of Initial Outstanding Pool Balance

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING PROSPECTUS

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this free writing prospectus.  However, this free writing prospectus does not contain all of the information contained in our registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the SEC’s internet website (http://www.sec.gov).  This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued.  Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”).  If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the certificates, supersedes any conflicting information contained in any prior similar materials relating to the certificates.  The information in this free writing prospectus may be amended or supplemented.  This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the certificates, until the underwriters have accepted your offer to purchase certificates; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the certificates will first be made.  You are advised that certificates may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver the certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus.  The information in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the certificates offered in this free writing prospectus and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page S-286 in this free writing prospectus.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 126 in the prospectus.

In this free writing prospectus:

•	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

•
references to “lender” with respect to the mortgage loans generally should be construed to mean the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The issuing entity described in this free writing prospectus may constitute a "collective investment scheme" as defined by Section 235 of the Financial Services and Markets Act 2000 (the “FSMA”) that is not a "recognised collective investment scheme" for the purposes of the FSMA and that has not been authorized or otherwise approved.  As an unregulated scheme, the certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the FMSA (Financial Promotion) Order 2001 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes and qualify as investment professionals in accordance with Article 14(3) of the FMSA (Promotion of Collective Investment Schemes)(Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”).  This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.  Any persons other than Relevant Persons should not rely on this free writing prospectus.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES (AS DEFINED HEREIN) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE

ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the Issuing Entity for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of the Certificates referred to in (a) to (c) above shall require the Issuing Entity, the Depositor or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU (the “2010 PD Amending Directive”), to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State.

v

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered in this free writing prospectus and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)	Approximate Initial Credit Support(14)	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(12)	Principal Window (Mos.)(12)	Anticipated Ratings (Fitch/ Moody’s)(3)
Offered Certificates
A-1	$97,779,000	30.000%(13)	(4)	January 2016%		2.78	1-53	AAA(sf)/Aaa(sf)
A-2FX	$571,771,000	30.000% (13)	(4)	September 2016%		4.74	53-61	AAA(sf)/Aaa(sf)
A-3	$97,268,000	30.000% (13)	(4)	April 2021%		6.83	61-116	AAA(sf)/Aaa(sf)
A-4	$112,102,000	30.000% (13)	(4)	June 2021%		9.72	116-118	AAA(sf)/Aaa(sf)

Non-Offered Certificates(15)
A-2FL(5)	$100,000,000(6)	30.000%(13)	LIBOR + [ ]%(7)	September 2016%		4.74	53-61	AAA(sf)/Aaa(sf) (8)
A-2C(5)	$ 0	30.000%(13)	(4)	N/A	%	N/A	N/A	AAA(sf)/Aaa(sf)
X-A(9)	$1,106,529,000	N/A	Variable(9)	N/A	%	N/A	N/A	AAA(sf)/Aaa(sf)
X-B(9)	$291,928,485	N/A	Variable(9)	N/A	%	N/A	N/A	NR/Aaa(sf)
A-M	$127,609,000	20.875%	(4)	July 2021%		9.84	118-119	AAA(sf)/Aaa(sf)
B	$75,167,000	15.500%	(4)	July 2021%		9.86	119-119	AA(sf)/Aa2(sf)
C	$54,190,000	11.625%	(4)	July 2021%		9.86	119-119	A(sf)/A2(sf)
D	$73,419,000	6.375%	(4)	August 2021%		9.86	119-120	BBB-(sf)/Baa3(sf)
E	$19,229,000	5.000%	(4)	August 2021%		9.94	120-120	BB(sf)/Ba2(sf)
F	$19,229,000	3.625%	(4)	August 2021%		9.94	120-120	B(sf)/B2(sf)
G	$50,694,485	0.000%	(4)	August 2021%		9.94	120-120	NR / NR
V(10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NR / NR
R(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NR / NR
LR(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NR / NR

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this free writing prospectus.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  The rated final distribution date for each class of certificates offered in this free writing prospectus is the distribution date in August 2044.  See “Yield and Maturity Considerations” and “Ratings” in this free writing prospectus.

(3)
It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.  Ratings shown are those of Fitch, Inc. and Moody’s Investors Service, Inc.  Certain nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates.  There can be no assurance as to what ratings a nationally recognized statistical rating organization other than Fitch, Inc. and Moody’s Investors Service, Inc. would assign.  See “Risk Factors—Risks Related to the Certificates—Ratings of the Certificates” and “Ratings” in this free writing prospectus.  The rating agencies have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings and was implemented by the rating agencies for ratings of structured finance products as of August 2010.  For additional information about this identifier, prospective investors can go to www.fitchratings.com and www.moodys.com.

(4)
For any distribution date, the pass-through rates on the Class A-1, Class A-2FX, Class A-2C, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates and the Class A-2C regular interest will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in the case of the Providence Place Mall mortgage loan, taking into account the interest rate and principal balance of the pooled senior trust component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

(5)
All or a portion of the Class A-2FL certificates may be exchanged for Class A-2C certificates, as described in “Description of the Offered Certificates—Exchange of the Class A-2FL Certificates” in this free writing prospectus.  The aggregate certificate balance of the Class A-2C certificates and Class A-2FL certificates will at all times equal the certificate balance of the Class A-2C regular interest.

(6)
The Class A-2FL certificates will represent an undivided interest in, among other things, the rights and obligations under the Swap Agreement.  The Swap Agreement will provide, among other things, that fixed amounts payable by the issuing entity as interest with respect to the Class A-2C regular interest will be exchanged for floating amounts at the applicable LIBOR-based rate.  Under certain circumstances relating to an event of default under, or termination of, the related Swap Agreement, the pass-through rate applicable to the Class A-2FL certificates may convert to the fixed pass-through rate applicable to the Class A-2C regular interest.  Holders of offered certificates will not own any interest in, or have any rights under, the Swap Agreement.

(7)
For each interest accrual period other than the initial interest accrual period, LIBOR for the Class A-2FL certificates will be determined on the date that is two LIBOR business days prior to the commencement of such interest accrual period.  For the initial interest accrual period, LIBOR for the Class A-2FL certificates will be determined two LIBOR business days prior to the closing date.

(8)
The ratings assigned to the Class A-2FL certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the applicable pass-through rate for the Class A-2C regular interest.  The ratings of Fitch, Inc. and Moody’s Investors Service, Inc. do not address any shortfalls or delays in payment that investors in the Class A-2FL certificates may experience as a result of the conversion of the pass-through rate on Class A-2FL certificates from a floating interest rate to a fixed rate.  See “Ratings” in this free writing prospectus.

(9)
The Class X-A and Class X-B certificates will not have certificate balances.  Neither the Class X-A nor Class X-B certificates are entitled to distributions and principal.  The Class X-A and Class X-B certificates will accrue interest on their related notional balance and at the related pass-through rate as described in this free writing prospectus under “Description of the Offered Certificates—General” and “—Distributions.”

(10)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class V certificates represent undivided interests in the Excess Interest, as further described in this free writing prospectus.  The Class V certificates will not be entitled to distributions in respect of interest other than Excess Interest.

(11)
The Class R and Class LR certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates represent the residual interests in each Trust REMIC, as further described in this free writing prospectus.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

(12)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(13)
Represents the approximate credit support for the Class A-1, Class A-2FX, Class A-3 and Class A-4 certificates and the Class A-2C regular interest (to which the Class A-2FL and Class A-2C certificates relate), in the aggregate.

(14)	Except with respect to the Class PM certificates, the credit support for each class of certificates does not include the non-pooled trust components of the Providence Place Mall mortgage loan.

(15)
None of the classes certificates set forth below in this table are offered by this free writing prospectus.  The Class PM-X, Class PM-1, Class PM-2, Class PM-3, Class PM-4, Class PM-5 and Class PM-6 certificates (collectively, the “Class PM Certificates”) are not reflected in the chart and are not offered in this free writing prospectus.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool(1)

Outstanding Pool Balance as of the Cut-off Date(2)	$1,398,457,485
Number of Mortgage Loans	43
Number of Mortgaged Properties	64
Average Cut-off Date Mortgage Loan Balance	$32,522,267
Weighted Average Mortgage Rate	5.533%
Weighted Average Cut-off Date Remaining Term to Maturity (in months) (3)	85
Weighted Average Cut-off Date Debt Service Coverage Ratio(4)	1.71x
Weighted Average Cut-off Date Loan-to-Value Ratio(4)	58.0%
Cut-off Date U/W NOI Debt Yield(4)	12.8%

(1)	Except as set forth in footnote number 4 below, statistical information in this table does not include the non-pooled trust components of the Providence Place Mall mortgage loan.

(2)	Subject to a permitted variance of plus or minus 5.0%.

(3)	Calculated with respect to an anticipated repayment date for 2 mortgage loans, representing 2.6% of the outstanding pool balance as of the cut-off date.

(4)
For the Providence Place Mall mortgage loan, the numerical and statistical information related to the loan-to-value ratios and debt yields includes the pooled senior trust component and the non-pooled senior trust component, but does not include the non-pooled junior trust component.  For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the cut-off Date on the pooled senior trust component, the non-pooled senior trust component and the non-pooled senior interest-only trust component.

IMPORTANT NOTICE ABOUT		Mortgage Loans Have Not Been
INFORMATION PRESENTED IN THIS		Reunderwritten Since
FREE WRITING PROSPECTUS	III	Origination	S-42
NOTICE TO RESIDENTS OF THE		The Prospective Performance of the
UNITED KINGDOM	IV	Commercial and Multifamily
EUROPEAN ECONOMIC AREA	IV	Mortgage Loans Included in the
EXECUTIVE SUMMARY	VI	Trust Fund Should Be
SUMMARY OF THE FREE WRITING		Evaluated Separately from the
PROSPECTUS	S-1	Performance of the Mortgage
RISK FACTORS	S-36	Loans in Any of the Depositor’s
General Risks	S-36	Other Trusts	S-42
The Offered Certificates May		Some Mortgaged Properties May
Not Be a Suitable		Not Be Readily Convertible to
Investment for You	S-36	Alternative Uses	S-43
Risks Related to Market Conditions	S-36	Limitations of Appraisals	S-43
The Credit Crisis and Downturn		Property Value May Be Adversely
in the Real Estate Market		Affected Even When Current
Have Adversely Affected		Operating Income Is Not	S-43
the Value of Commercial		Risks Related to Tenants	S-44
Mortgage-Backed Securities	S-36	Tenant Concentration Entails
The Current Recession and		Risk	S-44
Credit Crisis May Increase		Mortgaged Properties Leased to
Loan Defaults and Affect		Multiple Tenants Also Have
the Value and Liquidity of		Risks	S-45
Your Investment	S-37	Mortgaged Properties Leased to
Heightened Underwriting		Borrowers or Borrower
Standards May Contribute		Affiliated Entities Also Have
to Losses on Commercial		Risks	S-45
Loans	S-37	Certain Additional Risks Related
Global Market Disruptions and		to Tenants	S-46
Recent U.S. Legislation		Tenant Bankruptcy Entails Risks	S-48
May Adversely Affect the		Risks Related to Mortgage Loan
Availability of Credit for		Concentration	S-49
Commercial Real Estate	S-37	Risks Related to Borrower
General Conditions in the		Concentration	S-49
Commercial Real Estate		Risks Relating to Property Type
Mortgage Markets May		Concentration	S-49
Adversely Affect the		Geographic Concentration Exposes
Performance of the Offered		Investors to Greater Risk of
Certificates	S-38	Default and Loss	S-50
RISKS RELATED TO THE MORTGAGE		The JPMIM Mortgage Loans Were
LOANS	S-39	Not Specifically Originated for
Mortgage Loans Are Nonrecourse		Securitization	S-51
and Are Not Insured or		Seasoned Mortgage Loans Present
Guaranteed	S-39	Additional Risks of Repayment	S-52
The Offered Certificates Are Limited		Office Properties Have Special
Obligations and Payments Will		Risks	S-53
Be Primarily Derived from the		Retail Properties Have Special
Mortgage Loans	S-40	Risks	S-54
Commercial Lending Is Dependent		The Presence or Absence of an
upon Net Operating Income	S-40	“Anchor Tenant” May
Adversely Affect the

Economic Performance of a		The Sellers of the Mortgage Loans
Retail Property	S-54	Are Subject to Bankruptcy or
Current Levels of Property		Insolvency Laws That May
Income May Not Be		Affect the Trust’s Ownership of
Maintained Due to Varying		the Mortgage Loans	S-66
Tenant Occupancy	S-55	Environmental Issues at the
Competition May Adversely		Mortgaged Properties May
Affect the Performance of		Adversely Affect Payments on
the Mortgaged Property	S-56	Your Certificates	S-67
Certain Risks of Restaurant		Certain Environmental Laws
Tenants	S-56	May Negatively Impact a
Certain Risks of Health Club or		Borrower’s Ability to Repay
Exercise Studio Space		a Mortgage Loan	S-67
Tenants	S-57	A Borrower May Be Required to
Certain Risks of Movie Theater		Take Remedial Steps with
Tenants	S-57	Respect to Environmental
Hospitality Properties Have Special		Hazards at a Property	S-68
Risks	S-57	Potential Issuing Entity Liability
The Seasonality of Business		Related to a Materially Adverse
May Create Shortfalls in		Environmental Condition	S-68
Hospitality Revenue	S-58	Borrower May Be Unable to Repay
The Inability to Maintain a		the Remaining Principal
Liquor License May		Balance on the Maturity Date or
Adversely Impact Hospitality		Anticipated Repayment Date	S-71
Revenue	S-58	Risks Relating to Borrower
The Performance of a		Organization or Structure	S-72
Hospitality Property		Delaware Statutory Trusts May
Depends in Part on the		Hinder Recovery	S-72
Performance of Its		Risks Related to Additional Debt	S-73
Management Company	S-59	Bankruptcy Proceedings Entail
Multifamily Properties Have Special		Certain Risks	S-74
Risks	S-60	Risks Related to Sponsor
State Regulations and		Guaranties	S-75
Government Subsidies May		Lack of Skillful Property
Affect a Borrower’s Ability to		Management Entail Risks	S-76
Repay a Multifamily		Risks of Inspections Relating to
Mortgage Loan	S-61	Property	S-76
Mixed Use Facilities Have Special		World Events and Natural (or Other)
Risks	S-62	Disasters Could Have an
Health Care-Related Properties		Adverse Impact on the
Have Special Risks	S-62	Mortgaged Properties and
Manufactured Housing Community		Could Reduce the Cash Flow
Properties Have Special Risks	S-62	Available to Make Payments on
Risks of Co-Tenancy and Other		the Certificates	S-76
Early Termination Provisions in		Inadequate Property Insurance
Retail Leases	S-63	Coverage Could Have an
Condominium Properties Have		Adverse Impact on the
Special Risks	S-64	Mortgaged Properties	S-77
Risks Related to Construction,		Certain Risks Are Not Covered
Development, Redevelopment,		under Standard Insurance
Renovation and Repairs at		Policies	S-77
Mortgaged Properties	S-65	Standard Insurance May Be
Options and Other Purchase Rights		Inadequate Even for Types
May Affect Value or Hinder		of Losses That Are Insured
Recovery with Respect to the		Against	S-78
Mortgaged Properties	S-66

x

There Is No Assurance That		Special Servicer May Be Directed to
Required Insurance Will Be		Take Actions	S-90
Maintained	S-79	Potential Conflicts of Interest of the
Risks Associated with Blanket		Operating Advisor	S-91
Insurance Policies or Self-		Potential Conflicts of Interest of the
Insurance	S-79	Underwriters	S-92
Availability of Terrorism Insurance	S-80	Potential Conflicts of Interest in the
Certain Mortgage Loans Limit		Selection of the Underlying
the Borrower’s Obligation to		Mortgage Loans	S-93
Obtain Terrorism Insurance	S-81	Related Parties May Acquire
There Is No Assurance That		Certificates or Experience Other
Required Terrorism		Conflicts	S-94
Insurance Will Be		Conflicts between Property
Maintained	S-81	Managers and the Borrowers	S-95
Appraisals and Market Studies Have		Other Potential Conflicts of Interest	S-95
Certain Limitations	S-82	RISKS RELATED TO THE OFFERED
Increases in Real Estate Taxes Due		CERTIFICATES	S-97
to Termination of a PILOT		Legal and Regulatory Provisions
Program or Other Tax		Affecting Investors Could
Abatement Arrangements May		Adversely Affect the Liquidity of
Reduce Payments to		the Certificates	S-97
Certificateholders	S-82	Risks Related to Prepayments and
Risks Related to Enforceability	S-83	Repurchases of Mortgage
Risks Related to Enforceability of		Loans	S-98
Prepayment Premiums, Yield		Limited Obligations	S-99
Maintenance Charges and		Yield Considerations	S-100
Defeasance Provisions	S-83	Optional Early Termination of the
The Master Servicer or the Special		Trust Fund May Result in an
Servicer May Experience		Adverse Impact on Your Yield or
Difficulty in Collecting Rents		May Result in a Loss	S-101
upon the Default and/or		The Mortgage Loan Seller May Not
Bankruptcy of a Borrower	S-84	Be Able to Make a Required
Risks Related to Mortgage Loans		Repurchase or Substitution of a
Secured by Multiple Properties	S-84	Defective Mortgage Loan	S-101
State Law Limitations Entail Certain		Any Loss of Value Payment Made
Risks	S-85	by a Mortgage Loan Seller May
Mortgage Loans Secured by		Prove to Be Insufficient to Cover
Leasehold Interests May		All Losses on a Defective
Expose Investors to Greater		Mortgage Loan	S-101
Risks of Default and Loss	S-85	Risks Related to Borrower Default	S-102
Potential Absence of Attornment		Risks Related to Modification of
Provisions Entails Risks	S-86	Mortgage Loans with Balloon
Risks Related to Zoning Laws	S-86	Payments	S-103
Risks Related to Litigation	S-88	Risks Related to Certain Payments	S-103
Prior Bankruptcies or Other		Risks of Limited Liquidity and
Proceedings May Be Relevant		Market Value	S-103
to Future Performance	S-89	The Limited Nature of Ongoing
Risks Relating to Costs of		Information May Make It Difficult
Compliance with Applicable		for You to Resell Your
Laws and Regulations	S-90	Certificates	S-104
RISKS RELATED TO CONFLICTS OF		Risks Related to Factors Unrelated
INTEREST	S-90	to the Performance of the
Potential Conflicts of Interest of the		Certificates and the Mortgage
Master Servicer and the Special		Loans, Such as Fluctuations in
Servicer	S-90	Interest Rates and the Supply

and Demand of CMBS		Certain Matters Regarding the
Generally	S-104	Trustee	S-137
Credit Support May Not Cover All		Resignation and Removal of the
Types of Losses	S-104	Trustee	S-137
Disproportionate Benefits May Be		THE CERTIFICATE ADMINISTRATOR
Given to Certain Classes	S-105	AND CUSTODIAN	S-138
The Amount of Credit Support Will		Trustee and Certificate
Be Limited	S-105	Administrator Fee	S-140
Recent Changes to Accounting		PAYING AGENT, CERTIFICATE
Standards Could Have an		REGISTRAR, CUSTODIAN AND
Adverse Impact on the		AUTHENTICATING AGENT	S-141
Certificates	S-105	THE OPERATING ADVISOR	S-141
REMIC Status	S-105	CERTAIN RELATIONSHIPS AND
State and Local Tax Considerations	S-106	RELATED TRANSACTIONS	S-142
Tax Considerations Related to		DESCRIPTION OF THE MORTGAGE
Foreclosure	S-106	POOL	S-144
Risk of Limited Assets	S-106	General	S-144
Risks Relating to Lack of		Security for the Mortgage Loans	S-145
Certificateholder Control over		Significant Mortgage Loans and
the Issuing Entity	S-107	Significant Obligors	S-146
Different Timing of Mortgage Loan		Sale of the Mortgage Loans	S-147
Amortization Poses Certain		Certain Underwriting Matters	S-148
Risks	S-107	Split Loan Structures	S-154
Ratings of the Certificates	S-107	The Pooled Trust Component
THE SPONSORS, MORTGAGE LOAN		and the Non-Pooled Trust
SELLERS AND ORIGINATORS	S-110	Components of the
German American Capital		Providence Place Mall
Corporation	S-110	Mortgage Loan	S-154
GACC’s Securitization Program	S-110	The Somerby of Mobile Loan
GACC’s Underwriting Standards	S-111	Combination	S-156
UBS Real Estate Securities Inc	S-113	ARD Loans	S-162
General	S-113	Additional Mortgage Loan
UBSRES’s Securitization		Information	S-162
Program	S-114	Certain Terms and Conditions of the
UBSRES’s Underwriting		Mortgage Loans	S-167
Standards	S-114	Changes in Mortgage Pool
Ladder Capital Finance LLC	S-117	Characteristics	S-181
General	S-117	DESCRIPTION OF THE OFFERED
Ladder Capital Group’s		CERTIFICATES	S-182
Securitization Program	S-117	General	S-182
Starwood Property Mortgage	S-120	Distributions	S-184
General	S-120	Fees and Expenses	S-191
Starwood’s Securitization		Distribution of Excess Interest	S-197
Program	S-121	Prepayment Premiums and
Starwood’s Underwriting		Yield Maintenance Charges	S-197
Standards	S-122	Application Priority of Mortgage
THE DEPOSITOR	S-124	Loan or Loan Combination
THE ISSUING ENTITY	S-124	Collections	S-198
THE SERVICERS	S-126	Assumed Final Distribution
Generally	S-126	Date; Rated Final
The Master Servicer	S-126	Distribution Date	S-200
The Special Servicers	S-130	Realized Losses	S-201
Replacement of the Special Servicer	S-132	Prepayment Interest Shortfalls	S-203
Primary Servicing	S-134	Subordination	S-204
THE TRUSTEE	S-135	Appraisal Reductions	S-205
		Delivery, Form and Denomination	S-209

Book-Entry Registration	S-210	Assignment of the Mortgage Loans	S-242
Definitive Certificates	S-212	Representations and Warranties;
Certificateholder Communication	S-212	Repurchase; Substitution	S-242
Access to Certificateholders’		Certain Matters Regarding the
Names and Addresses	S-212	Depositor, the Master Servicer,
Special Notices	S-212	the Special Servicer and the
Exchange of the Class A-2FL		Operating Advisor	S-244
Certificates	S-212	Events of Default	S-246
Retention of Certain Certificates by		Rights upon Event of Default	S-248
Affiliates of Transaction Parties	S-213	Amendment	S-249
The Swap Agreement	S-213	No Downgrade Confirmation	S-250
YIELD AND MATURITY		Evidence of Compliance	S-252
CONSIDERATIONS	S-214	Voting Rights	S-252
Yield Considerations	S-214	Realization Upon Mortgage Loans	S-253
Weighted Average Life	S-216	Sale of Defaulted Mortgage Loans
Certain Price/Yield Tables	S-219	and REO Properties	S-255
THE POOLING AND SERVICING		Modifications	S-256
AGREEMENT	S-219	Optional Termination	S-259
General	S-219	Servicing Compensation and
Servicing of the Mortgage Loans;		Payment of Expenses	S-260
Collection of Payments	S-219	Special Servicing	S-261
The Directing Holder	S-221	Master Servicer and Special
Limitation on Liability of Directing		Servicer Permitted To Buy
Holder	S-225	Certificates	S-267
The Operating Advisor	S-226	Reports to Certificateholders;
General	S-226	Available Information	S-268
Role of Operating Advisor Prior		Certificate Administrator
to Control Termination		Reports	S-268
Event for Mortgage Loans		Information Available
Other Than Providence		Electronically	S-270
Place Mall Mortgage Loan	S-226	Other Information	S-275
Role of Operating Advisor for		Master Servicer’s Reports	S-275
Providence Place Mall		Exchange Act Filings	S-276
Mortgage Loan, and for the		CERTAIN FEDERAL INCOME TAX
Other Mortgage Loans Only		CONSEQUENCES	S-277
While a Control Termination		General	S-277
Event Has Occurred and Is		Tax Status of Offered Certificates	S-278
Continuing	S-227	Taxation of Regular Interests	S-278
Annual Report	S-228	Taxation of Foreign Investors	S-280
Replacement of the Special		CERTAIN STATE AND LOCAL TAX
Servicer	S-229	CONSIDERATIONS	S-280
Operating Advisor Termination		ERISA CONSIDERATIONS	S-280
Events	S-229	LEGAL INVESTMENT	S-282
Rights upon Operating Advisor		LEGAL MATTERS	S-282
Termination Event	S-230	RATINGS	S-283
Termination of the Operating		LEGAL ASPECTS OF MORTGAGE
Advisor without Cause	S-231	LOANS IN NEW YORK, CALIFORNIA
Operating Advisor		AND TEXAS	S-284
Compensation	S-231
Advances	S-232	ANNEX A-1 – CERTAIN
Accounts	S-236	CHARACTERISTICS OF THE
Enforcement of “Due-On-Sale” and		MORTGAGE LOANS	A-1-1
“Due-On-Encumbrance”		ANNEX A-2 – CERTAIN POOL
Clauses	S-238	CHARACTERISTICS OF THE
Inspections	S-239
Insurance Policies	S-240

MORTGAGE LOANS AND
	MORTGAGED PROPERTIES	A-2-1
ANNEX B –TERM SHEET (INCLUDING
DESCRIPTION OF THE TOP 20
	MORTGAGE LOANS)	B-1
ANNEX C – GLOBAL CLEARANCE,
SETTLEMENT AND TAX
	DOCUMENTATION PROCEDURES	C-1
	ANNEX D – DECREMENT TABLES	D-1
	ANNEX E – PRICE/YIELD TABLES	E-1
ANNEX F – MORTGAGE LOAN SELLER
REPRESENTATIONS AND
	WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO
MORTGAGE LOAN SELLER
REPRESENTATIONS AND
	WARRANTIES	G-1
G-1:	GERMAN AMERICAN CAPITAL
CORPORATION
G-2:	UBS REAL ESTATE SECURITIES INC.
G-3:	LADDER CAPITAL FINANCE LLC
G-4:	STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C. AND AFFILIATES
ANNEX H – COLUMBIA SUSSEX HOTEL
PORTFOLIO AMORTIZATION
	SCHEDULE	H-1
ANNEX I – SOMERBY OF MOBILE
	AMORTIZATION SCHEDULE	I-1
ANNEX J – PROVIDENCE PLACE MALL
	AMORTIZATION SCHEDULE	J-1

SUMMARY OF THE FREE WRITING PROSPECTUS

This summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus and in the accompanying prospectus.

Title of Certificates	DBUBS 2011-LC3 Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
The issuing entity is DBUBS 2011-LC3 Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer.  See “The Issuing Entity” in this free writing prospectus.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation.  Our principal offices are located at 60 Wall Street, New York, New York 10005.  Our telephone number is (212) 250-2500.  See “The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors
German American Capital Corporation, UBS Real Estate Securities Inc., Ladder Capital Finance LLC and Starwood Property Mortgage Sub-2-A, L.L.C. each have acted as a sponsor with respect to the issuance of the certificates.  The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor.  The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the prospectus.

Mortgage Loan Sellers
German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter of Deutsche Bank AG, New York Branch, the swap counterparty with respect to the Class A-2FL Certificates, and of Deutsche Mortgage & Asset Receiving Corporation, the depositor.

UBS Real Estate Securities Inc., a sponsor and an affiliate of UBS Securities LLC, an underwriter.

Ladder Capital Finance LLC, a sponsor and an affiliate of Ladder Capital Securities LLC, an underwriter.

Starwood Property Mortgage Sub-2-A, L.L.C., Starwood Property Mortgage Sub-3, L.L.C., and Starwood Property Mortgage Sub-4, L.L.C., collectively referred to in this free writing prospectus as “Starwood Property Mortgage,” a sponsor.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance		% of Initial Outstanding Pool Balance
German American Capital Corporation	13	$593,528,873		42.4%
UBS Real Estate Securities Inc.	15	$472,565,155	(1)	33.8%
Ladder Capital Finance LLC	11	$177,959,485		12.7%
Starwood Property Mortgage	4	$154,403,972		11.1%

(1)	Does not include the non-pooled trust components of the Providence Place Mall mortgage loan.

Originators	Except as indicated in the following sentences, each mortgage loan seller or one of its affiliates originated each of the mortgage loans as to which it is acting as mortgage loan seller.

The mortgage loans identified on Annex A-1 to this free writing prospectus as One Biscayne, Ridgeway Shopping Center, 226-230 West 97th Street, and Harbor Properties (the “JPMIM Mortgage Loans”) representing 12.2% of the outstanding pool balance as of the cut-off date and as to which German American Capital Corporation is acting as mortgage loan seller, are mortgage loans that were originated or restated and/or amended by affiliates of J.P. Morgan Investment Management Inc. and have been acquired by German American Capital Corporation.  The mortgage loans identified on Annex A-1 to this free writing prospectus as The Townsend Hotel and Hotel Modera (the “CBRE Mortgage Loans”) representing 3.4% of the outstanding pool balance as of the cut-off date and as to which German American Capital Corporation is acting as mortgage loan seller, are mortgage loans that were originated by CPUSI Co-Investment Holdings, LLC (an affiliate of CBRE Capital Partners U.S. Holdings I, LLC) and has been acquired by German American Capital Corporation.

The mortgage loan identified on Annex A-1 to this free writing prospectus as Albany Mall (the “RB Mortgage Loan”) representing 2.1% of the outstanding pool balance as of the cut-off date and as to which UBS Real Estate Securities Inc. is acting as mortgage loan seller, is a mortgage loan that was originated by Regions Bank (or an affiliate thereof) and have been acquired by UBS Real Estate Securities Inc.

The mortgage loans identified on Annex A-1 to this free writing prospectus as Hamilton Portfolio and Grassmere, representing 1.7% and 1.1%, respectively, of the outstanding pool balance as of the cut-off date and as to which Starwood Property Mortgage Sub-4, L.L.C. and Starwood Property Mortgage Sub-2-A, L.L.C., respectively, are acting as mortgage loan sellers, are mortgage loans that were originated by Regions Bank (or an affiliate thereof) and have been acquired by Starwood Property Mortgage Sub-4, L.L.C. and Starwood Property Mortgage Sub-2-A, L.L.C., respectively.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans sold to the depositor.  See “The Servicers—The Master Servicer” in this free writing prospectus.  The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans:  (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout.  In addition, the master servicer will be the primary party responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that it is servicing, subject in each case to a nonrecoverability determination.  The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan serviced by the master servicer (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this free writing prospectus for each mortgage loan (net of the trustee fee rate, operating advisor fee rate and certificate administrator fee rates) multiplied by the stated principal balance of the related mortgage loan.  The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.  See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be responsible for the servicing and administration of the specially serviced loans and REO properties (except with respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Providence Place Mall under the pooling and servicing agreement.  See “The Servicers—The Special Servicers” and “The Pooling and Servicing Agreement—Special Servicing” in this free writing prospectus.  Midland Loan Services was appointed to be the special servicer by CPUSI Co-Investment SS Securities, LLC, which is expected to be the initial directing holder (other than with respect to the mortgage loans that are part of a split loan structure) and, on the Closing Date, is expected to purchase the Class E, Class F and Class G certificates.  The primary servicing office of Midland Loan Services is located at 10851 Mastin Street, Building

82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.

Wells Fargo Bank, National Association, a national banking association, will be responsible for the servicing and administration of the specially serviced loan and REO property relating to the Providence Place Mall under the pooling and servicing agreement. See “The Servicers—The Special Servicers” and “The Pooling and Servicing Agreement—Special Servicing” in this free writing prospectus.  The principal west coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, MAC D1086-120, Charlotte, North Carolina 28202.

Unless otherwise specified in this free writing prospectus, each reference to a “special servicer” is intended to apply to each of Midland Loan Services, a Division of PNC Bank, National Association, and Wells Fargo Bank, National Association; provided, however, that when used in the context of a specific mortgage loan, the reference to “special servicer” is intended to mean (i) Midland Loan Services, a Division of PNC Bank, National Association, with respect to each mortgage loan other than the Providence Place Mall mortgage loan, and (ii) Wells Fargo Bank, National Association only, with respect to the Providence Place Mall mortgage loan.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related companion loans) or REO loan (or mortgage loan or loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly.  The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer).  The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan (or, in the case of the Providence Place Mall mortgage loan, the lesser of (1) 0.5% of each such collection and (2) $1,250,000 in the aggregate with respect to any such workout).

A liquidation fee will generally be payable with respect to each specially serviced loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this free writing prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds.  The liquidation fee for each specially serviced loan will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000 (or, in the case of the Providence Place Mall mortgage loan, the lesser of (1) 0.5% of such payment or proceeds and (2) $1,250,000).

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or loan combination will be subject to an aggregate cap per mortgage loan or loan combination of $1,000,000 (or, in the case of the Providence Place Mall mortgage loan, $1,250,000) as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.  Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders.  See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

Primary Servicer
Bank of America, National Association, a national banking association, will act as primary servicer with respect to 18 of the mortgage loans (other than the Providence Place Mall mortgage loan), which are being transferred to the depositor by UBS Real Estate Securities Inc. and Starwood Property Mortgage.  These mortgage loans represent 40.9% of the initial mortgage pool balance.  See “The Servicers—Primary Servicing” in this free writing prospectus.  The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received.

Trustee
U.S. Bank National Association, a national banking association. The corporate trust offices of U.S. Bank National Association are located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity.  In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.  See “The Trustee” in this free writing prospectus.

Certificate Administrator
and Custodian
Wells Fargo Bank, National Association, a national banking association.  The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113.

The certificate administrator will be responsible for:  (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  In addition, the certificate administrator will have additional duties with respect to tax administration.  See “The Certificate Administrator and Custodian” in this free writing prospectus.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0032% per annum of the stated principal balance of the related mortgage loan.  The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	TriMont Real Estate Advisors, Inc., a Georgia corporation.

With respect to (i) the mortgage loans other than the Providence Place Mall mortgage loan, at any time during the period when a “Control Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing and (ii) with respect to the Providence Place Mall mortgage loan:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and the pooling and servicing agreement;

(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required to prepare an annual report to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

With respect to (i) the mortgage loans other than the Providence Place Mall mortgage loan, after the occurrence and continuance of a “Consultation Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus and (ii) the Providence Mall mortgage loan, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan (including the principal balances of the non-pooled trust components of the Providence Place Mall mortgage loan) in the issuing entity and the operating advisor fee rate of 0.0017% per annum.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this free writing prospectus.

Swap Counterparty
Deutsche Bank AG, New York Branch will provide an interest rate swap agreement for the benefit of the Class A-2FL certificates, as described under “Description of the Swap Agreement” in this free writing prospectus.

Affiliates and Other Relationships
All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.  German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, Deutsche Bank AG, New York Branch, the swap counterparty with respect to the Class A-2FL Certificates, and Deutsche Mortgage & Asset Receiving Corporation, the depositor, are affiliates of each other.

UBS Real Estate Securities Inc., which is a sponsor and mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter.

Ladder Capital Finance LLC, which is a sponsor and mortgage loan seller, is an affiliate of Ladder Capital Securities LLC, an underwriter.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, Deutsche Bank AG, New York Branch, the swap counterparty, and

Deutsche Mortgage & Asset Receiving Corporation, the depositor), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC, Starwood Property Mortgage Sub-4, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and Starwood Property Mortgage Sub-3, L.L.C. through various repurchase facilities.  Some or all of the mortgage loans that Ladder Capital Finance LLC, Starwood Property Mortgage Sub-4, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and Starwood Property Mortgage Sub-3, L.L.C. will transfer to the depositor are subject to those repurchase facilities.  Proceeds received by Ladder Capital Finance LLC, Starwood Property Mortgage Sub-4, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and Starwood Property Mortgage Sub-3, L.L.C. in connection with the contribution of mortgage loans to this securitization transaction may be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator and the 17g-5 information provider.  Ladder Capital Finance LLC is a mortgage loan seller and a sponsor.  Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and Ladder Capital Finance LLC and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, all or substantially all of the mortgage loans to be contributed by Ladder Capital Finance LLC.  Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and German American Capital Corporation and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by German American Capital Corporation.  Starwood Property Mortgage is a mortgage loan seller and a sponsor.  Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and Starwood Property Mortgage and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Starwood Property Mortgage and those affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by Starwood Property Mortgage.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Conflicts of Interest” in this free writing prospectus.

Other Significant Parties
The mortgaged real properties related to the underlying mortgage loans identified on Annex A-1 to this free writing prospectus as Three Allen Center and Times Square Hotel Portfolio, represent 11.8% and 10.0%, respectively, of the initial mortgage pool balance.  See “Description of the Mortgage Pool—Significant Mortgage Loans” in this free writing prospectus.

The Directing Holder
With respect to each mortgage loan, other than the mortgage loans identified on Annex A-1 to this free writing prospectus as Providence Place Mall and Somerby of Mobile, the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement. With respect to each mortgage loan that is part of a split loan structure, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class.  No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time none of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the consent rights of the directing holder will terminate, and the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time none of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any realized losses (but without regard to appraisal reduction amounts) allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, all of the rights of the directing holder will terminate.  See “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

It is anticipated that CPUSI Co-Investment SS Securities, LLC will be the initial directing holder with respect to each mortgage loan (other than the Providence Place Mall and Somerby of Mobile mortgage loans).  There will be no directing holder and no holder will have control rights with respect to the Providence Place Mall mortgage loan.

Underwriters
Deutsche Bank Securities Inc., UBS Securities LLC, Ladder Capital Securities LLC, J.P. Morgan Securities LLC and Nomura Securities International, Inc. are the underwriters.  Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank AG, New York Branch, the swap counterparty with respect to the Class A-2FL Certificates, and Deutsche Mortgage & Asset Receiving Corporation, the depositor.  Ladder Capital Securities LLC is an affiliate of Ladder Capital Finance LLC, one of the sponsors and mortgage loan sellers.  UBS Securities LLC is an affiliate of UBS Real Estate Securities Inc., one of the sponsors and mortgage loan sellers.  The underwriters are required to purchase the certificates offered in this free writing prospectus from the depositor (in the amounts set forth under the heading “Method of Distribution” in the final prospectus supplement), subject to certain conditions.

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in August 2011 and the date of origination of each mortgage loan.

Closing Date	On or about August 30, 2011.

Distribution Date	The fourth business day following the determination date in each month, commencing in September 2011. The initial distribution date will be September 12, 2011.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in September 2011.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class A-2FL, Class V, Class LR and Class R certificates) and the Class A-2C regular interest, the calendar month immediately preceding the month in which the distribution date occurs.  With respect to the Class A-2FL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the Closing Date) to, but excluding, the related distribution date.  Calculations of interest due in respect of each class of certificates (other than the Class A-2FL, Class V, Class LR and Class R certificates) and the Class A-2C regular interest will be made on the basis of a 360-day year consisting of twelve 30-day months. Calculations of interest due in respect of the Class A-2FL certificates will be made on the basis of the actual number of days in the related interest accrual period and a 360-day year.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following 4 classes of commercial mortgage pass-through certificates comprising the DBUBS 2011-LC3 Commercial Mortgage Pass-Through Certificates:

•	Class A-1
•	Class A-2FX
•	Class A-3
•	Class A-4

The trust to be created by the depositor will consist of a total of 25 classes, the following 21 of which are not being offered through this free writing prospectus and the accompanying prospectus: Class A-2FL, Class A-2C, Class A-M, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class V, Class R, Class LR, Class PM-X, Class PM-1, Class PM-2, Class PM-3, Class PM-4, Class PM-5 and Class PM-6.

The certificates will represent beneficial ownership interests in the issuing entity.  The issuing entity’s assets will primarily consist of 43 fixed-rate mortgage loans.  The mortgage loans are secured by first liens on 64 commercial, multifamily and manufactured housing community properties.

All or a portion of the Class A-2FL certificates may be exchanged for Class A-2C certificates, as described in “Description of the Offered Certificates—Exchange of the Class A-2FL Certificates” in this free writing prospectus.  The Class A-2FL and Class A-2C certificates are not offered by this free writing prospectus and the accompanying prospectus.

Certificate Balances	The offered certificates have the approximate aggregate initial certificate balance set forth below, subject to a permitted variance of plus or minus 5.0%.

Class A-1	$97,779,000
Class A-2FX	$571,771,000
Class A-3	$97,268,000
Class A-4	$112,102,000

The certificates that are not offered in this free writing prospectus (other than the Class V, Class R and Class LR certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under “Executive Summary—Certificates” in this free writing prospectus.

The Class X-A, Class X-B and Class PM-X certificates will not have a principal balance or entitle their holders to distributions of principal.  The Class X-A, Class X-B and Class PM-X certificates will, however, represent the right to receive distributions of interest accrued as described in this free writing prospectus on a notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, A-2FX, Class A-3, Class A-4 and Class A-M certificates and the Class A-2C regular interest outstanding from time to time.  The total initial notional balance of the Class X-A certificates will be approximately $1,106,529,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of each of the Class B, Class C, Class D, Class E, Class F and Class G certificates outstanding from time to time.  The total initial notional balance of the Class X-B certificates will be approximately $291,928,485.

The Class A-2C certificates will have an initial certificate balance of $0 and are not offered by this free writing prospectus.

Pass-Through Rates	The certificates will accrue interest at an annual rate called a pass-through rate which (other than for the Class PM certificates) is set forth below:

•
The pass-through rates applicable to the Class A-1, Class A-2FX, Class A-2C, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates and the Class A-2C regular interest will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in the case of the Providence Place Mall mortgage loan, taking into account the interest rate and principal balance of the pooled senior trust component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

•
The pass-through rate applicable to the Class A-2FL certificates will be equal to a LIBOR-based floating rate.  If there is a continuing payment default on the part of the swap counterparty under the swap agreement, or if the swap agreement is terminated and not replaced, then the pass-through rate applicable to the Class A-2FL certificates will convert to the pass-through rate of the Class A-2C regular interest.

•
The Class V, Class R and Class LR certificates will not have pass-through rates.  See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

•
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately ____% per annum and (ii) Class X-B certificates will equal approximately ____% per annum.

•
The pass-through rate for the Class X-A certificates for any distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.  Each of those components will be comprised of the total certificate balance of each of the Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-M certificates and the Class A-2C regular interest.  For purposes of the accrual of interest on the Class X-A certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-A strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate (or in the case of the Providence Place Mall mortgage loan, taking into account the interest rate and principal balance of the pooled senior trust component only) for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates or Class A-2C regular interest corresponding to such component.

•
For a more detailed discussion of the Class X-A strip rates and the pass-through rate applicable to the Class X-A certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

•
The pass-through rate for the Class X-B certificates for any distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-B strip rates, at which interest accrues from time to time on the respective components of the notional balance of the Class X-B certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.  Each of those components will be comprised of the total certificate balance of each of the Class B, Class C, Class D, Class E, Class F and Class G certificates.  For purposes of the accrual of interest on the Class X-B certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-B strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate (or in the case of the Providence Place Mall mortgage loan, taking into account the interest rate and principal balance of the pooled senior trust component only) for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

•
For a more detailed discussion of the Class X-B strip rates and the pass-through rate applicable to the Class X-B certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Assumed Final Distribution Date;
Rated Final Distribution Date
The assumed final distribution dates of the offered certificates are set forth below.  Such dates were calculated based on numerous assumptions as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date; Rated Final Distribution Date.”  Accordingly, in the event of defaults on the mortgage loans, the actual final distribution date for one or more classes of the offered certificates may be later, and could be substantially later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	January 2016
Class A-2FX	September 2016
Class A-3	April 2021
Class A-4	June 2021

The “Rated Final Distribution Date” of the certificates will be the distribution date in August 2044.

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions in respect each class of certificates, other than the Class PM certificates, from available funds (excluding any amounts attributable to the non-pooled trust components of the Providence Place Mall mortgage loan) in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation, except in respect of the distribution of interest among the Class A-1, Class A-2FX, Class A-3, Class A-4, Class X-A and Class X-B certificates and the Class A-2C regular interest, which will have the same senior priority, and

(ii)	if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation.

The Class PM certificates will only be entitled to distributions from amounts collected on the non-pooled trust components of the Providence Place Mall mortgage loan.

A description of the principal and interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Mortgage Pool Available Funds” in this free writing prospectus.

The Class V certificates will not be entitled to distributions of interest or principal other than Excess Interest. Neither of the Class X-A nor Class X-B certificates will be entitled to any distributions of principal.

Prepayment Premiums;
Yield Maintenance Charges
Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.

Prepayment and Yield
Considerations
The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations.  The yield to maturity on each class of certificates offered in this free writing prospectus will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class.  See “Risk Factors—Risks Related to the Offered Certificates,” “—Risks Related to Prepayment and Repurchases” and “—Yield Considerations” and “Yield and Maturity Considerations” in this free writing prospectus and “Yield and Maturity Considerations” in the prospectus.

Subordination; Allocation of
Losses and Certain Expenses
The chart below describes the manner in which the rights of various classes (other than the Class V certificates and the classes constituting the Class PM certificates) will be senior to the rights of other classes.  This subordination will be effected in two ways:  (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order.  However, no principal payments or principal losses will be allocated to the Class X-A or Class X-B certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A or Class X-B certificates will reduce the notional balances of the Class X-A or Class X-B certificates and, therefore, the amount of interest those classes accrue.

swap counterparty		Class A-1, Class A-2FX, Class A-2C(1), Class A-3, Class A-4, Class X-A(2) and Class X-B(2) certificates and Class A-2C regular interest(1)

Class A-M certificates

Class B certificates
Class A-2FL certificates(1)
Class C certificates

Class D certificates

Class E certificates

Class F certificates

Class G certificates

Class R and Class LR certificates(3)

(1)
The Class A-2C regular interest is entitled to receive fixed rate interest payments from the trust which are allocated between the Class A-2C and Class A-2FL certificates as described in this free writing prospectus.  The Class A-2FL certificates are entitled to receive floating rate interest payments from the swap counterparty under the swap agreement in exchange for the portion of the fixed rate interest payments of the Class A-2C regular interest allocable to the Class A-2FL certificates.

(2)	The Class X-A and Class X-B certificates are interest-only certificates.

(3)	The Class R and Class LR certificates will not be entitled to principal or interest distributions.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this free writing prospectus.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest (other than in respect of the non-pooled trust components of the Providence Place Mall mortgage loan) that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class.  See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus.

Shortfalls in Mortgage
Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

•
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation);

•
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Swap Agreement
On the closing date, the certificate administrator, on behalf of the issuing entity, will enter into an interest rate swap agreement related to the Class A-2FL certificates with Deutsche Bank AG, New York Branch, which, as of the date of this free writing prospectus, has a long-term senior debt rating of “A+ (outlook stable)” by Standard & Poor’s Ratings Services, “Aa3 (outlook stable)” by Moody’s Investors Service, Inc. and “AA- (outlook negative)” by Fitch, Inc.  By virtue of the swap agreement, the Class A-2FL certificates will be floating rate certificates.

See “Description of the Offered Certificates—The Swap Agreement” in this free writing prospectus.

Advances

A. General
The master servicer is required to advance delinquent monthly payments on a mortgage loan (including payments with respect to the non-pooled trust components of the Providence Place Mall mortgage loan) (but not any related companion loan) if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan.  A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity).  The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any Excess Interest accruing on an anticipated repayment date loan).  The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments.  If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees.  Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan.  In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this free writing prospectus, subject to a recoverability determination.

The master servicer will also be obligated (subject to the limitations described in this free writing prospectus) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property.  The master servicer will also be required to make property advances with respect to the mortgaged properties securing the Providence Place Mall mortgage loan (which includes non-pooled trust components not included in the mortgage pool) and the Somerby of Mobile loan combination (which includes a loan that is included in the issuing entity and one or more related subordinate companion loans that are not included in the mortgage pool, and, with respect to the Providence Place Mall mortgage loan, also includes pari passu non-pooled senior components that are not included in the mortgage pool).  (For the avoidance of doubt, the master servicer will be required to make such advances with respect to the non-pooled trust components of the Providence Place Mall mortgage loan.)  The master servicer will not be required to make an advance to the extent that it has received written notice that the special servicer determines that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance.  The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of non-recoverability.  The trustee will be entitled to conclusively rely on the determination of non-recoverability made by the master servicer or the special servicer.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses.  Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this free writing prospectus and thus will cause losses to be borne by certificateholders in the priority specified in this free writing prospectus.  Nonrecoverable advances made in respect of the Providence Place Mall mortgage loan may not be reimbursed directly from any other collections on the mortgage loans except for a pro rata portion of such advances allocable to the pooled senior trust component of the Providence Place Mall mortgage loan.  Nonrecoverable advances made in respect of a mortgage loan other than the Providence Place Mall mortgage loan may not be reimbursed directly from any collections on the Providence Place Mall mortgage loan allocable to the non-pooled trust components of the Providence Place Mall mortgage loan.  The master servicer and the trustee will be entitled to interest on any advances made.

This interest will accrue at the rate and is payable under the circumstances described in this free writing prospectus.  Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

None of the master servicer, the certificate administrator or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-2FL certificates or be liable for any breakage, termination or other costs owed by the issuing entity to the swap counterparty.

See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

B. Appraisal Reduction Event
Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or loan combinations having a principal balance under $2,000,000, at the special servicer's option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property).  Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount.  The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this free writing prospectus:

•	Description of the Mortgage Pool;

•	Annex A-1 (Certain Characteristics of the Mortgage Loans);

•	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

•	Annex B (Term Sheet).

All numerical information provided in this free writing prospectus with respect to the mortgage loans is approximate.  All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.  For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated asset amount attributed to such mortgaged property.

The assets of the issuing entity also include the non-pooled trust components of the Providence Place Mall mortgage loan.  Although the non-pooled trust components of the Providence Place Mall mortgage loan are assets of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this free writing prospectus, the non-pooled trust components of the Providence Place Mall mortgage loan are not reflected in this free writing prospectus and the term “mortgage loan” in that context does not include the non-pooled trust components of the Providence Place Mall mortgage loan unless otherwise indicated.  The non-pooled trust components of the Providence Place Mall mortgage loan support only the Class PM certificates.  Information in the tables in this free writing prospectus excludes the non-pooled trust components of the Providence Place Mall mortgage loan unless otherwise stated.

All information presented in this free writing prospectus with respect to a mortgage loan with a companion loan is calculated without regard to the related companion loan unless otherwise indicated.  See “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus for more information regarding the aggregate loan-to-value ratio and debt service coverage ratio for a mortgage loan with a companion loan.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated.  The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.

	All Mortgage Loans
Number of Mortgage Loans	43
Number of Mortgaged Properties	64
Number of Balloon Mortgage Loans(1)	31
Number of Partial Interest-Only Mortgage Loans(2)	9
Number of Interest-Only Mortgage Loans(3)	3
Aggregate Principal Balance	$1,398,457,485

Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$2,644,532
Maximum Mortgage Loan Balance	$164,571,307

Average Mortgage Loan Principal Balance	$32,522,267

Range of Mortgage Rates
Minimum Mortgage Rate	4.598%
Maximum Mortgage Rate	7.500%

Weighted Average Mortgage Rate	5.533%

Range of Original Terms to Maturity(4)
Minimum Original Term(4)	60 months
Maximum Original Term(4)	121 months

Weighted Average Original Term to Maturity(4)	94 months

Range of Remaining Terms to Maturity(4)
Minimum Remaining Term(4)	46 months
Maximum Remaining Term(4)	120 months

Weighted Average Remaining Term to Maturity(4)	85 months

Range of Remaining Amortization Terms(5)
Minimum Remaining Amortization Term(5)	226 months
Maximum Remaining Amortization Term(5)	360 months

Weighted Average Remaining Amortization Term(5)	345 months

Range of Loan-to-Value Ratios(6)
Minimum Loan-to-Value Ratio(6)	32.1%
Maximum Loan-to-Value Ratio(6)	74.8%

Weighted Average Loan-to-Value Ratio(6)	58.0%

Range of U/W NCF Debt Service Coverage Ratios(6)(7)
Minimum U/W NCF Debt Service Coverage Ratio(6)(7)	1.21	x
Maximum U/W NCF Debt Service Coverage Ratio(6)(7)	3.47	x

Weighted Average U/W NCF Debt Service Coverage Ratio(6)(7)	1.71	x

Range of U/W NOI Debt Yields(6)
Minimum U/W NOI Debt Yield(6)	7.9%
Maximum U/W NOI Debt Yield(6)	27.6%

Weighted Average U/W NOI Debt Yield(6)	12.8%

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans. Includes one anticipated repayment date mortgage loan.

(2)
Nine (9) mortgage loans, (not including anticipated repayment date mortgage loans) representing 35.4% of the outstanding pool balance as of the cut-off date, have a partial interest-only period.  The interest-only periods for these mortgage loans range from 4 months to 59 months following the cut-off date.

(3)	Includes one anticipated repayment date mortgage loan that provides for interest-only payments through its anticipated repayment date.

(4)	Calculated with respect to an anticipated repayment date for 2 mortgage loans, representing 2.6% of the outstanding pool balance as of the cut-off date.

(5)	Excludes 3 mortgage loans, each of which pay interest only until their respective maturity date or anticipated repayment date, as applicable.

(6)
For the Providence Place Mall Mortgage Loan, the numerical and statistical information related to the loan-to-value ratios and debt yields includes the pooled senior trust component and the non-pooled senior trust component, but does not include the non-pooled junior trust component.  For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the cut-off date on the pooled senior trust component, the non-pooled senior trust component and the non-pooled senior interest-only trust component.

(7)
Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap-year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity (or its anticipated repayment date), such items are calculated based on the interest payments scheduled to be due on the due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or the anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period).

B. Split Loan Structures
The mortgage loan identified as Somerby of Mobile, representing approximately 1.1% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $15,500,000, is secured by a mortgaged property that also secures a subordinate loan that is not included in the mortgage pool, which subordinate companion loan has an outstanding principal balance as of the cut-off date of $4,750,000.  The subordinate companion loan will be subordinate in right of payment to the Somerby of Mobile loan.  The Somerby of Mobile subordinate companion loan is currently held by Starwood Property Mortgage, L.L.C.  The holder of the Somerby of Mobile subordinate companion loan has certain rights with respect to the senior loan included in the issuing entity as described under “Description of the Mortgage Pool—Split Loan Structures—The Somerby of Mobile Loan Combination.”  The pooling and servicing agreement will govern the servicing of the Somerby of Mobile loan and its corresponding subordinate companion loan.  For additional information regarding the Somerby of Mobile loan, see “Description of the Mortgage Pool—Split Loan Structures—The Somerby of Mobile Loan Combination” in this free writing prospectus.

The mortgage loan identified on Annex A-1 to this free writing prospectus as Providence Place Mall will be divided into a pooled senior trust component having a cut-off date balance of $54,840,367, a non-pooled senior trust component having a cut-off date balance of $140,100,000, a non-pooled senior interest-only trust component having a cut-off date notional amount of $54,840,367 and a non-pooled junior trust component having an aggregate cut-off date balance of $114,163,093.  The pooled senior trust component and non-pooled senior trust components will be pari passu in right of payment of interest and principal, as applicable, received in respect of the Providence Place Mall mortgage loan, and the pooled senior trust component and the non-pooled senior trust components, collectively, will be senior to the non-pooled junior trust component in right of payment of interest and principal, as applicable, received in respect of the Providence Place Mall mortgage loan.

The amortization schedule applicable to the Providence Place Mall mortgage loan, including the pooled senior trust component and the non-pooled trust components is attached to this free writing prospectus as Annex J hereto.

The trust components of the Providence Place Mall mortgage loan are as set forth below.

Providence Place Mall Trust Components	Cut-Off Date Principal Amount or Notional Amount	Component Interest Rate
PM Pooled Senior Component	$54,840,367	4.8549%
PM Non-Pooled Senior Component	$140,100,000	5.2400%
PM Non-Pooled Senior Interest-Only Component	$54,840,367	0.3851%
PM Non-Pooled Junior Component	$114,163,093	5.2400%

The pooled senior trust component of the Providence Place Mall mortgage loan will be pooled together with the other mortgage loans and interest and principal received in respect of the pooled senior trust component of the Providence Place Mall mortgage loan will be available to make distributions in respect of each class of certificates other than the Class PM certificates.  Payments of interest and principal, as applicable, received in respect of the non-pooled senior trust components and the non-pooled junior trust component of the Providence Place Mall mortgage loan will be available to make distributions in respect of the Class PM certificates.

Principal received in respect of the Providence Place Mall mortgage loan will be applied, first, pro rata, to reduce the principal balances of the pooled senior trust component and the non-pooled senior trust component, until those balances are reduced to zero, and then, to reduce the principal balances of each of the non-pooled junior trust component, in each case, until its principal balance is reduced to zero.  As further described in this free writing prospectus, losses with respect to the Providence Place Mall mortgage loan will be allocated first to the non-pooled junior trust component and then, pro rata, to the pooled senior trust component, non-pooled senior trust component and, in the case of interest, the non-pooled senior interest-only trust component. Losses with respect to the other mortgage loans will not be allocated to the non-pooled trust components of the Providence Place Mall mortgage loan or the Class PM certificates.

Although the non-pooled trust components of the Providence Place Mall mortgage loan are assets of the issuing entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the non-pooled trust components of the Providence Place Mall mortgage loan are not reflected in this free writing prospectus and the term “mortgage loan” in that context does not include the non-pooled trust components of the Providence Place Mall mortgage loan.

C. ARD Loans
The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Inland-SuperValu/Walgreens Portfolio and Grassmere, respectively, each provide that if the subject mortgage loan is not paid in full as of a specified date, referred to herein as an “anticipated repayment date,” then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan.  Failure to pay any such mortgage loan on its anticipated repayment date will not constitute an event of default.

D. Security for the Mortgage Loans	All of the mortgage loans, representing 100.0% of the outstanding pool balance as of the cut off date will consist of mortgage loans secured by first liens on mortgaged properties.

E. Nonrecourse
Substantially all of the mortgage loans are or should be considered nonrecourse obligations.  No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F. Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property, a fee simple estate in the land beneath an income producing property, or, in the case of certain mortgaged properties, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate, as set forth in the following table:

Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)	56	83.1%
Leasehold Estate	6	9.7%
Partial Fee/Leasehold Estate	2	7.3%
Total	64	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

G. Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Office	14	$539,788,432	38.6%
CBD	7	$344,087,765	24.6%
Suburban	4	$145,404,640	10.4%
Medical	3	$50,296,028	3.6%
Retail	16	$336,421,464	24.1%
Anchored(2)	16	$336,421,464	24.1%
Hospitality	13	$311,331,681	22.3%
Multifamily	10	$132,473,442	9.5%
Mixed Use	2	$28,805,715	2.1%
Healthcare	2	$24,242,361	1.7%
Other	4	$15,000,117	1.1%
Leased Fee	3	$9,405,178	0.7%
Parking Garage	1	$5,594,940	0.4%
Manufactured Housing Community	3	$10,394,274	0.7%
Total/Weighted Average	64	$1,398,457,485	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	Includes single tenant properties.

H. Property Locations
The mortgaged properties are located in 27 separate states.  The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
New York	11	$265,204,174	19.0%
California	9	$219,706,962	15.7%
Texas	4	$210,961,368	15.1%
Delaware	1	$94,000,000	6.7%
Florida	2	$91,245,108	6.5%

Because the foregoing table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

I. Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
1	0	4	22.6%
1	10	1	1.4%
6	0	38	76.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan.  The information in the table above is based on the related loan documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 for information on the number of days before a payment default is an event of default under each mortgage loan.

J. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Balloon(1)	30	$773,260,774	55.3%
Partial Interest-Only(2)	9	$494,400,000	35.4%
Interest-Only(3)	2	$94,500,000	6.8%
Interest-Only, Anticipated Repayment Date	1	$21,343,000	1.5%
Balloon, Anticipated Repayment Date(1)	1	$14,953,711	1.1%
Total	43	$1,398,457,485	100.0%

(1)	Does not include mortgage loans that are interest-only through the related maturity date or anticipated repayment date, as applicable, or partial interest-only mortgage loans.

(2)
Includes 9 mortgage loans that pay interest-only for a period ranging from the first 4 scheduled payments to the first 59 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such mortgage loan.  Each such mortgage loan therefore has an expected balloon balance at the maturity date.  Does not include anticipated repayment date mortgage loans.

(3)	Does not include anticipated repayment date mortgage loans.

K.	Modified and Refinanced
Loans	As of the cut-off date, none of the mortgage loans have been modified due to previous delinquencies or impending delinquencies.

As of the cut-off date, 3 of the mortgage loans identified on Annex A-1 to this free writing prospectus as Columbia Sussex Hotel Portfolio, Grassmere and The Falls at Westover Hills, representing 10.2% of the initial outstanding pool balance, are refinancings of other mortgage loans that were previously delinquent.  For example, with respect to each of the Mortgage Loans identified on Annex A-1 to this free writing prospectus as Columbia Sussex Hotel Portfolio and Grassmere, the proceeds of the related mortgage loan were used to refinance a prior mortgage loan that was beyond its maturity date.

L.	Properties Underwritten
Based on Projections of
Future Income
Three (3) of the mortgage loans, representing 3.3% of the outstanding pool balance as of the cut-off date, are secured in whole or in part by mortgaged properties that were recently acquired by the related borrowers within 6 calendar months of the cut-off date that, in each case either have no prior operating history or do not have historical financial information.

M.	Voluntary Prepayment
Provisions; Defeasance Loans
The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period (which is no less than 9 months following the cut-off date or closing date of securitization) except with respect to the 4 mortgage loans that have no lockout period remaining, as described below:

Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Defeasance(1)	28	$924,321,636	66.1%
Lockout/ Yield Maintenance	11	$303,210,157	21.7%
Yield Maintenance	3	$151,661,314	10.8%
Freely Prepayable	1	$19,264,378	1.4%
Total	43	$1,398,457,485	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least 2 years after the closing date.

Lock-Out Period for Yield Maintenance Loans

Except as described in the footnotes below, each of the mortgage loans listed in the table below permits prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount, except in the case of 2 mortgage loans noted below), in certain circumstances, following a lock-out period as indicated in the following table:

Mortgage Loan	Aggregate Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut-off Date)
Columbia Sussex Hotel Portfolio	$100,000,000	7.2%	29
One Biscayne	$83,000,000	5.9%	0
Ridgeway Shopping Center(1)	$49,598,568	3.5%	0
Paddock at Eastpoint	$39,500,000	2.8%	10
Montgomery Plaza	$28,970,529	2.1%	10
Wilshire West Medical Center	$27,930,992	2.0%	9
Hotel Modera	$24,387,448	1.7%	24
Inland-SuperValu/Walgreens Portfolio	$21,343,000	1.5%	24
Harbor Properties(1)	$19,062,746	1.4%	0
Feasterville Shopping Center	$15,000,000	1.1%	48
Brotman Physicians Plaza	$14,185,245	1.0%	10
Winsor Ranch Shopping Center	$14,171,814	1.0%	34
220-230 West Kinzie Street	$9,541,337	0.7%	24
Northridge Medical Tower	$8,179,791	0.6%	9

(1)	Permits prepayment with a yield maintenance charge.

The mortgage loans that are subject to yield maintenance provisions generally provide for a period prior to maturity (generally 1 to 5 payments) during which prepayments may be made without any penalty or yield maintenance charge.

All of the mortgage loans that permit voluntary prepayment or defeasance (other than certain of the JPMIM Mortgage Loans) require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

N.	Certain Variances from
Underwriting Standards
The GACC Mortgage Loans (other than those that are JPMIM Mortgage Loans or CBRE Mortgage Loans) were originated in accordance with GACC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this free writing prospectus.  The JPMIM Mortgage Loans were not originated by GACC for securitization, but were acquired from a third party, and therefore do not conform in all respects with GACC’s underwriting guidelines, as further described under “Risk Factors—Risks Related to the Mortgage Loans—The JPMIM Mortgage Loans Were Not Specifically Originated for Securitization” and “Risk Factors—Risks Related to the Mortgage Loans—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this free writing prospectus.  The CBRE Mortgage Loans were not originated by GACC for securitization, but were acquired from a third party, and therefore do not conform in all respects with GACC’s underwriting guidelines, as further described under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation GACC’s Underwriting Standards—Exceptions” in this free writing prospectus supplement.

The UBSRES Mortgage Loans were originated in accordance with UBSRES’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—UBS Real Estate Securities Inc.—UBSRES’s Underwriting Standards” in this free writing prospectus.

The LCF Mortgage Loans were originated in accordance with LCF’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes” in this free writing prospectus.

The Starwood Mortgage Loans were originated in accordance with Starwood’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Starwood Mortgage Property—Starwood’s Underwriting Standards” in this free writing prospectus.

O.	Mortgage Loans with
Related Borrowers
Two groups of mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the two groups representing 3.6% and 2.4%, respectively, of the outstanding pool balance as of the cut-off date.  The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P. Significant Mortgage Loans

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	Cut-off Date U/W NCF DSCR		Cut-off Date LTV		LTV Ratio at Maturity		Cut-off Date U/W NOI Debt Yield
Three Allen Center	$164,571,307	11.8%	6.1200%	57	1.38	x	61.0%		57.3%		10.9%
Times Square Hotel Portfolio	$140,000,000	10.0%	5.5036%	58	1.58	x	59.8%		56.5%		11.7%
Quadrus Office Park	$112,000,000	8.0%	5.1400%	119	1.42	x	52.8%		45.9%		9.7%
Columbia Sussex Hotel Portfolio	$100,000,000	7.2%	5.0000%	53	3.47	x	32.1%		29.7%		27.6%
Dover Mall and Commons	$94,000,000	6.7%	5.5705%	120	1.25	x	72.9%		61.0%		9.1%
One Biscayne	$83,000,000	5.9%	6.1700%	60	2.19	x	52.5%		52.5%		15.1%
Providence Place Mall(1)	$54,840,367	3.9%	4.8549%	117	2.57x	(1)	34.9	%(1)	26.3	%(1)	19.5	%(1)
Ridgeway Shopping Center	$49,598,568	3.5%	5.5200%	74	2.43	x	38.7%		33.9%		18.4%
Lighthouse Building	$45,000,000	3.2%	5.8700%	119	1.36	x	48.9%		45.7%		10.2%
Paddock at Eastpoint	$39,500,000	2.8%	5.2935%	118	1.34	x	69.8%		58.7%		9.4%
Total/Wtd. Avg.	$882,510,242	63.1%	5.5550%	82	1.85	x	53.9%		48.8%		13.8%

(1)
For the Providence Place Mall mortgage loan, the numerical and statistical information related to the loan-to-value ratios and debt yields includes the pooled senior trust component and the non-pooled senior trust component representing $194,940,367 of senior mortgage debt, but does not include the non-pooled junior trust component.  For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the cut-off date on the pooled senior trust component, the non-pooled senior trust component and the non-pooled senior interest-only component (each as defined in this free writing prospectus).

With respect to each of the above mortgage loans or groups that represents 10% or more of the outstanding pool balance, additional information is set forth in Annex B hereto.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus.

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the aggregate principal balance of all of the mortgage loans (including the non-pooled trust components of the Providence Place Mall mortgage loan) as of the cut-off date, each of (i) the holder of the majority interest of the most subordinate class then outstanding (other than the Class PM certificates), (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including the non-pooled trust components of the Providence Place Mall mortgage loan and all property acquired through the exercise of remedies in respect of any mortgage loan).  Exercise of this option will effect the termination of the issuing entity and retirement of the then outstanding certificates.  The issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class X-B certificates and Class PM certificates), excluding the Class V, Class R and Class LR certificates (provided, however, that the Class A-1 through Class D certificates are no longer outstanding) for the mortgage loans remaining in the issuing entity, and the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus and “Description of Certificates—Termination” in the prospectus.

Repurchase Obligation
Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described in this free writing prospectus under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution.”  If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee therein, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.  If the related mortgage loan seller or its affiliate, as applicable, opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (including with respect to the Providence Place Mall mortgage loan, the non-pooled trust components) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and any holder of a related companion loan, as a collective whole as if such certificateholders and (with respect to a loan combination) companion loan noteholders constituted a single lender.  See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

•	the ownership of any certificates by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

•	the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer, the operating advisor or any of their affiliates with any borrower or sponsor;

•	the obligation of the special servicer to take actions at the direction of the directing holder;

•
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•
the opportunity of the initial investor in the Class E, Class F, and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

•	the activities of the master servicer, special servicer, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Conflicts of Interest” in this free writing prospectus.

Certain Federal Income
Tax Consequences
Elections will be made to treat portions of the issuing entity (exclusive of the Class A-2C regular interest, the swap agreement, the floating rate accounts, and the Excess Interest) as three separate REMICs, known as Providence Place Mall Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC (each, a “Trust REMIC”) for federal income tax purposes.  The portion of the trust representing the Class A-2C regular interest, the swap agreement and the floating rate accounts will be treated as portions of a grantor trust for federal income tax purposes, and the Class A-2C certificates and the Class A-2FL certificates will represent undivided beneficial interests in the related portions of the grantor trust, as further described under “Certain Federal Income Tax Consequences” in this free writing prospectus.  In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Class R certificates will represent the sole class of “residual interests” in the Upper-Tier REMIC, and the Class LR certificates will represent sole class of residual interests in the Providence Place Mall Mortgage Loan REMIC and the Lower-Tier REMIC.

In addition, in the opinion of counsel, the portion of the issuing entity consisting of Excess Interest, which is beneficially owned by Class V certificates, and related amounts in the Class V Distribution Account will be treated as part of the grantor trust for federal income tax purposes, as further described under “Certain Federal Income Tax Consequences” in this free writing prospectus.

Federal income tax consequences of an investment in the certificates offered in this free writing prospectus include:

•
Each class of certificates (other than the Class A-2C, Class A-2FL, Class V, Class R and Class LR certificates) and the Class A-2C regular interest will constitute a class of “regular interests” in the Upper-Tier REMIC.

•
The certificates (other than the Class A-2C, Class A-2FL, Class V, Class R and Class LR certificates) and the Class A-2C regular interest will be treated as newly originated debt instruments for federal income tax purposes.

•
It is anticipated that the Class X-A, Class X-B and Class _ certificates will be issued with original issue discount, that the Class _ certificates will be issued with a de minimis amount of original issue discount and that the Class _ certificates will be issued at a premium for federal income tax purposes.

See “Certain Federal Income Tax Consequences” in this free writing prospectus.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this free writing prospectus could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  The U.S. Department of Labor has granted to Deutsche Bank Securities Inc. an administrative exemption, Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates sold by the Underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this free writing prospectus; provided that certain conditions are satisfied.  See “ERISA Considerations” in this free writing prospectus and “Certain ERISA Considerations” in the prospectus.

Ratings	It is a condition to their issuance that the certificates offered in this free writing prospectus receive from Fitch, Inc. and Moody’s Investors Service, Inc., the credit ratings indicated below.

	Fitch	Moody’s
Class A-1	AAA(sf)	Aaa(sf)
Class A-2FX	AAA(sf)	Aaa(sf)
Class A-3	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	Aaa(sf)

See “Ratings” in this free writing prospectus and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.  Each of the rating agencies identified above has agreed to perform rating surveillance with respect to its ratings for so long as the certificates remain outstanding.  Fees for such ratings surveillance will be paid by the depositor.

In addition, a security rating of the Class A-2FL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate.  With respect to the Class A-2FL certificates, Fitch, Inc. and Moody’s Investors Service, Inc. are rating only the receipt of interest at the fixed rate of interest equal to the applicable pass-through rate for the Class A-2C regular interest.  The ratings of Fitch, Inc. and Moody’s Investors Service, Inc. do not address any shortfalls or delays in payment that investors in the Class A-2FL certificates may experience as a result of the conversion of the pass-through rate on the Class A-2FL certificates from a floating interest rate to a fixed rate.

A rating assigned to the certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned by the rating agencies pursuant to the depositor’s request.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned, with respect to the certificates offered by this free writing prospectus, by Fitch, Inc. or Moody’s Investors Service, Inc.  The issuance of unsolicited ratings of one or more classes of the certificates that are different from the ratings assigned by Fitch, Inc. or Moody’s Investors Service, Inc. with respect to the certificates offered by this free writing prospectus, may impact the value of that class or those classes of certificates.  As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Moody’s Investors Service, Inc., and certain other nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Fitch, Inc.

and Moody’s Investors Service, Inc. to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization’s rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that one or both of Fitch, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the market price of the certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

Legal Investment
The certificates will not constitute “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates.  Investors should consult their own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the certificates.  See “Legal Investment” in this free writing prospectus and the prospectus.

Denominations; Clearance
and Settlement
The certificates offered in this free writing prospectus will be issuable in registered form, in minimum denominations of certificate balance of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe).  Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system.  See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Bookentry Registration” and “—Definitive Certificates” in this free writing prospectus and “Description of the Certificates—Book Entry Registration and Definitive Certificates” in the prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the trust may suffer a partial or total loss with respect to the offered certificates.  Any delinquency or loss on the mortgaged properties would have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Current Recession and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy is experiencing a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate.  Additionally, the lack of credit liquidity, correspondingly higher mortgage rates and decreases in the value of commercial properties have prevented many commercial mortgage borrowers from refinancing their mortgages.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.

Heightened Underwriting Standards May Contribute to Losses on Commercial Loans

Many commercial mortgage lenders have tightened their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate.  The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

Global Market Disruptions and Recent U.S. Legislation May Adversely Affect the Availability of Credit for Commercial Real Estate

In addition, developments since spring of 2008, including among other factors, the circumstances of the collapse and subsequent sale of Bear, Stearns & Co. Inc., the bankruptcy of Lehman Brothers Holdings, Inc., the merger of Bank of America Corporation and Merrill Lynch & Co., the insolvency of Washington Mutual Inc., the emergency extension of approximately $152 billion in credit by the U.S. Department of the Treasury to American International Group Inc., the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac, and the Federal National Mortgage Association, commonly referred to as Fannie Mae and the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008, have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.

Additionally, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets any time.

Moreover, other types of events may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of the certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans in the trust fund and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans in the trust fund may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•
notwithstanding that the mortgage loans in the trust fund were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

•
if the mortgage loans in the trust fund default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be affected by such losses;

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

•
some participants in the CMBS markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

RISKS RELATED TO THE MORTGAGE LOANS

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not guaranteed or should not be considered to be, by any person or entity.

All of the mortgage loans are or should be considered to be nonrecourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, customary nonrecourse carveouts either to the borrower or its sponsor.  Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance of any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.  Payment of the mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Thirty-nine (39) of the mortgage loans, representing approximately 87.8% of the initial outstanding pool balance, were originated within 15 months prior to the cut-off date.  Consequently, these mortgage loans do not have a long-standing payment history.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the trust fund.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the mortgaged property itself, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the characteristics of the neighborhood where the mortgaged property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Certain mortgaged properties are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have no prior operating history and lack historical financial figures and information.

Others factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

•
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable mortgage loan purchase agreement and attached to this free writing prospectus in Annex G).  If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—The Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan,” “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction.  All of the mortgage loans have appraisals dated within the past 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

In the case of 10 mortgaged properties, collectively securing 4.5% of the initial outstanding pool balance by allocated loan amount, if applicable, each such related mortgaged property is 100.0% leased to a single tenant, based on net rentable area (excluding leased fee assets).  In the case of two (2) other mortgaged properties, securing 4.6% of the initial outstanding pool balance by allocated loan amount, if applicable, each mortgaged property is leased to one or more significant tenants, with one tenant occupying a net rentable area of 50% or more of the related mortgaged property.  Certain single tenants or significant tenants have lease expiration dates or early termination options that are prior to the related mortgage loan maturity date.  For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related mortgage loan maturity date (or anticipated repayment date, as applicable) and lease expiration dates, see Annex A-1.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  See Annex A-1 for lease expiration dates (for the five largest tenants at each mortgaged property, based on net rentable area) and mortgage loan maturity dates (and anticipated repayment dates, as applicable).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date under certain circumstances, such as the failure to timely complete tenant buildouts or early termination upon notice.  Certain of the mortgaged properties are leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time for lack of appropriations or for other reasons.  There can be no assurance that if a tenant exercises an early termination option prior to the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Lighthouse Building, securing a mortgage loan representing 3.2% of the initial outstanding pool balance as of the cut-off date, the mortgaged property is 100.0% leased to four not-for-profit institutions.  Such institutions generally rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses.  We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue at the mortgaged property.  In the event there is a reduction in contributions or grants, we cannot assure you that the borrower will be in a position to meet its obligations under the related mortgage loan documents.  For additional information regarding significant tenants, see Annex A-1 in this free writing prospectus.

 Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

 Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions thereof are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

In the case of the mortgaged properties collectively identified on Annex A-1 to this free writing prospectus as Times Square Hotel Portfolio, representing 10.0% of the initial outstanding pool balance as of the cut-off date, the Sky Room Bar, which sits on the 33rd floor and rooftops of both hotel properties, is currently leased to an affiliate of the related borrowers, with both leases expiring in 2025 with two 5-year extension options.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Quadrus Office Park, which secures a mortgage loan that represents 8.0% of the initial outstanding pool balance as of the cut-off date, one of the non-recourse guarantors occupies 9.5% of the total rentable square footage of the mortgaged property for use as corporate offices.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Lighthouse Building, which secures a mortgage loan that represents 3.2% of the initial outstanding pool balance as of the cut-off date, Lighthouse International (“Lighthouse”), the guarantor and the sole member of the borrower, is also the largest tenant and occupies 74.4% of the total rentable square footage of the mortgaged property.  In addition, Lighthouse has agreed that, if any space at the property becomes vacant for 90 days or more, Lighthouse will enter into a previously agreed upon master lease with the borrower until an acceptable replacement tenant leases such space.  Lighthouse is a party to the mortgage, in addition to the borrower, pursuant to which Lighthouse has secured its obligations under the master lease and under its guaranty.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Station Plaza – Ground Lease, which secures a mortgage loan that represents 0.4% of the initial outstanding pool balance as of the cut-off date, 100.0% of the property is subject to a ground lease to an affiliate of the borrower which also owns the improvements on the mortgaged property.  Neither the leasehold interest nor the improvements are part of the collateral for the subject mortgage loan.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Winsor Ranch Shopping Center, which secures a mortgage loan that represents 1.0% of the initial outstanding pool balance as of the cut-off date, a portion of the mortgaged property comprising 46.5% of net rentable area and 2.8% of net rentable area are leased to affiliates of the related borrower.  The leases expire in December 2029 and August 2020, respectively.

Certain Additional Risks Related to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

•	space in the mortgaged properties could not be leased or re-leased;

•	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this free writing prospectus; however, Annex A-1 does not identify early termination options that tenants may have under their leases.  With respect to any mortgage loan with a government or government agency tenant, it is likely that such tenant’s lease permits the government tenant to terminate the lease prior to the related lease expiration date for lack of appropriations or other reasons.

For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Capitol Center, representing 1.3% of the initial outstanding pool balance as of the cut-off date, the mortgaged property is 100.0% leased to a mixture of State and Federal government agencies, such as The Department of Health Care Policy & Financing, General Services Administration, Office of the State Auditor, and Regents of the University of Colorado, as well as some of the largest state affiliated non-profits, including The Colorado Trust and Colorado Healthcare and Hospital Association, among others.  Appropriations clauses exist in most governmental leases and allow for termination if the agency does not receive funding on an annual basis.  There are other mortgaged properties that are leased to government tenants and other mortgaged properties leased to tenants that are charitable or non-profit institutions, some of which tenants are identified on Annex A-1.

Certain of the tenants (which may include significant tenants) have lease expiration dates that occur on or prior to, or shortly following, the maturity date or anticipated repayment date, as applicable, of the related mortgage loan.  For the lease expiration dates for the largest five tenants by net rentable area at each mortgaged property, see Annex A-1.  Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages on or prior to the related maturity date.  In some situations, all of the leases at a mortgaged property may expire or be terminated on or prior to the related maturity date and, in other cases, certain tenants may have executed leases but are not yet in occupancy and are not open for business.  For example:

•
In the case of 3 mortgaged properties, representing 1.9% of the initial outstanding pool balance by allocated loan amount, a lease representing 50% or more of the net rentable area of the related mortgaged property expires during or prior to the calendar year in which the maturity date or the anticipated repayment date occurs.  In addition, with respect to several of the other mortgage loans, leases representing, in the aggregate, 50% or more of the net rentable area of the related mortgaged property expire during or prior to the calendar year in which the maturity date occurs.  In addition, certain of the tenants (which may include significant tenants) have early termination options or options to terminate a portion of the leased premises that occur on or prior to the maturity date of the related mortgage loan.  See Annex A-1 to this free writing prospectus for lease expiration dates for the largest five tenants at each mortgaged property;

•
Certain of the significant tenants listed on Annex A-1 to this free writing prospectus (and certain other smaller tenants) have early termination options or options to terminate a portion of the leased premises that occur on or prior to the maturity date of the related mortgage loan.  See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance. The footnotes to Annex A-1 provide information as to certain non-contingent termination options; however, the footnotes do not include all such early termination options that may be contained in every lease;

•
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 220-230 West Kinzie Street, which secures a mortgage loan that represents 0.7% of the initial outstanding pool balance, the 218 Kinzie Restaurant, LLC (Bavette’s) lease has been executed and the tenant has taken possession of the space, but is not yet in occupancy, and is in the process of obtaining proper use licensing and permitting for build-out of the restaurant space;

•
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 7500 Bellaire Boulevard, which secures a mortgage loan that represents 0.5% of the initial outstanding pool balance and which is operated as a jewelry exchange, tenants occupy their spaces primarily based on a month-to-month tenancy, with no lease having a termination date beyond 2012; and

•
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Western Lights Shopping Center, securing a mortgage loan representing 1.2% of the initial outstanding pool balance as of the cut-off date, the space leased by Conway Four LLC, the fourth largest tenant, is currently being built out for its use as a Conway Store, but is not yet open for business.

Certain of the mortgage loans may have tenant leases that permit a significant tenant to unilaterally terminate its lease without typical triggers.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases” below.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults on its obligations to a borrower (or if the tenant terminates pursuant to the terms of its lease), the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

In addition, a tenant lease that expires near, including during a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the U.S. Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this free writing prospectus) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the U.S. Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The ten largest mortgage loans represent approximately 63.1% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the certificates offered in this free writing prospectus.

The 20 largest mortgage loans are described in Annex B to this free writing prospectus.  Each of the mortgage loans other than the ten largest mortgage loans represents no more than 2.1% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Two groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the two groups representing 3.6% and 2.4%, respectively, of the outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

•	14 office properties representing 38.6% of the outstanding pool balance as of the cut off-date;

•	16 retail properties representing 24.1% of the outstanding pool balance as of the cut off-date;

•	13 hospitality properties representing 22.3% of the outstanding pool balance as of the cut-off date;

•	10 multifamily properties representing 9.5% of the outstanding pool balance as of the cut-off date;

•	2 mixed use properties representing 2.1% of the outstanding pool balance as of the cut-off date;

•	2 healthcare properties representing 1.7% of the outstanding pool balance as of the cut-off date;

•	4 properties of other types representing 1.1% of the outstanding pool balance as of the cut-off date; and

•	3 manufactured housing community properties representing 0.7% of the outstanding pool balance as of the cut-off date.

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 27 states.  Eleven (11) mortgaged properties, securing 19.0% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in New York.  Nine (9) mortgaged properties, securing 15.7% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in California.  Four (4) mortgaged properties, securing 15.1% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Texas.  One (1) mortgaged property, securing 6.7% of the outstanding pool balance by allocated loan amount as of the cut-off date, is located in Delaware.  Two (2) mortgaged properties, securing 6.5% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Florida.  See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 in this free writing prospectus.  Also for certain legal aspects of mortgage loans secured by mortgaged properties located in New York, California and Texas, see “Legal Aspects of Mortgage Loans in New York, California and Texas” in this free writing prospectus.  Except as set forth in this paragraph, no state contains more than 4.4% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in Alabama, California, Florida, Georgia, Louisiana, North Carolina, South Carolina and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless such mortgaged property is located in a flood zone and flood insurance is available.  Even if the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  In addition, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the entire region.  For example, the Gulf of Mexico incident led to regional economic downturn for the Gulf Coast of the United States, and had an adverse impact on mortgaged properties located in nearby states, including Alabama, Florida, Louisiana and Texas.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

 The JPMIM Mortgage Loans Were Not Specifically Originated for Securitization

The mortgage loans identified as One Biscayne, Ridgeway Shopping Center, 226-230 West 97th Street and Harbor Properties on Annex A-1 to this free writing prospectus, representing approximately 5.9%, 3.5%, 1.4% and 1.4%, respectively, of the outstanding pool balance as of the cut-off date, were previously acquired by GACC (the “JPMIM Mortgage Loans”).  The JPMIM Mortgage Loans were not originated specifically for securitization, and therefore they lack certain provisions that have become customary in mortgage loans that are originated for securitization.  For example:

•	None of the JPMIM Mortgage Loans have lockboxes or cash management;

•	None of the JPMIM Mortgage Loans currently have any money in escrow and none of the JPMIM Mortgage Loans require that escrow amounts be deposited currently or in the future;

•	All of the JPMIM Mortgage Loans are currently prepayable;

•
The loan documents for the JPMIM Mortgage Loan identified on Annex A-1 as 226-230 West 97th Street, which mortgage loan represents 1.4% of the initial outstanding pool balance, does not require any “make-whole” or yield maintenance charge or other prepayment premium upon prepayment;

•
The loan documents for the JPMIM Mortgage Loan identified on Annex A-1 as Harbor Properties, which mortgage loan represents 1.4% of the initial outstanding pool balance, provide for a payment default grace period of ten days after lender sends notice to the related borrower;

•
Two of the JPMIM Mortgage Loans, which mortgage loans are identified on Annex A-1 as Harbor Properties and Ridgeway Shopping Center and collectively represent 4.9% of the initial outstanding pool balance, have borrowers that are not “single purpose entities”;

•
With respect to the two JPMIM Mortgage Loans with borrowers considered to be “single purpose entities,” which mortgage loans are identified on Annex A-1 as One Biscayne and 226-230 West 97th Street and collectively represent 7.3% of the initial outstanding pool balance, neither borrower has an independent director in its structure and neither borrower delivered a non-consolidation opinion at loan origination;

•
The loan documents for the JPMIM Mortgage Loans identified on Annex A-1 as Ridgeway Shopping Center, 226-230 West 97th Street and Harbor Properties permit the related borrower to prepay on a date other than a due date and do not require the payment of interest to the next due date; to address any potential prepayment interest shortfalls that could arise as a result of such prepayments, GACC has agreed to reimburse the trust for such shortfall;

•	The JPMIM Mortgage Loans generally have weaker reporting requirements than typically required in mortgage loans originated for securitization; and

•	The loan documents for the JPMIM Mortgage Loans have more limited borrower representations, warranties and covenants than typically included in mortgage loans originated for securitization.

See also “—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this free writing prospectus.  In addition, the JPMIM loans do not satisfy all of GACC’s underwriting standards.  See

“Description of the Mortgage Pool—Certain Underwriting Matters—Certain Variances from Underwriting Standards” in this free writing prospectus.

 Seasoned Mortgage Loans Present Additional Risks of Repayment

The mortgage loans identified as One Biscayne, Ridgeway Shopping Center, 226-230 West 97th Street and Harbor Properties on Annex A-1 to this free writing prospectus, representing approximately 5.9%, 3.5%, 1.4% and 1.4%, respectively, of the initial outstanding pool balance, are part of the JPMIM Mortgage Loans, which are seasoned whole loans that were originated or restated and/or amended between 50 and 70 months prior to the cut-off date.  There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans.  For example:

•	property values and the surrounding areas have likely changed since origination;

•	origination standards at the time the mortgage loan were originated were different than current origination standards;

•	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

•	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

•	the physical condition of the mortgaged properties or improvements may have changed since origination; and

•	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since origination.

In connection with the purchase and/or securitization of the JPMIM Mortgage Loans, the related Mortgage Loan Seller obtained the following reports for each of the JPMIM Mortgage Loans in the second or third quarter of 2011:  (i) updated title searches, (ii) an appraisal (see Annex A-1 to this free writing prospectus for the appraised value for each mortgaged property), (iii) a property condition (engineering) report and (iv) a Phase I environmental report.  Tenant estoppels have not been obtained from the tenants at these mortgaged properties since origination.  See “—The JPMIM Mortgage Loans Were Not Specifically Originated for Securitization” in this free writing prospectus.

In the case of the mortgaged property identified as One Biscayne on Annex A-1 to this free writing prospectus, the engineering report obtained in respect of the property in 2011 identified immediate repairs required to be made at the mortgaged property (consisting of repairs to the parking garage, structure repairs, and repainting of the building exteriors) estimated to cost in the aggregate approximately $2,160,528.  There are no reserves for these recommended immediate repairs.  There can be no assurance that the related borrower will make such repairs in a timely manner and no assurance that the failure to make such repairs will not have a material adverse effect on the operations at, or value of, the mortgaged property.

In the case of the mortgaged property identified as 226-230 West 97th Street on Annex A-1 to this free writing prospectus, the updated title search and a zoning report ordered in connection with the acquisition of the mortgage loans identified numerous violations and open cases, including the following local law violations:  outstanding building charges, violations from the New York City Environmental Control Board, numerous building code violations, numerous violations from the New York City Department of Housing Preservation and Development, $339.75 unpaid taxes for early 2011, $93.24 owed to the water board, one fire department violation, no oil burner permit on record and missing certificates of occupancy, including with respect to the commercial tenant (which tenant’s rent represents approximately 39.1% of the rents attributable to this mortgaged property).  There can be no assurance that the borrower will pay the outstanding bills, make the repairs necessary to remove the building code,

New York City Environmental Control Board and New York City Department of Housing Preservation and Development violations or obtain permits required for compliance with local laws.  In addition, there can be no assurance that the borrower’s failure to satisfy local laws will not have a material adverse effect on the use, cash flow or value of the mortgaged property.  Moreover, a number of the violations relate to renovations in connection with the reconfiguring of apartment units and creating additional apartment units.  In the event the city requires the borrower to again reconfigure the units, the cash flow at the mortgaged property could be significantly reduced (first during the renovation period and then, after renovation if the re-configured units generate less rent than the units currently generate).  There can be no assurance that the value of the mortgaged property will not be materially affected.  In addition, there can be no assurance that the commercial tenant will be allowed to or, pursuant to the lease, required to remain at the mortgaged property if the certificate of occupancy is not located or obtained.  See “—The JPMIM Mortgage Loans Were Not Specifically Originated for Securitization” in this free writing prospectus.

 Office Properties Have Special Risks

There are 14 office properties securing approximately 38.6% of the outstanding pool balance as of the cut-off date.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	the quality of property management;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

All or substantially all of certain office properties are occupied by tenants utilizing the mortgaged property as medical offices.  The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

There are 16 mortgaged properties that are retail properties.  These properties secure approximately 24.1% of the outstanding pool balance as of the cut-off date.  All of these mortgaged properties are considered by the applicable mortgage loan seller to be anchored or are leased to a single tenant.  Seven (7) of these mortgaged properties (excluding the leased fee properties), representing security for 1.6% of the outstanding pool balance as of the cut-off date, are single tenant properties.  The value of the retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property

Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

All of the subject retail mortgaged properties, securing mortgage loans representing approximately 22.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or are leased to a single tenant. Of the 16 anchored retail properties, 7 such properties (excluding the leased fee properties), securing mortgage loans representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are leased to a single retail tenant.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near, including within a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants that contain certain operating and maintenance covenants.  Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property.  Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Several retail mortgaged properties that secure mortgage loans in the pool have tenants permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.  For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Albany Mall, which secures a mortgage loan that represents 2.1% of the initial outstanding pool balance, the operating covenants with respect to the three anchors that are not part of the collateral have expired.

A number of the tenant leases and REAs at the retail mortgaged properties have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or not yet in occupancy.  For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 220-230 West Kinzie Street, which secures a mortgage loan that represents 0.7% of the initial outstanding pool balance, the 218 Kinzie Restaurant, LLC (Bavette’s) lease has been executed and the tenant has taken possession of the space, but is not yet in occupancy, and is in the process of obtaining proper use licensing and permitting for build out of the restaurant space.  In addition, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Western Lights Shopping Center, which secures a mortgage loan that represent 1.2% of the initial outstanding pool balance, the space leased by Conway Four LLC, the fourth largest tenant, is currently being built out for its use as a Conway Store, but is not yet open for business.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	video shopping networks;

•	catalogue retailers;

•	home shopping networks;

•	direct mail;

•	internet websites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Restaurant Tenants

The mortgaged properties identified as Dover Mall and Commons, Feasterville Shopping Center, 220-230 West Kinzie Street, and 283 East 234th Street on Annex A-1 to this free writing prospectus, securing mortgage loans representing approximately 6.7%, 1.1%, 0.7% and 0.2% (by allocated loan amount), respectively, of the initial outstanding pool balance include significant restaurant tenants at the related mortgaged property, which tenants are listed on Annex A-1 to this free writing prospectus.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club or Exercise Studio Space Tenants

Certain of the mortgaged properties include a significant health club or exercise studio tenant, including, for example, the mortgaged property, identified as Ridgeway Shopping Center on Annex A-1 to this free writing prospectus, securing a mortgage loan representing approximately 3.5% (by allocated loan amount) of the initial outstanding pool balance.  Several factors may adversely affect the value and successful operation of a health club or yoga studio, including:

•	the physical attributes of the property (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and yoga studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater Tenants

The mortgaged properties identified as Dover Mall and Commons, Providence Place Mall and Montgomery Plaza on Annex A-1 to this free writing prospectus, securing mortgage loans representing approximately 6.7%, 3.9% and 2.1% (by allocated loan amount), respectively, of the initial outstanding pool balance include significant movie theater tenants, which tenants are listed on Annex A-1 to this free writing prospectus.

Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “—Tenant Bankruptcy Entails Risks.”

Hospitality Properties Have Special Risks

There are 13 hospitality properties securing approximately 22.3% of the outstanding pool balance as of the cut-off date.  Ten (10) hospitality properties, securing approximately 10.6% of the outstanding pool balance as of the cut-off date, are considered full service.  Three (3) hospitality properties, securing approximately 11.7% of the outstanding pool balance as of the cut-off date, are considered limited service.

Various factors may adversely affect the economic performance of a hospitality property, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	poor property management;

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

•
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

•	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue

The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability to Maintain a Liquor License May Adversely Impact Hospitality Revenue

The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full-service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Management Company

The mortgaged properties collectively identified on Annex A-1 to this free writing prospectus as Times Square Hotel Portfolio securing a mortgage loan representing 10.0% of the initial outstanding pool balance as of the cut-off date are hotel properties.  The Times Square Hotel Portfolio is comprised of two (2) hotels within Times Square – the 244-room Four Points Sheraton Times Square and the 244-room Fairfield Inn Times Square.  These hospitality properties are associated with hotel brands through franchise agreements that expire in 2029, after the date of maturity of the related mortgage loan.  Such hotels are managed through management agreements that expire in 2016, prior to the related mortgage loan maturity date.  These management agreements have successive renewal options unless either party delivers a written notice of non-renewal to the other party 30 days prior to any renewal term.  There can be no assurance these management agreements will be renewed.

The mortgaged property identified on Annex A-1 to this free writing prospectus as Fairfield Inn – Manhattan securing a mortgage loan representing 1.7% of the initial outstanding pool balance as of the cut-off date is a hotel property located in midtown Manhattan.  That hotel property is associated with a hotel brand through a franchise agreement that expires in 2029, after the date of maturity of the related mortgage loan.  That hotel is managed through a management agreement that expires in 2016 (the same year the related mortgage loan matures), but has successive renewal options unless either party delivers a written notice of non-renewal to the other party thirty (30) days prior to any renewal term.  There can be no assurance such management agreement will be renewed.

The mortgaged properties collectively identified on Annex A-1 to this free writing prospectus as Columbia Sussex Hotel Portfolio, representing 7.2% of the initial outstanding pool balance as of the cut-off date, are comprised of eight (8) full service hotels totaling 2,342 rooms and located in 8 different states across the U.S.  All hospitality properties are associated with hotel brands through franchise agreements that expire after the date of maturity of the related mortgage loan with the exception of the Hilton Boston Woburn and the Doubletree Hotel Birmingham, whose franchise agreements expire in 2016, during the year of loan maturity.  To mitigate the risk associated with renewing these franchise agreements, the loan requires the funding of a PIP Reserve to address potential expenses related to renewing the franchises upon expiration.  Beginning January 6, 2012, monthly deposits to the PIP Reserve are required in order to accumulate adequate funds for PIP-related work.  There can be no assurance the franchise agreements will be renewed.  All hotel properties are managed by Columbia Sussex Management, LLC through separate management agreements with substantially uniform terms.  The agreements specify a management fee of 3% of gross annual revenues, and such fee is subordinate to the debt service.  All of the contracts are dated on or about December 22, 2010 and have a term of 20 years.

A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the issuing entity could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

The mortgaged property identified as The Townsend Hotel on Annex A-1 to this free writing prospectus, which secures a mortgage loan that represents 1.7% of the initial outstanding pool balance, is associated with Preferred Hotels and Resorts (“Preferred Hotels”) through an agreement for marketing, sales and reservations services.  The agreement initially expired on December 31, 2009 but has been extended through December 31, 2012.  There can be no assurance the agreement will be renewed.  A hospitality property subject to a marketing agreement, such as the agreement with Preferred Hotels, is typically required by the related marketing company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.  The performance of such a hotel property depends, in part, on the public perception of the related marketing company.  Although this hotel has a relationship with Preferred Hotels, it is unflagged and lacks benefits of a strong franchise affiliation.

The hospitality property identified on Annex A-1 to this free writing prospectus as Hotel Modera, which secures a mortgage loan that represents 1.7% of the initial outstanding pool balance, is an unflagged, full-service hotel.  Accordingly, it lacks the benefits of a strong franchise affiliation.

 Multifamily Properties Have Special Risks

There are ten (10) multifamily properties, securing approximately 9.5% of the outstanding pool balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the quality of property management;

•	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	the presence of competing properties and residential developments in the local market;

•
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability to Repay a Multifamily Mortgage Loan

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Mixed Use Facilities Have Special Risks

There are 2 mixed use properties, securing approximately 2.1% of the outstanding pool balance as of the cut-off date.  Each of these mixed use properties contains two or more of the following property types: retail, office or multifamily.  To the extent a mixed use property has retail, office or multifamily components, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks,” “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks.”  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Health Care-Related Properties Have Special Risks

Two (2) of the mortgaged properties, collectively securing 1.7% of the initial outstanding pool balance as of the cut-off date, are health care-related properties that are not medical office properties.  One of the mortgaged properties, identified as Somerby of Mobile on Annex A-1 to this free writing prospectus, is an independent living and assisted living center.  The other mortgaged property, identified as Pacifica San Leandro on Annex A-1 to this free writing prospectus, is an assisted living center.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.  Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	reimbursement policies; and

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

Health care-related facilities may receive a significant portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from the operation of a health care-related facility.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for these licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.

Manufactured Housing Community Properties Have Special Risks

There are three (3) manufactured housing community properties, securing two (2) mortgage loans representing approximately 0.7% of the outstanding pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.

See “—Certain Additional Risks Related to Tenants” above.

Condominium Properties Have Special Risks

The mortgage loans identified on Annex A-1 to this free writing prospectus as Creekside at Taylor Square, 490 Post Garage and French Run, representing 2.0%, 0.4% and 0.4%, respectively, of the initial outstanding pool balance, are secured or may be secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Creekside at Taylor Square and French Run, representing 2.0% and 0.4%, respectively, of the initial outstanding pool balance as of the cut-off date, the related borrowers own 100% of the condominium units and control the condominium board.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 490 Post Garage, representing 0.4% of the initial outstanding pool balance as of the cut-off date, the related borrower owns 15% interest in the related condominium and does not control the condominium board.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, development, redevelopment, renovation or repairs.  For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Quadrus Office Park, representing 8.0% of the initial outstanding pool balance as of the cut-off date, the borrower plans to construct an additional building (to be known as Building 9) at the mortgaged property and is awaiting final zoning and neighbor approval.  In addition, Building 4 is currently undergoing a gut renovation.  For additional information, see “Annex B—Term Sheet (Including Description Of The Top 20 Mortgage Loans—Quadrus Office Park.”

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

The borrowers under certain mortgage loans have given to one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 490 Post Garage, which secures a mortgage loan that represents 0.4% of the initial outstanding pool balance as of the cut-off date, the tenant known as Propark America West, L.L.C. has a first right of refusal to purchase the related mortgaged property on the same terms and conditions offered to a third party.  Such right of first refusal will not apply to a foreclosure, deed-in-lieu of foreclosure or the first subsequent transfer following such event.

For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Capitol Center, which secures a mortgage loan that represents 1.3% of the initial outstanding pool balance as of the cut-off date, the tenant known as The Colorado Trust has an option to purchase all or substantially all of the related mortgaged property prior to and on the same terms and conditions offered to a third party.

In the case of the portfolio of mortgaged properties identified as Inland-SuperValu/Walgreens Portfolio on Annex A-1 to this free writing prospectus, which secures a mortgage loan representing 1.5% of the initial outstanding pool balance, the tenant known as Walgreens has a right of first refusal to purchase each of the four (4) related mortgaged properties leased to it in connection with a sale of any such mortgaged property.  Although such right of first refusal does not apply to a foreclosure or acceptance of a deed-in-lieu of foreclosure, it would apply to any subsequent sale.

In the case of the portfolio of mortgaged property identified as Station Plaza – Ground Lease on Annex A-1 to this free writing prospectus, which secures a mortgage loan representing 0.4% of the initial outstanding pool balance, the ground tenant has a right of first refusal to purchase the related mortgaged property in connection with a sale of such mortgaged property.  The right of first refusal is exercisable, provided that the lessee is not in default under the ground lease, for a period of 30 days from the lessee’s receipt of the lessor’s notice that it has received an offer to purchase the leased land. Such right of first refusal could have an adverse effect on the sale of the land in a foreclosure or in connection with subsequent sales.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of bankruptcy or insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability to Repay a Mortgage Loan

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required to Take Remedial Steps with Respect to Environmental Hazards at a Property.

 In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

•	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

•	a responsible third party was identified as being responsible for the remedial action; or

•	the related originator of the subject mortgage loan generally required the related borrower to:

(a) take investigative and/or remedial action;

(b) carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c) monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d) obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e) obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the sponsor); or

(f) the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Commercial and Multifamily Loans Are Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on for Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

 Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties (other than as described below) have (i) had an environmental site assessment (or a database review) within the 12 months preceding the Closing Date or (ii) obtained a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this free writing prospectus.

With respect to 2 mortgaged properties identified on Annex A-1 to this free writing prospectus as New Brite Plaza and Station Plaza – Ground Lease, which secure mortgage loans representing 1.2% of the initial outstanding pool balance, a supplemental “Phase II” site investigation was completed.  Based on that Phase II investigation for Station Plaza, it was determined that no further action was required.  Based on the Phase II investigation for New Brite Plaza, no environmental conditions over actionable levels were disclosed; however, based upon the prior use of a portion of the mortgaged property as a dry cleaning facility, certain additional reporting and investigation are required pursuant to the Connecticut Transfer Act.  The seller of such mortgaged property has accepted responsibility for such obligation.  $250,000 was reserved with the title insurance company to implement an environmental work plan and remediate potential ground water contamination related to the former dry cleaning facility.

There can be no assurance that any environmental site assessment, study or review or Phase II or Phase III sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including friable or non-friable asbestos-containing materials, mold, lead-based paint, radon gas, leaking aboveground and/or underground storage tanks, dry cleaning operations, historical use as a cemetery, gas stations, auto repair operations, photo development operations, storage of large quantities of waste chemicals, polychlorinated biphenyl contamination, soil and/or ground water contamination from onsite and/or off-site sources, elevated soil vapor concentrations or other material environmental conditions.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Feasterville Shopping Center, representing 1.1% of the initial outstanding pool balance as of the cut-off date, the seller of such mortgaged property reserved $175,000 to implement an environmental work plan and remediate potential ground water and soil contamination related to former dry cleaning activities at the mortgaged property.  A notice of Intent to Remediate was submitted to the Pennsylvania Department of Environmental Protection in May 2011 with detail of the proposed investigation and remediation.  The total estimated cost is not expected to exceed $175,000, over a two to three year period.  At origination of such mortgage loan an additional $43,750 was reserved with the lender.  The total reserve amount reflects 125% of the aggregate amount the environmental consultant estimates as necessary for the remediation.  The seller of such mortgaged property has also signed a consent order agreement among the borrower and the State of Pennsylvania taking responsibility for all investigation and/or remediation for currently existing conditions at the mortgaged property.  The Borrower also procured an environmental insurance policy (naming lender, its successors, assigns and affiliates as additional named insureds) with a $2,000,000 limit of liability to cover any State of Pennsylvania re-openers after the related seller conducts the investigation/remediation as well as any potential third party, off-site, bodily injury and/or property damage claims.  There can be no assurances that the reserve amount will be sufficient for remediation or that the investigation conducted as part of the work plan will not reveal any unanticipated environmental conditions.

With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as New Brite Plaza, representing 0.8% of the initial outstanding pool balance as of the cut-off date, the seller of such mortgaged property reserved $250,000 in an escrow account with the title insurance company to implement an environmental work plan and remediate potential ground water contamination related to former dry cleaning activities at the mortgaged property.  An “Opinion of Realistic Worst Case Cost to Close” prepared by a licensed environmental professional in the State of Connecticut indicated a range of $140,000-$165,000 to take the mortgaged property through compliance under the Connecticut Transfer Act.  The reserve amount reflects more than 151% of the estimated high-end “cost to close” that the consultant estimates necessary for the remediation.  The seller of such mortgaged property has agreed to take all responsibility for complying with the Connecticut Transfer Act and will defend and indemnify the borrower and lender (and its successors and assigns) for any losses related to such compliance.  The borrower and lender (and its successors and assigns) were also added to the seller’s existing environmental insurance policy for the duration of its term, through June 11, 2017.  There can be no assurances that the reserve amount will be sufficient for remediation or that the investigation conducted as part of the work plan will not reveal any unanticipated environmental conditions.

With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Bridgewater Place, representing 0.5% of the initial outstanding pool balance as of the cut-off date, the borrower reserved $62,500 to implement standard mitigation measures to reduce concentrations of trichloroethylene (and any other volatile organic compounds) in the air to acceptable levels.  A licensed environmental professional conducted a vapor intrusion assessment since the mortgaged property has a history of prior manufacturing use.  The results of the soil vapor and indoor air sampling and analysis suggested there is a source inside the building causing higher concentrations of trichloroethylene in the indoor air samples than in the soil vapor or outdoor air samples.  The reserve amount reflects 125% of the estimated cost to improve/retrofit the existing air exchange system to address the current contaminants of concern.  There can be no assurances that the reserve amount will be sufficient for remediation or that the investigation conducted as part of the work plan will not reveal any unanticipated environmental conditions.

With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Ba Mar Basin MHC, securing a mortgage loan representing 0.4% of the initial outstanding pool balance as of the cut-off date, based on a Phase I report, a subsequent site inspection and a file review conducted in May 2011, it was indicated that 35 or more underground storage tanks were reported at the mortgaged property in 1990, there is no evidence of the disposition of a 275-gallon diesel oil tank installed in 1974 at the mortgaged property (which was associated with the marina fueling station), there is no documentation to account for all of the approximately 35 tanks reported by the owners of Ba Mar in 1990, only two of the approximately 35 tanks were reported as removed, and there is no information on a spill reported in 1990 on Kathy Lane. According to the Phase I report, there is no regulatory obligation to investigate the underground storage tanks at this time, and no further action or investigation is recommended at this time regarding the underground storage tanks and the historical uses at the property.  The borrower obtained a lender environmental collateral protection and liability insurance policy (with coverage equal to $2,000,000 in the aggregate and $2,000,000 per occurrence) for a term of 10 years plus a three year tail providing for the lesser of lender collateral protection, first party cleanup and third party liability in the event of a monetary default by borrower under the mortgage and the occurrence of a coverable event. There is no assurance that the coverage provided under such environmental insurance policy will be sufficient to cover any losses incurred as a result of the existing environmental risks.

With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Station Plaza – Ground Lease, securing a mortgage loan representing 0.4% of the initial outstanding pool balance as of the cut-off date, the Phase I report recommended a Phase II sub-surface investigation due to the presence of a long-term dry cleaning tenant. In addition the Phase I identified two recognized environmental conditions at the property from soil/ground water impacts that originated offsite.  The responsible parties have been identified and the sites are currently under active regulatory oversight by the Orange County Health Care Agency (OCHCA).  A Phase II subsurface soil gas investigation at the property detected PCEs in soil gas at each boring location, however, such detections were determined to be below regulatory guidance and as such are unlikely to pose a vapor intrusion risk.  Considering that no elevated concentrations of chlorinated hydrocarbons were detected in soil gas during the Phase II investigation and that the detected subsurface impacts may be attributable to an off-site source, the Phase II report recommended no further investigation with respect to the on-site dry cleaning operations at this time.

With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Homestead & Hilltop (consisting of two properties identified as Homestead Village and Hilltop Acres), securing a mortgage loan that represents 0.3% of the initial outstanding pool balance as of the cut-off date, the Phase I report indicated that there are six 175-gallon oil aboveground storage tanks located at the Hilltop Acres property, none of which tanks currently have secondary containment. The borrower has covenanted to, on or before October 1, 2011, either: (i) have secondary containment installed around the aboveground storage tanks containing petroleum products or (ii) remove the aboveground storage tanks and convert the tenants to propane. In addition, an underground storage tank is located on the Homestead Village property and borrower has covenanted to, on or before October 1, 2011, (i) complete the closure of the underground storage tank in accordance with all requirements of the New York State Department of Environmental Conservation and all applicable legal requirements, and (ii) deliver to lender a written underground storage tank inspection report or closure report prepared by a licensed environmental contractor.  In connection with the foregoing requirements, the borrower escrowed $78,125, which will be disbursed to the borrower upon (i) removal of the aboveground storage tanks on the Hilltop Acres property and replacement with propane storage tanks (or installing secondary containment) and (ii) closure of the underground storage tank located at the Homestead Village property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Loans Are Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments

on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization upon Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans are non-amortizing or partially amortizing balloon loans or anticipated repayment date loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan (or loan combination) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loan with Balloon Payments Have a Greater Risk of Default” in the prospectus.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

In the case of two anticipated repayment date loans (identified in Annex A-1 to this free writing prospectus as Inland - SuperValu/Walgreens Portfolio and Grassmere, representing 1.5% and 1.1% of the outstanding pool balance, respectively, as of the cut-off date), although the borrowers may have certain incentives to prepay the loans on their anticipated repayment dates, the failure of a borrower to prepay its loan on its anticipated repayment date will not be an event of default under the loan documents and neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to such payment until the scheduled maturity of the loan.

Each mortgage loan seller has informed us that each of the mortgage loans is expected to have substantial remaining principal balances as of its stated maturity date or anticipated repayment date.  This includes 1 mortgage loan, representing approximately 1.5% of the initial outstanding pool balance, which pays interest-only until its anticipated repayment date.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Risk Factors—Mortgage Loans with Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

The borrowers with respect to 2 mortgage loans, representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut off date, are not required to be single purpose entities.  See “Risks Related to the Mortgage Loans—The JPMIM Mortgage Loans Were Not Specifically Originated for Securitization” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Delaware Statutory Trusts May Hinder Recovery

In the case of the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Inland - SuperValu/Walgreens Portfolio, representing 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower is structured as a Delaware statutory trust.  Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property.  In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, among others, the transfer or pledge of passive equity interests, such as limited partnership and non-managing membership interests in the related borrower and of less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a sponsor that filed (or a sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance.”  We cannot assure you that, with respect to a sponsor that has filed for bankruptcy in the past, such sponsor will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of sponsors have in all cases been disclosed to us.

Risks Related to Sponsor Guaranties

In connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  A mortgage loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that a mortgage loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.

For example, with respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Columbia Sussex Hotel Portfolio, the related sponsor is Columbia Sussex Corporation which has experienced financial and operational difficulties in recent years.  Columbia Sussex Corporation and its President and CEO, Bill Yung, are currently defendants in litigation initiated by certain bondholders in connection with Columbia Sussex Corporation’s acquisition of Tropicana Entertainment, which filed for chapter 11 bankruptcy protection after failing to secure a renewal of its gaming license in Atlantic City, New Jersey.  That lawsuit is still pending.  Although the related mortgage loan seller, based on its investigation, believes the expected exposure to contingent liabilities in connection with this litigation will not exceed $30,000,000, any settlement or judgment against Columbia Sussex Corporation could in fact exceed such amount.  In addition, Columbia Sussex Corporation recently agreed, pursuant to a consensual foreclosure, to surrender to Blackstone a portfolio of properties in exchange for a release of guaranty.  Columbia Sussex Corporation had previously purchased this portfolio from Blackstone in 2005.  Although the mortgage loan documents for the Columbia Sussex Hotel Portfolio Mortgage Loan require Columbia Sussex Corporation and CSC Holdings, LLC to maintain liquid assets of no less than

$10,000,000, there can be no assurance that such parties will be willing or financially able to satisfy any claim against them in respect of their non-recourse carve-out guaranty delivered with respect to the Columbia Sussex Hotel Portfolio Mortgage Loan.  See also “—Risks Related to Litigation” in this free writing prospectus.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

With limited exception (including, without limitation, two (2) mortgaged properties, identified as Kaiser Permanente – Ground Lease and Sears Portage – Ground Lease, in the portfolio of mortgaged properties identified as The Malulani Portfolio on Annex A-1, and the mortgaged property identified as Station Plaza – Ground Lease on Annex A-1, securing mortgage loans collectively representing 0.7% (by allocated loan amount) of the initial outstanding pool balance), licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.  See “—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this free writing prospectus with respect to one of the JPMIM Mortgage Loans.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available to Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the trust.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters, such as the recent oil spill in the Gulf of Mexico, also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

 Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

 Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies.”

Notwithstanding the foregoing, in the case of (i) the mortgaged property identified on Annex A-1 to this free writing prospectus as Station Plaza – Ground Lease, which property secures a mortgage loan that represents 0.4% of the initial outstanding pool balance, and (ii)  three (3) of the four (4) mortgaged properties included in the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as The Malulani Portfolio, which portfolio secures a mortgage loan that represents 0.8% of the initial outstanding pool balance, the loan documents provide that the borrowers’ requirement to maintain insurance is governed by the related lease or ground lease, as applicable.  Those related leases and ground leases do not contain an express requirement to maintain insurance against standard risks, including business interruption insurance, flood insurance, earthquake insurance and terrorism insurance, and therefore the related properties may not be covered for such risks.  Furthermore, in the case of The Malulani Portfolio mortgaged property identified on Annex A-1 to this free writing prospectus as Sears Portage – Ground Lease, so long as the tenant maintains a minimum net worth equal to or greater than $200,000,000, the tenant may satisfy any of its insurance requirements through a program of self-insurance.

In addition, in the case of the four (4) mortgaged properties included in the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Inland - SuperValu/Walgreens Portfolio that are leased to a Walgreens tenant, which portfolio secures a mortgage loan that represents 1.5% of the initial outstanding pool balance, the borrower will not be obligated to maintain the insurance required under the related loan documents with respect to any such property, provided that, among other conditions, (i) the subject property is 100.0% leased to the current Walgreens tenant (or, in the event of a permitted assignment or subleasing of the property, the current Walgreens tenant remains fully liable for the tenant’s obligations and liabilities under the applicable Walgreens lease), (ii) the long-term unsecured debt obligations of the Walgreens tenant continue to be rated at least investment grade by the rating agencies specified in the loan agreement, (iii) the applicable Walgreens lease requires the tenant thereunder at its sole cost and expense (A) to maintain special form coverage insurance covering such property to the extent of not less than 100% of the replacement value of the improvements (with no exclusion for terrorism) and public liability and property damage insurance covering liability and property damage or death or bodily injury in any one incident in a combined single limit of not less than $2 million and (B) to rebuild and/or repair the property following the casualty to the same condition (as nearly possible) that such property was in immediately prior to the casualty, and (iv) the tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the applicable Walgreens lease.

 Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

•
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained

There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.  In addition, with respect to some of the mortgaged properties, a sole tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to 16 of the top 20 mortgage loans, which collectively represent 72.6% of the initial outstanding pool balance, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.  With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Inland-SuperValu/Walgreens Portfolio, The Malulani Portfolio and Station Plaza – Ground Lease, which collectively represent 2.7% of the initial outstanding pool balance, the related borrower will not be obligated to maintain insurance (including, without limitation, casualty, flood, rent loss or terrorism insurance) with respect to the related mortgaged property (or a particular portion of a related mortgaged property) or one or more of the related mortgaged properties, as applicable, to the extent that (i) the related tenant or ground tenant at such mortgaged property is obligated to maintain, and is maintaining, through a program of self-insurance or otherwise from a third party insurer, the insurance required under the loan documents, (ii) the related tenant or ground tenant is required to and in fact does, maintain the insurance coverage required by the related lease or ground lease, or (iii) the related tenant’s or ground tenant’s lease requires the tenant to rebuild the property in the event of a casualty and/or to just continue paying rent with no obligation to rebuild.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation to Obtain Terrorism Insurance

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.

The mortgaged property identified on Annex A-1 to this free writing prospectus as Station Plaza – Ground Lease, which secures a mortgage loan that represents 0.4% of the initial outstanding pool balance, is not required to be covered by terrorism insurance, and, in the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as The Malulani Portfolio, which secures a mortgage loan that represents 0.8% of the initial outstanding pool balance as of the cut-off date, three (3) of the four (4) mortgaged properties are not covered by terrorism insurance.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut off date loan to value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut off date is presented in Annex A-1 to this free writing prospectus for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

For example, the mortgaged property identified on Annex A-1 to this free writing prospectus as Lighthouse Building, securing a mortgage loan representing 3.2% of the initial outstanding pool balance as of the cut-off date, is currently leased to section 501(c)(3) organizations and is exempt from the payment of real estate taxes.  In order for the Lighthouse Building mortgaged property to maintain its real estate tax exemption, the borrower may only lease the property to other section 501(c)(3) organizations.  Lighthouse International (“Lighthouse”), the largest tenant and the sole owner of the borrower, has agreed that, in the event that any space at the property becomes vacant for 90 days or more, it will enter into a master lease with the borrower for such space at a rate and on terms consistent with Lighthouse’s office lease terms for its remaining floors, until an acceptable replacement tenant leases such space.  In addition, notwithstanding the Lighthouse Building mortgaged property’s tax exempt status, the Lighthouse Building mortgage loan was underwritten based on the assumption that estimated real estate taxes would be due and payable.

For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Providence Place Mall, which secures a mortgage loan that represents 3.9% of the initial outstanding pool balance as of the cut-off date, to facilitate the construction of a garage and the development of the mall, the related borrower entered into a tax treaty agreement with the City of Providence under which a PILOT payment is made.  In addition to the PILOT payment, the related borrower is also obligated to make community reinvestment payments to the City of Providence.  The two payments are, in the aggregate, significantly less than what would be payable if the mortgaged property were taxed based on the current assessment.  The term of the tax treaty agreement and the community reinvestment payments are both thirty years, expiring after the maturity date of the related mortgage loan.  The PILOT bond is secured by a first lien on the related mortgage property and is only enforceable to the extent of any unpaid installments on the PILOT bond.  As a result, the lien of the related mortgage is not a first priority lien.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Seven (7) mortgage loans, representing 22.9% of the initial outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property.  This arrangement is designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan.  In such an instance, creditors of one or more of the related borrowers could challenge the collateralization arrangement as a fraudulent transfer or conveyance.  Generally, under federal and most state fraudulent transfer or conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance as a constructive fraudulent transfer or conveyance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

•
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

•
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property collateralized mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property collateralized mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgage loans.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Eight (8) mortgaged properties, which represent security for 16.9% of the outstanding pool balance as of the cut-off date by allocated loan amount, are secured by a mortgage on (i) the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest in a portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

In addition, the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Providence Place Mall, which secures a mortgage loan that represents 3.9% of the initial outstanding pool balance as of the cut-off date, the mortgaged property is held under a 99-year ground lease with the Rhode Island Economic Development Corporation, which expires in 2097.  The ground lease has four 99-year extension options.  The annual ground rent is $1,000 with an annual administrative fee of $1,000.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Lease Is Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-

conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations related to floor area ratio, height, setbacks or density.  Many of these mortgaged properties have been determined to be legal nonconforming structures, which would be required to be rebuilt in accordance with current zoning requirements in the event of a casualty with respect to in excess of a certain threshold percentage of the property.  In some cases, the related borrower has obtained law and ordinance insurance to cover loss related to the a requirement that the mortgaged property be rebuilt in accordance with current zoning requirements.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Lighthouse Building, which secures a mortgage loan that represents 3.2% of the initial outstanding pool balance as of the cut-off date, there are 11 open building code violations and one open violation from the New York City Environmental Control Board.  Nine of the building code violations are elevator related and the New York City Environmental Control Board violation is due to the need for the borrower to file all paperwork and pay a $250 fee with respect to photo luminescent exit path markings installed at the property.  A $34,000 building code violation reserve was escrowed with the title company at closing in connection with the foregoing violations.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 226-230 West 97th Street, which secures a mortgage loan that represents 1.4% of the initial outstanding pool balance as of the cut-off date, the updated title search and a zoning report ordered in connection with the acquisition of the mortgage loan identified numerous violations and open cases, including the following local law violations: outstanding building charges, violations from the New York City Environmental Control Board, numerous building code violations, numerous violations from the New York City Department of Housing Preservation and Development, $339.75 unpaid taxes for early 2011, $93.24 owed to the water board, one fire department violation, no oil burner permit on record and missing certificates of occupancy, including with respect to the commercial tenant (which tenant’s rent represents approximately 39.1% of the rents attributable to this mortgaged property).  There can be no assurance that the borrower will pay the outstanding bills, make the repairs necessary to remove the building code, New York City Environmental Control Board and New York City Department of Housing Preservation and Development violations or obtain permits required for compliance with local laws.  In addition, there can be no assurance that the borrower’s failure to satisfy local laws will not have a material adverse effect on the use, cash flow or value of the mortgaged property.  Moreover, a number of the violations relate to renovations in connection with the reconfiguring of apartment units and creating additional apartment units.  In the event the city requires the borrower to again reconfigure the units, the cash flow at the mortgaged property could be significantly reduced (first during the renovation period and then, after renovation if the re-configured units generate less rent than the units currently generate.)  There can be no assurance that the value of the mortgaged property will not be materially affected.  In addition, there can be no assurance that the commercial tenant will be allowed to or, pursuant to the lease, require to remain at the mortgaged property if the certificate of occupancy is not located or obtained.  For additional information “—The JPMIM Mortgage Loans Were Not Specifically Originated for Securitization” in this free writing prospectus.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 220-230 West Kinzie Street, which secures a mortgage loan that represents 0.7% of the initial outstanding pool balance as of the cut-off date, the mortgaged property has certain open building code violations with the City of Chicago. The borrower has represented that all underlying circumstances for such violations have been cured and has covenanted in the loan agreement to seek from the City of Chicago a clearance of all building code violations.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Ba Mar Basin MHC, which secures a mortgage loan that represents 0.4% of the initial outstanding pool balance as of the cut-off date, seven (7) mobile homes and three (3) sheds encroach into setback lines, boat docks encroach onto the property line, and nine (9) mobile homes encroach various easements; and following a casualty, such improvements may not be able to be rebuilt.

In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Homestead & Hilltop (consisting of two properties, identified as Homestead Village and Hilltop Acres), securing a mortgage loan that represents 0.3% of the initial outstanding pool balance as of the cut-off date, (i) 13 homes at the Homestead Village property are not in legal compliance (and are not legally nonconforming) as to setbacks and encroachments and, if the 13 homes suffer a casualty, they would need to be moved back or to another location on the related mortgaged property, and (ii) 11 homes at the Hilltop Acres property are legally nonconforming; however, the rebuild ordinance provides that if a home is damaged to the extent of 50% or more of the true value, it cannot be repaired unless it is in compliance, and there is no room to move these at the current location in order to comply.  In addition, with respect to the Hilltop Acres property, no certificates of occupancy were available.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  See “—Condominium Properties Have Special Risks” in this free writing prospectus.

Risks Related to Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or sponsor’s ability to meet its obligations under the related mortgage loan.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we can not assure you that this type of litigation will not have a material adverse effect on your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 220-230 West Kinzie Street, representing 0.7% of the initial outstanding pool balance as of the cut-off date, the related borrower is currently involved in a litigation relating to a mechanics’ lien in the amount of approximately $323,000 relating to the Smallbone space at the mortgaged property.  Title insurance has been obtained with respect to the mechanics’ lien litigation.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as The Falls at Westover Hills, representing 2.0% of the initial outstanding pool balance as of the cut-off date, the key principal and guarantor of The Falls at Westover Hills mortgaged property is involved in (i) pending litigation relating to a defaulted mortgage loan in the amount of approximately $4,000,000 secured by vacant land as to which such key principal was the personal guarantor, however, the guarantor has agreed to make bi-annual payments of $500,000 each for the next two years with a $2,500,000 balloon payment at the end, and (ii) the restructuring and extension of an approximately $12,000,000 mortgage loan that matured in 2009 to an entity in which such key principal was a shareholder.  See also “—Risks Related to Sponsor Guaranties” in this free writing prospectus with respect to litigation involving the sponsor of the mortgage loan identified on Annex A-1 to this free writing prospectus as Columbia Sussex Hotel Portfolio.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Paddock at Eastpoint, representing 2.8% of the initial outstanding pool balance as of the cut-off date, an entity affiliated with the sponsor has brought suit against PNC Bank for failure to honor a verbal agreement to modify certain terms of existing loans with PNC Bank.  This was in response to PNC Bank’s lawsuit against certain entities affiliated with the sponsor for repayment of certain maturing loans after, according to the sponsor, the defendant’s offers for resolution were rejected.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Feasterville Shopping Center, representing 1.1% of the initial outstanding pool balance as of the cut-off date, the related sponsor and carveout guarantor are currently involved in litigations relating to two shareholder derivative actions.  It is expected the two derivative actions will be fully funded with insurance proceeds under the related company’s directors and officers liability insurance policy.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past.  In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.  Except as disclosed below, we are not aware of any borrower or principal of the borrower that has filed (or a sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Quadrus Office Park, representing 8.0% of the initial outstanding pool balance as of the cut-off date, a principal of the borrower caused an entity under its control to file for bankruptcy protection in 2005.  The entity emerged from bankruptcy approximately one year after the filing.

In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Providence Place Mall, which secures a Mortgage Loan that represents 3.9% of the initial outstanding pool balance as of the cut-off date, General Growth Properties, Inc., which owns a controlling interest in the related borrower, filed for Chapter 11 bankruptcy on April 2009.  General Growth Properties, Inc. emerged from bankruptcy on November 2010.  See “—Risks Relating to Borrower Organization or Structure” in this free writing prospectus.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings).  There can be no assurance that any such proceedings will not negatively impact a borrower’s or sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

RISKS RELATED TO CONFLICTS OF INTEREST

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the companion loans.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder (except to the extent it is the holder of a Companion Loan) will be controlled by the controlling class certificateholders.  The directing holder may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” the special servicer may be removed without cause by the directing holder.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.  It is expected that CPUSI Co-Investment SS Securities, LLC will be the initial directing holder with respect to each mortgage loan.

In addition, in certain circumstances with respect to (i) the mortgage loans, other than the Providence Place Mall mortgage loan, following a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus and (ii) the Providence Place Mall mortgage loan, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions (with respect to mortgage loans other than the Providence Place Mall mortgage loan) that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

TriMont Real Estate Advisors, Inc. has been appointed as the initial operating advisor.  See “The Operating Advisor” in this free writing prospectus.  With respect to (i) the mortgage loans, other than the Providence Place Mall mortgage loan, if a Control Termination Event has occurred and is continuing, and (ii) the Providence Place Mall mortgage loan, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, with respect to (i) the mortgage loans, other than the Providence Place Mall mortgage loan, if a Control Termination Event has occurred and is continuing, and (ii) the Providence Place Mall mortgage loan, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Additionally, the operating advisor services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates.  Any of the underwriters may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates.  If that were to occur, that underwriters’ interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates.  Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value.  In conducting such activities, no affiliate has any obligation to take into account the interests of the certificateholders or holders of companion loans or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of companion loans.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  German American Capital Corporation and its affiliates are playing several roles in this transaction.  Deutsche Bank Securities Inc., one of the underwriters, is the affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and German American Capital Corporation, a mortgage loan seller and a sponsor.  In addition, UBS Securities LLC, one of the underwriters, is an affiliate of UBS Real Estate Securities Inc., a mortgage loan seller and a sponsor.  In addition, Ladder Capital Securities LLC, one of the underwriters, is an affiliate of Ladder Capital Finance

LLC, a mortgage loan seller and a sponsor.  J.P. Morgan Investment Management Inc., an affiliate of J.P. Morgan, a co-manager, sold the mortgage loans identified as One Biscayne, Ridgeway Shopping Center, 226-230 West 97th Street and Harbor Properties on Annex A-1 to this free writing prospectus to German American Capital Corporation.  In addition, CPUSI Co-Investment Holdings, LLC, an affiliate of CBRE Capital Partners U.S. Holdings I, LLC, an affiliate of the b-piece buyer, sold the mortgage loans identified on Annex A-1 to this free writing prospectus as The Townsend Hotel and Hotel Modera loans to German American Capital Corporation.  Finally, an affiliate of CBRE Capital Partners U.S. Holdings I, LLC prepared appraisals for some of the mortgaged properties.

See “Summary of the Free Writing Prospectus—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor, CPUSI Co-Investment SS Securities, LLC, (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets.  The asset pool as originally proposed by the sponsors was adjusted based on some of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit.  The B-Piece Buyer has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial directing holder with respect to the mortgage loans (other than with respect to the Providence Place Mall mortgage loan and a mortgage loan with a Companion Loan) and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.

Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this free writing prospectus.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in fewer proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this free writing prospectus or any particular class of certificates that are subordinate to the certificates offered in this free writing prospectus.

German American Capital Corporation, one of the mortgage loan sellers and a sponsor, is an affiliate of the depositor and Deutsche Bank AG, New York Branch, the swap counterparty with respect to the Class A-2FL certificates.  These affiliations could cause conflicts with the duties of a servicer to the issuing entity under the pooling and servicing agreement.  However, with respect to the duties of the master servicer, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards described in this free writing prospectus without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.

The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Conflicts of Interest May Arise Due to the Activities of the Sponsors

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the depositor, Deutsche Bank AG, New York Branch, the swap counterparty with respect to the Class A-2FL certificates, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., one of the underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC through various repurchase facilities.  Some or all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then Ladder Capital Finance LLC will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, Deutsche Bank AG, New York Branch, the swap counterparty with respect to the Class A-2FL certificates, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to Starwood Property Mortgage Sub-2-A, L.L.C., Starwood Property Mortgage Sub-3, L.L.C., and Starwood Property Mortgage Sub-4, L.L.C. through various repurchase facilities.  All of the Mortgage Loans being sold to the Issuing Entity by Starwood Property Mortgage are subject to such repurchase facilities.  If the Mortgage Loans being sold to the Issuing Entity by Starwood Property Mortgage are subject to such repurchase facilities at the time the Certificates are issued then Starwood Property Mortgage Sub-2-A, L.L.C., Starwood Property Mortgage Sub-3, L.L.C., and Starwood Property Mortgage Sub-4, L.L.C., as applicable, will use the proceeds from the sale of its applicable Mortgage Loan(s) to the Depositor to, among other things, reacquire such Mortgage Loan(s) from the applicable repurchase agreement counterparties free and clear of any liens.

Wells Fargo Bank, National Association is the master servicer, the certificated administrator and the 17g-5 information provider.  Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and Ladder Capital Finance LLC and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, all or substantially all of the mortgage loans to be contributed by Ladder Capital Finance LLC.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and GACC and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by GACC.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and Starwood Property Mortgage and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Starwood Property Mortgage and those affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by Starwood Property Mortgage.

Pursuant to certain interim servicing agreements between Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, on the one hand, and UBS Real Estate Securities Inc. and certain of its affiliates, on the other hand, Midland Loan Services acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and those affiliates thereof, including, prior to their inclusion in the issuing entity, all or substantially all of the mortgage loans to be contributed by UBS Real Estate Securities Inc.

RISKS RELATED TO THE OFFERED CERTIFICATES

 Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

•
New Article 122a of European Union Directive 2006/48/EC (as implemented by the Member States of the European Economic Area (“EEA”) (the “CRD”)) applies, in general, to newly issued securitizations after December 31, 2010.  Article 122a restricts an EEA regulated credit institution and consolidated group affiliates thereof (each, an “Affected Investor”) from investing in a securitization (as defined by the CRD) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant EEA Member State) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant Affected Investor.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by Affected Investors for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the certificates in the secondary market.  Investors in the certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the certificates for investment.  None of the issuer, the underwriters, the depositor, the sponsors and mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the certificates regarding the regulatory capital treatment of their investment in the certificates on the closing date or at any time in the future.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  When such regulations are proposed or adopted, investments in CMBS by such institutions may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the treatment of CMBS for regulatory capital purposes.

•
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities.”

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by a mezzanine lender, a subordinate companion loan holder or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool —Split Loan Structures,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit,” “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates.  The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” above.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this free writing prospectus.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or subordinate companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the trust fund. The certificates will not represent an interest in, or obligation of, the sponsor, the mortgage loan seller, the depositor, the servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Yield Considerations

The yield on any certificate offered in this free writing prospectus will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

•	the timing and severity of any interest shortfalls resulting from prepayments, special servicing fees or other expenses of the issuing entity;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this free writing prospectus may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield.  If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

The pass-through rate of the Class A-2FL certificates is based on one-month LIBOR.  See “Description of the Offered Certificates—Descriptions” in this free writing prospectus.  The yield to maturity of this class of certificates will be highly sensitive to changes in the levels of LIBOR such that, decreasing levels of LIBOR will have a negative effect on the related certificateholders.  In addition, prevailing market conditions may increase the spread above LIBOR at which comparable securities are being offered, which would cause the Class A-2FL to decline in value.  Investors in the Class A-2FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in lower yields to investors than the anticipated yields and the risk that increased spreads above LIBOR could result in a lower value of the Class A-2FL certificates.

In addition, because interest payments on Class A-2FL certificates may be reduced or the pass-through rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-2FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to such reductions and events.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

The Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  However, Ladder Capital Finance Holdings LLC is guaranteeing the payment obligations of Ladder Capital Finance LLC and Starwood Property Mortgage, L.L.C. is guaranteeing the payment obligations of Starwood Property Mortgage in connection with any such repurchase or substitution by the applicable mortgage loan seller.  We cannot provide assurances that the mortgage loan seller (or, in the case of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLC and, in the case of Starwood Property Mortgage, Starwood Property Mortgage, L.L.C.) will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax.  See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller may make a Loss of Value Payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although a Loss of Value Payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the trust fund for the related material breach or material defect, there can be no assurance that such Loss of Value Payment will fully compensate the trust fund for such material breach or material defect in all respects.

See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

 Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the certificates offered in this free writing prospectus;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

Losses on the mortgage loans (in the case of the Providence Place Mall mortgage loan, allocable to the pooled senior trust component) will be allocated to Class G, Class F, Class E, Class D, Class C, Class B and Class A-M certificates, in that order, reducing amounts otherwise payable to each class.  Any remaining losses will then be allocated to the Class A-1, Class A-2FX, Class A-3 and Class A-4 certificates and the Class A-2C regular interest (and consequently to the Class A-2C and Class A-2FL certificates, pro rata), and with respect to interest losses only, to the Class X-A and Class X-B certificates based on their respective entitlements pro rata.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B, Class C, Class D, Class E, Class F and Class G certificates, any losses allocated to such classes of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-M certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M certificates.

Each class of certificates (the Class A-2C regular interest, in the case of the Class A-2C and Class A-2FL certificates, and other than the Class G, Class V, Class PM-6, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher percentage ownership interest in the issuing entity (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this free writing prospectus.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.

Risks Related to Certain Payments

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of their master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer for the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

There is currently no secondary market for the certificates offered in this free writing prospectus.  While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this free writing prospectus, they are under no obligation to do so.  There is no assurance that a secondary market for the certificates offered in this free writing prospectus will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this free writing prospectus.  The certificates offered in this free writing prospectus will not be listed on any securities exchange.  Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this free writing prospectus.  In addition, the market value of the certificates offered in this free writing prospectus at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this free writing prospectus at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You to Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports delivered by the certificate administrator described in this free writing prospectus under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.”  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this free writing prospectus can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

•
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any certificates offered by this free writing prospectus, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this free writing prospectus.  Moreover, such credit support may not cover all potential losses or risks.  For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.  Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we can not assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this free writing prospectus.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

Recent Changes to Accounting Standards Could Have an Adverse Impact on the Certificates

We make no representation or warranty regarding any accounting implications related to the certificates.  Recently, the Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009.  These changes, or any other future changes, may impact the accounting for entities such as the trust and could require the trust to be consolidated in an investor’s financial statements.  Each investor in the certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the certificates.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Certain Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Tax Considerations Related to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub tenant or allocable to a non customary service, will subject the Lower-Tier REMIC, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the Providence Place Mall Mortgage Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this free writing prospectus.

In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the issuing entity and will not represent an interest in or an obligation of any other entity or person.  Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this free writing prospectus would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, except with respect to the Providence Place Mall mortgage loan, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to effect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.”  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Certificates

The ratings assigned to the certificates by the rating agencies are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates was determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such CMBS were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgement and agreement with the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of certificates.  Changes affecting the mortgaged properties, the sponsors, the trustee, the certificate administrator, the operating advisor, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the certificates, and thus on the market value of the certificates, although such adverse changes would not necessarily be an event of default under any mortgage loan.  See “Ratings” in this free writing prospectus.

Further, any ratings downgrade of any class of certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan to purchase those certificates.  See “ERISA Considerations” in this free writing prospectus.

The depositor has not requested a rating on the certificates from any nationally recognized statistical rating organization other than Fitch, Inc. and Moody’s Investors Service, Inc.  There can be no assurance as to whether another nationally recognized statistical rating organization will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it.  Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by Fitch, Inc. or Moody’s Investors Service, Inc.  The issuance of unsolicited ratings of one or more classes of the certificates that are different from the ratings assigned by Fitch, Inc. or Moody’s Investors Service, Inc. may impact the value of that class or those classes of certificates.  As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Fitch, Inc. and Moody’s Investors Service, Inc. to rate the certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that either or both of Fitch, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the market price of the certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from Fitch, Inc. and Moody’s Investors Service, Inc. with respect to the certificates.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

German American Capital Corporation

German American Capital Corporation (“GACC”) is a sponsor of this securitization transaction.  GACC or an affiliate of GACC originated (or, with respect to 6 GACC Mortgage Loans, acquired) all of the GACC Mortgage Loans in this transaction other than the JPMIM Mortgage Loans that were originated by J.P.Morgan Investment Management, Inc. (or an affiliate thereof) and the CBRE Mortgage Loan that was originated by CPUSI Co-Investment Holdings, LLC (an affiliate of CBRE Capital Partners U.S. I Holdings, LLC) (or an affiliate thereof) and have been acquired by GACC.  GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of the Depositor, Deutsche Bank AG, New York Branch, the swap counterparty with respect to the Class A-2FL certificates with respect to the Class A-2FL certificates and Deutsche Bank Securities Inc., one of the underwriters.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.  For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors.  GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC, through its wholly owned subsidiaries, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) and DB Mortgage Services, LLC (“DBMS”), is one of the leading originators and seller servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators, and DBMS is one of the largest servicers, in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of corticated directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for approximately ten years.

GACC has been a seller of loans both into securitizations in the (i) “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) into the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) into programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.  The total amount of loans securitized by GACC and its former subsidiary, Deutsche Bank Mortgage Capital, LLC, during the past 4 years ending June 30, 2011, is approximately $22.5 billion.

Generally, GACC has not purchased signiﬁcant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future.  In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization.  It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies.  Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached hereto in Annex G-1), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity.  In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans,” “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

GACC’s Underwriting Standards

General.  GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self-storage properties.  All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below.  However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan.  This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis.  In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit.  Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches.  A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.  Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies.  The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum Loan-to-Value Ratios for each of the indicated property types:
Property Type	DSCR Guideline	Loan-to-Value Ratio Guideline
Office	1.30x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	70%
Self-Storage	1.25x	70%
Hospitality	1.50x	65%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this free writing prospectus may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event.  In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.  In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period.  With respect to interest only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80% on all property types.  Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors.  See “Description of the Mortgage Pool” in this free writing prospectus and Annex A-1 hereto.

Escrow Requirements.  GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.  Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.25 per square foot
Retail	$0.20 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self-storage	$0.15 per square foot
Hospitality	4% of gross revenue

Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term.  To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.  In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.  In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this free writing prospectus under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions.  The GACC Mortgage Loans (other than those that are JPMIM Mortgage Loans or CBRE Mortgage Loans) were originated in accordance with the underwriting standards set forth above.  The JPMIM Mortgage Loans were not originated by GACC for securitization, but were acquired from a third party, and therefore do not conform in all respects with GACC’s underwriting guidelines, as further described under “Risk Factors—Risks Related to the Mortgage Loans—The JPMIM Mortgage Loans Were Not Specifically Originated for Securitization” and “Risk Factors—Risks Related to the Mortgage Loans—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this free writing prospectus.  The CBRE Mortgage Loans were not originated by GACC for securitization, but were acquired from a third party, and therefore do not conform in all respects with GACC’s underwriting guidelines.  For example, the underwritten debt service coverage ratios at the Hotel Modera and The Townsend Hotel mortgaged properties are 1.42x and 1.41x, respectively, as of the Cut-off Date in comparison to the minimum debt service coverage ratio of 1.50x for hospitality properties provided for in GACC’s underwriting standards, and the amount of monthly replacement reserves required in respect of The Townsend Hotel property is 3% of gross revenues in comparison to the minimum amount of 4% of gross revenues provided for in GACC underwriting standards.

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), is one of the Sponsors and one of the Mortgage Loan Sellers.  UBSRES originated certain Mortgage Loans sold to the Depositor by it.  UBSRES is an indirect subsidiary of UBS AG, and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide.  UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio.  Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’s Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements.  UBSRES has been engaged in the securitization of a variety of assets since 1983.  UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $11,296,305,928 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States.  The multifamily and commercial mortgage loans originated and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this free writing prospectus in Annex G-2), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this free writing prospectus.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes.  Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

UBSRES’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.  UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases.  UBSRES’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  UBSRES’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy.  There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.  In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

 Assessments of Property Condition.  As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i)   Appraisals.  UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)   Environmental Assessment.  UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(iii)   Engineering Assessment.  In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)   Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements.  Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation.  UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions.  The UBSRES Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain mortgage loans (the “LCF Mortgage Loans”) into, the securitization described in this free writing prospectus.  LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLC (“Ladder Holdings”).  Ladder Holdings is also a limited liability company organized under the laws of the State of Delaware, but it intends to convert to a limited liability limited partnership in the near future.

Ladder Holdings is a privately held company that commenced operations in October 2008.  Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this free writing prospectus as the “Ladder Capital Group.”  The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments.  The executive offices of the Ladder Capital Group are located at 600 Lexington Avenue, 23rd Floor, New York, New York 10022.

According to its consolidated balance sheet (audited), as of December 31, 2010, Ladder Holdings and its consolidated subsidiaries (which include LCF) had total assets of approximately $2.588 billion, total liabilities of approximately $1.869 billion and total members’ capital of approximately $718.506 million.  According to its consolidated balance sheet (unaudited), as of June 30, 2011, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $2.758 billion, total liabilities of approximately $2.033 billion and total members’ capital of approximately $725.411 million.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, the Swap Counterparty, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities.  Some or all of the LCF Mortgage Loans are subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329,762,004 of mortgage loans to commercial mortgage securitizations. During the first six months of 2011, LCF contributed approximately $838,509,853 of mortgage loans to commercial mortgage securitizations.  LCF did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

LCF and its affiliates originate, and acquire from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States.

In connection with commercial mortgage securitization transactions, LCF will generally transfer the mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, those mortgage loans.  In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, LCF will make certain representations and warranties, subject to certain exceptions set forth therein (and attached hereto in Annex G-3), to the Depositor, and will covenant to deliver certain documents to or at the direction of the Depositor, in each case regarding the LCF Mortgage Loans.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.  In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan, the value of the related Mortgaged Property or the interests therein of the Trustee, LCF may have an obligation to cure the subject defect or breach, repurchase the subject Mortgage Loan, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.  The Depositor will assign its rights under the Mortgage Loan Purchase Agreement to the Issuing Entity.  LCF has limited assets with which to effect any such repurchase or substitution or make any such Loss of Value Payment.  However, Ladder Holdings will guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective LCF Mortgage Loan resulting from, or the making of a Loss of Value Payment related to, any such breach of representation and warranty or defective loan documentation.  Notwithstanding the existence of such guarantee, no assurance can be provided that Ladder Holdings or LCF will have the financial ability to repurchase or replace, or to make a Loss of Value Payment with respect to, a defective LCF Mortgage Loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings and LCF both fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes.  Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers (including, with respect to all or substantially all of the LCF Mortgage Loans, Wells Fargo Bank, National Association).

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates.  Set forth below is a discussion of certain general underwriting guidelines with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines described below.

A.  Loan Analysis.  Generally both a credit analysis and a collateral analysis is conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.  Loan Approval.  Prior to commitment, all commercial, multifamily and manufactured housing community mortgage loans to be originated must be approved by a loan committee which includes senior personnel from the Ladder Capital Group.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.  Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.  In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans will have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

D.  Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  It is possible that a member of the Ladder Capital Group may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

 E.  Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)   Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)   Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserve with respect to environmental matters.

(iii)   Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)   Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F.  Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

G.  Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group.  Furthermore, an alternative to a cash escrow or reserve from a borrower may be accepted, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions. The LCF Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Starwood Property Mortgage

General

Starwood Property Mortgage Sub-2-A, L.L.C., Starwood Property Mortgage Sub-3, L.L.C. and Starwood Property Mortgage Sub-4, L.L.C. (collectively, “Starwood Property Mortgage”) are collectively a sponsor of, and a seller of certain mortgage loans (the “Starwood Mortgage Loans”) into, the securitization described in this free writing prospectus.  Starwood Property Mortgage is engaged primarily in originating, investing in and financing commercial mortgage loans, commercial mortgage-backed securities and other commercial real estate debt investments.  Each of Starwood Property Mortgage Sub-

2-A, L.L.C., Starwood Property Mortgage Sub-3, L.L.C. and Starwood Property Mortgage Sub-4, L.L.C. is a Delaware limited liability company and an indirect wholly-owned subsidiary of Starwood Property Trust, Inc. (“Starwood Trust”).  Starwood Trust is a Maryland corporation that commenced operations on August 17, 2009 upon the completion of its initial public offering.  Starwood Trust is engaged primarily in originating, investing in, financing and managing commercial mortgage loans, commercial mortgage-backed securities and other commercial real estate debt investments.  Starwood Trust also invests in residential mortgage-backed securities and residential mortgage loans.  Starwood Trust is externally managed and advised by an affiliate of Starwood Capital Group, a privately-held private equity firm.  The principal offices of Starwood Trust and Starwood Property Mortgage is:  c/o Starwood Capital Group, 591 West Putnam Avenue, Greenwich, Connecticut 06830.

Neither Starwood Property Mortgage nor any of its affiliates or advisers will insure or guarantee distributions on the Certificates.  The Issuing Entity will have no rights or remedies against Starwood Property Mortgage for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase obligation for material document defects or the representations and warranties made by Starwood Property Mortgage in the related Mortgage Loan Purchase Agreement, which obligation is guaranteed by Starwood Property Mortgage, L.L.C.

Starwood’s Securitization Program

During 2010, affiliates of Starwood Trust (collectively, “Starwood” ) contributed approximately $83,769,350 of mortgage loans to commercial mortgage securitizations.  During the first six months of 2011, Starwood contributed approximately $54,383,134 of mortgage loans to commercial mortgage securitizations.  Starwood has been engaged in the origination and the securitization of mortgage loans since 2010.

Starwood and its affiliates originate, and acquire from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States.

In connection with commercial mortgage securitization transactions, Starwood or an affiliate will generally transfer the mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, Starwood works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, each of Starwood Property Mortgage Sub-2-A, L.L.C., Starwood Property Mortgage Sub-3, L.L.C. and Starwood Property Mortgage Sub-4, L.L.C. will make certain representations and warranties, subject to certain exceptions set forth therein (and attached hereto in Annex G-4), to the Depositor, and will covenant to deliver certain documents to or at the direction of the Depositor, in each case regarding the Starwood Mortgage Loans.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.  In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan, the value of the related Mortgaged Property or the interests therein of the Trustee, Starwood Property Mortgage Sub-2-A, L.L.C., Starwood Property Mortgage Sub-3, L.L.C. or Starwood Property Mortgage Sub-4, L.L.C., as applicable, may have an obligation to cure the subject defect or breach, repurchase the subject Mortgage Loan, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.  The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the Issuing Entity.  Starwood Property Mortgage has limited assets with which to effect any such repurchase or substitution or make any such Loss of Value Payment.  However, Starwood Property Mortgage, L.L.C. will guarantee Starwood Property Mortgage’s payment obligations in connection with a repurchase or substitution of a defective Starwood Mortgage Loan resulting from, or the making of a Loss of Value Payment related to, any such breach of representation and warranty or defective loan documentation.  Notwithstanding the existence of such guarantee, no assurance can be provided that Starwood Trust or Starwood Property Mortgage will have the financial ability to repurchase or replace, or to make a Loss of Value Payment with respect to, a defective Starwood Mortgage Loan, and no other affiliate of any of Starwood Trust or Starwood Property Mortgage will be responsible for doing so if Starwood Trust and Starwood Property Mortgage both fail with respect to their obligations.

Starwood’s Underwriting Standards

General.  Starwood Property Mortgage’s commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below.  However, variations from these guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by Starwood Property Mortgage.  Therefore, this general description of the Starwood Property Mortgage’s underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each mortgage loan originated by Starwood Property Mortgage is performed by a deal team comprised of real estate professionals which typically includes an originator, underwriter and internal legal counsel, and a third party due diligence provider and external legal counsel both under the review of Starwood Property Mortgage.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  Generally, borrowers are required to be newly-formed single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches.

A member of the Starwood Property Mortgage deal team, one of its affiliates or an agent thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

The Starwood Property Mortgage deal team, one of its affiliates or an agent thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with property specific, cash flow underwriting guidelines of Starwood Property Mortgage.  Determinations are also made regarding the use of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  Starwood Property Mortgage’s underwriting standards for stabilized securitized first mortgages generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum loan-to-value ratio (LTV) of 75%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each of its Mortgage Loans as reported in this free writing prospectus and Annex A-1 to this free writing prospectus.  Property and loan information is typically updated for securitization, including a re-underwriting of the property’s cash flow to the extent that more than 90 days have passed, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.  In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans will have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Amortization Requirements.  While Starwood Property Mortgage’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term.  However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this free writing prospectus and Annex A-1 to this free writing prospectus generally reflects a calculation based on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  Starwood Property Mortgage may require borrowers to fund escrows for taxes, insurance and replacement reserves.  In addition, Starwood Property Mortgage may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by Starwood Property Mortgage.

Servicing.  Interim servicing for loans originated by Starwood Property Mortgage prior to securitization is typically performed either by an affiliate of Starwood Property Mortgage or a third party servicer such as Wells Fargo Bank, National Association (“Wells Fargo”).  Primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with Starwood Property Mortgage, which may be retained post securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions.  The Starwood Mortgage Loans were originated in accordance with the underwriting standards described above.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates.  The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005.  The telephone number is (212) 250-2500.  The Depositor’s capitalization is nominal.  All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the seven years ending December 31, 2010, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $68.4 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this free writing prospectus for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be DBUBS 2011-LC3 Mortgage Trust (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loan and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “The Pooling and Servicing Agreement—Amendment.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “—The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer,” “—The Special Servicer” and “The Trustee” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the collection account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a Board of Directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

 Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Bankruptcy Code, unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered to the effect that:

(i)     (A) If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)   If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of The Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of Mortgage Loans.”

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans and the Loan Combinations for which it is responsible as described under “The Pooling and Servicing Agreement–Servicing of the Mortgage Loans; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans and the Loan Combinations to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

Wells Fargo will act as the master servicer for the underlying Mortgage Loans (in such capacity, the “Master Servicer”) and will also act as the initial special servicer for the Providence Place Mall Mortgage Loan.  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the Certificate Administrator, Paying Agent and Custodian.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer and special servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The table below sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2008	As of 12/31/2009	As of 12/31/2010	As of 6/30/2011
By Approximate Number:	43,720	41,703	39,125	39,613
By Approximate Aggregate Unpaid Principal Balance (in billions):	$491.4	$473.4	$451.09	$442.88

Within this portfolio, as of June 30, 2011, are approximately 27,613 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $360.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2011, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2008	$384,974,195,963	$ 152,404,687	0.04%
Calendar Year 2009	$370,868,977,095	$ 492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
YTD Q2 2011	$341,658,872,897	$1,852,032,605	0.54%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years.  Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:
CMBS Pools	As of 12/31/2008	As of 12/31/2009	As of 12/31/2010	As of 6/30/2011
By Approximate Number	61	52	56	52
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$26.0	$18.5	$22.6	$25
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$675,096,189	$913,424,748	$1,081,410,457	$3,331,561,406.43

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property.  As a result, such properties, depending on their location and/or other specific circumstances, may compete with the mortgaged properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders.  Wells Fargo’s strategies and procedures vary on a case-by-case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, Inc. (“Fitch”) and Standard and Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business (“S&P”), as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P
Primary Servicer:	CPS2+	Above Average
Master Servicer:	CMS2	Above Average
Special Servicer:	CSS2-	Above Average

The long-term deposits of Wells Fargo are rated “AA” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s” ) and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the master servicer or the special servicer, as applicable, under the Pooling and Servicing Agreement will remain responsible for its duties thereunder.  Wells Fargo may engage third party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	entry of new loan data and document collection;

•	performance of quality control measures for new loans boarded;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wells Fargo for approval; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the underlying mortgage loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the underlying mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the underlying mortgage loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer or special servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the U.S. Securities and Exchange Commission (the “SEC”), as required under the Exchange Act.  Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to certain interim servicing agreements between Wells Fargo and certain affiliates of LCF, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by those affiliates of LCF from time to time, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be contributed by LCF to this securitization.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by GACC or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be contributed by GACC to this securitization.

The Special Servicers

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) will be one of the special servicers and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties (except with respect to the Providence Place Mall Mortgage Loan) pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s and Fitch.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch.  S&P ranks Midland as “Strong” and Fitch ranks Midland as “1” for each category.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise.  To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction.  Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.

Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.  Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/Midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2011, Midland was servicing approximately 29,028 commercial and multifamily mortgage loans with a principal balance of approximately $268 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 13,431 of such loans, with a total principal balance of approximately $137 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of June 30, 2011, Midland was named the special servicer in approximately 139 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $78 billion.  With respect to such transactions as of such date, Midland was administering approximately 433 assets with an outstanding principal balance of approximately $5.9 billion.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992.  The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2008 to 2010.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2008	2009	2010
CMBS	$149	$145	$136
Other	$100	$130	$133
Total	$249	$275	$269

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.  The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2008 to 2010.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2008	2009	2010
Total	$101	$101	$63
Midland may enter into one or more arrangements with the Directing Holder, holders of Controlling Class Certificates, holders of Companion Loans or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as Special Servicer under the Pooling and Servicing Agreement and the related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The information set forth in this section “The Servicers—The Special Servicers—Midland Loan Services, a Division of PNC Bank, National Association” concerning Midland has been provided by Midland.

Wells Fargo Bank, National Association

Wells Fargo will be responsible for the servicing and administration of the Specially Serviced Loan and REO Property relating to the Providence Place Mall Mortgage Loan under the Pooling and Servicing Agreement.  Information regarding Wells Fargo is provided above under “The Master Servicer” in this free writing prospectus.

Replacement of the Special Servicer

 The Special Servicer may be removed (other than with respect to the Providence Place Mall Mortgage Loan), and a successor Special Servicer appointed, at any time, as follows:

(a) with respect to Mortgage Loans as to which a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder; and

(b) with respect to any Mortgage Loan as to which a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote).  The Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.  Upon the written direction of holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis within 180 days of the notice from the Certificate Administrator of the request for such vote, the Certificate Administrator will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to (i) the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, after the occurrence of a Consultation Termination Event and (ii) the Providence Place Mall Mortgage Loan, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of (i) with respect to the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates or (ii) with respect to the Providence Place Mall Mortgage Loan, holders of Sequential Pay Certificates and Class PM Certificates evidencing at least 75% of the aggregate Providence Place Mall Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates and Class PM Certificates, in each case, on an aggregate basis within 180 days from the time of recommendation and posting.  In the event the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates and the Class PM Certificates, if applicable, will be an additional trust fund expense.

With respect to the Providence Place Mall Mortgage Loan, upon (a) the written direction of holders of Certificates evidencing not less than 25% of the Providence Place Mall Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) requesting a vote to replace the Special Servicer with respect to the Providence Place Mall Mortgage Loan with a new special servicer designated in such written direction, (b) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator of a No Downgrade Confirmation, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of holders of the Certificates evidencing at least 75% of the Providence Place Mall Voting Rights (taking into account PM Realized Losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balances of the Certificates) within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer with respect to the Providence Place Mall Mortgage Loan under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to right to indemnification, outstanding fees, and reimbursement of advances and other rights set for the in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will be required to include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the Certificate Administrator’s website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

So long as no Control Termination Event has occurred and is continuing, all of the Providence Place Mall Voting Rights allocable to the Pooled Certificates exercisable with respect to the removal and replacement of the Special Servicer with respect to the Providence Place Mall Mortgage Loan will be exercisable by the Directing Holder.  If a Control Termination Event has occurred and is continuing, the Providence Place Mall Voting Rights with respect to such matters will be exercisable by the holders of the Pooled Certificates in proportion to the Certificate Balances of their Certificates.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that an Event of Default occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon Event of Default” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Primary Servicing

Except with respect to certain Mortgage Loans sold to the Depositor by UBSRES and Starwood Mortgage Property, the Master Servicer will be responsible for the primary servicing of all of the Mortgage Loans.  The Master Servicer may elect to retain one or more primary servicers to perform some or all of its primary servicing duties with respect to each of the Mortgage Loans and it has informed the Depositor that it intends to use one or more primary servicers on certain of the Mortgage Loans.  The Master Servicer will pay the fees of the primary servicer or servicers to the extent received.

Bank of America, National Association

Bank of America will be the primary servicer with respect to the Mortgage Loans sold to the Depositor by UBSRES and Starwood Property Mortgage for the Mortgage Loans (other than for the Providence Place Mall Mortgage Loan) that are being transferred to the depositor by UBSRES and Starwood Property Mortgage.  Bank of America is a national banking association organized under the laws of the United States of America.

Bank of America’s principal servicing offices are located at NC1-026-06-01, Capital Markets Servicing Group, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255.

Bank of America has been servicing commercial mortgage loans through its capital market servicing group for more than 16 years.  The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

Commercial Mortgage Loans	As of December 31, 2007	As of December 31, 2008	As of December 31, 2009	As of December 31, 2010
By Number	9,476	10,528	9,958	10,280
By Aggregate Unpaid Principal Balance	$125,378,446,000	$135,534,500,000	$132,764,400,000	$127,494,000,000

As of June 30, 2011, Bank of America’s portfolio consisted of 10,370 commercial mortgage loans with an unpaid principal balance of approximately $124,500,000,000, of which 4,575 commercial mortgage loans with an unpaid principal balance of approximately $73,698,000,000 were related to commercial mortgage-backed securities.

Bank of America is rated by Fitch and Moody’s as a primary servicer, master servicer and special servicer.  Bank of America’s ratings by each of these agencies is outlined below:

	Fitch	Moody’s
Primary Servicer	CPS1	Approved
Master Servicer	CMS2+	Approved
Special Servicer	CSS2	Approved

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry.  This platform allows Bank of America to process mortgage servicing activities including but not limited to:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan.  In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility.  The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans.  Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.  Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third party vendors, affiliates or subsidiaries.  Bank of America may engage third party vendors to provide technology or process efficiencies.  Bank of America monitors its third party vendors in compliance with the guidelines reviewed by the Office of the Comptroller of the Currency.  Bank of America has entered into contracts with third party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing.  Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, intercreditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee.  On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault.  Bank of America utilizes an electronic tracking system to identify the owner of the related mortgage file.

When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition.  These actions include depositing the insurance proceeds and funding the restoration of the property as would be done for a construction loan.  Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.  Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.  The vendor provides a feed to the Bank of America’s loan servicing system to provide updated information.

There are no legal proceedings pending against Bank of America, or to which any property of Bank of America is subject, that are material to the certificateholders, nor does Bank of America have actual knowledge of any proceedings of this type contemplated by governmental authorities.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee under the Pooling and Servicing Agreement (in such capacity, the “Trustee”).  U.S. Bancorp, with total assets exceeding $311 billion as of March 31, 2011, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of March 31, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S.

Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 Domestic and 3 International cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office currently located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2011, U.S. Bank was acting as trustee with respect to over 70,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2010, U.S. Bank purchased the domestic and European-based securitization trust administration businesses of Bank of America, National Association.  Following the closing of the acquisition, U.S. Bank succeeded to duties of the Bank of America affiliate servicing as trustee or agent, as applicable, under each client agreement except with respect to those transactions that require additional steps to transfer the appointments in accordance with the terms of the governing instrument or agreement or applicable law.  Under the terms of the agreement, U.S. Bank Corporate Trust Services acquired approximately 2,150 active securitization and related transactions, which include custodial services with respect to more than 2.4 million residential mortgage files and 84,000 commercial mortgage files, and which include more than $1.1 trillion in underlying assets.

As of March 31, 2011, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 165 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $172,528,400,000.

In the past three years, U.S. Bank has not materially defaulted in its trustee obligations under any Pooling and Servicing Agreement or caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the Master Servicer or Special Servicer fails to make a required advance.  In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the Trustee and Custodian has been provided by each of them.  Neither the Trustee nor the Custodian makes any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Depositor, the Underwriter, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.  Within 30 days after the occurrence of any Event of Default of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such occurrence, unless such default shall have been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no event of default shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the certificate administrator (in such capacity, the “Certificate Administrator”), the Custodian and the Paying Agent under the Pooling and Servicing Agreement. Wells Fargo is also the Master Servicer.  The Certificate Administrator’s principal corporate offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 280,000 employees as of December 31, 2010, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Underwriters, the Sponsors, the Master Servicer, the Special Servicer and the Trustee may maintain banking and other commercial relationships with Wells Fargo and its affiliates.

Wells Fargo is acting as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2010, Wells Fargo was acting as custodian of more than 60,000 commercial mortgage loan files.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsors or the Depositor or an affiliate of the Sponsors or the Depositor, and anticipates that one or more of those mortgage loans may be included in the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.  The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supersede any such custodial agreement.

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, Wells Fargo is responsible for the preparation and filing of all tax returns on behalf of the Trust REMICs and the Grantor Trust.  Wells Fargo has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2010, Wells Fargo was acting as securities administrator with respect to more than $387 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.  In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

The foregoing information concerning the Certificate Administrator has been provided by the Certificate Administrator.

The Certificate Administrator shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) an institution whose long-term senior unsecured debt is rated at least “Aa3” by Moody’s and whose short-term unsecured debt is rated at least “P-1” by Moody’s or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.  The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate

Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity, to the extent of amounts held in the Collection Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, certificate custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0032% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.  The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Certificate Administrator is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement (in such capacity, the “Custodian”).  The Custodian is responsible to hold and safeguard the mortgage notes, the participation certificates and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  In its capacity as Custodian, the Certificate Administrator will hold the Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

TriMont Real Estate Advisors, Inc., a Georgia corporation (“TriMont”), will act as operating advisor under the Pooling and Servicing Agreement (in that capacity, the “Operating Advisor”).  The principal offices of TriMont are located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600.

TriMont provides services to real estate lenders and investors on both debt and equity investments.  Its core services include primary asset management, special serviced asset management, REO asset management, asset servicing, due diligence, underwriting services and portfolio risk analysis.  Recent assignments include that of operating advisor or trust advisor for over $3 billion of securitizations.

TriMont has offices located in Atlanta, Georgia (headquarters), Irvine, California, New York, New York and Leusden, The Netherlands.  TriMont provides services on approximately $50 billion of invested capital for clients on approximately 2,800 assets.  TriMont is rated by S&P as Commercial Mortgage Special Servicer (Above Average), Construction Loan Servicer (Strong) and Construction Loan Special Servicer (Above Average) and by Fitch as a Primary Servicer (CPS2) and Special Servicer (CSS2).

TriMont is not an affiliate of the Depositor, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Issuing Entity, the Sponsors or the Originators.

From time to time TriMont may be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against TriMont or of which any of its property is the subject, that would have a material adverse effect on TriMont’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

The information set forth in this free writing prospectus concerning the Operating Advisor has been provided by the Operating Advisor.  None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, the Depositor, the Swap Counterparty are affiliates of each other.

UBSRES, a Sponsor and Mortgage Loan Seller, is an affiliate of UBS Securities LLC, one of the Underwriters.

LCF, a Sponsor and Mortgage Loan Seller, is an affiliate of Ladder Capital Securities LLC, one of the Underwriters.

Wells Fargo is the Master Servicer.  Pursuant to certain interim servicing agreements between Wells Fargo, on the one hand, and LCF and certain affiliates of LCF, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by LCF and/or those affiliates of LCF, including, prior to their inclusion in the Issuing Entity, all or substantially all of the Mortgage Loans to be contributed by LCF to this securitization.  Pursuant to certain interim servicing agreements between Wells Fargo, on the one hand, and Starwood Property Mortgage, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Starwood Property Mortgage, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be contributed by Starwood Property Mortgage to this securitization.  Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and GACC and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by GACC.

Midland is a Special Servicer.  Pursuant to a certain interim servicing agreement between UBSRES, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBSRES, including, prior to their inclusion in the Issuing Entity, all or substantially all of the Mortgage Loans to be contributed by UBSRES to this securitization.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, the Swap Counterparty, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities.  Some or all of the LCF Mortgage Loans are subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, the Swap Counterparty, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to Starwood Property Mortgage Sub-2-A, L.L.C., Starwood Property Mortgage Sub-3, L.L.C., and Starwood Property Mortgage Sub-4, L.L.C. through various repurchase facilities.  All of the Mortgage Loans being sold to the Issuing Entity by Starwood Property Mortgage are subject to such repurchase facilities.  If the Mortgage Loans being sold to the Issuing Entity by Starwood Property Mortgage are subject to such repurchase facilities at the time the Certificates are issued then Starwood Property Mortgage Sub-2-A, L.L.C., Starwood Property Mortgage Sub-3, L.L.C., and Starwood Property Mortgage Sub-4, L.L.C., as applicable, will use the proceeds from the sale of its applicable Mortgage Loan(s) to the Depositor to, among other things, reacquire such Mortgage Loan(s) from the applicable repurchase agreement counterparties free and clear of any liens.

DESCRIPTION OF THE MORTGAGE POOL

 General

The Issuing Entity to be created by the Depositor will consist of the non-pooled trust components of the Providence Place Mall Mortgage Loan and a pool (the “Mortgage Pool”) of 43 fixed-rate mortgage loans, including the pooled trust component of the Providence Place Mall Loan (each, together with the non-pooled trust components of the Providence Place Mall Mortgage Loan, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 64 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool (which, for the avoidance of doubt, does not include the non-pooled components of the Providence Place Mall Mortgage Loan) has an aggregate principal balance as of the Cut-off Date of approximately $1,398,457,485 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%.  The principal balances of the Mortgage Loans (other than the non-pooled trust components of the Providence Place Mall Mortgage Loan) as of the later of the related due date of such Mortgage Loan in August 2011 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $2,644,532 to $164,571,307 and the average Cut-off Date Balance will be $32,522,267 subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during August 2011 are timely made.  All numerical information provided in this free writing prospectus with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this free writing prospectus without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Issuing Entity’s assets will include the Providence Place Mall Mortgage Loan, which will be divided into a pooled senior trust component (the “PM Pooled Senior Component”) having a Cut-off Date principal balance of $54,840,367, a non-pooled senior trust component (the “PM Non-Pooled Senior Component”) having a Cut-off Date principal balance of $140,100,000, a non-pooled senior interest-only component (the “PM Non-Pooled Senior IO Component” and, together with the PM Non-Pooled Senior Component, the “PM Non-Pooled Senior Components”) having a Cut-off Date notional balance of $54,840,367, and a non-pooled junior trust component (the “PM Non-Pooled Junior Component”) having a Cut-off Date principal balance of $114,163,093.  The PM Pooled Senior Component will be pooled with the other Mortgage Loans to support the Regular Certificates other than the Class PM Certificates.  The PM Non-Pooled Senior Component, the PM Non-Pooled Senior IO Component and the PM Non-Pooled Junior Component (collectively, the “PM Non-Pooled Components”) will support the Class PM Certificates.  Although the PM Non-Pooled Components are assets of the Issuing Entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the PM Non-Pooled Components are not reflected in this free writing prospectus and the term “Mortgage Loan” in that context does not include the PM Non-Pooled Components.

The Somerby of Mobile Loan has a subordinate companion loan.  Each companion loan is referred to in this free writing prospectus as a “Companion Loan.”  Each Mortgage Loan together with its related Companion Loan is referred to in this free writing prospectus as a “Loan Combination.”  The Companion Loan is not included in the Mortgage Pool.  Each Companion Loan is subordinate in right of payment to the related Mortgage Loan and is also sometimes referred to in this free writing prospectus as the “B Loan.”

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each of the Mortgages creates a first lien on the interests of the related borrower or mortgagor in the related Mortgaged Property, as set forth on the following table:

Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)	56	83.1%
Leasehold Estate	6	9.7%
Partial Fee/Leasehold Estate	2	7.3%
Total	64	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

In general, the Mortgage Loans secured by Mortgaged Properties located in Maryland have each been structured as an indemnity deed of trust (an “IDOT”).  The IDOT is structured so that the lender makes the loan to an affiliate of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a deed of trust on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a Mortgage Loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
1	0	4	22.6%
1	10	1	1.4%
6	0	38	76.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each Mortgage Loan.

 Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be nonrecourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this free writing prospectus, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real estate taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property, and (vi) mortgage liens for a Companion loan.  However, in the case of some of the Mortgaged Properties, a related tenant may have a right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus.

Significant Mortgage Loans and Significant Obligors

Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Three Allen Center and Times Square Hotel Portfolio, represent 11.8% and 10.0%, respectively, of the Initial Outstanding Pool Balance.

No Mortgage Loan has an outstanding principal balance as of the Cut-off Date which exceeds 11.8% of the Initial Outstanding Pool Balance.

The following table sets forth information regarding the ten largest Mortgage Loans in the pool, which represent, in the aggregate, approximately 63.1% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan or Cross-Collateralized Group	No.	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	Cut-off Date U/W NCF DSCR		Cut-off Date LTV		LTV Ratio at Maturity		Cut-off Date U/W NOI Debt Yield
Three Allen Center	1	$164,571,307	11.8%	6.1200%	57	1.38	x	61.0%		57.3%		10.9%
Times Square Hotel Portfolio	2	$140,000,000	10.0%	5.5036%	58	1.58	x	59.8%		56.5%		11.7%
Quadrus Office Park	3	$112,000,000	8.0%	5.1400%	119	1.42	x	52.8%		45.9%		9.7%
Columbia Sussex Hotel Portfolio	4	$100,000,000	7.2%	5.0000%	53	3.47	x	32.1%		29.7%		27.6%
Dover Mall and Commons	5	$94,000,000	6.7%	5.5705%	120	1.25	x	72.9%		61.0%		9.1%
One Biscayne	6	$83,000,000	5.9%	6.1700%	60	2.19	x	52.5%		52.5%		15.1%
Providence Place Mall(1)	7	$54,840,367	3.9%	4.8549%	117	2.57x	(1)	34.9	%(1)	26.3	%(1)	19.5	%(1)
Ridgeway Shopping Center	8	$49,598,568	3.5%	5.5200%	74	2.43	x	38.7%		33.9%		18.4%
Lighthouse Building	9	$45,000,000	3.2%	5.8700%	119	1.36	x	48.9%		45.7%		10.2%
Paddock at Eastpoint	10	$39,500,000	2.8%	5.2935%	118	1.34	x	69.8%		58.7%		9.4%
Total/Wtd. Avg.		$882,510,242	63.1%	5.5550%	82	1.85	x	53.9%		48.8%		13.8%

(1)
For the Providence Place Mall Mortgage Loan, the numerical and statistical information related to the loan-to-value ratios and debt yields includes the PM Pooled Senior Component and the PM Non-Pooled Senior Component representing $194,940,367 of senior mortgage debt, but does not include the non-pooled junior trust component.  For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the Cut-off Date on the PM Pooled Senior Component, the PM Non-Pooled Senior Component and the PM Non-Pooled Senior IO Component.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from GACC, UBSRES, LCF and Starwood Property Mortgage Sub-3 (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to four separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:
Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	13	$593,528,873	42.4%
UBS Real Estate Securities Inc.	15	$472,565,155	33.8%
Ladder Capital Finance LLC	11	$177,959,485	12.7%
Starwood Property Mortgage(1)	4	$154,403,972	11.0%

(1)	Includes Starwood Property Mortgage Sub-3, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and Starwood Property Mortgage Sub-4, L.L.C.

Except as indicated in the following sentences, each Mortgage Loan Seller or one of its affiliates originated each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.  The JPMIM Mortgage Loans, representing 12.2% of the Initial Outstanding Pool Balance and as to which GACC is acting as Mortgage Loan Seller, are Mortgage Loans that were originated or restated and amended by an affiliate of J.P. Morgan Investment Management, Inc. and have been acquired by GACC.  The CBRE Mortgage Loans, representing 3.4% of the Initial Outstanding Pool Balance and as to which GACC is acting as Mortgage Loan Seller, are Mortgage Loans that were originated by CPUSI Co-Investment

Holdings, LLC (an affiliate of CBRE Capital Partners U.S. I Holdings, LLC) (or an affiliate thereof) and has been acquired by GACC.  The Mortgage Loan identified as Albany Mall on Annex-1 to this free writing prospectus, representing 2.1% of the Initial Outstanding Pool Balance and as to which UBSRES is acting as Mortgage Loan Seller, is a Mortgage Loan that was originated by Regions Bank (or an affiliate thereof) and has been acquired by UBSRES. The Mortgage Loans identified on Annex A-1 to this free writing prospectus as Hamilton Portfolio and Grassmere, representing 1.7% and 1.1%, respectively, of the Initial Outstanding Pool Balance and as to which Starwood Property Mortgage is acting as Mortgage Loan Seller, are Mortgage Loans that were originated by Regions Bank (or an affiliate thereof) and have been acquired by Starwood Property Mortgage.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

 Certain Underwriting Matters

Environmental Site Assessments.  Other than as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this free writing prospectus, where such conditions were identified:

•	the circumstance or condition has been remediated in all material respects;

•	the borrower or a third party has escrowed funds to effect the remediation, although such escrows may not be held by the lender;

•	a responsible party, not related to the borrower, has been identified by the applicable governmental authority;

•
an operations and maintenance plan has been or will be implemented or the related borrower or an affiliate thereof is otherwise currently taking or required to take actions to address the circumstance or condition;

•	environmental insurance with respect to such condition has been obtained;

•	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor;

•
a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of taking any action, or of requiring that any action be taken by the borrower or any other person, with respect to such condition; or

•	an environmental consultant did not recommend further investigation or remediation.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

In the case of five (5) Mortgaged Properties described in the following bullets, securing 11.8% of the Initial Outstanding Pool Balance, an environmental insurance policy was obtained with respect to the related Mortgaged Property, either in lieu of obtaining indemnification from the sponsor or to address environmental conditions or concerns.  Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period.  Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified as Quadrus Office on Annex A-1 to this free writing prospectus, representing 8.0% of the Initial Outstanding Pool Balance, in lieu of obtaining a guaranty from the related non-recourse carveout guarantors related to environmental conditions or concerns, the lender obtained an environmental insurance policy with a term of 10 years, with a two year tail, providing $10 million in coverage per claim and $10 million in aggregate coverage.  Premiums for this policy are paid in full.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified as New Brite Plaza on Annex A-1 to this free writing prospectus, representing 0.8% of the Initial Outstanding Pool Balance.  In addition to obtaining an environmental indemnity from the related non-recourse carveout guarantors, the lender obtained an environmental insurance policy that expires in June 2017.  Premiums for this policy are paid in full.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified as Western Digital on Annex A-1 to this free writing prospectus, representing 1.4% of the Initial Outstanding Pool Balance, in lieu of obtaining a guaranty from the related non-recourse carveout guarantor related to environmental conditions or concerns, the lender obtained a secured creditor environmental insurance policy that expires July 6, 2021 that provides $5 million of coverage per claim and $5 million of coverage in the aggregate.  Premiums for this policy are paid in full.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified as Western Lights Shopping Center on Annex A-1 to this free writing prospectus, representing 1.2% of the Initial Outstanding Pool Balance, the lender obtained a $2 million lender environmental collateral protection and liability insurance policy with a $50,000 deductible and a term of 10 years with a five year tail, in lieu of obtaining a guaranty from the related non-recourse carveout guarantor related to environmental conditions or concerns.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified as Ba Mar Basin MHC on Annex A-1 to this free writing prospectus, representing 0.4% of the Initial Outstanding Pool Balance, the borrower obtained a lender environmental collateral protection and liability insurance policy (with coverage equal to $2,000,000 in the aggregate and $2,000,000 per occurrence) for a term of 10 years plus a three year tail providing for the lesser of lender collateral protection, first party cleanup and third party liability in the event of a monetary default by borrower under the mortgage and the occurrence of a coverable event.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus for additional information regarding the environmental issues related to the Bar Mar Basin MHC Mortgage Loan.

The information contained in this free writing prospectus regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.  The Mortgage Loan Sellers have informed the Depositor that, with certain limited exceptions, inspections of most of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such exceptions include, without limitation, two (2) mortgaged properties, identified as Kaiser Permanente – Ground Lease and Sears Portage – Ground Lease, in the portfolio of mortgaged properties identified as The Malulani Portfolio on Annex A-1, and the mortgaged property identified as Station Plaza – Ground Lease on Annex A-1, securing mortgage loans collectively representing 0.7% (by allocated loan amount) of the Initial Outstanding Pool Balance.  Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this free writing prospectus.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.  The Mortgage Loan Documents for the JPMIM Mortgage Loans do not specifically require that the borrower obtain any particular coverage; rather these Mortgage Loan Documents require the related borrowers to maintain insurance coverages and endorsements in amounts as lender may require in its sole discretion or good faith discretion from time to time.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to any Mortgage Loan related to a Loan Combination, the outstanding principal balance of the Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements.  Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (other than the Mortgaged Properties identified on Annex A-1 as Ridgeway Shopping Center, Harbor Properties, The Malulani Portfolio and Station Plaza – Ground Lease, representing 3.5%, 1.4%, 0.8% and 0.4%, respectively, of the initial outstanding pool balance) and except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower must obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance.  For example:

•
With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Three Allen Center, representing 11.8% of the Initial Outstanding Pool Balance, Borrower’s cost for terrorism insurance is capped at $170,000 per year.

•
With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Providence Place Mall, representing 3.9% of the Initial Outstanding Pool Balance as of the cut-off date, if TRIPRA (as amended or as may be further amended from time to time including any extensions) is no longer in effect, the related Mortgage Loan Documents do not require the borrower to pay more than 200% of the then-current annual terrorism insurance premiums payable, and in all instances such insurance must be commercially available and obtainable at a commercially reasonable cost.

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With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as The Malulani Portfolio, which secures a Mortgage Loan that represents 0.8% of the Initial Outstanding Pool Balance, three (3) of the four (4) Mortgaged Properties are not covered by terrorism insurance.

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With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Station Plaza – Ground Lease, which secures a Mortgage Loan that represents 0.4% of the Initial Outstanding Pool Balance, the borrower’s requirement to maintain insurance is governed by the related ground lease which does not contain a requirement to maintain terrorism insurance.

For additional information regarding certain of these Mortgage Loans, see “Annex B—Description of Top 20 Mortgage Loans—Three Allen Center” and “—Providence Place Mall.”

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this free writing prospectus.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.  With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Inland-SuperValu/Walgreens Portfolio, The Malulani Portfolio and Station Plaza – Ground Lease, which collectively represent 2.7% of the Initial Outstanding Pool Balance, the related borrowers will not be obligated to maintain insurance (including, without limitation, casualty, business interruption, flood, rent loss, earthquake or terrorism insurance) with respect to the related Mortgaged Property (or a particular portion of a related Mortgaged Property) or one or more of the related Mortgaged Properties, as applicable, to the extent that (i) the related tenant or ground tenant at such mortgaged property is obligated to maintain, and is maintaining, through a program of self-insurance or otherwise from a third party insurer, the insurance required under the loan documents, (ii) the related tenant or ground tenant is required to and in fact does, maintain the insurance coverage required by the related lease or ground lease, or (iii) the related tenant’s or ground tenant’s lease requires the tenant to rebuild the property in the event of a casualty and/or to just continue paying rent with no obligation to rebuild.  Consequently, in the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Station Plaza – Ground Lease, which property secures a Mortgage Loan that represents 0.4% of the Initial Outstanding Pool Balance, and three (3) of the four (4) Mortgaged Properties included in the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as The

Malulani Portfolio, which portfolio secures a Mortgage Loan that represents 0.8% of the Initial Outstanding Pool Balance, because the loan documents provide that the borrowers’ requirement to maintain insurance is governed by the related lease or ground lease, as applicable, and such leases and ground leases do not contain an express requirement to maintain insurance against standard risks, including, without limitation business interruption insurance, flood insurance, earthquake insurance and terrorism insurance, the related properties may not be covered for such risks.  In addition, in the case of the four (4) Mortgaged Properties included in the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Inland - SuperValu/Walgreens Portfolio that are leased to a Walgreens tenant, which portfolio secures a Mortgage Loan that represents 1.5% of the initial Outstanding Pool Balance, the borrower will not be obligated to maintain the insurance required under the related loan documents with respect to any such property, provided that, among other conditions, (i) the subject property is 100.0% leased to the current Walgreens tenant (or, in the event of a permitted assignment or subleasing of the property, the current Walgreens tenant remains fully liable for the tenant’s obligations and liabilities under the applicable Walgreens lease), (ii) the long-term unsecured debt obligations of the Walgreens tenant continue to be rated at least investment grade by the rating agencies specified in the loan agreement, (iii) the applicable Walgreens lease requires the tenant thereunder at its sole cost and expense (A) to maintain special form coverage insurance covering such property to the extent of not less than 100% of the replacement value of the improvements (with no exclusion for terrorism) and public liability and property damage insurance covering liability and property damage or death or bodily injury in any one incident in a combined single limit of not less than $2 million and (B) to rebuild and/or repair the property following the casualty to the same condition (as nearly possible) that such property was in immediately prior to the casualty, and (iv) the tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the applicable Walgreens lease.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization.  For example, with respect to 16 of the top 20 Mortgage Loans which collectively represent 72.6% of the Initial Outstanding Pool Balance, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.  For example, with respect to the Mortgage Loans identified on Annex A-1 to this free writing prospectus as Wilshire West Medical Center, Brotman Physicians Plaza and Northridge Medical Tower, which collectively represent 3.6% of the Initial Outstanding Pool Balance, the related Mortgaged Properties are insured pursuant to a blanket policy covering all of these properties together with other properties owned directly or indirectly by the related guarantor that are not included in the Mortgage Pool.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Certain Variances from the Underwriting Guidelines.  Certain of the mortgage loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators—GACC’s Underwriting Standards” in this free writing prospectus.  See also “Risks Related to the Mortgage Loans—JPMIM Mortgage Loans Were Not Specifically Originated for Securitization” and “—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this free writing prospectus.

Split Loan Structures

The following table represents certain information regarding the Mortgage Loans and Companion Loans that comprise Loan Combinations:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan U/W NCF DSCR	Loan Combination U/W NCF DSCR	Mortgage Loan Cut-off Date LTV Ratio	Loan Combination Cut-off Date LTV Ratio	Mortgage Loan Cut-off Date U/W NOI Debt Yield	Loan Combination Cut-off Date U/W NOI Debt Yield
Somerby of Mobile	$15,500,000	$4,750,000	$20,250,000	1.54x	0.96x	45.2%	59.0%	11.2%	8.6%

 The Pooled Trust Component and the Non-Pooled Trust Components of the Providence Place Mall Mortgage Loan

Under the Pooling and Servicing Agreement, the Mortgage Loan identified as Providence Place Mall on Annex A-1 to this free writing prospectus (the “Providence Place Mall Mortgage Loan”), with a Cut-off Date Balance of $309,103,459, will be split into the PM Pooled Senior Component, PM Non-Pooled Senior Component, PM Non-Pooled Senior IO Component and PM Non-Pooled Junior Component.  The PM Pooled Senior Component, representing approximately 3.9% of the Initial Outstanding Pool Balance and with a Cut-off Date principal balance of $54,840,367, will be pooled with the other Mortgage Loans and interest and principal received in respect of the PM Pooled Senior Component will be available to make distributions in respect of the Certificates other than the Class PM Certificates and the Class V certificates.  The PM Non-Pooled Senior Component, with a Cut-off Date Balance of $140,100,000, the PM Non-Pooled Senior IO Component, with a notional balance equal to the principal balance of the PM Pooled Senior Component, and the PM Non-Pooled Junior Component, with an aggregate Cut-off Date Balance of $114,163,093, will support the Class PM Certificates.  The PM Pooled Senior Component, PM Non-Pooled Senior Component, PM Non-Pooled Senior IO Component and PM Non-Pooled Junior Component will accrue interest at the rates set forth below in the same manner in which interest accrues on the Providence Place Mall Mortgage Loan.

Providence Place Mall Trust Components	Cut-off Date Principal Amount or Notional Amount	Component Interest Rate
PM Pooled Senior Component	$54,840,367	4.8549%
PM Non-Pooled Senior Component	$140,100,000	5.2400%
PM Non-Pooled Senior IO Component	$54,840,367	0.3851%
PM Non-Pooled Junior Component	$114,163,093	5.2400%

For the purpose of the information presented in this free writing prospectus with respect to the Providence Place Mall Mortgage Loan, unless otherwise indicated, (i) the loan-to-value ratio and U/W NOI Debt Yield includes the PM Pooled Senior Component and the PM Non-Pooled Senior Component, but does not include the PM Non-Pooled Junior Component, and (ii) for purposes of calculating the debt service coverage ratio, the annual debt service is based on the aggregate principal and interest payments due during the first twelve (12) months after the Cut-off Date on the PM Pooled Senior Component, the PM Non-Pooled Senior Component and the PM Non-Pooled Senior IO Component.

General.  The Providence Place Mall Mortgage Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Providence Place Mall Mortgage Loan will be effected in accordance with the Pooling and Servicing Agreement).  The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the PM Pooled Senior Component and the PM Non-Pooled Components unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Providence Place Mall Mortgage Loan, and (ii) Property Advances with respect to the Providence Place Mall Mortgage Loan (including the PM Pooled Senior Component and the PM Non-Pooled Components) unless the Master Servicer, the

Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Providence Place Mall Mortgage Loan.

With respect to each Distribution Date, amounts collected or advanced in respect of the Providence Place Mall Mortgage Loan will be allocated among the PM Pooled Senior Component, the PM Non-Pooled Senior Component, the PM Non-Pooled Senior IO Component and the PM Non-Pooled Junior Component in the following order of priority:

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  first, (A) to the PM Pooled Senior Component, (B) to the PM Non-Pooled Senior Component and (C) to the PM Non-Pooled Senior IO Component, in respect of interest, up to an amount equal to, and pro rata in accordance with, their respective amount of accrued and unpaid interest for the related Due Date and, to the extent not previously collected and distributed, for all prior Due Dates;

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 second, (A) to the PM Pooled Senior Component and (B) to the PM Non-Pooled Senior Component, pro rata, based upon and in reduction of their respective principal balances, up to an amount equal to the amount of principal collections in respect of the Providence Place Mall Mortgage Loan during the related Collection Period, until the principal balance of PM Pooled Senior Component and the PM Non-Pooled Senior Component are reduced to zero;

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  third, (A) to the PM Pooled Senior Component and (B) to the PM Non-Pooled Senior Component, as reimbursement for any PM Realized Losses and Additional Trust Fund Expenses (in each case, attributable to the Providence Place Mall Mortgage Loan), if any, for such Distribution Date, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed PM Realized Losses and Additional Trust Fund Expenses (in each case, attributable to the Providence Place Mall Mortgage Loan) previously allocated to such components;

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  fourth, to the PM Non-Pooled Junior Component, in respect of interest, up to an amount equal to its amount of accrued and unpaid interest for the related Due Date and, to the extent not previously collected and distributed, for all prior Due Dates;

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  fifth, to the PM Non-Pooled Junior Component, up to an amount equal to the amount of principal collections in respect of the Providence Place Mall Mortgage Loan during the related Collection Period, until the principal balance of PM Non-Pooled Junior Component is reduced to zero; and

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  sixth, (A) to the PM Non-Pooled Junior Component, as reimbursement for any PM Realized Losses and Additional Trust Fund Expenses (in each case, attributable to the Providence Place Mall Mortgage Loan), if any, for such Distribution Date, an amount equal to the aggregate of such unreimbursed PM Realized Losses and Additional Trust Fund Expenses (in each case, attributable to the Providence Place Mall Mortgage Loan) previously allocated to such component.

All PM Realized Losses on the Providence Place Mall Mortgage Loan and all other shortfalls in principal collections on the Providence Place Mall Mortgage Loan will be allocated, first, to the PM Non-Pooled Junior Component, and then, to the PM Pooled Senior Component and the PM Non-Pooled Senior Component on a pro rata basis (based upon the principal balances of the PM Pooled Senior Component and the PM Non-Pooled Senior Component).

All shortfalls in interest collections on the Providence Place Mall Mortgage Loan will be allocated, first, to the PM Non-Pooled Junior Component, and then, to the PM Pooled Senior Component, the PM Non-Pooled Senior Component and the PM Non-Pooled Senior IO Component, on a pro rata basis (based upon their interest entitlements).

All amounts distributed in respect of payments received on the Providence Place Mall Mortgage Loan that are allocated to the PM Pooled Senior Component, the PM Non-Pooled Senior Component, the PM Non-Pooled Senior IO Component and the PM Non-Pooled Junior Component, respectively will be net of the corresponding amount, if any, allocated, in accordance with the Pooling and Servicing Agreement, to the PM Pooled Senior Component, the PM Non-Pooled Senior Component, the PM Non-Pooled Senior IO Component and the PM Non-Pooled Junior Component, respectively, to reimburse any outstanding P&I Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee/Certificate Administrator Fees, Workout Fees, Liquidation Fees, interest on Advances and other additional trust fund expenses or otherwise payable to persons other than Certificateholders.

 The Somerby of Mobile Loan Combination

With respect to the Mortgage Loan identified as Somerby of Mobile on Annex A-1 to this free writing prospectus (the “Somerby of Mobile Loan”), representing approximately 1.1% of the Initial Outstanding Pool Balance and with a Cut-off Date Balance of $15,500,000, the related Mortgaged Property also secures a subordinate mortgage loan (the “Somerby of Mobile B Loan,” and together with the Somerby of Mobile Loan, the “Somerby of Mobile Loan Combination”).  Only the Somerby of Mobile Loan is being acquired by the Issuing Entity.  The Somerby of Mobile B Loan is not an asset of the Issuing Entity.

The Somerby of Mobile B Loan has a Cut-off Date Balance of $4,750,000 and is currently owned by Starwood Property Mortgage, L.L.C.

For the purpose of the information presented in this free writing prospectus with respect to the Somerby of Mobile Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Somerby of Mobile Loan, but excludes the Somerby of Mobile B Loan.

General.  The Somerby of Mobile Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement for at least as long as the Somerby of Mobile Loan (or related REO Loan) is held by the Issuing Entity.  The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Somerby of Mobile Loan (but not the Somerby of Mobile B Loan) unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Somerby of Mobile Loan and (ii) Property Advances with respect to the Somerby of Mobile Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Somerby of Mobile Loan Combination.

Application of Funds.  The holders of the Somerby of Mobile Loan and the Somerby of Mobile B Loan (the “Somerby of Mobile Loan Holder” and the “Somerby of Mobile B Loan Holder”) have entered into a co-lender agreement, which sets forth the respective rights of each of the holders of the Somerby of Mobile Loan Combination.  The rights of the Somerby of Mobile B Loan Holder to receive payments of interest, principal and other amounts are subordinate to the rights of the Somerby of Mobile Loan Holder to receive such amounts.

Pursuant to the terms of that co-lender agreement, for so long as (a) no monetary event of default has occurred and is continuing under the Somerby of Mobile Loan Combination and (b) no non-monetary event of default as to which the Somerby of Mobile Loan Combination becomes a Specially Serviced Loan has occurred and is continuing, or in each case has been cured by the holder of the Somerby of Mobile B Loan, all amount available for payments on the Somerby of Mobile Loan Combination (other than any amounts for required reserves or escrows required by the related Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of a related Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related Mortgage Loan Documents) including, without limitations, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following manner, to the extent of available funds:

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first, to each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, all unreimbursed costs and expenses paid by such entity with respect to the Somerby of Mobile Loan or the related Mortgaged Properties, including unreimbursed Advances and interest thereon;

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second, to the Master Servicer, the Certificate Administrator, the Operating Advisor and the Special Servicer, any accrued and unpaid Servicing Fees, Trustee/Certificate Administrator Fees and Operating Advisor Fees and any Workout Fees earned by them with respect to the Somerby of Mobile Loan Combination (or in the case of the Certificate Administrator Fee, the Operating Advisor Fee, the Somerby of Mobile Loan) under the Somerby of Mobile co-lender agreement or the Pooling and Servicing Agreement;

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third, to the Somerby of Mobile Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Somerby of Mobile Loan (at a per annum rate equal to the related Mortgage Rate minus the applicable Servicing Fee Rate and any applicable Trustee/Certificate Administrator Fee Rate and Operating Advisor Fee Rate);

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fourth, to the Somerby of Mobile Loan Holder, an amount equal to (i) any unpaid scheduled principal payment(s) (other than the balloon payment) due on the Somerby of Mobile Loan in accordance with the related Mortgage Loan documents and (ii) its pro rata portion (based on the relative outstanding principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan) of the balloon payment and any voluntary or involuntary prepayment (including any partial prepayment) on the Somerby of Mobile Loan Combination, in each case to be applied in reduction of the principal balance of the Somerby of Mobile Loan;

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fifth, to the Somerby of Mobile B Loan Holder, up to the amount of any unreimbursed advance or cure payment made by the Somerby of Mobile B Loan Holder and all unreimbursed costs paid by the Somerby of Mobile B Loan Holder, in each case, with respect to the Somerby of Mobile Loan Combination or the related Mortgaged Properties;

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sixth, to the Somerby of Mobile B Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Somerby of Mobile B Loan (at a per annum rate equal to the related Mortgage Loan Rate minus the applicable Servicing Fee Rate);

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seventh, to the Somerby of Mobile B Loan Holder, an amount equal to (i) any unpaid scheduled principal payment(s) (other than the balloon payment) due on the Somerby of Mobile B Loan in accordance with the related Mortgage Loan documents and (ii) its pro rata portion (based on the relative outstanding principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan) of the balloon payment and any voluntary or involuntary prepayment (including any partial prepayment) on the Somerby of Mobile Loan Combination, in each case to be applied in reduction of the principal balance of the Somerby of Mobile B Loan;

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eighth, any interest accrued at the mortgage default rate on the Somerby of Mobile Loan Combination to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the principal balance of the Somerby of Mobile Loan Combination at the non-default interest rate for the Somerby of Mobile Loan Combination and (iii) not required to be paid to any of the Master Servicer, Special Servicer or Trustee under the Pooling and Servicing Agreement, first, to the Somerby of Mobile Loan Holder in an amount calculated on the principal balance of the Somerby of Mobile Loan prior to the application of funds in accordance with this waterfall at the excess of (A) the default interest rate for the Somerby of Mobile Loan over (B) the non-default interest rate for the Somerby of Mobile Loan and second, to the Somerby of Mobile B Loan Holder in an amount calculated on the principal balance of the Somerby of Mobile B Loan prior to the application of funds in accordance with this waterfall at the excess of (A) the default interest rate for the Somerby of Mobile B Loan over (B) the non-default interest rate for the Somerby of Mobile B Loan;

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ninth, (A) with respect to any Somerby of Mobile Yield Maintenance Premium received from the related borrower, first, pro rata, based on the relative outstanding principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan, to (i) the holder of the Somerby of Mobile Loan, in an amount equal to 1.0% of the principal balance of Somerby of Mobile Loan (the “Note A Floor”) and (ii) the holder of the Somerby of Mobile B Loan, in an amount equal to 1.0%

of the principal balance of Somerby of Mobile B Loan, second, to the holder of the Somerby of Mobile B Loan, in an amount equal to the excess of the Note A Floor over the Somerby of Mobile Yield Maintenance Premium payable with respect to the Somerby of Mobile Loan pursuant to clause (b) of the definition thereof as if the Somerby of Mobile Loan Combination consisted only of the Somerby of Mobile Loan, and third, to the holder of the Somerby of Mobile Loan and the holder of the Somerby of Mobile B Loan, pro rata based on the Somerby of Mobile Yield Maintenance Premium payable with respect to their respective notes pursuant to clause (b) of the definition thereof as if the Somerby of Mobile Loan Combination consisted only of the Somerby of Mobile B Loan and (B) to the Somerby of Mobile Loan Holder and the Somerby of Mobile B Loan Holder, allocable between them on a pro rata basis (based on the relative outstanding principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan, in each case prior to the application of funds in accordance with this cash flow waterfall), any prepayment premiums with respect to the Somerby of Mobile Loan Combination (to the extent actually paid by the related borrowers);

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tenth, to the extent not payable to any servicer as additional servicing compensation to the extent provided in the related servicing agreement, to the Somerby of Mobile Loan Holder and the Somerby of Mobile B Loan Holder, allocable between them on a pro rata basis (based on the relative outstanding principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan, in each case prior to the application of funds in accordance with this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrowers; and

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eleventh, to the Somerby of Mobile Loan Holder and the Somerby of Mobile B Loan Holder, allocable between them on a pro rata basis (based on the relative initial principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan), any excess amounts paid by, but not required to be returned to, the related borrowers.

Generally, for so long as (a) a monetary event of default has occurred and is continuing under the Somerby of Mobile Loan Combination or (b) a non-monetary event of default as to which the Somerby of Mobile Loan Combination becomes a Specially Serviced Loan has occurred and is continuing, and in each case has not been cured by the holder of the Somerby of Mobile B Loan, all amounts available for payments on the Somerby of Mobile Loan Combination (other than any amounts for required reserves or escrows required by the related Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of a related Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related Mortgage Loan documents), including, without limitations, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following manner, to the extent of available funds:

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first, to each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, all unreimbursed costs and expenses paid by such entity with respect to the Somerby of Mobile Loan or the related Mortgaged Properties, including unreimbursed Advances and interest thereon;

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second, to the Master Servicer, and/or the Special Servicer, as applicable, any accrued/earned but unpaid Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees, to the Certificate Administrator any accrued/earned but unpaid Trustee/Certificate Administrator Fees, to the Operating Advisor any accrued/earned but unpaid Operating Advisor Fees, with respect to the Somerby of Mobile Loan Combination;

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third, to the Somerby of Mobile Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Somerby of Mobile Loan (at a per annum rate equal to the related Mortgage Rate minus the applicable Servicing Fee Rate and any applicable Trustee/Certificate Administrator Fee Rate and Operating Advisor Fee Rate);

•	fourth, to the Somerby of Mobile Loan Holder, in an amount equal to the outstanding principal balance of the Somerby of Mobile Loan, until such principal balance has been reduced to zero;

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fifth, to the Somerby of Mobile B Loan Holder, up to the amount of any unreimbursed advance or cure payment made by the Somerby of Mobile B Loan Holder and all unreimbursed costs paid by the Somerby of Mobile B Loan Holder, in each case, with respect to the Somerby of Mobile Loan Combination or the related Mortgaged Properties;

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sixth, to the Somerby of Mobile B Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Somerby of Mobile B Loan (at a per annum rate equal to the related Mortgage Rate minus the applicable Servicing Fee Rate);

•	seventh, to the Somerby of Mobile B Loan Holder, in an amount equal to the outstanding principal balance of the Somerby of Mobile B Loan, until such principal balance has been reduced to zero;

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eighth, any interest accrued at the mortgage default rate on the Somerby of Mobile Loan Combination to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the principal balance of the Somerby of Mobile Loan Combination at the non-default interest rate for the Somerby of Mobile Loan Combination and (iii) not required to be paid to any of the Master Servicer, Special Servicer or Trustee under the Pooling and Servicing Agreement, first, to the Somerby of Mobile Loan Holder in an amount calculated on the principal balance of the Somerby of Mobile Loan on such payment date prior to the application of funds in accordance with this waterfall at the excess of (A) the default interest rate for the Somerby of Mobile Loan over (B) the non-default interest rate for the Somerby of Mobile Loan and second, to the Somerby of Mobile B Loan Holder in an amount calculated on the principal balance of the Somerby of Mobile B Loan on such payment date prior to the application of funds in accordance with this waterfall at the excess of (A) the default interest rate for the Somerby of Mobile B Loan over (B) the non-default interest rate for the Somerby of Mobile B Loan;

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ninth, (A) with respect to any Somerby of Mobile Yield Maintenance Premium received from the related borrower, first, pro rata, based on the relative outstanding principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan, to (i) the holder of the Somerby of Mobile Loan, in an amount equal to the Note A Floor and (ii) the holder of the Somerby of Mobile B Loan, in an amount equal to 1.0% of the principal balance of Somerby of Mobile B Loan, second, to the holder of the Somerby of Mobile B Loan, in an amount equal to the excess of the Note A Floor over the Somerby of Mobile Yield Maintenance Premium payable with respect to the Somerby of Mobile Loan pursuant to clause (b) of the definition thereof as if the Somerby of Mobile Loan Combination consisted only of the Somerby of Mobile Loan, and third, to the holder of the Somerby of Mobile Loan and the holder of the Somerby of Mobile B Loan, pro rata based on the Somerby of Mobile Yield Maintenance Premium payable with respect to their respective notes pursuant to clause (b) of the definition thereof as if the Somerby of Mobile Loan Combination consisted only of the Somerby of Mobile B Loan and (B) to the Somerby of Mobile Loan Holder and the Somerby of Mobile B Loan Holder, allocable between them on a pro rata basis (based on the relative outstanding principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan, in each case prior to the application of funds in accordance with this cash flow waterfall), any prepayment premiums with respect to the Somerby of Mobile Loan Combination (to the extent actually paid by the related borrowers);

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tenth, to the extent not payable to any servicer as additional servicing compensation to the extent provided in the related servicing agreement, to the Somerby of Mobile Loan Holder and the Somerby of Mobile B Loan Holder, allocable between them on a pro rata basis (based on the relative outstanding principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan, in each case prior to application of funds in accordance with this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrowers; and

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eleventh, to the Somerby of Mobile Loan Holder and the Somerby of Mobile B Loan Holder, allocable between them on a pro rata basis (based on the relative initial principal balances of the Somerby of Mobile Loan and the Somerby of Mobile B Loan), any excess amounts paid by, but not required to be returned to, the related borrowers.

“Somerby of Mobile Yield Maintenance Premium” means an amount equal to the greater of the following two amounts:  (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the maturity date, from the maturity date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the mortgage loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Somerby of Mobile Loan Combination as of the prepayment date.  For purposes of the foregoing, “Periodic Treasury Yield” means (y) the annual yield to maturity of the actively traded non-callable U.S. Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more such securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the prepayment date, divided by (z) 12.

Cure Rights.  The Somerby of Mobile B Loan Holder will have the right to cure monetary and material non-monetary defaults, subject to notice requirements and a limit on the maximum number of cures over the life of the Somerby of Mobile Loan Combination.  The Somerby of Mobile B Loan Holder will not have the right to cure more than six (6) cure events during the term of the Somerby of Mobile Loan Combination and no single cure event may exceed four (4) consecutive months.

So long as a default exists under the Somerby of Mobile Loan Combination that is being cured by the Somerby of Mobile B Loan Holder and the cure period has not expired, the Master Servicer, the Special Servicer and the Trustee may not treat such default as a default or an event of default under the Somerby of Mobile Loan Combination for purposes of the allocation of collections on the Somerby of Mobile Loan Combination as described under “—Applications of Funds” above, for purposes of treating the Somerby of Mobile Loan Combination as a Specially Serviced Mortgage Loan or for purposes of accelerating the Somerby of Mobile Loan, modifying, amending or waiving any provisions of the related Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Properties.

Purchase Option.  If (a) a monetary event of default has occurred and is continuing under the Somerby of Mobile Loan Combination or (b) a non-monetary event of default as to which the Somerby of Mobile Loan Combination becomes a Specially Serviced Mortgage Loan has occurred and is continuing, then the Somerby of Mobile B Loan Holder will have an option to purchase the Somerby of Mobile Whole Mortgage Loan from the trust at a price generally equal to the outstanding principal balance and accrued and unpaid interest (other than default interest), any accrued and unpaid Servicing Fees and Special Servicing Fees and all outstanding property protection advances and interest on Advances but less any cure payments made by the Somerby of Mobile B Loan Holder.

Somerby of Mobile Directing Holder.  The Somerby of Mobile Controlling Holder will be entitled to act (directly or through a representative) as the directing holder for the Somerby of Mobile Loan Combination (the “Somerby of Mobile Directing Holder”).

 The “Somerby of Mobile Controlling Holder” will, as of any determination date, be:

(a) the Somerby of Mobile B Loan Holder, unless (i) a Somerby of Mobile Control Appraisal Event has occurred and is continuing with respect to the Somerby of Mobile B Loan, or (ii) the Somerby of Mobile B Loan Holder is a related borrower or one of its affiliates; and

(b) the Somerby of Mobile Loan Holder, if (i) a Somerby of Mobile Control Appraisal Event has occurred and is continuing with respect to the Somerby of Mobile B Loan, or (ii) the Somerby of Mobile B Loan Holder is a related borrower or one of its affiliates.

A “Somerby of Mobile Control Appraisal Event” will be deemed to have occurred with respect to the Somerby of Mobile B Loan, if and for so long as (a)(1) the initial principal balance of the Somerby of Mobile B Loan together with any posted collateral pursuant to the terms of the Somerby of Mobile Co-Lender Agreement, minus (2) the sum of (x) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the Somerby of Mobile B Loan, (y) any Appraisal Reduction Amounts with respect to the Somerby of Mobile Loan Combination allocated to the Somerby of Mobile B Loan, and (z) any realized principal losses with respect to the Somerby of Mobile Loan Combination allocated to the Somerby of Mobile B Loan (without duplication of any Appraisal Reduction Amounts), is less than (b) twenty-five percent (25%) of the initial principal balance of the Somerby of Mobile B Loan, less any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the Somerby of Mobile B Loan.

Approval and Direction Rights.  For so long as the Somerby of Mobile B Loan Holder is the Somerby of Mobile Directing Holder, it will be entitled to approve and direct substantially all material servicing actions, including, without limitation, any work-out or foreclosure of the Somerby of Mobile Loan Combination, any sale of a related REO Property or any material modification of any major lease.  These rights will be subject to the limitations that (1) no Somerby of Mobile B Loan Holder will have approval rights over any sale of the Somerby of Mobile Loan (which excludes the Somerby of Mobile B Loan) by the trust as described under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, and (2) the Special Servicer must act without regard to the directions of the Somerby of Mobile Directing Holder to the extent that such directions would require or cause the Special Servicer to take any action or refrain from taking any action that would violate applicable law, be inconsistent with the Servicing Standard or violate the terms of the Pooling and Servicing Agreement (including the REMIC-related provisions thereof) or the Somerby of Mobile Co-Lender Agreement.  The initial Somerby of Mobile Directing Holder will be Starwood Property Mortgage, L.L.C., or an affiliate thereof.

Special Servicer Appointment Rights.  For so long as the Somerby of Mobile B Loan Holder is the Somerby of Mobile Directing Holder, it will be entitled to replace the Special Servicer with respect to the Somerby of Mobile Loan Combination at any time, with or without cause, subject to certain exceptions, upon delivery of a No Downgrade Confirmation.

Collateral Posting Rights.  If an Appraisal Reduction Event would otherwise result in the Somerby of Mobile B Loan Holder losing Somerby of Mobile Directing Holder status, the Somerby of Mobile B Loan Holder will be entitled to retain that status by posting collateral with the Master Servicer within thirty (30) days after the receipt of the relevant appraisal.  The collateral may be returned if and to the extent that the Somerby of Mobile B Loan Holder would be the Somerby of Mobile Directing Holder without regard to the posted collateral.

Appraisal Rights.  If the Special Servicer is otherwise required to obtain an appraisal of the related Mortgaged Property under the Pooling and Servicing Agreement, the then-current Somerby of Mobile Directing Holder will be entitled to require the Special Servicer to obtain a second appraisal (at the expense of the Somerby of Mobile Directing Holder) from an appraiser reasonably acceptable to the Somerby of Mobile Directing Holder.  If the appraised value determined by the second appraisal differs by more than 10% from that determined by the first appraiser, the Special Servicer must direct the appraisers to jointly appoint a third appraiser (at the expense of the Somerby of Mobile Directing Holder) to reconcile the differences between the appraised values determined under each appraisal.  The determination of the third appraiser shall be final and binding (unless and until a new appraisal is required under the Pooling and Servicing Agreement).  Unless and until such a determination is made by a third appraiser, the first appraisal will control.

 ARD Loans

Two Mortgage Loans identified on Annex A-1 to this free writing prospectus as Inland-SuperValu/Walgreens Portfolio and Grassmere (the “ARD Loans”), representing 1.5% and 1.1% of the outstanding pool balance, respectively, as of the Cut-off Date, provide that if, after a certain date (an “Anticipated Repayment Date”), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).  For the Inland-SuperValu/Walgreens Portfolio Mortgage Loan and the Grassmere Mortgage Loan, the Anticipated Repayment Date is 120 months and 60 months, respectively, following the related first payment date.  The Revised Rate for the SuperValu/Walgreens Portfolio Mortgage Loan is equal to 2.0% plus the Initial Rate.  The Revised Rate for the Grassmere Mortgage Loan is equal to the greater of (i) 3% plus the Initial Rate or (ii) 3% plus the U.S. Treasury rate.  After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on the ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of the ARD Loan has been paid in full.  The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their respective Anticipated Repayment Date.  There can be no assurance that the borrower will prepay the related ARD Loan on its Anticipated Repayment Date.

Additional Mortgage Loan Information

General.  The information in this free writing prospectus (including the Annexes to this free writing prospectus) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited.  The sum of the amounts in any charts throughout this free writing prospectus, including the Annexes to this free writing prospectus, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this free writing prospectus and in the Annexes to this free writing prospectus.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this free writing prospectus with respect to any Mortgaged Property intended to represent such future net cash flow.

 Definitions.  For purposes of this free writing prospectus, including the information presented in the Annexes to this free writing prospectus, the indicated terms have the following meanings:

(i)    “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such

Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate and the fee rate paid to the primary servicer or subservicer, if any.

(ii)    “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(iii)    “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity (or, in the case of an ARD Loan, its Anticipated Repayment Date), the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.  Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the interest payments for the first twelve payment periods of the Mortgage Loan (but without regard to any leap-year adjustments).  The schedule of Monthly Payments for the Columbia Sussex Hotel Portfolio Mortgage Loan is set forth on Annex H to this free writing prospectus.  The schedule of Monthly Payments for the Somerby of Mobile Mortgage Loan is set forth on Annex I to this free writing prospectus.  The Monthly Payments for the Providence Place Mall Mortgage Loan and its related components are based upon the amortization schedule set forth on Annex J to the free writing prospectus.

(iv)    “Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable Mortgage Loan Seller.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(v)                 “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of an ARD Loan, at the Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(vi)    “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan excluding any related B Loan.  For a calculation of the loan-to-value ratio for each of these Mortgage Loans including any related B Loan, if applicable, see Annex A-1.  In the case of the Providence Place Mall Mortgage Loan, unless otherwise indicated, loan-to-value ratios were calculated including only the PM Pooled Senior Component and the PM Non-Pooled Senior Component.  For a calculation of the loan-to-value ratio for the Providence Place Mall Mortgage Loan that takes into account the PM Non-Pooled Junior Component, see Annex A-1.

(vii)    “Cut-off Date U/W NCF Debt Yield” means, with respect to any Mortgaged Property, the Underwritten Net Cash Flow for such Mortgaged Property divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt yield was calculated with respect to the Mortgage Loan excluding any related B Loan.  For a calculation of the debt yield for each Mortgage Loan that is part of a split loan structure including the related B Loan, see “—Split Loan Structures” above.  In the case of the Providence Place Mall Mortgage Loan, unless otherwise indicated, debt yield was calculated including only the PM Pooled Senior Component and the PM Non-Pooled Senior Component.  For a calculation of the debt yield for the Providence Place Mall Mortgage Loan that takes into account the PM Non-Pooled Junior Component, see Annex A-1.

(viii)    “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgaged Property, the Underwritten Net Operating Income for such Mortgaged Property divided by the Cut-off

Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt yield was calculated with respect to the Mortgage Loan excluding any related B Loan.  For a calculation of the debt yield for each Mortgage Loan that is part of a split loan structure including the related Companion Loan, see “—Split Loan Structures” above.  In the case of the Providence Place Mall Mortgage Loan, unless otherwise indicated, debt yield was calculated including only the PM Pooled Senior Component and the PM Non-Pooled Senior Component.  For a calculation of the debt yield for the Providence Place Mall Mortgage Loan that takes into account the PM Non-Pooled Junior Component, see Annex A-1.

(ix)    “GLA” means gross leasable area.

(x)    “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, and with respect to the PM Pooled Senior Component or any of the PM Non-Pooled Components of the Providence Place Mall Mortgage Loan, their respective rates as set forth in “Description of the Mortgage Pool—Split Loan Structures—The Pooled Trust Component and the Non-Pooled Trust Components of the Providence Place Mall Mortgage Loan” in this free writing prospectus.

(xi)    “Leased Fee” means, the Borrower’s fee interest in a ground lease that excludes the improvements on the related Mortgaged Property.  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(xii)    “LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of each Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan included in the Issuing Entity, excluding any related B Loan.  In the case of the Providence Place Mall Mortgage Loan, unless otherwise indicated, loan-to-value ratios were calculated including only the PM Pooled Senior Component and the PM Non-Pooled Senior Component.

(xiii)    “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(xiv)            “NRA” means net rentable area.

(xv)                 “Occupancy” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this free writing prospectus may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this free writing prospectus concerning the “Largest Tenant,” “Second Largest Tenant” and “Third Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(xvi)    “Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office facility or other special purpose property, the square footage of the net rentable or leasable area.

(xvii)    “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.  Annex A-1 indicates which Mortgage Loans have an Anticipated Repayment Date.

(xviii)    “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(xix)    “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this free writing prospectus.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control.  In some cases, the Underwritten Net Operating Income set forth in this free writing prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.  No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(xx)    “Units,” “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

(xxi)    “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan, excluding any related B Loan.  In the case of the Providence Place Mall Mortgage Loan, unless otherwise indicated, debt service coverage ratios were calculated with respect to the PM Pooled Senior Component and the PM Non-Pooled Senior Component only.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(xxii)             “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NOI DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflects that ability.

(xxiii)    “U/W Revenue” with respect to any Mortgage Loan, the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this free writing prospectus.

(xxiv)    “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

 Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  Thirty-nine (39) of the Mortgage Loans, representing 87.8% of the Initial Outstanding Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.  Four (4) of the Mortgage Loans, representing 12.2% of the Initial Outstanding Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Except in the case of Mortgage Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Thirty-one (31) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 56.4% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date or Anticipated Repayment Date.

•
One (1) of these Mortgage Loans, representing 1.1% of the Initial Outstanding Pool Balance, provides for an increase in the related interest rate after the Anticipated Repayment Date.  The Excess Interest with respect to the Mortgage Loan will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related Mortgage Loan until such balance is reduced to zero.

Nine (9) Mortgage Loans, representing 35.4% of the Initial Outstanding Pool Balance, provide for payments of interest-only for periods ranging from four (4) months to 59 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Three (3) Mortgage Loans, representing 8.3% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date or Anticipated Repayment Date.

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One (1) of these Mortgage Loans, representing 1.5% of the Initial Outstanding Pool Balance, is interest-only until the Anticipated Repayment Date, and thereafter provides for an increase in the related interest rate and amortization of principal based on a 20-year amortization schedule.  The Excess Interest in respect of the Mortgage Loan will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to holders of Class V certificates.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related Mortgage Loan until such balance is reduced to zero.

 Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable).  All of the Yield Maintenance Loans (except as noted in paragraph iv below) prohibit voluntary prepayment for a specified period from the Closing Date (the “Yield Maintenance Lock-Out Period”), all of the prepayment premium assets prohibit voluntary prepayment for a specified period from the Closing Date (the “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) and voluntary prepayment for at least two years from the Closing Date (the “Defeasance Lock-Out Period”, and collectively with the Yield Maintenance Lock-Out Period and the Prepayment Premium Lock-Out Period, the “Lock-Out Periods”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 21 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”  Each Mortgage Loan other than 47th Street restricts voluntary prepayments in one of the following ways:

(i)    Twenty-eight (28) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 66.1% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 under the heading “Prepayment Provisions (# of payments).”  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally between 110% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(ii)    Eleven (11) of the Mortgage Loans (together  with the Mortgage Loans described in the immediately following clause (iii), the “Yield Maintenance Loans”), representing approximately 21.7% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, in respect of Mortgage Loans that have a Yield Maintenance Charge payable, the “Yield Maintenance Period”).  Certain of the Yield Maintenance Loans permit partial prepayment accompanied by a Yield Maintenance Charge.  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 under the heading “Prepayment Provisions (# of payments).”

(iii)    Three (3) of the Mortgage Loans, representing approximately 10.8% of the Initial Outstanding Pool Balance, do not have applicable Lock-Out Periods and permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge until the commencement of the open period for such Mortgage Loan.  The Yield Maintenance Period is identified on Annex A-1 under the heading “Prepayment Provisions (# of payments).”

(iv)    One (1) of the Mortgage Loans representing approximately 1.4% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan at any time without the payment of a Yield Maintenance Charge or Prepayment Premium.

With respect to certain Yield Maintenance Loans, the “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.  However, the Yield Maintenance Charge formula in a Yield Maintenance Loans be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

With respect to certain Yield Maintenance Loans, the “Yield Maintenance Charge” will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date or the date preceding the commencement of the open period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date until the stated maturity date or the date preceding the commencement of the open period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loans will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date or date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loans or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date or the date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loans or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loans or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loans with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, or (3) such other instruments as set forth in the related Mortgage Loan Documents.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.  In most case, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that occurs immediately prior to and including the stated maturity date set forth in Annex A-1.

All of the Mortgage Loans that permit voluntary prepayments (other than certain of the Mortgage Loans identified in Annex A-1 as Ridgeway Shopping Center, 226-230 West 97th Street and Harbor Properties) require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.  For a discussion regarding the prepayment provisions of those Mortgage Loans, see “Risk Factors—Risks Related to the Mortgage Loans—The JPMIM Mortgage Loans Were Not Specifically Originated for Securitization” in this free writing prospectus.

For purposes of this transaction, the Mortgage Loan identified as 226-230 West 97th Street on Annex A-1 to this free writing prospectus (the “226-230 West 97th Street Mortgage Loan”) is treated as openly prepayable with no Yield Maintenance Charge or Prepayment Premium and Certficateholders should assume that the 226-230 West 97th Street Mortgage Loan may be prepaid at any time without any Yield Maintenance Charge or Prepayment Premium when considering an investment in the Certificates or modeling this transaction. To the extent any such amounts are actually paid by the related Borrower, GACC has retained the right to receive all such Yield Maintenance Charge or Prepayment Premiums pursuant to the related Mortgage Loan Purchase Agreement.

Unless a Mortgage Loan is relatively near its stated maturity date (or Anticipated Repayment Date, as applicable) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayment” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this free writing prospectus.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Certificates—Risks Related to Prepayment and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayment” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance.  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 115% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related mortgage.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or related Anticipated Repayment Date, as applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related

Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayment and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus.

 In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(i)    The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Dover Mall and Commons, representing 6.7% of the Initial Outstanding Pool Balance, the borrower may obtain the release of one or more development parcels in connection with the related Mortgaged Property, subject to the satisfaction of certain conditions, including but not limited to: (i) such release parcel is non-income producing in any material way and unimproved (or improved only by surface parking areas not necessary for zoning compliance); and (ii) either (A) the loan-to-value ratio based on the value of the Mortgaged Property after giving effect to the release is not more than 125% or (B) the outstanding principal balance is paid down with the least of the following amounts: (1) net proceeds of an arm's-length sale of the release parcel, (2) fair market value of the release parcel at the time of such release, or (3) an amount such that the loan-to-value ratio does not increase after such release, unless an opinion of counsel is received stating that the release will not cause the securitization to fail to maintain its status as a REMIC.

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The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

(ii)    The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus a Yield Maintenance Charge.  For example:

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In the case of the Mortgaged Properties collectively identified on Annex A-1 to this free writing prospectus as Times Square Hotel Portfolio, representing 10.0% of the Initial Outstanding Pool Balance as of the Cut-off Date, the borrower may obtain the release of one of the individual Mortgaged Properties upon, among other things, (i) the prepayment of a portion of the Mortgage Loan in an amount equal to 115% of the applicable Allocated Loan Amount for the applicable Mortgaged Property, and (ii) after giving effect to the release of the applicable Mortgaged Property, the (a) pro forma debt service coverage ratio for the twelve (12) full calendar months immediately following such release shall not be less than the greater of (I) the debt service coverage ratio for the twelve (12) full calendar months immediately preceding the closing date, and (II) the debt service coverage ratio for the twelve (12) full calendar months immediately preceding such release and (b) pro forma debt yield for the twelve (12) full calendar months immediately following such release shall not be less than the greater of (I) the debt yield for the twelve (12) full calendar months immediately preceding the closing date, and (II) the debt yield for the twelve (12) full calendar months immediately preceding such release. The related lender shall also be satisfied that the loan-to-value ratio shall not be greater than the lesser of (i) the loan-to-value ratio as of the closing date, and (ii) the loan-to-value ratio immediately prior to such release.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Providence Place Mall, representing 3.9% of the Initial Outstanding Pool Balance, the related Mortgage Loan Documents permit the borrower to release one or more parcels or outlots (including acquired parcels) in connection with the related Mortgaged Property, subject to the satisfaction of certain conditions, including but not limited to:  (i) delivery to lender of evidence that the release parcel is not necessary for the borrower's operation or use of the Mortgaged Property for its then current use and may be readily separated from the Mortgaged Property without a material diminution in the value of the Mortgaged Property; (ii) such release parcel is vacant, non-income producing and unimproved (unless the unimproved requirement is waived by the rating agencies) or improved only by landscaping, utility facilities that are readily relocatable (with all costs of such relocation to be paid by the transferee of the release parcel), or surface parking areas; and (iii) either (A) the loan-to-value ratio based on the value of the Mortgaged Property after giving effect to the release is not more than 125% or (B) the outstanding principal balance is paid down by the applicable yield maintenance premium together with the least of the following amounts:  (1) net proceeds of an arm's-length sale of the release parcel, (2) fair market value of the release parcel at the time of such release, or (3) an amount such that the loan-to-value ratio does not increase after such release, unless an opinion of counsel is received stating that the release will not cause the securitization to fail to maintain its status as a REMIC.

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In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Inland-SuperValu/Walgreens Portfolio and representing 1.5% of the Initial Outstanding Pool Balance, the partial release of properties is permitted following the second anniversary of the Closing Date, provided that the related mezzanine loan has been paid in full, and provided, further, that the related Borrower has satisfied certain conditions set forth in the related loan agreement, including: (i) payment of the Yield Maintenance Premium on the portion of the Mortgage Loan being prepaid and payment of a release price equal to 110% of the Allocated Loan Amount for each Mortgaged Property to be released; (ii) after giving effect to the subject property release, the debt service coverage ratio for the remaining Mortgaged Properties will not be less than the debt service coverage ratio for all the Mortgaged Properties as of the origination date; and (iii) after giving effect to the subject property release, the loan-to-value ratio based on the values applicable to the remaining Mortgaged Properties will not be greater than the loan-to-value ratio for all the Mortgaged Properties as of the origination date.  Further, in no event may (i) a Walgreens property be released unless and until at least one of the SuperValu properties has been released, (ii) more than one Walgreens property be released unless and until both of the SuperValu properties have been released, or (iii) more than two Walgreens properties be released.

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In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Harbor Properties and representing 1.4% of the Initial Outstanding Pool Balance, the related Borrower may obtain the release of one of the individual Mortgaged Properties provided, among other things, (i) the prepayment of a portion of the Mortgage Loan in an amount equal to 110% of the then amortized allocated principal amount for the applicable Mortgaged Property and a make whole amount with respect to such applicable Mortgaged Property, (ii) providing evidence that the Mortgaged Property to be released will be conveyed to a person other than the related Borrower or its principals, and (iii) the provision of an officer’s certificate certifying that the release will not impair or adversely affect the liens, security interests and other rights of lender under the loan documents not being released.

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In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Columbia Sussex Hotel Portfolio, representing 7.2% of the Initial Outstanding Pool Balance, the related Borrower is permitted to obtain, following January 6, 2014, a partial release of the related Mortgaged Properties on satisfaction of certain conditions, including: (i) payment of the Adjusted Release Price (as defined below) and (ii) payment of the adjusted release price payable under the mezzanine loan.  “Adjusted Release Price” shall mean, with respect to each Mortgaged Property within the Columbia Sussex Hotel Portfolio, the greater of (a) the Minimum Release Price (as defined below) and (b) an amount equal to the product obtained by multiplying the Adjusted Release Calculated Amount (as defined below) by a fraction (the outstanding principal balance of the Columbia Sussex Hotel Portfolio Mortgage Loan divided by the sum of the outstanding principal balance of the Columbia Sussex Hotel Portfolio Mortgage Loan and the related mezzanine loan).  “Minimum Release Price” shall mean, for the applicable to Mortgaged Property that is part the Columbia Sussex Hotel Portfolio and is to be released, an amount equal to (i) with respect to Mortgaged Properties located in Anchorage, Alaska and Santa Monica, California, 125% of the allocated Mortgage Loan amount of such Mortgaged Property and (ii) with respect to all other Mortgaged Properties, 120% of the allocated Mortgage Loan amount of such Mortgaged Property.  “Adjusted Release Calculated Amount” shall mean, with respect to each Mortgaged Property that is part of the Columbia Sussex Hotel Portfolio, an amount which would result in both: (i) the debt yield immediately after giving effect to the partial release of such Mortgaged Property being at least equal to the greater of (x) 12.20% and (y) the debt yield as of the date immediately preceding the partial release of such Mortgaged Property; and (ii) the loan-to-value ratio for the Mortgaged Properties remaining within the Columbia Sussex Hotel Portfolio following the partial release shall be not greater than 61.5%.

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In the case of the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Hamilton Portfolio, representing 1.7% of the Initial Outstanding Pool Balance as of the Cut-off Date, the borrower may obtain the release of one or more of the individual Mortgaged Properties after the related payment date in January 2016 in connection with a partial prepayment upon, among other things, payment of an amount equal to 115% of the Allocated Loan Amount with respect to the Mortgaged Property being released, (ii) pro forma debt service coverage ratio as of the date on which the partial release is to occur and after giving effect to such release for the remaining Mortgaged Properties is no less than 1.50x based on the immediately preceding six months (annualized) and (iii) the loan-to-value ratio as of the date on which the partial release is to occur and after giving effect to such release for the remaining Mortgaged Properties is no more than 60%.

(iii)    The release of all or a portion of the Mortgaged Property in connection with a substitution of another property for the Mortgaged Property.  For example:

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Providence Place Mall, representing 3.9% of the Initial Outstanding Pool Balance, the related loan documents permit the release of certain out parcels from the lien of the security instrument in connection with a substitution and encumbrance of a substitute parcel, provided, among other things, (i) no event of default then exists; (ii) either (A) the loan-to-value ratio based on the Mortgaged Property after the substitution is not more than 125%, or (B) the fair market value of the substitute property is equal to or greater than the fair market value of the released property as established by a letter of value from an appraiser; (iii) the parcel released is vacant, non-income producing and unimproved (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas); (iv) the lender has received an acceptable property condition report and Phase I environmental site assessment of the replacement property in accordance with the related Mortgage Loan Documents; and (v) on the date of the substitution, the borrower acquires fee simple or leasehold interest in the substitute parcel of which the substitute property is a part reasonably equivalent in use, value and condition to the released property.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Albany Mall, representing 2.1% of the Initial Outstanding Pool Balance, the related loan documents permit the release of certain out parcels from the lien of the security instrument in connection with a substitution and encumbrance of one or more substitute out parcels, provided, among other things, (i) no event of default then exists; (ii) no prior property substitution has occurred; (iii) the then current market value of the replacement property shall equal or exceed the greater of (a) the initial appraised value (as provided in the appraisal obtained by the related lender in connection with the closing of the Mortgage Loan) of the released parcel, and (b) the then current market value of the released parcel immediately prior to the property substitution; (iv) the debt service coverage ratio of the subject Mortgage Loan taking into account the release and substitution is at least equal to the greater of the debt service coverage ratio of the subject Mortgage Loan at origination and the debt service coverage ratio immediately prior to the property substitution; and (v) the lender has received an acceptable environmental site assessment of the replacement property.

(iv)    The release of all or a portion of the Mortgaged Property for reasons unique to the specific Mortgage Loan terms.  For example:

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Quadrus Office Park, representing 8.0% of the Initial Outstanding Pool Balance, the related Mortgage Loan Documents permit the borrower to develop a building on a parcel of land at the Mortgaged Property referred to as the “Building 9 Parcel” and obtain the release of the parcel from the lien of the related mortgage, provided, among other things, (i) no even of default then exists, (ii) the Building 9 parcel is a legally subdivided parcel from the Mortgaged Property and is on a separate tax lot from the Mortgaged Property, (iii) the development of the Building 9 parcel was completed in accordance with all applicable legal requirements, (iv) a tenant has entered into a lease for the space in Building 9, (v) the conveyance of the Building 9 Parcel does not adversely affect the use or operation of, or access to or from, the remaining Mortgaged Property, (vi) the debt service coverage ratio with respect to the remaining Mortgaged Property is no less than 1.30x, (v) the loan-to-value ratio of the remaining Mortgaged Property is no more than 54%, and (vi) the combined debt yield (the ratio of (A) the underwritten net cash flow at the Mortgaged Property as of the most recent calendar month to (B) the sum of the outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any permitted mezzanine debt then outstanding or approved by lender) is no less than 9.25%.

Addition of Real Property to the Mortgaged Property.  Certain of the Mortgage Loans provide for the addition of real property to the Mortgaged Property.  For example:

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Providence Place Mall, representing 3.9% of the Initial Outstanding Pool Balance, the related Mortgage Loan Documents permit the borrower to acquire one or more parcels in connection with the expansion of the related Mortgaged Property, subject to the satisfaction of certain conditions, including but not limited to:  (i) delivery of notice to the lender at least thirty (30) days before the proposed acquisition, which notice includes (A) the date of the proposed acquisition and (B) a survey metes and bounds description of the expansion parcel and the Mortgaged Property after giving effect to the acquisition; (ii) no event of default then exists; (iii) on the date of the acquisition, the borrower acquires fees simple or leasehold interest in the expansion parcel; and (iv) the lender has received an acceptable property condition report and Phase I environmental site assessment of the expansion parcel in accordance with the related Mortgage Loan Documents.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Albany Mall, representing 2.1% of the Initial Outstanding Pool Balance, the related Mortgage Loan Documents permit the borrower to acquire one of more parcels of real property adjoining the related Mortgaged Property, subject to the satisfaction of certain conditions, including but not limited to: (i) delivery of notice to the lender at least sixty (60) days before the proposed acquisition; (ii) no event of default will exist on or after the date of the acquisition; and (iii) the lender has received an acceptable environmental site assessment of the acquired parcel in accordance with the related Mortgage Loan Documents.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this free writing prospectus.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

With respect to the Mortgage Loans identified as Somerby of Mobile on Annex A-1 to this free writing prospectus, collectively representing approximately 1.1% of the Initial Outstanding Pool Balance, the related mortgaged property also secures one related B Loan.  See “Description of the Mortgage Pool—Split Loan Structures—The Somerby of Mobile Loan Combination” above.

The Mortgage Loans generally prohibit the related borrower from incurring unsecured, secured or indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment, except:

•
In the case of the Mortgage Loans secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Harbor Properties, representing 1.4% of the Initial Outstanding Pool Balance, the borrower has the right to obtain additional subordinate financing from an institutional lender unaffiliated with the borrower and acceptable to the lender in its sole and absolute discretion provided that, among other things, the additional subordinate financing terms and conditions and documents are satisfactory to the lender in its sole and absolute discretion.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of a controlling holder,

•	transfers of a passive interest or less than a controlling interest in the borrower,

•	transfers to borrower affiliates or among existing members, partners or shareholders in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

•	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

•	transfers of stock listed on a nationally recognized stock exchange,

•	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

•	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

•
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

•
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

•	transfers related to the foreclosure of existing or permitted mezzanine debt; or

•
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Principal Balance		Annual Interest Rate on Mezzanine Loan		Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt U/W NCF DSCR		Total Debt Cut-off Date LTV
Times Square Hotel Portfolio	$140,000,000	10.0%	$30,000,000		12.0000%		6/6/2016	Yes	1.14	x	72.6%
Columbia Sussex Hotel Portfolio	$100,000,000	7.2%	$92,000,000		11.2609%		1/6/2016	Yes	1.24	x	61.6%
Providence Place Mall(1)	$54,840,367	3.9%	$70,794,663	(2)	7.4401	%(2)	5/6/2021	Yes	1.37	x	68.1%
Paddock at Eastpoint	$39,500,000	2.8%	$4,000,000		9.8500%		6/6/2021	Yes	1.16	x	76.9%
The Falls at Westover Hills	$27,500,000	2.0%	$4,000,000		10.0000%		8/6/2016	Yes	1.13	x	79.7%
Inland-SuperValu/ Walgreens Portfolio	$21,343,000	1.5%	$8,380,000		10.0000	%(3)	7/6/2012	Yes	1.29	x	73.8%
Grassmere	$14,953,711	1.1%	$2,961,618		12.0000%		5/6/2016	Yes	0.95	x	77.4%

(1)
In the case of the Providence Place Mall Mortgage Loan, the numerical and statistical information related to the “Total Debt Cut-off Date LTV” ratio includes the PM Pooled Senior Component and the PM Non-Pooled Senior Component, but does not include the PM Non-Pooled Junior Component.  For purposes of calculating the “Total Debt U/W NCF DSCR,” the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the Cut-off Date on the PM Pooled Senior Component, the PM Non-Pooled Senior Component and the PM Non-Pooled Senior IO Component.

(2)
Consists of $45,866,965 senior mezzanine loan with an annual interest rate of 7.0000% and a $24,927,698 junior mezzanine loan with an annual interest rate of 8.2500%.  The interest rate of 7.4401% is a weighted average of the senior mezzanine loan interest rate and the junior mezzanine loan interest rate.

(3)	The interest rate will increase to 14% if the mezzanine loan is not paid off within 90 days of the date of origination of the Inland-SuperValu/Walgreens Portfolio Mortgage Loan.

Each of the mezzanine loans related to the above described Mortgage Loans are generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required to be made under the related Mortgage Loan, (b) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (e) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, the Mortgage Loan becomes a specially serviced loan, a monetary default occurs under the related Mortgage Loan or if the related Mortgage Loan lender exercises any right or remedy under the related Mortgage Loan Documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (f).  Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below, and in some cases, receipt of a No Downgrade Confirmation from the Rating Agencies:
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR		Combined Maximum LTV	Combined Debt Yield
Quadrus Office Park	$112,000,000	8.0%	Yes	1.30	x	60.0%	9.25%
Providence Place Mall	$54,840,367	3.9%	Yes	1.25	x	70.0%	N/A
Ridgeway Shopping Center	$49,598,568	3.5%	Yes	1.35	x	70.0%	N/A
Albany Mall	$28,677,301	2.1%	Yes	1.48	x	72.0%	10.36%
Wilshire West Medical Center	$27,930,992	2.0%	Yes	1.35	x	73.0%	N/A
Hotel Modera	$24,387,448	1.7%	Yes	1.35	x	70.0%	N/A
226-230 West 97th Street	$19,264,378	1.4%	No	1.25	x	65.0%	N/A
Brotman Physicians Plaza	$14,185,245	1.0%	Yes	1.35	x	73.0%	N/A
Northridge Medical Tower	$8,179,791	0.6%	Yes	1.35	x	73.0%	N/A

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this free writing prospectus.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this free writing prospectus.  See also “Risk Factors—

Risks Related to the Certificates—Risks Related to Prepayment and Repurchases of Mortgage Loans” in this free writing prospectus.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect Specially Serviced Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  Two groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the two groups representing 3.6% and 2.4%, respectively, of the Initial Outstanding Pool Balance.  With respect to each group of common ownership, the related mortgaged properties are managed by the same property manager.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this free writing prospectus.

Single-Tenant Mortgaged Properties.  Ten (10) Mortgaged Properties, securing 4.5% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding any Leased Fee property at which the improvements (not collateral) are leased to a single tenant), are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 27 states with the largest concentrations by Initial Outstanding Pool Balance located in New York.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus “Summary of the Free Writing Prospectus—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this free writing prospectus for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose.  Thirty-one (31) of the Mortgage Loans, representing 71.8% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.  Eleven (11) of the Mortgage Loans, representing 18.2% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.  One (1) of the Mortgage Loans, representing 10.0% of the Initial Outstanding Pool Balance, was originated in connection with the borrower’s refinancing of a previous mortgage loan and the acquisition of a related Mortgaged Property.  In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Properties Underwritten Based on Projections.  Three (3) of the mortgage loans, representing 3.3% of the outstanding pool balance as of the Cut-off Date, are secured in whole or in part by mortgaged properties that were recently acquired by the related borrowers within six (6) calendar months of the cut-off date that, in each case either have no prior operating history or do not have historical financial information.

Modified Loans.  None of the Mortgage Loans were modified due to previous delinquencies or impending delinquencies.

Refinanced Loans.  Three (3) Mortgage Loans identified on Annex A-1 to this free writing prospectus as Columbia Sussex Hotel Portfolio, Grassmere and The Falls at Westover Hills, representing 10.2% of the Initial Outstanding Pool Balance, are re-financings of other mortgage loans that were previously delinquent.  With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Columbia Sussex Hotel Portfolio, representing 7.2% of the Initial Outstanding Pool Balance as of the Cut-off Date, the proceeds of the related Mortgage Loan were used to refinance a prior mortgage loan that was beyond its maturity date.  With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Grassmere, representing 1.1% of the Initial Outstanding Pool Balance as of the Cut-off Date, the proceeds of the related Mortgage Loan were used to refinance a prior mortgage loan that was beyond its maturity date.

Changes in Mortgage Pool Characteristics

The description in this free writing prospectus, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this free writing prospectus if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this free writing prospectus.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the

Securities and Exchange Commission.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Securities and Exchange Commission, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

 General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1 certificates, Class A-2FX certificates, Class A-2FL certificates, Class A-2C certificates, Class A-3 certificates, Class A-4 certificates, Class A-M certificates, Class X-A certificates, Class X-B certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates, Class F certificates, Class G certificates, Class PM-1 certificates, Class PM-2 certificates, Class PM-3 certificates, Class PM-4 certificates, Class PM-5 certificates, Class PM-6 certificates and Class PM-X certificates (collectively, the “Regular Certificates”), (ii) the Class V certificates, and (iii) the Class R certificates and Class LR certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class V certificates, the “Certificates”).  Only the Class A-1, Class A-2FX, Class A-3 and Class A-4 certificates (the “Offered Certificates”) are offered hereby.  The Class A-2FL, Class A-2C, Class A-M, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class PM-1, Class PM-2, Class PM-3, Class PM-4, Class PM-5, Class PM-6, Class PM-X, Class V, Class R and Class LR certificates (the “Private Certificates”) are not offered hereby.

As described in this free writing prospectus, holders of the Class A-2FL certificates, which are not offered by this free writing prospectus, may exchange such Certificates for an equal Certificate Balance of Class A-2C certificates, which are also not offered hereby.  See “—Exchange of the Class A-2FL Certificates” in this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property”); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Floating Rate Accounts, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Issuing Entity’s interests therein.

On the Closing Date, the “Class A-2C Regular Interest” will also be issued by the Issuing Entity as an uncertificated regular interest in one of the Trust REMICs.  The Depositor will transfer the Class A-2C Regular Interest to the Trust Fund in exchange for the Class A-2FL Certificates.  The Class A-2FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-2C Regular Interest, the related swap agreement and the related floating rate account to be established by the Certificate Administrator.  Neither the Class A-2FL Certificates nor the Class A-2C Regular Interest are offered by this free writing prospectus.

Upon initial issuance, the Class A-1, Class A-2FX, Class A-2C, Class A-2FL, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively, the “Sequential Pay Certificates“, and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance	Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$97,779,000	6.992%	30.000	%(1)
A-2FX	$571,771,000	40.886%	30.000	%(1)
A-3	$97,268,000	6.955%	30.000	%(1)
A-4	$112,102,000	8.016%	30.000	%(1)
Non-Offered Certificates(2)
A-2FL(3)	$100,000,000	7.151%	30.000	%(1)
A-2C(3)	$0	0.000%	30.000	%(1)
A-M	$127,609,000	9.125%	20.875%
B	$75,167,000	5.375%	15.500%
C	$54,190,000	3.875%	11.625%
D	$73,419,000	5.250%	6.375%
E	$19,229,000	1.375%	5.000%
F	$19,229,000	1.375%	3.625%
G	$50,694,485	3.625%	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-2FX, Class A-3, Class A-4 and the Class A-2C Regular Interest, in the aggregate.

(2)
None of the classes certificates set forth below in this table is offered by this free writing prospectus.  The Class PM-X, Class PM-1, Class PM-2, Class PM-3, Class PM-4, Class PM-5 and Class PM-6 certificates (collectively, the “Class PM Certificates”) are not reflected in the chart and are not offered in this free writing prospectus.

(3)	The aggregate Certificate Balance of the Class A-2C certificates and Class A-2FL certificates will at all times equal the Certificate Balance of the Class A-2C Regular Interest.

The initial Certificate Balance of the Class A-2C Regular Interest will be equal to $100,000,000.  The Certificate Balance of the Class A-2C Regular Interest will at all times equal the aggregate Certificate Balance of the Class A-2C certificates and the Class A-2FL certificates.

The Class X-A, Class X-B and Class PM-X certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A certificates will equal the aggregate Certificate Balances of each of the Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-M certificates and the Class A-2C Regular Interest outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates and the Class A-2C Regular Interest will constitute a separate component of the Notional Balance of the Class X-A certificates.  The total initial Notional Balance of the Class X-A certificates will be approximately $1,106,529,000.

The Notional Balance of the Class X-B certificates will equal the aggregate Certificate Balance of each of the Class B, Class C, Class D, Class E, Class F and Class G certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B certificates.  The total initial Notional Balance of the Class X-B certificates will be approximately $291,928,485.

The Notional Balance of the Class PM-X Certificates will equal the aggregate of the Certificate Balance of the Class PM Certificates and the notional balance of the PM Non-Pooled Senior IO Component, in each case, outstanding from time to time.  In general, each such balance will constitute a separate component of the Notional Balance of the Class PM-X Certificates.  The total initial Notional Balance of the Class PM-X Certificates will be approximately $227,840,366.

The Class V, Class R and Class LR certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates and the Class A-2C Regular Interest outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates and the Class A-2C Regular Interest in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates or Class A-2C Regular Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates and the Class A-2C Regular Interest will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in September 2011 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class R and Class LR certificates) is equal to the initial certificate balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

 The aggregate distribution to be made with respect to the Regular Certificates (other than the Class A-2C, Class A-2FL and Class PM certificates) and the Class A-2C Regular Interest on any Distribution Date will equal the Mortgage Pool Available Funds.  The “Mortgage Pool Available Funds” for any Distribution Date will be the sum of the following amounts (not including any amount allocable to the PM Non-Pooled Senior Component or to the PM Non-Pooled Junior Component) (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by GACC to the Depositor for deposit in the Distribution Account (as described under “—Prepayment Interest Shortfalls” below); (vi) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); and

(vii) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a) all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this free writing prospectus under “The Pooling and Servicing Agreement—Advances”;

(b) the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, fees for primary servicing functions and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c) all amounts representing scheduled Monthly Payments due after the related Due Date;

(d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, special servicing compensation, Trustee Fee, Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

(e) all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f) Prepayment Premiums and Yield Maintenance Charges;

(g) any interest or investment income on funds on deposit in the Collection Account or any interest on short-term permitted investments in which such funds may be invested;

(h) all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i) the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or the Providence Place Mall Mortgage Loan REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement; and

(k) Excess Interest.

The “Monthly Payment” with respect to any Mortgage Loan or Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization upon Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this free writing prospectus.

“Net REO Proceeds” with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Certificate Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in September 2011.

“Net Default Interest” with respect to any Mortgage Loan, any Default Interest accrued on such Mortgage Loan, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Mortgage Pool Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates and the Class A-2C Regular Interest, is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates (other than the Class A-2FL certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.  Calculations of interest due in respect of the Class A-2FL certificates will be made on the basis of the actual number of days in the related interest accrual period and a 360-day year.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Regular Certificates (other than the Class A-2FL Certificates) and the Class A-2C Regular Interest for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.  With respect to the Class A-2FL certificates, the Interest Accrual Period for any Distribution Date will be the period from and including the Distribution Date in the month preceding the month in which the related distribution date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates (other than the Class A-2C and Class A-2FL Certificates) and the Class A-2C Regular Interest is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Regular Certificates and the Class A-2C Regular Interest is the per annum rate at which interest accrues on such Class during any Interest Accrual Period.  The Pass-Through Rates applicable to the Class A-1, Class A-2FX, Class A-2C, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-2C Regular Interest will equal one of the following rates: (i) a fixed per annum rate, (ii) the Weighted Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the Weighted Average Net Mortgage Pass-Through Rate, or (iv) the Weighted Average Net Mortgage Pass-Through Rate less a specified rate.

The Pass-Through Rate applicable to the Class A-2FL Certificates will be equal to a LIBOR-based floating rate.  If there is a continuing payment default on the part of the swap counterparty under the related Swap Agreement, or if the related Swap Agreement is terminated and not replaced, then the Pass-Through Rate applicable to the Class A-2FL Certificates will convert to the Pass-Through Rate of Class A-2C Regular Interest.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately __% per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of any one of the Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-M Certificates and the Class A-2C Regular Interest.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-A Certificates.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates or the Class A-2C Regular Interest the designated portion of whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately __% per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of any one of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-B Certificates.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Certificates whose Certificate Balance comprises such component.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate.  The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans (other than the PM Non-Pooled Components) of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (other than the PM Non-Pooled Components) as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan (in the case of the Providence Place Mall Mortgage Loan, the PM Pooled Senior Component only) for the related loan interest accrual period minus the Administrative Fee Rate and, in the case of the Mortgage Loan identified as 226-230 West 97th Street on Annex A-1 to this free writing prospectus, minus the West 97th Street Interest Strip.  For purposes of calculating the Pass-Through Rates on the Regular Certificates (other than the Class PM Certificates) and the Class A-2C Regular Interest, the Net Mortgage Pass-Through Rate of each Mortgage Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January. The “West 97th Street Interest Strip” means a per annum rate of 1.00% of interest accruing on the Mortgage Loan identified as 226-230 West 97th Street on Annex A-1 to the free writing prospectus, which will be retained by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement.

The “Mortgage Rate” with respect to each Mortgage Loan, Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Companion Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial Mortgage Rate is set forth on Annex A-1 to this free writing prospectus); provided, however, that for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Mortgage Loan or Companion Loan will be determined without regard to any Default Interest or any Excess Interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan or Companion Loan pursuant to the Pooling and Servicing Agreement.

 The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication (but excluding any amounts received or advanced with respect to the PM Non-Pooled Components):

(A) the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(B) the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(C) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this free writing prospectus under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” and “—Optional Termination”;

(D) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(E) the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(F) all other Principal Prepayments received in the related Collection Period;

(G) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal; and

(H) as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the Loan Combinations, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

With respect to any Distribution Date, the “Class A-2C/Class A-2FL Principal Distribution Amount” will be an amount equal to the amount of principal distributed in respect of the Class A-2C Regular Interest with respect to such Distribution Date.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan (including, in the case of the Providence Place Mall Mortgage Loan, the PM Non-Pooled Components) on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (including, in the case of the Providence Place Mall Mortgage Loan, the PM Non-Pooled Components) or Loan Combination as to which the related Mortgaged Property has become an REO Property.

 “LIBOR” is, with respect to each Interest Accrual Period and each LIBOR Determination Date, the per annum rate (rounded upwards, if necessary, to the nearest 1/1,000 of 1%) calculated by the Certificate Administrator as set forth below:

(a) The rate for deposits in U.S. Dollars for a one-month period that appears on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on such LIBOR Determination Date.

(b) If such rate does not appear on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, the Certificate Administrator is required to request the principal London office of any four major reference banks in the London interbank market selected by the Certificate Administrator to provide such reference bank’s offered quotation to prime banks in the London interbank market for deposits in United States dollars for a one month period as of 11:00 a.m., London time, on such LIBOR Determination Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time.  If at least two such offered quotations are so provided, LIBOR is required to be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, the Certificate Administrator is required to request any three major banks in New York City selected by the Certificate Administrator to provide such bank’s rates for loans in U.S. Dollars to leading European banks for a one-month period as of 11:00 a.m., New York City time, on such LIBOR Determination Date in a principal amount not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time.  If at least two such rates are so provided, LIBOR is required to be the arithmetic mean of such rates.  If fewer than two rates are so provided, then LIBOR is required to be the LIBOR rate used for the immediately preceding Interest Accrual Period and LIBOR Determination Date.

With respect to each Interest Accrual Period, LIBOR is required to be determined, (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date and (ii) with respect to each subsequent Interest Accrual Period, the date that is two LIBOR Business Days prior to the commencement of such Interest Accrual Period (each such date, the “LIBOR Determination Date”).

A “LIBOR Business Day” is a day on which banks are open for dealing in foreign currency and exchange in London, England.

 Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/ Master Servicer	The Stated Principal Balance of each Mortgage Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	Interest payment on the related Mortgage Loan.

Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	from time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/Master Servicer
All late payment fees and Net Default Interest accrued on Mortgage Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of defeasance fees.

100% of any assumption fees on all Mortgage Loans that are not Specially Serviced Loans and the related Companion Loan (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are not Specially Serviced Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds.
		from time to time	The related fees.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.

Special Servicing Fee/Special Servicer
The Stated Principal Balance of each Specially Serviced Loan (including any related Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, and will be payable monthly.
		monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account (subject to certain limitations).

Type/Recipient	Amount	Frequency	Source of Payment

Workout Fee/Special Servicer
(1) Except in the case of the Providence Place Mall Mortgage Loan, 1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Companion Loan) and (2) in the case of the Providence Place Mall Mortgage Loan, 0.5% of each collection of principal and interest on each Corrected Mortgage Loan, in each case, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.
		monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer
(1) Except in the case of the Providence Place Mall Mortgage Loan, 1.0% of each recovery of Liquidation Proceeds and (2) in the case of the Providence Place Mall Mortgage Loan, 0.5% of each recovery of Liquidation Proceeds, in each case, subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.
		upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Additional Special Servicing Compensation/Special Servicer
All late payment fees and Net Default Interest accrued on Specially Serviced Loans (other than Companion Loans) to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Specially Serviced Loans and related Companion Loans.

50% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans and the related Companion Loans.

50% of any assumption fees on Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans where the consent of the Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans and the related Companion Loans.

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans where the consent of the Special Servicer is required.
		from time to time	The related fees.

	All interest or other income earned on deposits in any REO Account.	monthly	The investment income.

Type/Recipient	Amount	Frequency	Source of Payment

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.
		from time to time	Paid by related Borrower.
Expenses
Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Expenses, including without limitation, Indemnification Expenses/ Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (subject to certain limitations) or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (subject to certain limitations).

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or  Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses and/or PM Realized Losses, as applicable.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

 Distribution of Mortgage Pool Available Funds.  On each Distribution Date, prior to the Crossover Date, the Mortgage Pool Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2FX, Class A-3, Class A-4, Class X-A and Class X-B Certificates and the Class A-2C Regular Interest, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2FX, Class A-3, Class A-4, Class X-A and Class X-B Certificates and the Class A-2C Regular Interest, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest, in reduction of the Certificate Balances thereof concurrently, in the following priority:

(1)
to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(2)
then, to the Class A-2FX Certificates and the Class A-2C Regular Interest, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 Certificates pursuant to clause (1) above) for such Distribution Date, until the aggregate Certificate Balance of the Class A-2FX Certificates and the Class A-2C Regular Interest has been reduced to zero;

(3)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-2FX Certificates and Class A-2C Regular Interest pursuant to clause (1) and clause (2) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero; and

(4)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2FX and Class A-3 Certificates and the Class A-2C Regular Interest pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero; and

Fourth, to the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

All references to “pro rata” in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2FX, Class A-2C, Class A-3 and Class A-4 Certificates) is (or will be) reduced to zero.  None of the Class X-A, Class X-B or Class PM-X Certificates will be entitled to any distribution of principal.

All amounts distributable to the Class A-2C Regular Interest will be deposited into one or more accounts (the “Floating Rate Accounts” ) established and maintained by the Certificate Administrator for holding funds pending their distribution to the Class A-2FL Certificates or to the Swap Counterparty.  The Class A-2FL Certificates will be entitled to distributions of principal, interest and other amounts from amounts on deposit in the related Floating Rate Account received in respect of the Class A-2C Regular Interest from the Swap Counterparty under the Swap Agreement, less amounts paid to the Swap Counterparty pursuant to the terms of such Swap Agreement.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the Mortgage Loans during the related Collection Period to the holders of the Class V Certificates.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates and to the Floating Rate Accounts in respect of the Class A-2C Regular Interest (for distribution to the Swap Counterparty) in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates (excluding the Class A-2C and Class A-2FL Certificates) and the Class A-2C Regular Interest on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Class A-2C Regular Interest; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

 Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(i) to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-M Certificates and the Class A-2C Regular Interest on such Distribution Date and the denominator of which is the total amount of principal collected from the Mortgage Loans in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(ii) to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (1) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates (other than the Class A-2C and Class A-2FL Certificates) and the Class A-2C Regular Interest, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or the Class A-2C Regular Interest exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the relevant loan documents, or if none is stated, will be the yield rate, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan.  In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Loan Combinations, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Loan Combination will be allocated ratably in proportion based on the amount of principal paid to the Mortgage Loan and the related Companion Loans.

Application Priority of Mortgage Loan or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents and after an event of default under the related Mortgage Loan or Loan Combination (that has not been cured or waived), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of Loan Combination, following the application of any priority of payments provided in the related co-lender agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related loan documents with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan (including any Loan Combination) exceeds 125% must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan or Loan Combination, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of a Loan Combination, following the application of any priority of payments provided in the related co-lender agreement):

Thirteenth, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Fourteenth, as a recovery of Nonrecoverable Advances or interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Fifteenth, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Sixteenth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Seventeenth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Eighteenth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Nineteenth, as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan;

Twentieth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

Twenty-first, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

 Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	January 2016
Class A-2FX	September 2016
Class A-3	April 2021
Class A-4	June 2021

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent.  Accordingly, in the event of defaults on the Mortgage

Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this free writing prospectus under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will have neither a Certificate Balance, a Notional Balance nor an Assumed Final Distribution Date.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in August 2044.

 Realized Losses

The Certificate Balances of the Sequential Pay Certificates (other than the Class A-2C and the Class A-2FL Certificates) and the Class A-2C Regular Interest will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date.  As referred to in this free writing prospectus, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Class A-2C and the Class A-2FL Certificates) and the Class A-2C Regular Interest after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (other than the PM Non-Pooled Components) (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates (other than the Class A-2C and the Class A-2FL Certificates) and the Class A-2C Regular Interest in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-M Certificates and finally, pro rata, to the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates (other than the Class A-2C and the Class A-2FL Certificates) and the Class A-2C Regular Interest in reverse order of allocation of such Realized Losses thereto.  Shortfalls in Mortgage Pool Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the Special Servicing Fee);

•	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this free writing prospectus or otherwise.

“PM Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate principal balance of the PM Pooled Senior Component, the PM Non-Pooled Senior Component and the PM Non-Pooled Junior Component after giving effect to distributions made on such Distribution Date exceeds the Stated Principal Balance of the Providence Place Mall Mortgage Loan (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Providence Place Mall Mortgage Loan that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date.

PM Realized Losses will first be allocated to the PM Non-Pooled Junior Component, up to its principal balance, and then to the PM Pooled Senior Component and the PM Non-Pooled Senior Component on a pro rata basis (in proportion to the principal balance of the PM Pooled Senior Component and the PM Non-Pooled Senior Component, respectively).

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class PM Certificates and the Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-M Certificates and the Class A-2C Regular Interest included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balance of any the Class B, Class C, Class D, Class E, Class F and Class G Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

Realized Losses applied to the Class A-2C Regular Interest will be allocated pro rata to the Class A-2C and Class A-2FL Certificates based on their respective Class A-2 Percentage Interests.

The “Stated Principal Balance” of each Mortgage Loan or Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan or Loan Combination that have been distributed on the Certificateholders or holders of the related Companion Loan on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan or Loan Combination during the related Collection Period.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates (other than the Class A-2C and Class A-2FL Certificates) and the Class A-2C Regular Interest, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued on the Stated Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates (other than the Class A-2C and Class A-2FL Certificates) and the Class A-2C Regular Interest and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.

In the event that with respect to any Mortgage Loan (other than a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions or one of the Mortgage Loans identified on Annex A-1 as Ridgeway Shopping Center, 226-230 West 97th Street and Harbor Properties) the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan) serviced by the Master Servicer.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

With respect to any of the Mortgage Loans identified on Annex A-1 as Ridgeway Shopping Center, 226-230 West 97th Street and Harbor Properties (unless such Mortgage Loan is a Specially Serviced Mortgage Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) for which the Master Servicer has accepted a voluntary Principal Prepayment (other than (i) in violation of the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or, for so long as Control Termination Event has not occurred and is not continuing, the Directing Holder) resulting in a Prepayment Interest Shortfall, the Master Servicer will be required to deliver to GACC written notice of the Master Servicer’s acceptance of such voluntary Principal Prepayment at least five business days prior to the next following Master Servicer Remittance Date.  Pursuant to the applicable Mortgage Loan Purchase Agreement, GACC will be required to deliver to the Depositor within five business days of receipt of such notice a cash payment (a “GACC Prepayment Interest Shortfall”), in an amount equal to the amount of Prepayment Interest Shortfall incurred in connection with such voluntary Principal Prepayment received in respect of the applicable Mortgage Loan during the related Collection Period.  Upon receipt of any GACC Prepayment Interest Shortfall, the Depositor will be required to deposit such amount into the Distribution Account.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall and the GACC Prepayment Interest Shortfall.  The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates (other than the Class A-2C, Class A-2FL, and Class PM Certificates), pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.  Any Net Prepayment Interest Shortfall allocated to the Class A-2C Regular Interest will be allocated pro rata to the Class A-2C and Class A-2FL Certificates based on their respective Class A-2 Percentage Interests. Notwithstanding the foregoing, with respect to the Providence Place Mall Mortgage Loan, the excess of any Prepayment Interest Shortfall over the portion of the Servicing Fee for the Providence Place Mall Mortgage Loan being paid in the applicable period will be allocated pro rata to the PM Pooled Senior Component, the PM Non-Pooled Senior Component, the Non-Pooled Senior IO Component and the PM Non-Pooled Junior Component (based upon their interest entitlements); the portion of such excess allocated to the PM Pooled Senior Component shall be included in the Net Prepayment Interest Shortfall allocated to the Certificates (other than the Class PM Certificates), the portion of such excess allocated to the PM Non-Pooled Components will be allocated to the Class PM Certificates.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfalls for all Mortgage Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2FX, Class A-3, Class A-4, Class X-A and Class X-B Certificates and to the Class A-2C Regular Interest against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2FX, Class A-3, Class A-4, Class X-A and Class X-B Certificates and the Class A-2C Regular Interest.  Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical class designation.  This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates (other than the Class A-2C, Class A-2FL, and Class PM Certificates) and the Class A-2C Regular Interest to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class of Regular Certificates and the Class A-2C Regular Interest on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-M Certificates and finally, pro rata, to the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest based on their respective Certificate Balances.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan or Loan Combination, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Loan Combination becomes an REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and, except with respect to the Providence Place Mall Mortgage Loan, the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Loan Combination, and (D) except with respect to the Providence Place Mall Mortgage Loan, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and, except with respect to the Providence Place Mall Mortgage Loan, the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an “Appraisal Reduction Event”), an Appraisal Reduction Amount will be calculated.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan or Loan Combination as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer (and, except with respect to the Providence Place Mall Mortgage Loan, if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, or with respect to the Providence Place Mall Mortgage Loan, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus) by the first Determination Date following the date the Special Servicer receives the required appraisal or performs the required Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any change in the amounts set forth in the following equation) and will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or the applicable Loan Combination over

(b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Loan Combinations having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or the applicable Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or the applicable Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or the applicable Loan Combination and, (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Loan Combination (which taxes, premiums (net of any escrows or reserves therefor) and other amounts that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan following a default thereunder; provided, however, that in the event the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated.

Notwithstanding the foregoing, within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans or an applicable Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans or an applicable Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Loan Combination, or (B) to order and use reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable.  To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

With respect to the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, if no Consultation Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Directing Holder with respect to the calculation of an Appraisal Reduction Amount.  With respect to (i) the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, if a Control Termination Event has occurred and is continuing, and (ii) with respect to the Providence Place Mall Mortgage Loan, the Special Servicer is required to consult with the Operating Advisor with respect to the calculation of an Appraisal Reduction Amount to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Loan Combination, any extension of the maturity date or extended maturity date of a Mortgage Loan or Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use reasonable efforts to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every nine (9) months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Loan Combination remains specially serviced.

A Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Loan Combination.  Any Appraisal Reduction Amount on a Loan Combination with a related B Loan will generally be allocated or deemed allocated, first, to the holder of the related B Loan (up to the full principal balance thereof), and, then, to the holders of the related Mortgage Loan.  “MAI” means a member of the Appraisal Institute.

Any Appraisal Reduction Amount allocable to the Providence Place Mall Mortgage Loan will be allocated first to the PM Non-Pooled Junior Component and then to the PM Pooled Senior Component and the PM Non-Pooled Senior Component on a pro rata basis (in proportion to the principal balances of the PM Pooled Senior Component and the PM Non-Pooled Senior Component, respectively).

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, which will have the effect of reducing the amount of interest available to the most subordinate Class of related Certificates then outstanding (i.e., in respect of the Mortgage Loans, other than the PM Non-Pooled Components, first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-M Certificates, and then, pro rata based on interest entitlements, to Class A-1, Class A-2FX, Class A-3, Class A-4, Class X-A and Class X-B Certificates and the Class A-2C Regular Interest.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and the Class A-2C Regular Interest).  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Certificates that is determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan for which an Appraisal

Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use reasonable best efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within thirty (30) days from receipt of the Requesting Holders’ written request.  Any Appraised-Out Class for which the Requesting Holders are challenging the Special Servicer’s Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable best efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 30 days from receipt of the Requesting Holders’ written request; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to recalculate such Appraisal Reduction Amount based upon such additional appraisal.  If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.  In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction exists.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Companion Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Loan Combination or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of $10,000 with respect to the Class A-1, Class A-2FX, Class A-3 and Class A-4 and multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicers or Special Servicer or otherwise benefit the Master Servicer, the Special Servicer or the Operating Advisor in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.  Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Certificate Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicers will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certifying Certificateholder or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Exchange of the Class A-2FL Certificates

 A holder of Class A-2FL Certificates may request in writing to exchange all or a portion of its Certificate Balance of such Certificates for an equal Certificate Balance of the Class A-2C Certificates, subject to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement, including, but not limited to:

(i)    the exchange requested is for a Certificate Balance of at least $5,000,000;

(ii)    the Certificateholder desiring to effect such exchange delivers to the Certificate Registrar (a) the written consent of the Swap Counterparty and the Depositor with respect to the exchange, which consent may be given or withheld at their sole discretion; and (b) the written agreement of such Certificateholder and the Swap Counterparty that all amounts, including termination amounts, to be paid by any such party to another in respect of such exchange have been paid;

(iii)    the Certificateholder complies with all of the requirements set forth in the Pooling and Servicing Agreement relating to the registration and transfer of Certificates;

(iv)    the Certificateholder provides the Depositor, Certificate Administrator, Paying Agent, Certificate Registrar and Swap Counterparty (with a copy to the Rating Agencies) a “notice of exchange (the “Exchange Notice”) substantially in the form provided for in the Pooling and Servicing Agreement by electronic mail indicating its intent to conduct an exchange; and

(v)    with respect to any exchange of Class A-2FL certificates that would cause the original Certificate Balance of the Class A-2FL certificates to be less than or equal to $30,000,000 immediately following such contemplated exchange, the Certificateholder delivers evidence satisfactory to the Depositor and the Certificate Registrar that 100% of the holders of the Class A-2FL Certificates have consented to the contemplated exchange.

The proposed effective date of the exchange (the “Exchange Date”) is subject to the Certificate Registrar’s approval and may only take place on any business day other than the first or last business day of the month, but no later than 12:00 noon (New York City time) on the Record Date in the month immediately preceding the month in which the Certificateholder intends to receive the first distribution after giving effect to such exchange.  The Exchange Notice must be delivered to the Trustee and the Certificate Registrar at least three business days prior to the proposed Exchange Date and must carry a medallion stamp guarantee.  The Exchange Notice must also include the written consent of the Swap Counterparty and the written agreement of the Swap Counterparty and the Certificateholder described above in clauses (2) and (4) above, as applicable.  An Exchange Notice will become irrevocable on the second business day before the proposed Exchange Date.  In addition to the requirements described above, the conditions set forth in the Pooling and Servicing Agreement must be satisfied including that, in connection with each exchange, a fee of $5,000 will be payable by the Certificateholder to the Certificate Registrar by no later than the Exchange Date.  Within five business days of the consummation of such exchange, the Certificate Registrar will provide notice of the exchange to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer and the Special Servicer.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of GACC, UBSRES, Ladder Capital, Starwood Property Mortgage, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

The Swap Agreement

On the closing date, the Certificate Administrator, on behalf of the Trust Fund, will enter into an interest rate swap agreement (the “Swap Agreement”) related to the Class A-2C Regular Interest with Deutsche Bank AG, New York Branch (the “Swap Counterparty”), an affiliate of GACC, one of the Sponsors, and an affiliate of the Depositor.  By virtue of the Swap Agreement, the Class A-2FL will be floating rate certificates.  The initial notional amount of the Swap Agreement will be equal to the Certificate Balance of the Class A-2FL Certificates.  The notional amount of the Swap Agreement will decrease to the extent of any decrease in the Certificate Balance of the Class A-2C Regular Interest (and, accordingly, the related Class of Certificates).  The maturity date of the Swap Agreement will be the earlier of the Rated Final Distribution Date and the date on which the notional amount of such Swap Agreement is zero (including as a result of the termination of the Trust Fund).  None of the Offered Certificates will represent ownership interests in the Swap Agreement, and none of the holders of Offered Certificates will have any rights under the Swap Agreement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the

“Description of the Offered Certificates—Distributions” in this free writing prospectus.  The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

The Pass-Through Rate of the Class A-2FL Certificates is based on one-month LIBOR.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  The yield to maturity of this Class of Certificates will be highly sensitive to changes in the levels of LIBOR such that, decreasing levels of LIBOR will have a negative effect on the related Certificateholders.  In addition, prevailing market conditions may increase the spread above LIBOR at which comparable securities are being offered, which would cause the Class A-2FL Certificates to decline in value.  Investors in the Class A-2FL Certificates should consider the risk that lower than anticipated levels of LIBOR could result in lower yields to investors than the anticipated yields and the risk that increased spreads above LIBOR could result in a lower value of the Class A-2FL Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this free writing prospectus and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for ARD Loans) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this free writing prospectus and “Description of the Pooling Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this free writing prospectus.

In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the Depositor makes no assurance that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates.  The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents.  See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this free writing prospectus.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans (other than the Providence Place Mall Mortgage Loan) will generally be borne:  first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Certificates.  Further, any Net Prepayment Interest Shortfall (other than with respect to the Providence Place Mall Mortgage Loan, but including those allocable to the PM Pooled Senior Component) for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Losses and shortfalls on the Providence Place Mall Mortgage Loan will generally be allocated as follows: first, to the PM Pooled Junior Component, and then, to the PM Pooled Senior Component and the PM Non-Pooled Senior Component on a pro rata basis (in proportion to the principal balance of the PM Pooled Senior Component and the PM Non-Pooled Senior Component).  Further, Net Prepayment Interest Shortfalls for each Distribution Date with respect to the Providence Place Mall Mortgage Loan will be allocated on such Distribution Date among all the components of the Providence Place Mall Mortgage Loan, pro rata, in accordance with their respective interest entitlements for such Distribution Date (without giving effect to any such allocations of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this free writing prospectus and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if

any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least four days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this free writing prospectus, if the portion of the Mortgage Pool Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this free writing prospectus, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Mortgage Pool Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this free writing prospectus is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related Anticipated Repayment Date.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment

Premium Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period will not prepay as a result of involuntary liquidations upon default or otherwise.

 The tables set forth on Annex D to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this free writing prospectus under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this free writing prospectus and the following assumptions (collectively, the “Modeling Assumptions”):

(A) the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this free writing prospectus;

(B) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(C) all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in September 2011;

(D) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(E) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (L);

(F) all Mortgage Loans accrue interest under the method specified in Annex A-1.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus;

(G) no party exercises its right of optional termination described in this free writing prospectus;

(H) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(I) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(J) there are no additional expenses of the Issuing Entity;

(K) distributions on the Certificates are made on the 10th calendar day in each month, commencing in September 2011;

(L) no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or Prepayment Premium Period, if any;

(M) one month LIBOR on the Class A-2FL Certificates will remain constant at 0.18955%;

(N) the Closing Date is August 30, 2011;

(O) each ARD Loan is paid in full on its Anticipated Repayment Date;

(P) with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, Trustee Fee, the Operating Advisor Fee and the Certificate Administrator Fee accrue on the same basis as interest accrues on such Mortgage Loan;

(Q) the Mortgage Loan identified as Columbia Sussex Hotel Portfolio on Annex H to this free writing prospectus, representing 7.2% of the Initial Outstanding Pool Balance, amortizes based on the amortization schedule attached to this free writing prospectus as Annex H;

(R) the Mortgage Loan identified as Somerby of Mobile on Annex I to this free writing prospectus, representing 1.1% of the Initial Outstanding Pool Balance, amortizes based on the amortization schedule attached to this free writing prospectus as Annex I; and

(S) the Mortgage Loan identified as Providence Place Mall on Annex J to this free writing prospectus, representing 3.9% of the Initial Outstanding Pool Balance, amortizes based on the amortization schedule attached to this free writing prospectus as Annex J.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this free writing prospectus, the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this free writing prospectus.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this free writing prospectus, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this free writing prospectus indicate the resulting weighted average lives of the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this free writing prospectus show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of August 30, 2011 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this free writing prospectus from and including August 1, 2011 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of August 1, 2011 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will be required to provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045.

Unless otherwise specified in this free writing prospectus, each reference to a “Special Servicer” is intended to apply to each of Midland, and Wells Fargo; provided, however, that when used in the context of a specific Mortgage Loan, the reference to “Special Servicer” is intended to mean (i) Midland, with respect to each Mortgage Loan other than the Providence Place Mall Mortgage Loan, and (ii) Wells Fargo only, with respect to the Providence Place Mall Mortgage Loan.

Servicing of the Mortgage Loans; Collection of Payments

 The Pooling and Servicing Agreement requires the Master Servicer (with respect to the Mortgage Loans and the Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the Mortgage Loans and the Loan Combinations, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Loan Combination, for the benefit of the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, but giving due consideration to the subordinate nature of any related B Loan as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the applicable Mortgage Loans or applicable Loan Combinations, as applicable, the terms of the related co-lender agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

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the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Loan Combination, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment); and

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the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Loan Combination, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment) but without regard to:

1. any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2. the ownership of any Certificate or any Companion Loan by such servicer or any affiliate of it;

3. the Master Servicer’s obligation to make Advances;

4. such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5. the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6. any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7. any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the Loan Combinations (without regard to any obligation under the Pooling and Servicing Agreement that GACC may have to pay a GACC Prepayment Interest Shortfall with respect to any of the Mortgage Loans identified on Annex A-1 as Ridgeway Shopping Center, 226-230 West 97th Street and Harbor Properties, to the extent such procedures are consistent with the Servicing Standard.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

 The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (other than with respect to the Providence Place Mall Mortgage Loan) (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

 Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special

Servicer and (b) other than with respect to the Providence Place Mall Mortgage Loan, for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within the ten-day period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans or Loan Combination as come into and continue in default;

(B) any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Loan Combination or any extension of the maturity date of such Mortgage Loan or Loan Combination;

(C) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus) for less than the applicable Repurchase Price;

(D) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan or Loan Combination and for which there is no material lender discretion;

(F) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(G) any property management company changes (with respect to a Mortgage Loan or Loan Combination with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan or Loan Combination for which the lender is required to consent or approve under the Mortgage Loan Documents);

(H) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Loan Combination and for which there is no material lender discretion;

(I) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Loan Combination and for which there is no material lender discretion; and

(J) any determination of an Acceptable Insurance Default;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Loan Combination, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender), the Master Servicer or the

Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In addition, other than with respect to the Providence Place Mall Mortgage Loan, unless a Control Termination Event has occurred and is continuing, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage Loan or a Loan Combination, as applicable as the Directing Holder may reasonably deem advisable; provided that neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

With respect to the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder, but only to the extent that such consultation or consent would have been required if no Control Termination Event has occurred and is continuing.  Such consultation will not be binding on the Special Servicer.

With respect to (i) the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event) and (ii) the Providence Place Mall Mortgage Loan, the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

 The “Directing Holder” means:

(a)  with respect to any Mortgage Loan (other than with respect to the Providence Place Mall Mortgage Loan and each Loan Combination), the Controlling Class Representative; and

(b) with respect to a Loan Combination, (i) for so long as no Loan Combination Control Appraisal Event exists with respect to the Loan Combination (and the holder of the related B Loan is not the borrower or an affiliate thereof), the holder of the related B Loan and (ii) for so long as a Loan Combination Control Appraisal Event exists with respect to the Loan Combination or the holder of the related B Loan is the borrower or an affiliate thereof, the Controlling Class Representative.

There will not be a Directing Holder with respect to the Providence Place Mall Mortgage Loan.

A “Loan Combination Control Appraisal Event” means with respect to the Somerby of Mobile Loan Combination, a Somerby of Mobile Control Appraisal Event.

The initial Directing Holder for the Mortgage Loans (other than any Loan Combination) is expected to be CPUSI Co-Investment SS Securities, LLC.  The Directing Holder will be responsible for its own expenses.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a majority of the Controlling Class Certificateholders, by Certificate Balance, notify the Certificate Administrator that a new Controlling Class Representative is designated, the current Controlling Class Representative shall continue to be the Controlling Class Representative.  In the event of resignation of a Controlling Class Representative or termination of a Controlling Class Representative and until a new Controlling Class Representative is designated there will not be a Controlling Class Representative and all rights of the Controlling Class Representative will be exercised by the Special Servicer during such time.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meet the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.  There will not be a Controlling Class with respect to the Providence Place Mall Mortgage Loan.

 A “Consultation Termination Event” will occur under the following circumstances:

(a) with respect to any Mortgage Loan (other than the Providence Place Mall Mortgage Loan and any Mortgage Loan that is part of a Loan Combination), at any date on which no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class; and

(b) with respect to any Mortgage Loan that is part of a Loan Combination, at any date on which (i) the related Loan Combination Control Appraisal Event exists and (ii) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class.

If a Consultation Termination Event has occurred and is continuing, no Class of Certificates will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide, a list of the holders (or beneficial owners, if applicable) of the Controlling Class.  Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

 A “Control Termination Event” will occur under the following circumstances:

(a) with respect to any Mortgage Loan (other than the Providence Place Mall Mortgage Loan and any Mortgage Loan that is part of a Loan Combination), at any date on which no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal

Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class; and

(b) with respect to any Mortgage Loan that is part of a Loan Combination, at any date on which (i) the related Loan Combination Control Appraisal Event exists and (ii) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related co-lender agreements or the REMIC provisions.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

 Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b) may act solely in the interests of the holders of the Controlling Class (or the holder of the Companion Loan, if applicable);

(c) does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class, to the extent the Controlling Class Representative is the Directing Holder);

(d) may take actions that favor the interests of the holders of the Controlling Class (or the holder of the Companion Loan, if applicable) over the interests of the holders of one or more Classes of Certificates; and

(e) will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any co-lender agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Certificates—Risks Relating to Lack of Certificateholder Control Over the Issuing Entity” in this free writing prospectus.

 Role of Operating Advisor Prior to Control Termination Event for Mortgage Loans Other Than Providence Place Mall Mortgage Loan

 With respect to the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a) reviewing information available to Privileged Persons on the Certificate Administrator’s website;

(b) reviewing each Final Asset Status Report; and

(c) reviewing any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations (except that if the Operating Advisor discovers a math error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Role of Operating Advisor for Providence Place Mall Mortgage Loan, and for the Other Mortgage Loans Only While a Control Termination Event Has Occurred and Is Continuing

 With respect to (i) the Mortgage Loans, other than the Providence Place Mortgage Loan, while a Control Termination Event has occurred and is continuing, and (ii) the Providence Place Mall Mortgage Loan, the Operating Advisor’s obligations will consist of the following:

(a) the Operating Advisor will be required to consult with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this free writing prospectus;

(b) the Operating Advisor will be required to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c) the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

(i)    the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)    in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations; and

(iii)    in the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement;

(d) the Operating Advisor will be required to prepare an annual report to be provided to the Trustee, the Rating Agencies and the Certificate Administrator (and made available through the Certificate Administrator’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to (i) the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, if a Control Termination Event has occurred and is continuing, and (ii) the Providence Place Mall Mortgage Loan, based on the Operating Advisor’s review of any Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (except with respect to the Providence Place Mall Mortgage Loan and for so long as no Consultation Termination Event has occurred and is continuing)

must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator.

In each such annual report, the Operating Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

 Replacement of the Special Servicer

With respect to (i) the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, after the occurrence of a Consultation Termination Event and (ii) the Providence Place Mall Mortgage Loan, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may, other than with respect to the Providence Place Mall Mortgage Loan, recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

 Operating Advisor Termination Events

 The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of (i) the aggregate Pooled Voting Rights (in connection with a termination event relating to the Operating Advisor of the Mortgage Loans other than the Providence Place Mall Mortgage Loan) or (ii) the aggregate Providence Place Mall Voting Rights (in connection with a termination event relating to the Operating Advisor of the Providence Place Mall Mortgage Loan); provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities,

voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that (a) is an institution rated as a special servicer by Fitch or approved to act as an operating advisor on transactions rated by Fitch and (b) is the special servicer or operating advisor on a transaction rated by Moody’s but has not been special servicer on a transaction for which Moody’s has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement and (iii) that is not Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the foregoing.

 Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of (i) the Pooled Voting Rights of each Class of Pooled Certificates (in connection with a termination event of the Operating Advisor of the Mortgage Loans other than the Providence Place Mall Mortgage Loan) or (ii) the aggregate Providence Place Mall Voting Rights of each Class of Certificates (in connection with a termination event of the Operating Advisor of the Providence Place Mall Mortgage Loan), the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of (i) the Pooled Voting Rights of each Class of Pooled Certificates (in connection with a termination of the Operating Advisor of the Providence Place Mall Mortgage Loans other than the Providence Place Mall Mortgage Loan) or (ii) the aggregate Providence Place Mall Voting Rights (in connection with a termination of the Operating Advisor of the Providence Place Mall Mortgage Loan) of each Class of Certificates, the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Controlling Class Representative and each Certificateholder within one business day of such appointment.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing) and the Certificateholders.

Termination of the Operating Advisor without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of (i) the aggregate Pooled Voting Rights (in connection with the termination and replacement of the Operating Advisor of the Mortgage Loans other than the Providence Place Mall Mortgage Loan) or (ii) the aggregate Providence Place Mall Voting Rights (in connection with the termination or replacement of the Operating Advisor of the Providence Place Mall Mortgage Loan) requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Pooled Voting Rights or the Providence Place Mall Voting Rights, as applicable, of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Pooled Voting Rights or the Providence Place Mall Voting Rights, as applicable, of the Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor with respect to the Providence Place Mall Mortgage Loan or the other Mortgage Loans, as applicable, under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

 Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at a rate of 0.0017% per annum (the “Operating Advisor Fee Rate”) with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, in the case of such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate, the Certificate Administrator Fee Rate and the Operating Advisor Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below.  In addition, the Master Servicer will not make an Advance to the extent that the Master Servicer determines, or has received written notice that the Special Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan.  Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments.  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related B Loan, and then, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement) to make advances (“Property Advances“, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property.  The Master Servicer will also be obligated to make Property Advances with respect to the Loan Combination.

With respect to a nonrecoverable Property Advance on each of the Loan Combination, the Master Servicer will be entitled to reimbursement from collections on, and proceeds of, the related B Loan and second, from collections on, and proceeds of, the related Mortgage Loan, and then from general collections of the Issuing Entity.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combination).

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combination).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss or PM Realized Loss, as applicable.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of that Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Loan Combination, the holder of the related Companion Loan, as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Loan Combination, the holder of the related Companion Loan, as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender), the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Loan Combination, from any amounts collected in respect of such Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Loan Combination, from any amounts collected in respect of such Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder) in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Certificate Administrator, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer and the Trustee.

Subject to the discussion in this section relating to Loan Combination, each of the Master Servicer and the Trustee will be entitled to recover any Advance (including P&I Advances with respect to the PM Non-Pooled Components) made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Loan Combination, first, out of general funds on deposit in the custodial account related to such Loan Combination and then, out of general funds on deposit in the Collection Account) in each case, first, from principal collections and then, from interest and other collections; provided that, neither the Master Servicer nor the Trustee will be entitled to recover (i) any Nonrecoverable Advance made in respect of the Providence Place Mall Mortgage Loan from any other collections on the Mortgage Loans except for a pro rata portion of such Advances allocable to the PM Pooled Senior Component of the Providence Place Mall Mortgage Loan and (i) any Nonrecoverable Advance made in respect of a Mortgage Loan other than the Providence Place Mall Mortgage Loan from any collections on the Providence Place Mall Mortgage Loan allocable to the PM Non-Pooled Senior Components or the PM Non-Pooled Junior Component of the Providence Place Mall Mortgage Loan.  If the funds in the Collection Account (or, with respect to a Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months).  At any time after such determination, the Master

Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account (or, with respect to a Loan Combination, first out of principal collections in the related custodial account), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination; provided that, neither the Master Servicer nor the Trustee will be entitled to recover (i) any Workout-Delayed Reimbursement Amounts in respect of the Providence Place Mall Mortgage Loan from any other collections on the Mortgage Loans except for a pro rata portion of such Advances allocable to the PM Pooled Senior Component of the Providence Place Mall Mortgage Loan and (i) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan other than the Providence Place Mall Mortgage Loan from any collections on the Providence Place Mall Mortgage Loan allocable to the PM Non-Pooled Senior Components or the PM Non-Pooled Junior Component of the Providence Place Mall Mortgage Loan.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Issuing Entity, any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Companion Loans.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Neither the Master Servicer nor the Trustee

will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Loan Combination or REO Property in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.  Payments and collections received in respect of each Loan Combination will be deposited into a separate custodial account (which may be a sub-account of the Collection Account).  Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Mortgage Pool Available Funds (including all P&I Advances), (ii) the Trustee Fee and (iii) the Certificate Administrator Fee.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this free writing prospectus.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other with respect to the Class V and the Class PM Certificates).  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan (excluding the PM Non-Pooled Senior Components and the PM Non-Pooled Junior Component) that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Mortgage Rate (net of any Servicing Fee, Trustee Fee and Certificate Administrator Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

Excess Interest.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess

Interest received with respect to the Mortgage Loans during the related Collection Period to the holders of the Class V Certificates.

“Excess Interest” with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

Floating Rate Accounts.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Class A-2C Floating Rate Account”) in its own name on behalf of the Trustee, in trust for the benefit of the holders of the Class A-2C Certificates.  In addition, the Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Class A-2FL Floating Rate Account” and together with the Class A-2C Floating Rate Account, the “Floating Rate Accounts”) in its own name on behalf of the Trustee, in trust for the benefit of the holders of the Class A-2FL Certificates.  The Floating Rate Accounts may be a subaccount of the Distribution Account.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Providence Place Mall Mortgage Loan REMIC Distribution Account,” the “Lower-Tier Distribution Account,“ the “Upper-Tier Distribution Account,” the “Class V Distribution Account”  and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account, the separate custodial account for each Loan Combination, the Providence Place Mall Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Floating Rate Accounts and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of Certificates and, in the case of the Loan Combinations, the holder of the related Companion Loan and with respect to the Providence Place Mall Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests.  Each of the Collection Account, the separate custodial account for each Loan Combination, any REO Account, the Providence Place Mall Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Floating Rate Accounts, the Class V Distribution Account, and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “F1” by Fitch and “P-1” by Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A+” by Fitch (or “A” by Fitch so long as the short-term deposits or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch) and “A1” by Moody’s or (B) as to which the Certificate Administrator has received a No Downgrade Confirmation, (ii) an account or accounts maintained with Wells Fargo, so long as such subsidiary’s or its parent’s, as the case may be, long term unsecured debt rating shall be at least “A” by Fitch and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or such subsidiary or its parent’s short term deposit or short term unsecured debt rating shall be at least “F1” by Fitch and “P-1” by Moody’s (if the deposits are to be held in the account for 30 days or less), (iii) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long term unsecured debt rating shall be at least “A” from Fitch and “A2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Association’s short term deposit or short term unsecured debt rating shall be at least “F1” from Fitch and “P-1” from Moody’s (if the deposits are to be held in the account for 30 days or less), (iv) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, or (v) any other account for which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Floating Rate Accounts and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account, the Floating Rate Accounts and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account maintained by it and the Master Servicer will have the right to invest the funds in the separate custodial account for each Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

The Certificate Administrator, on behalf of the Holders of the Class A-2FL Certificates, will be required to establish and maintain one or more Floating Rate Accounts, in which it will hold funds pending their distribution on the Class A-2FL Certificates or to the Swap Counterparty and from which it will make those distributions.  None of the Offered Certificates will represent ownership interests in such accounts.

 Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans and Loan Combinations contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Loan Combinations will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans or Loan Combinations may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Loan Combinations may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan or Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received No Downgrade Confirmation from Moody’s with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity and, in the case of a Loan Combination, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan.  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans and Loan Combinations contain provisions in the nature of a “due-on-encumbrance” clause which by their terms (a) provide that the related Mortgage Loan or Loan Combination will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the ownership interest of the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or that in the case of a Mortgage Loan or Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation; provided that such confirmation will only be required with respect to any Mortgage Loan which represent one of the ten largest Mortgage Loans in the Issuing Entity (based on its Stated Principal Balance).  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity and in the case of a Loan Combination, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each

Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2012; provided, however, that if any Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

 Insurance Policies

 In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(A) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant or where the terms of a related ground lease or other long-term lease govern the insurance required to be maintained with respect to a property, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(B) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(1) the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or Loan Combination, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Issuing Entity’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(2) if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(3) the Master Servicer will have no obligation beyond using their reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(4) except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus);

(5) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(6) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this free writing prospectus) to the extent reasonably available at commercially reasonable rates (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans and the Loan Combinations or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than “A“ by Fitch and “A2” by Moody’s and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, with respect to a Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Loan Combinations, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to six separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording or filing of the related Mortgage Loan Documents to the Custodian.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this free writing prospectus, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this free writing prospectus.

The Pooling and Servicing Agreement requires that the Custodian, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Operating Advisor, the Directing Holder (other than with respect to the Providence Place Mall Mortgage Loan, but only for so long as no Consultation Termination Event has occurred and is continuing), the Custodian, the Master Servicer, the Special Servicer and the Trustee, as applicable, upon its actual knowledge of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee therein (in any event, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or the Custodian or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), if earlier, the Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Controlling Class Representative for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance that is not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Lower-Tier REMIC or the Providence Place Mall Mortgage Loan REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee and the Certificate Administrator of a No Downgrade Confirmation.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or the Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or the Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or the Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or the Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or the Operating Advisor will be treated as Realized Losses and/or PM Realized Losses, as applicable.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to a Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (with respect to a Loan Combination, such expenses will first be allocated to the related B Loan and then will be allocated to the related Mortgage Loan).  If funds in the applicable custodial account relating to a Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Loan Combination, first from the related separate custodial account, as described in the immediately preceding paragraph).

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the

Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Loan Combination, to the extent such reimbursement is allocable to such Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation; provided, however, no Rating Agency shall be required to provide a No Downgrade Confirmation if the Special Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Events of Default

 “Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within two business days, or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or any failure by the Master Servicer to remit to any holder of a Companion Loan, as and when required by the Pooling and Servicing Agreement or the related co-lender agreement, any amount required to be so remitted which failure continues for two business days;

(b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Companion Loan, if affected; provided, however, if that failure (other than the failure to provide reports and items specified under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and

(f) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that Fitch or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or securities backed by a Companion Loan, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Fitch or Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; and

(g) so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by a Master Servicer or Special Servicer to deliver to the Trustee (i) an annual certification regarding such servicer's compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant's attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the “Sub-Servicing Entity”) retained by a Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights upon Event of Default

If an Event of Default with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of the holders of Certificates evidencing (i) in the case of the Master Servicer, at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, (ii) in the case of the Special Servicer with respect to a Mortgage Loan other than the Providence Place Mall Mortgage Loan, at least 51% of the aggregate Pooled Voting Rights or (iii) in the case of the Special Servicer with respect to the Providence Place Mall Mortgage Loan, at least 51% of the Providence Place Mall Voting Rights, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as Master Servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if an Event of Default with respect to the Master Servicer affects a Companion Loan and the Master Servicer is not otherwise terminated, the holder of such Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default under the related sub-servicing agreement and the Master Servicer may terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, (ii) in the case of the Special Servicer with respect to a Mortgage Loan other than the Providence Place Mall Mortgage Loan, at least 25% of the aggregate Pooled Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) or (iii) in the case of the Special Servicer with respect to the Providence Place Mall Mortgage Loan, at least 25% of the Providence Place Mall Voting Rights so request, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain No Downgrade Confirmation.  Pending such appointment, the Trustee is obligated to act in such capacity.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses and/or PM Realized Losses, as applicable.  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or the holder of a Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holder of such Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Notwithstanding the foregoing discussion in this “—Rights Upon Event of Default” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clause (f) under “—Events of Default” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (provided that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan not consenting thereto), (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder, in respect of which No Downgrade Confirmation has been obtained, and (v) to modify the procedures set forth in the Pooling and Servicing relating to compliance with Rule 17g-5 under the Exchange Act, provided that the modification would not materially increase the obligations of the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer and would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) No Downgrade Confirmation; and provided, further, that the Certificate Administrator must give notice of any such amendment to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC, the Lower-Tier REMIC, or the Providence Place Mall Mortgage Loan REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Companion Loan, without the consent of the holder of such Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights, Pooled Voting Rights, Providence Place Mall Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Companion Loans.

Notwithstanding the foregoing, no amendment may be made that adversely affects the rights or obligations of a Mortgage Loan Seller without the written consent of such Mortgage Loan Seller and no amendment may be made that adversely affects the distributions to the Swap Counterparty or the rights of the Swap Counterparty without the consent of the Swap Counterparty.

No Downgrade Confirmation

The Pooling and Servicing Agreement provides that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being sent to the applicable Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party will be required to (without providing notice to the 17g-5 Information Provider) (i) confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has, promptly request the related No Downgrade Confirmation again, (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request, then (x) with respect to any such action in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other action under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party will be required to determine (with the consent, for so long as no Control Termination Event has occurred and is continuing, of the Directing Holder (other than with respect to the Providence Place Mall Mortgage Loan), which consent will be deemed given if the Directing Holder does not respond within five business days of receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders, and if the Requesting Party determines that such action would be in the best interest of the Certificateholders, then such condition will be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, the condition precedent will be deemed to be satisfied without any such determination by the Requesting Party (it being understood that the Requesting Party will in any event review the conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; or (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed above without receiving the consent of the Rating Agencies, the Master Servicer or Special Servicer will be required to provide written notice to (i) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (ii) promptly, but not earlier than two business days following such delivery to the 17g-5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, will be required to send the No Downgrade Confirmation request to the Rating Agencies in accordance with the delivery instructions in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any

Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and promptly, but not earlier than two business days following the delivery of such information to the 17g-5 Information Provider, to be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor may (with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer) amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5 under the Exchange Act, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer; and provided, further, that notice of any such amendment must be provided to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus or the Pooling and Servicing Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates (or, with respect to any matter affecting any Companion Loan, any rating agency rating securities backed by a Companion Loan) if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought shall be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency.

Evidence of Compliance

See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the Trustee, the Certificate Administrator, the Master Servicer, Special Servicer and each servicing function participant to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment.  The Trustee, the Certificate Administrator, the Master Servicer and Special Servicer that will be required to provide an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are Wells Fargo Bank, National Association, Midland Loan Services, a Division of PNC Bank, National Association, Bank of America, National Association and U.S. Bank.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Sequential Pay Certificates and the Class PM Certificates in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates.

Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class LR, Class R or Class V Certificates.

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Pooled Voting Rights”) will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates.  Pooled Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Pooled Voting Rights will be allocated to the Class LR, Class R, Class V or Class PM Certificates.

At all times during the term of the Pooling and Servicing Agreement, the “Providence Place Mall Voting Rights”  will be allocated among the Classes of Certificates as follows:  (a) a percentage equal to the product of (1) PM Pooled Voting Rights Percentage multiplied by (2) 98%, will be allocated among the Certificateholders of the respective Classes of Pooled Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates, (b) a percentage equal to the product of (1) PM Pooled Voting Rights Percentage multiplied by (2) 2%, will be allocated among the Certificateholders of the Class X-A and Class X-B Certificates (allocated to the Class X-A and Class X-B Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination), (c) a percentage equal to the product of (1) the PM Non-Pooled Voting Rights Percentage multiplied by (2) 98%, will be allocated among the Certificateholders of the respective Classes of the Class PM Certificates (other than the Class PM-X Certificates) in proportion to the Certificate Balance of their Certificates and (d) a percentage equal to the product of (1) the PM Non-Pooled Voting Rights Percentage multiplied by (2) 2%, will be allocated among the Certificateholders of the Class PM-X Certificates in proportion to the Notional Amounts of their Certificates.  Providence Place Mall Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Providence Place Mall Voting Rights will be allocated to the Class LR, Class R or Class V Certificates.

“PM Non-Pooled Voting Rights Percentage” will be a fraction, expressed as a percentage, (a) the numerator of which is equal to the sum of the principal balances of the PM Non-Pooled Senior Component and the PM Non-Pooled Junior Component and (b) the denominator of which is equal to the sum of the principal balances of all of the PM Pooled Senior Component, PM Non-Pooled Senior Component and PM Non-Pooled Junior Component.

“PM Pooled Voting Rights Percentage” will be a fraction, expressed as a percentage, (a) the numerator of which is equal to the principal balance of the PM Pooled Senior Trust Component and (b) the denominator of which is equal to the sum of the Providence Place Mall Loan Component Principal Balances of all of the principal balances of all of the PM Pooled Senior Component, PM Non-Pooled Senior Component and PM Non-Pooled Junior Component.

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Class PM Certificates (the “Class PM Voting Rights”) will be allocated among the holders of the Class PM-1, Class PM-2, Class PM-3, Class PM-4, Class PM-5 and Class PM-6 Certificates, respectively, in proportion to the Certificate Balances of their Certificates, and 2% of the Class PM Voting Rights will be allocated among the holders of the Class PM-X Certificates.  Class PM Voting Rights allocated to a holder of a Class of Class PM Certificates shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Class PM Voting Rights will be allocated to the Class LR, Class R or Class V Certificates.

Realization Upon Mortgage Loans

 If a payment default or material non-monetary default on a Mortgage Loan has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) and either:

(A) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(B) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Issuing Entity.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receives an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special

Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this free writing prospectus as the “REO Tax”).  To the extent that income the Issuing Entity receives from an REO Property is subject to a tax on “net income from foreclosure property,” such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%).  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Loan Combination, the holder of the related Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Loan Combination or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Loan Combination, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Companion Loan in such manner as will be reasonably likely to realize a fair price.  The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Party and the Trustee’s duties therewith will be reimbursable by such Interested Person.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the holder of any related Companion Loan and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole as if such Certificateholders and companion loan holders constituted a single lender.

A “Defaulted Mortgage Loan” is a Mortgage Loan (including the PM Non-Pooled Senior Components and the PM Non-Pooled Junior Component) that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Directing Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

 The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “—The Operating Advisor” in this free writing prospectus, to modify, waive or amend any term of any Mortgage Loan or Loan Combination if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Loan Combination pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

 In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan or Loan Combination to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan or Loan Combination is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the best interest of the Certificateholders and if a Companion Loan is involved, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

 The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan or Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  When the Special Servicer's consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

 The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (with respect to the Providence

Place Mall Mortgage Loan, and with respect to the other Mortgage Loans only if a Control Termination Event has occurred and is continuing), the Depositor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

For any performing Mortgage Loan and any performing Loan Combination, and subject to the rights of the Special Servicer, the Directing Holder (as described under “—The Directing Holder” in this free writing prospectus, the holders of the Companion Loans (as described under “—Description of the Mortgage Pool-Split Loan Structures”) after consultation with the Operating Advisor (as described under “—The Operating Advisor” in this free writing prospectus), as applicable, the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a) approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b) approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d) subject to other restrictions in this free writing prospectus regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

(e) approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan or Loan Combination if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f) approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Loan Combination to such non-material rights-of-way or easements;

(g) granting waivers of minor covenant defaults (other than financial covenants);

(h) as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i) approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j) subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k) any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

Any modification, waiver or amendment with respect to a Loan Combination may be subject to the consent of one or more holders of a related Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

See also “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans (including the PM Non-Pooled Senior Components and the PM Non-Pooled Junior Component) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date.  Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Trustee Fees and Certificate Administrator Fees and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (E) any termination payments due under the Swap Agreement; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon at the Mortgage Rate.  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates), including the Class PM Certificates and the Class X-B Certificates (provided, however, that the Class A-1, Class A-2FX, Class A-2C, Class A-2FL, Class A-3, Class A-4, Class A-M, Class X-A, Class B, Class C and Class D Certificates are no longer outstanding) and that the sole remaining Certificateholder compensates the

Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Sequential Pay Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange and the sole remaining Certificateholder pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C), three, divided by (ii) 360), for the Mortgage Loans remaining in the Issuing Entity.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans that it is servicing from the Collection Account.  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate.  The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this free writing prospectus under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan (including the PM Non-Pooled Senior Components and the PM Non-Pooled Junior Component) and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans (50% where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans that are not Specially Serviced Loan (other than Companion Loans) to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the

Special Servicer will be entitled to the full amount of any Modification Fees or assumption fees, as described below under “—Special Servicing.”

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

 Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicers” in this free writing prospectus.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” to include any Mortgage Loan (including, in the case of the Providence Place Mall Mortgage Loan, the PM Non-Pooled Components) or Loan Combination with respect to which:

(i)    either (x) with respect to any Mortgage Loan or Loan Combination, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Loan Combination at its maturity date or, if the maturity date of such Mortgage Loan or Loan Combination has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Loan Combination at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Loan Combination and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Loan Combination), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)    any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)    the date upon which the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest has occurred or is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Loan Combination, has occurred or is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)    the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)    the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)    the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)    a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) materially and adversely affects the interests of the Certificateholders or any holder of a Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Loan Combination (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)    the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Mortgage Loan or Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Loan Combination current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Loan Combination, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Loan Combination to continue to be characterized as a Specially Serviced Loan.

If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Loan Combination, then it will also be deemed to exist with respect to the related Companion Loan.  The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Loan Combination that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan or such Loan Combination is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (except in the case of the Providence Place Mall Mortgage Loan, and only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider and the Rating Agencies and in the case of each Loan Combination, the holder of the related Companion Loan.

 For so long as no Control Termination Event has occurred and is continuing:

(a) if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of the Certificateholders (and with respect to a Loan Combination, the holder of the related Companion Loan, as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender).  If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report in compliance with the Servicing Standard.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the Companion Loan, if applicable.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.  Notwithstanding the foregoing, with respect to any Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related co-lender agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, with respect to any Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related co-lender agreement and the Pooling and Servicing Agreement.

With respect to (i) the Mortgage Loans, other than the Providence Place Mall Mortgage Loan, if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder and (ii) the Providence Place Mall Mortgage Loan, the Operating Advisor, will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity, but excluding late payment charges and Default Interest) received on the related Specially Serviced Loan) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to (A) in the case of the each Mortgage Loan other than the Providence Place Mall Mortgage Loan, the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan and (B) in the case of the Providence Place Mall Mortgage Loan, the lesser of (1) 0.5% of such collections and (2) $1,250,000 in the aggregate with respect to any such workout; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Loan Combination is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding sentence.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to each Specially Serviced Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”).  As to each such Specially Serviced Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from the related payment or proceeds in an amount equal to (A) in the case of the each Mortgage Loan other than the Providence Place Mall Mortgage Loan, the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000 and (B) in the case of the Providence Place Mall Mortgage Loan, the lesser of (1) 0.5% of such payment or proceeds and (2) $1,250,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan.  In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their Affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to Special Servicing,

•
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

•
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•
in the case of a Loan Combination, the purchase of the related Mortgage Loan by the holder of the related Companion Loan pursuant to the related co-lender agreement prior to the expiration of certain time periods set forth in the related co-lender agreement up to 90 days or if such co-lender agreement does not specify a purchase option period, within 90 days following the date that the purchase option or right to purchase first becomes exercisable, as described under “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus,

•
the purchase of any Specially Serviced Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date that such holder’s option to purchase the related Mortgage Loan first becomes exercisable,

•	with respect to a Companion Loan in another securitization, the purchase of such Companion Loan under the applicable securitization agreement, and

•
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The

Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan or Loan Combination (or REO Loan) throughout the period such Mortgage Loan or the Mortgage Loan relating to such Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000 (or, in the case of the Providence Place Mall Mortgage Loan, $1,250,000).  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan or Loan Combination (or REO Loan), only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan or Loan Combination (or REO Loan) will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans or Loan Combinations (or REO Loans) will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

•
100% of any Modification Fees related to Specially Serviced Loans and the related Companion Loans (and 50% of such Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans when consent of the Special Servicer is required),

•
100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans and the related Companion Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans when consent of the Special Servicer is required),

•
100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans and the related Companion Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans and the related Companion Loans when consent of the Special Servicer is required),

•	any interest or other income earned on deposits in the REO Accounts, and

•
any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to the Mortgage Loan that has a related Companion Loan, late payment fees will be allocated as provided in the related co-lender agreement and the Pooling and Servicing Agreement.

"Modification Fees” means, with respect to any Mortgage Loan or Loan Combination, any and all fees with respect to or related to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees and defeasance fees).  For each modification, restructure, extension, waiver or amendment in connection with working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Loan Combination on the closing date of the related modification, extension, waiver or amendment (prior to giving effect to such modification, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan, Loan Combination or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan, Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan, Loan Combination or REO Loan at a time when such Mortgage Loan, Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan, Loan Combination or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Loan Combination, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicing Compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement in the form of late payment charges, Net Default Interest, assumption fees, loan service transaction fees, beneficiary statement charges, assumption application fees or any interest or other income earned on deposits in the REO Accounts.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Loan Combination or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the trust fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Loan Combination, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master

Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

 On each Distribution Date, the Certificate Administrator will be required to make available on the Certificate Administrator’s website to any Privileged Person a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b) the amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of the Certificates;

(c) the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to Interest Accrual Amount and Interest Shortfalls;

(d) the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e) the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h) the number and aggregate Stated Principal Balance of the Mortgage Loans or Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i) the Mortgage Pool Available Funds, the Class A-2C/Class A-2FL Mortgage Pool Available Funds and the available funds for the Class PM Certificates for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Mortgage Pool Available Funds, or such other cash flows);

(j) the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(k) the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l) the Pass-Through Rate for each Class of Regular Certificates and the Class A-2C Regular Interest for the Distribution Date and the next succeeding Distribution Date;

(m) the Principal Distribution Amount for the Distribution Date;

(n) the Certificate Balance or Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss or PM Realized Loss, as applicable, on the Distribution Date;

(o) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(p) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on an asset-by-asset basis; and the total Appraisal Reduction Amounts as of such Distribution Date on an asset-by-asset basis;

(q) the number and related principal balances of any Mortgage Loans modified, extended or waived on an asset-by-asset basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r) the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(s) an asset-by-asset listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t) an asset-by-asset listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u) the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses or PM Realized Losses, as applicable;

(v) as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the asset number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Mortgage Pool Available Funds for such Distribution Date;

(w) the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x) the current credit support levels for each Class of Sequential Pay Certificates;

(y) the original and then-current ratings for each Class of Certificates;

(z) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, and the current Stated Principal Balance;

(aa) the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an asset-by-asset basis, based on the most recent appraisal or valuation;

(bb) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss or PM Realized Loss, as applicable, attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Mortgage Pool Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(cc) the amount of the distribution on the Distribution Date to the holders of the Class V and Residual Certificates;

(dd) material breaches of any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(ff) the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties;

(gg) for any Distribution Date Statement distributed after December 31, 2011, a reference to most recent Form ABS-15G filed by the Depositor and each Mortgage Loan Seller, if applicable, and the Securities and Exchange Commission assigned “Central Index Key” number for such filer;

(hh) such other information and in such form as will be specified in the Pooling and Servicing Agreement; and

(ii) an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

 The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (except as set forth in this free writing prospectus), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by the Certificate Administrator:

(A)	the following “deal documents”:

•	the prospectus supplement that relates to the Offered Certificates; and

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following SEC filings:

•	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(C)	the following “periodic reports”:

•	the Distribution Date Statements;

•	the reports included in the CREFC Investor Reporting Package (provided they are prepared by, or received by the Certificate Administrator, as applicable); and

•	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

•	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

•
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

•
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

•
notice of any request by at least 25% of the (1) other than with respect to the Servicer of the Providence Place Mall Mortgage Loan, Pooled Voting Rights and (2) with respect to the Servicer of the Providence Place Mall Mortgage Loan, Providence Plan Mall Voting Rights, of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Pooled Voting Rights of the Certificates to terminate and replace the Operating Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Events of Default received by the Certificate Administrator;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

•	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans or the Mortgaged Properties and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual report and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the Certificateholder’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

 The 17g-5 Information Provider will make available to the NRSROs the following items, among other things, via the 17g-5 Information Provider’s website to the extent delivered to the 17g-5 Information Provider in an electronic format in the manner prescribed by the Pooling and Servicing Agreement.

(a) any notice of a waiver of a “due-on-sale” or “due-on-encumbrance” provision with respect to any Mortgage Loan;

(b) officer’s certificates supporting nonrecoverability determinations relating to Advances and notice of a determination not to refrain from reimbursement of all Nonrecoverable Advances;

(c) Asset Status Reports;

(d) environmental reports;

(e) Assessments of Compliance (as defined in the prospectus);

(f) Attestation Reports (as defined in the prospectus);

(g) appraisals;

(h) any notice relating to the Special Servicer’s determination to take action under the Pooling and Servicing Agreement without receiving a No Downgrade Confirmation;

(i) copies of any questions or requests submitted by the Rating Agencies to the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(j) any requests for a No Downgrade Confirmation;

(k) any notice of resignation of the Trustee or the acceptance of appointment by the successor trustee;

(l) any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer;

(m) any notices of Event of Default or termination of the Master Servicer or the Special Servicer;

(n) any notice of an amendment of the Pooling and Servicing Agreement to change the procedures related to Rule 17g-5 under the Exchange Act;

(o) any notice of a material change or amendment to the Pooling and Servicing Agreement;

(p) any notice of the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee;

(q) any notice of the repurchase of a Mortgage Loan by a Mortgage Loan Seller;

(r) any notice of any change in the lien priority of a Mortgage Loan;

(s) any notice of any material damage to a Mortgaged Property;

(t) any notice of any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan;

(u) any summary of oral communications with the Rating Agencies; and

(v) the “Rating Agency Q&A Forum and Servicer Document Request Tool.”

The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Provider’s website, where NRSROs may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, to submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans, or the Mortgaged Properties, and to view previously submitted inquiries and related answers.  In addition, NRSROs may use the forum to submit requests for loan-level reports and information.  The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Pooling and Servicing Agreement or the Mortgage Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (iii)(A) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, in which case the 17g-5 Information Provider will post the related inquiry together with a statement that such inquiry was not answered.  The 17g-5 Information Provider will be required to post the inquiries and related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool, subject to and in accordance with the Pooling and Servicing Agreement.  The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, and other communications which are not submitted through the 17g-5 Information Provider’s website.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other person.  No such other person will have any responsibility or liability for the content of any such information.

“Privileged Person” means the Depositor, Underwriters, the Master Servicer, the Special Servicer, the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any of the foregoing in the form attached to the PSA or as electronically available on the Certificate Administrator’s website.  The Investor Certification may also include a representation that such person has received a copy of the final prospectus supplement and prospectus.

“NRSRO Certification” means a certification executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or in electronic form on the 17g-5 Information Provider’s website that states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the Depositor’s 17g-5 website, has  provided the depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website confidential.

“17g-5 Information Provider” means the Certificate Administrator.

 Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(A) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C) the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Loan Combination entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(D) each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all distribution date statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date, and the Certificate Administrator is to make available to any Privileged Person certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Loan Combination and reasonably relied upon by such party.

 The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor and the Underwriters and the holders of Companion Loans the following materials, of which the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a) Annually, on or before June 30 of each year, commencing in 2012, with respect to each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the Operating Statement Analysis Report.

(b) Within 60 days of receipt by the Master Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CREFC NOI Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such requested item to the 17g-5 Information Provider, the Rating Agencies.

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings
The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act. Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.” (Commission file no. 333-172143). Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

 General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Three separate real estate mortgage investment conduit (“REMIC”) elections (the “Providence Place Mall Mortgage Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity.  The Providence Place Mall Mortgage Loan REMIC will hold the Providence Place Mall Mortgage Loan, proceeds thereof held in the Collection Account, the Providence Place Mall Mortgage Loan REMIC Distribution Account and any related REO Property, will issue certain uncertificated Classes of regular interests (the “Providence Place Mall Mortgage Loan REMIC Regular Interests”) to the Lower-Tier REMIC, and will issue a sole class of residual interests in such Trust REMIC, represented by the Class LR certificates.  The Lower-Tier REMIC will hold the Mortgage Loans (other than the Providence Place Mall Mortgage Loan and other than Excess Interest), the Providence Place Mall Mortgage Loan REMIC Interests and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue a sole class of residual interests in such Trust REMIC, represented by the Class LR Certificates.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2FX, Class A-3, Class A-4, Class A-M, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class PM-1, Class PM-2, Class PM-3, Class PM-4, Class PM-5, Class PM-6 and Class PM-X Certificates and the Class A-2C Regular Interest (together, the “Regular Interests”) as classes representing regular interests in the Upper-Tier REMIC and will issue the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.  Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and any applicable intercreditor agreements, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter.  Accordingly, each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, each Providence Place Mall Mortgage Loan REMIC Regular Interest will constitute a “regular interest” in the Providence Place Mall Mortgage Loan REMIC, each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC, the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC and Providence Place Mall Mortgage Loan REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  For purposes of the remainder of the discussion under “Certain Federal Income Tax Consequences,” unless otherwise indicated, the term “Regular Interests” refers to the Regular Interests represented by the Offered Certificates.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the Issuing Entity consisting of (a) the Class A-2C Regular Interest, (b) the Swap Agreement, (c) the Floating Rate Accounts, and (d) the Excess Interest (and related amounts in the Class V Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-2C Certificates will represent undivided beneficial interests in the Class A-2C Percentage Interest of the Class A-2C Regular Interest and the entire undivided beneficial interest in the Class A-2C Floating Rate Account, (iii) the Class A-2FL Certificates will represent undivided beneficial interests in the Class A-2FL Percentage Interest in the Class A-2C Regular Interest and the entire undivided beneficial interest in the Swap Agreement and the Class A-2FL Floating Rate Account, and (iv) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and related amounts in the Class V Distribution Account.

 Tax Status of Offered Certificates

Each Class of Regular Interests represented by the Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Interests will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.”  Regular Interests represented by the Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, (i) Mortgage Loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-2FL Certificates to the extent of their basis, if any, allocable to the Swap Agreement will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates, will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Regular Interests

General.  Each class of Regular Interests represented by the Offered Certificates will represent a regular interest in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest.  The Regular Interests will represent newly originated debt instruments for federal income tax purposes.  Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Original Issue Discount.  Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The IRS has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interest Holder’s income.  The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price.”  The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder of such class for accrued interest that relates to a period prior to the issue date of such class of Regular Interests.  The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X-A and Class X-B Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based on the foregoing, it is anticipated that the Class __ Certificates will be issued with original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat each Class of Class X-A and Class X-B Certificates as having no qualified stated interest.  Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on the Class X-A or Class X-B Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  Holders of Class X-A and Class X-B Certificates may be entitled to a loss deduction to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.  Based on the foregoing, it is anticipated that the Class __ Certificates will be issued with de minimis original issue discount.

Premium.  A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class __ Certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Interests as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Regular Interests, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of a Yield Maintenance Charges and Prepayment Premium.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Interests.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5 (the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

 Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(i)    the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(ii)    the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of DBRS, Inc., DBRS Limited, Moody’s, S&P or Fitch;

(iii)    the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(iv)    the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(v)    the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

 The Issuing Entity must also meet the following requirements:

(A) the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(B) certificates in such other investment pools must have been rated in one of the four highest rating categories of DBRS, Inc., DBRS Limited, Moody’s, S&P or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(C) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Swap Counterparty, the Master Servicer, either Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity and market value of the Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Fitch and Moody’s (together, the “Rating Agencies”):

	Fitch	Moody’s
Class A-1	AAA(sf)	Aaa(sf)
Class A-2FX	AAA(sf)	Aaa(sf)
Class A-3	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	Aaa(sf)

Each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

The Rating Agencies’ ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date.  The Rating Agencies’ ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates.  Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, the degree to which such prepayments might differ from those originally anticipated or the extent to which the Certificateholders might experience any Net Prepayment Interest Shortfalls.  The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof.  In general, the ratings address credit risk and not prepayment risk.  Also, a security rating does not represent any assessment of the yield to maturity that investors may experience might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments).  The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

A rating on the Class A-2FL Certificates does not represent any assessment of whether the floating interest rate on those certificates will convert to a fixed rate.  With respect to the Class A-2FL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-2C Regular Interest and are not rating the receipt of interest accrued at LIBOR plus __%.  In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-2FL Certificates may experience as a result of the conversion of the Pass-Through Rate on those Certificates from a rate based on LIBOR to a fixed rate.

As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to Fitch and Moody’s and certain other nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSROs”).  Based on preliminary feedback from those NRSROs at that time, the depositor selected Fitch and Moody’s to rate the certificates and did not select the other NRSROs due in part to those NRSROs’ initial subordination levels for the various classes of certificates.  Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that one or both of Fitch and Moody’s no longer qualifies as an NRSRO, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the market price of the certificates.  See “Risk Factors—Risks Related to the Certificates—Ratings of the Certificates” in this free writing prospectus.

The Rating Agencies have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings and was implemented by the Rating Agencies for ratings of structured finance products as of August 2010.  For additional information about this identifier, prospective investors can go to www.fitchratings.com and www.moodys.com.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN NEW YORK, CALIFORNIA AND TEXAS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (representing approximately 19.0% of the Initial Outstanding Pool Balance by Allocated Loan Amount), California (representing approximately 15.7% of the Initial Outstanding Pool Balance by Allocated Loan Amount) and Texas (representing approximately 15.1% of the Initial Outstanding Pool Balance by Allocated Loan Amount), which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York Law.  Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

California Law.  Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (as long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure.  Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure.  Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.  California’s “security first” and “one action” rules require the lender to exhaust the security afforded under the deed of trust in a single action by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the environmental indemnity.  California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes.  Violations of such statutes may result in the loss of some or all of the security under the loan and a loss of the ability to sue for the debt.  A sale by a trustee under a deed of trust does not constitute an “action” for purposes of the “one action rule.”  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances where the proper waivers have not been obtained, guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.  Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas Law.  Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property exceeds the foreclosure sale price.

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-275	Code	S-105
2010 PD Amending Directive	v	Collection Account	S-236
Acceptable Insurance Default	S-79	Collection Period	S-186
Adjusted Release Calculated		COMM	S-110
Amount	S-174	Commission	S-276
Adjusted Release Price	S-174	Companion Loan	S-144
Administrative Fee Rate	S-162	Consultation Termination Event	S-224
Advance Rate	S-233	Control Eligible Certificates	S-224
Advances	S-232	Control Termination Event	S-224
Affected Investor	S-97	Controlling Class	S-224
Allocated Loan Amount	S-163, S-168	Controlling Class Certificateholder	S-224
Annual Debt Service	S-163	Controlling Class Representative	S-223
Anticipated Repayment Date	S-162	Corrected Mortgage Loan	S-262
Appraisal Reduction Amount	S-187, S-205	CPR	S-216
Appraisal Reduction Event	S-205	CRD	S-97
Appraised Value	S-163	CREFC	S-268
Appraised-Out Class	S-207	CREFC Investor Reporting Package	S-270
ARD Loans	S-162	CREFC NOI Adjustment Worksheet	S-276
Article 122a	S-97	CREFC Operating Statement
Asset Status Report	S-263	Analysis Report	S-276
Assumed Final Distribution Date	S-200	Crossover Date	S-197
Assumed Scheduled Payment	S-190	Current LTV	S-163
Authenticating Agent	S-141	Custodian	S-141
Automatic Termination	iii	Cut-off Date	S-144
B Loan	S-144	Cut-off Date Balance	S-144
Balloon Balance	S-163	Cut-off Date Loan-to-Value Ratio	S-163
Balloon Loan	S-186	Cut-off Date LTV	S-163
Balloon LTV	S-164	Cut-off Date LTV Ratio	S-163
Bankruptcy Code	S-38, S-48	Cut-off Date U/W NCF Debt Yield	S-163
Base Interest Fraction	S-198	Cut-off Date U/W NOI Debt Yield	S-164
B-Piece Buyer	S-93	DBBM	S-110
CBE	S-219	DBMS	S-110
CBRE Mortgage Loans	S-2	Debt Service Coverage Ratio	S-166
Certificate Administrator	S-138	Default Interest	S-187
Certificate Balance	S-183	Default Rate	S-187
Certificate Owners	S-211	Defaulted Mortgage Loan	S-256
Certificate Registrar	S-141, S-209	Defeasance	S-171
Certificateholder	S-209	Defeasance Assets	S-168
Certificates	S-182	Defeasance Collateral	S-171
Class	S-182	Defeasance Lock-Out Period	S-168
Class A-2C Floating Rate Account	S-237	Defeasance Option	S-171
Class A-2C Regular Interest	S-182	Defeasance Period	S-168
Class A-2C/Class A-2FL Principal		Definitive Certificate	S-209
Distribution Amount	S-190	Department	S-280
Class A-2FL Floating Rate Account	S-237	Depositaries	S-210
Class PM Certificates	vii, S-183	Depositor	S-124
Class PM Voting Rights	S-253	Determination Date	S-187
Class V Distribution Account	S-236, S-237	Directing Holder	S-223
Class X-A Strip Rates	S-188	Disclosable Special Servicer Fees	S-267
Class X-B Strip Rates	S-188	Discount Rate	S-169
Clearstream	S-35, S-209	Distribution Account	S-236
Clearstream Participants	S-211	Distribution Date	S-184
CMBS	S-110, S-130	Distribution Date Statement	S-268

DMARC	S-110	LIBOR	S-190
DSCR	S-166	LIBOR Business Day	S-191
DTC	S-35	LIBOR Determination Date	S-190
Due Date	S-145	Lighthouse	S-45, S-83
EEA	S-97	Liquidation Fee	S-265
Eligible Operating Advisor	S-230	Liquidation Proceeds	S-265
ERISA	S-280	Loan Combination	S-144
EU	S-97	Loan Combination Control Appraisal
Euroclear	S-35	Event	S-223
Euroclear Participants	S-211	Loan-to-Value Ratio	S-163
Events of Default	S-246	Lock-Out Periods	S-168
Excess Interest	S-237	Loss of Value Payment	S-244
Excess Liquidation Proceeds	S-255	Lower-Tier Distribution Account	S-237
Excess Liquidation Proceeds		Lower-Tier Regular Interests	S-277
Account	S-237	Lower-Tier REMIC	S-277
Exchange Act	S-124	LTV Ratio	S-163
Exchange Date	S-213	LTV Ratio at Maturity	S-164
Exchange Notice	S-213	MAI	S-207
Exemption	S-280	Major Decision	S-222
FDIC	S-125	Master Servicer	S-126
Final Asset Status Report	S-228	Master Servicer Prepayment
Financial Promotion Order	iv	Interest Shortfall	S-203
Fitch	S-128	Master Servicer Remittance Date	S-232
Floating Rate Accounts	S-197, S-237	Master Servicing Fee	S-260
Form 8-K	S-181	Master Servicing Fee Rate	S-260
FPO Persons	iv	Material Breach	S-243
FSMA	iv	Material Document Defect	S-243
GAAP	S-162	Maturity Date LTV	S-164
GACC	S-110	Midland	S-130
GACC Mortgage Loans	S-111	Minimum Release Price	S-174
GACC Prepayment Interest Shortfall S-204		Modeling Assumptions	S-217
GLA	S-164	Modification Fees	S-266
Grantor Trust	S-277	Modified Mortgage Loan	S-208
Holders	S-212	Monthly Payment	S-186
IDOT	S-145	Moody’s	S-128
Indirect Participants	S-210	Mortgage	S-145
Initial Outstanding Pool Balance	S-144	Mortgage Loan	S-144
Initial Rate	S-162	Mortgage Loan Documents	S-242
Interest Accrual Amount	S-187	Mortgage Loan Purchase
Interest Accrual Period	S-187	Agreement	S-147
Interest Payment Differential	S-169	Mortgage Loan Purchase
Interest Rate	S-164	Agreements	S-242
Interest Reserve Account	S-236	Mortgage Loan Sellers	S-147
Interest Shortfall	S-187	Mortgage Loans	S-144
Interested Person	S-256	Mortgage Pool	S-144
Investor Certification	S-274	Mortgage Pool Available Funds	S-184
Investor Q&A Forum	S-272	Mortgage Rate	S-189
IO Group YM Distribution Amount	S-198	Mortgaged Properties	S-144
Issuing Entity	S-124	Mortgaged Property	S-144
JPMIM Mortgage Loans	S-2, S-51	Net Default Interest	S-187
Ladder Capital Group	S-117	Net Mortgage Pass-Through Rate	S-188
Ladder Holdings	S-117	Net Operating Income	S-164
LCF	S-117	Net Prepayment Interest Excess	S-204
LCF Financing Affiliates	S-117, S-142	Net Prepayment Interest Shortfall	S-204
LCF Mortgage Loans	S-117	Net REO Proceeds	S-186
Leased Fee	S-164	No Downgrade Confirmation	S-252

NOI	S-164	Prepayment Premium Lock-Out
NOI Date	S-164	Period	S-168
nonqualified intermediary	4	Prepayment Premium Period	S-168
Nonrecoverable Advance	S-234	Prime Rate	S-233
non-U.S. holder	3	Principal Distribution Amount	S-189
Note	S-145	Principal Prepayments	S-186
Note A Floor	S-157	Private Certificates	S-182
Notional Balance	S-183	Privileged Information	S-228
NRA	S-164	Privileged Information Exception	S-228
NRSRO Certification	S-274	Privileged Person	S-274
NRSROs	S-283	Promotion of Collective Investment
Occupancy	S-164	Schemes Exemptions Order	iv
Occupancy As-of Date	S-165	Property Advances	S-232
Offered Certificates	S-182	Providence Place Mall Mortgage
Offsetting Modification Fees	S-267	Loan	S-154
OID Regulations	S-278	Providence Place Mall Mortgage
Operating Advisor	S-141	Loan REMIC	S-277
Operating Advisor Consulting Fee	S-231	Providence Place Mall Mortgage
Operating Advisor Fee	S-231	Loan REMIC Distribution Account	S-237
Operating Advisor Fee Rate	S-231	Providence Place Mall Mortgage
Operating Advisor Standard	S-228	Loan REMIC Regular Interests	S-277
Operating Advisor Termination		Providence Place Mall Voting Rights	S-253
Event	S-229	Qualified Affiliate	S-246
P&I	S-127	qualified intermediary	3
P&I Advance	S-232	Qualified Substitute Mortgage Loan	S-244
Pads	S-166	Rated Final Distribution Date	S-14, S-201
Participants	S-209	Rating Agencies	S-283
Pass-Through Rate	S-187, S-213	Rating Agency Q&A Forum and
Paying Agent	S-141	Servicer Document Request Tool	S-274
PCIS Persons	iv	RB Mortgage Loan	S-2
Percentage Interest	S-184	REA	S-55
Permitted Encumbrances	S-146	Realized Loss	S-201
Permitted Special Servicer/Affiliate		Record Date	S-184
Fees	S-267	Regular Certificates	S-182
Phase II	S-68	Regular Interest Holder	S-278
Plan	S-280	Regular Interests	S-277
PM Non-Pooled Components	S-144	Reinvestment Yield	S-169
PM Non-Pooled Junior Component	S-144	Related Proceeds	S-234
PM Non-Pooled Senior Component	S-144	Release Date	S-171
PM Non-Pooled Senior Components	S-144	Relevant Implementation Date	v
PM Non-Pooled Senior IO		Relevant Member State	iv
Component	S-144	Relevant Persons	iv
PM Non-Pooled Voting Rights		REMIC	S-277
Percentage	S-253	REMIC Regulations	S-277
PM Pooled Senior Component	S-144	Removed Mortgage Loan	S-243
PM Pooled Voting Rights		REO Account	S-182
Percentage	S-253	REO Loan	S-190
PM Realized Loss	S-202	REO Property	S-182
Pooled Voting Rights	S-253	REO Tax	S-255
Pooling and Servicing Agreement	S-219	Replacement Mortgage Loan	S-243
Preferred Hotels	S-60	Repurchase Price	S-243
Prepayment Assumption	S-279	Requesting Holders	S-208
Prepayment Interest Excess	S-203	Requesting Party	S-250
Prepayment Interest Shortfall	S-202	Reserve Accounts	S-146
Prepayment Premium	S-170	Residual Certificates	S-182
		Restricted Group	S-282

Restricted Party	S-228	Trust REMIC	S-32
Revised Rate	S-162	Trust REMICs	S-277
Rooms	S-166	Trustee	S-135
Rules	S-210	Trustee/Certificate Administrator
S&P	S-128	Fee	S-140
SEC	S-129	Trustee/Certificate Administrator
Sequential Pay Certificate	S-183	Fee Rate	S-140
Sequential Pay Certificates	S-183	U.S. Bank	S-135
Servicing Compensation	S-260	U.S. Obligations	S-169
Servicing Fee	S-260	U.S. Person	3
Servicing Fee Rate	S-260	U/W EGI	S-167
Servicing Standard	S-221	U/W NCF	S-165
Servicing Transfer Event	S-262	U/W NCF DSCR	S-166
Similar Law	S-280	U/W NOI	S-165
Small Loan Appraisal Estimate	S-206	U/W NOI Debt Yield	S-164
Somerby of Mobile B Loan	S-156	U/W NOI DSCR	S-166
Somerby of Mobile B Loan Holder	S-156	U/W Revenue	S-167
Somerby of Mobile Control		UBSRES	S-113
Appraisal Event	S-161	Underwritten NCF	S-165
Somerby of Mobile Controlling		Underwritten NCF DSCR	S-166
Holder	S-160	Underwritten Net Cash Flow	S-165
Somerby of Mobile Directing Holder	S-160	Underwritten Net Operating Income	S-165
Somerby of Mobile Loan	S-156	Underwritten NOI	S-165
Somerby of Mobile Loan		Underwritten NOI Debt Yield	S-164
Combination	S-156	Underwritten NOI DSCR	S-166
Somerby of Mobile Loan Holder	S-156	Units	S-166
Special Servicer	S-219	Unliquidated Advance	S-236
Special Servicing Fee	S-264	Unscheduled Payments	S-186
Specially Serviced Loan	S-261	UPB	S-127
Sponsors	S-147	Updated Appraisal	S-207
Sq. Ft	S-165	Upper-Tier Distribution Account	S-237
Square Feet	S-165	Upper-Tier REMIC	S-277
Starwood	S-121	Voting Rights	S-252
Starwood Mortgage Loans	S-120	Wachovia	S-126
Starwood Property Mortgage	S-1, S-120	Weighted Average Net Mortgage
Starwood Trust	S-121	Pass-Through Rate	S-188
Stated Principal Balance	S-202	Wells Fargo	S-123, S-138
Subordinate Certificates	S-204	Withheld Amounts	S-236
Sub-Servicing Entity	S-248	Workout Fee	S-264
Swap Agreement	S-213	Workout-Delayed Reimbursement
Swap Counterparty	S-213	Amount	S-235
Term to Maturity	S-165	Yield Maintenance Charge	S-168, S-169
Terms and Conditions	S-211	Yield Maintenance Loans	S-168
TriMont	S-141	Yield Maintenance Lock-Out Period	S-168
TRIPRA	S-80	Yield Maintenance Period	S-168

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

DBUBS 2011-LC3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	% of Initial Pool Balance	# of Properties	Mortgage Loan Originator (1)	Mortgage Loan Seller (2)	Original Balance($)(3)(4)	Cut-off Date Balance($)(3)	Maturity or ARD Balance($)	General Property Type	Detailed Property Type	Interest Rate (4)(5)	Administrative Fee Rate (6)	Interest Accrual Basis	Original Term to Maturity or ARD (4)	Remaining Term to Maturity or ARD	Original Amortization Term
Loan	1	Three Allen Center	11.8%	1	GACC	GACC	164,999,000	164,571,307	154,632,822	Office	CBD	6.1200%	0.1049%	Actual/360	60	57	360
Loan	2	Times Square Hotel Portfolio (23)	10.0%	2	UBSRES	UBSRES	140,000,000	140,000,000	132,286,758	Hospitality	Limited Service	5.5036%	0.1049%	Actual/360	60	58	360
Property	2	Fairfield Inn Times Square	5.0%	1	UBSRES	UBSRES	70,000,000	70,000,000		Hospitality	Limited Service
Property	2	Four Points Sheraton Times Square	5.0%	1	UBSRES	UBSRES	70,000,000	70,000,000		Hospitality	Limited Service
Loan	3	Quadrus Office Park	8.0%	1	GACC	GACC	112,000,000	112,000,000	97,257,552	Office	Suburban	5.1400%	0.1049%	Actual/360	120	119	360
Loan	4	Columbia Sussex Hotel Portfolio (23)	7.2%	8	STWD	STWD	100,000,000	100,000,000	92,467,796	Hospitality	Full Service	5.0000%	0.1049%	Actual/360	60	53	263
Property	4.01	Marriott Anchorage	1.8%	1	STWD	STWD	25,184,472	25,184,472		Hospitality	Full Service
Property	4.02	JW Marriott Le Merigot Hotel & Spa	1.4%	1	STWD	STWD	18,928,456	18,928,456		Hospitality	Full Service
Property	4.03	Marriott Albuquerque	1.1%	1	STWD	STWD	15,752,326	15,752,326		Hospitality	Full Service
Property	4.04	Marriott El Paso	0.8%	1	STWD	STWD	11,870,388	11,870,388		Hospitality	Full Service
Property	4.05	Hilton Boston Woburn	0.8%	1	STWD	STWD	10,587,103	10,587,103		Hospitality	Full Service
Property	4.06	Marriott Hutchinson Isle Resort & Marina	0.6%	1	STWD	STWD	8,245,108	8,245,108		Hospitality	Full Service
Property	4.07	Doubletree Hotel Birmingham	0.4%	1	STWD	STWD	5,838,948	5,838,948		Hospitality	Full Service
Property	4.08	Courtyard Columbus West	0.3%	1	STWD	STWD	3,593,199	3,593,199		Hospitality	Full Service
Loan	5	Dover Mall and Commons	6.7%	1	UBSRES	UBSRES	94,000,000	94,000,000	78,708,160	Retail	Anchored	5.5705%	0.1049%	Actual/360	120	120	360
Loan	6	One Biscayne	5.9%	1	JPMIM	GACC	83,000,000	83,000,000	83,000,000	Office	CBD	6.1700%	0.1049%	30/360	120	60	0
Loan	7	Providence Place Mall (23)(24)	3.9%	1	UBSRES	UBSRES	55,092,580	54,840,367	41,250,528	Retail	Anchored	4.8549%	0.1049%	Actual/360	120	117	360
Loan	8	Ridgeway Shopping Center	3.5%	1	JPMIM	GACC	52,525,295	49,598,568	43,379,497	Retail	Anchored	5.5200%	0.1049%	30/360	120	74	360
Loan	9	Lighthouse Building	3.2%	1	LCF	LCF	45,000,000	45,000,000	42,022,668	Office	CBD	5.8700%	0.1049%	Actual/360	120	119	360
Loan	10	Paddock at Eastpoint (23)	2.8%	1	UBSRES	UBSRES	39,500,000	39,500,000	33,196,131	Multifamily	Garden	5.2935%	0.1049%	Actual/360	120	118	348
Loan	11	Montgomery Plaza	2.1%	1	GACC	GACC	29,000,000	28,970,529	23,993,809	Retail	Anchored	5.1880%	0.1049%	Actual/360	120	119	360
Loan	12	Albany Mall	2.1%	1	RB	UBSRES	28,700,000	28,677,301	24,472,832	Retail	Anchored	6.1760%	0.1049%	Actual/360	120	119	360
Loan	13	Wilshire West Medical Center	2.0%	1	GACC	GACC	28,000,000	27,930,992	25,666,406	Office	Medical	4.5980%	0.1049%	Actual/360	60	58	360
Loan	14	Creekside at Taylor Square	2.0%	1	UBSRES	UBSRES	27,900,000	27,817,289	23,342,585	Multifamily	Garden	5.5410%	0.1049%	Actual/360	120	117	360
Loan	15	The Falls at Westover Hills (23)	2.0%	1	LCF	LCF	27,500,000	27,500,000	25,489,778	Multifamily	Garden	5.3280%	0.1449%	Actual/360	60	60	360
Loan	16	Hotel Modera	1.7%	1	CBRE	GACC	24,440,000	24,387,448	22,594,162	Hospitality	Full Service	5.2570%	0.1049%	Actual/360	61	59	360
Loan	17	Hamilton Portfolio	1.7%	4	RB	STWD	24,000,000	23,950,261	22,278,602	Multifamily	Garden	5.4300%	0.1049%	Actual/360	60	58	360
Property	17.01	Ambercrest Apartments	0.6%	1	RB	STWD	8,950,000	8,931,452		Multifamily	Garden
Property	17.02	Ashland Apartments	0.6%	1	RB	STWD	7,850,000	7,833,731		Multifamily	Garden
Property	17.03	The Lakes at Meadowbrook	0.3%	1	RB	STWD	4,175,000	4,166,348		Multifamily	Garden
Property	17.04	The Hunt Club	0.2%	1	RB	STWD	3,025,000	3,018,731		Multifamily	Garden
Loan	18	The Townsend Hotel	1.7%	1	CBRE	GACC	23,500,000	23,477,868	19,635,948	Hospitality	Full Service	5.5000%	0.1049%	Actual/360	120	119	360
Loan	19	Fairfield Inn - Manhattan	1.7%	1	LCF	LCF	23,500,000	23,466,364	21,051,801	Hospitality	Limited Service	5.4000%	0.1049%	Actual/360	60	59	300
Loan	20	Inland - SuperValu/Walgreens Portfolio (23)	1.5%	6	LCF	LCF	21,343,000	21,343,000	21,343,000	Retail	Single Tenant	5.4000%	0.1049%	Actual/360	120	119	0
Property	20.01	Stop N Save - Twin Oaks	0.3%	1	LCF	LCF	4,748,000	4,748,000		Retail	Single Tenant
Property	20.02	Jewel Osco - Morris	0.3%	1	LCF	LCF	4,440,000	4,440,000		Retail	Single Tenant
Property	20.03	Walgreens - Beckley	0.3%	1	LCF	LCF	4,400,000	4,400,000		Retail	Single Tenant
Property	20.04	Walgreens - South Corbin	0.2%	1	LCF	LCF	2,640,000	2,640,000		Retail	Single Tenant
Property	20.05	Walgreens - Barbourville	0.2%	1	LCF	LCF	2,640,000	2,640,000		Retail	Single Tenant
Property	20.06	Walgreens - Princeton	0.2%	1	LCF	LCF	2,475,000	2,475,000		Retail	Single Tenant
Loan	21	226-230 West 97th Street	1.4%	1	JPMIM	GACC	20,000,000	19,264,378	17,619,290	Mixed Use	Retail/Multifamily	6.1800%	0.1049%	30/360	120	61	360
Loan	22	Harbor Properties	1.4%	2	JPMIM	GACC	21,000,000	19,062,746	17,218,928	Office	CBD	5.3500%	0.1049%	30/360	121	51	360
Property	22.01	Harbor Properties - 500 Union Street (Logan)	0.8%	1	JPMIM	GACC	12,000,000	10,892,998		Office	CBD
Property	22.02	Harbor Properties - 1411 4th Avenue	0.6%	1	JPMIM	GACC	9,000,000	8,169,748		Office	CBD
Loan	23	Western Digital	1.4%	1	GACC	GACC	18,900,000	18,900,000	16,070,114	Office	Suburban	5.2480%	0.1049%	Actual/360	120	119	360
Loan	24	Capitol Center	1.3%	1	UBSRES	UBSRES	17,500,000	17,500,000	16,623,006	Office	CBD	5.8600%	0.1049%	Actual/360	60	56	360
Loan	25	Western Lights Shopping Center	1.2%	1	LCF	LCF	17,000,000	16,949,660	14,225,283	Retail	Anchored	5.5460%	0.1049%	Actual/360	120	117	360
Loan	26	Somerby of Mobile (24)	1.1%	1	STWD	STWD	15,500,000	15,500,000	13,054,730	Healthcare	Independent Living / Assisted Living Facility	5.3325%	0.1049%	Actual/360	120	119	293
Loan	27	Feasterville Shopping Center	1.1%	1	UBSRES	UBSRES	15,000,000	15,000,000	12,591,295	Retail	Anchored	5.6520%	0.1049%	Actual/360	120	120	360
Loan	28	Grassmere (23)	1.1%	1	RB	STWD	15,000,000	14,953,711	13,903,656	Office	CBD	5.5800%	0.1049%	Actual/360	60	57	352
Loan	29	Brotman Physicians Plaza	1.0%	1	GACC	GACC	14,200,000	14,185,245	13,117,190	Office	Medical	5.0950%	0.1049%	Actual/360	60	59	360
Loan	30	Winsor Ranch Shopping Center	1.0%	1	UBSRES	UBSRES	14,200,000	14,171,814	11,911,960	Retail	Anchored	5.6300%	0.1049%	Actual/360	120	118	360
Loan	31	The Malulani Portfolio	0.8%	4	LCF	LCF	11,500,000	11,500,000	11,500,000	Various	Various	5.6000%	0.1049%	Actual/360	60	59	0
Property	31.01	Liona Apartments	0.4%	1	LCF	LCF	5,860,000	5,860,000		Multifamily	Conventional
Property	31.02	Kaiser Permanente - Ground Lease	0.2%	1	LCF	LCF	2,100,000	2,100,000		Other	Leased Fee
Property	31.03	Sears Portage - Ground Lease	0.1%	1	LCF	LCF	2,060,000	2,060,000		Other	Leased Fee
Property	31.04	Kokua market	0.1%	1	LCF	LCF	1,480,000	1,480,000		Retail	Single Tenant
Loan	32	New Brite Plaza	0.8%	1	UBSRES	UBSRES	11,400,000	11,390,225	9,633,678	Retail	Anchored	5.8700%	0.1049%	Actual/360	120	119	360
Loan	33	220-230 West Kinzie Street	0.7%	1	LCF	LCF	9,550,000	9,541,337	8,016,742	Mixed Use	Office/Retail	5.6500%	0.1049%	Actual/360	120	119	360
Loan	34	Pacifica San Leandro	0.6%	1	UBSRES	UBSRES	8,750,000	8,742,361	7,378,738	Healthcare	Assisted Living Facility	5.8000%	0.1049%	Actual/360	120	119	360
Loan	35	Northridge Medical Tower	0.6%	1	GACC	GACC	8,200,000	8,179,791	7,516,590	Office	Medical	4.5980%	0.1049%	Actual/360	60	58	360
Loan	36	Bridgewater Place	0.5%	1	UBSRES	UBSRES	7,500,000	7,484,967	6,282,833	Office	Suburban	5.5850%	0.1049%	Actual/360	120	118	360
Loan	37	7500 Bellaire Boulevard	0.5%	1	LCF	LCF	7,200,000	7,019,673	6,301,947	Office	Suburban	7.5000%	0.1049%	Actual/360	60	46	240
Loan	38	Ba Mar Basin MHC	0.4%	1	LCF	LCF	6,000,000	6,000,000	5,462,921	Manufactured Housing Community	Manufactured Housing Community	5.3760%	0.1049%	Actual/360	120	118	360
Loan	39	490 Post Garage	0.4%	1	UBSRES	UBSRES	5,600,000	5,594,940	4,703,075	Other	Parking Garage	5.6650%	0.1049%	Actual/360	120	119	360
Loan	40	Station Plaza - Ground Lease	0.4%	1	LCF	LCF	5,250,000	5,245,178	4,400,349	Other	Leased Fee	5.6000%	0.1049%	Actual/360	120	119	360
Loan	41	French Run	0.4%	1	UBSRES	UBSRES	5,212,000	5,201,360	4,354,682	Multifamily	Garden	5.5000%	0.1049%	Actual/360	120	118	360
Loan	42	Homestead & Hilltop	0.3%	2	LCF	LCF	4,400,000	4,394,274	3,396,917	Manufactured Housing Community	Manufactured Housing Community	5.9000%	0.1049%	Actual/360	120	119	300
Property	42.01	Homestead Village	0.3%	1	LCF	LCF	3,638,066	3,633,331		Manufactured Housing Community	Manufactured Housing Community
Property	42.02	Hilltop Acres	0.1%	1	LCF	LCF	761,934	760,943		Manufactured Housing Community	Manufactured Housing Community
Loan	43	283 East 234th Street	0.2%	1	UBSRES	UBSRES	2,650,000	2,644,532	2,210,657	Multifamily	Conventional	5.4500%	0.1049%	Actual/360	120	118	360

A-1-1

DBUBS 2011-LC3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Remaining Amortization Term	First Payment Date (4)	Maturity or ARD Date (5)	ARD Loan (Yes/No)(5)	Final Maturity Date(5)	Annual Debt Service($)(7)(8)	Monthly Debt Service($)(7)(8)	Period	Remaining Interest Only Lockbox (9)	Cash Management (10)	Crossed With Other Loans	Related Borrower	Underwritten NOI DSCR (7)(8)	Underwritten NCF DSCR (7)(8)	Grace Period (11)	Payment Date
Loan	1	Three Allen Center	357	06/01/2011	05/01/2016	No		12,024,214	1,002,018		Hard	In Place	No		1.49x	1.38x	0	1
Loan	2	Times Square Hotel Portfolio (23)	360	07/06/2011	06/06/2016	No		9,542,650	795,221	10	Hard	Springing	No		1.72x	1.58x	0	6
Property	2	Fairfield Inn Times Square
Property	2	Four Points Sheraton Times Square
Loan	3	Quadrus Office Park	360	08/06/2011	07/06/2021	No		7,330,314	610,860	23	Hard	In Place	No		1.49x	1.42x	0	6
Loan	4	Columbia Sussex Hotel Portfolio (23)	263	02/06/2011	01/06/2016	No		6,653,637	554,470	4	Hard	In Place	No		4.15x	3.47x	0	6
Property	4.01	Marriott Anchorage
Property	4.02	JW Marriott Le Merigot Hotel & Spa
Property	4.03	Marriott Albuquerque
Property	4.04	Marriott El Paso
Property	4.05	Hilton Boston Woburn
Property	4.06	Marriott Hutchinson Isle Resort & Marina
Property	4.07	Doubletree Hotel Birmingham
Property	4.08	Courtyard Columbus West
Loan	5	Dover Mall and Commons	360	09/06/2011	08/06/2021	No		6,454,643	537,887		Hard	In Place	No		1.33x	1.25x	0	6
Loan	6	One Biscayne	0	09/01/2006	08/01/2016	No		5,121,100	426,758	60	None	NAP	No		2.44x	2.19x	0	1
Loan	7	Providence Place Mall (23)(24)	357	06/06/2011	05/06/2021	No		3,756,619	313,052		Hard	In Place	No		2.69x	2.57x	0	6
Loan	8	Ridgeway Shopping Center	314	11/01/2007	10/01/2017	No		3,586,707	298,892		None	NAP	No		2.55x	2.43x	0	1
Loan	9	Lighthouse Building	360	08/06/2011	07/06/2021	No		3,192,579	266,048	59	Hard	In Place	No		1.44x	1.36x	0	6
Loan	10	Paddock at Eastpoint (23)	348	07/06/2011	06/06/2021	No		2,667,548	222,296	10	Springing Soft	Springing	No		1.39x	1.34x	0	6
Loan	11	Montgomery Plaza	359	08/06/2011	07/06/2021	No		1,908,327	159,027		Hard	Springing	No		1.86x	1.74x	0	6
Loan	12	Albany Mall	359	08/06/2011	07/06/2021	No		2,103,983	175,332		Soft	In Place	No		1.72x	1.33x	0	6
Loan	13	Wilshire West Medical Center	358	07/06/2011	06/06/2016	No		1,722,084	143,507		Springing Hard	Springing	No	Yes - A	1.61x	1.53x	0	6
Loan	14	Creekside at Taylor Square	357	06/06/2011	05/06/2021	No		1,909,579	159,132		Soft	Springing	No	Yes - B	1.41x	1.32x	0	6
Loan	15	The Falls at Westover Hills (23)	360	09/06/2011	08/06/2016	No		1,838,248	153,187		Soft	In Place	No		1.44x	1.38x	0	6
Loan	16	Hotel Modera	358	07/06/2011	07/06/2016	No		1,620,775	135,065		Hard	Springing	No		1.61x	1.42x	0	6
Loan	17	Hamilton Portfolio	358	07/06/2011	06/06/2016	No		1,622,606	135,217		Soft	Springing	No		1.51x	1.37x	0	6
Property	17.01	Ambercrest Apartments
Property	17.02	Ashland Apartments
Property	17.03	The Lakes at Meadowbrook
Property	17.04	The Hunt Club
Loan	18	The Townsend Hotel	359	08/06/2011	07/06/2021	No		1,601,165	133,430		Hard	Springing	No		1.87x	1.41x	0	6
Loan	19	Fairfield Inn - Manhattan	299	08/06/2011	07/06/2016	No		1,714,926	142,911		Hard	Springing	No		1.61x	1.46x	0	6
Loan	20	Inland - SuperValu/Walgreens Portfolio (23)	0	08/06/2011	07/06/2021	Yes	07/06/2036	1,168,529	97,377	119	Hard	In Place	No		2.32x	2.23x	0	6
Property	20.01	Stop N Save - Twin Oaks
Property	20.02	Jewel Osco - Morris
Property	20.03	Walgreens - Beckley
Property	20.04	Walgreens - South Corbin
Property	20.05	Walgreens - Barbourville
Property	20.06	Walgreens - Princeton
Loan	21	226-230 West 97th Street	325	10/01/2006	09/01/2016	No		1,466,812	122,234		None	NAP	No		1.34x	1.32x	0	1
Loan	22	Harbor Properties	290	11/01/2005	10/25/2015	No		1,407,204	117,267		None	NAP	No		2.01x	1.70x	10	1
Property	22.01	Harbor Properties - 500 Union Street (Logan)
Property	22.02	Harbor Properties - 1411 4th Avenue
Loan	23	Western Digital	360	08/06/2011	07/06/2021	No		1,252,117	104,343	11	Hard	In Place	No		1.50x	1.37x	0	6
Loan	24	Capitol Center	360	05/06/2011	04/06/2016	No		1,240,217	103,351	9	Hard	Springing	No		1.63x	1.47x	0	6
Loan	25	Western Lights Shopping Center	357	06/06/2011	05/06/2021	No		1,164,184	97,015		Springing Hard	Springing	No		1.66x	1.52x	0	6
Loan	26	Somerby of Mobile (24)	293	08/06/2011	07/06/2021	No		1,069,443	89,120	23	Soft	Springing	No		1.62x	1.54x	0	6
Loan	27	Feasterville Shopping Center	360	09/06/2011	08/06/2021	No		1,039,252	86,604		Hard	Springing	No		1.38x	1.31x	0	6
Loan	28	Grassmere (23)	349	06/06/2011	05/06/2016	Yes	03/06/2034	1,039,878	86,657		Hard	Springing	No		1.64x	1.42x	0	6
Loan	29	Brotman Physicians Plaza	359	08/06/2011	07/06/2016	No		924,663	77,055		Springing Hard	Springing	No	Yes - A	1.64x	1.54x	0	6
Loan	30	Winsor Ranch Shopping Center	358	07/06/2011	06/06/2021	No		981,456	81,788		Hard	In Place	No		1.47x	1.36x	0	6
Loan	31	The Malulani Portfolio	0	08/06/2011	07/06/2016	No		652,944	54,412	59	Hard / Soft	Springing	No		1.39x	1.34x	0	6
Property	31.01	Liona Apartments
Property	31.02	Kaiser Permanente - Ground Lease
Property	31.03	Sears Portage - Ground Lease
Property	31.04	Kokua market
Loan	32	New Brite Plaza	359	08/06/2011	07/06/2021	No		808,787	67,399		Hard	Springing	No		1.58x	1.43x	0	6
Loan	33	220-230 West Kinzie Street	359	08/06/2011	07/06/2021	No		661,512	55,126		Hard	Springing	No		1.48x	1.32x	0	6
Loan	34	Pacifica San Leandro	359	08/06/2011	07/06/2021	No		616,091	51,341		Springing Hard	Springing	No		1.99x	1.93x	0	6
Loan	35	Northridge Medical Tower	358	07/06/2011	06/06/2016	No		504,324	42,027		Springing Hard	Springing	No	Yes - A	1.67x	1.55x	0	6
Loan	36	Bridgewater Place	358	07/06/2011	06/06/2021	No		515,820	42,985		Hard	In Place	No		1.75x	1.42x	0	6
Loan	37	7500 Bellaire Boulevard	226	07/06/2010	06/06/2015	No		696,033	58,003		Soft	Springing	No		1.54x	1.37x	0	6
Loan	38	Ba Mar Basin MHC	360	07/06/2011	06/06/2021	No		403,224	33,602	46	Springing Soft	Springing	No		1.68x	1.66x	0	6
Loan	39	490 Post Garage	359	08/06/2011	07/06/2021	No		388,540	32,378		Springing Soft	Springing	No		1.34x	1.28x	0	6
Loan	40	Station Plaza - Ground Lease	359	08/06/2011	07/06/2021	No		361,670	30,139		Hard	Springing	No		1.22x	1.22x	0	6
Loan	41	French Run	358	07/06/2011	06/06/2021	No		355,118	29,593		Soft	Springing	No	Yes - B	1.55x	1.44x	0	6
Loan	42	Homestead & Hilltop	299	08/06/2011	07/06/2021	No		336,971	28,081		Springing Soft	Springing	No		1.67x	1.62x	0	6
Property	42.01	Homestead Village
Property	42.02	Hilltop Acres
Loan	43	283 East 234th Street	358	07/06/2011	06/06/2021	No		179,561	14,963		None	NAP	No		1.26x	1.21x	0	6

A-1-2

DBUBS 2011-LC3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Appraised Value ($)	Appraisal As-of Date	Cut-Off Date LTV Ratio (7)	LTV Ratio at Maturity or ARD(7)	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area(SF/Units Rooms/Pads) (12)	Units of Measure	Loan per Net Rentable Area (SF/Units/ Rooms/Pads) ($)(7)(12)
Loan	1	Three Allen Center	270,000,000	01/24/2011	61.0%	57.3%	333 Clay Street	Houston	Harris	TX	77002	1980	NAP	1,193,044	Sq. Ft.	138
Loan	2	Times Square Hotel Portfolio (23)	234,000,000	03/23/2011	59.8%	56.5%	Various	New York	New York	NY	10018	2008	NAP	488	Rooms	286,885
Property	2	Fairfield Inn Times Square	117,000,000	03/23/2011			330 West 40th Street	New York	New York	NY	10018	2008	NAP	244	Rooms	286,885
Property	2	Four Points Sheraton Times Square	117,000,000	03/23/2011			326 West 40th Street	New York	New York	NY	10018	2008	NAP	244	Rooms	286,885
Loan	3	Quadrus Office Park	212,000,000	06/13/2011	52.8%	45.9%	2400-2498 Sand Hill Road	Menlo Park	Santa Clara	CA	94025	1969-2005	1988-2004	206,464	Sq. Ft.	542
Loan	4	Columbia Sussex Hotel Portfolio (23)	311,700,000	Various	32.1%	29.7%	Various	Various	Various	Various	Various	Various	Various	2,342	Rooms	42,699
Property	4.01	Marriott Anchorage	78,500,000	08/19/2010			820 West 7th Avenue	Anchorage	Anchorage	AK	99501	2000	NAP	392	Rooms	64,246
Property	4.02	JW Marriott Le Merigot Hotel & Spa	59,000,000	09/02/2010			1740 Ocean Boulevard	Santa Monica	Los Angeles	CA	90401	1999	NAP	175	Rooms	108,163
Property	4.03	Marriott Albuquerque	49,100,000	08/18/2010			2101 Louisiana Boulevard NE	Albuquerque	Bernalillo	NM	87110	1982	2007	411	Rooms	38,327
Property	4.04	Marriott El Paso	37,000,000	09/09/2010			1600 Airway Boulevard	El Paso	El Paso	TX	79925	1982	2001	296	Rooms	40,103
Property	4.05	Hilton Boston Woburn	33,000,000	09/01/2010			2 Forbes Road	Woburn	Middlesex	MA	01801	1988	2006	345	Rooms	30,687
Property	4.06	Marriott Hutchinson Isle Resort & Marina	25,700,000	09/10/2010			555 NE Ocean Boulevard	Stuart	Martin	FL	34996	1987, 1990	2006	275	Rooms	29,982
Property	4.07	Doubletree Hotel Birmingham	18,200,000	08/31/2010			808 20th Street South	Birmingham	Jefferson	AL	35205	1973	2006	298	Rooms	19,594
Property	4.08	Courtyard Columbus West	11,200,000	08/25/2010			2350 Westbelt Drive	Columbus	Franklin	OH	43228	1989	2006	150	Rooms	23,955
Loan	5	Dover Mall and Commons	129,000,000	07/08/2011	72.9%	61.0%	1365 North Dupont Highway	Dover	Kent	DE	19901	1982	2000	553,854	Sq. Ft.	170
Loan	6	One Biscayne	158,000,000	05/02/2011	52.5%	52.5%	2 South Biscayne Boulevard	Miami	Miami Dade	FL	33131	1971	NAP	691,783	Sq. Ft.	120
Loan	7	Providence Place Mall (23)(24)	558,000,000	03/14/2011	34.9%	26.3%	1 Providence Place	Providence	Providence	RI	02903	1999	2009	980,711	Sq. Ft.	199
Loan	8	Ridgeway Shopping Center	128,000,000	07/15/2011	38.7%	33.9%	2215 Summer Street	Stamford	Fairfield	CT	06905	1970	1997	350,570	Sq. Ft.	141
Loan	9	Lighthouse Building	92,000,000	03/15/2011	48.9%	45.7%	111 East 59th Street	New York	New York	NY	10022	1962	1994	194,220	Sq. Ft.	232
Loan	10	Paddock at Eastpoint (23)	56,600,000	05/18/2011	69.8%	58.7%	13516 Skywatch Lane	Louisville	Jefferson	KY	40245	2005-2006, 2007-2008	NAP	500	Units	79,000
Loan	11	Montgomery Plaza	44,460,000	04/27/2011	65.2%	54.0%	5001-5011 Montgomery Boulevard, 4511-4601 San Mateo Boulevard NE	Albuquerque	Bernalillo	NM	87109	1974-1990	2001	388,453	Sq. Ft.	75
Loan	12	Albany Mall	40,000,000	05/02/2011	71.7%	61.2%	2601 Dawson Road	Albany	Dougherty	GA	31707	1976	1988	446,969	Sq. Ft.	64
Loan	13	Wilshire West Medical Center	38,600,000	04/11/2011	72.4%	66.5%	11645 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90025	1978	2007	75,937	Sq. Ft.	368
Loan	14	Creekside at Taylor Square	37,200,000	03/24/2011	74.8%	62.7%	2422 Banks Edge Way	Reynoldsburg	Fairfield	OH	43068	2002-2007	NAP	532	Units	52,288
Loan	15	The Falls at Westover Hills (23)	39,500,000	05/27/2011	69.6%	64.5%	8838 Dugas Road	San Antonio	Bexar	TX	78251	2009	NAP	394	Units	69,797
Loan	16	Hotel Modera	37,600,000	04/26/2011	64.9%	60.1%	515 Southwest Clay Street	Portland	Multnomah	OR	97201	1962	2009	174	Rooms	140,158
Loan	17	Hamilton Portfolio	37,950,000	04/26/2011	63.1%	58.7%	Various	Various	Various	Various	Various	Various	Various	941	Units	25,452
Property	17.01	Ambercrest Apartments	15,100,000	04/26/2011			5010 Split Rail Circle	Winston-Salem	Forsyth	NC	27106	1983-1986	2005	433	Units	20,627
Property	17.02	Ashland Apartments	12,200,000	04/26/2011			1 Aspen Drive	Greensboro	Guilford	NC	27409	1986	2006	244	Units	32,105
Property	17.03	The Lakes at Meadowbrook	5,650,000	04/26/2011			101 Meadowood Street	Greensboro	Guilford	NC	27409	1988	2006	136	Units	30,635
Property	17.04	The Hunt Club	5,000,000	04/26/2011			103 Echo Glen Drive	Winston-Salem	Forsyth	NC	27106	1985	2006	128	Units	23,584
Loan	18	The Townsend Hotel	39,300,000	05/16/2011	59.7%	50.0%	100 Townsend Street	Birmingham	Oakland	MI	48009	1988, 2000	2008, 2011	150	Rooms	156,519
Loan	19	Fairfield Inn - Manhattan	42,400,000	05/04/2011	55.3%	49.7%	21 West 37th Street	New York	New York	NY	10018	2009	NAP	92	Units	255,069
Loan	20	Inland - SuperValu/Walgreens Portfolio (23)	40,300,000	Various	53.0%	53.0%	Various	Various	Various	Various	Various	Various	Various	161,717	Sq. Ft.	132
Property	20.01	Stop N Save - Twin Oaks	9,400,000	05/02/2011			1144 Meramec Station Road	Twin Oaks	St. Louis	MO	63021	2007	NAP	53,285	Sq. Ft.	89
Property	20.02	Jewel Osco - Morris	8,800,000	04/20/2011			1414 North Division Street	Morris	Grundy	IL	60450	1999	2007, 2008	51,762	Sq. Ft.	86
Property	20.03	Walgreens - Beckley	8,000,000	05/06/2011			4006 Richard C. Byrd Drive	Beckley	Mercer	WV	25801	2009	NAP	14,820	Sq. Ft.	297
Property	20.04	Walgreens - South Corbin	4,800,000	04/21/2011			1802 South Main Street and 21 Eighteenth Street	Corbin	Whitley	KY	40701	2009	NAP	13,650	Sq. Ft.	193
Property	20.05	Walgreens - Barbourville	4,800,000	04/21/2011			1121 South Cumberland Gap Parkway	Barbourville	Knox	KY	40906	2008	NAP	13,650	Sq. Ft.	193
Property	20.06	Walgreens - Princeton	4,500,000	04/30/2011			323 South Walker Street	Princeton	Mercer	WV	24740	2008	NAP	14,550	Sq. Ft.	170
Loan	21	226-230 West 97th Street	45,000,000	06/22/2011	42.8%	39.2%	226-230 West 97th Street	New York	New York	NY	10025	1910, 1920	NAP	67	Units	287,528
Loan	22	Harbor Properties	37,100,000	06/29/2011	51.4%	46.4%	Various	Seattle	King	WA	98101	Various	NAP	244,842	Sq. Ft.	78
Property	22.01	Harbor Properties - 500 Union Street (Logan)	21,500,000	06/29/2011			500 Union Street	Seattle	King	WA	98101	1958	NAP	117,878	Sq. Ft.	92
Property	22.02	Harbor Properties - 1411 4th Avenue	15,600,000	06/29/2011			1411 Fourth Avenue	Seattle	King	WA	98101	1929	NAP	126,964	Sq. Ft.	64
Loan	23	Western Digital	26,500,000	06/21/2011	71.3%	60.6%	5853 and 5863 Rue Ferrari	San Jose	Santa Clara	CA	95138	1992	NAP	286,330	Sq. Ft.	66
Loan	24	Capitol Center	25,000,000	02/20/2011	70.0%	66.5%	225 16th Avenue	Denver	Denver	CO	80203	1924, 1963	1994, 2001, 2003	154,934	Sq. Ft.	113
Loan	25	Western Lights Shopping Center	23,100,000	04/12/2011	73.4%	61.6%	4729 Onondaga Boulevard	Syracuse	Onondaga	NY	13219	1969	NAP	243,311	Sq. Ft.	70
Loan	26	Somerby of Mobile (24)	34,300,000	04/22/2011	45.2%	38.1%	901 Somerby Drive	Mobile	Mobile	AL	36695	2006	2010	221	Units	70,136
Loan	27	Feasterville Shopping Center	20,100,000	06/13/2011	74.6%	62.6%	1045 Bustleton Pike	Feasterville	Bucks	PA	19053	1958	1998, 2011	110,632	Sq. Ft.	136
Loan	28	Grassmere (23)	23,150,000	03/07/2011	64.6%	60.1%	648-650 Grassmere Park Drive	Nashville	Davidson	TN	37211	1985	2011	224,199	Sq. Ft.	67
Loan	29	Brotman Physicians Plaza	21,600,000	04/13/2011	65.7%	60.7%	9808 Venice Boulevard	Culver City	Los Angeles	CA	90232	1963	2007	48,505	Sq. Ft.	292
Loan	30	Winsor Ranch Shopping Center	19,400,000	04/12/2011	73.1%	61.4%	6801-6823 North 35th Avenue	Phoenix	Maricopa	AZ	85017	1963, 1979,1988	2010-2011	133,029	Sq. Ft.	107
Loan	31	The Malulani Portfolio	16,250,000	Various	70.8%	70.8%	Various	Various	Various	Various	Various	Various	Various	8	Acres	1,521,164
Property	31.01	Liona Apartments	8,900,000	03/29/2011			952 Ahana Street	Honolulu	Honolulu	HI	96814	1962	NAP	55	Units	106,545
Property	31.02	Kaiser Permanente - Ground Lease	2,700,000	03/23/2011			910 Wainee Street	Lahaina	Maui	HI	96761	1976	NAP	2	Acres	NAP
Property	31.03	Sears Portage - Ground Lease	2,750,000	03/27/2011			6169 US Highway 6	Portage	Porter	IN	46368	2000	NAP	5	Acres	NAP
Property	31.04	Kokua market	1,900,000	03/29/2011			2643 South King Street	Honolulu	Honolulu	HI	96826	1908	1960	4,121	Sq. Ft.	359
Loan	32	New Brite Plaza	15,300,000	05/04/2011	74.4%	63.0%	60 East Main Street	New Britain	Hartford	CT	06051	1966	2008	155,956	Sq. Ft.	73
Loan	33	220-230 West Kinzie Street	13,700,000	05/05/2011	69.6%	58.5%	220-230 West Kinzie Street	Chicago	Cook	IL	60654	1904	2008	71,309	Sq. Ft.	134
Loan	34	Pacifica San Leandro	12,500,000	05/01/2011	69.9%	59.0%	348 West Juana Avenue	San Leandro	Alameda	CA	94577	1988	2008	70	Units	124,891
Loan	35	Northridge Medical Tower	11,500,000	04/11/2011	71.1%	65.4%	18250 Roscoe Boulevard	Northridge	Los Angeles	CA	91325	1961	2002	33,765	Sq. Ft.	242
Loan	36	Bridgewater Place	10,500,000	04/21/2011	71.3%	59.8%	500 Plum Street	Syracuse	Onondaga	NY	13204	1920	1989	120,946	Sq. Ft.	62
Loan	37	7500 Bellaire Boulevard	11,200,000	05/09/2011	62.7%	56.3%	7500 Bellaire Boulevard	Houston	Harris	TX	77036	1962	NAP	113,823	Sq. Ft.	62
Loan	38	Ba Mar Basin MHC	9,900,000	04/21/2011	60.6%	55.2%	400 Ba Mar Drive	Stony Point	Rockland	NY	10980	1975	NAP	151	Pads	39,735
Loan	39	490 Post Garage	8,350,000	04/05/2011	67.0%	56.3%	490 Post Street	San Francisco	San Francisco	CA	94102	1925	NAP	42,539	Sq. Ft.	132
Loan	40	Station Plaza - Ground Lease	9,500,000	04/27/2011	55.2%	46.3%	18132-18342 Imperial Hwy	Yorba Linda	Orange	CA	92886	1982	NAP	8	Acres	NAP
Loan	41	French Run	6,950,000	03/24/2011	74.8%	62.7%	6801 Bordeaux Court	Reynoldsburg	Franklin	OH	43068	1990	2006	132	Units	39,404
Loan	42	Homestead & Hilltop	6,410,000	Various	68.6%	53.0%	Various	Various	Various	NY	Various	1970	NAP	208	Pads	21,126
Property	42.01	Homestead Village	5,300,000	03/29/2011			200 Luzerne Road	Queensbury	Warren	NY	12804	1970	NAP	160	Pads	22,708
Property	42.02	Hilltop Acres	1,110,000	03/28/2011			7273 Morrow Road	Covington	Wyoming	NY	14525	1970	NAP	48	Pads	15,853
Loan	43	283 East 234th Street	4,100,000	04/19/2011	64.5%	53.9%	283 East 234th Street	Bronx	Bronx	NY	10470	1928	Various	21	Units	125,930

A-1-3

DBUBS 2011-LC3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Prepayment Provisions (# of payments) (13)	Most Recent NOI Date	Most Recent EGI ($)	Most Recent Expenses($)	Most Recent NOI($)	Second Most Recent NOI Date	Second Most Recent EGI($)	Second Most Recent Expenses($)	Second Most Recent NOI($)	Third Most Recent NOI Date	Third Most Recent EGI($)	Third Most Recent Expenses($)	Third Most Recent NOI($)	Underwritten NOI Debt Yield (7)	Underwritten NCF Debt Yield (7)	Underwritten Revenue($)
Loan	1	Three Allen Center	L(27), D(28), O(5)	12/31/2010	29,492,079	12,817,725	16,674,354	12/31/2009	28,727,444	12,751,343	15,976,101	12/31/2008	31,566,128	14,514,439	17,051,690	10.9%	10.1%	25,208,082
Loan	2	Times Square Hotel Portfolio (23)	L(26), D(30), O(4)	T-12 6/30/2011	26,808,162	10,335,342	16,472,820	12/31/2010	25,360,165	9,908,904	15,451,261	12/31/2009	14,921,051	5,736,795	9,184,256	11.7%	10.8%	33,074,072
Property	2	Fairfield Inn Times Square		T-12 6/30/2011	13,387,175	5,217,819	8,169,356	12/31/2010	12,589,588	4,968,500	7,621,088	12/31/2009	9,184,813	3,529,891	5,654,922			16,442,679
Property	2	Four Points Sheraton Times Square		T-12 6/30/2011	13,420,987	5,117,523	8,303,464	12/31/2010	12,770,577	4,940,404	7,830,173	12/31/2009	5,736,238	2,206,904	3,529,334			16,631,393
Loan	3	Quadrus Office Park	L(25), D(91), O(4)	12/31/2010	12,241,196	3,615,352	8,625,844	12/31/2009	13,531,500	3,654,994	9,876,506	12/31/2008	13,056,668	3,618,751	9,437,917	9.7%	9.3%	18,601,457
Loan	4	Columbia Sussex Hotel Portfolio (23)	L(36), YM3(21), O(3)	T-12 3/31/2011	90,913,762	62,481,329	28,432,433	12/31/2010	90,086,623	62,539,151	27,547,472	12/31/2009	87,553,040	61,117,477	26,435,563	27.6%	23.1%	65,996,983
Property	4.01	Marriott Anchorage		T-12 3/31/2011	17,464,595	9,748,994	7,715,601	12/31/2010	17,357,615	9,865,019	7,492,596	12/31/2009	16,083,997	9,509,330	6,574,667			13,888,171
Property	4.02	JW Marriott Le Merigot Hotel & Spa		T-12 3/31/2011	17,374,996	12,565,859	4,809,137	12/31/2010	17,145,760	12,479,325	4,666,435	12/31/2009	16,065,055	12,090,627	3,974,428			12,576,926
Property	4.03	Marriott Albuquerque		T-12 3/31/2011	12,094,467	7,722,586	4,371,881	12/31/2010	12,221,040	7,863,349	4,357,691	12/31/2009	12,193,696	7,841,487	4,352,209			9,085,099
Property	4.04	Marriott El Paso		T-12 3/31/2011	11,311,351	7,345,437	3,965,914	12/31/2010	11,163,781	7,409,729	3,754,052	12/31/2009	11,208,479	7,711,876	3,496,603			9,188,383
Property	4.05	Hilton Boston Woburn		T-12 3/31/2011	9,946,146	6,971,037	2,975,109	12/31/2010	9,997,602	6,846,016	3,151,586	12/31/2009	9,030,148	6,321,165	2,708,983			6,694,164
Property	4.06	Marriott Hutchinson Isle Resort & Marina		T-12 3/31/2011	13,554,463	10,878,627	2,675,836	12/31/2010	12,942,453	10,722,206	2,220,247	12/31/2009	12,763,536	10,416,165	2,347,371			7,404,538
Property	4.07	Doubletree Hotel Birmingham		T-12 3/31/2011	5,678,548	4,469,307	1,209,241	12/31/2010	5,810,863	4,587,619	1,223,244	12/31/2009	6,911,622	4,733,374	2,178,248			4,357,771
Property	4.08	Courtyard Columbus West		T-12 3/31/2011	3,489,196	2,779,482	709,714	12/31/2010	3,447,509	2,765,888	681,621	12/31/2009	3,296,507	2,493,453	803,054			2,801,931
Loan	5	Dover Mall and Commons	L(24), D(92), O(4)	12/31/2010	13,043,810	4,285,565	8,758,245	12/31/2009	12,798,042	4,253,652	8,544,390	12/31/2008	12,665,086	4,701,254	7,963,832	9.1%	8.6%	9,249,103
Loan	6	One Biscayne	YM1(116), O(4)	12/31/2010	21,171,163	9,537,359	11,633,804	12/31/2009	19,994,309	8,885,297	11,109,012	12/31/2008	18,910,118	9,257,037	9,653,081	15.1%	13.5%	22,369,239
Loan	7	Providence Place Mall (23)(24)	L(27), D(89), O(4)	T-12 4/30/2011	52,590,762	17,336,565	35,254,197	12/31/2010	52,731,196	17,334,684	35,396,512	12/31/2009	51,324,155	17,408,185	33,915,970	19.5%	18.6%	26,941,335
Loan	8	Ridgeway Shopping Center	YM(117), O(3)	T-12 10/31/10	12,856,558	3,249,083	9,607,475	T-12 10/31/2009	12,814,139	3,218,616	9,595,523	T-12 10/31/2008	12,025,385	2,951,373	9,074,012	18.4%	17.6%	10,035,861
Loan	9	Lighthouse Building	L(25), D(91), O(4)	12/31/2010	1,952,986	2,243,500	-290,514	12/31/2009	1,696,104	2,116,687	-420,583	12/31/2008	1,690,561	2,450,588	-760,027	10.2%	9.7%	10,500,575
Loan	10	Paddock at Eastpoint (23)	L(12), YM1(104), O(4)	T-12 4/30/2011	5,653,288	1,924,102	3,729,186	12/31/2010	5,564,315	1,967,106	3,597,209	12/31/2009	5,400,907	2,122,034	3,278,873	9.4%	9.0%	5,533,572
Loan	11	Montgomery Plaza	L(11), YM2(104), O(5)	T-12 3/31/2011	4,696,348	1,422,657	3,273,691	12/31/2010	4,671,049	1,423,489	3,247,560	12/31/2009	4,628,303	1,326,677	3,301,626	12.3%	11.5%	4,088,348
Loan	12	Albany Mall	L(25), D(88), O(7)	T-12 3/31/2011	6,231,387	2,543,481	3,687,906	12/31/2010	6,289,781	2,547,363	3,742,418	12/31/2009	6,485,571	2,733,752	3,751,819	12.6%	9.8%	4,160,759
Loan	13	Wilshire West Medical Center	L(11), YM2(44), O(5)	12/31/2010	3,892,049	1,449,289	2,442,760	12/31/2009	3,966,480	1,510,873	2,455,607	12/31/2008	3,976,268	1,579,055	2,397,214	9.9%	9.5%	3,468,961
Loan	14	Creekside at Taylor Square	L(27), D(89), O(4)	T-12 5/31/2011	4,996,878	2,242,477	2,754,401	12/31/2010	4,896,140	2,273,413	2,622,727	12/31/2009	4,758,969	2,337,506	2,421,463	9.7%	9.1%	5,223,972
Loan	15	The Falls at Westover Hills (23)	L(24), D(32), O(4)	T-12 5/31/2011	3,753,160	1,644,720	2,108,440	12/31/2010	3,654,631	1,811,762	1,842,869	12/31/2009	1,163,087	925,557	237,531	9.6%	9.3%	5,013,776
Loan	16	Hotel Modera	L(26), YM1(32), O(3)	T-12 4/30/2011	6,323,388	1,968,369	2,800,826	12/31/2010	6,014,028	1,822,588	2,712,688	12/31/2009	4,398,850	1,659,510	1,435,527	10.7%	9.4%	5,553,248
Loan	17	Hamilton Portfolio	L(26), D(28), O(6)	T-12 3/31/2011	5,579,424	3,678,914	1,900,510	12/31/2010	5,480,176	3,549,020	1,931,156	NAV	NAV	NAV	NAV	10.3%	9.3%	5,558,404
Property	17.01	Ambercrest Apartments		T-12 3/31/2011	2,235,880	1,529,968	705,912	12/31/2010	2,127,993	1,466,033	661,960							2,283,532
Property	17.02	Ashland Apartments		T-12 3/31/2011	1,639,590	1,002,797	636,793	12/31/2010	1,621,936	976,878	645,058							1,627,156
Property	17.03	The Lakes at Meadowbrook		T-12 3/31/2011	941,857	695,398	246,459	12/31/2010	944,888	654,312	290,576							938,440
Property	17.04	The Hunt Club		T-12 3/31/2011	762,097	450,751	311,346	12/31/2010	785,359	451,797	333,562							709,276
Loan	18	The Townsend Hotel	L(25), D(91), O(4)	T-12 4/30/2011	18,284,970	14,651,319	3,633,651	12/31/2010	17,644,925	14,307,396	3,337,529	12/31/2009	16,061,614	13,385,064	2,676,550	12.8%	9.6%	8,639,568
Loan	19	Fairfield Inn - Manhattan	L(25), D(33), O(2)	T-12 4/30/2011	5,918,806	3,315,140	2,603,666	12/31/2010	5,989,992	3,251,152	2,738,840	NAV	NAV	NAV	NAV	11.7%	10.7%	6,272,891
Loan	20	Inland - SuperValu/Walgreens Portfolio (23)	L(25), YM1(91), O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	12.7%	12.2%	2,951,170
Property	20.01	Stop N Save - Twin Oaks																721,049
Property	20.02	Jewel Osco - Morris																660,122
Property	20.03	Walgreens - Beckley																575,000
Property	20.04	Walgreens - South Corbin																334,500
Property	20.05	Walgreens - Barbourville																337,000
Property	20.06	Walgreens - Princeton																323,500
Loan	21	226-230 West 97th Street	O(120)	T-12 5/31/2011	3,165,903	1,181,661	1,984,243	12/31/2010	3,238,808	1,134,583	2,104,225	12/31/2009	3,068,152	1,057,896	2,010,256	10.2%	10.1%	1,618,416
Loan	22	Harbor Properties	YM(120), O(1)	T-12 8/31/2010	5,391,484	2,018,764	3,372,720	T-12 8/31/2009	5,534,054	1,965,303	3,568,751	T-12 8/31/2008	5,426,608	2,052,799	3,373,809	14.9%	12.6%	5,885,498
Property	22.01	Harbor Properties - 500 Union Street (Logan)		T-12 8/31/2010	2,623,163	943,765	1,679,398	T-12 8/31/2009	2,675,860	908,122	1,767,738	T-12 8/31/2008	2,770,827	971,374	1,799,453			2,956,987
Property	22.02	Harbor Properties - 1411 4th Avenue		T-12 8/31/2010	2,768,321	1,074,999	1,693,322	T-12 8/31/2009	2,858,194	1,057,181	1,801,013	T-12 8/31/2008	2,655,781	1,081,425	1,574,356			2,928,511
Loan	23	Western Digital	L(25), D(90), O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	10.0%	9.1%	2,018,627
Loan	24	Capitol Center	L(28), D(28), O(4)	12/31/2010	3,413,743	1,377,606	2,036,137	12/31/2009	3,321,285	1,398,290	1,922,995	12/31/2008	2,832,864	1,101,113	1,731,751	11.6%	10.4%	2,811,848
Loan	25	Western Lights Shopping Center	L(27), D(89), O(4)	12/31/2010	2,414,127	578,198	1,835,929	12/31/2009	2,274,323	572,019	1,702,304	12/31/2008	2,269,537	605,250	1,664,287	11.4%	10.4%	2,799,715
Loan	26	Somerby of Mobile (24)	L(25), D(90), O(5)	T-12 4/30/2011	7,257,198	5,521,114	1,736,084	12/31/2010	7,166,120	5,494,667	1,671,453	12/31/2009	6,401,274	5,074,149	1,327,125	11.2%	10.6%	6,736,648
Loan	27	Feasterville Shopping Center	L(48), YM1(68), O(4)	12/31/2010	1,976,450	609,890	1,366,560	12/31/2009	1,932,805	604,708	1,328,098	12/31/2008	1,906,470	609,137	1,297,334	9.5%	9.1%	1,556,833
Loan	28	Grassmere (23)	L(27), D(29), O(4)	12/31/2010	4,633,791	1,734,714	2,899,077	12/31/2009	4,358,083	1,809,161	2,548,922	NAV	NAV	NAV	NAV	11.4%	9.9%	1,929,513
Loan	29	Brotman Physicians Plaza	L(11), YM2(44), O(5)	12/31/2010	2,106,848	624,081	1,482,767	12/31/2009	1,570,797	589,283	981,514	12/31/2008	1,440,706	581,773	858,934	10.7%	10.0%	2,008,893
Loan	30	Winsor Ranch Shopping Center	L(36), YM1(80), O(4)	T-12 3/31/2011	1,475,257	446,797	1,028,460	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	10.2%	9.4%	1,861,280
Loan	31	The Malulani Portfolio	L(25), D(32), O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	7.9%	7.6%	1,083,100
Property	31.01	Liona Apartments																586,800
Property	31.02	Kaiser Permanente - Ground Lease																160,000
Property	31.03	Sears Portage - Ground Lease																216,300
Property	31.04	Kokua market																120,000
Loan	32	New Brite Plaza	L(25), D(91), O(4)	T-12 3/31/2011	2,049,207	683,924	1,365,283	12/31/2010	1,955,325	646,165	1,309,160	12/31/2009	1,793,308	592,871	1,200,437	11.2%	10.1%	1,452,170
Loan	33	220-230 West Kinzie Street	L(25), YM1(92), O(3)	T-12 4/30/2011	849,415	290,255	559,161	12/31/2010	799,864	291,408	508,456	12/31/2009	744,436	391,170	353,266	10.3%	9.1%	1,580,231
Loan	34	Pacifica San Leandro	L(25), D(91), O(4)	T-12 4/30/2011	2,876,525	1,699,672	1,176,853	12/31/2010	2,710,701	1,685,905	1,024,796	12/31/2009	2,255,963	1,530,131	725,833	14.0%	13.6%	2,600,061
Loan	35	Northridge Medical Tower	L(11), YM2(44), O(5)	12/31/2010	1,314,159	427,862	886,297	12/31/2009	1,332,851	436,526	896,325	12/31/2008	1,263,923	454,187	809,737	10.3%	9.5%	1,149,496
Loan	36	Bridgewater Place	L(26), D(90), O(4)	12/31/2010	2,002,056	1,334,871	667,185	12/31/2009	2,390,279	1,418,806	971,473	12/31/2008	2,573,266	1,512,804	1,060,462	12.1%	9.8%	2,413,939
Loan	37	7500 Bellaire Boulevard	L(38), D(19), O(3)	12/31/2010	2,509,743	1,146,867	1,362,876	12/31/2009	2,506,816	1,182,457	1,324,359	12/31/2008	2,467,801	1,458,077	1,009,724	15.3%	13.6%	2,458,404
Loan	38	Ba Mar Basin MHC	L(26), D(91), O(3)	12/31/2010	1,406,369	1,018,299	388,070	12/31/2009	1,365,339	1,011,245	354,094	NAV	NAV	NAV	NAV	11.3%	11.1%	1,567,380
Loan	39	490 Post Garage	L(37), D(79), O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	9.3%	8.9%	784,860
Loan	40	Station Plaza - Ground Lease	L(25), D(92), O(3)	12/31/2010	455,420		455,420	12/31/2009	455,420		455,420	12/31/2008	456,597		456,597	8.4%	8.4%	455,420
Loan	41	French Run	L(26), D(90), O(4)	T-12 4/30/2011	1,082,658	476,061	606,597	12/31/2010	1,051,154	486,595	564,560	12/31/2009	1,013,341	482,158	531,183	10.6%	9.8%	1,208,568
Loan	42	Homestead & Hilltop	L(25), D(93), O(2)	T-12 5/31/2011	939,474	352,488	586,986	12/31/2010	915,195	365,931	549,264	12/31/2009	886,138	357,636	528,502	12.8%	12.4%	933,120
Property	42.01	Homestead Village		T-12 5/31/2011	730,781	263,784	466,997	12/31/2010	716,937	285,491	431,446	12/31/2009	696,509	281,823	414,686			748,800
Property	42.02	Hilltop Acres		T-12 5/31/2011	208,693	88,704	119,989	12/31/2010	198,258	80,440	117,818	12/31/2009	189,629	75,813	113,816			184,320
Loan	43	283 East 234th Street	L(26), D(90), O(4)	T-12 4/30/2011	346,814	137,316	209,498	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	8.6%	8.2%	291,362

A-1-4

DBUBS 2011-LC3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Underwritten EGI($)	Underwritten Expenses($)	Underwritten NOI ($)	Underwritten Reserves($)	Underwritten TI/LC($)	Underwritten NCF ($)	Ownership Interest (14)(15)(16)	Ground Lease Expiration (17)	Ground Lease Extension Terms (17)	Largest Tenant (16)(18)	SF	Lease Expiration (19)
Loan	1	Three Allen Center	31,858,266	13,991,659	17,866,606	358,199	895,499	16,612,908	Fee Simple			Plains Marketing	196,460	12/31/2012
Loan	2	Times Square Hotel Portfolio (23)	26,856,122	10,480,405	16,375,717	1,322,963		15,052,755	Fee Simple
Property	2	Fairfield Inn Times Square	13,411,228	5,329,950	8,081,278	657,707		7,423,571	Fee Simple			NAP	NAP	NAP
Property	2	Four Points Sheraton Times Square	13,444,894	5,150,455	8,294,439	665,256		7,629,184	Fee Simple			NAP	NAP	NAP
Loan	3	Quadrus Office Park	15,053,236	4,162,946	10,890,290	51,616	412,928	10,425,746	Fee Simple			The Henry J. Kaiser Family Foundation	19,525	7/01/2021
Loan	4	Columbia Sussex Hotel Portfolio (23)	90,913,762	63,277,642	27,636,120	4,545,688		23,090,431	Fee Simple/Leasehold	Various	Various
Property	4.01	Marriott Anchorage	17,464,595	9,888,484	7,576,111	873,230		6,702,882	Fee Simple			NAP	NAP	NAP
Property	4.02	JW Marriott Le Merigot Hotel & Spa	17,374,996	12,959,021	4,415,975	868,750		3,547,226	Leasehold	10/15/2086	None	NAP	NAP	NAP
Property	4.03	Marriott Albuquerque	12,094,467	7,763,903	4,330,564	604,723		3,725,841	Leasehold	1/1/2033	3, 10 year options	NAP	NAP	NAP
Property	4.04	Marriott El Paso	11,311,351	7,456,966	3,854,385	565,568		3,288,817	Leasehold	4/30/2021	2, 10 year options	NAP	NAP	NAP
Property	4.05	Hilton Boston Woburn	9,946,146	7,031,178	2,914,968	497,307		2,417,661	Fee Simple			NAP	NAP	NAP
Property	4.06	Marriott Hutchinson Isle Resort & Marina	13,554,463	10,916,220	2,638,243	677,723		1,960,520	Fee Simple			NAP	NAP	NAP
Property	4.07	Doubletree Hotel Birmingham	5,678,548	4,475,775	1,202,773	283,927		918,846	Leasehold	9/30/2033	None	NAP	NAP	NAP
Property	4.08	Courtyard Columbus West	3,489,196	2,786,097	703,099	174,460		528,639	Fee Simple			NAP	NAP	NAP
Loan	5	Dover Mall and Commons	13,017,839	4,435,568	8,582,271	110,771	419,194	8,052,307	Fee Simple/Leasehold	9/29/2021	2, 10 year options	Macy's (The May Department Stores Company)	139,907	8/31/2052
Loan	6	One Biscayne	22,515,397	10,023,355	12,492,042	172,946	1,085,490	11,233,607	Fee Simple			Terremark Worldwide, Inc.	50,727	6/30/2019
Loan	7	Providence Place Mall (23)(24)	55,291,915	17,301,406	37,990,509	622,753	1,085,721	36,282,036	Leasehold	3/31/2097	4, 99 year options	Nordstrom	197,000	2/28/2020
Loan	8	Ridgeway Shopping Center	12,735,516	3,598,476	9,137,040	87,643	323,475	8,725,923	Fee Simple			The Stop N Shop Supermarket	60,000	8/31/2017
Loan	9	Lighthouse Building	9,450,518	4,858,824	4,591,694	58,266	178,338	4,355,090	Fee Simple			Lighthouse International	144,567	6/30/2026
Loan	10	Paddock at Eastpoint (23)	5,767,128	2,048,440	3,718,688	150,000		3,568,688	Fee Simple			NAP	NAP	NAP
Loan	11	Montgomery Plaza	5,063,414	1,507,594	3,555,819	78,301	152,762	3,324,756	Fee Simple			Burlington Coat Factory	97,431	8/31/2016
Loan	12	Albany Mall	6,033,105	2,423,764	3,609,341	89,394	713,074	2,806,873	Fee Simple			Dillard's (Gayfer's Montgomery Fair Co.)	150,740	1/31/2017
Loan	13	Wilshire West Medical Center	4,253,381	1,476,625	2,776,756	22,781	113,927	2,640,048	Leasehold	1/31/2061	None	Pacific Eye and Ear Specialists	8,061	12/31/2016
Loan	14	Creekside at Taylor Square	5,123,819	2,437,412	2,686,407	159,600		2,526,807	Fee Simple			NAP	NAP	NAP
Loan	15	The Falls at Westover Hills (23)	4,459,125	1,814,817	2,644,308	98,500		2,545,808	Fee Simple			NAP	NAP	NAP
Loan	16	Hotel Modera	6,267,312	2,101,406	2,611,250	313,366		2,297,884	Fee Simple			NAP	NAP	NAP
Loan	17	Hamilton Portfolio	5,701,772	3,245,552	2,456,220	235,250		2,220,970	Fee Simple
Property	17.01	Ambercrest Apartments	2,345,180	1,408,066	937,114	108,250		828,864	Fee Simple			NAP	NAP	NAP
Property	17.02	Ashland Apartments	1,673,846	891,135	782,711	61,000		721,711	Fee Simple			NAP	NAP	NAP
Property	17.03	The Lakes at Meadowbrook	959,153	541,030	418,123	34,000		384,123	Fee Simple			NAP	NAP	NAP
Property	17.04	The Hunt Club	723,593	405,321	318,272	32,000		286,272	Fee Simple			NAP	NAP	NAP
Loan	18	The Townsend Hotel	18,284,970	15,291,195	2,993,775	731,399		2,262,377	Fee Simple			NAP	NAP	NAP
Loan	19	Fairfield Inn - Manhattan	5,071,564	2,316,354	2,755,210	250,916		2,504,295	Fee Simple			NAP	NAP	NAP
Loan	20	Inland - SuperValu/Walgreens Portfolio (23)	2,789,970	83,699	2,706,270	32,343	73,533	2,600,394	Fee Simple
Property	20.01	Stop N Save - Twin Oaks	693,656	20,810	672,846	10,657	37,300	624,889	Fee Simple			Shop 'n Save Supermarket - SUPERVALU	53,285	11/30/2027
Property	20.02	Jewel Osco - Morris	620,514	18,615	601,899	10,352	36,233	555,313	Fee Simple			Jewel Osco Supermarket / Drugstore SUPERVALU	51,762	5/31/2024
Property	20.03	Walgreens - Beckley	540,500	16,215	524,285	2,964		521,321	Fee Simple			Walgreens	14,820	12/07/2033
Property	20.04	Walgreens - South Corbin	314,430	9,433	304,997	2,730		302,267	Fee Simple			Walgreens	13,650	6/14/2034
Property	20.05	Walgreens - Barbourville	316,780	9,503	307,276	2,730		304,546	Fee Simple			Walgreens	13,650	10/26/2033
Property	20.06	Walgreens - Princeton	304,090	9,123	294,967	2,910		292,057	Fee Simple			Walgreens	14,550	8/24/2033
Loan	21	226-230 West 97th Street	3,250,008	1,255,923	1,968,785	25,300		1,943,485	Fee Simple			Bank of America	5,000	7/24/2016
Loan	22	Harbor Properties	5,096,290	2,263,346	2,832,945	61,211	378,531	2,393,203	Fee Simple
Property	22.01	Harbor Properties - 500 Union Street (Logan)	2,630,616	1,074,344	1,556,272	29,470	192,220	1,334,583	Fee Simple			Charles Schwab & Co.	10,669	5/31/2016
Property	22.02	Harbor Properties - 1411 4th Avenue	2,465,674	1,189,002	1,276,672	31,741	186,311	1,058,620	Fee Simple			Harbor Properties, Inc.	6,782	4/30/2012
Loan	23	Western Digital	3,551,716	1,668,526	1,883,190	71,583	97,494	1,714,114	Fee Simple			Western Digital Technologies, Inc.	286,330	12/01/2020
Loan	24	Capitol Center	3,412,872	1,385,861	2,027,011	38,734	159,663	1,828,614	Fee Simple			Health Care Policy & Financing (The State of Colorado)	39,900	3/31/2015
Loan	25	Western Lights Shopping Center	2,535,583	602,601	1,932,981	36,491	131,067	1,765,423	Fee Simple			Price Chopper	68,824	7/31/2020
Loan	26	Somerby of Mobile (24)	7,257,198	5,523,688	1,733,510	88,400		1,645,110	Fee Simple			NAP	NAP	NAP
Loan	27	Feasterville Shopping Center	2,036,374	605,014	1,431,360	22,126	49,896	1,359,338	Fee Simple			Giant Food (Giant Food Stores, LLC)	52,694	9/30/2018
Loan	28	Grassmere (23)	1,736,561	34,731	1,701,830	44,840	177,958	1,479,032	Fee Simple			Asurion Insurance Services	224,199	3/31/2021
Loan	29	Brotman Physicians Plaza	2,140,030	625,247	1,514,783	12,126	77,436	1,425,221	Fee Simple			California Clinical Trials	8,000	6/30/2017
Loan	30	Winsor Ranch Shopping Center	1,926,102	485,425	1,440,677	26,606	82,885	1,331,186	Fee Simple			Pro's Ranch Market (Prodigio Mercado, LLC)	61,837	12/31/2029
Loan	31	The Malulani Portfolio	1,103,945	196,758	907,187	20,280	12,853	874,054	Fee Simple
Property	31.01	Liona Apartments	623,658	182,349	441,309	19,250		422,059	Fee Simple			NAP	NAP	NAP
Property	31.02	Kaiser Permanente - Ground Lease	154,838	4,645	150,193			150,193	Fee Simple			NAP	NAP	NAP
Property	31.03	Sears Portage - Ground Lease	209,321	6,280	203,041		8,155	194,887	Fee Simple			NAP	NAP	NAP
Property	31.04	Kokua market	116,128	3,484	112,644	1,030	4,698	106,916	Fee Simple			Kokua Market	4,121	7/31/2016
Loan	32	New Brite Plaza	1,941,392	660,923	1,280,469	31,191	95,654	1,153,624	Fee Simple			Ocean State Job Lot (Ocean State Job Lot of CT2009, LLC)	36,972	1/31/2021
Loan	33	220-230 West Kinzie Street	1,425,508	445,025	980,482	17,827	91,331	871,324	Fee Simple			International Orange, L.L.C.	8,500	12/31/2021
Loan	34	Pacifica San Leandro	3,050,965	1,826,570	1,224,395	35,000		1,189,395	Fee Simple			NAP	NAP	NAP
Loan	35	Northridge Medical Tower	1,286,449	445,268	841,181	10,805	50,648	779,729	Fee Simple			University Radiology Network	3,989	6/30/2024
Loan	36	Bridgewater Place	2,272,285	1,367,546	904,738	37,943	132,928	734,317	Fee Simple/Leasehold	Various	Various	Brown and Brown Empire State (Brown & Brown of New York, Inc.)	24,932	11/30/2016
Loan	37	7500 Bellaire Boulevard	2,312,388	1,240,249	1,072,140	34,147	83,404	954,589	Fee Simple			Jewelry Exchange Center	9,903	MTM
Loan	38	Ba Mar Basin MHC	1,471,163	794,711	676,452	7,550		668,902	Fee Simple			NAP	NAP	NAP
Loan	39	490 Post Garage	838,501	317,593	520,908	22,500		498,408	Fee Simple			Propark America West, L.L.C.	42,539	8/31/2017
Loan	40	Station Plaza - Ground Lease	455,420	13,663	441,757			441,757	Fee Simple			NAP	NAP	NAP
Loan	41	French Run	1,150,436	600,829	549,608	39,600		510,008	Fee Simple			NAP	NAP	NAP
Loan	42	Homestead & Hilltop	969,291	407,717	561,574	15,600		545,974	Fee Simple
Property	42.01	Homestead Village	750,143	305,202	444,941	12,000		432,941	Fee Simple			NAP	NAP	NAP
Property	42.02	Hilltop Acres	219,148	102,515	116,633	3,600		113,033	Fee Simple			NAP	NAP	NAP
Loan	43	283 East 234th Street	384,056	157,490	226,566	10,134		216,432	Fee Simple			Parkway Liquors (M.M.J. Wine and Spirits, Inc.)	1,040	11/30/2013

A-1-5

DBUBS 2011-LC3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	2nd Largest Tenant (18)(20)	SF	Lease Expiration (19)	3rd Largest Tenant (18)	SF	Lease Expiration (19)	4th Largest Tenant (18)	SF	Lease Expiration (19)
Loan	1	Three Allen Center	Devon Energy	170,239	1/31/2020	Thompson & Knight LLP	97,526	8/31/2017	Grant Thornton LLP	64,415	10/31/2012
Loan	2	Times Square Hotel Portfolio (23)
Property	2	Fairfield Inn Times Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	2	Four Points Sheraton Times Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Quadrus Office Park	Benchmark Capital	9,696	12/31/2011	The Blackstone Group	8,922	12/31/2016	Panorama Capital	8,789	2/28/2013
Loan	4	Columbia Sussex Hotel Portfolio (23)
Property	4.01	Marriott Anchorage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.02	JW Marriott Le Merigot Hotel & Spa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.03	Marriott Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.04	Marriott El Paso	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.05	Hilton Boston Woburn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.06	Marriott Hutchinson Isle Resort & Marina	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.07	Doubletree Hotel Birmingham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.08	Courtyard Columbus West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	Dover Mall and Commons	Sears (Sears, Roebuck and Co.)	111,309	8/31/2012	Carmike Cinemas (Eastwynn Theatres, Inc.)	42,703	1/31/2019	Old Navy (Old Navy, LLC)	20,647	1/31/2013
Loan	6	One Biscayne	Banco Sabadell, SA	31,874	11/30/2016	E.E.O.C.	29,134	MTM	JP Morgan Trust Company NA	26,811	12/31/2011
Loan	7	Providence Place Mall (23)(24)	Providence Place Cinemas 16 (Quincy Amusements, Inc.)	128,146	1/31/2026	Bed Bath & Beyond (Bed Bath & Beyond of Providence, Inc.)	46,156	3/31/2015	Dave & Buster's	40,560	12/31/2019
Loan	8	Ridgeway Shopping Center	Bed Bath & Beyond	47,000	1/31/2018	L.A. Fitness International	42,700	5/31/2021	Marshalls of MA Inc.	33,810	12/31/2017
Loan	9	Lighthouse Building	Cardiovascular Research Foundation	36,456	2/28/2017	Goodwill Industries	12,152	8/01/2015	Smooth Medical	1,045	2/28/2017
Loan	10	Paddock at Eastpoint (23)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Montgomery Plaza	Copper Beach New Mexico LLC (IT'Z)	53,670	5/30/2016	ATI Enterprises	34,966	8/31/2021	Ross Stores, Inc.	30,187	1/31/2017
Loan	12	Albany Mall	Toys R Us	31,459	1/31/2018	Old Navy (Old Navy (East), L.P.)	22,014	6/30/2016	Books-A-Million	14,248	4/30/2014
Loan	13	Wilshire West Medical Center	David R. Fett, M.D.	4,697	5/31/2021	Alexander Rivkin, MD	3,821	2/28/2021	Brentwod Comprehensive Medicine	3,821	8/31/2011
Loan	14	Creekside at Taylor Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	The Falls at Westover Hills (23)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Hotel Modera	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Hamilton Portfolio
Property	17.01	Ambercrest Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.02	Ashland Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.03	The Lakes at Meadowbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.04	The Hunt Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	The Townsend Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Fairfield Inn - Manhattan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Inland - SuperValu/Walgreens Portfolio (23)
Property	20.01	Stop N Save - Twin Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.02	Jewel Osco - Morris	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.03	Walgreens - Beckley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.04	Walgreens - South Corbin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.05	Walgreens - Barbourville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.06	Walgreens - Princeton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	226-230 West 97th Street	Beauty Plus Salon	2,682	10/31/2018	Dunkin Donuts	618	3/31/2022	NAP	NAP	NAP
Loan	22	Harbor Properties
Property	22.01	Harbor Properties - 500 Union Street (Logan)	Butch Blum, Inc.	7,202	12/31/2013	SmithMcKenzieRothwellBarlo	4,627	7/31/2011	Celerity Consulting Group, Inc.	3,994	2/29/2012
Property	22.02	Harbor Properties - 1411 4th Avenue	Rural Dev Institute dba Landesa	6,762	10/31/2012	Frause Group, The	6,179	7/31/2014	Olivet University, Inc.	5,008	9/30/2012
Loan	23	Western Digital	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Capitol Center	GSA (United States of America)	27,168	2/28/2014	GX Technology (GMG/AXIS, Inc.)	26,563	12/31/2017	The Colorado Trust	22,857	1/31/2028
Loan	25	Western Lights Shopping Center	Herb Philipson's Army & Navy	35,100	1/31/2016	Valu Home Center	26,063	8/31/2012	Conway Stores	25,167	11/30/2014
Loan	26	Somerby of Mobile (24)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Feasterville Shopping Center	Office Max (Officemax North America, Inc.)	30,865	1/31/2017	Monster Mini Golf (Scary Putts, Inc.)	10,005	1/31/2016	Lamberti's Cucina (Enoel, Inc.)	5,000	12/31/2015
Loan	28	Grassmere (23)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Brotman Physicians Plaza	Intensive Renal Care, Inc.	6,231	10/31/2019	Brotman Medical Center, Inc.	3,783	2/28/2014	Los Angeles Vision Center	3,500	6/30/2012
Loan	30	Winsor Ranch Shopping Center	AZ Republic (Phoenix Newspapers, Inc.)	19,787	1/31/2014	Bonita Fashions (Bonita Fashion, LLC)	7,824	1/31/2016	Rent A Center (Rent-A-Center West, Inc.)	4,052	11/30/2015
Loan	31	The Malulani Portfolio
Property	31.01	Liona Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	31.02	Kaiser Permanente - Ground Lease	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	31.03	Sears Portage - Ground Lease	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	31.04	Kokua market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	New Brite Plaza	Marshalls (Marshalls of MA, Inc)	23,000	3/31/2018	Save-A-Lot (Moran Foods, Inc.)	16,500	7/31/2018	Advance Auto Parts (Advance Stores Company, Incorporated)	9,913	8/31/2016
Loan	33	220-230 West Kinzie Street	Chicago Brass, Inc.	7,186	1/10/2016	218 Kinzie Restaurant,LLC (Bavette's)	5,576	6/30/2022	Foremost Groups, Inc.	4,347	4/30/2016
Loan	34	Pacifica San Leandro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Northridge Medical Tower	Quest Diagnostics	3,406	11/30/2013	Medicus Research, LLC	2,877	5/31/2014	Shawki D. Saad, MD	2,297	5/14/2013
Loan	36	Bridgewater Place	Costello, Cooney & Fearon, PLLC	21,745	9/30/2015	Clear Channel Broadcasting, Inc.	19,389	6/30/2017	USA - DEA (United States of America)	14,955	2/28/2021
Loan	37	7500 Bellaire Boulevard	GM Gold & Diamonds, LP	4,963	MTM	A.V. Diamonds, Inc.	4,402	MTM	AAA Silver Wholesale Supply	4,392	MTM
Loan	38	Ba Mar Basin MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	490 Post Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Station Plaza - Ground Lease	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	French Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Homestead & Hilltop
Property	42.01	Homestead Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	42.02	Hilltop Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	283 East 234th Street	The Charles Pharmacy (RBFD Drug Inc)	960	4/30/2016	Woodlawn Deli & Grocery (Mohamed Almatari)	960	12/31/2014	NAP	NAP	NAP

A-1-6

DBUBS 2011-LC3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	5th Largest Tenant (16)(18)(20)	SF	Lease Expiration (19)	Occupancy	Occupancy As-of Date	Upfront Replacement Reserves($)	Monthly Replacement Reserves ($)(21)	Upfront TI/LC Reserves ($)	Monthly TI/LC Reserves ($)(21)	Upfront Tax Reserves ($)	Monthly Tax Reserves ($)(21)	Upfront Insurance Reserves($)	Monthly Insurance Reserves ($)(21)	Upfront Engineering Reserve($)
Loan	1	Three Allen Center	Jefferies & Company	57,700	12/31/2014	91.7%	06/30/2011		24,832	3,000,000	125,370	1,397,918	349,479		Springing	160,000
Loan	2	Times Square Hotel Portfolio (23)				87.2%	06/30/2011		1/12 of 3.25% of Gross Revenues			1,344,277	224,046	55,566	Springing
Property	2	Fairfield Inn Times Square	NAP	NAP	NAP	87.3%	06/30/2011
Property	2	Four Points Sheraton Times Square	NAP	NAP	NAP	87.0%	06/30/2011
Loan	3	Quadrus Office Park	August Capital Management	8,756	9/20/2018	77.2%	06/01/2011		4,301	942,876	34,402	261,871	65,468		Springing	329,784
Loan	4	Columbia Sussex Hotel Portfolio (23)				60.9%	03/31/2011		1/12 of 4% of Gross Revenues			1,325,497	295,900		105,000	280,000
Property	4.01	Marriott Anchorage	NAP	NAP	NAP	73.7%	03/31/2011
Property	4.02	JW Marriott Le Merigot Hotel & Spa	NAP	NAP	NAP	76.1%	03/31/2011
Property	4.03	Marriott Albuquerque	NAP	NAP	NAP	59.3%	03/31/2011
Property	4.04	Marriott El Paso	NAP	NAP	NAP	76.2%	03/31/2011
Property	4.05	Hilton Boston Woburn	NAP	NAP	NAP	48.8%	03/31/2011
Property	4.06	Marriott Hutchinson Isle Resort & Marina	NAP	NAP	NAP	58.8%	03/31/2011
Property	4.07	Doubletree Hotel Birmingham	NAP	NAP	NAP	41.8%	03/31/2011
Property	4.08	Courtyard Columbus West	NAP	NAP	NAP	54.5%	03/31/2011
Loan	5	Dover Mall and Commons	Chuck E. Cheese's (CEC Entertainment, Inc.)	10,724	1/31/2013	91.3%	06/16/2011		Springing		Springing		Springing		Springing
Loan	6	One Biscayne	Gunster Yoakley & Stewart PA	26,168	5/31/2014	87.0%	05/31/2011
Loan	7	Providence Place Mall (23)(24)	Old Navy	30,552	MTM	94.8%	04/30/2011		Springing		Springing		Springing		Springing	1,500,000
Loan	8	Ridgeway Shopping Center	Michaels Stores Inc.	27,000	2/28/2015	97.7%	07/13/2011
Loan	9	Lighthouse Building	NAP	NAP	NAP	100.0%	06/24/2011		4,046		14,862			182,560	20,284
Loan	10	Paddock at Eastpoint (23)	NAP	NAP	NAP	97.0%	05/09/2011		10,333			214,564	26,820	20,613	10,307	81,861
Loan	11	Montgomery Plaza	Cinema USA/Movies 8	27,971	12/31/2016	93.6%	04/30/2011		6,525		22,908	72,763	36,381	14,718	4,906	549,753
Loan	12	Albany Mall	Jo-Ann Fabrics (Jo-Ann Stores, Inc.)	12,500	1/31/2013	90.8%	06/14/2011		6,892		21,021	320,664	40,083	88,302	12,615	28,125
Loan	13	Wilshire West Medical Center	Joint Rehabilitation & S.M.C.	3,270	7/31/2012	91.1%	05/01/2011		1,898	142,000	9,494	26,416	13,208	46,855	5,208	50,625
Loan	14	Creekside at Taylor Square	NAP	NAP	NAP	94.5%	07/12/2011		13,300				69,355	28,714	14,357	64,121
Loan	15	The Falls at Westover Hills (23)	NAP	NAP	NAP	95.4%	06/17/2011		8,208			210,918	52,729	70,869	5,906
Loan	16	Hotel Modera	NAP	NAP	NAP	75.6%	04/30/2011		1/12 of 4% of Gross Revenues			127,392	15,924	41,201	3,433
Loan	17	Hamilton Portfolio				94.7%	04/30/2011	1,030,876	19,604			351,832	35,183	32,059	16,029	87,144
Property	17.01	Ambercrest Apartments	NAP	NAP	NAP	92.6%	04/30/2011
Property	17.02	Ashland Apartments	NAP	NAP	NAP	96.7%	04/30/2011
Property	17.03	The Lakes at Meadowbrook	NAP	NAP	NAP	99.3%	04/30/2011
Property	17.04	The Hunt Club	NAP	NAP	NAP	93.0%	04/30/2011
Loan	18	The Townsend Hotel	NAP	NAP	NAP	68.6%	04/30/2011		1/12 of 3% of Gross Revenues			463,035	47,818	12,805	6,403
Loan	19	Fairfield Inn - Manhattan	NAP	NAP	NAP	80.1%	04/30/2011		1/12 of 4% of Gross Revenues			52,588	52,588	22,812	2,535
Loan	20	Inland - SuperValu/Walgreens Portfolio (23)				100.0%	05/03/2011						Springing		Springing
Property	20.01	Stop N Save - Twin Oaks	NAP	NAP	NAP	100.0%	05/03/2011
Property	20.02	Jewel Osco - Morris	NAP	NAP	NAP	100.0%	05/03/2011
Property	20.03	Walgreens - Beckley	NAP	NAP	NAP	100.0%	05/03/2011
Property	20.04	Walgreens - South Corbin	NAP	NAP	NAP	100.0%	05/03/2011
Property	20.05	Walgreens - Barbourville	NAP	NAP	NAP	100.0%	05/03/2011
Property	20.06	Walgreens - Princeton	NAP	NAP	NAP	100.0%	05/03/2011
Loan	21	226-230 West 97th Street	NAP	NAP	NAP	98.5%	06/15/2011
Loan	22	Harbor Properties				89.8%	05/31/2011
Property	22.01	Harbor Properties - 500 Union Street (Logan)	Siderius, Lonergan & Martin	3,366	6/30/2016	97.1%	05/31/2011
Property	22.02	Harbor Properties - 1411 4th Avenue	Hanlin Group PS, The	4,349	6/30/2014	83.0%	05/31/2011
Loan	23	Western Digital	NAP	NAP	NAP	100.0%	06/22/2011		3,579			71,554	23,852		Springing	31,875
Loan	24	Capitol Center	Energy Outreach Colorado	5,497	2/28/2012	100.0%	03/01/2011		3,251		12,911		27,004	3,124	3,124	5,019
Loan	25	Western Lights Shopping Center	New York DMV	11,820	12/31/2016	95.9%	04/27/2011		3,041	100,000	3,750	158,914	26,486
Loan	26	Somerby of Mobile (24)	NAP	NAP	NAP	78.7%	05/31/2011	7,367	7,367			208,554	20,855		Springing
Loan	27	Feasterville Shopping Center	Tiger Schulmann's Karate (Feasterville Karate, Inc.)	3,089	3/31/2017	100.0%	06/22/2011		1,383		4,149	20,378	20,378	7,465	3,732
Loan	28	Grassmere (23)	NAP	NAP	NAP	100.0%	04/12/2011		3,748				Springing	1,586	1,586
Loan	29	Brotman Physicians Plaza	Brotman Medical Center, Inc.	2,582	1/31/2020	96.6%	05/01/2011		1,011		6,453	25,803	8,601	15,822	1,582	40,000
Loan	30	Winsor Ranch Shopping Center	Ranchie Wash (Pros Ranch Wash, LLC)	3,725	8/30/2020	85.2%	03/01/2011		2,217		5,543	39,424	13,141	3,909	977	134,500
Loan	31	The Malulani Portfolio				99.9%	Various				1,947	6,922	1,154	5,080	847
Property	31.01	Liona Apartments	NAP	NAP	NAP	98.2%	04/01/2011
Property	31.02	Kaiser Permanente - Ground Lease	NAP	NAP	NAP	100.0%	05/01/2011
Property	31.03	Sears Portage - Ground Lease	NAP	NAP	NAP	100.0%	05/01/2011
Property	31.04	Kokua market	NAP	NAP	NAP	100.0%	05/01/2011
Loan	32	New Brite Plaza	Autotote (OTB) (Sportech Venues Inc.)	9,354	1/31/2016	100.0%	06/01/2011		2,599		4,549	24,037	24,037	22,085	3,155	92,250
Loan	33	220-230 West Kinzie Street	Haute Living, LLC	4,290	12/31/2016	97.1%	06/22/2011		1,486		6,250	60,000	15,000	6,084	1,521
Loan	34	Pacifica San Leandro	NAP	NAP	NAP	94.3%	06/30/2011		1,750			10,145	5,073	16,626	2,375
Loan	35	Northridge Medical Tower	Vram J. Kargodorian DDS	1,961	10/01/2012	97.4%	04/01/2011		900		4,221	7,723	3,862	8,875	986	7,500
Loan	36	Bridgewater Place	Wachovia Securities, LLC	14,815	4/30/2015	91.0%	05/01/2011		2,822	100,000	8,365	93,546	31,182		Springing	77,396
Loan	37	7500 Bellaire Boulevard	Gold Factory & Imports	3,468	MTM	100.0%	05/31/2011		2,850			45,012	7,502	14,531	3,633
Loan	38	Ba Mar Basin MHC	NAP	NAP	NAP	95.4%	05/01/2011		629			264,420	37,774	3,830	1,915	6,481
Loan	39	490 Post Garage	NAP	NAP	NAP	100.0%	05/25/2011					30,300	7,575		606	5,000
Loan	40	Station Plaza - Ground Lease	NAP	NAP	NAP	100.0%	04/01/2011						Springing		Springing
Loan	41	French Run	NAP	NAP	NAP	96.2%	07/01/2011		3,300				12,098	24,253	3,465	99,313
Loan	42	Homestead & Hilltop				95.2%	05/31/2011		1,300			92,580	11,573	2,461	820	100,000
Property	42.01	Homestead Village	NAP	NAP	NAP	94.4%	05/31/2011
Property	42.02	Hilltop Acres	NAP	NAP	NAP	97.9%	05/31/2011
Loan	43	283 East 234th Street	NAP	NAP	NAP	100.0%	03/29/2011		Springing		Springing	21,602	3,600	2,457	1,229	391

A-1-7

DBUBS 2011-LC3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Other Reserves ($)(21)	Other Reserves Description(21)	Environmental Report Date (22)	Engineering Report Date	Loan Purpose
Loan	1	Three Allen Center	3,295,028	Plains Marketing ($9,823,000 LOC); Grant Thornton ($806,050 LOC); Elevator Reserve (Monthly: $99,560); Free Rent Reserve (Upfront: $279,316); Unfunded TI Reserve (Upfront: $3,015,712)	02/10/2011	02/10/2011	Refinance
Loan	2	Times Square Hotel Portfolio (23)	Excess Cash Flow	Monthly Debt Service Shortfall Reserve	05/09/2011	05/09/2011	Refinance / Acquisition
Property	2	Fairfield Inn Times Square			05/09/2011	05/09/2011
Property	2	Four Points Sheraton Times Square			05/09/2011	05/09/2011
Loan	3	Quadrus Office Park			05/02/2011	06/20/2011	Acquisition
Loan	4	Columbia Sussex Hotel Portfolio (23)	350,000	$350,000 Ground Lease Reserve (1/12 of Est. Ground Lease payments monthly); PIP Reserve (Monthly Beginning 1/6/2012 - $145,833); CapEx Reserve (Excess Cash Flow)			Refinance
Property	4.01	Marriott Anchorage			12/07/2010	11/12/2010
Property	4.02	JW Marriott Le Merigot Hotel & Spa			12/07/2010	11/12/2010
Property	4.03	Marriott Albuquerque			12/07/2010	11/12/2010
Property	4.04	Marriott El Paso			12/07/2010	11/12/2010
Property	4.05	Hilton Boston Woburn			12/06/2010	11/12/2010
Property	4.06	Marriott Hutchinson Isle Resort & Marina			12/07/2010	11/12/2010
Property	4.07	Doubletree Hotel Birmingham			12/07/2010	11/12/2010
Property	4.08	Courtyard Columbus West			12/06/2010	11/12/2010
Loan	5	Dover Mall and Commons	Springing	Ground Rent Reserve (1/12 of the aggregate Ground Rent)	07/18/2011	07/18/2011	Refinance
Loan	6	One Biscayne			06/29/2011	06/29/2011	Refinance
Loan	7	Providence Place Mall (23)(24)	Springing	Ground Rent Reserve (1/12 of the aggregate Ground Rent); JCP Funds (up to $2,500,000)	03/29/2011	03/28/2011	Refinance
Loan	8	Ridgeway Shopping Center			07/18/2011	07/13/2011	Refinance
Loan	9	Lighthouse Building	34,000	DOB Escrow	03/11/2011	03/11/2011	Refinance
Loan	10	Paddock at Eastpoint (23)			03/31/2011	03/30/2011	Refinance
Loan	11	Montgomery Plaza	1,031,233	Subdivision Reserve (Upfront: $1,000,000); Free Rent Reserve (Upfront: $31,233)	04/29/2011	04/29/2011	Refinance
Loan	12	Albany Mall	1,093,000	Old Navy Reserve ($225,000); Justice Reserve ($75,000); Roof Repairs Reserve ($793,000); Lease Termination Payment (Springing); Cash Sweep (Springing)	05/09/2011	05/10/2011	Refinance
Loan	13	Wilshire West Medical Center	500,219	Ground Rent Runds (Upfront: $23,205, Monthly: $11,603); Free Rent Funds ($477,014)	05/18/2011	04/27/2011	Refinance
Loan	14	Creekside at Taylor Square			04/19/2011	04/02/2011	Refinance
Loan	15	The Falls at Westover Hills (23)			06/07/2011	06/07/2011	Refinance
Loan	16	Hotel Modera		Seasonality Reserve ($100,000 on the payment dates in September and October of each year)	05/06/2011	05/06/2011	Refinance
Loan	17	Hamilton Portfolio					Acquisition
Property	17.01	Ambercrest Apartments			04/11/2011	04/08/2011
Property	17.02	Ashland Apartments			04/08/2011	04/08/2011
Property	17.03	The Lakes at Meadowbrook			04/11/2011	04/08/2011
Property	17.04	The Hunt Club			04/11/2011	04/08/2011
Loan	18	The Townsend Hotel		Seasonality Reserve ($100,000 on the payment dates in October, November, and December of each year)	05/26/2011	05/26/2011	Refinance
Loan	19	Fairfield Inn - Manhattan	23,813	Funds Reserve ($23,813); Security Reserve (Various)	04/11/2011	05/12/2011	Refinance
Loan	20	Inland - SuperValu/Walgreens Portfolio (23)					Acquisition
Property	20.01	Stop N Save - Twin Oaks			05/06/2011	05/13/2011
Property	20.02	Jewel Osco - Morris			05/05/2011	05/13/2011
Property	20.03	Walgreens - Beckley			05/10/2011	05/09/2011
Property	20.04	Walgreens - South Corbin			05/09/2011	05/09/2011
Property	20.05	Walgreens - Barbourville			05/06/2011	05/09/2011
Property	20.06	Walgreens - Princeton			05/09/2011	05/09/2011
Loan	21	226-230 West 97th Street			06/29/2011	06/29/2011	Refinance
Loan	22	Harbor Properties					Refinance
Property	22.01	Harbor Properties - 500 Union Street (Logan)			06/29/2011	06/29/2011
Property	22.02	Harbor Properties - 1411 4th Avenue			06/29/2011	06/29/2011
Loan	23	Western Digital			07/05/2011	07/05/2011	Acquisition
Loan	24	Capitol Center	50,000	2012 Roll Reserve (Upfront: $50,000, Monthly: $37,500)	12/08/2010	12/08/2010	Acquisition
Loan	25	Western Lights Shopping Center			05/03/2011	04/21/2011	Acquisition
Loan	26	Somerby of Mobile (24)	5% of monthly Gross Receipts	Management Fee Reserve	05/02/2011	05/04/2011	Refinance
Loan	27	Feasterville Shopping Center	43,750	Environmental Reserve	06/17/2011	06/20/2011	Acquisition
Loan	28	Grassmere (23)		Rollover Reserve (Monthly Beginning 5/6/2013 - $12,083)	03/22/2011	03/22/2011	Refinance
Loan	29	Brotman Physicians Plaza			06/15/2011	04/28/2011	Refinance
Loan	30	Winsor Ranch Shopping Center	378,225	Vacant TI/LC Reserve ($300,000); Ranchie Wash Free Rent Reserve ($78,225)	04/14/2011	04/15/2011	Refinance
Loan	31	The Malulani Portfolio					Refinance
Property	31.01	Liona Apartments			06/21/2011	06/21/2011
Property	31.02	Kaiser Permanente - Ground Lease			06/21/2011	NAP
Property	31.03	Sears Portage - Ground Lease			06/23/2011	NAP
Property	31.04	Kokua market			06/21/2011	06/21/2011
Loan	32	New Brite Plaza	Springing	Excess Cash Flow Fund	07/05/2011	07/05/2011	Acquisition
Loan	33	220-230 West Kinzie Street	456,212	218 Kinzie Restaurant Rent Reserve ($400,000); ComEd Reserve ($16,530); Valkre Solutions Reserve ($39,682)	05/19/2011	05/19/2011	Refinance
Loan	34	Pacifica San Leandro			05/12/2011	05/12/2011	Refinance
Loan	35	Northridge Medical Tower	24,208	Free Rent Funds ($24,208)	06/06/2011	04/27/2011	Refinance
Loan	36	Bridgewater Place			04/22/2011	04/22/2011	Refinance
Loan	37	7500 Bellaire Boulevard			05/13/2011	05/16/2011	Refinance
Loan	38	Ba Mar Basin MHC	450,000	Property Maintenance Reserve	06/06/2011	06/06/2011	Acquisition
Loan	39	490 Post Garage	119,860	Debt Service Reserve	04/14/2011	04/18/2011	Acquisition
Loan	40	Station Plaza - Ground Lease			05/03/2011	NAP	Acquisition
Loan	41	French Run			04/04/2011	04/04/2011	Refinance
Loan	42	Homestead & Hilltop	134,287	$56,162 Debt Service Reserve; $78,125 Environmental Reserve			Refinance
Property	42.01	Homestead Village			04/05/2011	04/05/2011
Property	42.02	Hilltop Acres			04/05/2011	04/05/2011
Loan	43	283 East 234th Street			05/02/2011	05/04/2011	Refinance

A-1-8

DBUBS 2011-LC3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Sponsor	Guarantor
Loan	1	Three Allen Center	TRZ Holdings LLC	TRZ Holdings LLC
Loan	2	Times Square Hotel Portfolio (23)	Norbert Gehr; Norbert Gehr Living Trust	Norbert Gehr; Norbert Gehr Living Trust
Property	2	Fairfield Inn Times Square
Property	2	Four Points Sheraton Times Square
Loan	3	Quadrus Office Park	Divco West Real Estate Services, LLC; Public Sector Pension Investment Board; The Henry J. Kaiser Family Foundation	Divco West Real Estate Services, LLC; Public Sector Pension Investment Board; The Henry J. Kaiser Family Foundation
Loan	4	Columbia Sussex Hotel Portfolio (23)	Columbia Sussex Corporation	Columbia Sussex Corporation; CSC Holdings, LLC
Property	4.01	Marriott Anchorage
Property	4.02	JW Marriott Le Merigot Hotel & Spa
Property	4.03	Marriott Albuquerque
Property	4.04	Marriott El Paso
Property	4.05	Hilton Boston Woburn
Property	4.06	Marriott Hutchinson Isle Resort & Marina
Property	4.07	Doubletree Hotel Birmingham
Property	4.08	Courtyard Columbus West
Loan	5	Dover Mall and Commons	The Mills Limited Partnership	The Mills Limited Partnership
Loan	6	One Biscayne	One Biscayne Tower, LLC	One Biscayne Tower, LLC
Loan	7	Providence Place Mall (23)(24)	GGP Limited Partnership	GGP Limited Partnership
Loan	8	Ridgeway Shopping Center	Urstadt Biddle Properties Inc.	Urstadt Biddle Properties Inc.
Loan	9	Lighthouse Building	Lighthouse International	Lighthouse International
Loan	10	Paddock at Eastpoint (23)	J. Scott Hagan	J. Scott Hagan
Loan	11	Montgomery Plaza	Gary D. Goodman	Gary D. Goodman
Loan	12	Albany Mall	Albany Mall Capital, LLC	Albany Mall Capital, LLC
Loan	13	Wilshire West Medical Center	Edward G. Hudson	Edward G. Hudson
Loan	14	Creekside at Taylor Square	Herbert R. Chisling	Herbert R. Chisling
Loan	15	The Falls at Westover Hills (23)	Robert D. Geringer	Robert D. Geringer
Loan	16	Hotel Modera	Craig Schafer; Alan Battersby; Desmond Mollendor	Craig Schafer; Alan Battersby
Loan	17	Hamilton Portfolio	Matthew A. Sharp and J. David Kelsey	Matthew A. Sharp and J. David Kelsey
Property	17.01	Ambercrest Apartments
Property	17.02	Ashland Apartments
Property	17.03	The Lakes at Meadowbrook
Property	17.04	The Hunt Club
Loan	18	The Townsend Hotel	Keith J. Pomeroy; David Sillman	Keith J. Pomeroy; David Sillman
Loan	19	Fairfield Inn - Manhattan	The Lam Group	Kin Chung Lam
Loan	20	Inland - SuperValu/Walgreens Portfolio (23)	Inland Private Capital Corporation	Inland Private Capital Corporation
Property	20.01	Stop N Save - Twin Oaks
Property	20.02	Jewel Osco - Morris
Property	20.03	Walgreens - Beckley
Property	20.04	Walgreens - South Corbin
Property	20.05	Walgreens - Barbourville
Property	20.06	Walgreens - Princeton
Loan	21	226-230 West 97th Street	Gary Gumowitz and Morris Levy	Gary Gumowitz and Morris Levy
Loan	22	Harbor Properties	Harbor Properties, Inc.	Harbor Properties, Inc.
Property	22.01	Harbor Properties - 500 Union Street (Logan)
Property	22.02	Harbor Properties - 1411 4th Avenue
Loan	23	Western Digital	TMG Partners	TMG Partners
Loan	24	Capitol Center	David Maltby; Guy Nesdale	David Maltby; Guy Nesdale
Loan	25	Western Lights Shopping Center	The Kempner Corporation	Peter Kempner; James P. Kempner
Loan	26	Somerby of Mobile (24)	Allan D. Worthington	Allan D. Worthington
Loan	27	Feasterville Shopping Center	Jeffrey W. Franz; Robert I. Toll	Jeffrey W. Franz; Robert I. Toll
Loan	28	Grassmere (23)	Robert C.H. Mathews, III	Robert C.H. Mathews, III
Loan	29	Brotman Physicians Plaza	Edward G. Hudson	Edward G. Hudson
Loan	30	Winsor Ranch Shopping Center	Michael Provenzano, Jr.	Michael Provenzano, Jr.
Loan	31	The Malulani Portfolio	The Malulani Group, Limited	The Malulani Group, Limited
Property	31.01	Liona Apartments
Property	31.02	Kaiser Permanente - Ground Lease
Property	31.03	Sears Portage - Ground Lease
Property	31.04	Kokua market
Loan	32	New Brite Plaza	Maurice Zekaria; Abe Cohen; Abraham Hanan; Stephen Shalam	Maurice Zekaria; Abe Cohen; Abraham Hanan; Stephen Shalam
Loan	33	220-230 West Kinzie Street	Robert S. Levinson; Steven G. Levin	Robert S. Levinson; Steven G. Levin
Loan	34	Pacifica San Leandro	Ashok Israni	Ashok Israni
Loan	35	Northridge Medical Tower	Edward G. Hudson	Edward G. Hudson
Loan	36	Bridgewater Place	Plant No. 2 Associates	Plant No. 2 Associates
Loan	37	7500 Bellaire Boulevard	Bruce and Kelly Smith	Bruce H. Smith
Loan	38	Ba Mar Basin MHC	Ross H. Partrich	Ross H. Partrich
Loan	39	490 Post Garage	Tiffany M. Gin	Tiffany M. Gin
Loan	40	Station Plaza - Ground Lease	Hsien Bing Wang	Hsien Bing Wang
Loan	41	French Run	Herbert R. Chisling	Herbert R. Chisling
Loan	42	Homestead & Hilltop	Robert & Robyn Morgan; Jeffrey Cohen; Dennis Cohen	Robert Morgan and Robyn Morgan; Jeffrey N. Cohen; Dennis S. Cohen
Property	42.01	Homestead Village
Property	42.02	Hilltop Acres
Loan	43	283 East 234th Street	Benjamin Black	Benjamin Black

A-1-9

FOOTNOTES TO ANNEX A-1

Loan numbers listed below refer to the ID number identified on Annex A-1 for the related Mortgage Loan.

(1)
GACC—German American Capital Corporation or one of its affiliates; UBSRES—UBS Real Estate Securities Inc. or one of its affiliates; LCF—Ladder Capital Finance LLC or one of its affiliates; STWD—Starwood Property Mortgage; JPMIM—J.P. Morgan Investment Management Inc. or one of its affiliates; CBRE—CPUSI Co-Investment Holdings, LLC (an affiliate of CBRE Capital Partners U.S. Special Situations I, L.P.); RB—Regions Bank or one of its affiliates.

Loan No. 6 – One Biscayne – The Mortgage Loan was originated by Bank One Texas, National Association, assigned to the Northwestern Mutual Life Insurance Company, assigned to and amended and restated by an affiliate of J.P. Morgan Investment Management, Inc. (“JPMIM”), and purchased by GACC in June 2011.

(2)	GACC—German American Capital Corporation; UBSRES—UBS Real Estate Securities Inc.; LCF— Ladder Capital Finance LLC; STWD—Starwood Property Mortgage.

(3)
With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount for such Mortgaged Property.

(4)
Loan No. 8 – Ridgeway Shopping Center – The Mortgage Loan was originated in December 1997 by an affiliate of J.P. Morgan Investment Management, Inc., with an original principal balance of $59.0 million. The Mortgage Loan was modified and extended in June 2007, and subsequently purchased by GACC in June 2011. The Original Balance, Interest Rate, Original Term to Maturity and First Payment Date are as of the interest rate reset date, effective October 1, 2007.

(5)
Loan No. 20 – Inland – Super Valu/Walgreens Portfolio – has an ARD feature with an anticipated repayment date of 7/6/2021, with a revised interest rate for the period from the ARD date through the final maturity date of 7/6/2036 of 2% plus the initial rate.

Loan No. 28– Grassmere – has an ARD feature with an anticipated repayment date of 5/6/2016, with a revised interest rate for the period from the ARD date through the final maturity date of 3/6/2034 of the greater of (i) 3% plus the initial rate or (ii) 3% plus the 5-year U.S. Treasury Rate.

(6)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the primary servicing fee, master servicing fee, sub-servicing fee, trustee fee, certificate administrator fee and operating advisor fee with respect to each Mortgage Loan.

Loan No. 21 – 226-230 West 97th Street – “Net Mortgage Pass Through Rate” for this Mortgage Loan will also be net of a 1.00% per annum interest strip retained by the related Mortgage Loan Seller.

(7)
Loan No. 7 – Providence Place Mall – For purposes of calculating the Underwritten NOI DSCR and Underwritten NCF DSCR, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the Cut-off Date on the pooled senior trust component, the non-pooled senior trust component and the non-pooled senior interest only trust component. Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Loan per Net Rentable Area, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield include the pooled senior trust component and the non-pooled senior trust component representing, but does not include the non-pooled junior trust component.

(8)
Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest-only period and (ii) that are interest-only until the related maturity date or anticipated repayment date, as applicable, are shown based on the interest-only payments during the 12-month period following the cut-off date (or, in the case of Monthly Debt Service, the average of such interest-only payments).

Loan No. 4 – Columbia Sussex Hotel Portfolio – The Monthly Debt Service for each payment date is set forth in a schedule on Annex H to this Free Writing Prospectus. The Monthly Debt Service shown reflects the average of the first 12 monthly payments following the initial 11 month interest only period. The Original Amortization Term and Remaining Amortization Term are based on the Columbia Sussex Hotel Portfolio Mortgage Loan, together with the related mezzanine loan. Using the average Monthly Debt Service amount shown on the Annex A-1 to this Free Writing Prospectus, the calculated Original Amortization Term is 335 months.

A-1-10

Loan No. 7 – Providence Place Mall – The Monthly Debt Service shown reflects the average of the first 12 monthly payments following the cut-off date based on the amortization schedule of the PM Pooled Senior Component set forth on Annex J to this Free Writing Prospectus.

Loan No. 26 – Somerby of Mobile – the Monthly Debt Service for each payment date is set forth in a schedule on Annex I to this Free Writing Prospectus. The Monthly Debt Service shown reflects the average of the first 12 monthly payments following the initial 24 month interest only period. The Original Amortization Term and Remaining Amortization Term are based on the Somerby of Mobile Mortgage Loan, together with the related B Note. Using the average Monthly Debt Service amount shown on the Annex A-1, the calculated Original Amortization Term is 334 months

(9)
“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit these rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as defined in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account. “Springing Hard” means that upon a trigger event (as defined in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox.

Loan No. 31 – The Malulani Portfolio – There is a hard lockbox with respect to the Mortgaged Properties identified as Kaiser Permanente – Ground Lease, Sears Portage – Ground Lease and Kokua Market. There is a soft lockbox with respect to the Mortgaged Property identified as Liona Apartments.

(10)
“In Place” means that related property cash flows go through a waterfall before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until such trigger event is cured and no other trigger event has occurred (to the extent a cure is permitted under the related loan documents).

Loan No. 20 – Inland – SuperValu/Walgreens Portfolio – Cash management is “In Place” until mezzanine loan is paid off. Then will be “Springing.”

(11)
The grace periods noted under “Grace Periods” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to the Free Writing Prospectus.

Loan No. 22 – Harbor Properties – The grace period prior to commencement of default interest is 0 days, however there is a 10-day grace period following notice of default from lender (including after a final payment default).

(12)	Loan No. 21 – 226-230 West 97th Street – the Net Rentable Area and Loan per Net Rentable Area reflects the number of multifamily units only. The property also includes 8,300 sq. ft. of retail space.

A-1-11

(13)	Prepayment lockout is shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 1% of the amount prepaid.

“YM2(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 2% of the amount prepaid.

“YM3(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 3% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the final maturity date or ARD payment.

(14)
Loan No. 40 – Station Plaza – Ground Lease - the collateral consists of the borrower’s fee interest in the Mortgaged Property. However, the Mortgaged Property is 100% ground leased to an affiliate of the borrower that also owns the improvements. Neither the tenant’s leasehold interest nor the improvements are part of the collateral.

(15)
Loan No. 31 – The Malulani Portfolio – with respect to the Mortgaged Properties identified as Kaiser Permanente – Ground Lease and Sears Portage – Ground Lease, the collateral consists of the borrower’s fee interest in the Mortgaged Property, excluding the improvements. However, those Mortgaged Properties are ground leased to the single-tenant at the property who owns the improvements, and neither the tenant’s leasehold interest nor the improvements are part of the collateral. With respect to the Mortgaged Property identified as Kokua Market, the collateral is the borrower’s fee interest in the Mortgaged Property, together with the improvements thereon.

(16)	The following tenants that occupy greater than 5% of the net rentable area at the property are borrower affiliates:

Loan No. 3 – Quadrus Office Park – The Henry J. Kaiser Family Foundation, the largest tenant and one of the non-recourse carveout guarantors, leases 19,525 square feet (9.5% of the NRA) at the relate Mortgaged Property.

Loan No. 9 – Lighthouse Building – Lighthouse International, the guarantor and the sole member of the borrower, is also the largest tenant and occupies 74.4% of the total rentable square footage at the Mortgaged Property. Lighthouse has also agreed to master lease any space at the property that becomes vacant for 90 days or more.

Loan No. 30 – Winsor Ranch Shopping Center – Pro’s Ranch Market (Prodigio Mercado, LLC) and Ranchie Wash (Pros Ranch Wash, LLC), which account for 49.3% of the Mortgaged Property and 54.2% of the underwritten base rent, are owned and operated by borrower affiliates.

Loan No. 40 – Station Plaza - Ground Lease - 100% of the Mortgaged Property is subject to a ground lease to an affiliate of the borrower that also owns the improvements on the Mortgaged Property. Neither the tenant’s leasehold interest nor the improvements are part of the collateral for the Mortgage Loan.

(17)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases:

Loan No. 4 –The Columbia Sussex Hotel Portfolio Properties are subject to ground leases as described below:

A-1-12

(i) The JW Marriott Le Merigot Hotel & Spa property is subject to a ground lease that expires 10/15/2086 and has current ground lease payments of $1,316,000 per year. There are no lease extension rights.

(ii) The Marriott Albuquerque is subject to a ground lease that expires 1/1/2033, with three 10 year extension options and has current annual ground lease payments, subject to the greater of (i) $165,000 or (ii) 3.5% of annual gross room sales per year.

(iii) The Marriott El Paso property is subject to a ground lease that expires 4/30/2021, with two 10 year extension options and has current annual ground lease payments which equal the sum of 5% of annual gross room sales, 4% of gross revenues on alcohol sales, 2% of food sales, and 6% of miscellaneous sales and service. However, this rent is subject to a current minimum of $271,875, and the maximum annual rent of $373,828.

(iv) The Doubletree Hotel Birmingham property is subject to a ground lease that expires 9/30/2033 and has current annual ground lease payments subject to the greater of (A) $57,330 or (B) the sum of $57,330 plus 1.5% of annual gross room sales plus 5% of other lease income. There are no ground lease extension options.

Loan No. 5 – The Dover Mall and Commons property is subject to a ground lease on a portion of the parking lot and ring road consisting of approximately 2.6 acres of the property that expires 9/1/2021. The ground lease provides for two 10-year extension options. The annual rent under the ground lease is $4,595.

Loan No. 7 –The Providence Place Mall property is subject to a ground lease that expires 3/31/2097. The ground lease provides for four 99-year extension options. The annual rent under the ground lease is $1,000.

Loan No. 13 – The Wilshire West Medical Center property is subject to a ground lease that expires 1/31/2061. There are no lease extension options. The annual rent under the ground lease is $25,000.

Loan No. 36 – The Bridgewater Place property is subject to partial ground lease interests on the mortgaged property evidenced by three ground leases covering surface and garage parking areas: (i) the ground lease on the Evans Street garage expires 7/10/2089 with one 99-year extension option; there is no annual ground rent due as it has been fully prepaid; (ii) the ground lease on the Plum Street lot expires 3/31/2034 and has no extension options; the annual rent under this ground lease is $30,000; (iii) the ground lease on the Vinum Parking Garage expires 12/6/2040 with no extension options; the annual rent under this ground lease is $34,800.

(18)	The following tenants listed on Annex A-1 are not yet in occupancy or the lease expiration date relates to a renewal lease that has not yet been executed:

Loan No. 9 – Lighthouse Building – The tenant, Cardiovascular Research Foundation (“CRF”) has a current lease that expires October 2011 and the tenant is currently in the process of negotiating a new lease for a 68 month term through February 2017 at an initial annual base rent of $40.00 PSF plus $3.25 PSF electric reimbursements. In the event that the tenant vacates at the end of the current term, and the space remains vacant for 90 days, Lighthouse International is obligated to master lease the space at an initial annual base rent of $40.00 PSF plus $3.25 PSF electric reimbursements through June 2026 (consistent with the current Lighthouse International lease) or until such time as an acceptable replacement tenant is in occupancy and paying rent, if earlier. The underwritten rent is based upon the above lease extension terms that are being negotiated, which is consistent with the terms which Lighthouse International would be obligated to master lease the space in the event the tenant vacated.

Loan No. 25 – Western Lights Shopping Center –– the space leased by Conway Four LLC is currently being built out for its use as a Conway Store. The tenant, Conway Four LLC, acquired the space by way of assignment of the subject lease from the prior tenant.

A-1-13

Loan No. 30 – Winsor Ranch Shopping Center – UW Revenue includes rent from the tenant Ranchie Wash at the Winsor Ranch Shopping Center Mortgaged Property, which has signed a lease but has not yet taken occupancy of 3,725 square feet of space expected to be delivered in September 2011.

Loan No. 33 – 220-230 West Kinzie Street – 218 Kinzie Restaurant, LLC (Bavette’s) lease has been executed, but the tenant is not yet in occupancy because it is in the process of obtaining proper use licensing and permit for build out of the restaurant space.

(19)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if borrower violates the lease or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 1 – Three Allen Center – The largest tenant, Plains Marketing, has a partial termination option in its lease that allows the tenant to terminate either its space on the 11th floor (22,578 sq. ft.) or 18th floor (23,819 sq. ft.) with 9 months notice. The second largest tenant, Devon Energy, has the right to terminate up to two full floors of its leased space between 1/1/2015 and 12/31/2016 provided it has given 21 months notice and a cash flow sweep will be in effect until the TI/LC reserve equals $50 PSF with respect to the space that Devon Energy terminates. Additionally, at any time prior to 1/31/2018, Devon Energy has the right to relocate space from Three Allen Center for a similar amount of space at Two Allen Center (which is not collateral for the Three Allen Center Loan); provided a cash flow sweep will be in effect until the TI/LC reserve equals $50 PSF with respect to the space that Devon Energy vacates.

Loan No. 3 – Quadrus Office Park – The third largest tenant lease, Blackstone Group, includes a termination option anytime after December 2013 with 6 months prior notice with a fee equal to the unamortized portion of the tenant improvement allowance, which was $40 PSF.

Loan No. 6 – One Biscayne – The largest tenant lease, Terramark Worldwide, Inc., includes a termination option in June 2015, with 12 months prior notice and a termination fee of $2,760,858.

Loan No. 13 – Wilshire West Medical Center – The second largest tenant, David R. Fett, M.D., has an option to terminate its lease on May 31, 2018 upon delivery of a written notice no later than 6 months before termination date. The third largest tenant, Alexander Rivkin, MD, has the right to terminate in February 2018 upon delivery of a written notice no later than 9 months before termination date.

Loan No. 20 – Inland-SuperValu/Walgreens Portfolio – The Walgreens tenant at each of the Mortgaged Properties identified as Walgreens—Barbourville, Walgreens—Beckley, Walgreens—South Corbin and Walgreens—Princeton, respectively, has a termination right any month after the 300th month of the lease term, with 12 months’ notice.

Loan No. 24 – Capitol Center – The leases for the largest tenant, Health Care Policy & Financing (The State of Colorado), include termination options that allow the tenant to terminate the leases at the end of the then-current fiscal year anytime that the State of Colorado fails to make funds available to pay for the lease obligations, with a fee equal to the unamortized portion of the tenant improvement allowance. The leases for the second largest tenant, GSA (United States of America) include an open termination option for 9,711 of the tenant’s total leased square footage of 27,168 at any time upon 120 days’ notice. The lease for the third largest tenant, The Colorado Trust, includes a one-time right to terminate the lease effective 1/31/2025 upon at least two years’ notice.

A-1-14

Loan No. 35. – Northridge Medical Tower – The largest tenant, University Radiology Network, has two one-time rights to terminate the lease on either June 30, 2012 or June 30, 2018 upon written notice of no less than 6 months or more than 12 months. The third largest tenant, Medicus Research, LLC, has a one-time option to terminate the lease at the end of the 36th month following the commencement date and upon payment of an amount equal to the unamortized portion of tenant improvements and written notice of no less than 6 months.

(20)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 1 – Three Allen Center – The second largest tenant, Devon Energy, currently subleases 23,441 sq. ft. to Hess Corporation (lease expiration for this space is January 2020), and the remaining 108,792 sq. ft. is dark. Devon Energy is currently marketing the dark space for sublease. The fifth largest tenant, Jefferies & Company, currently subleases 11,993 sq. ft. to Golden Pass.

(21)	Monthly reserves required to be deposited in such account may be capped pursuant to the related Mortgage Loan Documents.

Loan No. 1 – Three Allen Center – The borrower is required to reserve $99,560 monthly through December 2011, $49,780 monthly beginning January 2012 and $72,611monthly beginning January 2013 for the Elevator Modernization reserve, which is capped at $3,400,000.

Loan No. 2 – Times Square Hotel Portfolio – With respect to the Fairfield Inn Times Square Mortgaged Property only, the borrower is required to deposit 1/12 of 3.25% of the prior calendar year’s gross income from operations into the FF&E reserve account on each payment date occurring in 2011 and 1/12 of 4.00% of the prior calendar year’s gross income from operations into the FF&E reserve account on each payment date thereafter. With respect to the Four Points Sheraton Times Square Mortgaged Property, the borrower is required to deposit 1/12 of 4.00% of the prior calendar year’s gross rooms revenue into the FF&E account on each payment date.

Loan No. 9 – Lighthouse Building – To the extent real estate taxes become payable in the future, ongoing reserves for taxes will be escrowed.

Loan No. 17 - Hamilton Portfolio - The borrower is required to deposit $19,604 monthly into the replacement reserve escrow account, which required account increases annually by 2% on each anniversary of the Mortgage Loan closing date.

Loan No. 19 – Fairfield Inn – Manhattan – The borrower is required to make deposits of $40,000, $60,000 and $75,000 on the August, September and October payment dates, respectively, until the reserve balance reaches $175,000. If the property exhibits at least a 1.45x DSCR for the trailing 12-months and at least a 1.05x DSCR for 12 consecutive months, no more deposits will be made into the security reserve and the balance in the reserve will be released to the borrower.

Loan No. 20 – Inland – SuperValu/Walgreens Portfolio – In lieu of escrowing for real estate taxes and insurance (for the SuperValu locations), the key principal has guaranteed the payment of such costs related to these locations.

Loan No. 28 - Grassmere - The borrower is required to deposit $3,748 monthly into the replacement reserve account, which required amount increases annually by 2% on each anniversary of the Mortgage Loan closing date occurring after May 6, 2013.

Loan Nos. 20, 31 and 40 - Inland – SuperValu/Walgreens Portfolio, The Malulani Portfolio (only with respect to the Mortgaged Properties identified as Kaiser Permanente – Ground Lease, Sears Portage – Ground Lease and Kokua Market), Station Plaza – Ground Lease – With respect to the foregoing Mortgaged Properties, the borrowers’ obligation to pay taxes and insurance is satisfied to the extent the tenant does so in accordance with the related lease or ground lease, as applicable. In the event the tenant fails to pay taxes or insurance, the borrower will be required to escrow such amounts.

A-1-15

(22)
Loan No. 32 – New Brite Plaza – A supplemental “Phase II” site investigation was completed in July 2011. This “Phase II” did not disclose any environmental conditions above actionable levels; however, based on prior use of the property as a dry-cleaning facility, certain additional reporting and investigation are required pursuant to the Connecticut Transfer Act. At closing, $250,000 was reserved with the title insurance company to implement an environmental work plan and remediate potential ground water contamination related to former dry cleaning activities at the Mortgaged Property.

Loan No. 40 – Station Plaza – Ground Lease – A supplemental “Phase II” site investigation was completed in May 2011. The Phase II recommended no further investigation.

(23)	Summary of Existing Mezzanine Debt
				Annual			Total
				Interest	Mezzanine	Total	Debt
			Mezzanine Debt	Rate on	Loan	Debt U/W	Cut-off
		Cut-off Date	Cut-off Date	Mezzanine	Maturity	NCF	Date	Current Holder of
No.	Mortgage Loan	Balance	Principal Balance	Loan	Date	DSCR	LTV	Mezzanine Loan
	Times Square							PMFI TS Hotels
2	Hotel Portfolio	$140,000,000	$30,000,000	12.0000%	6/6/2016	1.14x	72.6%	Mezz Lender LLC
	Columbia Sussex
4	Hotel Portfolio	$100,000,000	$92,000,000	11.2609%	1/6/2016	1.24x	61.6%	STWD
7	Providence Place Mall(1)	$54,840,367	$70,794,663(2)	7.4401%(2)	5/6/2021	1.37x	68.1%	Various(2)
								Redwood
								Commercial
								Mortgage
10	Paddock at Eastpoint	$39,500,000	$4,000,000	9.8500%	6/6/2021	1.16x	76.9%	Corporation
								Redwood
								Commercial
	The Falls at Westover							Mortgage
15	Hills	$27,500,000	$4,000,000	10.0000%	8/6/2016	1.13x	79.7%	Corporation
	Inland-SuperValu/			10.0000%(3)
20	Walgreens Portfolio	$21,343,000	$8,380,000		7/6/2012	1.29x	73.8%	LCF
28	Grassmere	$14,953,711	$2,961,618	12.0000%	5/6/2016	0.95x	77.4%	STWD

(1)	The “Total Debt U/W NCF DSCR” and “Total Debt Cut-off Date LTV” include the PM Non-Pooled Components.
(2)
Consists of $45,866,965 senior mezzanine loan with an annual interest rate of 7.0000% held by CT High Grade Partners II, LLC and a $24,927,698 junior mezzanine loan with an annual interest rate of 8.2500% held by OP USA Debt Holdings Limited Partnership. The interest rate of 7.4401% is a weighted average of the senior mezzanine loan interest rate and the junior mezzanine loan interest rate.

(3)	The interest rate will increase to 14% if the mezzanine loan is not paid off within 90 days of the related loan origination date.

(24)	Summary of Existing Secured Debt

Annual
				Interest	Sub-		Total
				Rate on	ordinate	Total	Mortgage
			Subordinate Debt	Sub-	Loan	Mortgage	Debt Cut-	Current Holder
		Cut-off Date	Cut-off Date	ordinate	Maturity	Debt U/W	off Date	of Subordinate
No.	Mortgage Loan	Balance	Principal Balance	Loan	Date	NCF DSCR	LTV	Loan
Providence
	Providence	$54,840,367(1)						Place Mall
7	Place Mall		$114,163,093	5.2400%	5/6/2021	1.80x	55.4%	Certificates
26	Somerby of Mobile	$15,500,000	$4,750,000	12.0150%	7/6/2021	0.96x	59.0%	STWD
(1) Pari passu with the PM Non-Pooled Senior Component with a cut-off date balance of $140,100,000.

A-1-16

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES(1)(6)

Range of Cut-off Date Balances

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.) (2)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
$2,644,532 - $9,999,999	11	$70,048,410	5.0%	5.6953%	104	1.48	x	67.4%	57.7%
$10,000,000 - $19,999,999	12	188,377,779	13.5	5.5791	87	1.45		63.9	56.7
$20,000,000 - $39,999,999	11	297,021,053	21.2	5.3698	93	1.49		66.1	58.4
$40,000,000 - $79,999,999	3	149,438,935	10.7	5.3813	103	2.16		40.4	34.7
$80,000,000 - $99,999,999	2	177,000,000	12.7	5.8516	92	1.69		63.3	57.0
$100,000,000 - $129,999,999	2	212,000,000	15.2	5.0740	88	2.39		43.0	38.3
$130,000,000 - $154,999,999	1	140,000,000	10.0	5.5036	58	1.58		59.8	56.5
$155,000,000 - $164,571,307	1	164,571,307	11.8	6.1200	57	1.38		61.0	57.3
Total/Weighted Average	43	$1,398,457,485	100.0%	5.5333%	85	1.71	x	58.0%	52.1%

Type of Mortgaged Properties(3)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads or NRA	Cut-off Date Balance per # of Units, Rooms, Pads or NRA	Mortgage Rate	Stated Remaining Term (Mos.) (2)	Occupancy	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
Office	14	$539,788,432	38.6%	3,588,792	235	5.7042%	78	89.7%	1.54	x	58.4%	54.0%
CBD	7	344,087,765	24.6	2,703,022	138	6.0200	65	92.4	1.60		57.4	54.6
Suburban	4	145,404,640	10.4	727,563	433	5.2909	115	82.0	1.41		56.6	49.0
Medical	3	50,296,028	3.6	158,207	326	4.7382	58	93.7	1.54		70.3	64.7
Retail	16	336,421,464	24.1	3,529,323	141	5.4694	112	94.2	1.78		59.8	50.5
Anchored(4)	16	336,421,464	24.1	3,529,323	141	5.4694	112	94.2	1.78		59.8	50.5
Hospitality	13	311,331,681	22.3	3,246	188,738	5.3144	61	77.4	2.15		51.0	47.2
Multifamily	10	132,473,442	9.5	2,575	62,589	5.4021	92	95.9	1.35		69.7	61.3
Mixed Use	2	28,805,715	2.1	71,376	192,334	6.0044	80	98.0	1.32		51.7	45.6
Healthcare	2	24,242,361	1.7	291	89,882	5.5011	119	84.3	1.68		54.1	45.6
Other	4	15,000,117	1.1	NAP	NAP	5.6242	102	100.0	1.28		63.9	56.8
Leased Fee	3	9,405,178	0.7	NAP	NAP	5.6000	92	100.0	1.27		62.1	57.1
Parking Garage	1	5,594,940	0.4	42,539	132	5.6650	119	100.0	1.28		67.0	56.3
Manufactured Housing Community	3	10,394,274	0.7	359	32,035	5.5975	118	95.2	1.64		64.0	54.3
Total/Weighted Average	64	$1,398,457,485	100.0%			5.5333%	85	88.9%	1.71	x	58.0%	52.1%

A-2-1

Mortgaged Properties by State and/or Location(3)

Weighted Averages

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.) (2)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
New York	11	$265,204,174	19.0%	5.6139%	77	1.50	x	57.7%	53.1%
California	9	219,706,962	15.7	5.0959	99	1.63		57.7	50.9
Northern(5)	4	145,237,300	10.4	5.2140	119	1.44		56.8	49.0
Southern(5)	5	74,469,662	5.3	4.8654	61	2.01		59.5	54.5
Texas	4	210,961,368	15.1	5.9997	57	1.50		60.6	56.7
Delaware	1	94,000,000	6.7	5.5705	120	1.25		72.9	61.0
Florida	2	91,245,108	6.5	6.0643	59	2.31		50.7	50.4
Connecticut	2	60,988,793	4.4	5.5854	82	2.24		45.4	39.3
Rhode Island	1	54,840,367	3.9	4.8549	117	2.57		34.9	26.3
Kentucky	3	44,780,000	3.2	5.3061	118	1.44		67.8	58.0
New Mexico	2	44,722,855	3.2	5.1218	96	2.35		53.5	45.4
Ohio	3	36,611,848	2.6	5.4821	111	1.55		70.6	59.5
Georgia	1	28,677,301	2.1	6.1760	119	1.33		71.7	61.2
Arkansas	1	25,184,472	1.8	5.0000	53	3.47		32.1	29.7
Oregon	1	24,387,448	1.7	5.2570	59	1.42		64.9	60.1
North Carolina	4	23,950,261	1.7	5.4300	58	1.37		63.1	58.7
Michigan	1	23,477,868	1.7	5.5000	119	1.41		59.7	50.0
Alabama	2	21,338,948	1.5	5.2415	101	2.07		41.6	35.8
Washington	2	19,062,746	1.4	5.3500	51	1.70		51.4	46.4
Colorado	1	17,500,000	1.3	5.8600	56	1.47		70.0	66.5
Pennsylvania	1	15,000,000	1.1	5.6520	120	1.31		74.6	62.6
Tennessee	1	14,953,711	1.1	5.5800	57	1.42		64.6	60.1
Arizona	1	14,171,814	1.0	5.6300	118	1.36		73.1	61.4
Illinois	2	13,981,337	1.0	5.5706	119	1.61		64.3	56.8
Massachusetts	1	10,587,103	0.8	5.0000	53	3.47		32.1	29.7
Hawaii	3	9,440,000	0.7	5.6000	59	1.34		70.8	70.8
West Virginia	2	6,875,000	0.5	5.4000	119	2.23		53.0	53.0
Missouri	1	4,748,000	0.3	5.4000	119	2.23		53.0	53.0
Indiana	1	2,060,000	0.1	5.6000	59	1.34		70.8	70.8
Total/Weighted Average	64	$1,398,457,485	100.0%	5.5333%	85	1.71	x	58.0%	52.1%

Range of U/W NCF DSCR

				Weighted Averages
Range of U/W NCF DSCR	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.) (2)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
1.21x - 1.29x	4	$107,484,649	7.7%	5.5739%	120	1.25	x	71.5%	59.9%
1.30x - 1.34x	7	151,300,306	10.8	5.7005	107	1.33		68.2	58.7
1.35x - 1.39x	7	301,113,056	21.5	5.9098	73	1.37		61.4	56.7
1.40x - 1.49x	9	239,861,944	17.2	5.3489	99	1.43		59.0	52.1
1.50x - 1.59x	6	222,745,688	15.9	5.3221	67	1.56		62.2	57.5
1.60x - 1.69x	2	10,394,274	0.7	5.5975	118	1.64		64.0	54.3
1.70x - 1.79x	2	48,033,275	3.4	5.2523	92	1.72		59.7	51.0
1.80x - 1.99x	1	8,742,361	0.6	5.8000	119	1.93		69.9	59.0
2.00x - 3.47x	5	308,781,935	22.1	5.3999	74	2.71		40.6	37.5
Total/Weighted Average	43	$1,398,457,485	100.0%	5.5333%	85	1.71	x	58.0%	52.1%

Range of Cut-off Date LTV Ratios

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.) (2)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
32.1% - 49.9%	6	$284,203,313	20.3%	5.2986%	84	2.53	x	37.9%	33.4%
50.0% - 54.9%	4	235,405,746	16.8	5.5437	93	1.79		52.6	48.9
55.0% - 59.9%	4	192,189,410	13.7	5.4931	67	1.53		59.1	54.6
60.0% - 64.9%	7	243,526,932	17.4	5.9467	59	1.39		61.9	57.8
65.0% - 69.9%	8	138,428,685	9.9	5.3488	101	1.49		68.2	58.8
70.0% - 74.8%	14	304,703,399	21.8	5.5230	106	1.36		72.7	62.7
Total/Weighted Average	43	$1,398,457,485	100.0%	5.5333%	85	1.71	x	58.0%	52.1%

A-2-2

Range of LTV Ratios at Maturity or ARD

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.) (2)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
26.3% - 44.9%	5	$239,203,313	17.1%	5.1911%	77	2.75	x	35.8%	31.1%
45.0% - 49.9%	5	204,774,288	14.6	5.3615	106	1.43		52.2	46.3
50.0% - 54.9%	6	163,830,202	11.7	5.7812	89	1.97		56.5	52.5
55.0% - 59.9%	10	412,404,846	29.5	5.7706	69	1.46		62.2	57.3
60.0% - 64.9%	13	313,134,054	22.4	5.5521	103	1.35		71.4	61.6
65.0% - 70.8%	4	65,110,783	4.7	5.1142	58	1.48		71.3	67.1
Total/Weighted Average	43	$1,398,457,485	100.0%	5.5333%	85	1.71	x	58.0%	52.1%

Range of Mortgage Rates

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.) (2)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
4.5980% - 5.7490%	33	$1,008,897,967	72.1%	5.3126%	90	1.77	x	57.8%	51.0%
5.7500% - 6.2490%	9	382,539,846	27.4	6.0795	74	1.57		58.7	54.9
6.2500% - 7.5000%	1	7,019,673	0.5	7.5000	46	1.37		62.7	56.3
Total/Weighted Average	43	$1,398,457,485	100.0%	5.5333%	85	1.71	x	58.0%	52.1%

Range of Remaining Terms to Maturity in Months(2)

				Weighted Averages
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.) (2)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
46 - 64	17	$726,471,917	51.9%	5.6212%	57	1.82	x	56.5%	53.2%
65 - 101	1	49,598,568	3.5	5.5200	74	2.43		38.7	33.9
102 - 120	25	622,387,000	44.5	5.4318	119	1.53		61.4	52.2
Total/Weighted Average	43	$1,398,457,485	100.0%	5.5333%	85	1.71	x	58.0%	52.1%

Range of Original Terms to Maturity in Months(2)

				Weighted Averages
Range of Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.) (2)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
60 - 119	14	$605,144,793	43.3%	5.5367%	57	1.79	x	57.7%	53.9%
120 - 121	29	793,312,692	56.7	5.5308	107	1.65		58.3	50.6
Total/Weighted Average	43	$1,398,457,485	100.0%	5.5333%	85	1.71	x	58.0%	52.1%

A-2-3

FOOTNOTES TO ANNEX A-2

(1)      In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the average of the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2)      For ARD Loans, the original term to maturity and remaining term to maturity are through the anticipated repayment date.

(3)      Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(4)      Includes single tenant properties.

(5)      Northern California properties have a zip code greater than 93600.  Southern California properties have a zip code less than or equal to 93600.

(6)      In the case of the Providence Place Mall Mortgage Loan, the numerical and statistical information related to the loan-to-value ratios includes the PM Pooled Senior Component and the PM Non-Pooled Senior Component, but does not include the PM Non-Pooled Junior Component. For purposes of calculating DSCRs, the annual debt service is based on the aggregate principal and interest payments due during the first twelve (12) months after the Cut-off Date on the PM Pooled Senior Component, the PM Non-Pooled Senior Component and the PM Non-Pooled Senior IO Component.

A-2-4

ANNEX B

TERM SHEET (INCLUDING DESCRIPTION OF THE TOP 20 MORTGAGE LOANS)

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Clay Street Houston, TX 77002	Collateral Asset Summary Three Allen Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$164,571,307 61.0% 1.49x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	TRZ Holdings LLC		Collateral:	Fee Simple
Borrower:	Three Allen Center Co. LLC		Location:	Houston, TX
Original Balance:	$164,999,000		Year Built / Renovated:	1980 / NAP
Cut-off Date Balance:	$164,571,307		Total Sq. Ft.:	1,193,044
% by Initial UPB:	11.8%		Property Management:	Brookfield Properties Management LLC
Interest Rate:	6.1200%		Underwritten NOI:	$17,866,606
Payment Date:	1st of each month		Underwritten NCF:	$16,612,908
First Payment Date:	June 1, 2011		Appraised Value:	$270,000,000
Maturity Date:	May 1, 2016		Appraisal Date:	January 24, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(28), O(5)		Most Recent NOI:	$16,674,354 (December 31, 2010)
Lockbox / Cash Management:	Hard / In Place		2nd Most Recent NOI:	$15,976,101 (December 31, 2009)
			3rd Most Recent NOI:	$17,051,690 (December 31, 2008)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$1,397,918	$349,479	Most Recent Occupancy:	91.7% (June 30, 2011)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	91.7% (December 31, 2010)
Replacement:	$0	$24,832	3rd Most Recent Occupancy:	92.8% (December 31, 2009)
TI/LC:	$3,000,000	$125,370	4th Most Recent Occupancy:	94.4% (December 31, 2008)
Required Repairs:	$160,000	NAP	5th Most Recent Occupancy:	93.4% (December 31, 2007)
Outstanding TI/LC & Free Rent:	$3,295,028	$0	6th Most Recent Occupancy:	NAV
Elevator Modernization Reserve:	$0	$99,560
Plains Marketing LOC:	$9,823,000	$0	Historical Annual Rent PSF(2)
Grant Thornton LOC:	$806,050	$0	Most Recent Rent PSF(3):	$19.19 (June 30, 2011)
			2nd Most Recent Rent PSF(4):	$17.49 (December 31, 2010)
Financial Information			3rd Most Recent Rent PSF(5):	$17.10 (December 31, 2009)
Cut-off Date Balance / Sq. Ft.:		$138	(1)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
Balloon Balance / Sq. Ft.:		$130	(2)	Historical Rent PSF shown in the table above is based on historical operating
Cut-off Date LTV:		61.0%	statements and occupancy rates provided by the borrower.
Balloon LTV:		57.3%	(3)	Based on 1,093,683 square feet of occupied space and rental rates per the rent
Underwritten NOI DSCR:		1.49x	roll dated June 30, 2011.
Underwritten NCF DSCR:		1.38x	(4)	Based on 1,094,021 square feet of occupied space and rental income indicated
Underwritten NOI Debt Yield:		10.9%	in the YE 2010 operating statements.
Underwritten NCF Debt Yield:		10.1%	(5)	Based on 1,107,145 square feet of occupied space and rental income indicated
			in the YE 2009 operating statements.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Clay Street Houston, TX 77002	Collateral Asset Summary Three Allen Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$164,571,307 61.0% 1.49x 10.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total Annual U/W Base Rent	Lease Expiration
Plains Marketing(2)	NR/Baa3/BBB-	196,460	16.5%	$22.37	20.9%	12/31/2012
Devon Energy (3)(4)(5)	BBB+/Baa1/BBB+	170,239	14.3%	$17.78	14.4%	1/31/2020
Thompson & Knight LLP(6)(7)	NR/NR/NR	97,526	8.2%	$12.87	6.0%	8/31/2017
Grant Thornton LLP	NR/NR/NR	64,415	5.4%	$20.23	6.2%	10/31/2012
Jefferies & Company(8)	BBB/Baa2/BBB	57,700	4.8%	$13.79	3.8%	12/31/2014
Subtotal / Wtd. Avg.		586,340	49.1%	$18.38	51.3%

Other	Various	507,343	42.5%	$20.13	48.7%	Various
Vacant	NAP	99,361	8.3%	NAP	NAP	NAP
Total / Wtd. Avg.		1,193,044	100.0%	$19.19	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Plains Marketing has a partial termination option in its lease that allows the tenant to terminate either its space on the 11th floor (22,578 sq. ft.) or 18th floor (23,819 sq. ft.) with 9 months notice. Plains Marketing is in the process of negotiating a lease extension.

(3)
Devon Energy has the right to terminate up to two full floors of its leased space between 1/1/2015 and 12/31/2016 provided it has given 21 months notice. A cash flow sweep will be triggered until the TI/LC reserve equals $50 PSF with respect to the space that Devon Energy terminates.

(4)
At any time prior to 1/31/2018, Devon Energy has the right to relocate space from Three Allen Center for a similar amount of space at Two Allen Center (which is not collateral for the Three Allen Center Loan); provided a cash flow sweep will be in triggered until the TI/LC reserve equals $50 PSF with respect to the space that Devon Energy vacates.

(5)
Devon Energy currently subleases 23,441 sq. ft. to Hess Corporation (lease expiration for this space is January 2020), and the remaining 108,792 sq. ft. is dark. Devon Energy is currently marketing the dark space for sublease.

(6)	Thompson & Knight LLP has a one-time right to terminate its lease effective 8/31/2013 with 6 months notice.
(7)	Thompson & Knight LLP currently subleases 10,262 sq. ft. to Serpe, Jones, Andrews, Callender & Bell, PLLC.
(8)	Jefferies & Company currently subleases 11,993 sq. ft. to Golden Pass.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	21	63,756	5.3%	63,756	5.3%	$20.40	6.2%	6.2%
2012	39	363,093	30.4%	426,849	35.8%	$21.01	36.4%	42.5%
2013	19	81,602	6.8%	583,345	48.9%	$21.55	8.4%	55.9%
2014	15	109,648	9.2%	692,993	58.1%	$16.72	8.7%	64.6%
2015	16	101,310	8.5%	794,303	66.6%	$19.53	9.4%	74.1%
2016	4	17,472	1.5%	811,775	68.0%	$23.39	1.9%	76.0%
2017	9	97,526	8.2%	909,301	76.2%	$12.87	6.0%	82.0%
2018	3	22,213	1.9%	931,514	78.1%	$13.61	1.4%	83.4%
2019	0	0	0.0%	931,514	78.1%	$0.00	0.0%	83.4%
2020	14	233,742	19.6%	1,090,362	91.4%	$19.14	21.3%	99.8%
2021	2	2,187	0.2%	1,092,549	91.6%	$21.99	0.2%	100.0%
Thereafter	1	1,134	0.1%	1,093,683	91.7%	$0.00	0.0%	100.0%
Vacant	NAP	99,361	8.3%	1,193,044	100.0%	NAP	NAP
Total / Wtd. Avg.	143	1,193,044	100.0%			$19.19	100.0%
The Loan. The Three Allen Center loan (the “Three Allen Center Loan”) is a $164.6 million fixed rate loan secured by the borrower’s fee simple interest in the 1,193,044 square foot Class A, office property located at 333 Clay Street in Houston, Texas (the “Three Allen Center Property”). The $164.6 million first mortgage loan has a 5-year term and amortizes on a 30-year schedule. The Three Allen Center Loan accrues interest at a fixed rate equal to 6.1200%. Loan proceeds, together with $32.0 million from the sponsor, were used to retire existing debt of approximately $188.6 million. Based on the appraised value of $270.0 million as of January 24, 2011, the cut-off date LTV is 61.0% and the remaining implied equity is $105.4 million. The most recent prior financing of the Three Allen Center Property was included in MSC 2007-XLCA securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Clay Street Houston, TX 77002	Collateral Asset Summary Three Allen Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$164,571,307 61.0% 1.49x 10.9%

The Borrower / Sponsor. The borrower, Three Allen Center Co. LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is TRZ Holdings LLC, a joint venture between Brookfield Office Properties, Blackstone Real Estate Partners and various limited partners.

TRZ Holdings LLC formed as a result of the acquisition of Trizec Properties in 2006. Brookfield Office Properties is one of North America’s largest commercial real estate companies. Its total portfolio is comprised of over 100 properties totaling over 75 million square feet in the United States, Canada and most recently Australia. Brookfield concentrates its business plan on top tier CBD markets often featuring government or energy markets such as New York, Washington D.C., Houston and Calgary. Landmark assets include the World Financial Center in Manhattan, Brookfield Place in Toronto, Bank of America Plaza in Los Angeles and Bankers Hall in Calgary. Brookfield Office Properties’ Houston portfolio includes nine properties totaling approximately 8.2 million square feet with a weighted average occupancy of approximately 95% according to CoStar. This excludes the 1.3 million sq. ft. Four Allen Center building that was 100% occupied before recently being sold to Chevron in June 2011. Brookfield Office Properties' common shares trade on the NYSE and TSX under the symbol BPO.

The Property. The Three Allen Center Property is a 50-story, 1,193,044 sq. ft. office building located at 333 Clay Street within the CBD submarket of Houston, Texas and consists of a diversified mix of approximately 70 tenants. Originally built in 1980, the Three Allen Center Property is a Class A building located within the 4.26 million square foot, four-building, Allen Center complex. All buildings comprising the complex are connected by skywalks, permitting access to parking, health clubs, hotels, restaurants, retail shops, and services. The Allen Center complex is on Houston’s downtown tunnel system and is adjacent to numerous Metro bus and downtown trolley stops. The Three Allen Center Property has 3,285 structured parking spaces consisting of 194 VIP basement spaces and 3,091 spaces in the attached Allen Center Garage, which provides parking for the greater Allen Center complex as well, resulting in a parking ratio of 2.75 per 1,000 square feet. There are also an additional 2,267 spaces available for lease in the Metropolitan Garage, which is accessible via skywalk. TRZ Holdings LLC has owned the Three Allen Center Property since 2006 and has spent approximately $2.7 million in capital improvements since 2007.

Major Tenants.
Plains Marketing (196,460 sq. ft., 16.5% of NRA, 20.9% of Annual U/W Base Rent) Plains Marketing initially took space at the Three Allen Center Property in 1988 and occupies floors 11 through 18 as well as storage space in the basement. Plains Marketing spent approximately $500,000 on improvements on top of their approximate allowance of $2.7 million between 2004 and 2007. Based out of Houston, Texas, the Three Allen Center Property serves as the headquarters for Plains Marketing. As a subsidiary of Plains All American Pipeline LP, Plains Marketing, L.P. operates as a storage company specializing in the storage of crude oil and certain refined products on lines regulated by the Federal Energy Regulatory Commission. The tenant has extension options of up to 10 years (either one, 10-year extension or two, 5-year extensions), with 12 months notice. Plains Marketing is currently in negotiations to renew their lease, but a new lease has not yet been finalized.

Devon Energy (170,239 sq. ft., 14.3% of NRA, 14.4% of Annual U/W Base Rent) Devon Energy Production Company signed its current lease in February 2008 for the first through sixth floors as well as floors 21 through 23. Devon is currently occupying only the third and fourth floors (38,006 sq. ft.). The 21st floor (23,441 sq. ft.) is subleased to Hess Corporation, and the remaining space (108,792 sq. ft.) is being marketed for sublease. In March, 2011, management leased 48,560 sq. ft. of Devon Energy’s space to BNP Paribas for the same terms as the original Devon Energy lease. Founded in 1971 and based in Oklahoma City, Oklahoma, Devon Energy Production Company LP is a subsidiary of Devon Energy Corporation which, together with its subsidiaries, specializes in the exploration, development, and transportation of natural gas and oil, as well as the construction and operation of pipelines, storage and treating facilities, and gas processing plants in North America. The tenant has extension options of up to 30 years (either three, 10-year extensions or two, 15-year extensions), with 18 months prior notice.

Thompson & Knight LLP (97,526 sq. ft., 8.2% of NRA, 6.0% of Annual U/W Base Rent) Thompson & Knight LLP began its original lease in September 2002 and occupies the entire space on floors 31 through 34, other than the 10,262 sq. ft. currently subleased to Serpe, Jones, Andrews, Callender & Bell, PLLC. Thompson & Knight, LLP provides legal advisory services catering to various industries and sectors, and has in depth experience in the energy industry. Thompson & Knight, LLP was founded in 1887 and is headquartered in Dallas, Texas with additional offices in New York, Austin, Fort Worth, Houston, and San Antonio; as well as in Paris and Mexico. The tenant has extension options of up to 20 years in the aggregate (options for successive 5-year or 10-year extensions), with 12 months prior notice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Clay Street Houston, TX 77002	Collateral Asset Summary Three Allen Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$164,571,307 61.0% 1.49x 10.9%

Grant Thornton LLP (64,415 sq. ft., 5.4% of NRA, 6.2% of Annual U/W Base Rent). Grant Thornton began its current lease in February 1997 and occupies space on the 26th through 28th floors of the Three Allen Center Property. Grant Thornton LLP is the US member firm of Grant Thornton International Ltd, one of the world’s leading organizations of independently owned and managed accounting and consulting firms. Grant Thornton’s predecessor, Alexander Grant & Co. was founded in 1924 and joined with 49 other accounting firms in 1980 to form Grant Thornton International. Grant Thornton’s US operations include more than 5,000 employees operating out of 50 offices across the country and are headquartered in Chicago, IL. The tenant has one, 5-year renewal option with nine months prior notice.

The Market. The Three Allen Center Property is located in the Downtown Houston CBD submarket and is easily accessible via Interstate 10, Interstate 45, and US Highway 59. Downtown Houston is the seventh largest business district in the United States and is home to approximately 3,500 businesses and 150,000 employees. Downtown Houston serves as the headquarters of many prominent companies, including several Fortune 500 companies. Based on a sample of Class A space, 41% is occupied by energy firms, 23% legal, 13% accounting, finance and banking and other 23%. Included in “other” are transportation, engineering & design, medical and business services. Downtown Houston's office market is complemented by growing hospitality, tourism, residential and retail markets.

According to the CoStar Q2 2011 report, the Houston office market ended the second quarter with a vacancy rate of 13.3% with net absorption totaling positive 979,123 square feet. Houston’s CBD submarket comprises the city’s largest office submarket, consisting of approximately 149 buildings totaling 48.9 million square feet of net rentable space, with Class A space comprising 31.3 million square feet throughout 33 buildings. Vacancy for Class A space in the CBD submarket totaled 10.7% with rental rates at $34.08 PSF Gross. The appraiser determined a market rent of $22.00 PSF (NNN) for the Three Allen Center Property. Below is a chart displaying recent leases at the Three Allen Center Property:

Three Allen Center Property Recent Leases
Tenant	Sq. Ft.	Net Base Rent PSF (1)	Lease Term (Months)	Lease Start	Lease Expiration
CIBC	6,960	$23.00	60	6/1/2011	5/31/2016
GCE Resources	2,358	$22.00	56	5/11/2011	12/31/2015
Grant Thornton LLP	2,880	$21.00	19	4/6/2011	10/31/2012
BNP Paribas	48,560	$23.00	107	3/1/2011	1/31/2020
EIG Management Company	5,021	$25.50	9	2/7/2011	10/31/2011
Cogent Communication	1,924	$25.00	120	2/1/2011	1/31/2021
Slusser, Wilson	8,721	$22.50	12	2/1/2011	1/31/2012
Grant Thornton LLP	2,978	$21.00	22	1/6/2011	10/31/2012
Gulf Coast Energy Resources	11,801	$20.00	60	1/1/2011	12/31/2015
Italia D'Oro Coffee House	386	$22.00	60	1/1/2011	12/31/2015
Total / Wtd. Avg.	91,589	$22.59	76
(1)	Assumes contractual gross rent less $11 in expenses.

The table below shows the Three Allen Center Property’s vacancy rate and asking rents in comparison to its direct competitors in the CBD submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
Three Allen Center Property	1980	1,193,044	91.7%	$24.50	A
Two Allen Center	1977	995,623	96.9%	$20.01	A
One Allen Center	1972	993,297	96.3%	$24.50	A
Heritage Plaza	1986	1,089,266	89.7%	$25.51	A
Continental Center 1	1984	1,098,399	92.8%	$23.50	A
1100 Louisiana	1980	1,265,332	98.0%	$26.37	A
Wells Fargo Plaza	1982	1,721,242	88.8%	$28.00	A
Total / Wtd. Avg.(2)		7,163,159	91.1%	$25.05
(1)	Source: PPR, Appraisal
(2)	Total excludes the Three Allen Center Property
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Clay Street Houston, TX 77002	Collateral Asset Summary Three Allen Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$164,571,307 61.0% 1.49x 10.9%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	U/W	U/W PSF
Base Rent	$19,511,173	$18,934,476	$19,133,182	$21,319,543	$17.87
Value of Vacant Space	0	0	0	$3,888,539	3.26
Gross Potential Rent	$19,511,713	$18,934,476	$19,133,182	$25,208,082	$21.13
Total Recoveries	9,428,098	8,739,405	9,336,922	10,106,729	8.47
Total Other Income	2,626,857	1,053,562	1,021,976	431,994	0.36
Less: Vacancy	0	0	0	(3,888,539)	(3.26)
Effective Gross Income	$31,566,128	$28,727,444	$29,492,079	$31,858,266	$26.70
Total Operating Expenses	14,514,439	12,751,343	12,817,725	13,991,659	$11.73
Net Operating Income	$17,051,690	$15,976,101	$16,674,354	$17,866,606	$14.98
TI/LC	0	0	4,587	895,499	$0.75
Capital Expenditures	1,875,046	804,937	527,866	358,199	$0.30
Net Cash Flow	$15,176,643	$15,171,164	$16,141,900	$16,612,908	$13.92
(1)	U/W Base Rent includes $662,592 in contractual step rent through September 2011.

Property Management. The Three Allen Center Property is managed by Brookfield Properties Management LLC, a borrower affiliate.

Lockbox / Cash Management. The Three Allen Center Loan is structured with a hard lockbox and in place cash management. All excess cash will be swept into a lender controlled account upon an event of default or if the debt service coverage ratio for the trailing 12-month period is less than 1.10x on the last day of the calendar quarter. In lieu of a cash flow sweep, the borrower may post a letter of credit in an amount that would yield a DSCR of 1.10x. In the event Plains Marketing gives notice of termination or fails to renew its lease on or prior to 12/31/2011, all remaining cash flow after payment of required expenses and reserves shall be deposited into the cash sweep account until such time as Plain Marketing's obligation to pay rent has expired.

Initial Reserves. At closing, the borrower deposited (i) $1,397,918 into the tax reserve account, (ii) $3,000,000 into the TI/LC reserve account, (iii) $160,000 into the required repair reserve, and (iv) $3,295,028 into the outstanding TI/LC and free rent reserve. Additionally, the borrower posted a letter of credit in the amount of $9,823,000 for tenant improvements and leasing commissions in connection with re-leasing the Plains Marketing space and a letter of credit in the amount of $806,050 in connection with tenant improvements and leasing commissions in association with the Grant Thornton space. Included in the required repair reserve is $160,000 related the spontaneous cracking of approximately three to five window panes in the curtain wall system per year that has occurred sporadically over the past few years at the Three Allen Center Property. Prior to loan closing, the originator directed the borrower to commission a façade study in which the consultant determined that approximately 7000 square feet of glass was scratched or chipped and should be replaced. The $160,000 upfront reserve amount is equal to the estimated cost to replace those panes. In addition, a portion of the $24,832 monthly reserves in the capital expenditure account relate to the anticipated replacement of window panes in the future.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $349,479 into a monthly tax reserve account, (ii) $24,832 into a capital expenditure account, (iii) $125,370 into a TI/LC reserve account, and (iv) $99,560 from the first payment date through December 2011, $49,780 beginning January 2012 through December 2012, and $72,611 beginning January 2013 into an elevator modernization account, subject to a cap of $3,400,000. After the June 2015 elevator modernization payment, no further deposits are required into the account.

In addition, if an acceptable blanket policy is not in place, the borrower will be required to make monthly deposits equal to 1/12 of the estimated insurance premiums that will be due upon renewal of the insurance policy. If Devon Energy exercises its option to terminate its lease or swap its space, all remaining cash flow after payment of required expenses and reserves will be deposited into the TI/LC reserve until the reserve equals $50 PSF of the space terminated or swapped.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Clay Street Houston, TX 77002	Collateral Asset Summary Three Allen Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$164,571,307 61.0% 1.49x 10.9%

Three Allen Center
333 Clay Street
Houston, TX 77002
Houston
Houston Heights
Northside Village
Fourth Ward
Downtown
Second Ward
Old Chinatown
Montrose
Midtown
East End
Greater Third Ward
Bush Intcl. Airport 19 miles
William P. Hobby Airport 9 miles
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Stude Park
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Sam Houston Park
Glenwood Cemetery
Rusk Park
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J. Will Jones Park
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Buffalo Bayou
Katy Freeway
North Freeway
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Southwest Freeway
Eastex Freeway
University of Houston-Downtown
Minute Maid Park
Toyota Center
George R. Brown Convention Ctr.
Shops at Houston Ctr.
St. Joseph Medical Center
Houston Comm. College-Central Campus
Riverside General Hospital
Hobby Center for the Performing Arts
Downtown Aquarium
Wortham Center
Verizon Wireless Theater
Bank of Am. Center
City Hall
Jones Hall
JPMorgan Chase Tower
Calpine Ctr.
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Devon Energy Tower
1400 Smith
1500 Louisiana
Continental Center I
KBR Tower
Main St Square
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Bell
Downtown Transit Ctr
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Wheeler
UH-Downtown
Metrorail Red Line
Washington Ave
Memorial Dr
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Allen Pkwy
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White Oak Dr
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Quitman St
Henry St
Fulton St

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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326 & 330 West 40th Street New York, NY 10018	Collateral Asset Summary Times Square Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$140,000,000 59.8% 1.72x 11.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

326 & 330 West 40th Street New York, NY 10018	Collateral Asset Summary Times Square Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$140,000,000 59.8% 1.72x 11.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose(1):	Refinance/Acquisition		Property Type:	Limited Service Hospitality
Sponsor:	Norbert Gehr; Norbert Gehr Living		Collateral:	Fee Simple
	Trust		Location:	New York, NY
Borrower:	Times Square Hospitality I, LLC; Times		Year Built / Renovated:	2008 / NAP
	Square Hospitality II, LLC; Sky Bar		Rooms:	488
	LLC		Property Management:	Real Hospitality Group, LLC
Original Balance:	$140,000,000		Underwritten NOI:	$16,375,717
Cut-off Date Balance:	$140,000,000		Underwritten NCF:	$15,052,755
% by Initial UPB:	10.0%		“As-is” Appraised Value:	$234,000,000
Interest Rate:	5.5036%		“As-is” Appraisal Date:	March 23, 2011
Payment Date:	6th of each month		“As Stabilized” Appraised Value(7):	$260,000,000
First Payment Date:	July 6, 2011		“As Stabilized” Appraisal Date:	April 1, 2014
Maturity Date:	June 6, 2016
Amortization:	Interest-only for 12 months; 360		Historical NOI
	months thereafter		Most Recent NOI:	$16,472,820 (T-12 June 30, 2011)
Additional Debt(2):	$30,000,000 Mezzanine Loan		2nd Most Recent NOI:	$15,451,261 (December 31, 2010)
Call Protection:	L(26), D(30), O(4)		3rd Most Recent NOI:	$9,184,256 (December 31, 2009)
Lockbox / Cash Management:	Hard / Springing
			Historical Occupancy
Reserves(3)			Most Recent Occupancy:	87.2% (T-12 June 30, 2011)
	Initial	Monthly	2nd Most Recent Occupancy:	85.9% (December 31, 2010)
Taxes:	$1,344,277	$224,046	3rd Most Recent Occupancy:	79.9% (December 31, 2009)
Insurance:	$55,566	Springing	4th Most Recent Occupancy:	NAP
FF&E(4) :	$0	Various(4)	5th Most Recent Occupancy:	NAP
Debt Service Shortfall:	$0	Excess Cash Flow	6th Most Recent Occupancy:	NAP
			(1)	The amount of $140,000,000 was provided to facilitate both the acquisition of
Financial Information			the 244-room Four Points Sheraton Times Square and the refinance of the
	Mortgage Loan	Total Debt(2)	244-room Fairfield Inn Times Square.
Cut-off Date Balance / Room:	$286,885	$348,361	(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
Balloon Balance / Room:	$271,079	$332,555	(3)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
Cut-off Date LTV:	59.8%	72.6%	(4)	Monthly deposits required in the amount of (i) for the Fairfield Inn Property,
Balloon LTV:	56.5%	69.4%	1/12 of 3.25% of the prior calendar year’s gross income from operations in
Underwritten NOI DSCR(5)(6):	1.72x	1.24x	2011 and 1/12 of 4.00% of the prior calendar year’s gross income from
Underwritten NCF DSCR(5)(6) :	1.58x	1.14x	operations thereafter, and (ii) for the Four Points Property, 1/12 of 4.0% of the
Underwritten NOI Debt Yield:	11.7%	9.6%	prior calendar year’s gross rooms revenue.
Underwritten NCF Debt Yield:	10.8%	8.9%	(5)	Total Debt includes the mezzanine loan described under “Current Mezzanine or
			Subordinate Indebtedness” herein. The mezzanine loan has a 12.0000% per
			annum interest rate.
			(6)	Based on amortizing debt service payments. Based on the current interest-only
			payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR for
			the mortgage loan are 2.10x and 1.93x, respectively.
			(7)	The “As Stabilized” LTV ratio is 53.8% based on achieving stabilization based
			on the appraiser’s market projections as of April 1, 2014.
Property Summary
Property Name	Location	Rooms	Year Built / Renovated	Allocated Loan Amount	Appraised Value(1)	Occupancy(2)
Four Points Sheraton Times Square	New York, NY	244	2008 / NAP	$70,000,000	$117,000,000	87.0%
Fairfield Inn Times Square	New York, NY	244	2008 / NAP	70,000,000	117,000,000	87.3
Total / Wtd. Avg.:		488		$140,000,000	$234,000,000	87.2%
(1)	The “As Stabilized” Appraised Value for each property is $130,000,000 based on achieving stabilization based on the appraiser’s market projections as of April 1, 2014.
(2)	Occupancy is based on the T-12 June 30, 2011 actual performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

326 & 330 West 40th Street New York, NY 10018	Collateral Asset Summary Times Square Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$140,000,000 59.8% 1.72x 11.7%

Historical Occupancy, ADR, and RevPAR(1)
Fairfield Inn Times Square	T-12 May 2009	T-12 May 2010	T-12 May 2011
Occupancy	77.3%	82.2%	87.5%
ADR	$146.94	$180.68	$200.27
RevPAR	$113.65	$148.44	$175.13
Competitive Set(2)	T-12 May 2009	T-12 May 2010	T-12 May 2011
Occupancy	NAP	83.3%	90.1%
ADR	NAP	$182.17	$203.09
RevPAR	NAP	$151.69	$182.90
Penetration	T-12 May 2009	T-12 May 2010	T-12 May 2011
Occupancy	NAP	98.7%	97.1%
ADR	NAP	99.2%	98.6%
RevPAR	NAP	97.9%	95.8%
Historical Occupancy, ADR, and RevPAR(1)
Four Points Sheraton Times Square	T-12 May 2009	T-12 May 2010	T-12 May 2011
Occupancy	NAP	79.7%	87.0%
ADR	NAP	$167.03	$196.43
RevPAR	NAP	$133.13	$170.99
Competitive Set(3)	T-12 May 2009	T-12 May 2010	T-12 May 2011
Occupancy	NAP	83.8%	90.1%
ADR	NAP	$184.50	$203.74
RevPAR	NAP	$154.66	$183.63
Penetration	T-12 May 2009	T-12 May 2010	T-12 May 2011
Occupancy	NAP	95.1%	96.6%
ADR	NAP	90.5%	96.4%
RevPAR	NAP	86.1%	93.1%
(1)
Source: Smith Travel Report. The minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Times Square Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)
Competitive Set for Fairfield Inn Times Square includes: Holiday Inn Express NYC Madison Square Garden, Four Points Midtown Times Square, Hilton Garden Inn New York West 35th Street, Holiday Inn Express New York City Times Square, Hampton Inn Manhattan Times Square South, and Wyndham Garden Hotel Times Square South.

(3)
Competitive Set includes: Holiday Inn Express NYC Madison Square Garden, Fairfield Inn & Suites New York Manhattan Times Square, Hilton Garden Inn New York West 35th Street, Holiday Inn Express New York City Times Square, Hampton Inn Manhattan Times Square South, and Wyndham Garden Hotel Times Square South.

Primary Competitive Set(1)
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Occupancy	ADR	2010 RevPAR
Fairfield Inn Times Square(2)	244	50%	5%	45%	86%	$200.71	$171.57
Four Points Sheraton Times Square(2)	244	60%	5%	35%	86%	190.66	164.68
Courtyard Times Square South	244	65%	5%	30%	92%	249.00	229.08
Wingate	92	50%	5%	45%	88%	201.00	176.88
Wyndham Garden Times Square South	223	45%	10%	45%	90%	178.00	160.20
Hampton Inn Times Square South	184	50%	5%	45%	86%	204.00	175.44
Holiday Inn Express Times Square	210	45%	5%	50%	84%	198.00	166.32
Hampton Inn Times Square North	300	60%	5%	35%	99%	236.00	233.64
Hilton Garden Inn Times Square	369	60%	5%	35%	99%	245.00	242.55
Ascend Collection Distrikt Hotel	155	50%	5%	45%	82%	213.00	174.66
Staybridge Suites Times Square	310	50%	5%	45%	91%	221.00	201.11
Element Times Square	411	55%	5%	40%	35%	153.00	53.55
Total/Wtd. Avg.	2,986	55%	5%	40%	89%	$216.31	$192.70
(1)	Source: Appraisal. Competitive set Occupancy, ADR and RevPAR are 2010 estimates.
(2)	The Occupancy, ADR and RevPAR data for Fairfield Inn Times Square and Four Points Sheraton Times Square is based on actual 2010 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

326 & 330 West 40th Street New York, NY 10018	Collateral Asset Summary Times Square Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$140,000,000 59.8% 1.72x 11.7%

The Loan. The Times Square Hotel Portfolio loan (the “Times Square Hotel Portfolio Loan”) is a $140.0 million fixed rate loan secured by the borrower’s fee simple interest in two hotel properties located in New York, NY (the “Times Square Hotel Portfolio Properties”) as well as the Sky Bar LLC borrower’s interest in Sky Bar Times Square, Inc., the lessee of the Sky Bar. The $140.0 million first mortgage loan has a 5-year term, an initial interest-only period of 12 months and amortizes on a 30-year schedule thereafter. The Times Square Hotel Portfolio Loan accrues interest at a fixed rate equal to 5.5036%. Loan proceeds, with an additional $30.0 million mezzanine loan, were used to acquire the 244-room Four Points Sheraton Times Square (the “Four Points Property”) and to refinance the 244 room Fairfield Inn Times Square (the “Fairfield Inn Property”). The Four Points Property operates under the “Four Points by Sheraton” brand pursuant to a license agreement with The Sheraton LLC that expires on June 4, 2029. The Fairfield Inn Property operates under the “Fairfield Inn & Suites” brand pursuant to a franchise agreement with Marriott International, Inc. that expires on September 1, 2033. The Four Points Property and the Fairfield Inn Property are located adjacent to one another on West 40th Street between 8th and 9th Avenues in New York, NY. The Four Points Property was purchased for $112,000,000 ($459,016/room) and the Fairfield Inn Property had debt of $56,260,000, which was retired at closing. Based on the “As-is” appraised value of $234,000,000 for the Times Square Hotel Portfolio Properties as of March 23, 2011, the cut-off date LTV is 59.8% for the Times Square Hotel Portfolio Loan and 72.6% for the Times Square Hotel Portfolio Loan and the mezzanine loan in the aggregate. Based on the “As Stabilized” appraised value as of April 1, 2014 of $260,000,000 for the Times Square Hotel Portfolio Properties, the “As Stabilized” LTV is 53.8% for the Times Square Hotel Portfolio Loan and 65.4% for the Times Square Hotel Portfolio Loan and the mezzanine loan in the aggregate. The most recent prior financings of the Times Square Hotel Portfolio Properties were not included in a securitization.

The Borrower / Sponsor. The borrowers, Times Square Hospitality I, LLC, Times Square Hospitality II, LLC and Sky Bar LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in each such entity’s organizational structure.

The sponsors of the borrowers and the nonrecourse carve-out guarantors are Norbert Gehr and Norbert Gehr Living Trust. Two of the borrowing entities, Times Square Hospitality I, LLC (Four Points) and Times Square Hospitality II, LLC (Fairfield Inn); are each controlled by Gehr Development New York, LLC. Gehr Development New York, LLC and Sky Bar LLC are each is controlled by the Norbert Gehr Living Trust. Norbert Gehr is the Trustee of the Norbert Gehr Living Trust and has sole control.

The Gehr Group is based in Los Angeles and is a multi-national business conglomerate consisting of a group of companies under common ownership and engaged in varied industries over three continents. Group businesses include real estate, manufacturing, wholesale and distribution, direct marketing and international trade. The real estate development group has owned and operated hotel, multifamily, office, retail and industrial real estate properties in New York, California and Florida. The acquisition of the Fairfield Inn in 2009 and the more recent acquisition of the Four Points mark the company’s entrance into the Manhattan market. Norbert Gehr is the Founder, Chairman and CEO of The Gehr Group.

The Property. The Times Square Hotel Portfolio Properties are located in Times Square on West 40th Street between 8th and 9th Avenues, within walking distance of key Manhattan landmarks including Times Square, Herald Square, Penn Station, the Jacob K. Javits Convention Center, Madison Square Garden, the Theatre District and numerous Class A office buildings. The Time Square Hotel Portfolio Properties, which were constructed in 2008 and first reportedly occupied in 2009, are adjacent to each other, but are each independent 33-story limited service hotels. Each contains 244 guestrooms. Each hotel is designed as a standalone asset and features a designated entrance bearing frontage on West 40th Street and contains separate support facilities. Despite the similar building composition, the two hotels are clearly distinguishable by the furnishings and décor which reflect the latest Fairfield Inn & Suites by Marriott and Four Points by Sheraton brand standards. The Times Square Hotel Portfolio Properties both feature breakfast areas, lobby seating areas, state-of-the art fitness centers and business centers. The Four Points Sheraton Times Square Property also features a three-meal restaurant called the Gotham Bistro. The hotels share a leased rooftop bar and terrace known as the Sky Room, which opened in September 2010 and features views of the Manhattan skyline and the Hudson River.

Guestrooms are located on floors 2 through 31 of both hotel towers, with expansive suites on the 32nd floor featuring views of the Manhattan skyline. Each guestroom features comfortable bedding packages, state-of-the-art technology, complimentary high-speed Internet access, artwork and design and a full range of amenities for business and leisure travelers. Guestrooms at both hotels feature the following amenities: 32-inch flat screen television, coffee maker, work desk with ergonomic chair, hair dryer, in-room safe, iPod docking station, iron and ironing board, two telephones with voicemail and dataports. The Fairfield Inn Property offers a complimentary continental breakfast in a dining area on the lobby level. Other facilities and amenities include a 24-hour business center and a fitness center. The Four Points offers the Gotham Bistro, which is located in the lobby level of the hotel and features a secluded patio and expansive selection of popular international cuisines. The restaurant is open seven days a week. The Fairfield Inn recently underwent upgrades to its lobby and bar area at a cost of $1.8 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

326 & 330 West 40th Street New York, NY 10018	Collateral Asset Summary Times Square Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$140,000,000 59.8% 1.72x 11.7%

Sky Room Bar
The Sky Room occupies approximately 5,000 sq. ft. on the 33rd floor and rooftops of both hotels. Opened in September 2010, the Sky Room was designed to accommodate approximately 350 people. The Gehr Group invested approximately $3.2 million in the build out. Patrons are able to enjoy skyline views from one of the highest vantage points in the city. The Sky Room is leased to Sky Bar Times Square, Inc. (“Sky Bar Tenant”), an entity wholly owned by the Sky Bar LLC borrower, under two separate leases and is managed by Manhattan nightlife operator, PM Hospitality Group, Inc., under a separate management contract. Sky Bar LLC has pledged 100% of its ownership interest in the Sky Bar Tenant (the “Sky Bar Pledge”) as collateral for the Times Square Hotel Portfolio Loan. The Sky Bar Pledge may be released only in connection with a partial release of the Times Square Hotel Portfolio Loan involving one of the Times Square Hotel Portfolio Properties; provided, however, that the applicable Sky Bar lease with respect to the Times Square Hotel Portfolio Property remaining subject to the lien of the Times Square Hotel Portfolio Loan shall remain in full force and effect.

The Market. The Times Square Hotel Portfolio Properties are located within the Times Square area of the island of Manhattan in New York City, New York. New York City is recognized as an international commerce and cultural center, and with more than eight million residents it is one of the most populous cities in the nation and one of the largest in the world. New York City offers world-renowned cultural attractions, entertainment, restaurants, retail and is the national’s financial and business capital. The Borough of Manhattan forms the central political, financial, and cultural core of New York City and is the economic growth engine of the region.

The Manhattan lodging market is one of the strongest lodging markets in the nation. According to the appraiser, over the last 23 years the average demand growth of 2.0% has outpaced corresponding supply growth of 1.5%. The Manhattan lodging market represents one of only five major markets among the top 25 in the U.S. to have maintained such a positive differential between supply and demand over the same period. The Manhattan lodging market benefits from a diversified mix of corporate, group and leisure demand due to the numerous and varied demand drivers. Despite the downturn in the global economy and record supply additions over the past two years, the Manhattan lodging market has been able to maintain an occupancy level in excess of 80%. In 2010, the overall market experienced a 9.4% increase in room night demand, a 4.5% increase in occupancy and an 8.4% increase in ADR, resulting in a RevPAR increase of 13.3% over 2009 levels.

The Times Square Hotel Portfolio Properties benefit from their location as they are only a short walk from Times Square, proximity to popular tourist attractions, strong corporate demand from 57 million sq. ft. of office space within the Times Square and Westside markets and the largest transportation network concentration in Manhattan. Other key tourist attractions, including Bryant Park, the Fifth Avenue Shopping District, Grand Central Terminal, Macy’s Department Store, Madison Square Garden, Rockefeller Center and the Empire State Building are all in close proximity. Major corporate tenants within walking distance include the New York Times, Proskauer Rose, Legg Mason, Viacom, Ernst & Young, Skadden Arps, Reuters and Bank of America. The 1.6 million square foot Jacob K. Javits Convention Center is situated three blocks away.

For the T-12 period ended May 31, 2011 the competitive set for the Fairfield Inn Times Square has experienced an increase in RevPAR of 20.6% from the T-12 ended May 31, 2010, from $151.69 to $182.90 (based on the Smith Travel Report). Over the same period, the competitive set for the Four Points Sheraton Times Square experienced an increase in RevPAR of 18.7%, from $154.66 to $183.63 (based on the Smith Travel Report). Because each of the hotels is in the other’s competitive set, the numbers for the two competitive sets differ slightly from one another.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

326 & 330 West 40th Street New York, NY 10018	Collateral Asset Summary Times Square Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$140,000,000 59.8% 1.72x 11.7%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 6/30/2011	U/W	U/W per Room
Occupancy	79.9%	85.9%	87.2%	87.2%
ADR	$179.72	$195.66	$204.94	$204.94
RevPAR	$143.56	$168.12	$178.65	$178.65

Room Revenue	$18,355,422	$29,946,081	$31,820,282	$31,820,282	$65,205
F&B Revenue	298,709	762,179	747,760	747,760	1,532
Other Revenue	54,568	371,523	453,123	506,030	1,037
Total Revenue	$18,708,699	$31,079,783	$33,021,165	$33,074,072	$67,775
Operating Expenses	3,787,648	5,719,618	6,213,003	6,217,950	12,742
Undistributed Expenses	4,258,979	7,156,340	7,498,461	7,839,697	16,065
Gross Operating Profit	$10,662,072	$18,203,825	$19,309,701	$19,016,425	$38,968
Total Fixed Charges	1,477,816	2,752,564	2,836,881	2,640,708	5,411
Net Operating Income	$9,184,256	$15,451,261	$16,472,820	$16,375,717	$33,557
FF&E	748,348	1,243,191	1,320,847	1,322,963	2,711
Net Cash Flow	$8,435,908	$14,208,070	$15,151,973	$15,052,755	$30,846

Property Management. The Times Square Hotel Portfolio Properties are managed by Real Hospitality Group, LLC, an affiliate of the borrower.

Lockbox / Cash Management. The Times Square Hotel Portfolio Loan is structured with a hard lockbox and springing cash management. Active cash management and a full sweep of excess cash flow are triggered upon (i) an event of default under the Loan or the mezzanine loan, (ii) bankruptcy or insolvency of borrower or any individual mezzanine borrower, guarantor or manager, or (iii) the DSCR of the Times Square Hotel Portfolio Loan and the mezzanine loan in the aggregate (collectively, the “Aggregate Indebtedness”), based on the required amortization, falling below 1.08x on or prior to 3 month anniversary of closing date; thereafter, the DSCR of the Aggregate Indebtedness, based on the required amortization, falling below 1.10x (each of (i) through (iii) above a “Cash Management Trigger Event”). After the occurrence of a Cash Management Trigger Event related to (iii) above, the Times Square Hotel Portfolio Loan will remain in active cash management until the DSCR of the Aggregate Indebtedness is 1.20x, based on the required amortization, for two consecutive quarters. After the occurrence of a Cash Management Trigger Event related to (i) or (ii) above, the Times Square Hotel Portfolio Loan will remain in active cash management until the related default, bankruptcy or insolvency is cured pursuant to the requirements detailed in the loan documents.

Initial Reserves. At closing, the borrowers deposited (i) $1,344,277 into a tax reserve account and (ii) $55,566 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit reserves of (i) $224,046 into a monthly tax reserve account, (ii) (a) for the Fairfield Inn Property, on monthly payment dates occurring in 2011, 1/12 of 3.25% of the prior calendar year’s gross income from operations and on monthly payment dates occurring any time after 2011, 1/12 of 4.00% of the prior calendar year’s gross income from operations into an FF&E reserve account, and (b) for the Four Points Property,1/12 of 4.0% of the prior calendar year’s gross rooms revenue. Borrowers are also required to deposit 1/12 of the cost of the annual premium to renew the required insurance policies if and when the actual premiums are not being paid on a monthly basis. In addition, the borrowers are required to deposit all excess cash remaining after payment of debt service (including mezzanine debt service), required reserves, operating expenses and extraordinary expenses into the debt service shortfall reserve, beginning on the payment date occurring in July, 2011. Deposits into the debt service shortfall reserve are required to continue until the balance in the reserve is equal to $1,000,000 less the aggregate amount, if any, that has been disbursed from the debt service shortfall reserve up to such time to cover shortfalls in debt service for the Aggregate Indebtedness.

Current Mezzanine or Subordinate Indebtedness. In conjunction with the Times Square Hotel Portfolio Loan, PMFI TS Hotels Mezz Lender LLC, an affiliate of Prudential Real Estate Investors, provided $30,000,000 in co-terminus mezzanine financing. The mezzanine loan borrowers are required to make interest-only payments for the full five-year term of the mezzanine loan. The mezzanine loan bears interest at an annual rate of 12.0000%.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

326 & 330 West 40th Street New York, NY 10018	Collateral Asset Summary Times Square Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$140,000,000 59.8% 1.72x 11.7%

Partial Release. On or after the permitted release date, the borrowers may defease a portion of the Times Square Hotel Portfolio Loan and obtain a release of an individual property from the lien of the mortgage, subject to the prepayment of both 115% of the release amount for such individual property and the Sky Bar adjusted release amount of $1,567,076, as well as satisfaction of the following conditions: (i) the pro forma DSCR of the Aggregate Indebtedness (as reasonably determined by the mortgage lender) for the 12 full calendar months immediately following the release shall not be less than the greater of (a) the DSCR of the Aggregate Indebtedness for the 12 full calendar months immediately preceding the origination date and (b) the DSCR of the Aggregate Indebtedness for the 12 full calendar months immediately preceding such release, (ii) the pro forma debt yield of the Aggregate Indebtedness (as reasonably determined by the mortgage lender) for the 12 full calendar months immediately following the release shall not be less than the greater of (a) the debt yield of the Aggregate Indebtedness for the 12 full calendar months immediately preceding the origination date and (b) the debt yield of the Aggregate Indebtedness for the 12 full calendar months immediately preceding such release, (iii) after giving effect to such release, the LTV of the Aggregate Indebtedness shall not be greater than the lesser of (a) the LTV of the Aggregate Indebtedness as of the origination date and (b) the LTV of the Aggregate Indebtedness immediately prior to such release and (iv) the LTV of the Aggregate Indebtedness exceeds or would exceed 125% immediately after such release, prepayment of principal by an amount not less than the greater of (a) 115% of the release amount or (b) the least of the following amounts: (i) if the released property is sold, the net proceeds of the sale, (ii) the fair market value of the released property, (iii) an amount such that the LTV of the Aggregate Indebtedness after the release is less than or equal to the LTV of the Aggregate Indebtedness immediately prior to such release. The release amount for each individual property is $69,318,663.

Substitution of Collateral. Not allowed.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

326 & 330 West 40th Street New York, NY 10018	Collateral Asset Summary Times Square Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$140,000,000 59.8% 1.72x 11.7%

Times Square Hotel Portfolio
1 Fairfield Inn Times Square New York, NY
2 Four Points Sheraton Times Square New York, NY
CENTRAL PARK
Midtown
Theatre Dist.
West Side
East Side
Garment District
Murray Hill
Kips Bay
Flatiron District
Greenwich Village
Stuyvesant Town
East River
FDR Drive
Lincoln Tunnel
Queensboro Bridge
Times Square
Bryant Park
Madison Square Park
Union Square
Gramercy Park
Stuyvesant Square
Jacob Javits Convention Center
Intrepid Sea-Air-Space Museum
Passenger Ship Terminal
DeWitt Clinton Park
Empire State Building
Chrysler Building
Grand Central Terminal (Metro North)
United Nations Headquarters
Penn Station
Madison Square Garden
General Post Office
Port Authority Bus Terminal
Rockefeller Center
Radio City Music Hall
St. Patrick's Cathedral
Museum of Modern Art
Carnegie Hall
Time Warner Center
Metropolitan Opera House
Juilliard School
New York Public Library
Macy's
Flatiron Building
Edgewater
North Bergen
West New York
Secaucus
Weehawken
Union City
Jersey City
Hoboken
Manhattan
New York City
Bronx
Queens
Brooklyn
New York Harbor

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2400 – 2498 Sand Hill Road Menlo Park, CA 94025	Collateral Asset Summary Quadrus Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$112,000,000 52.8% 1.49x 9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2400 – 2498 Sand Hill Road Menlo Park, CA 94025	Collateral Asset Summary Quadrus Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$112,000,000 52.8% 1.49x 9.7%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Suburban Office
Sponsor:	Divco West Real Estate Services, LLC;		Collateral:	Fee Simple
	Public Sector Pension Investment		Location:	Menlo Park, CA
	Board; The Henry J. Kaiser Family		Year Built / Renovated:	1969 – 2005 / 1988 – 2004
	Foundation		Total Sq. Ft.:	206,464
Borrower:	Quadrus Sand Hill LLC		Property Management:	Divco West Real Estate Services, Inc.
Original Balance:	$112,000,000		Underwritten NOI:	$10,890,290
Cut-off Date Balance:	$112,000,000		Underwritten NCF:	$10,425,746
% by Initial UPB:	8.0%		Appraised Value:	$212,000,000
Interest Rate:	5.1400%		Appraisal Date:	June 13, 2011
Payment Date:	6th of each month
First Payment Date:	August 6, 2011		Historical NOI
Maturity Date:	July 6, 2021		Most Recent NOI:	$8,625,844 (December 31, 2010)
Amortization:	Interest Only for first 24 months; 360		2nd Most Recent NOI:	$9,876,506 (December 31, 2009)
	months thereafter		3rd Most Recent NOI:	$9,437,917 (December 31, 2008)
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)		Historical Occupancy
Lockbox / Cash Management:	Hard / In Place		Most Recent Occupancy(4) :	77.2% (June 1, 2011)
			2nd Most Recent Occupancy:	81.6% (December 31, 2010)
Reserves(2)			3rd Most Recent Occupancy:	91.3% (December 31, 2009)
	Initial	Monthly	4th Most Recent Occupancy:	89.4% (December 31, 2008)
Taxes:	$261,871	$65,468	(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
Insurance:	$0	Springing	(2)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
Replacement:	$0	$4,301	(3)	Based on amortizing debt service payments. The current interest only
TI/LC:	$942,876	$34,402	payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of
Required Repairs:	$329,784	NAP	1.87x and1.79x, respectively.
			(4)	The Most Recent Occupancy includes 32,500 sq. ft. of building 4, which, as of
Financial Information			June 1, 2011, has 28,813 sq. ft. offline due to a gut renovation expected to be
Cut-off Date Balance / Sq. Ft.:		$542	completed by June 2012. Excluding the entire 32,500 sq. ft. of Building 4, the
Balloon Balance / Sq. Ft.:		$471	occupancy as of June 1, 2011 is 89.5%.
Cut-off Date LTV:		52.8%
Balloon LTV:		45.9%
Underwritten NOI DSCR(3):		1.49x
Underwritten NCF DSCR(3) :		1.42x
Underwritten NOI Debt Yield:		9.7%
Underwritten NCF Debt Yield:		9.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2400 – 2498 Sand Hill Road Menlo Park, CA 94025	Collateral Asset Summary Quadrus Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$112,000,000 52.8% 1.49x 9.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual U/W Base Rent PSF	% of Total Annual U/W Base Rent	Lease Expiration
Kaiser Foundation	NR/NR/NR	19,525	9.5%	$97.56	14.4%	7/1/2021
Benchmark Capital	NR/NR/NR	9,696	4.7%	77.04	5.6%	12/31/2011(2)
The Blackstone Group	A+/NR/A	8,922	4.3%	160.32	10.8%	12/31/2016(3)
Panorama Capital	NR/NR/NR	8,789	4.3%	82.20	5.4%	2/28/2013
August Capital Management	NR/NR/NR	8,756	4.2%	77.76	5.1%	9/20/2018
Subtotal / Wtd. Avg.:		55,688	27.0%	$98.50	41.3%

Other	Various	103,746	50.2%	$92.35(4)	58.7%	Various
Vacant(5)	NAP	47,030	22.8%	NAP	NAP	NAP
Total / Wtd. Avg.:		206,464	100.0%	$94.80(4)	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Benchmark Capital has executed an LOI for a build-to-suit for 100.0% of Building 9. The terms of the LOI keep their current rent at $77.04 PSF per year NNN until the delivery of Building 9, which is estimated to be June 2013. Upon occupancy of Building 9, the lease will extend for 7 years at $99.00 PSF per year NNN with 3.0% bumps and a $60 PSF tenant improvement allowance. See “Partial Release” below.

(3)
The Blackstone Group lease includes a termination option anytime after December 2013 with 6 months prior notice with a fee equal to the unamortized portion of the tenant improvement allowance, which was $40 PSF.

(4)	Excludes 19,408 sq. ft. that does not have any rent associated with it, including the conference center, café, fitness center, management office, maintenance shop and storage units.
(5)
Vacant square footage includes 32,500 sq. ft. of building 4, which, as of June 1, 2011, has 28,813 sq. ft. offline due to a planned gut renovation expected to be completed by June 2012. Excluding the entire 32,500 sq. ft. of building 4, the occupancy as of June 1, 2011 is 89.5%.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	3	13,860	6.7%	13,860	6.7%	$70.83	7.4%	7.4%
2012	10	39,006	18.9%	52,866	25.6%	$69.58	20.4%	27.8%
2013	3	13,121	6.4%	65,987	32.0%	$84.26	8.3%	36.2%
2014	1	3,812	1.8%	69,799	33.8%	$95.40	2.7%	38.9%
2015	3	20,808	10.1%	90,607	43.9%	$106.23	16.7%	55.6%
2016	4	30,415	14.7%	121,022	58.6%	$108.92	25.0%	80.5%
2017	0	0	0.0%	121,022	58.6%	$0.00	0.0%	80.5%
2018	1	8,756	4.2%	129,778	62.9%	$77.76	5.1%	85.6%
2019	0	0	0.0%	129,778	62.9%	$0.00	0.0%	85.6%
2020	7	10,131	4.9%	139,909	67.8%	$0.00	0.0%	85.6%
2021	2	19,525	9.5%	159,434	77.2%	$97.56	14.4%	100.0%
Thereafter	0	0	0.0%	159,434	77.2%	$0.00	0.0%	100.0%
Vacant	NAP	47,030	22.8%	206,464	100.0%	NAP	NAP
Total / Wtd. Avg.	34	206,464	100.0%			$83.26	100.0%

The Loan. The Quadrus Office Park loan (the “Quadrus Office Park Loan”) is a $112.0 million fixed rate loan secured by the borrower’s fee simple interest in the 206,464 square foot Class A, office campus located at in Menlo Park, California (the “Quadrus Office Park Property”). The $112.0 million first mortgage loan has a 10-year term and amortizes on a 30-year schedule after an initial two year interest-only period. The Quadrus Office Park Loan accrues interest at a fixed rate equal to 5.1400%. Loan proceeds were used to acquire a 49.9% interest in the Quadrus Office Park Property by DivcoWest and The Public Sector Pension Investment Board. The Quadrus Office Park Loan provided a $56.11 million cash out to the seller of the 49.9% interest, the Henry J, Kaiser Family Foundation (“KFF”), as the property was not encumbered with any debt at the time of acquisition. KFF has owned the Quadrus Office Park Property since 1986 and retained a 50.1% interest in the borrowing entity. The Quadrus Office Park Loan is 53.8% loan-to-cost based on the imputed purchase price of $208.0 million. Based on the appraised value of $212.0 million as of June 13, 2011, the cut-off date LTV is 52.8% and the remaining implied equity is $100.0 million. The appraiser also determined a land value of $195.8 million, which would yield a cut-off date LTV of 57.2%. The most recent prior financing of the Quadrus Office Park Property was not included in a securitization.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2400 – 2498 Sand Hill Road Menlo Park, CA 94025	Collateral Asset Summary Quadrus Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$112,000,000 52.8% 1.49x 9.7%

The Borrower / Sponsor. The borrower, Quadrus Sand Hill LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organization structure. The sponsor of the borrower and the nonrecourse carve-out guarantors, collectively, severally and not jointly, are The Henry J. Kaiser Family Foundation (“KFF”), Public Sector Pension Investment Board (“PSP”) and Divco West Real Estate Services, LLC (“DivcoWest”). Liability for each guarantor, with respect to any loss item, is capped at the greater of (a) such guarantor’s pro rata share (DivcoWest – 5%; PSP - 47.5%; KFF – 47.5%) multiplied by the then outstanding principal balance or (b) with respect to DivcoWest, $2,800,000; with respect to PSP, $26,600,000 and with respect to KFF, 26,600,000. Liability for each guarantor upon a springing recourse event shall be capped at $5,600,000 for Divco and $53,200,000 for each of PSP and KFF. In addition, the guarantors are not liable for a breach of environmental covenants. The lender has obtained a secured creditor environmental insurance policy in lieu of such guaranty from the guarantors.

The Henry J. Kaiser Family Foundation is a California charitable trust and non-profit, private foundation dedicated to providing information and analysis on health care issues to policymakers, the media, the health care community and the general public. The Kaiser Family Foundation is headquartered in Menlo Park, CA at the Quadrus Office Park Property and operates a public affairs center in Washington, D.C. The foundation was established in 1948 by Henry J. Kaiser, a prominent American industrialist known as the father of modern shipbuilding.

The Public Sector Pension Investment Board is a Canadian crown corporation established to invest the amounts transferred by the federal government equal to the proceeds of the net contributions since April 1, 2000, for the pension plans of the Public Service, the Canadian Forces and the Royal Canadian Mounted Police, and since March 1, 2007, for the Reserve Force Pension Plan. Annual net contributions are expected to total more than $4 billion per year in the near future, and net contributions are expected to remain positive for the next two decades. Amounts are invested in fixed income instruments, Canadian and foreign equities, real estate, private equities, infrastructure and other permissible investments through in-house and external managers.

DivcoWest Real Estate Services, LLC was founded by Stuart Shiff in 2006, who had previously co-founded DivcoWest Properties in 1993. With offices in San Francisco and Boston, DivcoWest was formed as an acquisitions entity to further the historically successful real estate related investment activities of DivcoWest Properties. Since 2006, the company has made 18 investments in office/R&D buildings in California, Massachusetts and Texas totaling 3.74 million square feet. DivcoWest invests for a broad base of institutional investors and high-net worth individuals. The senior principals have worked together since DivcoWest’s founding in 2006 and have an average of over 20 years of relevant experience. Prior to 2006, DivcoWest Properties and Yale Properties (founded by Robert Mashaal prior to joining DivcoWest in 2006) purchased more than $2.0 billion of commercial real estate across the United States.

The Property. The Quadrus Office Park Property consists of eight Class A office buildings totaling 206,464 rentable sq. ft. situated on a 20.45-acre site. Located at 2400 – 2498 Sand Hill Road, just 2 miles from the Stanford University campus, the site was built in stages from 1969 to 2005 and is leased to a variety of venture capital, private equity and financial services tenants. The Quadrus Office Park Property served as the headquarters for the Saga Corporation until 1986 when it was sold to its current owner, KFF. In addition, the borrower is awaiting final approval for the commencement of construction of an additional building (“Building 9”), which would bring the total rentable square footage of the Quadrus Office Park Property to 215,213 sq. ft., an increase of 8,749 sq. ft.

The existing buildings range from one to four stories and on-site amenities include a full-service, on-site food facility for catering, restaurant dining and take-out, a comprehensive conference and meeting center available to all tenants and the public, a fitness center, an art vault housing a large private collection displayed throughout the offices and common areas, outdoor break areas and a basketball court. The Quadrus Office Park Property includes 644 parking spaces with a parking ratio of 3.12 per 1,000 square feet.

The Quadrus Office Park Property is currently 77.2% leased as of June 1, 2011 to approximately 23 tenants, with an average tenant size of 5,601 square feet per suite. The average office rent PSF of the tenants in-place (excluding storage, the café, conference center and other common use areas that do not have rent associated with them) is $94.80 PSF per year NNN. Building 4 is being held offline until the completion of a gut renovation. Excluding building 4, which accounts for 61.3% of the vacant square footage, occupancy would be 89.5% as of June 1, 2011.

The redevelopment of building 4 will include relocating the elevators, improving the window line and introducing a prominent lobby and entryway, similar to the work done in building 3. The borrower estimates building costs to be $4.6 million or $141 PSF for building 4 based on the redevelopment costs for building 3.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2400 – 2498 Sand Hill Road Menlo Park, CA 94025	Collateral Asset Summary Quadrus Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$112,000,000 52.8% 1.49x 9.7%

The borrower additionally is in the process of zoning and entitlement discussions with the City of Menlo Park for the development of a new approximately 10,652 square foot freestanding building (Building 9), which will be adjacent to Building 5. Benchmark Capital is in negotiations to lease the entirety of the proposed new building upon completion. The borrower estimates costs of $381 PSF plus tenant improvements for a total of $4.9 million. Final approvals will be contingent on the entitlements from the City of Menlo Park and neighbor approval, which management does not anticipate being an issue given that no significant sightlines exist between adjacent landowners and the new building.

The borrower intends to implement a comprehensive capital improvement plan throughout the first several years of ownership. The major items include improving campus signage and common areas such as patios, handrails, lighting, landscaping, painting and decks, for an estimated cost of approximately $2.0 million. Additionally, the planned renovation includes interior common area improvements to building 2, as well as improvements to the fitness center and the café. The borrower intends to install premier monument signage to provide a more modern feel. Campus common area improvements are underway with the existing management and will continue to be implemented. Modern lighting, landscape architecture, handrails and stonework will be updated with the goal of creating a more corporate feeling. In total, the borrower plans to invest approximately $3.0 million in capital improvements over the next three years.

Major Tenants.
The Henry J. Kaiser Family Foundation (19,525 sq. ft., 9.5% of NRA, 14.4% of Annual U/W Base Rent). The Henry J. Kaiser Family Foundation has owned the Quadrus Office Park Property since 1986 and recently executed a long-term lease for $97.56 PSF/per year NNN expiring in July 2021. The Quadrus Office Park Property serves as the national headquarters for the Kaiser Foundation, as more fully described in “The Borrowers / Sponsors” herein.

Benchmark Capital (9,696 sq. ft., 4.7% of NRA, 5.6% of Annual U/W Base Rent) Benchmark Capital has been a tenant at the Quadrus Office Park Property since 1996 and currently leases the upper floors of Building 5. Benchmark Capital recently executed an LOI for a build-to-suit for 100.0% of the new Building 9 when it is completed, which is estimated to be June 2013. Upon occupancy of Building 9, the lease will extend for 7 years at $99.00 PSF per year NNN with 3% bumps and $60 PSF in tenant improvements. Benchmark Capital is a venture capital firm specializing in early stage investments in technology driven companies, mainly based in the U.S. and Europe. The firm seeks to be the first investor in the portfolio companies, typically making initial investments between $3 million and $5 million, with investments between $5 million and $15 million over the life of its portfolio companies. Benchmark Capital was founded in 1995 and is headquartered at the Quadrus Office Park Property with additional offices in London, United Kingdom and Herzliya Pituach, Israel.

The Blackstone Group (8,922 sq. ft., 4.3% of NRA, 10.8% of Annual U/W Base Rent) The Blackstone Group (rated A+/NR/A by Fitch/Moody’s/S&P) has been a tenant at the Quadrus Office Park Property since January 2009 in building 7 and is publicly traded (NYSE: BX). The Blackstone Group, together with its subsidiaries, provides alternative asset management and financial advisory services worldwide. The company operates in four segments: Private Equity, Real Estate, Credit and Marketable Alternatives, and Financial Advisory. Blackstone Group Management L.L.C. operates as the general partner of the company. The Blackstone Group was founded in 1985 and is headquartered in New York, New York. The tenant has two, 5-year extension options with nine months prior notice.

The Market. The Quadrus Office Park Property is located midway between San Francisco and San Jose, with easy access to Interstate 280 and Highway 101, and minutes from a myriad of restaurants and retail stores that are in the Stanford Shopping Center, Sharon Heights Shopping Center, downtown Palo Alto and downtown Menlo Park. Stanford University campus, along with its Research Park, is located within two miles of the Quadrus Office Park Property, and both the San Jose International Airport and San Francisco International Airport are within 25 minutes. The San Francisco Bay area has a broad industry base, ranging from banking in San Francisco to high technology in Silicon Valley to emerging industries throughout the region. Sand Hill Road sits in the heart of Silicon Valley, which is considered to be the hub of the high-tech industry in the United States, and continues to be one of the top research and development centers in the world. Silicon Valley is home to 14 of the 2011 Fortune 500 corporations.

The Quadrus Office Park Property is located in the San Mateo South County/Menlo Park-Sand Hill submarket. Sand Hill Road consists of just 39 buildings in discreet campus settings totaling approximately 1.2 million square feet, and is often referred to as a micro-market. Stanford University owns approximately 40% of the land located in the Sand Hill Road micro-market, resulting in a premium for the remaining land. Equity from Sand Hill Road has a history of financing technological and cultural revolutions that most recently include electric automobiles, alternative fuels, social and business networking, and mobile computing. In addition, the restaurants and retail of downtown Palo Alto and Menlo Park, as well as the cultural amenities of San Francisco, are just a short drive away. In the past twenty years, there have been only two office property sales in the 1.2 million sq. ft. Sand Hill Road submarket.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2400 – 2498 Sand Hill Road Menlo Park, CA 94025	Collateral Asset Summary Quadrus Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$112,000,000 52.8% 1.49x 9.7%

Below is a chart showing sales comparables as determined by the appraiser:

Summary of Sales Comparables
Address	City	Sale Date	Year Built	Building NRA	Sale Price / Value	Adjusted Price PSF	Cap Rate	Occupancy
Quadrus Office Park	Menlo Park, CA	NAP	1969-2005	206,464	$212,000,000	$1,027	6.83%	77%
100 Hamilton Avenue	Palo Alto, CA	Mar-2011	1983	71,827	$65,000,000	$1,093	6.90%	100%
3373 & 3375 Hillview Ave	Palo Alto, CA	Jul-2009	1999	120,000	$62,730,000	$1,046	7.16%	100%
601 California Ave	Palo Alto, CA	Jan-2008	1998	112,622	$85,000,000	$1,223	5.60%	100%
1801-1899 Page Mill Rd	Palo Alto, CA	Oct-2007	1975	181,000	$95,000,000	$913	NAP	85%
2882-2884 Sand Hill Rd	Menlo Park, CA	Jun-2006	1989	133,000	$133,000,000	$1,000	NAP	100%
Source: Appraisal

Within the Menlo Park-Sand Hill submarket, Q2 2011 vacancy was 8.3%, with Class A space at 5.8%, and total rental rates were $85.44 PSF, with Class A space at $87.71 PSF. Below are recent lease comparables as provided by the borrower within the Sand Hill Road submarket highlighting rental rates ranging from $60.84 PSF NNN to $174.00 PSF NNN.
Sand Hill Road Submarket Recent Lease Comparables

Tenant	Property Address	Square Feet	Effective Rent (PSF/Year)	Date Signed	Term
Sofinnova	2800 Sand Hill Road	5,700	$66.00	1/18/2011	48 months
Sierra Ventures	2884 Sand Hill Road	9,034	$84.36	10/27/2010	36 months
Pivotal Capital Partners	2882 Sand Hill Road	800	$67.44	9/14/2010	MTM
Lucile Children's Hospital	321 Middlefield Road	1,314	$62.88	8/27/2010	100 months
Dina Partners LP	2180 Sand Hill Road	492	$73.68	6/24/2010	36 months
Analysis Group	1010 El Camino Real	4,681	$61.92	5/26/2010	120 months
Applegate & Collatos	333 Middlefield Road	14,123	$61.80	4/1/2009	60 months
Lucile Salter Packard Children's Hospital	321 Middlefield Road	1,215	$63.12	3/4/2009	124 months
Michelle A de Marta M.D.	321 Middlefield Road	2,272	$60.84	2/24/2009	120 months
Greylock Partners	2550 Sand Hill Road	13,000	$174.00	2/18/2009	144 months
Total / Wtd. Avg.		52,631	$94.06
In addition to the lease comparables presented, another data point relevant to the subject is the Rosewood Hotels & Resorts, a resort conference center built in 2008 and consisting of four new Class A office buildings totaling 100,000 square feet. Per the appraiser, this project successfully leased parts of three of the four office buildings to NEA, Oak Hill Ventures, Seligman Western Enterprises, Andreeson Capital and others at rental rates ranging from $126 to $180 PSF (NNN). The following chart depicts the most recent leases at the Quadrus Office Park Property:
Quadrus Office Park Recent Leases

Property Address	Date Signed	Effective Rent (PSF/Year)	Tenant	Term	Sq. Ft.
2484 Sand Hill Road	LOI	$108.36	Benchmark Capital	84 months	10,652
2480 Sand Hill Road	4/4/2011	$96.00	August Capital Management	84 months	8,756
2400 Sand Hill Road	7/1/2011	$97.59	Kaiser Foundation	120 months	19,525
2440 Sand Hill Road	10/08/2010	$95.40	Heidrick & Struggles	36 months	3,812
2420 Sand Hill Road	8/3/2010	$78.00	Square 1 Bank	64 months	4,462
2498 Sand Hill Road	6/10/2010	$96.00	Sterling Stamos	60 months	8,652
2440 Sand Hill Road	3/16/2010	$84.00	Rembrandt Venture Management	66 months	4,287
Total / Wtd. Avg.		$96.48			60,146
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2400 – 2498 Sand Hill Road Menlo Park, CA 94025	Collateral Asset Summary Quadrus Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$112,000,000 52.8% 1.49x 9.7%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	U/W	U/W PSF
Base Rent(1)	$12,727,664	$13,266,975	$11,946,525	$13,321,578	$64.52
Value of Vacant Space	0	0	0	5,279,879	25.57
Gross Potential Rent	$12,727,664	$13,266,975	$11,946,525	$18,601,457	$90.10
Total Recoveries	269,535	214,639	258,925	1,542,114	7.47
Total Other Income	59,469	49,886	35,746	189,545	0.92
Less: Vacancy	0	0	0	(5,279,879)	(25.57)
Effective Gross Income	$13,056,668	$13,531,500	$12,241,196	$15,053,236	$72.91
Total Operating Expenses	3,618,751	3,654,994	3,615,352	4,162,946	20.16
Net Operating Income	$9,437,917	$9,876,506	$8,625,844	$10,890,290	$52.75
TI/LC	0	0	0	412,928	2.00
Capital Expenditures	0	0	0	51,616	0.25
Net Cash Flow	$9,437,917	$9,876,506	$8,625,844	$10,425,746	$50.50
(1)	U/W Base Rent includes $321,492 of contractual rent steps through March 2012.

Property Management. The Quadrus Office Park Property is managed by Divco West Real Estate Services, Inc., a borrower affiliate.

Lockbox / Cash Management. The Quadrus Office Park Loan is structured with a hard lockbox and in place cash management. All excess cash will be swept into a lender controlled account to be used or held by lender upon an event of default or if the debt service coverage ratio for the trailing 12-month period is less than 1.12x on the last day of each calendar quarter.

Initial Reserves. At closing, the borrower deposited (i) $261,871 into a tax reserve account, (ii) $942,876 into the TI/LC reserve account, which is the sum of (a) $534,721 for existing outstanding approved leasing expenses, (b) $350,240 of August Capital free rent funds and (c) $57,915 of Sterling Stamos funds and (iii) $329,784 into the required repairs reserve.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $65,468 into a monthly tax reserve account, (ii) $4,301 into a capital expenditure account and (iii) $34,402 into a TI/LC reserve account. Additionally, monthly deposits into the insurance reserve equal to 1/12 of the insurance premiums will be required if the borrower does not maintain insurance coverage under an approved blanket policy.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Certain direct or indirect owners of the borrower are permitted to obtain mezzanine loans from a qualified lender, provided that, among other conditions, such mezzanine loans are subordinate to the Quadrus Office Park Loan, the combined LTV ratio of such mezzanine loan and the Quadrus Office Park Loan is no greater than 60%, the debt service coverage ratio for such mezzanine loan and the Quadrus Office Park Loan is equal to or greater than 1.30x and the combined debt yield of such mezzanine loan and the Quadrus Office Park Loan is no less than 9.25%.

Partial Release. The borrower has the option to develop an undeveloped portion of the Quadrus Office Park Property known as the “Building 9 Parcel” and subsequently obtain the release of the Building 9 Parcel from the lien of the mortgage. Such release is conditioned on the borrower meeting the following conditions: (i) the building on the Building 9 Parcel is completely developed in accordance with the terms of the loan documents and “lien free”; (ii) the Building 9 Parcel is a legally subdivided parcel from the rest of the Quadrus Office Park Property and is on a separate tax lot from the rest of the Quadrus Office Park Property, (iii) borrower has provided lender with evidence that the release of the Building 9 Parcel does not adversely affect the use or operation of, or access to or from, the portion of the Quadrus Office Park Property continuing to be subject to the lien of the loan documents after such release; (iv) lender has determined that after giving effect to such release, (x) DSCR with respect to the remaining property shall be no less than 1.30x, (y) the LTV of the remaining property shall be no more than 54% and (z) the combined debt yield shall be no less than 9.25% and (v) the owner of Building 9 will enter into a no-poaching agreement with lender in form satisfactory to lender with respect to the tenants at the Quadrus Office Park Property. Additionally, the borrower is not permitted to make any prepayment of outstanding principal balance of the Quadrus Office Park Loan in connection with such release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2400 – 2498 Sand Hill Road Menlo Park, CA 94025	Collateral Asset Summary Quadrus Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$112,000,000 52.8% 1.49x 9.7%

Quadrus Office Park
2400 – 2498 Sand Hill Road
Menlo Park, CA 94025
San Francisco Bay
ALAMEDA COUNTY
San Francisco Intl. Airport 15 miles
BELMONT
Belmont
San Carlos Airport
SAN CARLOS
San Carlos
Bayshore Fwy
Greco Island
Redwood City
REDWOOD CITY
Sequoia Station Shopping Ctr.
Dumbarton Bridge
Bay Front Park
Bayfront Expwy
Spring St
CALTRAIN
Bay Rd
Marsh Rd
Middlefield Rd
Ringwood Ave
University Ave
East Palo Alto
Palo Alto Airport of Santa Clara Co.
Palo Alto Municipal Golf Course
Edgewood Rd
Alameda de las Pulgas
Whipple Ave
Brewster Ave
Hudson St
Jefferson Ave
Red Morton Comm. Park
Woodside Rd
Valota Rd
ATHERTON
SAN MATEO COUNTY
El Camino Real
Menlo Park
Menlo College
MENLO PARK
Willow Rd
Farm Hill Blvd
Huddart Park
Stockbridge Ave
Atherton
Cañada College
Palo Alto
Stanford Shopping Center
PALO ALTO
Embarcadero Rd
Waverley St
Oregon Expwy
Louis Rd
Middlefield Rd
CALIFORNIA AVENUE
Alma St
Sand Hill Rd
Santa Cruz Ave
Valparaiso Ave
Alameda de las Pulgas
Bear Gulch Reservoir
Woodside
Junipero Serra Fwy
Whiskey Hill Rd
Sharon Heights Golf Club
Stanford Hospital and Clinics
Stanford Stadium
Stanford University
Stanford Univ. GC
Campus Dr
Stanford Linear Accelerator Center
Sand Hill Rd
Junipero Serra Blvd
Page Mill Rd
SANTA CLARA COUNTY
San Jose Intl. Airport 7 miles
Mountain View
SAN ANTONIO
Wunderlich County Park
SANTA CRUZ MTS.
Alpine Rd
VA Palo Alto Health Care System
Arastradero Rd
Foothill Expwy
San Antonio Rd
Los Altos Hills
Palo Alto Golf and Country Club
Los Altos
El Monte Ave
Foothill College
Palo Alto Foothills Park
Los Altos Golf & CC
Mile
San Francisco
Oakland
San Jose
Fairfield
Benicia
Richmond
Berkeley
Concord
Antioch
Walnut Creek
Danville
San Ramon
Dublin
Pleasanton
Livermore
Hayward
Fremont
Palo Alto
Woodside
Sunnyvale
Santa Clara
Cupertino
Los Gatos
Pacific Ocean
Half Moon Bay

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

Mortgage Loan Information			Property Information
Loan Seller:	STWD		Single Asset / Portfolio:	Portfolio of 8 Properties
Loan Purpose:	Refinance		Property Type:	Full Service Hospitality
Credit Estimate (Moody’s):	A1		Collateral:	Fee Simple / Leasehold
Sponsor:	Columbia Sussex Corporation		Location:	Various
Borrower:	CW Hotel Limited Partnership; Columbia		Year Built / Renovated:	Various / Various
	Properties Albuquerque, LLC; Columbia		Total Rooms:	2,342
	Properties Anchorage, L.P.; CP El Paso,		Property Management:	Columbia Sussex Management, LLC
	Ltd.; Columbia Properties Stuart, LLC;		Underwritten NOI:	$27,636,120
	Columbia Properties Columbus, LLC;		Underwritten NCF:	$23,090,431
	Columbia Properties Woburn, LLC;		Appraised Value:	$311,700,000
	Columbia Properties Alabama, LLC		Appraisal Date:	August - September, 2010
Original Balance:	$100,000,000
Cut-off Date Balance:	$100,000,000		Historical NOI
% by Initial UPB:	7.2%		Most Recent NOI:	$28,432,433 (T-12 March 31, 2011)
Interest Rate:	5.0000%		2nd Most Recent NOI:	$27,547,472 (December 31, 2010)
Payment Date:	6th of each month		3rd Most Recent NOI:	$26,435,563 (December 31, 2009)
First Payment Date:	February 6, 2011
Maturity Date:	January 6, 2016		Historical Occupancy
Amortization:	Interest Only for first 11 months; 263		Most Recent Occupancy:	60.9% (March 31, 2011)
	months thereafter		2nd Most Recent Occupancy:	60.6% (December 31, 2010)
Additional Debt(1):	$92,000,000 Mezzanine Loan		3rd Most Recent Occupancy:	56.1% (December 31, 2009)
Call Protection:	L(36), YM3(21), O(3)		(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.
Lockbox / Cash Management:	Hard / In Place		(2)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
			(3)	Monthly deposits to the FF&E Reserve shall be equal to 4.0% of Gross Income
Reserves(2)				from Operations for the immediately preceding calendar month.
	Initial	Monthly	(4)	Beginning on February 6, 2011, CapEx Reserve is to be funded with excess
				cash flow until total deposits equal $7.5 million. Funds to be allocated as
Taxes:	$1,325,497	$295,900		follows: Anchorage, Alaska Property (a maximum of $3,500,000); El Paso,
Insurance:	$0	$105,000		Texas Property (a maximum of $1,250,000); Stuart, Florida Property (a
FF&E(3) :	$0	1/12 of 4% of Gross Income		maximum of $2,000,000); and Santa Monica, California Property (a maximum
Ground Rent:	$350,000	1/12 of estimated ground	of $750,000).
		lease payments	(5)	Monthly deposits to the PIP Reserve begin on January 6, 2012, and funds are
Required Repairs:	$280,000	NAP		to be allocated as follows: a maximum of $3,000,000 for the PIP Work at the
CapEx Reserve(4):	$0	Excess Cash Flow		Birmingham, Alabama Property and a maximum of $4,000,000 for the PIP
PIP Reserve(5):	$0	$145,833		Work at the Woburn, Massachusetts Property.
			(6)	Based on amortizing debt service payments. Based on the current interest only
Financial Information				payments, the Underwritten NOI DSCR and Underwritten NCF DSCR for the
	Mortgage Loan	Total Debt		Columbia Sussex Portfolio Loan are 5.45x and 4.55x, respectively; the
Cut-off Date Balance / Room:	$42,699	$81,981		Underwritten NOI DSCR and Underwritten NCF DSCR for the total debt are
Balloon Balance / Room:	$39,482	$75,806		1.77x and 1.48x, respectively.
Cut-off Date LTV:	32.1%	61.6%
Balloon LTV:	29.7%	57.0%
Underwritten NOI DSCR(6):	4.15x	1.49x
Underwritten NCF DSCR(6) :	3.47x	1.24x
Underwritten NOI Debt Yield:	27.6%	14.4%
Underwritten NCF Debt Yield:	23.1%	12.0%
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

Property Name	Location	Rooms	% by Rooms	Year Built / Renovated	Allocated Loan Amount	Appraised Value	UW NCF	% by UW NCF
Marriott Anchorage	Anchorage, AK	392	16.7%	2000 / NAP	$25,184,472	$78,500,000	$6,702,882	29.0%
JW Marriott Le Merigot Hotel & Spa	Santa Monica, CA	175	7.5%	1999 / NAP	$18,928,456	$59,000,000	$3,547,226	15.4%
Marriott Albuquerque	Albuquerque, NM	411	17.5%	1982 / 2007	$15,752,326	$49,100,000	$3,725,841	16.1%
Marriott El Paso	El Paso, TX	296	12.6%	1982 / 2001	$11,870,388	$37,000,000	$3,288,817	14.2%
Hilton Boston Woburn	Woburn, MA	345	14.7%	1988 / 2006	$10,587,103	$33,000,000	$2,417,661	10.5%
Marriott Hutchinson Isle Resort & Marina	Stuart, FL	275	11.7%	1987, 1990 / 2006	$8,245,108	$25,700,000	$1,960,520	8.5%
Doubletree Hotel Birmingham	Birmingham, AL	298	12.7%	1973 / 2006	$5,838,948	$18,200,000	$918,846	4.0%
Courtyard Columbus West	Columbus, OH	150	6.4%	1989 / 2006	$3,593,199	$11,200,000	$528,639	2.3%
Total / Wtd. Avg.:		2,342	100.0%		$100,000,000	$311,700,000	$23,090,431	100.0%

Property Name	Interest Owned	Ground Lease Expiration	Franchise	Franchise Expiration	Occupancy (T-12 3/2011)	ADR (T-12 3/2011)	RevPAR (T-12 3/2011)
Marriott Anchorage	Fee Simple	NAP	Marriott	2018	73.7%	$131.78	$97.07
JW Marriott Le Merigot Hotel & Spa	Leasehold	2086	Marriott	2020	76.1%	$258.74	$196.90
Marriott Albuquerque	Leasehold	2063(1)	Marriott	2025	59.3%	$102.20	$60.56
Marriott El Paso	Leasehold	2041(2)	Marriott	2022	76.2%	$111.66	$85.05
Hilton Boston Woburn	Fee Simple	NAP	Hilton	2016	48.8%	$109.03	$53.16
Marriott Hutchinson Isle Resort & Marina	Fee Simple	NAP	Marriott	2023	58.8%	$125.40	$73.77
Doubletree Hotel Birmingham	Leasehold	2033	Hilton	2016	41.8%	$95.92	$40.06
Courtyard Columbus West	Fee Simple	NAP	Marriott	2026	54.5%	$93.82	$51.18
Total / Wtd. Avg.:					60.9%	$126.69	$77.20
(1)	Includes 3, 10-year extension options
(2)	Includes 2, 10-year extension options

The Loan. The Columbia Sussex Hotel Portfolio loan (the “Columbia Sussex Portfolio Loan”) is a $100.0 million fixed rate loan secured by the borrower’s fee interest in four full service hotels and leasehold interest in four full service hotels, collectively totaling 2,342 rooms and located in eight different states across the U.S. (the “Columbia Sussex Portfolio Properties”). The $100.0 million first mortgage loan has a 5-year term and amortizes on a 21.9-year schedule after an initial 11-month interest-only period. The Columbia Sussex Portfolio Loan accrues interest at a fixed rate equal to 5.0000%. Loan proceeds, along with a $92.0 million mezzanine loan, were used to retire existing debt. Based on the appraised value of $311.7 million as of August/September, 2010, the cut-off date LTV is 32.1% based on the $100.0 million Columbia Sussex Portfolio Loan. The most recent prior financing of the Columbia Sussex Portfolio Properties was not included in a securitization.

The Borrowers / Sponsor. The borrowers are as follows: CW Hotel Limited Partnership, an Ohio limited partnership; Columbia Properties Albuquerque, LLC, a Delaware limited liability company; Columbia Properties Anchorage, L.P., an Ohio limited partnership; CP El Paso, Ltd., a Kentucky limited partnership; Columbia Properties Stuart, LLC, a Delaware limited liability company; Columbia Properties Columbus, LLC, a Delaware limited liability company; Columbia Properties Woburn, LLC, a Delaware limited liability company; and Columbia Properties Alabama, LLC, a Delaware limited liability company. Each borrower is an SPE structured to be bankruptcy-remote, each with two independent directors in its organizational structure. The sponsor of the borrower is Columbia Sussex Corporation, a Kentucky corporation, and along with CSC Holdings, LLC, an Ohio limited liability company, the nonrecourse carve-out guarantor.
Columbia Sussex Corporation, headquartered in Crestview Hills, KY, is a private hospitality company owned by the Yung Family. William S. Yung started the company in 1972, and the company currently owns and operates a geographically diversified portfolio of 47 hotels and more than 15,600 rooms under such brands as: Marriott, JW Marriott, Courtyard, Renaissance, Sheraton, Westin, Hilton, Doubletree, Crowne Plaza, and Tan-Tar-A Resort & Estates.

The Properties. The Columbia Sussex Hotel Portfolio Properties consist of the borrowers’ fee and leasehold interests in 8 hotels, containing 2,342 rooms and located across 8 states. Approximately 29.6% of NOI is concentrated in the Southwest (New Mexico, Texas), 27.4% in Alaska, 16.0% in California, 13.9% in the Southeast (Florida, Alabama), 10.5% in Massachusetts, and 2.5% in Ohio. The portfolio is also diversified by franchise and brand, consisting of six Marriott Hotels and two Hilton Hotels.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

JW Marriott Le Merigot Hotel & Spa, Santa Monica, CA
Le Merigot, a JW Marriott Hotel & Spa, is a 175-room, 9-floor (3 below grade and 6 above grade as the hotel is on a gradient), full service hotel situated on a site area of 1.42± acres. The hotel opened for business in 1999 and is a Four Diamond AAA-Rated, oceanfront hotel in Santa Monica, CA. The hotel offers 8,089 square feet of indoor/outdoor meeting space, one restaurant, a lounge, full-service spa with 6 treatment rooms, outdoor swimming pool, fitness center, business center and valet parking in the parking garage (level P3). The property is encumbered by a 99-year ground lease and is in the 24th year of the lease agreement. The Columbia Sussex Portfolio Loan requires that up to $750,000 of the CapEx Reserve be allocated to renovating the lobby and spa/fitness areas of the hotel.

The Market. The JW Marriott Le Merigot Hotel & Spa is located in the city of Santa Monica, Los Angeles County, California. Market demand segmentation is estimated at 38% corporate transient, 36% group, and 26% leisure; Le Merigot’s 2010 estimated demand segmentation is 55% corporate transient, 24% group, 2% leisure, and 19% other. The market benefits from affluent and more mature neighborhoods, with a median age of 44 and median household income of $103,839, as well as from its proximity to Los Angeles entertainment venues and the Los Angeles International Airport. Santa Monica is considered to be one of the top lodging sub-markets in the Los Angeles area. Tourism is driven by attractions such as the beaches, Santa Monica Pier, and Third Street Promenade. Corporate demand is driven by the market’s proximity to the airport and the main industries in Santa Monica (entertainment, finance, and creative arts). Additionally, there is the annual eight-day American Film Market which is a big component of demand for the month of November. On the supply side, although there is developer interest in the area, there are currently no projects under construction given the tight availability of land and financing. Proposed projects are all in non-oceanfront sites.

	Historical Occupancy, ADR, and RevPAR
JW Marriott Le Merigot Hotel & Spa	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	82.1%	80.1%	70.2%	75.3%	76.1%
ADR	$289.86	$298.85	$254.21	$255.07	$258.74
RevPAR	$238.07	$239.49	$178.58	$192.04	$196.90
Competitive Set (1)(2)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	77.6%	75.7%	70.7%	77.9%	79.4%
ADR	$343.32	$353.76	$299.17	$309.72	$314.15
RevPAR	$266.50	$267.74	$211.63	$241.27	$249.57
Penetration (1)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	105.8%	105.9%	99.3%	96.6%	95.8%
ADR	84.4%	84.5%	85.0%	82.4%	82.4%
RevPAR	89.3%	89.4%	84.4%	79.6%	78.9%
(1)	Source: Smith Travel Report.
(2)
Competitive Set includes the following: Fairmont Miramar (302 rooms, opened in 1921), Shutters On The Beach (198 rooms, opened in 1993), Loews Santa Monica Beach Hotel (342 rooms, opened in 1989), Ritz-Carlton Marina Del Rey (304 rooms, opened in 1990), Casa Del Mar (129 rooms, opened in 1926).

Marriott Albuquerque, Albuquerque, NM
The Marriott Albuquerque is a 411-room, 17-story, full service hotel situated on a site area of 5.652± acres. The hotel opened for business in July 1982 and offers one restaurant, a lounge, 15,520 square feet of meeting space, including an 8,240 square foot ballroom, an indoor/outdoor swimming pool, fitness center and surface parking. The property underwent $11.0 million ($26,764/room) renovation which was completed in April 2007. The hotel is subject to a long-term ground lease, and the borrower is in a sublease with the ground tenant based on corresponding economic and extension terms; the remaining term is 22 years.

The Market. The Marriott Albuquerque is located in the city of Albuquerque, Bernalillo County, New Mexico. Albuquerque is the largest city in New Mexico. Manufacturing, the military, and high‐technology research serve as the economic drivers of the local economy. Major area employers include Kirtland Air Force Base, Sandia National Laboratories, the University of New Mexico, Intel, and several hospitals. Sandia Laboratories has been allocated significant funds for clean nuclear power research while a new fighter wing has been added to Kirtland Air Force Base. Both of these developments are expected to have a positive impact on corporate and government-related demand. Market demand segmentation is estimated at 34% corporate transient, 39% group, and 27% leisure; the subject property’s 2010 estimated demand segmentation is 43% corporate transient, 29% group, and 28% leisure/other. The market benefits from multiple accesses to state and interstate roads (I-25 and I-40) and from its proximity to Albuquerque International Airport. Group demand is driven largely by the annual balloon festival and nearby casinos. Government and military have also contributed to the group demand due to the nearby presence of Hill Air Force base. On the supply side, there are currently no projects that are planned or under construction in the market.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

	Historical Occupancy, ADR, and RevPAR
Marriott Albuquerque	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	62.3%	63.1%	55.7%	60.3%	59.3%
ADR	$113.21	$113.73	$104.03	$101.29	$102.20
RevPAR	$70.49	$71.74	$57.99	$61.06	$60.56
Competitive Set (1)(2)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	69.4%	64.7%	62.5%	64.8%	64.7%
ADR	$107.38	$112.63	$105.77	$103.85	$102.64
RevPAR	$74.54	$72.83	$66.13	$67.35	$66.45
Penetration (1)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	89.7%	97.5%	89.2%	93.0%	91.5%
ADR	105.4%	101.0%	98.4%	97.5%	99.6%
RevPAR	94.6%	98.5%	87.7%	90.7%	91.1%
(1)	Source: Smith Travel Report.
(2)
Competitive Set includes the following: Hotel Albuquerque @ Old Town (188 Rooms, opened 1975), Sheraton Hotel Uptown Albuquerque (294 Rooms, opened 1980), Hilton Albuquerque (261 Rooms, opened 1971), Doubletree Albuquerque (295 Rooms, opened 1975), Marriott Albuquerque Pyramid North (310 Rooms, opened 1986), Hyatt Regency Albuquerque (395 Rooms, opened 1990), Embassy Suites Albuquerque Hotel & Spa (261 Rooms, opened 2005).

Marriott Anchorage, Anchorage, AK
The Marriott Anchorage is a 392-room, 20-story, full-service hotel situated on a site area of 0.80± acres. The hotel was constructed in 2000 and offers a restaurant, lounge, 10,418 square feet of meeting space including a 8,122 square foot ballroom, indoor swimming pool, and fitness center. The property is located at the southeast corner of I Street and 7th Avenue in Downtown Anchorage, approximately 5 miles from the Ted Stevens Anchorage International Airport. There is a 13-space subterranean parking garage utilized primarily for valet parking, and parking agreements on two adjacent properties provide additional garage and surface parking for guests. The Columbia Sussex Portfolio Loan requires that up to $3.50 million of the CapEx Reserve be allocated to renovating the rooms and lobby areas of the hotel.

The Market. The Marriott Anchorage is located in Downtown Anchorage, Alaska. Anchorage is the largest city in Alaska and is located at the base of the Chugach Mountains along the coast of Cook Inlet in South‐Central Alaska. Anchorage is the center for state and federal government, military, transportation, air cargo, finance, and oil and gas exploration and development. The airline and cruise ship industries support strong demand in both the contract (crews) and leisure (passengers) segments. The market also benefits from its downtown location with its proximity to the new Dena’ina Convention Center (located one block from the Marriott Anchorage) and from its urban growth prospects, such as the recent $116 million expansion of the Anchorage Museum of History and Arts. Market demand segmentation is estimated at 32% corporate transient, 27% group, 26% leisure, and 15% contract; the subject property’s 2010 estimated demand segmentation is 36% corporate transient, 15% group, 8% leisure/other, and 41% contract. On the supply side, there is a 140-room full-service Hyatt Place proposed for Midtown market area, but given the challenging capital market environment, the outcome is highly questionable. Furthermore, due to its Midtown location, it is unlikely to compete with Marriott Anchorage in the Downtown submarket.

	Historical Occupancy, ADR, and RevPAR
Marriott Anchorage	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	72.3%	71.6%	65.7%	73.1%	73.7%
ADR	$137.44	$145.19	$135.55	$131.54	$131.78
RevPAR	$99.37	$103.98	$89.03	$96.12	$97.07
Competitive Set (1)(2)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	71.3%	68.7%	60.8%	64.4%	65.1%
ADR	$129.99	$136.53	$124.89	$123.60	$123.89
RevPAR	$92.62	$93.80	$75.89	$79.60	$80.70
Penetration (1)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	101.5%	104.2%	108.1%	113.5%	113.1%
ADR	105.7%	106.3%	108.5%	106.4%	106.4%
RevPAR	107.3%	110.8%	117.3%	120.8%	120.3%
(1)	Source: Smith Travel Report.
(2)
Competitive Set includes the following: Sheraton Hotel & Spa Anchorage (370 Rooms, opened 1979), Hilton Anchorage (600 Rooms, opened 1972), Millennium Anchorage (248 Rooms, opened 1986), Courtyard Anchorage Airport (154 Rooms, opened 1997), Hilton Garden Inn Anchorage (125 Rooms, opened 2002).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

Marriott El Paso, El Paso, TX
The Marriott El Paso is a 296-room, 6-story, full-service hotel situated on a site area of 8.645± acres. The hotel opened for business in 1982 and offers one restaurant, a lounge, more than 10,699 square feet of meeting space, including a 8,324 square foot ballroom, indoor/outdoor swimming pool, and fitness center. The Columbia Sussex Portfolio Loan requires that up to $1.25 million of the CapEx Reserve be allocated to renovating the lobby and common areas of the hotel.

The Market. The Marriott El Paso is located in El Paso, Texas. Given its proximity to the Mexican border, many leisure and weekend guests are from Mexico and come to El Paso for shopping and entertainment. Johnson & Johnson, Tyco and Delphi amongst others have manufacturing plants in Juarez which attract business travel to El Paso. Major economic drivers in the area include Fort Bliss/Biggs Field (home of the U.S. Army’s Air Defense Center), Butterfield Trail Industrial Park, and government security agencies such as the U.S. Marshall Service, U.S. Customs, D.E.A., and U.S. Border Patrol. Additionally, the nearby El Paso International Airport is considered a gateway to West Texas, Southern and Northern New Mexico. Corporate demand consists of airline crews from Southwest airlines. Market demand segmentation is estimated at 68% corporate transient, 15% group, and 8% leisure; the subject property’s 2010 estimated demand segmentation is estimated at 55% corporate transient, 17% leisure, 12% group, 9% contract, and 7% other. On the supply side, currently there are no contemplated projects.

	Historical Occupancy, ADR, and RevPAR
Marriott El Paso	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	75.5%	67.0%	72.8%	75.9%	76.2%
ADR	$123.02	$127.53	$114.17	$110.86	$111.66
RevPAR	$92.90	$85.42	$83.06	$84.09	$85.05
Competitive Set (1)(2)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	63.5%	66.3%	60.8%	63.9%	64.6%
ADR	$102.68	$101.91	$95.67	$97.03	$97.02
RevPAR	$65.19	$67.60	$58.17	$62.00	$62.69
Penetration (1)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	118.9%	101.0%	119.7%	118.7%	117.9%
ADR	119.8%	125.1%	119.3%	114.2%	115.1%
RevPAR	142.5%	126.4%	142.8%	135.6%	135.7%
(1)	Source: Smith Travel Report.
(2)
Competitive Set includes the following: Holiday Inn El Paso Airport (203 Rooms, opened 1963), Camino Real El Paso (359 Rooms, opened 1986), Embassy Suites El Paso (184 Rooms, opened 1976), Wyndham El Paso Airport (272 Rooms, opened 1960), Radisson Hotel El Paso Airport (239 Rooms, opened 1991), Doubletree El Paso Downtown City Center (200 Rooms, opened 2009).

Marriott Hutchinson Isle Resort & Marina, Stuart, FL
The Marriott Hutchinson Isle Resort & Marina is a 275-room, 4-story, full-service hotel consisting of two buildings and situated on a site area of 120 acres. The property offers a restaurant, Tiki Bar, Ocean Club Café, 3 swimming pools, 2 whirlpools, an on-site executive golf course (1979) with clubhouse, driving range, putting green, 13 tennis courts, fitness facilities, 77-slip marina, a playground, and over 29,000 square feet of meeting space. The guestrooms are located in two distinct venues known as the Main Building (built in 1987) and the Sandpiper Building (built in 1990). The Columbia Sussex Portfolio Loan requires that up to $2.00 million of the CapEx Reserve be allocated to renovating the rooms and lobby areas of the hotel.
The Market. Marriott Hutchinson Isle Resort & Marina is located in Stuart, Martin County, Florida, along the south side of SR-A1A, also known as NE Ocean Boulevard, between the Atlantic Ocean and the Intracoastal Waterway. The overall market is primarily driven by recreational demand (primarily golf and fishing). The lodging market is driven by the numerous local corporations as well as some leisure and group demand. Leisure demand is generated by vacation travelers and some drive-through travelers, and attractions such as state parks, natural preserves, and historical museums contribute to this demand. Florida Power & Light maintains a power plant on Hutchinson Island, and other corporate business is derived from Galaxy Aviation, Medco, Bechtel, NuCo2, Calnetix, Areva, and Stuart Jet Charter. The market also benefits from corporate group demand from the Northeast. Market demand segmentation is estimated to be 52% leisure, 26% corporate transient, and 22% group; the subject property’s demand segmentation is estimated at 31% leisure, 26% corporate transient, 25% group, and 19% other. On the supply side, there are no new or planned franchised hotels.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

	Historical Occupancy, ADR, and RevPAR
Marriott Hutchinson Isle Resort & Marina	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	64.0%	57.7%	49.3%	55.2%	58.8%
ADR	$151.89	$150.68	$132.04	$124.64	$125.40
RevPAR	$97.17	$86.92	$65.12	$68.79	$73.77
Competitive Set (1)(2)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	64.6%	62.1%	56.8%	57.7%	61.1%
ADR	$107.46	$94.96	$85.82	$84.94	$88.01
RevPAR	$69.40	$58.99	$48.76	$48.97	$53.77
Penetration (1)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	99.1%	92.9%	86.8%	95.7%	96.3%
ADR	141.3%	158.7%	153.8%	146.7%	142.5%
RevPAR	140.0%	147.4%	133.5%	140.5%	137.2%
(1)	Source: Smith Travel Report.
(2)
Competitive Set includes the following: Best Western Downtown Stuart (120 Rooms, opened 1966), Ramada Inn Stuart (118 Rooms, opened 1967), Courtyard Hutchinson Island Oceanside (110 Rooms, opened 1986).

Courtyard Columbus West, Columbus, OH
The Courtyard Columbus West is a 150-room, 4-story, full-service hotel situated on a site area of 6.286± acres. The hotel opened in 1989 as a Holiday Inn and underwent a $6.0 million ($40,000/room) renovation in 2006 to convert the property into a Courtyard by Marriott. The hotel offers one restaurant, a lounge, 5,208 square feet of meeting space, including a 4,506 square foot ballroom, indoor swimming pool, and fitness center. Situated in western Columbus off Interstate 270 and Roberts Road interchange, the hotel mainly serves as a corporate hotel to the surrounding industrial businesses. Ohio State University is roughly six miles to the east, and the hotel also captures demand from the University, especially during peak periods.

The Market. The Courtyard Columbus West is located in the city of Columbus, Franklin County, Ohio. The Westside, where the subject hotel is located, is home to several distribution/logistics companies that serve as core demand generators. Examples include In2Great, CSX, Honeywell, Central Power, Norfolk Southern, Big Lots, MSI, Hubbell, Dummen, Vertis, and Praxis. Group demand is predominantly derived from state junior high and high school sporting tournaments, particularly during the summer months. Leisure travel consists of families and sports enthusiasts attending events at Buckeye Stadium, the Columbus Zoo, the Aquarium, and the Turtle Crossings Mall. Significant demand is generated from Ohio State University which attracts visitors for football weekends, parent and alumni weekends, and graduation. Market demand segmentation is estimated at 59% corporate transient, 22% leisure, and 18% group; the subject property’s 2010 estimated demand is 61% corporate transient, 15% group, 14% leisure, and 10% other. The On the supply side, there is one 106-room Holiday Inn Columbus West that is under construction (roughly three miles from Courtyard Columbus West). However, the construction of this hotel stopped about a year ago because the developer lost the financing and the property is not expected to come online over the next year.

	Historical Occupancy, ADR, and RevPAR
Courtyard Columbus West	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	62.7%	54.1%	51.8%	55.3%	54.5%
ADR	$100.78	$105.92	$95.14	$92.32	$93.82
RevPAR	$63.20	$57.31	$49.25	$51.03	$51.18
Competitive Set (1)(2)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	61.3%	61.8%	54.1%	57.1%	56.8%
ADR	$96.95	$96.94	$90.67	$87.01	$87.59
RevPAR	$59.46	$59.95	$49.06	$49.64	$49.76
Penetration (1)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	102.2%	87.5%	95.7%	96.9%	96.0%
ADR	103.9%	109.3%	104.9%	106.1%	107.1%
RevPAR	106.3%	95.6%	100.4%	102.8%	102.9%
(1)	Source: Smith Travel Report.
(2)
Competitive Set includes the following: Crowne Plaza Columbus Dublin Ohio (215 Rooms, opened 1983), Courtyard Columbus Dublin (147 Rooms, opened 1986), Holiday Inn Express Columbus West Broad Street (49 Rooms, opened 1995), Hilton Garden Inn Columbus Grove City (87 Rooms, opened 2001), Drury Inn & Suites Columbus Northwest (147 Rooms, opened 2002), Hampton Inn Suites Columbus Hilliard (100 Rooms, opened 2002).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

Hilton Boston Woburn, Woburn, MA
The Hilton Boston Woburn is a 345-room, 7-story, full-service hotel situated on a site area of 7.984± acres. The hotel operated as a Crowne Plaza from 1988 until 2006 when the franchise affiliation was terminated. The subject then operated as an independent hotel while a $10.5 million ($30,435/Room) renovation was completed. The renovations were completed by year-end 2006, and the property commenced operation as a Hilton in November of 2006. The hotel offers one restaurant, a lounge, 9,326 square feet of meeting space, including a 7,220 square foot ballroom, an indoor swimming pool, a fitness center, and subrterranean as well as surface parking. The Loan requires that up to $4.00 million be accumulated into the PIP Reserve to address potential expenses related to renewing the franchise upon expiration in 2016.
The Market. The Hilton Boston Woburn is located in the city of Woburn, Middlesex County, Massachusetts. The market significantly benefits from its proximity to Boston and the presence of numerous universities, cultural events, and recreational attractions, especially from the compression that occurs during the high season. Logan International Airport is approximately 14 miles to the South. Major contributors to the local market include Cummings Properties, owner and operator of Cummings Office Park as well as the new Trade Center 128 which features 500,000 square feet of office space, Middlesex Superior Courthouse, and Military Entrance Placement Services through the Pentagon’s Command Management Services. The corporate base is driven by Raytheon and associated government defense travelers, L3 Communications, Charles River Labs, Analog Devices, Accellent, General Electric, Chesterton, Teradyne, Northropp Grumman, Honeywell, and Koch. Most tour and travel group business comprises groups visiting Boston and nearby Salem. Market demand segmentation is estimated at 52% corporate transient, 34% group, and 14% leisure; the subject property’s 2010 estimated demand segmentation is 54% corporate transient, 22% group, 9% contract, 9% other, and 6% leisure. On the supply side, there are no new or planned construction projects.
	Historical Occupancy, ADR, and RevPAR
Hilton Boston Woburn	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	52.3%	57.5%	41.5%	48.8%	48.8%
ADR	$111.40	$112.63	$109.56	$108.22	$109.03
RevPAR	$58.22	$64.78	$45.47	$52.85	$53.16
Competitive Set (1)(2)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	59.0%	59.3%	52.6%	63.6%	64.4%
ADR	$120.24	$124.57	$109.55	$107.01	$108.44
RevPAR	$70.97	$73.83	$57.61	$68.10	$69.85
Penetration (1)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	88.5%	97.0%	78.9%	76.8%	75.7%
ADR	92.6%	90.4%	100.0%	101.1%	100.5%
RevPAR	82.0%	87.7%	78.9%	77.6%	76.1%
(1)	Source: Smith Travel Report.
(2)
Competitive Set includes the following: Marriott Boston Burlington (419 Rooms, opened 1983), Holiday Inn Select Boston Woburn (195 Rooms, opened 1974), Sheraton Hotel Colonial Boston North Hotel & Conference Center (280 Rooms, opened 1965), Wyndham Andover (293 Rooms, opened 1987), Doubletree Hotel Boston Bedford Glen (281 Rooms, opened 1981), Courtyard Boston Woburn (120 Rooms, opened 1986), Residence Inn Boston Woburn (149 Rooms, opened 2002).

Doubletree Hotel Birmingham, Birmingham, AL
The Doubletree Hotel Birmingham is a 298-room, 14-story, full-service hotel situated on a site area of 1.60± acres. The hotel opened in 1973 and was converted from a Radisson in 2006 after an $11.0 million ($36,913/room) renovation. The hotel offers one restaurant, a lounge, 11,292 square feet of meeting space, an outdoor swimming pool, fitness center, and garage and surface parking. The Loan requires that up to $3.00 million be accumulated into the PIP Reserve to address potential expenses related to renewing the franchise upon expiration in 2016. The property is subject to a ground lease with the University of Alabama that commenced in 1970 and expires in 2033.

The Market. The Doubletree Hotel Birmingham is located in the city of Birmingham, Jefferson County, Alabama. The market significantly benefits from the presence of the University of Alabama, as well as the widespread presence of the medical facilities in the area (UAB Hospital, The Kirkland Clinic, The Callahan Eye Foundation Hospital, The Spain Rehabilitation Center, and Children’s Hospital of Alabama). Contract demand is generated from regional air carriers including Comair, Air Wisconsin, Expressjet, and ASA. Leisure demand consists of weekend leisure travel, AAA, AARP and other discounted programs with the major tourist draws being NASCAR’s race season at the nearby Talladega Speedway, the Magic City Classic, and the Aaron’s Dream Weekend. Market demand segmentation is estimated at 56% corporate transient, 25% leisure, and 20% group; the subject property’s 2010 estimated demand segmentation is 42% corporate transient, 20% contract, 17% group, 12% leisure, and 9% other. On the supply side, there are no new or planned hotel construction projects.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

	Historical Occupancy, ADR, and RevPAR
Doubletree Hotel Birmingham	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	63.8%	53.6%	44.7%	41.8%	41.8%
ADR	$107.70	$119.72	$111.08	$97.43	$95.92
RevPAR	$68.75	$64.21	$49.62	$40.75	$40.06
Competitive Set (1)(2)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	47.6%	50.1%	47.8%	45.9%	46.3%
ADR	$103.78	$106.48	$105.24	$106.63	$105.30
RevPAR	$49.35	$53.38	$50.29	$48.89	$48.73
Penetration (1)	2007	2008	2009	2010	T-12 Mar 2011
Occupancy	134.2%	107.0%	93.5%	91.2%	90.3%
ADR	103.8%	112.4%	105.6%	91.4%	91.1%
RevPAR	139.3%	120.3%	98.7%	83.3%	82.2%
(1)	Source: Smith Travel Report.
(2)
Competitive Set includes the following: Holiday Inn Birmingham Airport (220 Rooms, opened 1974), Clarion Hotel Birmingham (196 Rooms, opened 1975), Medical Center Inn (190 Rooms, opened 1974), Hampton Inn Suites Birmingham Downtown Tutwiler (149 Rooms, opened 1986), Courtyard Birmingham Downtown @ UAB (122 Rooms, opened 2005).

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	T-12 3/31/2011	U/W	U/W per Room
Occupancy	63.0%	56.1%	60.6%	60.9%	60.9%
ADR	$143.19	$129.60	$125.66	$126.69	$126.69
RevPAR	$90.28	$72.73	$76.10	$77.20	$77.20

Room Revenue	$77,381,593	$62,173,029	$65,050,360	$65,996,983	$65,996,983	$28,180
F&B Revenue	24,703,872	18,564,192	18,445,373	18,227,008	18,227,008	7,783
Other Revenue	7,718,303	6,815,819	6,590,890	6,689,771	6,689,771	2,856
Total Revenue	$109,803,768	$87,553,040	$90,086,623	$90,913,762	$90,913,762	$38,819
Operating Expenses	33,318,511	26,046,040	26,941,550	26,680,829	26,849,091	11,464
Undistributed Expenses	34,048,024	27,784,753	28,494,839	28,643,544	28,916,046	12,347
Gross Operating Profit	$42,437,233	$33,722,247	$34,650,234	$35,589,389	$35,148,625	$15,008
Total Fixed Charges	7,050,153	7,286,684	7,102,762	7,156,956	7,512,505	3,208
Net Operating Income	$35,387,080	$26,435,563	$27,547,472	$28,432,433	$27,636,120	$11,800
FF&E	5,238,158	4,185,269	4,311,771	4,354,549	4,545,688	1,941
Net Cash Flow	$30,148,922	$22,250,294	$23,235,700	$24,077,884	$23,090,431	$9,859

Property Management. The Columbia Sussex Hotel Portfolio Properties are managed by Columbia Sussex Management, LLC, a borrower affiliate.
Lockbox / Cash Management. The Columbia Sussex Portfolio Loan is structured with a hard lockbox and in place cash management. The loan documents require that all excess cash flow be funded into the CapEx Reserve Account for so long as the total deposits into the CapEx Reserve Account are less than $7.5 million (the “CapEx Cash Trap Period”). The reserve is currently being funded. When an aggregate $7.5 million has been deposited into the CapEx Reserve Account, the CapEx Cash Trap Period will terminate and all excess cash will be swept into a lender controlled account during any period (a “Cash Trap Period”) in which (i) an event of default is continuing and (ii) during any period when the debt service coverage ratio (calculated at the end of each calendar quarter and based on the trailing 12-month period) is less than (a) 1.20x for any period ending on or prior to December 31, 2012 or (b) 1.25x for any period after December 31, 2012.
Initial Reserves. At closing, the borrower deposited (i) $1,325,497 into a tax reserve account, (ii) $350,000 into a ground rent reserve account and (iii) $280,000 into a required repairs reserve account.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $295,900 into a monthly tax reserve account, (ii) $105,000 into a monthly insurance reserve account, (iii) 4% of Gross Income (based on the preceding month’s gross income) into the FF&E reserves account, (iv) 1/12 of estimated ground lease payments in the ground rent reserve account, (v) beginning on 1/6/2012, $145,833 into the PIP Reserve account and (vi) excess cash flow into the CapEx reserve account until the required $7,500,000 deposit has been achieved, and (vii) excess cash flow into the Excess Cash Flow reserve account in the event of a Cash Trap Period.

Current Mezzanine or Subordinate Indebtedness. A $92,000,000 mezzanine loan was funded by Starwood Property Mortgage, L.L.C., concurrently with the origination of the Columbia Sussex Hotel Portfolio Loan. The mezzanine loan has an interest rate of 11.26087% and is coterminous with the Columbia Sussex Portfolio Loan and is repaid under the same amortization schedule as the $100.0 million Columbia Sussex Portfolio Loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. After January 6, 2014, the Borrower is permitted to obtain a partial release of the Columbia Sussex Portfolio Properties on satisfaction of certain conditions, including: (i) payment of the Adjusted Release Price (as defined below) and (ii) payment of the adjusted release price payable under the mezzanine loan. “Adjusted Release Price” means, with respect to each property, the greater of (a) the Minimum Release Price (as defined below) and (b) an amount equal to the product obtained by multiplying the Adjusted Release Calculated Amount (as defined below) by a fraction (the outstanding principal balance of the loan divided by the sum of the outstanding principal balance of the loan and the mezzanine loan). “Minimum Release Price” means, for the applicable to property to be released, an amount equal to (i) with respect to the properties located in Anchorage, Alaska and Santa Monica, California, 125% of the allocated loan amount of such property and (ii) with respect to all other properties, 120% of the allocated loan amount of such property. “Adjusted Release Calculated Amount” shall mean, with respect to each property, an amount which would result in both: (i) the debt yield immediately after giving effect to the partial release of such property being at least equal to the greater of (x) 12.20% and (y) the debt yield as of the date immediately preceding the partial release of such property; and (ii) the loan-to-value ratio for the remaining properties following the partial release shall be not greater than 61.5%.

Substitution of Collateral. Not permitted.

Ground Leases.
JW Marriott Le Merigot Hotel & Spa
The property is subject to a long term ground lease. The lessor on the ground lease is 269 South Lafayette Park Place LLC and Santee Court Phase II Owner, LLC. The lease commenced in October 1987 and expires in October 2086, which is 70 years beyond the maturity of the Columbia Sussex Portfolio Loan. Over the first 23 years of the lease, the base rent increased from $381,640 to $1,316,000. In the 24th year, and every five years thereafter, rent is calculated as the greater of (i) the prior year rent or (ii) 9% of the fair market value of the premises. As of November 1, 2010, the lease entered its 24th year, and the new rent amount was set to $1,633,500 per year until October 31, 2015 when it will readjust based on the aforementioned calculation. The lease has an option for tenant to purchase the premise on the 20th anniversary of the lease and every five years thereafter.

Marriott Albuquerque
The property is subject to a long term ground lease. The lessor on the ground lease is Connecticut General Life Insurance Company and the Lessee is Potomac Hotel Limited Partnership (assigned from Marriott Corporation). The lease term commenced in 1980 with an opening date of 1982, and the initial term expires at the end of 50 years, on the first Saturday following the Friday closest to December 31, 2032. The tenant has three, 10-year extension options, and assuming a final expiration at the beginning of 2063, the lease expires 16 years beyond the maturity of the Columbia Sussex Portfolio Loan. The ground rent is equal to the greater of (a) a minimum base rent amount of $165,000 per year for the initial term and the greater of $165,000 per year or 10% of fair market value for the applicable extension terms and (b) percentage rent equal to 3.5% of annual gross room sales. The Borrower (as successor to NSHE Forest Hills, LLC) subleases the ground through a sublease dated January 2005 under the same economic terms and concurrent term as the ground lease (as stated above).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

Marriott El Paso
The property is subject to a long term ground lease. The lessor on the ground lease is The City of El Paso, Texas, and the Tenant is Host Hotels & Resorts, L.P.. The lease term commenced on October 17, 1980 and expires on April 30, 2021 with two, 10-year renewal options, extending the ground lease through April 2041, of which the expiration date is 5 years beyond the maturity of the Columbia Sussex Portfolio Loan. The ground rent includes percentage rent that is equal to 5% of annual gross room sales, 4% of gross revenues on alcohol sales, 2% of food sales, and 6% of miscellaneous sales and services. However, this rent is subject to a minimum and maximum base rent payment. In 1991 and for each successive 10-year period, including extension periods, the yearly minimum and maximum lease payment shall be increased to 125% of the minimum and maximum yearly rental for the preceding 10-year period. During the current period (years 2001 to 2011), the minimum rent is $271,875, and the maximum rent is $373,828; during years 2011 to 2021, the minimum rent is $339,844, and the maximum rent is $467,285. Percentage rent is capped at the maximum base rent. An additional rent, exclusive of the percentage and base rent described above) of 2.0% of gross rooms revenue is payable to Lanward Development Corporation. The borrower subleases the ground through a sublease dated July, 2003 under the same economic terms and concurrent term as the ground lease (as stated above).

Doubletree Hotel Birmingham
The property is subject to a ground lease with the University of Alabama. The lease term commenced in 1970, and after an initial 30-year term and three, 10-year extensions, expires on September 30, 2033 which is 17 years beyond the maturity of the Columbia Sussex Portfolio Loan. The ground rent is calculated as the greater of minimum rent and percentage rent. Minimum rent for the first 30 years was $52,000 and increased to $54,600 during years 30 – 35 (increase based on a CPI adjustment and subject to a 5% maximum increase). For each subsequent 5-year period, the minimum base rent will be increased by a CPI adjuster subject to a 5% maximum increase. The current minimum monthly ground rent is $4,778, or $57,330 per year. The percentage rent is equal to base minimum rent plus 1.5% of annual gross room sales and 5% of other lease income.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Columbia Sussex Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$100,000,000 32.1% 4.15x 27.6%

Columbia Sussex Hotel Portfolio
1 Marriott Anchorage — Anchorage, AK
2 JW Marriott Le Merigot Hotel & Spa — Los Angeles, CA
3 Marriott Albuquerque — Bernalillo, NM
4 Marriott El Paso — El Paso, TX
5 Hilton Boston Woburn — Middlesex, MA
6 Marriott Hutchinson Isle Resort & Marina — Martin, FL
7 Doubletree Hotel Birmingham — Jefferson, AL
8 Courtyard Columbus West — Franklin, OH
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The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1365 North DuPont Highway Dover, Delaware, 19901	Collateral Asset Summary Dover Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$94,000,000 72.9% 1.33x 9.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1365 North DuPont Highway Dover, Delaware, 19901	Collateral Asset Summary Dover Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$94,000,000 72.9% 1.33x 9.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	The Mills Limited Partnership		Collateral:	Fee Simple/Leasehold
Borrower:	Dover Mall, LLC; Dover Commons,		Location:	Dover, DE
	LLC		Year Built / Renovated:	1982 / 2000
Original Balance:	$94,000,000		Total Sq. Ft.:	886,334
Cut-off Date Balance:	$94,000,000		Total Collateral Sq. Ft.(3):	553,854
% by Initial UPB:	6.7%		Property Management:	Simon Management Associates II, LLC
Interest Rate:	5.5705%		Underwritten NOI:	$8,582,271
Payment Date:	6th of each month		Underwritten NCF:	$8,052,307
First Payment Date:	September 6, 2011		Appraised Value:	$129,000,000
Maturity Date:	August 6, 2021		Appraisal Date:	July 8, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(92), O(4)		Most Recent NOI:	$8,758,245 (December 31, 2010)
Lockbox / Cash Management:	Hard / In Place		2nd Most Recent NOI:	$8,544,390 (December 31, 2009)
			3rd Most Recent NOI:	$7,963,832 (December 31, 2008)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	Springing	Most Recent Occupancy(3) :	91.3% (June 16, 2011)
Insurance:	$0	Springing	2nd Most Recent Occupancy(3) :	87.0% (December 31, 2010)
Replacement:	$0	Springing	3rd Most Recent Occupancy(3) :	89.0% (December 31, 2009)
TI/LC:	$0	Springing	4th Most Recent Occupancy(3) :	89.6% (December 31, 2008)
Ground Rent:	$0	Springing	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(2)	Based on the collateral sq. ft. of 553,854.
Financial Information			(3)	Excludes Boscov’s and JCPenney, which are not part of the collateral.
Cut-off Date Balance / Sq. Ft.(2):		$170
Balloon Balance / Sq. Ft.(2):		$142
Cut-off Date LTV:		72.9%
Balloon LTV:		61.0%
Underwritten NOI DSCR:		1.33x
Underwritten NCF DSCR:		1.25x
Underwritten NOI Debt Yield:		9.1%
Underwritten NCF Debt Yield:		8.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1365 North DuPont Highway Dover, Delaware, 19901	Collateral Asset Summary Dover Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$94,000,000 72.9% 1.33x 9.1%

Anchor and Major Tenant Summary
Non-Owned Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.	U/W Annual Base Rent PSF(2)	% of Owned U/W Base Rent(3)	Lease Expiration	2010 Total Sales (000s)	Sales PSF(4)	Occupancy Cost (% of Sales)
Boscov’s	NR/NR/NR	216,000	NAP	NAP	NAP	NAP	$40,200	$186	NAP
JCPenney	BBB-/Ba1/BB+	116,480	NAP	NAP	NAP	NAP	$15,700	$135	NAP
Subtotal		332,480					$55,900	$168

Anchor Tenants
Macy’s(5)	BBB-/Ba1/BBB-	139,907	25.3%	$1.61	3.0%	8/31/2052	$11,600	$83	1.9%
Sears(6)	B/Ba3/B+	111,309	20.1%	$2.38	3.5%	8/31/2012	$14,023	$126	2.7%
Subtotal		251,216	45.4%	$1.95	6.6%		$25,623	$102	2.4%

Movie Theater
Carmike Cinemas(7)	NR/B2/B-	42,703	7.7%	$7.59	4.3%	1/31/2019	$5,381	$126	17.4%
Subtotal		42,703	7.7%	$7.59	4.3%		$5,381	$126	17.4%

Major In-Line Tenants
Old Navy	BBB-/ Baa3/BB+	20,647	3.7%	$12.11	3.3%	1/31/2013	$3,249	$157	9.2%
Chuck E. Cheese's(8)	NR/NR/NR	10,724	1.9%	$9.79	1.4%	1/31/2013	$970	$90	14.0%
Pier 1 Imports	NR/NR/NR	8,956	1.6%	$14.50	1.7%	2/28/2013	$955	$107	15.4%
Charlotte Russe	NR/NR/NR	7,060	1.3%	$18.65	1.8%	1/31/2013	$1,088	$154	24.2%
FYE(9)	NR/NR/NR	7,055	1.3%	$17.01	1.6%	1/31/2013	$1,451	$206	8.3%
Victoria's Secret	BB+/Ba1/BB+	6,168	1.1%	$28.00	2.3%	1/31/2017	$2,505	$406	11.6%
Shoe Dept.	NR/NR/NR	6,082	1.1%	$23.94	2.0%	6/14/2012	$1,665	$274	16.9%
Subtotal		66,692	12.0%	$15.82	14.1%		$11,882	$178	12.9%

Other(10)	Various	145,229	26.2%	$38.55	75.0%	Various		$383	15.7%
Vacant	NAP	48,014	8.7%	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(11)		886,334	100.0%	$14.76	100.0%			$310	15.1%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent includes underwritten rent steps and percentage in lieu rent that was calculated based on YE 2010 sales.
(3)	Percentage of Owned U/W Base Rent is based on total occupied underwritten base rent of $7,466,626 which includes $118,076 of underwritten rent steps and $257,740 of percentage in lieu rent.
(4)	Sales PSF are based on YE 2010 sales PSF figures and are estimates provided by the borrower.
(5)	Macy’s has nine, 5-year extension options.
(6)	Sears has five, 5-year extension options.
(7)	Carmike Cinemas’ sales equate to $384,358 on a per-screen basis.
(8)
Chuck E. Cheese’s has the right to cease conducting business on its premises if its annual sales fall below $1 million or exceed $1.35 million provided that it do so within 90 days following the end of its lease year.

(9)	FYE may terminate its lease on January 31 of each year during its extension lease term, which has commenced.
(10)	Other Sales PSF and Occupancy Cost include only tenants who reported YE 2010 sales.
(11)
Weighted average U/W annual base rent PSF based on collateral square footage of 553,854. Total Sales PSF and Occupancy Cost includes only tenants who reported YE 2010 sales and excludes anchor tenants and the movie theater.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1365 North DuPont Highway Dover, Delaware, 19901	Collateral Asset Summary Dover Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$94,000,000 72.9% 1.33x 9.1%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)	% Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,640	0.3%	1,640	0.3%	$18.29	0.4%	0.4%
2011	10	12,033	2.2%	13,673	2.5%	$28.39	4.6%	5.0%
2012	13	139,075	25.1%	152,748	27.6%	$9.32	17.4%	22.3%
2013	14	70,867	12.8%	223,615	40.4%	$18.99	18.0%	40.4%
2014	13	24,352	4.4%	247,967	44.8%	$38.49	12.6%	52.9%
2015	13	15,450	2.8%	263,417	47.6%	$51.82	10.7%	63.6%
2016	8	24,033	4.3%	287,450	51.9%	$33.43	10.8%	74.4%
2017	5	13,433	2.4%	300,883	54.3%	$36.41	6.6%	80.9%
2018	4	10,917	2.0%	311,800	56.3%	$33.65	4.9%	85.9%
2019	2	43,933	7.9%	355,733	64.2%	$11.00	6.5%	92.3%
2020	2	3,615	0.7%	359,348	64.9%	$32.08	1.6%	93.9%
2021	2	6,585	1.2%	365,933	66.1%	$35.21	3.1%	97.0%
Thereafter	1	139,907	25.3%	505,840	91.3%	$1.61	3.0%	100.0%
Vacant	NAP	48,014	8.7%	553,854	100.0%	NAP	NAP
Total / Wtd. Avg.	88	553,854	100.0%			$14.76	100.0%
(1)	Annual Base Rent PSF includes underwritten rent steps and percentage in lieu rent that was calculated based on YE 2010 sales.

The Loan. The Dover Mall and Commons loan (the “Dover Mall and Commons Loan”) is a $94.0 million, fixed rate loan secured by the borrower’s fee simple and leasehold interests in the 886,334 square foot single level, enclosed super regional mall and community center located at 1365 North DuPont Highway, Dover, Delaware (the “Dover Mall and Commons Property”). The $94.0 million first mortgage loan has a 10-year term and amortizes on a 30-year schedule. The Dover Mall and Commons Loan accrues interest at a fixed rate equal to 5.5705%. Loan proceeds, together with approximately $4.6 million from the sponsor, were used to, among other things, retire existing debt and pay the associated prepayment premium, together totaling approximately $99.2 million. Based on the appraised value of $129.0 million as of July 8, 2011, the cut-off date LTV is 72.9%. The most recent prior financing of the Dover Mall and Commons Property was not included in a securitization.

The Borrower / Sponsors. The borrowers, Dover Mall, LLC and Dover Commons, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrowers are currently owned and controlled by The Mills Limited Partnership (approximately 68%) and Herbert S. Miller (approximately 32%). The Mills Limited Partnership is a 50/50 joint venture of Simon Property Group, Inc. (“SPG”) (NYSE: SPG) and Farallon Capital Management LLC (“Farallon”). SPG and Farallon acquired The Mills Corporation in April 2007 for approximately $8 billion (including approximately $6 billion of assumed debt and preferred stock). Prior to the acquisition, The Mills Corporation was publicly traded (NYSE: MLS). The Mills Corporation was the general partner and owner of The Mills Limited Partnership.

SPG owns, develops and manages retail real estate properties, which consist primarily of regional malls, premium outlet centers, value-oriented super regional malls known as the “Mills”, and community/lifestyle centers. SPG is the largest real estate company in the U.S. The company currently owns or has an interest in 391 properties comprising 262 million square feet of gross leasable area in North America, Europe and Asia. SPG is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide.

Farallon is a global, San Francisco-based investment management company that manages discretionary equity capital on behalf of largely institutional investors such as university endowments, foundations, and pension plans. Farallon was founded in March 1986 by Thomas F. Steyer. Farallon invests in public and private debt and equity securities, direct investments in private companies and real estate. Farallon invests in real estate across all asset classes around the world, including the United States, Europe, Latin America and India. According to Institutional Investor’s 2011 Hedge Fund 100 Ranking, Farallon has over $21.5 billion in fund capital, ranking it the 12th largest hedge fund in the world.

Herbert S. Miller founded Western Development Corporation in 1967 and created The Mills value-oriented super regional mall concept in the 1980s. To expand The Mills business, Miller founded The Mills Corporation, which he capitalized in 1993 with a $1.3 billion public offering on the NYSE. Miller served as CEO of The Mills Corporation until 1995, when he retired to pursue development opportunities. Today, Miller serves as Chairman Emeritus of Westmill Capital, his family’s real estate investment company.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1365 North DuPont Highway Dover, Delaware, 19901	Collateral Asset Summary Dover Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$94,000,000 72.9% 1.33x 9.1%

The Property. Situated on over 150.6 acres, the Dover Mall and Commons Property was built in 1982 and renovated in 2000. The Dover Mall and Commons Property was designed as a one-level destination indoor mall with 886,334 square feet, of which 553,854 square feet is collateral for the Dover Mall and Commons Loan. The Dover Mall and Commons Property is anchored by Macy’s (139,907 sq. ft.), Sears (111,309 sq. ft.), Boscov’s (216,000 sq. ft., not part of collateral), JCPenney (116,480 sq. ft., not part of collateral) and Carmike Cinemas (14 screens). The Dover Mall and Commons Property has a rectangular design, with JCPenney and Macy’s anchoring the east and west ends, respectively, and Boscov’s and Sears anchoring the northwest and southeast ends, respectively. Carmike Cinemas is located on the east side of the Dover Mall and Commons Property. The site is located along U.S. Route 13/Dupont Highway, a major north/south highway in Delaware that traverses the entire length of the state, connecting major cities in Delaware such as Dover, Wilmington and Seaford.

The Dover Mall and Commons Property is 91.3% occupied as of June 16, 2011. In-line tenants include premier retailers such as Old Navy, American Eagle Outfitters, Victoria’s Secret and Hollister. In-line (<10,000 sq. ft.) tenant sales for the Dover Mall and Commons Property were approximately $47.5 million in 2010, averaging $318 PSF, which was in line with 2009. Average occupancy cost for these tenants was 15.3%. Total sales for reporting tenants in 2010 were approximately $88.6 million.

The Dover Mall and Commons Property is situated in the primary retail corridor of Dover, the state capital of Delaware, and is the only enclosed shopping mall within 30 miles. Further, the Dover Mall and Commons Property is located adjacent to Delaware State University which has an enrollment of 3,700 students and the Dover International Speedway, where NASCAR stock car races occur twice a year and attract over 100,000 visitors. The Dover Mall and Commons Property is also located next to the Dover Downs Hotel and Casino, one of three racinos operating in Delaware. The racing activities consist of harness racing with pari-mutuel wagering. In addition, the casino operates video lottery terminals and slot games, and recently added table games. The Dover Mall and Commons Property also draws the student population from Wesley College, Delaware Technical & Community College and Wilmington University, all three colleges within 5 miles of the Dover Mall and Commons Property. The Dover Air Force Base, located 10 miles south of the Dover Mall and Commons Property, is the largest employer in the area and serves as a primary driver to the Dover Mall and Commons Property. The base has an economic impact of more than $470 million on the local economy and acts as a main driver to the Dover Mall and Commons Property. The Carmike Cinema (featuring 14 screens that grossed $384,358 per screen in 2010) is a major draw to the Dover Mall and Commons Property. Dover is located approximately 90 miles south of Philadelphia, PA and approximately 80 miles east of Washington DC. Delaware is well known for having tax-free shopping, creating a major shopping destination for people from neighboring cities and states.

The chart below details the Dover Mall Property’s tenancy by general type.

Dover Mall and Commons Tenant Type Summary
Tenant Type	Total Sq. Ft.	% of Owned Sq. Ft.	U/W Annual Base Rent PSF(1)	% of Total U/W Base Rent(1)	Average Remaining Lease Term (Yrs)	2010 Sales PSF	Occupancy Cost %
Anchor Tenants (non-owned)	332,480	NAP	NAP	NAP	NAP	$168	NAP
Anchor Tenants	251,216	45.4%	$1.95	6.6%	23.4	$102	2.4%
Theater	42,703	7.7%	$7.59	4.3%	7.5	$126	17.4%
In-Line > 10,000	31,371	5.7%	$11.32	4.8%	1.5	$134	10.3%
In-Line < 10,000	174,890	31.6%	$31.46	73.7%	3.2	$318	15.3%
Food Court	4,640	0.8%	$80.63	5.0%	4.7	$1,090	12.8%
Kiosk	1,020	0.2%	$413.86	5.7%	2.2	$1,628	27.2%
Vacant	48,014	8.7%	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(2)	553,854	100.0%	$14.76	100.0%
(1)	U/W Annual Base Rent PSF and % of Total U/W Base Rent includes underwritten rent steps and percentage in lieu rent that was calculated based on YE 2010 sales.
(2)	Excludes anchor space that is not part of the collateral.

The Market. The Dover Mall and Commons Property is located in the Dover MSA. Dover is one of the fast-growing areas in the state of Delaware, due in large part to the relatively low cost of living. As of 2010, the estimated population within a five-, 10-, and 15-mile radius of the Dover Mall and Commons Property was 57,947, 117,368 and 148,912, respectively, with annual household incomes of $60,216, $63,228, and $63,510, respectively. Dover’s recovery is slowly gaining traction with private job growth strengthening and industrial production at a more than two-year high. Dover’s recovery is expected to further strengthen slowly in the second half of 2011. Consumer spending and housing is expected to show more improvement in 2012, aided by strong population growth.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1365 North DuPont Highway Dover, Delaware, 19901	Collateral Asset Summary Dover Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$94,000,000 72.9% 1.33x 9.1%

Between 2000 and 2010, the population within the primary trade area (10-mile radius) increased at a compound annual rate of 2.5%. This rate of growth exceeds both the state and national averages. This trend is expected to continue into the near future albeit at a slightly slower pace. Expanding to the total trade area (15-mile radius), population is expected to increase 1.9% per annum over the next five years.

The Dover Mall and Commons Property is the only enclosed mall within 30 miles. Additionally, due to Delaware’s tax-free shopping which is not offered by its surrounding states, the Dover Mall and Commons Property attracts shoppers from Maryland, Virginia, Pennsylvania and Washington, D.C.

The chart below details the Dover Mall and Commons Property’s competitive set.

Competitive Property Summary(1)
Property	Owner	Built / Renovated	Total GLA	Anchor Tenants	Occupancy %	Proximity (miles)
Dover Mall and Commons	The Mills Limited Partnership and Herbert S. Miller	1982 / 2000	886,334	Boscov’s, JCPenney, Macy’s, Sears	95%(2)	Subject
Christiana Mall	General Growth Properties	1978 / 2009	1,113,738	JCPenney, Macy’s, Nordstrom, Target	96%	34.0
Centre at Salisbury	Macerich	1989 / 2005, 2008	856,895	Boscov’s, Dick’s Sporting Goods, JCPenney, Macy’s, Sears, Regal Cinema	96%	55.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including any non-owned anchors.

The Dover Mall and Commons Property is competitive with two other regional malls, neither of which operate within its trade area. The competitive retail landscape within the trade area is substantially limited to various community centers, with the Dover Mall and Commons Property holding a competitive advantage due to its location proximate to a university and a tourist attraction such as the Dover International Speedway. Christiana Mall is the most significant competitor; however, that mall is located over 30 miles north of the Dover Mall and Commons Property, well outside of its primary trade area.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	U/W	U/W PSF(1)
Base Rent(2)	$7,585,321	$7,662,185	$7,475,999	$7,725,660	$13.95
Value of Vacant Space	0	0	0	1,523,443	2.75
Gross Potential Rent	$7,585,321	$7,662,185	$7,475,999	$9,249,103	$16.70
Total Recoveries	3,465,903	3,505,630	3,991,455	3,816,793	6.89
Total Other Income	1,613,862	1,630,227	1,576,356	1,475,386	2.66
Less: Vacancy(3)	(0)	(0)	(0)	(1,523,443)	(2.75)
Effective Gross Income	$12,665,086	$12,798,042	$13,043,810	$13,017,839	$23.50
Total Operating Expenses	4,701,254	4,253,652	4,285,565	4,435,568	8.01
Net Operating Income	$7,963,832	$8,544,390	$8,758,245	$8,582,271	$15.50
TI/LC	0	0	0	419,194	0.76
Capital Expenditures	0	0	0	110,771	0.20
Net Cash Flow	$7,963,832	$8,544,390	$8,758,245	$8,052,307	$14.54
(1)	U/W PSF based on collateral square footage of 553,854.
(2)	Historical Base Rent includes percentage rent. U/W Base Rent includes $259,034 of overage rent, $257,740 of percentage in lieu rent, and $118,076 of underwritten rent steps.
(3)	U/W vacancy of 11.7% of gross income.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1365 North DuPont Highway Dover, Delaware, 19901	Collateral Asset Summary Dover Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$94,000,000 72.9% 1.33x 9.1%

Anchor Tenants Historical Sales PSF(1)
Tenant	2008	2009	2010
JCPenney (Non-Owned Anchor Tenant)	$140	$120	$135
Sears	$158	$126	$126
Boscov’s (Non-Owned Anchor Tenant)	$187	$178	$186
Macy’s	$84	$79	$83
Total / Wtd. Avg.	$148	$133	$140
(1)	Historical Sales PSF shown in the table above is based on historical operating statements provided by the borrower.

Property Management. The Dover Mall and Commons Property is managed by Simon Management Associates II, LLC, an affiliate of SPG and the borrowers.

Lockbox / Cash Management. The Dover Mall and Commons Loan is structured with a hard lockbox and in place cash management. All excess cash, after required payments or deposits per the Dover Mall and Commons Loan documents, will be swept into an excess cash flow reserve account (i) upon an event of default, (ii) if the DSCR is less than 1.10x for two consecutive quarters, (iii) upon the occurrence of a bankruptcy of the guarantor or property manager or (iv) if Sears does not give notice of renewal by September 30, 2011 (each, a “Cash Sweep Event”). If a Cash Sweep Event is caused by failure of Sears to give notice of renewal by September 30, 2011, funds on deposit in the excess cash flow reserve account may be used for tenant improvements and leasing commissions in connection with the space leased to Sears; otherwise, such funds shall be held as additional collateral for the Dover Mall and Commons Loan.

Initial Reserves. None.

Ongoing Reserves. Upon the occurrence of a Cash Sweep Event, the borrower is required to deposit on a monthly basis to (i) the tax reserve account, 1/12 of the real estate taxes payable during the next twelve months, (ii) the insurance reserve account, 1/12 of the cost of the annual premium to renew the required insurance policies, (iii) the replacement reserve account, $9,230 (not to exceed $221,522 in the aggregate), (iv) the TI/LC reserve account, $34,613 (not to exceed $830,710 in the aggregate) and (v) the ground lease reserve account, 1/12 of the total ground rent payable during the next twelve months.

Current Mezzanine or Subordinate Interest. None.

Future Mezzanine or Subordinate Indebtedness. None.

Release, Addition and Substitution of Property. The Dover Mall and Commons Loan documents permit the borrower to obtain the release of an approximately 80-acre portion of the Dover Mall and Commons Property (the “Development Parcel”) from the lien of the mortgage in connection with the sale or conveyance of such Development Parcel upon the satisfaction of certain conditions set forth in the Dover Mall and Commons Loan documents as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Assets—Property Releases” in the Prospectus Supplement.

Ground Lease. A 2.6 acre portion of the Dover Mall and Commons Property, consisting of a portion of the parking lot and ring road, is subject to a long-term ground lease. A 0.85 acre portion of this ground leased parcel has been subleased to Boscov’s. The lessor under the ground lease is The Delaware Department of Public Safety. The ground lease commenced in September 1981 and expires in September 2021, with two, 10-year extension options, bringing the ground lease expiration date to September 2041, approximately 20 years following the maturity of the Dover Mall and Commons Loan. Ground lease rent for the first 5 years was $3,600.00 per year. For the initial 40-year term of this ground lease, the rent payable is scheduled to be increased at the end of each 5 year period by an amount equal to 5% of the annual rent owed for the previous year. The leasehold estate is prior to all liens and encumbrances on the fee estate, including fee mortgage. The ground lease is assignable without the ground lessor’s consent; however the ground lease cannot be amended or terminated without the lender’s consent. The ground lease provides for notice of defaults to the lender and provides for Lender’s right to cure defaults

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1365 North DuPont Highway Dover, Delaware, 19901	Collateral Asset Summary Dover Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$94,000,000 72.9% 1.33x 9.1%

Based on rent roll dated 6/16/2011
* Boscov’s and JCPenney are non-owned anchors and thus are not part of the collateral for the Dover Mall and Commons Mortgage Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1365 North DuPont Highway Dover, Delaware, 19901	Collateral Asset Summary Dover Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$94,000,000 72.9% 1.33x 9.1%

Dover Mall and Commons
1365 North DuPont Highway
Dover, DE 19901
Wilmington 39 miles
Smyrna
Big Oak Park
Garrisons Lake
Snowland
Leipsic River
Leipsic
KENT COUNTY
Cheswold
Delaware Airpark
Bombay Hook National Wildlife Refuge
Wilmington University Dover Campus
Delaware Technical and Comm. College
Delaware State University
Dover International Speedway
Dover Downs Hotel & Casino
Octagonal School House
Silver Lake
Dover
Biggs Museum of American Art
Delaware State Capitol
Bayhealth Medical Ctr.
Schutte Park
Puncheon Run Connector
Rodney Village
Dover Air Force Base
USAF Hospital-Dover
Wilmington Univ-Dover AFB Campus
Little Creek Wildlife Area
Delaware Bay
Wyoming
Camden
Highland Acres
Lebanon
Rising Sun
John Dickinson Plantation
Ted Harvey Wildlife Area
Woodside
Magnolia
PENNSYLVANIA
Philadelphia
Wilmington
NEW JERSEY
DELAWARE
MARYLAND
Atlantic Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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2 South Biscayne Boulevard Miami, FL 33131	Collateral Asset Summary One Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$83,000,000 52.5% 2.44x 15.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2 South Biscayne Boulevard Miami, FL 33131	Collateral Asset Summary One Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$83,000,000 52.5% 2.44x 15.1%

Mortgage Loan Information			Property Information
Loan Seller(1):	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	One Biscayne Tower, LLC		Collateral:	Fee Simple
Borrower:	One Biscayne Tower, LLC		Location:	Miami, FL
Original Balance:	$83,000,000		Year Built / Renovated:	1971 / NAP
Cut-off Date Balance:	$83,000,000		Total Sq. Ft.:	691,783
% by Initial UPB:	5.9%		Property Management:	Institutional Property Managers, Inc.
Interest Rate:	6.1700%		Underwritten NOI:	$12,492,042
Payment Date:	1st of each month		Underwritten NCF:	$11,233,607
First Payment Date:	September 1, 2006		Appraised Value:	$158,000,000
Maturity Date:	August 1, 2016		Appraisal Date:	May 2, 2011
Amortization:	Interest Only
Additional Debt:	None		Historical NOI
Call Protection:	YM1(116), O(4)		Most Recent NOI:	$11,633,804 (December 31, 2010)
Lockbox / Cash Management:	None		2nd Most Recent NOI:	$11,109,012 (December 31, 2009)
			3rd Most Recent NOI:	$9,653,081 (December 31, 2008)
Reserves
	Initial	Monthly	Historical Occupancy
None	NAP	NAP	Most Recent Occupancy:	87.0% (May 31, 2011)
			2nd Most Recent Occupancy:	90.4% (December 31, 2010)
Financial Information			3rd Most Recent Occupancy:	85.8% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.:		$120	(1)	The One Biscayne Loan was originated by Bank One Texas, National
Balloon Balance / Sq. Ft.:		$120	Association, assigned to the Northwestern Mutual Life Insurance
Cut-Off Date LTV:		52.5%	Company, assigned to and amended and restated by an affiliate of J.P.
Balloon LTV:		52.5%	Morgan Investment Management, Inc. (“JPMIM”), and purchased by
Underwritten NOI DSCR:		2.44x	GACC in June 2011.
Underwritten NCF DSCR:		2.19x
Underwritten NOI Debt Yield:		15.1%
Underwritten NCF Debt Yield:		13.5%
Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent PSF	% of Total Annual U/W Base Rent	Lease Expiration
Terremark Worldwide, Inc.	A/A3/A-	50,727	7.3%	$35.55	9.7%	6/30/2019(2)
Banco Sabadell, SA	A-/A3/A	32,264	4.7%	$31.56	5.5%	11/30/2016(3)
E.E.O.C. (GSA)	AAA/Aaa/AAA	29,134	4.2%	$27.56	4.3%	MTM
JP Morgan Trust Company NA	AA-/Aa3/A+	26,811	3.9%	$30.07	4.3%	12/31/2011
Gunster Yoakley & Stewart PA	NR/NR/NR	26,168	3.8%	$32.75	4.6%	5/31/2014
Subtotal / Wtd. Avg.		165,104	23.9%	$32.03	28.5%

Other	Various	436,943	63.2%	$30.33	71.5%	Various
Vacant	NAP	89,736	13.0%	NAP	NAP	NAP
Total / Wtd. Avg.		691,783	100.0%	$30.79	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Terramark Worldwide, Inc. lease includes a termination option in June 2015, with 12 months prior notice and a termination fee of $2,760,858.
(3)	Banco Sabadell, SA has a 390 square foot storage space that expires July 31, 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2 South Biscayne Boulevard Miami, FL 33131	Collateral Asset Summary One Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$83,000,000 52.5% 2.44x 15.1%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	29,134	4.2%	29,134	4.2%	$27.56	4.3%	4.3%
2011	40	48,366	7.0%	77,500	11.2%	$25.69	6.7%	11.0%
2012	14	69,505	10.0%	147,005	21.3%	$28.17	10.6%	21.6%
2013	12	40,461	5.8%	187,466	27.1%	$35.23	7.7%	29.3%
2014	14	79,164	11.4%	266,630	38.5%	$34.59	14.8%	44.1%
2015	9	56,558	8.2%	323,188	46.7%	$21.31	6.5%	50.6%
2016	8	80,879	11.7%	404,067	58.4%	$32.26	14.1%	64.6%
2017	12	49,666	7.2%	453,733	65.6%	$30.61	8.2%	72.8%
2018	3	34,686	5.0%	488,419	70.6%	$37.23	7.0%	79.8%
2019	6	94,943	13.7%	583,362	84.3%	$33.23	17.0%	96.8%
2020	5	18,685	2.7%	602,047	87.0%	$31.53	3.2%	100.0%
2021	0	0	0.0%	602,047	87.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	602,047	87.0%	$0.00	0.0%	100.0%
Vacant	NAP	89,736	13.0%	691,783	100.0%	NAP	NAP
Total / Wtd. Avg.	125	691,783	100.0%			$30.79	100.0%
The Loan. The One Biscayne loan (the “One Biscayne Loan”) is a $83.0 million fixed rate loan secured by the borrower’s fee simple interest in the 691,783 square foot Class B+ office located at 2 South Biscayne Boulevard in Miami, Florida (the “One Biscayne Property”). The $83.0 million first mortgage loan has a 10-year interest-only term with approximately 5 years remaining, and accrues interest at a fixed rate equal to 6.1700%. The One Biscayne Loan was assigned to and amended and restated by an affiliate of J.P. Morgan Investment Management, Inc. in 2006 and purchased by GACC in June 2011. In connection with the purchase, GACC obtained an appraisal, new engineering and environmental reports and updated title searches. For information, see "Risk Factors—Risks Related to the Mortgage Assets -- The JPMIM Mortgage Assets Were Not Specifically Originated for Securitization” and “—Seasoned Mortgage Assets Present Additional Risks of Repayment” in the prospectus supplement. Loan proceeds were used to retire existing debt of $39.5 million and repay an equity contribution of $35.0 million from School Employees Retirement Board of Ohio, a fund previously managed by L&B Realty Advisors, giving the borrower an approximate cash out of $7.6 million at closing. As a replacement of School Employees Retirement Board of Ohio, Dow Chemical Employees’ Pension Plan and Union Carbide Employees’ Pension Plan collectively contributed $35.0 million of equity (80% and 20%, respectively) to the recapitalization of the sponsor. Based on the appraised value of $158.0 million as of May 2, 2011, the cut-off date LTV is 52.5% and the remaining implied equity is $75.0 million. The most recent prior financing of the One Biscayne Property was not included in a securitization.

The Borrower / Sponsor. The borrower and nonrecourse carve-out guarantor of the One Biscayne Loan is One Biscayne Tower LLC, a Florida limited liability company. One Biscayne Tower LLC is controlled by L&B Realty Advisors, LLP (“L&B”).

L&B, which has owned the One Biscayne Property since 1995, is an employee owned, SEC registered real estate investment advisor headed by G. Andrews Smith and Daniel L. Plumlee. Founded in 1965, L&B provides real estate investment management services to institutional and private investors with a primary focus on portfolio management, financial advisory and owner representation. As a portfolio manager, L&B executes full-service investment management from acquisition to asset management to disposition. As an independent fiduciary, L&B provides financial advisory and owner representation services including asset valuations, portfolio assessments, feasibility analyses, equity/debt workouts and hold/sell analyses. The company has $4.4 billion under management.

The Property. The One Biscayne Property is a 40-story, 691,783 square foot office tower located in the center of Miami’s business district comprised of a diverse group of approximately 70 tenants, including approximately 25.4% credit tenants and approximately 30.2% law firms. The One Biscayne Property’s amenities include 24-hour security, a full service private club with restaurant, fitness center, banking and ATM facilities, dry cleaner, and food and retail stores. The One Biscayne Property is adjacent to the Metrorail and Metromover elevated train systems. The improvements also include a nine-story parking garage that provides approximately 1,200 spaces, yielding 1.73 spaces per 1,000 square feet. L&B has invested approximately $7.3 million in capital improvements at the One Biscayne Property since 2006, with $3.3 million occurring in the first half of 2011 consisting mainly of $1.7 million for elevator modernization and $1.2 million for building façade restoration.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2 South Biscayne Boulevard Miami, FL 33131	Collateral Asset Summary One Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$83,000,000 52.5% 2.44x 15.1%

The One Biscayne Property has won five Office Building of the Year (TOBY) Awards, including the 2007 Miami-Dade TOBY Award and the 2007 BOMA Southern Regional TOBY. The One Biscayne Property has also been awarded the Energy Star from 2007-2010 for its operating efficiency.
Major Tenants.
Terremark Worldwide, Inc. (50,727 sq. ft., 7.3% of NRA, 9.7% of Annual U/W Base Rent). Terremark Worldwide, Inc. (rated A/A3/A- by Fitch/Moody’s/S&P) occupies the 28th and 29th floors and has been at the One Biscayne Property since 2008. Together with its subsidiaries, Terremark provides managed information technology (IT) solutions with data centers located across networking hubs in the United States, Europe, and Latin America. It serves enterprises, government agencies, systems integrators, network service providers, and Internet infrastructure companies. Terremark Worldwide, Inc. was founded in 1982 and is currently headquartered at the One Biscayne Property, where it has been since 2008. As of April 11, 2011, Terremark Worldwide, Inc. operates as a subsidiary of Verizon Communications Inc. The tenant has a termination option in June 2015, with 12 months prior notice and a termination fee of $2,760,858, as well as one 5-year renewal option with six months prior notice.

Banco Sabadell, SA (32,264 sq. ft., 4.7% of NRA, 5.5% of Annual U/W Base Rent). Banco Sabadell (rated A-/A3/A by Fitch/Moody’s/S&P) occupies the 33rd floor and a portion of the 31st floor, and has been at the One Biscayne Property since 2006. Through its subsidiaries, Banco de Sabadell, S.A. provides banking and financial products and services in Spain and internationally. As Spain’s fourth largest banking group, it offers a range of deposit products, provides loans and advances, offers corporate banking solutions, and provides savings, pension, and general insurance products. As of June 2011, Banco Sabadell had a network of 1,378 branches around the world with over 10,600 employees. Banco de Sabadell, S.A. was founded in 1881 and is based in Barcelona, Spain.

E.E.O.C. (29,134 sq. ft., 4.2% of NRA, 4.3% of Annual U/W Base Rent) The U.S. Equal Employment Opportunity Commission (“EEOC”) (rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) occupies the 28th floor and a portion of the 31st floor and has been at the One Biscayne Property since 2005. EEOC is an agency of the United States Government that enforces the federal employment discrimination laws. The tenant’s lease expired 7/31/2011 and the tenant is currently month-to-month.

The Market.
The One Biscayne Property is located in the downtown section of the Miami CBD at the intersection of Flagler Street and Biscayne Boulevard, on the Biscayne Bay. The One Biscayne Property is located in the Downtown submarket of Miami. Land uses in the Downtown submarket consist of commercial, hotels, high-rise residential condos and office properties, with major developments in the area including a variety of financial centers, hotels, shopping centers, and a government center. Flagler Street is the primary retail/office street in the CBD area of Miami.

The Miami office market continued to show signs of stabilization as vacancy remained unchanged and asking lease rates increased slightly from fourth quarter 2010. The delivery of new office product in 2010 added to the already saturated market from companies downsizing. According to the Q2 2011 CoStar report, Miami-Dade County has an office market inventory of approximately 101.2 million square feet with a direct vacancy of 14.1% and average asking rate of $29.11. Class A asking lease rates ended the quarter at $36.00 PSF with Class B rates at $24.59 PSF. The Downtown Miami submarket has a Class A office inventory of 4.8 million square feet, with a direct vacancy of 23.8% and average asking rate of $41.87 PSF, and Class B rates of $26.39 PSF. The higher asking rents are indicative of the submarket’s higher quality buildings. The higher vacancy rate is primarily due to the addition of the Wells Fargo Financial Center in 2010, which has 749,850 sq. ft. of space and about 450,000 sq. ft. of that space remains vacant and available. It is also attributed to some tenants recently vacating the Southeast Financial Center, and relocating to 1450 Brickell Avenue, the newest addition to the nearby Brickell submarket.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2 South Biscayne Boulevard Miami, FL 33131	Collateral Asset Summary One Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$83,000,000 52.5% 2.44x 15.1%

Below are rental comparisons for the One Biscayne Property as determined by the appraiser. Rental rates ranged from $30.00-$50.00 PSF, and the appraiser concluded to market rents for the One Biscayne Property of $33.00 PSF.

Summary of Office Rent Comparables(1)

Property Name	Year Built	NRA (Sq. Ft.)	Occupancy	Quoted Rental Rate
One Biscayne Property	1971	691,783	87.0%	$34.00-$39.00
Miami Tower	1987	600,959	78%	$34.00-$39.00
Southeast Financial Center	1984	1,157,939	87%	$36.00-$42.00
Miami Center	1983	782,210	81%	$40.00-$47.50
SunTrust International Center	1973	420,857	84%	$30.00
Wells Fargo Center (lease-up phase)	2010	749,850	42%	$43.00-$50.00
Total / Wtd. Avg.(2)	NAP	3,711,815	75%	$30.00-$50.00
(1)	Source: Appraisal
(2)	Total does not include the One Biscayne Property

Below are sales comparisons for the One Biscayne Property as determined by the appraiser:

Summary of Comparable Office Sales
Property Name	Location	Sale Date	Year Built	NRA (Sq. Ft.)	Sale Price / Value	Adjusted Price PSF	Occupancy	Cap Rate
One Biscayne Property	Miami, FL	NAP	1971	691,783	158,000,000	$228.40	87%	7.50%
Royal Palm at Southpointe I & II	Plantation, FL	Aug-2010	2001	465,592	$100,405,000	$215.65	85%	7.77%
Las Olas Center	Ft. Lauderdale, FL	Sep-2010	1996	468,814	$170,000,000	$362.62	88%	6.67%
Miami Tower	Miami, FL	Dec-2010	1987	600,959	$105,500,000	$175.55	77%	5.47%
Emerald View at Vista Center	West Palm Beach, FL	Dec-2010	2007	140,262	$36,000,000	$256.66	87%	7.83%
City Place Tower	West Palm Beach, FL	Apr-2011	2008	295,933	$126,500,000	$427.66	85%	6.48%
One Turnberry Place	Aventura, FL	May-2011	1990	136,411	$53,000,000	$388.53	97%	6.95%
Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	U/W	U/W PSF
Base Rent(1)	$18,624,717	$19,901,235	$20,746,643	$19,255,673	$27.83
Value of Vacant Space	0	0	0	3,113,565	4.50
Gross Potential Rent	$18,624,717	$19,901,235	$20,746,643	$22,369,239	$32.34
Total Recoveries	1,335,855	878,302	1,092,748	1,180,971	1.71
Total Other Income	2,082,329	2,109,793	2,168,392	2,078,752	3.00
Less: Vacancy(1)	(3,132,783)	(2,895,021)	(2,836,620)	(3,113,565)	(4.50)
Effective Gross Income	$18,910,118	$19,994,309	$21,171,163	$22,515,397	$32.55
Total Operating Expenses	9,257,037	8,885,297	9,537,359	10,023,355	14.49
Net Operating Income	$9,653,081	$11,109,012	$11,633,804	$12,492,042	$18.06
TI/LC	0	0	0	1,085,490	1.57
Capital Expenditures	0	0	0	172,946	0.25
Net Cash Flow	$9,653,081	$11,109,012	$11,633,804	$11,233,607	$16.24
(1)	Base Rent includes $717,455 of contractual step rent through July 2012.
(2)	Underwritten vacancy of 12.1% of gross income.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2 South Biscayne Boulevard Miami, FL 33131	Collateral Asset Summary One Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$83,000,000 52.5% 2.44x 15.1%

Property Management. The One Biscayne Property is managed by Institutional Property Managers, Inc., a borrower affiliate.

Lockbox / Cash Management. None.

Initial Reserves. None.

Ongoing Reserves. None.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2 South Biscayne Boulevard Miami, FL 33131	Collateral Asset Summary One Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$83,000,000 52.5% 2.44x 15.1%

One Biscayne
2 South Biscayne Boulevard
Miami, FL 33131
Biscayne Bay
Atlantic Ocean
Miami
Miami Beach
Miami International Airport
Hialeah
Coral Gables
Key Biscayne
Julia Tuttle Causeway
Venetian Causeway
MacArthur Causeway
Rickenbacker Causeway
Downtown
Overtown
Edgewater
Allapattah
Little Havana
Shenandoah
Coconut Grove
Brownsville
Gladeview
West Little River
El Portal
Barry University
North Shore Medical Ctr.
Univ. of Miami Hospital
Adrienne Arsht Ctr. for the Performing Arts
American Airlines Arena
Bayside Marketplace
Brickell Key
Dodge Island
Fisher Island
Virginia Key Park
Virginia Key
Miami Seaquarium
Crandon Park
Bill Baggs State Rec. Area
Vizcaya Museum & Gardens
Mercy Hospital
University of Miami
Matheson Hammock Park
Mt. Sinai Medical Center
Miami Beach Convention Center
Lincoln Road Mall
Sunset Isles
Di-Lido Island
Belle Isle
Palm Island
Star Island
Sams Island
South Beach
City Center
Fort Lauderdale
Hollywood
North Miami Beach
Miami Beach
Homestead

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

Mortgage Loan Information				Property Information
Loan Seller:	UBSRES			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Credit Estimate (Fitch):	AAA			Collateral:	Leasehold
Sponsor:	GGP Limited Partnership			Location:	Providence, RI
Borrower:	Rouse Providence LLC			Year Built / Renovated:	1999 / 2009
Original Balance:	$55,092,580			Total Sq. Ft.:	1,297,402
Cut-off Date Balance:	$54,840,367			Total Collateral Sq. Ft.(4):	980,711
% by Initial UPB:	3.9%			Property Management:	Rouse Providence LLC
Interest Rate:	4.8549%			Underwritten NOI(5):	$37,990,509
Payment Date:	6th of each month			Underwritten NCF(5):	$36,282,036
First Payment Date:	June 6, 2011			Appraised Value:	$558,000,000
Maturity Date:	May 6, 2021			Appraisal Date:	March 14, 2011
Amortization:	360 months
Additional Debt(1):	$140,744,327 Non-Pooled Senior Trust
	Component;			Historical NOI
	$55,092,580 (Notional) Non-Pooled			Most Recent NOI:	$35,254,197 (T-12 April 30, 2011)
	Senior Interest-Only Trust Component;			2nd Most Recent NOI:	$35,396,512 (December 31, 2010)
	$114,163,093 Non-Pooled Junior Trust			3rd Most Recent NOI:	$33,915,970 (December 31, 2009)
	Component;
	$46,000,000 Senior Mezzanine Loan;			Historical Occupancy(6)
	$25,000,000 Junior Mezzanine Loan;			Most Recent Occupancy:	94.8% (April 30, 2011)
	Future Mezzanine Debt Permitted			2nd Most Recent Occupancy:	97.4% (December 31, 2010)
Call Protection:	L(27), D(89), O(4)			3rd Most Recent Occupancy:	98.4% (December 31, 2009)
Lockbox / Cash Management:	Hard / In Place			4th Most Recent Occupancy:	98.4% (December 31, 2008)
				5th Most Recent Occupancy:	98.6% (December 31, 2007)
Reserves(2)				6th Most Recent Occupancy:	98.6% (December 31, 2006)
	Initial		Monthly
Taxes:	$0		Springing	Historical Annual Rent PSF(7)
Insurance:	$0		Springing	Most Recent Rent PSF:	$23.28 (April 30, 2011)
Replacement:	$0		Springing	2nd Most Recent Rent PSF:	$23.08 (December 31, 2010)
TI/LC:	$0		Springing	3rd Most Recent Rent PSF:	$23.13 (December 31, 2009)
Ground Rent:	$0		Springing	4th Most Recent Rent PSF:	$23.97 (December 31, 2008)
Parking Garage Repair Funds:	$1,500,000		$0	(1)	The Interest rate of the Non-Pooled Senior Trust Component and Non-Pooled
JCPenney Fund:	$0		Springing	Junior Trust Component is 5.2400%. Unless otherwise stated, information
				herein excludes the Non-Pooled Junior Trust Component. The Interest rate of
Financial Information				the Non-Pooled Senior Interest-Only Trust Component is 0.3851%. See
	Senior	Total	Total	“Pooled and Non-Pooled Trust Components”, “Current Mezzanine
	Components	Mortgage Loan	Debt	Indebtedness” and “Future Mezzanine or Subordinate Indebtedness” herein.
Cut-off Date Balance / Sq. Ft.(3):	$199	$315	$387	(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
Balloon Balance / Sq. Ft.(3):	$150	$266	$327	(3)	Based on the collateral sq. ft. of 980,711.
Cut-off Date LTV:	34.9%	55.4%	68.1%	(4)	Excludes Macy’s and JCPenney which are not part of the collateral.
Balloon LTV:	26.3%	46.7%	57.4%	(5)	Calculated including 22,620 sq. ft. of tenants with signed leases that have not
Underwritten NOI DSCR(5):	2.69x	1.88x	1.44x	yet taken occupancy.
Underwritten NCF DSCR(5) :	2.57x	1.80x	1.37x	(6)	Most Recent Occupancy percentage is based on the collateral sq. ft. of
Underwritten NOI Debt Yield(5):	19.5%	12.3%	10.0%	980,711. All other historical occupancy percentages are based on the total
Underwritten NCF Debt Yield(5):	18.6%	11.7%	9.6%	mall GLA as indicated in the rent rolls provided by the borrower.
				(7)	Historical Annual Rent PSF is calculated based on 980,711 sq. ft. and rental
				income indicated in the historical operating statements.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

Anchor and Major Tenant Summary
Non-Owned Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.	U/W Annual Base Rent PSF(2)	% of Owned U/W Base Rent	Lease Expiration	Total Sales (000s)	Sales PSF(3)	Occupancy Cost (% of Sales)
Macy’s	BBB-/Ba1/BBB-	200,000	15.4%	NAP	NAP	5/1/2037	$36,000	$180	NAP
JCPenney	BBB-/Ba1/BB+	116,691	9.0%	NAP	NAP	5/1/2037	$8,000	$69	NAP
Subtotal		316,691	24.4%				$44,000	$139

Anchors
Nordstrom	A-/Baa1/A-	197,000	15.2%	$1.02	0.7%	2/28/2020	$40,728	$207	1.0%
Subtotal		197,000	15.2%	$1.02	0.7%		$40,728	$207	1.0%

Movie Theater
Providence Place Cinemas(4)	NR/NR/NR	128,146	9.9%	$17.95	8.6%	1/31/2026	$9,349	$73	36.6%
Subtotal		128,146	9.9%	$17.95	8.6%		$9,349	$73	36.6%

Major In-Line Tenants(5)
Dave & Busters	NR/NR/NR	40,560	3.1%	$17.60	2.7%	12/31/2019	$13,392	$330	9.4%
Borders Books & Music(6)	NR/NR/NR	26,283	2.0%	$34.75	3.4%	4/30/2015	$4,359	$166	24.0%
Gap	BBB-/Baa3/BB+	19,270	1.5%	$36.00	2.6%	1/31/2012	$5,078	$263	25.8%
Pottery Barn	NR/NR/NR	12,048	0.9%	$32.03	1.4%	1/31/2012	$3,669	$305	13.0%
Restoration Hardware	NR/NR/NR	11,483	0.9%	$22.50	1.0%	1/31/2015	$1,894	$165	34.3%
Subtotal		109,644	8.5%	$27.04	11.1%		$28,391	$259	16.7%

Other	Various	495,270	38.2%	$42.85	79.5%	Various
Vacant	NAP	50,651	3.9%	NAP	NAP	NAP
Total/Wtd. Avg.(7)		1,297,402	100.0%	$27.21	100.0%			$517	14.1%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent includes underwritten rent steps and percentage in lieu rent that was calculated based on YE 2010 sales.
(3)	Sales PSF are based on YE 2010 sales PSF figures and are estimates provided by the borrower.
(4)	Providence Place Cinemas (featuring 16 screens plus an IMAX theater) Total Sales and Sales PSF equate to $549,960 on a per-screen basis.
(5)	Only includes major comparable in-line tenants.
(6)	Borders declared bankruptcy in February 2011. As of July 2011, Borders announced its plans to liquidate and close all their stores.
(7)
Total/Weighted Average U/W Annual Base Rent PSF based on collateral square footage of 980,711. Total Sales PSF and Occupancy Cost includes only tenants who reported YE 2010 sales and excludes anchor tenants and the movie theater.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual Base Rent PSF	% Base Rent Rolling	Cumulative % of Base Rent
MTM	2	33,642	3.4%	33,642	3.4%	$20.47	2.8%	2.8%
2011	16	4,128	0.4%	37,770	3.9%	$76.07	1.3%	4.0%
2012	19	87,977	9.0%	125,747	12.8%	$30.23	10.6%	14.7%
2013	11	37,649	3.8%	163,396	16.7%	$24.84	3.7%	18.4%
2014	9	20,430	2.1%	183,826	18.7%	$56.95	4.7%	23.0%
2015	19	139,624	14.2%	323,450	33.0%	$27.77	15.5%	38.6%
2016	13	55,270	5.6%	378,720	38.6%	$38.03	8.4%	47.0%
2017	11	28,995	3.0%	407,715	41.6%	$59.51	6.9%	53.9%
2018	10	37,656	3.8%	445,371	45.4%	$50.01	7.5%	61.4%
2019	11	58,411	6.0%	503,782	51.4%	$34.71	8.1%	69.5%
2020	20	244,320	24.9%	748,102	76.3%	$12.74	12.5%	82.0%
2021	8	23,302	2.4%	771,404	78.7%	$40.42	3.8%	85.7%
Thereafter	7	158,656	16.2%	930,060	94.8%	$22.47	14.3%	100.0%
Vacant	NAP	50,651	5.2%	980,711	100.0%	NAP	NAP
Total / Wtd. Avg.	156	980,711	100.0%			$26.88	100.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

The Loan. The Providence Place Mall loan (the “Providence Place Mall Loan”) is a $310.0 million, fixed rate loan secured by the borrower’s leasehold interests in the 980,711 square foot six-level, enclosed super regional mall located at One Providence Place, Providence, Rhode Island (the “Providence Place Mall Property”). The $310.0 million first mortgage has a 10-year term and amortizes on a 30-year schedule. The Providence Place Mall loan accrues interest at a fixed rate equal to 5.2400%. There are also two mezzanine loans secured by the pledges of equity in the borrower (collectively, the “Providence Place Mall Mezzanine Loans”). The proceeds of the Providence Place Mall Loan, with the $46.0 million senior mezzanine loan and with the $25.0 million junior mezzanine loan were used to, among other things, retire existing debt of approximately $328.2 million and fund an equity pay out to borrower of approximately $49.1 million. Based on the appraised value of $558.0 million as of March 14, 2011, the Cut-off Date LTV ratio is 55.4% for the Providence Place Mall Loan and 68.1% for the Providence Place Mall Loan and the Providence Place Mall Mezzanine Loans in the aggregate (collectively, the “Aggregate Indebtedness”). The Providence Place Mall Property was previously security for a loan included in the LBUBS 2005-C5 transaction.

The Borrower / Sponsor. The borrower, Rouse Providence LLC, is a single purpose entity structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is GGP Limited Partnership, an affiliate of General Growth Properties, Inc. (NYSE: GGP).

General Growth Properties, Inc. has been in the shopping center business for more than 50 years and owns a portfolio which totals roughly 200 million square feet of retail space and includes more than 24,000 retail stores. More than 1.8 billion consumers visit a GGP mall every year. Half of GGP’s portfolio is located in the 50 most populated U.S. markets, with 37 malls in the top U.S. metro areas. The company’s common stock is traded on the New York Stock Exchange under the symbol GGP. As of August 1, 2011, GGP had a market capitalization of $16.2 billion.
The Property. Built in 1999, Providence Place Mall is designed as a six-level, I-shaped super regional mall, with three anchors: Macy’s (200,000 sq. ft.), JCPenney (116,691 sq. ft.) and Nordstrom (197,000 sq. ft.). The Providence Place Mall Property has an elongated design, with Nordstrom and Macy’s anchoring the north and south ends, respectively. JCPenney is centrally located on the west side of the property. The site is bisected by Amtrak’s northeast rail corridor and by the Woonasquatucket River, which are spanned by a glass-enclosed bridge connecting the two primary sections of the property. The Providence Place Mall Property also features a sky bridge that connects the property to the Westin Hotel, Rhode Island Conference Center and Dunkin’ Donuts Center. The attached parking garage contains 3,987 parking spaces (4.07 per 1,000 sq. ft.).
Based on the rent roll dated April 30, 2011, the occupancy of the Providence Place Mall Property was 96.1% (94.8% for collateral sq. ft.). Inline tenants include retailers such as Apple, Tiffany & Co., bebe, Brighton Collectibles, Brooks Brothers, Crate & Barrel, Origins, Pottery Barn, Sephora, Arden B, Aveda and restaurants that include Cheesecake Factory, Joe’s American Bar and Grill, The Melting Pot, and PF Chang’s China Bistro. The Providence Place Mall Property comparable inline (<10,000 sq. ft.) tenant sales were over $186 million in 2010, averaging $607 per square foot, which was a 14.0% increase over 2009. Average occupancy cost for these tenants was 13.2%. Total sales for 2010 were approximately $342.3 million.
Providence Place Mall Property is an upscale enclosed shopping mall in southern New England and one of the strongest performing malls in the entire Northeastern United States. The Providence Place Mall Property is located directly off I-95 and is situated in the heart of downtown Providence, the state capital and financial center of the State of Rhode Island. Further, the Providence Place Mall Property is located in the middle of the highest concentration of colleges and universities in the United States, including Providence College (1.7 miles from the property), Brown University (1.5 miles from the property), Johnson & Wales University (0.5 miles from the property) and University of Rhode Island-Providence campus (0.4 miles from the property). The Providence Place Mall Property’s entertainment tenants benefit from a strong daytime office market, which includes 175,000 employees, and high concentration of college students. Dave & Buster’s (2010 sales of $330 psf and occupancy cost of 9.4%) and the Providence Place Cinema 16 (featuring 16 screens plus an IMAX theater grossing nearly $549,960 per screen annually) are major draws to the property.
The 15.88 acre site is held under a 99-year ground lease with the Rhode Island Economic Development Corporation (“EDC”) which expires in 2097. The ground lease has four 99-year extension options. The lease required a one-time up-front payment of $11.1 million which was used by EDC to purchase the land and air rights from Amtrak. Thereafter, annual ground rent is $1,000. The EDC subleases 500 parking spaces for high occupancy vehicles in the parking garage for a term coterminous with the initial term of the ground lease. The State of Rhode Island and the City of Providence have options to purchase a 50% interest in the parking garage during the last year of the initial ground lease term.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

Pursuant to an ordinance enacted by the City of Providence and the Tax Treaty Agreement for the Providence Place project, in lieu of real property taxes, the Providence Place Mall Property pays principal and interest under payment in lieu of taxes (“PILOT”) bonds issued for the construction of the parking garage and the development of the mall. The total amount of the bonds is $50,014,000 and the bonds carry a 7.75% interest rate. The bi-annual installments are payable for the period between July 2003 to June 2028. While the PILOT bonds are secured by a first priority lien on the Providence Place Mall Property (and therefore the lien of the Providence Place Mall Loan mortgage is not a first priority lien), such first priority lien is only enforceable to the extent of any unpaid installments of the PILOT payments. It is therefore essentially equivalent to a traditional real estate tax obligation. The current annual principal and interest payment for the PILOT bonds is $4.7 million. In addition, the borrower is obligated to make community reinvestment payments to the City of Providence in the aggregate amount of $8,800,000. Such obligation continues until 2029. In 2012, the annual community reinvestment payment will increase from $200,000 to $300,000.

The chart below details the Providence Place Mall Property’s tenancy by general type.

Providence Place Mall Tenant Type Summary
Tenant Type	Total Sq. Ft.	% of Owned Sq. Ft.	U/W Annual Base Rent PSF	% of Total U/W Base Rent	Weighted Average Remaining Lease Term (Yrs)	2010 Sales PSF	Occupancy Cost %
Anchor	197,000	20.1%	$1.02	0.8%	8.6	$207	1.0%
Theater	128,146	13.1%	$17.95	9.2%	14.5	$73	36.6%
In-Line (> 10,000 sq. ft.)	211,681	21.6%	$19.15	16.2%	4.0	$134	24.6%
In-Line (< 10,000 sq. ft.)	375,990	38.3%	$43.70	65.7%	5.0	$506	15.3%
Food Court	8,241	0.8%	$186.70	6.2%	6.4	$1,028	28.0%
Storage / Kiosk / Other	9,002	0.9%	$53.00	1.9%	6.2	NAP	NAP
Vacant	50,651	5.2%	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(1)	980,711	100.0%	$26.88	100.0%
(1)	Excludes anchor (owned) space that is not part of the collateral.

The Market. The Providence Place Mall Property is located in what is referred to as the Capital District of the Central Business District of Providence, directly off I-95. Major landmarks in the neighborhood include the state capitol building, Rhode Island Convention Center, and the Dunkin Donuts Center. It is in close proximity to all major office buildings, colleges/universities, and hotels in Providence. Providence’s geographic borders are North Providence and Pawtucket to the north; Cranston to the south; East Providence to the east; and Johnston to the west.

The Providence retail market experienced a slight improvement in market conditions in the fourth quarter 2010. The vacancy rate went from 5.9% in the previous quarter to 5.6% in the current quarter. Over the past four quarters, the market has seen an overall decrease in the vacancy rate, with the rate decreasing from 6.2% in the first quarter 2010, to 6.0% at the end of the second quarter 2010, 5.9% at the end of the third quarter 2010, to 5.6% in the current quarter. The amount of vacant sublease space in the Providence market has trended down over the past four quarters. At the end of the first quarter 2010, there were 314,983 square feet of vacant sublease space. Currently, there are 275,170 square feet vacant in the market. Net absorption was positive 239,189 square feet, and vacant sublease space decreased by 64,417 square feet. Quoted rental rates increased from third quarter 2010 levels, ending at $14.44 per square foot per year. That compares to $14.26 per square foot in the third quarter 2010, and $15.32 per square foot at the end of the first quarter 2010. This represents a 1.3% increase in rental rates in the current quarter, and a 6.09% decrease from four quarters ago.

Population in the Providence region grew at only 0.2 percent per annum between 2000 and 2009, less than one fourth the annual growth of the U.S. Providence’s generally slow-moving economy, high cost of living, and poor business reputation have not been supportive of population growth in recent decades. Population growth in the Providence region, as well as in the nation as a whole, is expected to remain consistent through 2014 at a rate of 0.2 percent annually (for the region) and 1.0 percent annually (for the U.S.).
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

The chart below details the Providence Place Mall Property’s competitive set.

Property	Owner	Built / Renovated	Total GLA	Anchor Tenants	Occupancy %	Proximity (miles)
Providence Place Mall	GGP	1999 / 2009	1,297,402	JCPenney, Macy’s, Nordstrom	95%	Subject
Warwick Mall	Bliss Properties	1970 / 2010	880,027	JCPenney, Macy’s, Target	90%	10.0
Emerald Square	Simon Property Group	1989 / 1992	1,030,135	JCPenney, Macy’s, Sears	91%	12.0
Dartmouth Mall	PREIT	1971 / 2000	671,080	JCPenney, Macy’s, Sears	92%	30.0
Silver City Galleria	GGP	1992 / 1996	1,005,949	JCPenney, Macy’s, Sears	80%	24.0
Garden City Center	The Wilder Companies	1949 / 1990	473,967	Borders, Office Max, Whole Foods	77%	6.0

Providence Place Mall is an upscale regional mall serving the Greater Providence area. The Providence Place Mall Property competes with four enclosed regional malls; Warwick Mall, Emerald Square, Dartmouth Mall, and Silver City Galleria, all located within a 30-mile radius of the property, according to the appraiser. These properties are well tenanted by a variety of national retailers but are generally marketed to a more mid-price point consumer. As such they target a different consumer group but their presence does help to establish the extent of the Providence Place Mall Property’s trade area. There are two other enclosed malls in relative proximity to the Providence Place Mall Property, Swansea Mall and Rhode Island Mall. These centers have struggled to compete with the other malls in the area and are considered at best to be secondary competition to the property. Finally, the Providence Place Mall Property also competes with one lifestyle center located within 6 miles of the property. Garden City Center contains a strong mix of national retailers and restaurants and provides a shopping alternative to the property. However it lacks the draw of the Providence Place Mall Property’s anchor stores or the variety of tenants offered by the property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	T-12 4/30/2011	U/W	U/W PSF(1)
Base Rent(2)	$ 23,510,203	$22,684,090	$22,630,040	$22,831,138	$25,144,435	$25.64
Value of Vacant Space	0	0	0	0	1,796,900	1.83
Gross Potential Rent	$ 23,510,203	$22,684,090	$22,630,040	$22,831,138	$26,941,335	$27.47
Total Recoveries	18,476,264	17,461,387	17,210,582	17,096,120	18,084,256	18.44
Total Other Income	11,553,751	11,450,171	13,127,662	12,663,504	12,989,850	13.25
Less: Vacancy(3)	(160,055)	(271,493)	(237,088)	$0	(2,723,526)	(2.78)
Effective Gross Income	$53,380,163	$51,324,155	$52,731,196	$52,590,762	$55,291,915	$56.38
Total Operating Expenses	15,698,287	13,804,468	13,671,848	13,510,409	13,610,409	13.88
Total Fixed Expenses	4,297,492	3,603,717	3,662,836	3,826,156	3,690,997	3.76
Net Operating Income	$33,384,384	$33,915,970	$35,396,512	$35,254,197	$37,990,509	$38.74
Capital Expenditures	0	0	0	0	622,753	0.64
TI/LC	0	0	0	0	1,085,721	1.11
Net Cash Flow	$33,384,384	$33,915,970	$35,396,512	$35,254,197	$36,282,036	$37.00
(1)	U/W PSF calculations based on collateral sq. ft. of 980,711
(2)	U/W Base Rent includes $560,020 of rent steps.
(3)	U/W vacancy of 6.0% of gross income.

Anchor Tenants Historical Sales PSF(1)
Tenant	2008	2009	2010
Macy’s	NAP	$133	$180
JCPenney	NAP	$64	$69
Nordstrom	$216	$193	$207
Total / Wtd. Avg.	$216	$140	$165
(1)	Historical Sales PSF shown in the table above is based on historical operating statements provided by the borrower.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

Property Management. The Providence Place Mall Property is self-managed by Rouse Providence LLC, the borrower.

Lockbox / Cash Management. The Providence Place Mall Loan is structured with a hard lockbox and in place cash management. All excess cash, after required payments or deposits pursuant to the Providence Place Mall Loan documents, will be swept into a lender controlled account upon occurrence of (i) an event of default under the Providence Place Mall Loan, (ii) an event of default under either of the Providence Place Mall Mezzanine Loans, (iii) bankruptcy of the borrower, guarantor or property manager, or (iv) bankruptcy of the borrower under either of the Providence Place Mall Mezzanine Loans (each, a “Cash Sweep Event”). In the event of a Cash Sweep Event arising solely from an event of default under a Providence Place Mall Mezzanine Loan or the bankruptcy of a borrower under a Providence Place Mall Mezzanine Loan, the excess cash will be transferred to a lender under a Providence Place Mall Mezzanine Loan. If a Cash Sweep Event has not occurred, all excess cash shall be automatically transferred to the borrower’s remainder account.

Initial Reserves. At closing, the borrower deposited $1,500,000 into the Parking Garage Repair Funds reserve.

Ongoing Reserves. Upon the occurrence and during the continuation of a Low DSCR Trigger Event or a Cash Sweep Event, all funds in the cash management account will be applied by the Mortgage Loan Lender to payments of debt service, capital expenditures, required reserves (including PILOT bond program payments, community reinvestment program payments and insurance premiums) and other items required under the Providence Place Mall Mortgage Loan documents. A Low DSCR Trigger Event occurs if the DSCR for the Aggregate Indebtedness based on the trailing 12 month period for the four quarters immediately preceding the date of determination is less than 1.20x.

JCPenney. J.C. Penny Properties, Inc. (“JCP”), an anchor tenant on the Providence Place Mall Mortgaged Property (its premises, the “JCP Premises”), has an operating covenant set to expire in August 2015. Upon JCP ceasing to operate at the JCP Premises, the Borrower is required to maintain reserve funds for tenant improvements and leasing commissions to be incurred by the Borrower solely in respect of the re-leasing of the JCP Premises (the “JCP Funds”). The amount of the JCP Funds will not exceed $2,500,000. The Borrower may deliver a letter of credit for not less than $2,500,000 or a guaranty in lieu of making cash deposits in accordance with the Providence Place Mall Mortgage Loan documents.

Pooled and Non-Pooled Trust Components. The Providence Place Mall Loan will be divided into a “Pooled Senior Trust Component” having a cut-off date balance of $54,840,367, a “Non-Pooled Senior Trust Component” having a cut-off date balance of $140,100,000, a “Non-Pooled Senior Interest-Only Trust Component” having a cut-off date notional amount of $54,840,367 and a “Non-Pooled Junior Trust Component” having a cut-off date balance of $114,163,093. The Pooled Senior Trust Component and Non-Pooled Senior Trust Component will be pari passu in right of payment of interest and principal, as applicable, received in respect of the Providence Place Mall Loan, and the Pooled Senior Trust Component and the Non-Pooled Senior Trust Component, collectively, will be senior to the Non-Pooled Junior Trust Component in right of payment of interest and principal, as applicable, received in respect of the Providence Place Mall Loan.

The trust components of the Providence Place Mall Loan are as set forth below:

Providence Place Mall Loan Trust Components	Original Principal Amount or Notional Amount	Cut-off Date Principal Amount or Notional Amount	Component Interest Rate
Pooled Senior Trust Component	$55,092,580	$54,840,367	4.8549%
Non-Pooled Senior Trust Component	$140,744,327	$140,100,000	5.2400%
Non-Pooled Senior Interest-Only Trust Component	$55,092,580	$54,840,367	0.3851%
Non-Pooled Junior Trust Component	$114,163,093	$114,163,093	5.2400%

Current Mezzanine or Subordinate Indebtedness. A $46.0 million senior mezzanine loan was funded on June 24, 2011 to Providence Place Holdings, LLC. The senior mezzanine loan has a 30-year amortization schedule, an interest rate of 7.0% and is coterminous with the Providence Place Mall Loan.

A $25.0 million junior mezzanine loan was funded on June 24, 2011 to Providence Place 2011 Mezz, LLC. The junior mezzanine loan has a 30-year amortization schedule, an interest rate of 8.25% and is coterminous with the Providence Place Mall Loan.

Future Mezzanine or Subordinate Indebtedness. Certain direct or indirect owners of borrower are permitted to obtain subordinate mezzanine loans from qualified lenders on or after November 1, 2011, provided that, among other conditions, no event of default has occurred and is continuing, such future mezzanine loans are subordinate to the Providence Place Mall Loan and the Providence Place Mall Mezzanine Loans, the combined LTV ratio of such future mezzanine loans, the Providence Place Mall Loan and the Providence

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

Place Mall Mezzanine Loans is no greater than 70% and the combined DSCR for such future mezzanine loans, the Providence Place Mall Loan and the Providence Place Mall Mezzanine Loans is not less than 1.25x.

Partial Release, Substitution, and Expansion. The borrower may, at its option and sole cost and expense, obtain a release from the mortgage of one or more portions of the Providence Place Mall Property that are vacant, non-income producing and unimproved (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas) (each, an “Release Parcel”) or substitute one or more Release Parcels with other property located at the shopping center of which the applicable Release Parcel is a part (such other property, an “Acquired Parcel”), provided that, among other conditions set forth in the loan documents, the Acquired Parcel is reasonably equivalent in use, value and condition to the applicable Release Parcel. The borrower may also, at its option and sole cost and expense, acquire one or more expansion parcels provided that all of the conditions set forth in the loan documents are satisfied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

Based on rent roll dated 4/30/2011
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

Based on rent roll dated 4/30/2011
* Macy’s and JCPenney are non-owned anchors and thus are not part of the collateral for the Providence Place Mall Mortgage Loan.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

Based on rent roll dated 4/30/2011
* Macy’s and JCPenney are non-owned anchors and thus are not part of the collateral for the Providence Place Mall Mortgage Loan.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Providence Place Providence, RI 02903	Collateral Asset Summary Providence Place Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,840,367 34.9% 2.69x 19.5%

Providence Place Mall
One Providence Place
Providence, RI 02903
Pawtucket
Boston 47 miles
Memorial Hospital of Rhode Island
McCoy Stadium
Fairlawn Veterans Mem. Park
Seekonk River
Upper Canada Pond
Miriam Hospital
Mt. Hope
Butler Hospital
Brown Stadium
Rhode Island College
Triggs Memorial Park
Providence College
PROVIDENCE COUNTY
Mt. Pleasant
Roger Williams Medical Center
Providence VA Medical Center
Veterans Memorial Auditorium
RI State House
PROVIDENCE MBTA STATION
Smith Hill
College Hill
Rhode Island School of Design
Brown University
RI Convention Center
Dunkin' Donuts Ctr.
Downtown
Customhouse Historic District
Federal Hill
Johnson and Wales Univ.
Providence Performing Arts Ctr.
East Providence
Johnston
Providence
West End
Rhode Island Hospital
Providence R.
Providence Harbor
Lower South Providence
Metacomet Country Club
Squantum Woods State Park
Emma Pendleton Bradley Hospital
Mashapaug Pond
Cranston
Spectacle Pond
Randall Pond
Roger Williams Park
Roger Williams Pond
Johnson and Wales Univ. Harborside Campus
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T.F. Green Airport 5 miles
PROVIDENCE-BLOCK IS. FERRY
MBTA ATTLEBORO/STOUGHTON LINE
Worcester
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Boston
Cambridge
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Brockton
Massachusetts Bay
Atlantic Ocean
MASSACHUSETTS
RHODE ISLAND
Woonsocket
Attleboro
Taunton
Fall River
New Bedford
Cranston
Warwick
Plymouth
Bridgewater

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2215 Summer Street Stamford, CT 06905	Collateral Asset Summary Ridgeway Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$49,598,568 38.7% 2.55x 18.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2215 Summer Street Stamford, CT 06905	Collateral Asset Summary Ridgeway Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$49,598,568 38.7% 2.55x 18.4%

Mortgage Loan Information			Property Information
Loan Seller(1):	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Credit Estimate (Moody’s):	Baa1		Collateral:	Fee Simple
Sponsor:	Urstadt Biddle Properties Inc.		Location:	Stamford, CT
Borrower:	UB Stamford, L.P.		Year Built / Renovated:	1970 / 1997
Original Balance(1):	$52,525,295		Total Sq. Ft.:	350,570
Cut-off Date Balance:	$49,598,568		Property Management:	Urstadt Biddle Properties Inc.
% by Initial UPB:	3.5%		Underwritten NOI:	$9,137,040
Interest Rate(1):	5.5200%		Underwritten NCF:	$8,725,923
Payment Date:	1st of each month		Appraised Value:	$128,000,000
First Payment Date(1):	November 1, 2007		Appraisal Date:	July 15, 2011
Maturity Date:	October 1, 2017
Amortization(1):	360 months		Historical NOI
Additional Debt(2):	Future Mezzanine Debt Permitted		Most Recent NOI:	$9,607,475 (T-12 October 31, 2010)
Call Protection:	YM1(117), O(3)		2nd Most Recent NOI:	$9,595,523 (T-12 October 31, 2009)
Lockbox / Cash Management:	None		3rd Most Recent NOI:	$9,074,012 (T-12 October 31, 2008)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	97.7% (July 13, 2011)
None	NAP	NAP	2nd Most Recent Occupancy(3) :	100.0% (October 31, 2010)
			3rd Most Recent Occupancy(3) :	99.0% (October 31, 2009)
Financial Information			(1)	The loan was originated in December 1997 by an affiliate of J.P. Morgan
Cut-off Date Balance / Sq. Ft.:		$141	Investment Management, Inc., with an original principal balance of $59.0
Balloon Balance / Sq. Ft.:		$124	million. The loan was modified and extended in June 2007, and subsequently
Cut-off Date LTV:		38.7%	purchased by GACC in June 2011. The Original Balance, Interest Rate and
Balloon LTV:		33.9%	First Payment Date are as of the interest rate reset date, effective October 1,
Underwritten NOI DSCR:		2.55x	2007. As of the cut-off date, the remaining term to maturity is 6.2 years and
Underwritten NCF DSCR:		2.43x	the remaining amortization term is 26.2 years.
Underwritten NOI Debt Yield:		18.4%	(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
Underwritten NCF Debt Yield:		17.6%	(3) Based on fiscal year end.
Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent PSF	% of Total Annual U/W Base Rent	Lease Expiration
The Stop N Shop Supermarket(2)	BBB/Baa3/BBB	60,000	17.1%	$30.90	19.0%	8/31/2017
Bed Bath & Beyond	NR/NR/BBB+	47,000	13.4%	$31.01	15.0%	1/31/2018
L.A. Fitness International	NR/NR/NR	42,700	12.2%	$19.92	8.7%	5/31/2021
Marshalls of MA Inc.	NR/A3/A	33,810	9.6%	$29.00	10.1%	12/31/2017
Michaels Stores Inc.	NR/Caa1/B-	27,000	7.7%	$13.34	3.7%	2/28/2015
Subtotal / Wtd. Avg.		210,510	60.0%	$26.14	56.5%

Other	Various	132,041	37.7%	$32.09	43.5%	Various
Vacant	NAP	8,019	2.3%	NAP	NAP	NAP
Total / Wtd. Avg.		350,570	100.0%	$28.43	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease
(2)	The Stop N Shop Supermarket reported 2010 sales of $972 PSF with an occupancy cost of 4.1%
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2215 Summer Street Stamford, CT 06905	Collateral Asset Summary Ridgeway Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$49,598,568 38.7% 2.55x 18.4%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	1	1,400	0.4%	1,400	0.4%	$39.00	0.6%	0.6%
2012	7	35,855	10.2%	37,255	10.6%	$34.81	12.8%	13.4%
2013	9	30,146	8.6%	67,401	19.2%	$34.14	10.6%	23.9%
2014	3	7,258	2.1%	74,659	21.3%	$33.41	2.5%	26.4%
2015	4	38,975	11.1%	113,634	32.4%	$21.41	8.6%	35.0%
2016	0	0	0.0%	113,634	32.4%	$0.00	0.0%	35.0%
2017	3	96,603	27.6%	210,237	60.0%	$31.19	30.9%	65.9%
2018	3	64,482	18.4%	274,719	78.4%	$29.72	19.7%	85.6%
2019	1	2,950	0.8%	277,669	79.2%	$30.90	0.9%	86.6%
2020	1	2,350	0.7%	280,019	79.9%	$43.50	1.0%	87.6%
2021	1	42,700	12.2%	322,719	92.1%	$19.92	8.7%	96.3%
Thereafter	1	19,832	5.7%	342,551	97.7%	$18.00	3.7%	100.0%
Vacant	NAP	8,019	2.3%	350,570	100.0%	NAP	NAP
Total / Wtd. Avg.	34	350,570	100.0%			$28.43	100.0%

The Loan. The Ridgeway Shopping Center loan (the “Ridgeway Shopping Center Loan”) is a $49.6 million fixed rate loan secured by the borrower’s fee simple interest in the 350,570 sq. ft. anchored retail located at 2215 Summer Street in Stamford, Connecticut (the “Ridgeway Shopping Center Property”). The Ridgeway Shopping Center Loan accrues interest at a fixed rate equal to 5.5200%. The Ridgeway Shopping Center Loan was originated by an affiliate of J.P. Morgan Investment Management, Inc. in 1997, assumed by a new borrower in 2002, modified and extended in 2007, and subsequently acquired by GACC in June 2011. As of the cut-off date, the remaining term to maturity is 6.2 years and a remaining amortization term of 26.2 years. In connection with the purchase, GACC obtained an appraisal, new engineering and environmental reports and updated title searches. For information, see "Risk Factors—Risks Related to the Mortgage Assets The JPMIM Mortgage Assets Were Not Specifically Originated for Securitization” and “—Seasoned Mortgaged Assets Present Additional Risks of Repayment” in the prospectus supplement. In 2002, the sponsor purchased a majority of the interest in the entity that owns the property for $89.3 million, and the remaining limited partner interest in such entity in 2011 for $7.4 million. Based on the appraised value of $128.0 million as of July 15, 2011, the cut-off date LTV is 38.7% and the remaining implied equity is $78.4 million. The most recent prior financing of the Ridgeway Shopping Center Property was not included in a securitization.

The Borrower / Sponsor. The borrower, UB Stamford, L.P., is a single asset Delaware limited partnership. The sponsor of the borrower and the nonrecourse carve-out guarantor is Urstadt Biddle Properties Inc. (“UBP”).

UBP is a small cap, self-administered equity REIT founded in 1969 and based in Greenwich, CT. UBP’s primary investments are grocery-anchored shopping centers in the New York Metropolitan area and northeastern part of the United States. The company owns over 50 properties comprising over 4.6 million square feet of gross leasable area.

The Property. The Ridgeway Shopping Center Property is a three-building, 350,570 square foot open-air retail lifestyle center located in the south-central section of Stamford, Connecticut, just north of the CBD. The Ridgeway Shopping Center Property was constructed in 1970 and renovated in 1997 and is the largest non-mall shopping center in Stamford. There are approximately 2,567 surface and garage parking spaces, yielding a parking ratio of 7.32 per 1,000 square feet. The Ridgeway Shopping Center Property has operated at an occupancy rate above 98% since 2008. Based on tenants reporting sales, overall sales PSF at the Ridgeway Shopping Center Property were $597, $609 and $610 in 2008, 2009 and 2010, respectively, with a 2010 overall occupancy cost of 6.2%.

Major Tenants.
Stop N Shop Supermarket (60,000 sq. ft., 17.1% of NRA, 18.5% of Annual U/W Base Rent) The Stop & Shop Supermarket Company, a subsidiary of Royal Ahold NV, operates as a food retailer with approximately 375 stores throughout New England, New York, and New Jersey. The company’s stores offer a range of produce, general merchandise, and health and beauty care products. The Stop & Shop Supermarket Company was founded in 1914 and is based in Quincy, Massachusetts. Stop & Shop Supermarket Company has been at the Ridgeway Shopping Center Property since 1997, and has 11, five-year automatic renewal options through August 2072. Stop & Shop reported 2010 sales of $972 PSF with an occupancy cost of 4.1%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2215 Summer Street Stamford, CT 06905	Collateral Asset Summary Ridgeway Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$49,598,568 38.7% 2.55x 18.4%

Bed, Bath & Beyond (47,000 sq. ft., 13.4% of NRA, 14.5% of Annual U/W Base Rent) Bed Bath & Beyond Inc., together with its subsidiaries, operates a chain of over 1,000 retail stores in 48 states that sell a wide assortment of housewares, furnishings, health and beauty products, and other related items. The company was founded in 1971 and is headquartered in Union, New Jersey. The tenant has been at Ridgeway Shopping Center Property since 1997, and has 4, five-year renewal options through January 2038. The tenant is not required to report sales.

L.A. Fitness International (42,700 sq. ft., 12.2% of NRA, 8.5% of Annual U/W Base Rent) L.A. Fitness International, LLC is a privately-owned fitness center chain that offers a wide variety of exercise and personal training options. Founded in 1984, L.A. Fitness International has over 340 gyms located throughout the United States and is based in Irvine, California. L.A. Fitness has been a tenant at the Ridgeway Shopping Center Property since 2006, and has 3, five-year renewal options through May 2036. The tenant is not required to report sales.

The Market. The Ridgeway Shopping Center Property is located in the southwestern part of Connecticut within the Stamford CBSA. According to Claritas, Inc. the Stamford CBSA ended 2010 with an aggregate retail sales level of $18.32 billion, with average retail sales per household of $55,802. By comparison, Connecticut had average sales per household of $40,344, while the U.S. was $37,205. The average household income within a 1-, 3-, and 5-mile radius was $96,864, $114,043 and $138,260, respectively, in 2010.

The Ridgeway Shopping Center Property is located within the Fairfield County Retail Market, which contains 8.6 million square feet of retail space. Reis, Inc. classifies the Ridgeway Shopping Center Property in the Lower Fairfield County, which is the largest submarket comprising 38.9% of the area's total inventory, or approximately 3.3 million square feet. As of Q1 2011, the overall vacancy rate for the region was 4.3% with asking rental rates at $27.97 PSF. The Lower Fairfield County submarket had the highest overall vacancy rate of 6.2%, as well as the highest average asking rent at $34.30 PSF. No new construction was completed in the first quarter of 2011.

The appraiser analyzed rent comparables for various tenant categories, and concluded the following market rents:

Summary of Market Rental Rates(1)
Tenant Type	Number of Tenants	Size (Sq. Ft.)	Current In Place Rent	Appraiser Market Rent
Supermarket	1	60,000	$30.90	$32.00
Anchor	1	47,000	$31.01	$25.00
Jr Anchor	2	35,131	$31.62	$25.00
Jr Anchor (Upper)	3	80,642	$21.05	$15.00
Inline Summer < 1,000	3	2,205	$47.74	$50.00
Inline Sixth St < 1,000	6	3,446	$35.06	$35.00
Inline Rear	2	10,584	$32.51	$30.00
Inline Upper	2	5,182	$26.33	$22.00
Inline 1,000 - 5,000	9	27,421	$41.41	$43.00
Inline 5,000 - 10,000	4	28,240	$32.82	$35.00
Fitness Center	1	42,700	$19.92	$20.00
Total(2):	34	342,551	$28.43	$26.27
(1) Source: Appraisal, Borrower Rent Roll (2) Total does not include the 8,019 vacant sq. ft.

The below chart shows a summary of comparable sales, as determined by the appraiser:

Summary of Sales Comparables

Address	Location	Sale Date	Year Built / Renovated	NRA (Sq. Ft.)	Sale Price / Value	Adj Price PSF	Cap Rate	Occ. %
Ridgeway Shopping Center Property	Stamford, CT	NAP	1970 / 1997	350,570	$128,000,000	$365.12	7.00%	98%
Festival at Riva	Annapolis, MD	Jan 2011	1986 / 1991	304,251	$102,500,000	$336.89	5.93%	95%
Milford Marketplace	Milford, CT	Jan 2011	2007	112,247	$24,720,900	$220.24	7.06%	91%
Alameda Towne Center	Alameda, CA	Jan 2011	1958 / 2010	596,278	$181,000,000	$303.55	6.75%	91%
Gateway Overlook	Elkridge, MD	Dec 2010	2007	222,813	$88,400,000	$396.75	7.28%	99%
San Jose MarketCenter	San Jose, CA	Jun 2010	2006	213,485	$85,000,000	$398.15	8.37%	96%
Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2215 Summer Street Stamford, CT 06905	Collateral Asset Summary Ridgeway Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$49,598,568 38.7% 2.55x 18.4%

Cash Flow Analysis.

Cash Flow Analysis
	T-12 10/31/2008	T-12 10/31/2009	T-12 10/31/2010	U/W	U/W PSF
Base Rent	$9,596,094	$9,736,289	$9,846,343	$9,739,221	$27.78
Value of Vacant Space	0	0	0	$296,641	0.85
Gross Potential Rent	$9,596,094	$9,736,289	$9,846,343	$10,035,861	28.63
Total Recoveries	2,420,700	3,072,007	3,008,896	3,092,217	8.82
Total Other Income	8,590	5,844	1,319	1,319	0.00
Less: Vacancy(1)	0	0	0	(393,882)	(1.12)
Effective Gross Income	$12,025,385	$12,814,139	$12,856,558	$12,735,516	$36.33
Total Operating Expenses	2,951,373	3,218,616	3,249,083	3,598,476	10.26
Net Operating Income	$9,074,012	$9,595,523	9,607,475	$ 9,137,040	$26.06
TI/LC	0	0	0	323,475	0.92
Capital Expenditures	0	0	0	87,643	0.25
Net Cash Flow	$9,074,012	$9,595,523	$9,607,475	$8,725,923	$24.89
(1)	Underwritten vacancy of 3% of gross income.

Property Management. The Ridgeway Shopping Center Property is managed by the sponsor, Urstadt Biddle Properties Inc.

Lockbox / Cash Management. None.

Initial Reserves. At origination in 1997, the borrower deposited funds into two reserve accounts for tenant improvements and build outs in the amounts of $450,000 and $1,000,000. Both reserve accounts have subsequently been disbursed and balances are now zero. No reserves were required per the 2007 modification.

Ongoing Reserves. None.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower has the right to obtain mezzanine financing, provided that, among other things, (i) the combined LTV does not exceed 70%, (ii) the combined DSCR exceeds 1.35x, (iii) a customary intercreditor agreement is entered into, and (iv) the new loan is coterminous with the Ridgeway Shopping Center Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2215 Summer Street Stamford, CT 06905	Collateral Asset Summary Ridgeway Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$49,598,568 38.7% 2.55x 18.4%

Ridgeway Shopping Center
2215 Summer Street
Stamford, CT 06905
Stamford
Downtown Stamford
FAIRFIELD COUNTY
Mianus River State Park
Greenwich
Riverside
Darien
Lord & Taylor
Stamford Hospital
Stamford Town Center
Stamford Ctr for the Arts
STAMFORD METRO NORTH/ AMTRAK
Merritt Parkway
High Ridge Rd
Long Ridge Rd
Newfield Ave
Strawberry Hill Ave
Washington Blvd
Broad St
W. Main St
Cove Rd
Post Rd
Middlesex Rd
New Haven 38 miles
New York 34 miles
Long Island Sound
Stamford Harbor
Westcott Cove
Cove Harbor
Cove Island
Cos Cob Harbor
Greenwich Cove
Shippan Point
New York City
NEW JERSEY
NEW YORK
CONNECTICUT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111 East 59th Street New York, NY 10022	Collateral Asset Summary Lighthouse Building	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 48.9% 1.44x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111 East 59th Street New York, NY 10022	Collateral Asset Summary Lighthouse Building	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 48.9% 1.44x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Lighthouse International		Collateral:	Fee Simple
Borrower:	Lighthouse International Real Estate		Location:	New York, NY
	Holdings LLC		Year Built / Renovated:	1962 / 1994
Original Balance:	$45,000,000		Total Sq. Ft.:	194,220
Cut-off Date Balance:	$45,000,000		Property Management:	Lighthouse International
% by Initial UPB:	3.2%		Underwritten NOI:	$4,591,694
Interest Rate:	5.8700%		Underwritten NCF:	$4,355,090
Payment Date:	6th of each month		Appraised Value:	$92,000,000
First Payment Date:	August 6, 2011		Appraisal Date:	March 15, 2011
Maturity Date:	July 6, 2021
Amortization:	Interest-only for first 60 months; 360		Historical NOI(5)
	months thereafter		Most Recent NOI:	($290,514) (December 31, 2010)
Additional Debt:	None		2nd Most Recent NOI:	($420,583) (December 31, 2009)
Call Protection:	L(25), D(91), O(4)		3rd Most Recent NOI:	($760,027) (December 31, 2008)
Lockbox / Cash Management:	Hard / In Place
			Historical Occupancy
Reserves(1)			Most Recent Occupancy:	100.0% (June 24, 2011)
	Initial	Monthly	2nd Most Recent Occupancy:	100.0% (December 31, 2010)
Taxes(2):	$0	$0	3rd Most Recent Occupancy:	93.7% (December 31, 2009)
Insurance:	$182,560	$20,284	(1)	See “Initial Reserves” and “Ongoing Reserves” herein
Replacement:	$0	$4,046	(2)	Given the borrower’s 501(c)(3) not-for-profit nature, ongoing tax reserves are
TI/LC(3):	$0	$14,862	not required. To the extent real estate taxes become payable in the future,
			ongoing monthly reserves for taxes will be escrowed.
DOB Escrow:	$34,000	$0	(3)	Ongoing TI/LC reserve will be capped at $500,000.
			(4)	Based on amortizing debt service payments. Based on the current interest-only
Financial Information			payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.71x
Cut-off Date Balance / Sq. Ft.:		$232	and 1.63x, respectively.
Balloon Balance / Sq. Ft.:		$216	(5)	Historical NOI does not include any rental income for Lighthouse International,
Cut-Off Date LTV:		48.9%	which has owned and occupied all, or a majority of the Lighthouse Building
Balloon LTV:		45.7%	Property, since development. Concurrently with closing of the loan, Lighthouse
Underwritten NOI DSCR(4):		1.44x	International entered into a 15-year lease with its borrower affiliate, with an
Underwritten NCF DSCR(4) :		1.36x	initial base rent of $5,903,484 per annum. Adding back the current base rent
Underwritten NOI Debt Yield:		10.2%	for Lighthouse International to the historical operating statements, the Historical
Underwritten NCF Debt Yield:		9.7%	NOI would have been $5,143,457, $5,482,901 and $5,612,970 for 2008, 2009
			and 2010, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111 East 59th Street New York, NY 10022	Collateral Asset Summary Lighthouse Building	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 48.9% 1.44x 10.2%

Tenant Summary
Tenant(1)	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent PSF	% of Total Annual U/W Base Rent	Lease Expiration
Lighthouse International(2)	NR/NR/NR	144,567	74.4%	$40.84	72.8%	6/30/2026
Cardiovascular Research Foundation(3)	NR/NR/NR	36,456	18.8%	$40.00	18.1%	2/28/2017
Goodwill Industries(4)	NR/NR/NR	12,152	6.3%	$36.04	5.4%	8/01/2015
Smooth Medical(4)	NR/NR/NR	1,045	0.5%	$293.92	3.8%	2/28/2017
Subtotal / Wtd. Avg.:		194,220	100.0%	$41.74	100.0%

Other	NAP	0	0.0%	$0.00	0.0%	NAP
Vacant	NAP	0	0.0%	NAP	NAP	NAP
Total / Wtd. Avg.:		194,220	100.0%	$41.74	100.0%
(1)	Lighthouse International, Cardiovascular Research Foundation and Goodwill Industries of New York are registered 501(c)(3) not-for-profit organizations.
(2)
Per the Lighthouse International lease, Lighthouse International has agreed to master lease any space that becomes vacant for more than 90 days at rate and terms consistent with its existing lease until such time as an acceptable replacement tenant is in occupancy and paying rent.

(3)
Cardiovascular Research Foundation (“CRF”) has leased space at the Lighthouse Building Property since 2006. CRF’s current lease expires October 2011 and the tenant is currently in the process of negotiating a new lease for a 68 month term through February 2017 at an initial annual base rent of $40.00 PSF plus $3.25 PSF electric reimbursements. CRF’s current lease expiring in October provides for an annual base rent of $1,364,080 plus electric reimbursement of $111,173. In the event that the tenant vacates at the end of the current term, and the space remains vacant for 90 days, Lighthouse International is obligated to master lease the space at an initial annual base rent of $40.00 PSF plus $3.25 PSF electric reimbursements through June 2026 (consistent with the current Lighthouse International lease) or until such time as an acceptable replacement tenant is in occupancy and paying rent, if earlier. The underwritten rent is based upon the negotiated lease extension, which is consistent with the terms which Lighthouse International would be obligated to master lease the space in the event the tenant vacated.

(4)
Underwritten base rent for Goodwill Industries includes a rent step of $24,790 occurring September 1, 2011 and the underwritten base rent for Smooth Medical includes a rent step of $11,813 occurring March 1, 2012.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft. (1)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	1	12,152	6.3%	12,152	6.3%	$36.04	5.4%	5.4%
2016	0	0	0.0%	12,152	6.3%	$0.00	0.0%	5.4%
2017	2	37,501	19.3%	49,653	25.6%	$47.08	21.8%	27.2%
2018	0	0	0.0%	49,653	25.6%	$0.00	0.0%	27.2%
2019	0	0	0.0%	49,653	25.6%	$0.00	0.0%	27.2%
2020	0	0	0.0%	49,653	25.6%	$0.00	0.0%	27.2%
2021	0	0	0.0%	49,653	25.6%	$0.00	0.0%	27.2%
Thereafter	1	144,567	74.4%	194,220	100.0%	$40.84	72.8%	100.0%
Vacant	NAP	0	0.0%	194,220	100.0%	NAP	NAP
Total / Wtd. Avg.	4	194,220	100.0%			$41.74	100.0%
(1)	Includes rent steps.

The Loan. The Lighthouse Building loan (the “Lighthouse Building Loan”) is a $45.0 million fixed rate loan secured by the borrower’s fee simple interest in the 194,220 square foot Class A office building located at 111 East 59th Street in New York, New York (the “Lighthouse Building Property”). The $45.0 million first mortgage has a 10-year term, amortizes on a 30-year schedule after an initial five-year interest-only period, and accrues interest at a fixed rate equal to 5.8700%. Loan proceeds were used to retire existing debt, with a cash out of $3.3 million. Based on the appraised value of $92.0 million as of March 15, 2011, the cut-off date LTV is 48.9% and the remaining implied equity is $47.0 million. The most recent prior financing of the Lighthouse Building Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111 East 59th Street New York, NY 10022	Collateral Asset Summary Lighthouse Building	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 48.9% 1.44x 10.2%

The Borrower / Sponsor. The borrower, Lighthouse International Real Estate Holdings LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower is a wholly owned subsidiary of Lighthouse International, a New York nonprofit corporation, which is the sponsor, nonrecourse carve-out guarantor and largest tenant. Given that Lighthouse International and other tenants at the property qualify for tax exempt status under section 501(c)(3) of the Internal Revenue Code, the borrower is not required to pay real estate taxes. Additionally, in accordance with Lighthouse International’s lease, Lighthouse International has agreed to lease any space that becomes vacant for more than 90 days at rate and terms consistent with its existing lease (initial annual base rent of $40.00 PSF plus $3.25 PSF electric reimbursements through June 2026) until such time as an acceptable replacement tenant is in occupancy and paying rent.

Lighthouse International has been active in the fight against vision loss through prevention, treatment and empowerment for over a century. Founded in 1905, Lighthouse has been instrumental in helping those with impaired vision establish themselves in society. Notably, Lighthouse was instrumental in persuading the NYC Board of Education to admit children with impaired vision to public schools for the first time in 1909. Lighthouse organizes and facilitates an extensive offering of services for the blind with more than 1,500 volunteers and 200 employees. As of December 31, 2010, Lighthouse International reported total assets of $98,370,290 and a net worth of $38,720,355.

The Property. The Lighthouse Building Property is located at 111 East 59th Street, New York, New York, between Lexington Avenue and Park Avenue along the north side of East 59th Street. The Lighthouse Building Property spans the full block between East 59th Street and the south side of East 60th Street, with a rear entrance along East 60th Street and 60 feet of frontage along both East 59th Street and East 60th Street. The Lighthouse Building Property consists of an irregular-shaped parcel of land totaling 0.28 acres and is improved with one 15-story building totaling 194,220 net rentable square feet. The building was constructed in 1962 and rebuilt/expanded in 1994.

The ground floor space consists of two retail spaces (Smooth Medical along East 59th Street and the Lighthouse Store along East 60th Street). The remainder of the ground floor consists of office lobby space and a pharmacy/eye care dispensary for Lighthouse International medical patients. Floors 2 through 9 and 14 through 15 are leased and occupied by Lighthouse International for various functions including educational, medical and administrative uses. The 10th floor is occupied by Goodwill Industries, which utilizes the space both for executive offices of Goodwill Industries as well as its GoodTemps program, a job assistance program run by Goodwill. The 11th through 13th floors are occupied by Cardiovascular Research Foundation.

The basement of the Lighthouse Building Property is developed with a full theater/auditorium with approximately 256 seats. The theater, which is the largest of its kind in Manhattan, is utilized both by Lighthouse International for corporate events, as well as by third party users. The Academy of Motion Picture Arts and Sciences has a license agreement expiring October 2019 to utilize the space for no less than 40 events per year. The license agreement is structured with a current fee of $1,350 per use, plus $5,304.50 per month (increasing 3% per annum).

Major Tenants.
Lighthouse International (144,567 sq. ft., 74.4% of NRA, 72.8% of underwritten base rent). The Lighthouse Building Property serves as the headquarters for Lighthouse International, a not-for-profit organization that provides extensive services for the blind. Per the 2010 operating statement, Lighthouse International’s sources of revenue are comprised of: contributions, legacies and special events (63%), government grants (20%), other income (12%) and direct client services income (5%).

Cardiovascular Research Foundation (36,456 sq. ft., 18.8% of NRA, 18.1% of underwritten base rent). Cardiovascular Research Foundation (“CRF”) has leased space at the Lighthouse Building Property since 2006 and is in the process of finalizing a 68-month extension through February 2017. Founded in 1990, CRF is an independent, academically focused organization dedicated to improving the survival and quality of life for people with cardiovascular disease. Through research and education the organization has played a major role in realizing improvements in the lives of patients by establishing the safe use of new technologies and therapies in the subspecialty of interventional cardiology and endovascular medicine. In 2000, CRF launched TCTMD.com, a leading resource for interventional cardiovascular news and education. Today TCTMD.com has over 70,000 members. Additionally, CRF conducts more than 50 educational meetings each year. Of note, CRF’s Transcatheter Cardiovascular Therapeutics is one of the largest privately run medical meeting in the world, attracting a large number of physicians, health care professionals and government regulators. CRF is a registered not-for-profit organization.

Goodwill Industries (12,152 sq. ft., 6.3% of NRA, 5.4% of underwritten base rent). Goodwill Industries (“Goodwill”) currently occupies 12,152 sq. ft. (10th floor) at the Lighthouse Building Property under a lease expiring in August 2015. Founded in 1902, Goodwill serves people with mental and physical disabilities, the unemployed, new immigrants, ex-offenders, mature workers and underserved youth. Goodwill’s diverse programs span New York City, Northern New Jersey, Long Island and upstate New York and serve more than 136,000 people annually. There are currently 165 Goodwill organizations in the U.S. and Canada with 14 Goodwill affiliated

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111 East 59th Street New York, NY 10022	Collateral Asset Summary Lighthouse Building	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 48.9% 1.44x 10.2%

organizations in other countries around the world. Goodwill utilizes the premises for its Manhattan office and for GoodTemps, the temporary staffing division of Goodwill. GoodTemps places a wide variety of employees with disabilities or other barriers to employment in both the public and private sector jobs. Goodwill is a registered not-for-profit organization.

The Market. The Lighthouse Building Property is located in Manhattan’s Midtown office market. The Midtown office market, continues to display progress after a solid 2010. Market indicators expect continued positive momentum throughout 2011, largely as a result of a rebound in the private sector. Midtown Manhattan is one of the largest and most affluent office markets in the country, containing 241.5 million square feet within its 11 major submarkets. The Lighthouse Building Property is located in the Park Avenue Office submarket of the Plaza Office District.

The Plaza Office District has evidenced the highest rents in Midtown due to the demand generated by its premier location and quality space. According to the appraisal, the 1st quarter 2011 asking rental rate for Midtown Manhattan was $62.63 PSF, $69.98 PSF for Class A office space, with a direct vacancy rate of 8.7% for all space. The average direct Class A office asking rental rate in certain Plaza Office District statistical areas averaged $79.97 PSF in Q1 2011, and the direct vacancy rate for Class A office space in certain Plaza Office District statistical areas was 8.0% in Q1 2011. The average direct Class A asking rental rate in the Park Avenue Office submarket was $74.82 PSF in Q1 2011, with a direct vacancy rate of 6.7%.

The appraiser also identified fifteen competitive buildings. The overall occupancy rate in these buildings was 95.1% for direct space and 94.8% including sublease space. The minimum asking rent was $45.00 PSF and the maximum asking rent was $68.00 PSF. The appraiser further identified five directly competitive buildings. The average asking rents for the buildings directly competitive with the subject were $50.00 PSF to $62.00 PSF. The average overall occupancy rate for the directly competitive buildings was 89.06%, compared to 95.1% for all of the buildings competitive with the Lighthouse Building Property.

The appeal of the Plaza Office District is reflected by the presence of numerous top firms in a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising and communications. There are approximately 17 Fortune 500 companies with headquarters in the Plaza Office District. The nearest subway stop is the East 59th Street and Lexington Avenue station, where the 4, 5, 6 and N, Q, R trains are accessible providing access along both the east and west sides of Manhattan and into Queens. The Lighthouse Building Property is also accessible by Lexington Avenue and 59th Street bus routes.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	U/W	U/W PSF
Gross Potential Rent(1)	$1,690,238	$1,696,101	$1,941,362	$8,106,825	$41.74
Total Recoveries(2)	0	0	0	2,393,750	$12.32
Total Other Income	323	3	11,624	0	$0.00
Less: Vacancy & Credit Loss(3)	0	0	0	(1,050,058)	($5.41)
Effective Gross Income	$1,690,561	$1,696,104	$1,952,986	$9,450,518	$48.66
Total Operating Expenses(4)	2,450,588	2,116,687	2,243,500	4,858,824	$25.02
Net Operating Income	($760,027)	($420,583)	($290,514)	$4,591,694	$23.64
TI/LC	0	0	0	178,338	$0.92
Capital Expenditures	0	0	0	58,266	$0.30
Net Cash Flow	($760,027)	($420,583)	($290,514)	$4,355,090	$22.42
(1)	Historical GPR exclude Lighthouse International payments and only account for third party leases. Underwritten GPR includes all premises leased by Lighthouse International.
(2)
Historical recoveries exclude Lighthouse International payments and only account for third party recoveries. Underwritten recoveries include Lighthouse International recoveries of $3.25 PSF for electric and Lighthouse International’s pro-rata share of taxes if they were to be due and payable.

(3)	Underwritten vacancy of 10.0%.
(4)
Historical operating expenses include payroll expenses attributable to Lighthouse International personnel which were adjusted downward by 65% in the underwriting to account for estimated payroll for building services only. Underwriting assumes full real estate taxes, based on the current assessed value and tax rates. Given that the Borrower is an affiliate of a 501(c)(3) not-for-profit, the Lighthouse Building Property is exempt from real estate taxes, however, in order to maintain this exemption, the borrower may only lease the property to other 501(c)(3) companies. Excluding real estate taxes and corresponding recoveries the underwritten net cash flow is approximately $5,050,000.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111 East 59th Street New York, NY 10022	Collateral Asset Summary Lighthouse Building	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 48.9% 1.44x 10.2%

Property Management. The Lighthouse Building Property is managed by Lighthouse International, the loan sponsor and the sole member and manager of the borrower.

Lockbox / Cash Management. The Lighthouse Building Loan is structured with a hard lockbox and in place cash management. Upon the occurrence of a sweep event, all excess cash will be swept into a lender controlled account. A “sweep event” is defined as any of the following:(i) the continuance of an event of default under the loan, the property management agreement or the Lighthouse International Lease, (ii) if the debt service coverage ratio is less than 1.20x, (iii) the ratio of Lighthouse International’s unrestricted marketable securities drops below 50% of the loan amount, or (iv) Lighthouse International goes dark or vacates 25% or more of its existing space at the Lighthouse Building Property and fails to procure an acceptable replacement tenant for at least 75% of the vacated existing space.

Initial Reserves. At closing, the borrower deposited (i) $182,560 into an insurance reserve account and (ii) $34,000 into the building code violation reserve (DOB Escrow). Borrower is required to use commercially reasonable efforts to promptly cause, to lender's satisfaction, (a) all work required to be completed at the Lighthouse Building Property, in satisfaction of open building violations at the Lighthouse Building Property and (b) each of the building violations to be satisfied and discharged of record in full. The lender is required to release the $34,000 reserve to the borrower upon its receipt of an architect’s or engineer’s certificate reasonably satisfactory to lender that all work required to be completed at the Lighthouse Building Property in satisfaction of the violations has been completed.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $20,284 into a monthly insurance reserve account, (ii) $4,046 into a capital expenditure reserve account and (iii) $14,862 into a TI/LC reserve account, which shall be capped at $500,000. Given the borrower’s 501(c)(3) tax exempt status, ongoing tax reserves are not required. To the extent real estate taxes become payable in the future, the loan documents require the borrower to escrow monthly reserves for taxes.

Current Mezzanine or Subordinate Indebtedness. None.
Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111 East 59th Street New York, NY 10022	Collateral Asset Summary Lighthouse Building	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 48.9% 1.44x 10.2%

Lighthouse International
111 East 59th Street
New York, NY 10022
CENTRAL PARK
Midtown
Theatre District
West Side
East Side
Garment District
Chelsea
East River
FDR Drive
Queens-Midtown Tunnel
495
Strawberry Fields
Sheep Meadow
The Dairy
Wollman Rink
Central Park Zoo
Central Park South
Frick Collection
Temple Emanu-El
Sotheby's
Hospital for Special Surgery
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
Mt. Vernon Hotel Museum and Garden
Juilliard School
Metropolitan Opera House
Avery Fisher Hall
David H. Koch Theater
Time Warner Center
Columbus Circle
Museum of Arts & Design
St. Lukes Roosevelt Hospital Ctr.
Carnegie Hall
Plaza Hotel
Grand Army Plaza
Fuller Building
Trump Tower
Citigroup Center
Museum of Modern Art
St. Patrick's Cathedral
Radio City Music Hall
Rockefeller Center
GE Building
Rockefeller Plaza
One Worldwide Plaza
Gershwin Theatre
Paramount Plaza
Japan Society
Imperial Theatre
Lyceum Theatre
Times Square
Shubert Theatre
Viacom Intl
Majestic Theater
Paramount Communications
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
MetLife Building
Grand Central Terminal (Metro North)
Chrysler Building
United Nations Headquarters
Daily News
Port Authority Bus Terminal
New York Times Building
Bryant Park
New York Public Library
Metropolitan Opera
Republic Bank Tower
Lefcourt Manhattan Bldg.
Fashion Center Bldg.
Lefcourt State Bldg.
Garment Center Capitol
Fashion Atrium
The Morgan Library & Museum
Nelson Tower
Macy's
Herald Square
Empire State Building
Manhattan Center
One Penn Plaza
Manhattan Mall
General Post Office
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Chelsea Park
Madison Square Park
North Bergen
West New York
Secaucus
Weehawken
Union City
Hoboken
Jersey City
Manhattan
New York City
Queens
Brooklyn
Hudson River

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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13516 Skywatch Lane Louisville, KY 40245 Elmsford, NY 10523	Collateral Asset Summary Paddock at Eastpoint	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$39,500,000 69.8% 1.39x 9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

13516 Skywatch Lane Louisville, KY 40245 Elmsford, NY 10523	Collateral Asset Summary Paddock at Eastpoint	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$39,500,000 69.8% 1.39x 9.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Garden Style Multifamily
Sponsor:	J. Scott Hagan		Collateral:	Fee Simple
Borrower:	TPE LLC		Location:	Louisville, KY
Original Balance:	$39,500,000		Year Built / Renovated:	2005-2006, 2007-2008 / NAP
Cut-off Date Balance:	$39,500,000		Total Units:	500
% by Initial UPB:	2.8%		Property Management:	Hagan Properties, Inc.
Interest Rate:	5.2935%		Underwritten NOI:	$3,718,688
Payment Date:	6th of each month		Underwritten NCF:	$3,568,688
First Payment Date:	July 6, 2011		Appraised Value:	$56,600,000
Maturity Date:	June 6, 2021		Appraisal Date:	May 18, 2011
Amortization:	Interest-only for first 12 months; 348
	months thereafter		Historical NOI
Additional Debt:	$4,000,000 Mezzanine Loan		Most Recent NOI:	$3,729,186 (T-12 April 30, 2011)
Call Protection:	L(12), YM1(104), O(4)		2nd Most Recent NOI:	$3,597,209 (December 31, 2010)
Lockbox / Cash Management(1):	Springing Soft / Springing		3rd Most Recent NOI:	$3,278,873 (December 31, 2009)

Reserves(2)			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	97.0% (May 9, 2011)
Taxes:	$214,564	$26,820	2nd Most Recent Occupancy:	94.1% (December 31,2010)
Insurance:	$20,613	$10,307	3rd Most Recent Occupancy:	90.6% (December 31, 2009)
Replacement:	$0	$10,333	(1)	See “Lockbox / Cash Management” herein.
Required Repairs:	$81,861	NAP	(2)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
			(3)	Based on amortizing debt service payments. Based on the current interest-
Financial Information			only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR
	Mortgage Loan	Total Debt(4)	for the Mortgage Loan are 1.75x and 1.68x, respectively.
Cut-off Date Balance / Unit:	$79,000	$87,000	(4)	Total Debt includes the mezzanine loan described under “Current Mezzanine or
Balloon Balance / Unit:	$66,392	$74,392	Subordinate Indebtedness” below.
Cut-off Date LTV:	69.8%	76.9%
Balloon LTV:	58.7%	65.7%
Underwritten NOI DSCR(3):	1.39x	1.21x
Underwritten NCF DSCR(3) :	1.34x	1.16x
Underwritten NOI Debt Yield:	9.4%	8.5%
Underwritten NCF Debt Yield:	9.0%	8.2%
Unit Mix(1)
Unit Type	# Units	% of Total	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
1 Bed / 1 Bath	136	27.2%	133	767	$790	$1.03
2 Bed / 1 Bath	32	6.4%	32	946	$897	$0.95
2 Bed / 2 Bath	304	60.8%	292	1,204	$1,006	$0.84
3 Bed / 2 Bath	28	5.6%	28	1,406	$1,450	$1.03
Total / Wtd. Avg.	500	100.0%	485	1,080	$965	$0.89
(1)	Source: Appraisal. Occupied Units based on rent roll dated May 9, 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

13516 Skywatch Lane Louisville, KY 40245 Elmsford, NY 10523	Collateral Asset Summary Paddock at Eastpoint	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$39,500,000 69.8% 1.39x 9.4%

The Loan. The Paddock at Eastpoint loan (the "Paddock at Eastpoint Loan") is a $39.5 million fixed rate loan secured by the borrower's fee simple interest in the 500-unit Class A multifamily property located in Louisville, Kentucky (the "Paddock at Eastpoint Property"). The Paddock at Eastpoint Loan has a 10-year term, an initial interest-only period of twelve months, and amortizes on a 29-year schedule thereafter. The Paddock at Eastpoint Loan accrues interest at a fixed rate equal to 5.2935%. Loan proceeds, with an additional $4,000,000 mezzanine loan (as described herein in the “Current Mezzanine or Subordinate Indebtedness” section; and together with the Paddock at Eastpoint Loan, the "Aggregate Indebtness"), were used to retire existing debt of approximately $41.0 million. Based on the "As-is" appraised value of $56.6 million for the Paddock at Eastpoint Property as of May 18, 2011, the Cut-off LTV is 69.8% for the Paddock at Eastpoint Loan and 76.9% for the Aggregate Indebtedness. The most recent prior financing of the Paddock at Eastpoint Property was not included in a securitization.

The Borrower / Sponsor. The borrower is TPE LLC is a single purpose Kentucky limited liability company. The sponsor of the borrower and the carveout guarantor is J. Scott Hagan and is also a UBS Wealth Management client. Mr. Hagan has over 25 years of commercial real estate experience. In 1996 he founded Hagan Properties, Inc., which has since grown into one of the major commercial real estate developers in Louisville. The company specializes in the development, redevelopment, leasing, management and marketing of shopping centers, apartments and condominiums in Kentucky. Since its inception, Hagan Properties, Inc. has acquired and developed approximately two million square feet of shopping centers within the Louisville community. The company currently owns and manages four shopping centers totaling 979,000 square feet with an additional 510,000 square feet under development. Hagan Properties, Inc.’s shopping center portfolio includes national anchor tenants such as Lowe’s, Walmart, Target, Jo-Ann Fabrics, Borders Books and Cost Plus World Market. The Paddock at Eastpoint Property is the first multifamily development in the Hagan Properties, Inc. portfolio. As of March 31, 2011, Mr. Hagan and affiliates (J. Scott Hagan, Hagan Development Trust, Continuum Trust and Main & Main, Ltd.) reported a combined net worth of $65.2 million with liquidity of $2.5 million. A majority of Mr. Hagan and affiliates’ net worth is related to his real estate business investments valued at approximately $182 million.

The Property. The Paddock at Eastpoint Property is located along the south side of Factory Lane in northeastern Louisville just off the Gene Snyder Freeway (I-265) approximately 17 miles east of downtown Louisville. The Paddock at Eastpoint Property was built in two phases: phase I (298 units) in 2005-2006 and phase II (202 units) in 2007-2008. The Paddock at Eastpoint Property is approximately one-half mile east of Lagrange Road, a main north/south thoroughfare providing neighborhood access to I-265, Louisville’s outer loop. This corridor of Lagrange Road consists of a significant amount of commercial uses, which include strip shopping centers and a variety of freestanding retail buildings. Nearby retailers include Wal-Mart, Target and Kroger anchored centers. The Paddock at Eastpoint Property is adjacent to Eastpoint Business Center, a 600-acre, master planned business park that includes office space, distribution and banking facilities. The Paddock at Eastpoint Property is conveniently located to I-71, I-64, and the Watterson Expressway (I-264), and all major interstates surrounding downtown Louisville. Average 2010 household income within a one-, three-, and five-mile radius of the Paddock at Eastpoint Property is $160,778, $112,219 and $100,801, respectively.

The Paddock at Eastpoint Property consists of 500 garden-style apartment units within 14, two-story buildings and 14, three-story buildings. The unit mix includes 136 one-bedroom, one-bath garden apartments (27.2% of all units), 32 two-bedroom, one-bath garden apartments (6.4%), 304 two-bedroom, two-bath apartments (60.8%), and 28 three-bedroom, two-bath apartments (5.6%). The Paddock at Eastpoint Property has 624 parking spaces, yielding a parking ratio of 1.25 spaces per unit, and offers residents 148 direct access garages and 32 assignable garages and storage units that are rented separately from the apartment units. The Paddock at Eastpoint Property had an occupancy of 90.6% and 94.1% as of year-end 2009 and year-end 2010, respectively. The Paddock at Eastpoint Property’s current occupancy is 97.0% as of the May 9, 2011 rent roll.

All units have fully equipped kitchens with stainless steel appliances, granite countertops in kitchen and bathrooms, custom maple cabinetry, walk-in closets, hookups for full size washer/dryers, garden tubs with ceramic tile surrounds, private patios and/or balconies with storage closets, and intrusion alarm systems. Select units feature computer nooks, bay windows and fireplaces. Community amenities include a clubhouse with business center and conference room, a resort style swimming pool and sundeck, on-site fitness center and yoga facility, children’s playground, dog walk and park, community picnic areas and grills, car care center, and laundry facility.

The Market. As of first quarter 2011, the Louisville market contains 42,821 units within 259 properties. Per REIS, the Louisville market vacancy rate reported is reported at 5.2% for the first quarter 2011, down slightly from year-end 2010 vacancy rate of 5.3%. Average first quarter asking rent is $655 per month, a slight increase from year-end 2010 of asking rent $652. Over the past seven years, the annual vacancy rate has steadily declined with asking rents increasing. REIS projects a stable vacancy rate from 2011 to 2015 ranging between 4.7% and 5.3%. REIS forecasts annual asking rent growth over the next five years up to an estimated $759 per month, representing a 15.9% growth over the first quarter 2011 asking rents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

13516 Skywatch Lane Louisville, KY 40245 Elmsford, NY 10523	Collateral Asset Summary Paddock at Eastpoint	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$39,500,000 69.8% 1.39x 9.4%

The Paddock at Eastpoint Property is situated within the Northeast Jefferson County submarket, which ranks first in the Louisville market in terms of asking rents and occupancy levels. The submarket contains the largest inventory at 10,558 units within 44 properties. REIS reports a first quarter 2011 vacancy rate of 4.0%, which is a slight decrease from year-end 2010 vacancy rate of 4.1%. The vacancy rate has remained stable over the past year and since 2003 the Paddock at Eastpoint Property’s submarket has outperformed the overall market. REIS’ five year annualized forecast estimates a vacancy rate of 4.7%. Inventory growth has remained stagnant. Within the Paddock at Eastpoint Property’s submarket, there is a limited amount of vacant land; therefore, the Paddock at Eastpoint Property’s area is considered to have significant barriers to entry. The overall strength of the submarket reflects its status as one of the most desirable areas in the Louisville metro area.

Summary of Comparable Properties(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Avg. Unit Size (Sq. Ft.)	Avg. Rent Per Month
Paddock at Eastpoint Property	Louisville, KY	2005-2008	97%	500	1,080	$965
Blankenbaker Crossings	Louisville, KY	2005	97%	236	1,013	$853
Champion Farms	Louisville, KY	1997	96%	264	934	$838
Crowne at the Summit	Louisville, KY	2001	99%	316	1,129	$973
The Legends at Indian Springs	Louisville, KY	2000	96%	212	1,068	$885
The Summit Place	Louisville, KY	2004	99%	200	1,138	$867
Terraces at Forest Springs	Louisville, KY	2001	100%	328	1,169	$954
The Villas of Forest Springs	Louisville, KY	2003	99%	120	1,047	$856
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 4/30/2011	U/W	U/W per Unit
Base Rent	$5,269,711	$5,296,833	$5,307,182	$5,366,232	$10,732
Value of Vacant Space(1)	0	0	0	$167,340	335
Gross Potential Rent	$5,269,711	$5,296,833	$5,307,182	$5,533,572	$11,067
Total Other Income	476,131	712,299	713,655	669,028	1,338
Less: Vacancy(2)	(344,935)	(444,817)	(367,549)	(435,472)	(871)
Total Revenue	$5,400,907	$5,564,315	$5,653,288	$5,767,128	$11,534
Total Expenses	2,122,034	1,967,106	1,924,102	2,048,440	4,097
Net Operating Income	$3,278,873	$3,597,209	$3,729,186	$3,718,688	$7,437
Capital Expenditures	0	208,489	176,155	150,000	300
Net Cash Flow	$3,278,873	$3,388,720	$3,553,031	$3,568,688	$7,137
(1)
Value of Vacant Space is based on market rents per the current rent roll as of May 9, 2011 and includes the two model units (1BR at $750/month and 2BR at $950/month) noted as Vacant Admin/Down on the rent roll.

(2)	Underwritten vacancy is 5.0%, which is higher than the actual physical vacancy of 3%. Vacancy also includes Concessions, Credit Loss, and Employee Units.

Property Management. The Paddock at Eastpoint Property is managed by Hagan Properties, Inc., a borrower affiliate.

Lockbox / Cash Management. The Paddock at Eastpoint Loan is structured with a springing soft lockbox and springing cash management. The Paddock at Eastpoint Loan provides for cash management upon the occurrence of (a) an event of default under the Paddock at Eastpoint Loan or the mezzanine loan, (b) the bankruptcy or insolvency of guarantor, borrower or manager, or (c) if the DSCR of the Aggregate Indebtedness (based on a T-12 underwritten net cash flow and actual debt service constant) falls below 1.10x, as determined by lender. The Paddock at Eastpoint Loan also provides for a cash sweep upon the occurrence of (a) an event of default under the Paddock at Eastpoint Loan, (b) the bankruptcy or insolvency of guarantor, borrower or manager, or (c) if the DSCR of the Aggregate Indebtedness (based on a T-12 underwritten net cash flow and actual debt service constant) falls below 1.05x, as determined by lender. In the event that an event of default exists under the mezzanine loan, excess cash shall be transferred to the mezzanine lender to be held and applied in accordance with the terms of the mezzanine loan.
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

13516 Skywatch Lane Louisville, KY 40245 Elmsford, NY 10523	Collateral Asset Summary Paddock at Eastpoint	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$39,500,000 69.8% 1.39x 9.4%

Initial Reserves. At closing, the borrower deposited (i) $214,564 into a tax reserve account, (ii) $20,613 into an insurance reserve account and (iii) $81,861 into a required repairs reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $26,820 into a monthly tax reserve account, (ii) $10,307 into a monthly insurance reserve account and (iii) $10,333 into a capital expenditure reserve account if on any monthly payment date, the balance of the capital expenditure reserve account is less than $496,000.

Current Mezzanine or Subordinate Indebtedness. In conjunction with the Paddock at Eastpoint Loan, Redwood Commercial Mortgage Corporation provided a $4,000,000 mezzanine loan. The Paddock at Eastpoint Loan and mezzanine loan were funded separately. The mezzanine loan is interest only at a rate of 9.8500% and is co-terminus with the Paddock at Eastpoint Loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

13516 Skywatch Lane Louisville, KY 40245 Elmsford, NY 10523	Collateral Asset Summary Paddock at Eastpoint	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$39,500,000 69.8% 1.39x 9.4%

Paddock at Eastpoint
13516 Skywatch Lane
Louisville, KY 40245
Buckner
River Bluff
CLARK COUNTY
OLDHAM COUNTY
SHELBY COUNTY
JEFFERSON COUNTY
INDIANA
KENTUCKY
Ohio River
Prospect
Utica
Jeffersonville
Oak Park
Glenview
Green Spring
Orchard Grass Hills
Crestwood
Pewee Valley
Barbourmeade
Riverwood
Northfield
Bancroft
Langdon Place
Creekside
Rolling Fields
Indian Hills
Windy Hills
Graymoor-Devondale
Lyndon
Anchorage
Druid Hills
Beechwood Village
St. Matthews
Louisville
Norwood
Bellemeade
Blue Ridge Manor
Middletown
Hurstbourne
Douglass Hills
St. Regis Park
Hurstbourne Acres
Forest Hills
Houston Acres
West Buechel
Buechel
Jeffersontown
Watterson Park
Newburg
Fern Creek
Highview
Okolona
Bowman Field
Jewish Hospital Medical Center Northeast
Tom Sawyer State Park
Jefferson Mall
Gene Snyder Frwy
Factory Ln
Westport Rd
Collins Ln
Bellardsville Rd
Covered Bridge Rd
Sleepy Hollow Rd
Todds Point Rd
Aiken Rd
Old Henry Rd
LaGrange Rd
Hurstbourne Pkwy
New Poplar Lick Rd
Taylorsville Rd
Hikes Ln
Klondike Ln
Six Mile Ln
Bardstown Rd
Manslick Rd
Fern Valley Rd
Outer Loop
Shelbyville Rd
Breckenridge Ln
Westport Rd
Brownsboro Rd
Collector Works Rd
Stony Brook Dr
Watterson Trail
Blankenbaker Rd
Bluegrass Pkwy
Ruckriegel Pkwy
Hurstbourne Pkwy
Indian Trl
Shepherdsville Rd
Fegenbush Ln
Mall St. Matthews
Baptist Hospital East
Oxmoor Center
University of Louisville Isaac Shelby Campus
Downtown Louisville 2 miles
Louisville Intl. Airport 2 miles
71
64
264
265
42
22
146
841
60
155
150
31
362
864

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5001-5011 Montgomery Boulevard and 4511-4601 San Mateo Boulevard NE Albuquerque, NM 87109	Collateral Asset Summary Montgomery Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$28,970,529 65.2% 1.86x 12.3%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	Gary D. Goodman			Collateral:	Fee Simple
Borrower:	Montgomery Plaza Partners LLC			Location:	Albuquerque, NM
Original Balance:	$29,000,000			Year Built / Renovated:	1974 – 1990 / 2001
Cut-off Date Balance:	$28,970,529			Total Sq. Ft.:	388,453
% by Initial UPB:	2.1%			Property Management:	Integrated Property Services Company Inc.,
Interest Rate:	5.1880%				d/b/a Goodman Realty Group
Payment Date:	6th of each month			Underwritten NOI:	$3,555,819
First Payment Date:	August 6, 2011			Underwritten NCF:	$3,324,756
Maturity Date:	July 6, 2021			Appraised Value:	$44,460,000
Amortization:	360 months			Appraisal Date:	April 27, 2011
Additional Debt:	None
Call Protection:	L(11), YM2(104), O(5)			Historical NOI
Lockbox / Cash Management (1):	Hard / Springing			Most Recent NOI:	$3,273,691 (T-12 March 31, 2011)
				2nd Most Recent NOI:	$3,247,560 (December 31, 2010)
Reserves				3rd Most Recent NOI:	$3,301,626 (December 31, 2009)
		Initial	Monthly
Taxes:		$72,763	$36,381	Historical Occupancy
Insurance:		$14,718	$4,906	Most Recent Occupancy:	93.6% (April 30, 2011)
Replacement:		$0	$6,525	2nd Most Recent Occupancy:	92.5% (December 31, 2010)
TI/LC:		$0	$22,908	3rd Most Recent Occupancy:	94.5% (December 31, 2009)
Required Repairs:		$549,753	NAP	(1)	Cash management will be triggered if the DSCR is less than 1.15x on the last
Subdivision Reserve(2):	$1,000,000		$0		day of the calendar quarter.
Free Rent Reserve:		$31,233	$0	(2)	The Subdivision Reserve will be released to the borrower upon satisfaction of
iT’Z Tenant Cash Flow Sweep Reserve(3)		NAP	Variable		the following conditions (each within one year of the loan closing): (i) $750,000
					will be released upon completion of the Chick-Fil-A parcel subdivision, and (ii)
Financial Information					$250,000 will be released upon delivery of an estoppel or a release of liability
Cut-off Date Balance / Sq. Ft.:			$75		and waiver of claims in acceptable form executed by Chick-Fil-A. If both of
Balloon Balance / Sq. Ft.:			$62		these conditions have not been satisfied within such period, the entire
Cut-off Date LTV:			65.2%		Subdivision Reserve may either be applied by lender to pay down the principal
Balloon LTV:			54.0%		balance of the loan or at lender’s option be retained as additional cash
Underwritten NOI DSCR:			1.86x		collateral for the loan. If the condition described in clause (i) has been
Underwritten NCF DSCR:			1.74x		satisfied, but the condition described in clause (ii) has not been satisfied, the
Underwritten NOI Debt Yield:			12.3%		remaining $250,000 shall be deposited into the TI/LC Reserve.
Underwritten NCF Debt Yield:			11.5%	(3)	All excess cash will be swept into the iT’Z Tenant Cash Flow Sweep Account,
					subject to a cap of $483,396, which amount is equivalent to one year’s rent
					payable under the iT’Z lease, until iT’Z executes an estoppel and SNDA in
					acceptable form. In the event that iT’Z does not execute such SNDA and
					estoppel within one year of the closing date, such amounts shall be deposited
				into the TI/LC Reserve.
TRANSACTION HIGHLIGHTS
▪
Experienced Sponsorship. The sponsor of the Montgomery Plaza loan is Gary D. Goodman and the property is managed by the Goodman Realty Group. Mr. Goodman purchased the Montgomery Plaza property in 2001 at an occupancy of approximately 47%. Within a 2 year period, Mr. Goodman was able to increase the occupancy to over 90%. Goodman Realty Group is a full service national real estate firm specializing in acquisition, development, asset and property management, leasing and construction. Mr. Goodman has developed and owned property in Albuquerque since 1970. Goodman Realty Group owns and manages over one million square feet of commercial property in New Mexico.

▪
Location. The Montgomery Plaza property is located on the border of the North I-25 and Far Northeast Heights submarkets of Albuquerque and at the corner along two of the most heavily trafficked surface streets in Northeast Albuquerque, Montgomery Boulevard and San Mateo Boulevard, with primary traffic counts in excess of 29,000 daily.

▪
Tenancy. The Montgomery Plaza property benefits from strong anchor tenants including Burlington Coat Factory (25.1% of NRA, $119 sales PSF), Ross Stores, Inc. (7.8% of NRA, $319 sales PSF) and Walgreens Co. (5.2% of NRA, $209 sales PSF). In addition, Montgomery Plaza features destination retail tenants including Cinema USA/Movies 8 (8.2% of NRA) and iT’Z Family Fun Center (13.8% of NRA), with the remainder a diverse mix of national, regional, and local tenants. 2010 sales were $178 PSF with an occupancy cost of 7.3%, for tenants reporting for the full year.

▪	Below Market Rents. According to the appraiser, the overall property rent average is approximately $9.83 PSF versus a $13.50 PSF median asking lease rate for neighborhood centers.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2601 Dawson Road Albany, GA 31707	Collateral Asset Summary Albany Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$28,677,301 71.7% 1.72x 12.6%

Mortgage Loan Information			Property Information
Loan Seller(1):	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	Albany Mall Capital, LLC		Collateral:	Fee Simple
Borrower:	Albany Mall, L.L.C.		Location:	Albany, GA
Original Balance:	$28,700,000		Year Built / Renovated:	1976 / 1988
Cut-off Date Balance:	$28,677,301		Collateral Sq. Ft.:	446,969
% by Initial UPB:	2.1%		Total Sq. Ft.:	753,552
Interest Rate:	6.1760%		Property Management:	Aronov Realty Management, Inc.
Payment Date:	6th of each month		Underwritten NOI:	$3,609,341
First Payment Date:	August 6, 2011		Underwritten NCF:	$2,806,873
Maturity Date:	July 6, 2021		Appraised Value:	$40,000,000
Amortization:	360 months		Appraisal Date:	May 2, 2011
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D (88), O(7)		Historical NOI
Lockbox / Cash Management:	Soft / In Place		Most Recent NOI:	$3,687,906 (T-12 March 31, 2011)
			2nd Most Recent NOI:	$3,742,418 (December 31, 2010)
Reserves			3rd Most Recent NOI:	$3,751,819 (December 31,2009)
	Initial	Monthly
Taxes	$320,664	$40,083	Historical Occupancy(6)
Insurance:	$88,302	$12,615	Most Recent Occupancy(7) :	90.8% (June 14, 2011)
Replacement:	$0	$6,892	2nd Most Recent Occupancy:	92.7% (December 31,2010)
TI/LC:	$0	$21,021	3rd Most Recent Occupancy:	93.5% (December 31, 2009)
Required Repairs:	$28,125	NAP
Old Navy Rollover(3):	$225,000	$0	(1)	The Albany Mall loan was originated by Regions Bank and purchased by
Justice Rollover(4):	$75,000	$0	UBSRES in June 2011.
Roof Repairs(5):	$793,000	$0	(2)	Future mezzanine debt is allowed, provided, among other things, the combined
			LTV is not greater than 72%, the combined DSCR is not less than 1.48x and
			the combined debt yield is not less than 10.36%.
			(3)	Reserve for payment of tenant improvement expenses incurred by borrower in
Financial Information			connection with a renewal or extension of the Old Navy Lease.
Cut-off Date Balance / Sq. Ft.:		$64	(4)	Reserve for payment of tenant improvement expenses incurred by borrower in
Balloon Balance / Sq. Ft.:		$55	connection with a lease with Tween Brands, Inc. d/b/a Justice (which lease, as
Cut-off Date LTV:		71.7%	of August 2, 2011, remained unsigned).
Balloon LTV:		61.2%	(5)	Based on the property condition report obtained at origination and the expected
Underwritten NOI DSCR:		1.72x	useful lives of the roofs of the improvements, it was anticipated that phased
Underwritten NCF DSCR:		1.33x	roof replacement would be required during the term of the loan. The reserve
Underwritten NOI Debt Yield:		12.6%	funds are to be used for payment of costs incurred by borrower in connection
Underwritten NCF Debt Yield:		9.8%	with such roof replacement at the property.
			(6)	Occupancy excludes JCPenney, Sears and Belk, which own their own
			improvements and are not part of the collateral.
			(7)	Temporary tenants occupying 5,712 sq. ft (1.3%) are underwritten as vacant
			space.

TRANSACTION HIGHLIGHTS
▪
Location. The Albany Mall property is located in the retail corridor of a trade area spanning 75 miles. Other major national retailers located within one mile of Albany Mall include Wal-mart, Target, K-mart, Kohl’s, Home Depot, Lowe’s, Stein Mart, TJ Maxx, Ross, Hobby Lobby and grocers Publix and Winn-Dixie. The nearest competitive malls are in Macon, GA, Columbus, GA, Centerville, GA, Dothan, AL, and Valdosta, GA, all at least 75 miles from the Albany Mall Property. There is no active new construction in the trade area.

▪
Experienced Management. The Albany Mall Property is managed by Aronov Realty Management Inc., which was founded in 1952 and, since its inception, has been actively involved in the development, leasing, and management of retail centers. Aronov has developed and/or managed over 150 retail properties of various types in 16 states and 80 communities, including 26 enclosed malls. In addition to malls, their retail involvement includes strip centers, power centers, and life style centers.

▪
Stable Occupancy History. Since 2008, the collateral occupancy has ranged from 90.8% to 95.5% with an average of 93.1%, which excludes 306,583 sq. ft. of non-collateral anchors (Sears, JCPenney and Belk). Total occupancy including the non-collateral anchors ranged from 94.5% to 97.3% with an average of 95.9% since 2008.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

11645 Wilshire Boulevard Los Angeles, CA 90025	Collateral Asset Summary Wilshire West Medical Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$27,930,992 72.4% 1.61x 9.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Medical Office
Sponsor:	Edward G. Hudson		Collateral:	Leasehold
Borrower:	Wilshire West Medical Tower, LLC		Location:	Los Angeles, CA
Original Balance:	$28,000,000		Year Built / Renovated:	1978 / 2007
Cut-off Date Balance:	$27,930,992		Total Sq. Ft.:	75,937
% by Initial UPB:	2.0%		Property Management(4):	Boulevard Investment Group, Inc.
Interest Rate:	4.5980%		Underwritten NOI:	$2,776,756
Payment Date:	6th of each month		Underwritten NCF:	$2,640,048
First Payment Date:	July 6, 2011		Appraised Value:	$38,600,000
Maturity Date:	June 6, 2016		Appraisal Date:	April 11, 2011
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted		Historical NOI
Call Protection:	L(11), YM2(44), O(5)		Most Recent NOI	$2,442,760 (December 31, 2010)
Lockbox / Cash Management(2):	Springing Hard / Springing		2nd Most Recent NOI:	$2,455,607 (December 31, 2009)
			3rd Most Recent NOI:	$2,397,214 (December 31, 2008)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes	$26,416	$13,208	Most Recent Occupancy:	91.1% (May 1, 2011)
Insurance:	$46,855	$5,208	2nd Most Recent Occupancy:	84.9% (December 31, 2010)
Replacement:	$0	$1,898	3rd Most Recent Occupancy:	83.5% (December 31, 2009)
TI/LC(3):	$142,000	$9,494	(1)	Future mezzanine debt is allowed, provided, among other things, the combined
Required Repairs:	$50,625	NAP	LTV shall not be above 73% and the combined DSCR is not less than 1.35x.
Ground Rent:	$23,205	$11,603	(2)	A hard lockbox with cash management will be triggered upon an event of
Free Rent Funds:	$477,014	$0	default, if the DSCR is less than 1.15x on the last day of a calendar quarter or
			if there is a mezzanine loan outstanding.
Financial Information			(3)	TI/LC reserves are subject to a cap of $341,780.
Cut-off Date Balance / Sq. Ft.:		$368	(4)	Edward G. Hudson is also the sponsor and Boulevard Investment Group, Inc. is
Balloon Balance / Sq. Ft.:		$338	also the property manager for the loans to affiliated borrowers identified as
Cut-off Date LTV:		72.4%	Brotman Physicians Plaza and Northridge Medical Tower on Annex A-1 to the
Balloon LTV:		66.5%	Prospectus Supplement.
Underwritten NOI DSCR:		1.61x
Underwritten NCF DSCR:		1.53x
Underwritten NOI Debt Yield:		9.9%
Underwritten NCF Debt Yield:		9.5%

TRANSACTION HIGHLIGHTS
▪
Prime Location. The Wilshire West Medical Center property is located in close proximity to major hospitals in Los Angeles including Ronald Reagan UCLA Medical Center (1.25 miles NE), St. Johns Medical Center (2.0 miles SW), Santa Monica UCLA Medical Center (2.25 miles SW) and Veterans Administrations Medical Center (0.25 miles E). The Wilshire West Medical Office property is located on a heavily traveled main east / west arterial in Brentwood with the 405 Freeway one mile east of the property.

▪
Strong Tenancy. The Wilshire West Medical Center property has a granular tenant roster with the top 5 of 38 unique tenants making up 31.2% of total NRA. The majority of the tenants have leased space at the property for more than a decade with minimal turnover.

▪
Recent Renovations. The Wilshire West Medical Center property was built in 1978 and underwent a renovation in 2007. Approximately $1.5 million has been spent on capital improvements since the sponsor acquired the property in 1997 with an additional $6.8 million spent on tenant improvements.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2422 Banks Edge Way Reynoldsburg, OH 43068	Collateral Asset Summary Creekside at Taylor Square	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$27,817,289 74.8% 1.41x 9.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose(1):	Refinance		Property Type:	Multifamily Garden
Sponsor:	Herbert R. Chisling		Collateral:	Fee Simple
Borrower:	Creekside Acquisition Columbus		Location:	Reynoldsburg, OH
	Associates, LLC		Year Built / Renovated:	2002 – 2007 / NAP
Original Balance:	$27,900,000		Total Units:	532
Cut-off Date Balance:	$27,817,289		Property Management:	Crawford Communities, LLC
% by Initial UPB:	2.0%		Underwritten NOI(3):	$2,686,407
Interest Rate:	5.5410%		Underwritten NCF(3):	$2,526,807
Payment Date:	6th of each month		Appraised Value:	$37,200,000
First Payment Date:	June 6, 2011		Appraisal Date:	March 24, 2011
Maturity Date:	May 6, 2021
Amortization:	360 months		Historical NOI(4)
Additional Debt:	None		Most Recent NOI:	$2,754,401 (T-12 May 31, 2011)
Call Protection:	L(27), D(89), O(4)		2nd Most Recent NOI:	$2,622,727 (December 31, 2010)
Lockbox / Cash Management(2):	Soft / Springing		3rd Most Recent NOI:	$2,421,463 (December 31, 2009)

Reserves			Historical Occupancy(5)
	Initial	Monthly	Most Recent Occupancy:	94.5% (July 12, 2011)
Taxes:	$0	$69,355	2nd Most Recent Occupancy:	94.2% (December 31, 2010)
Insurance:	$28,714	$14.357	3rd Most Recent Occupancy:	91.3% (December 31, 2009)
Replacement:	$0	$13,300	(1)	The Creekside at Taylor Square property consists of 532 apartment units. The
Required Repair:	$64,121	$0	Creekside at Taylor Square Loan facilitated the acquisition of 17 units and the
			refinance of 515 units, which brought 100% of the condominium (532 units)
Financial Information			under the borrower’s control.
Cut-off Date Balance / Unit:		$52,288	(2)	Cash management will be triggered if the DSCR based on the trailing twelve
Balloon Balance / Unit:		$43,877	month period is less than 1.15x.
Cut-off Date LTV:		74.8%	(3)	Underwritten NOI and NCF are based on 532 units.
Balloon LTV:		62.7%	(4)	NOI for 2009, 2010, and T-12 are based only on 515 units and excludes 17
Underwritten NOI DSCR:		1.41x	units acquired at closing.
Underwritten NCF DSCR:		1.32x	(5)	Occupancy for 2009 and 2010 are based on 515 units and excludes 17 units
Underwritten NOI Debt Yield:		9.7%	acquired at closing. The most recent occupancy is based on 532 units.
Underwritten NCF Debt Yield:		9.1%
TRANSACTION HIGHLIGHTS
▪
Experienced Sponsorship / Management. The carve-out guarantor, Herbert Chisling, has development and management experience in the state of Ohio in multiple asset classes over his 40+ year career. In addition, the property manager, Crawford Hoying owns and/or manages 7,000 apartments in 25 communities throughout the Columbus metro area and also manages 2 million square feet of commercial properties.

▪
Class A Product. The Creekside at Taylor Square property is relatively newer construction, having been built in three phases from 2002 to 2007. The property’s amenity package includes washer dryer hookups in all units, a clubhouse with a fitness center, free cable TV, two resort-style swimming pools with fountains and a sundeck. There are a variety of floor plans available. All units include a private patio or balcony. There are 77 two-bedroom units that feature walkout basements and 74 three-bedroom units that feature attached single-car garages.

▪
Equity. The borrower entity was formed to recapitalize the ownership of the Creekside at Taylor Square property. At closing, Mr. Chisling contributed approximately $6.6 million (approximately 68% ownership) of new equity to complete the transaction.

▪
Stable Operating History. The Creekside at Taylor Square property has maintained a stable operating history, with occupancy above 90% the past three years. Occupancy for July 2011, YE 2010, and YE 2009 are 94.5%, 94.2%, and 91.3%, respectively. The YE 2010 and YE 2009 occupancies are based on 515 units and exclude 17 units acquired at closing.

▪
Strong Market. Average annual occupancy in the Columbus MSA and the submarket has been greater than 90% since at least 2002. Occupancy at the property has ranged between 91% and 94% during the last three years, and currently stands at 94.5% (7/12/2011) compared to underwritten occupancy of 88.8%. The property’s neighborhood is a growing area characterized by middle to upper-middle income residents with a median per capita income that exceeds that of the Columbus MSA.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

8838 Dugas Road San Antonio, TX 78251	Collateral Asset Summary The Falls at Westover Hills	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$27,500,000 69.6% 1.44x 9.6%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Multifamily
Sponsor:	Robert D. Geringer		Collateral:	Fee Simple
Borrower:	Agrestic I, LP		Location:	San Antonio, TX
Original Balance:	$27,500,000		Year Built / Renovated:	2009 / NAP
Cut-off Date Balance:	$27,500,000		Total Units:	394
% by Initial UPB:	2.0%		Property Management:	Capstone Real Estate Services,
Interest Rate:	5.3280%			Inc.
Payment Date:	6th of each month		Underwritten NOI:	$2,644,308
First Payment Date:	September 6, 2011		Underwritten NCF:	$2,545,808
Maturity Date:	August 6, 2016		Appraised Value:	$39,500,000
Amortization:	360 months		Appraisal Date:	May 27, 2011
Additional Debt(1):	$4,000,000 Mezzanine Loan
Call Protection:	L(24), D (32), O(4)		Historical NOI
Lockbox / Cash Management:	Soft / In Place		Most Recent NOI:	$2,108,440 (T-12 May 31, 2011)
			2nd Most Recent NOI:	$1,842,869 (December 31, 2010)
Reserves			3rd Most Recent NOI:	$237,531(December 31, 2009)
	Initial	Monthly
Taxes:	$210,918	$52,729	Historical Occupancy
Insurance:	$70,869	$5,906	Most Recent Occupancy:	95.4% (June 17, 2011)
Replacement:	$0	$8,208	2nd Most Recent Occupancy:	81.0% (December 31, 2010)
			3rd Most Recent Occupancy:	32.0% (December 31, 2009)
Financial Information			(1)	Redwood Commercial Mortgage Corporation funded a $4,000,000 mezzanine
	Mortgage Loan	Total Debt(2)	loan secured by the equity interest in the borrower. The mezzanine loan is
Cut-off Date Balance / Unit:	$69,797	$79,949	coterminous with the first mortgage loan, bears an interest rate of 10.000% and
Balloon Balance / Unit:	$64,695	$74,847	is interest-only throughout the term.
Cut-off Date LTV:	69.6%	79.7%	(2)	Total Debt includes The Falls at Westover Hills mortgage loan and the
Balloon LTV:	64.5%	74.7%	$4,000,000 mezzanine loan.
Underwritten NOI DSCR:	1.44x	1.18x
Underwritten NCF DSCR:	1.38x	1.13x
Underwritten NOI Debt Yield:	9.6%	8.4%
Underwritten NCF Debt Yield:	9.3%	8.1%
TRANSACTION HIGHLIGHTS

▪
Newly Constructed Class A Asset. The Falls at Westover Hills property is a Class A multifamily property built in 2009 for an estimated total cost of $38.7 million. The property leased up to 84% in one year and is 95.4% occupied as of June 17, 2011.

▪
Location. The Falls at Westover Hills property is located in Bexar County in northwest San Antonio in the Far West submarket. The heart of the Far West submarket is the large-scale, master-planned, mixed-use development of Westover Hills, which is where the property is located. A number of large employers including Chase Financial Services, World Savings and Loan, The Capital Group, Takata Seat Belts, Hartford Insurance, First Health Group and QVC Network, have corporate offices in Westover Hills.

▪
Submarket. The Far West Submarket consists of approximately 12,314 units with a submarket occupancy of 93.7% (however, excluding one new project of 124 units with a 52% occupancy as of May 2011, submarket occupancy would be 95.8%) for the competitive set of properties as presented in the appraisal.

▪
Sponsorship Experience. Robert D. Geringer has been investing in real estate for over 20 years, and has been active in San Antonio since the early 1990’s. Under Mr. Geringer’s direction, Geringer Capital has developed over 350,000 square feet of industrial space, 640 multifamily units and 6 successful subdivisions of over 800 single family homes.

▪
Property Management Experience. Capstone Real Estate Services, Inc is a full-service, third party management firm presently managing approximately 40,000 multifamily units and 1,000,000 square feet of commercial space located in Texas, New Mexico, Florida and Louisiana. Founded in 1969, Capstone maintains 12 offices across 7 states with over 1,100 employees.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

515 Southwest Clay Street Portland, OR 97201	Collateral Asset Summary Hotel Modera	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$24,387,448 64.9% 1.61x 10.7%

Mortgage Loan Information			Property Information
Loan Seller(1):	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Full Service Hospitality
Sponsor:	Craig Schafer; Alan Battersby,		Collateral:	Fee Simple
	Desmond Mollendor		Location:	Portland, OR
Borrower:	Posh Ventures LLC		Year Built / Renovated:	1962 / 2009
Original Balance:	$24,440,000		Total Rooms:	174
Cut-off Date Balance:	$24,387,448		Property Management:	Battersby Hotels, LLC
% by Initial UPB:	1.7%		Underwritten NOI:	$2,611,250
Interest Rate:	5.2570%		Underwritten NCF:	$2,297,884
Payment Date:	6th of each month		“As-is” Appraised Value:	$37,600,000
First Payment Date:	July 6, 2011		“As-is” Appraisal Date:	April 26, 2011
Maturity Date:	July 6, 2016		“As Stabilized” Appraised Value(5):	$41,500,000
Amortization:	360 months		“As Stabilized” Appraisal Date”	June 1, 2014
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(26), YM1(32), O(3)		Historical NOI
Lockbox / Cash Management(3):	Hard / Springing		Most Recent NOI:	$2,800,826 (T-12 April 30, 2011)
			2nd Most Recent NOI:	$2,712,688 (December 31, 2010)
Reserves			3rd Most Recent NOI:	$1,435,527 (December 31, 2009)
	Initial	Monthly
Taxes:	$127,392	$15,924	Historical Occupancy
Insurance:	$41,201	$3,433	Most Recent Occupancy:	75.6% (April 30, 2011)
FF&E:	$0	1/12 of 4% of Gross Revenues	2nd Most Recent Occupancy:	72.2% (December 31, 2010)
Seasonality(4):	$0	$100,000, 2 times a year	3rd Most Recent Occupancy:	55.0% (December 31, 2009)
			(1)	The Hotel Modera loan was originated by CBRE Capital Partners and
Financial Information			purchased by GACC in August 2011.
Cut-off Date Balance / Room:		$140,158	(2)	Future mezzanine debt is allowed after the first 12 months of the loan term
Balloon Balance / Room:		$129,852	provided, among other things, the combined LTV is not be above 70% and
Cut-off Date LTV(5):		64.9%	the combined DSCR is not less than 1.35x.
Balloon LTV:		60.1%	(3)	Cash management will be triggered if the DSCR is less than 1.20x for three
Underwritten NOI DSCR:		1.61x	consecutive calendar quarters or if the DSCR is less than 1.10x for two
Underwritten NCF DSCR:		1.42x	consecutive calendar quarters.
Underwritten NOI Debt Yield:		10.7%	(4)	The borrower is required to deposit $100,000 on the September and October
Underwritten NCF Debt Yield:		9.4%	payment dates of each year during the term of the loan. The seasonality
			reserve may be terminated at borrower’s request provided there is no event
			of default and the property has achieved a DSCR of at least 1.15x as of the
			end of each of December, January, February and March occurring in the 24
			months preceding the date of the request.
			(5)	The “As Stabilized” LTV is 58.8% based on a stabilized occupancy of 76%
			and a stabilized ADR of $143.08 as of June 1, 2014, as determined by the
			appraiser’s market projections.
TRANSACTION HIGHLIGHTS

▪
Recent Renovation. The Hotel Modera property was purchased by the sponsor in 2007 for $13.6 million when it was operating as a Portland Days Inn. Following the acquisition, the hotel closed for an approximately $16 million renovation ($91,954 per room) and the property was reopened in June 2008 as an independent boutique hotel named Hotel Modera.

▪
Location. The Hotel Modera property is located within Portland, Oregon’s central business district, close to Portland State University and City Hall, with good visibility and accessibility within the community. The Hotel Modera property offers on-site valet parking with a 90 parking spaces in a subterranean garage, which is not typical of downtown Portland hotels.

▪
Experienced Sponsorship. The sponsors of the Hotel Modera loan, Craig Schafer and Alan Battersby, have extensive experience in the hotel industry. Collectively, the sponsors have acquired and repositioned 10 hotels over the past 20 years.

▪
Strong Credit Metrics and Performance. The Hotel Modera loan has a 64.9% LTV based on the appraised value of $37.6 million as of April 26, 2011, a 1.42x UW NCF DSCR and an UW NOI Debt Yield of 10.7%. As of T-12 June 2011, the Hotel Modera has an occupancy penetration of 111.9% and a RevPAR penetration of 108.3%, as reported by Smith Travel Research (STR).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Hamilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$23,950,261 63.1% 1.51x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	STWD		Single Asset / Portfolio:	Portfolio of 4 Properties
Loan Purpose:	Acquisition		Property Type:	Garden Style Multifamily
Sponsor:	Matthew A. Sharp and J. David Kelsey		Collateral:	Fee Simple
Borrower:	HPI Ashland LLC; HPI Hunt Club LLC;		Location:	Winston Salem, NC and Greensboro,
	HPI Meadowood LLC; HPI Ambercrest			NC
	LLC		Year Built / Renovated:	1983 - 1988 / 2005 - 2006
Original Balance:	$24,000,000		Total Units:	941
Cut-off Date Balance:	$23,950,261		Property Management:	Hamilton Point Property Management
% by Initial UPB:	1.7%			LLC
Interest Rate:	5.4300%		Underwritten NOI:	$2,456,220
Payment Date:	6th of each month		Underwritten NCF:	$2,220,970
First Payment Date:	July 6, 2011		Appraised Value:	$37,950,000
Maturity Date:	June 6, 2016		Appraisal Date:	April 26, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(28), O(6)		Most Recent NOI:	$1,900,510 (T-12 March 31, 2011)
Lockbox / Cash Management:	Soft / Springing		2nd Most Recent NOI:	$1,931,156 (December 31, 2010)
			3rd Most Recent NOI:	NAV
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$351,832	$35,183	Most Recent Occupancy:	94.7% (April 30, 2011)
Insurance:	$32,059	$16,029	2nd Most Recent Occupancy:	NAV
Replacement(1):	$1,030,876	$19,604	3rd Most Recent Occupancy:	NAV
Required Repairs:	$87,144	NAP	(1)	Initial reserve accounts consist of $310,591 of allocated reserves as well as
			$720,285 of unallocated reserves for capital improvements. On each
Financial Information			anniversary of the closing date of the Hamilton Portfolio loan, the monthly
Cut-off Date Balance / Unit:		$25,452	amount due shall increase by 2%.
Balloon Balance / Unit:		$23,675
Cut-Off Date LTV:		63.1%
Balloon LTV:		58.7%
Underwritten NOI DSCR:		1.51x
Underwritten NCF DSCR:		1.37x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		9.3%
TRANSACTION HIGHLIGHTS
▪	Equity. Upon closing of the Hamilton Portfolio loan, the borrower invested over $8.6 million of equity in the Hamilton Portfolio properties, or 26% of the total capitalization ($32.6 million).
▪
Economies of Scale. All four properties are located within “the Triad” which consists of the neighboring cities of Greensboro, Winston-Salem and High Point. It is anticipated the close proximity of the properties will allow the borrower to reduce expenses by bundling contracts with service providers.

▪
Low Basis/unit. The loan amount represents a basis of $25,452/unit versus an appraised value of $40,329/unit. Additionally, 55 CoStar sales comparables were identified from January 5, 2010 to April 6 2011 of multifamily properties in North Carolina with an average sales price of $75,386/unit. Of the 55 CoStar sales comparable, 13 properties were built between 1980 – 1990 with an average sales price of $51,742/unit.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

100 Townsend Street Birmingham, MI 48009	Collateral Asset Summary The Townsend Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$23,477,868 59.7% 1.87x 12.8%

Mortgage Loan Information			Property Information
Loan Seller(1):	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Full Service Hospitality
Sponsor:	Keith J. Pomeroy; David Sillman		Collateral:	Fee Simple
Borrower:	THC Investors Limited Partnership		Location:	Birmingham, MI
Original Balance:	$23,500,000		Year Built / Renovated:	1988, 2000 / 2008, 2011
Cut-off Date Balance:	$23,477,868		Total Rooms:	150
% by Initial UPB:	1.7%		Property Management:	Townsend Management Company
Interest Rate:	5.5000%			LLC
Payment Date:	6th of each month		Underwritten NOI:	$2,993,775
First Payment Date:	August 6, 2011		Underwritten NCF:	$2,262,377
Maturity Date:	July 6, 2021		“As-is” Appraised Value:	$39,300,000
Amortization:	360 months		“As-is” Appraisal Date:	May 16, 2011
Additional Debt:	None		“As Stabilized” Appraised Value(4):	$42,000,000
Call Protection:	L(25), D(91), O(4)		“As Stabilized” Appraisal Date:	May 16, 2013
Lockbox / Cash Management(2):	Hard / Springing
			Historical NOI
Reserves			Most Recent NOI:	$3,633,651 (T-12 April 30,2011)
	Initial	Monthly	2nd Most Recent NOI:	$3,337,529 (December 31, 2010)
Taxes:	$463,035	$47,818	3rd Most Recent NOI:	$2,676,550 (December 31, 2009)
Insurance:	$12,805	$6,403
FF&E:	$0	1/12 of 3% of Gross Revenues	Historical Occupancy
Seasonality(3):	$0	$100,000, 3 times a year	Most Recent Occupancy:	68.6% (April 30, 2011)
			2nd Most Recent Occupancy:	66.3% (December 31, 2010)
Financial Information			3rd Most Recent Occupancy:	57.9% (December 31, 2009)
Cut-off Date Balance / Room:		$156,519	(1)	The Townsend Hotel loan was originated by CBRE Capital Partners and
Balloon Balance / Room:		$130,906	purchased by GACC in August 2011
Cut-off Date LTV(4):		59.7%	(2)	Cash management will be triggered if the DSCR is less than 1.20x for two
Balloon LTV:		50.0%	consecutive calendar quarters or if the DSCR is less than 1.15x for one
Underwritten NOI DSCR:		1.87x	calendar quarter.
Underwritten NCF DSCR:		1.41x	(3)	The borrower is required to deposit $100,000 on the October, November and
Underwritten NOI Debt Yield:		12.8%	December payment dates of each year during the term of the loan. The
Underwritten NCF Debt Yield:		9.6%	seasonality reserve may be terminated at borrower’s request provided there is
			no event of default and the property has achieved a DSCR of at least 1.15x as
			of the end of each of February, March and April occurring in the 24 months
			preceding the date of the request.
			(4)	The “As Stabilized” LTV is 55.9% based on a stabilized occupancy of 69% and
			a stabilized ADR of $253.34 as of May 16, 2013, as determined by the
			appraiser’s market projections.
TRANSACTION HIGHLIGHTS

▪
Strong Credit Metrics and Performance. The Townsend Hotel loan has a 59.7% LTV based on the appraised value of $39.3 million as of May 16, 2011, a 1.41x UW NCF DSCR and a UW NOI Debt Yield of 12.8%. As of T-12 June 2011, the Townsend Hotel has an occupancy penetration of 114.7%, an ADR penetration of 181.8% and a RevPAR penetration of 208.5%, as reported by Smith Travel Research (STR).

▪
Location. The Townsend Hotel property is located in Birmingham, Michigan, immediately east of the retail, dining and business core of the city’s downtown area. Birmingham is one of Detroit’s premier suburban residential communities.

▪
High End Full Service Hotel. In January 2011, the Townsend Hotel was ranked among Travel + Leisure Magazine’s annual list of the World’s 500 Best Hotels. The Townsend Hotel property features a fitness center, business center, an underground garage with approximately 80 spaces and valet service and two restaurants: Rugby Grill and Corner Bar. The Rugby Grille has been awarded the 2010 Award of Excellence by Wine Spectator and AAA-Four Diamond Award.

▪
Recent Capital Expenditure. The sponsors have spent $1.06 million in capital expenditures in 2008-2010, including updating guest room carpeting and wallpaper, adding flat-screen televisions and DirecTV. There is an additional $827,918 of capital improvements planned for 2011 including updating HVAC units, patio furniture and mattresses, for a total of $1.89 million over four years.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

21 West 37th Street New York, NY 10018	Collateral Asset Summary Fairfield Inn – Manhattan	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$23,466,364 55.3% 1.61x 11.7%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Limited Service Hospitality
Sponsor:	The Lam Group		Collateral:	Fee Simple
Borrower:	NY 29 West LLC		Location:	New York, NY
Original Balance:	$23,500,000		Year Built / Renovated:	2009 / NAP
Cut-off Date Balance:	$23,466,364		Total Rooms:	92
% by Initial UPB:	1.7%		Property Management:	Real Hospitality Group, LLC
Interest Rate:	5.4000%		Underwritten NOI:	$2,755,210
Payment Date:	6th of each month		Underwritten NCF:	$2,504,295
First Payment Date:	August 6, 2011		“As-is” Appraised Value:	$42,400,000
Maturity Date:	July 6, 2016		“As-is” Appraisal Date:	May 4, 2011
Amortization:	300 months		“As Stabilized” Appraised Value(2):	$47,600,000
Additional Debt:	None Permitted		“As Stabilized” Appraisal Date:	June 1, 2014
Call Protection:	L(25), D(33), O(2)
Lockbox / Cash Management:	Hard /Springing		Historical NOI
			Most Recent NOI(3):	$2,603,666 (T-12 April 30, 2011)
Reserves			2nd Most Recent NOI(3):	$2,738,840 (December 31, 2010)
	Initial	Monthly	3rd Most Recent NOI:	NAP
Taxes:	$52,588	$52,588
Insurance:	$22,812	$2,535	Historical Occupancy
Security(1):	$0	Various	Most Recent Occupancy(3) :	80.1% (T-12 April 30, 2011)
FF&E:	$0	4% of gross receipts	2nd Most Recent Occupancy(3) :	81.1% (December 31, 2010)
Funds Reserve:	$23,813	$0	3rd Most Recent Occupancy:	NAP
			(1)	A security reserve was established at closing. Borrower is required to make
Financial Information			deposits of $40,000, $60,000, and $75,000 on the first occurring August,
Cut-off Date Balance / Room:		$255,069	September and October payment dates, respectively, until the reserve balance
Balloon Balance / Room:		$228,824	reaches $175,000 (the “Cap”). If, prior to the reserve release trigger described in
Cut-off Date LTV(2):		55.3%	the last sentence of this footnote, the balance in the reserve falls below
Balloon LTV:		49.7%	$175,000, then on subsequent August, September and October payment dates,
Underwritten NOI DSCR:		1.61x	borrower is required to deposit $40,000, $60,000 and $75,000, respectively until
Underwritten NCF DSCR:		1.46x	the reserve balance reaches the Cap. The Cap may be adjusted annually based
Underwritten NOI Debt Yield:		11.7%	upon the Fairfield Inn – Manhattan property performance. If the property exhibits
Underwritten NCF Debt Yield:		10.7%	at least a 1.45x DSCR for the trailing-12 months and at least a 1.05x DSCR for
			12 consecutive months, the balance in the reserve will be released to the
			borrower, and the borrower will no longer be required to make deposits into a
			security reserve.
			(2)	The “As Stabilized” LTV ratio is 49.3% based on the appraiser’s market
			projections for achieving stabilization as of June 1, 2014.
			(3)	In September 2010, a sprinkler pipe burst and caused damage to approximately
			26 rooms at the property. Approximately 1,560 room nights, representing total
			room revenues of $361,116, were lost due to the casualty. Adding back lost
			room nights, the T-12 and 2010 occupancy would have been 84.8% and 84.2%
			respectively.
TRANSACTION HIGHLIGHTS
▪
Sponsorship Experience. The Lam Group is a leading owner/operator of branded hotels in the New York City area, having owned/developed over 3,000 rooms across 21 properties, under flags including Sheraton, Hilton, Wyndham, Best Western, Fairfield Inn, and Hampton Inn. The majority of the hotels operated by the Lam Group are located within New York City.

▪
Location. The Fairfield Inn & Suites Hotel property is located in Midtown Manhattan, the largest central business district in New York City. The property is centrally located within the Garment District section of Manhattan. Additionally, Fairfield Inn & Suites is conveniently located in close proximity to numerous high traffic tourist destinations within Manhattan, including Times Square, Penn Station, the Empire State Building, Herald Square, and Bryant Park.

▪
Market. The New York hotel market has historically been undersupplied, with demand growth of 2.0% per year outpacing supply growth of 1.5% per year over the past 23 years. According to Smith Travel Research, as of April 2011, the competitive set’s trailing-12 months occupancy %, ADR and RevPAR were 88.5%, $196.31 and $173.76, respectively. The property’s trailing-12 months Occupancy %, ADR and RevPAR through April 30, 2011 were 80.1%, $218.97 and $175.50.

▪
International Flag. The Fairfield Inn & Suites Flag is part of the Marriott International Brands. Fairfield Inn is the 2nd largest chain under the Marriott Flag, with over 650 locations in the U.S, Canada, and Mexico.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Inland – SuperValu/Walgreens Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$21,343,000 53.0% 2.32x 12.7%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio(3):	Portfolio of 6 Properties
Loan Purpose:	Acquisition		Property Type:	Single Tenant Retail
Sponsor:	Inland Private Capital Corporation		Collateral:	Fee Simple
Borrower:	Grocery & Pharmacy Portfolio DST		Location:	Various
Original Balance:	$21,343,000		Year Built / Renovated:	1999 – 2009 / Various
Cut-off Date Balance:	$21,343,000		Total Sq. Ft.:	161,717
% by Initial UPB:	1.5%		Property Management:	Inland Continental Property Management Corp
Interest Rate(1):	5.4000%		Underwritten NOI:	$2,706,270
Payment Date:	6th of each month		Underwritten NCF:	$2,600,394
First Payment Date:	August 6, 2011		Appraised Value:	$40,300,000
Anticipated Repayment Date(1):	July 6, 2021		Appraisal Date:	April 20, 2011 – May 6, 2011
Amortization(1):	Interest-only
Additional Debt(2):	$8,380,000 Mezzanine Loan		Historical NOI
Call Protection(3):	L(25), YM1(91), O(4)		Most Recent NOI:	NAP
Lockbox / Cash Management(4):	Hard / In Place		2nd Most Recent NOI:	NAP
			3rd Most Recent NOI:	NAP
Reserves
	Initial	Monthly	Historical Occupancy
Taxes(5):	$0	Springing	Most Recent Occupancy:	100.0% (May 3, 2011)
Insurance(5):	$0	Springing	2nd Most Recent Occupancy:	NAP
			3rd Most Recent Occupancy:	NAP
Financial Information			(1)	The loan is structured with an anticipated repayment date (“ARD”) of July 6,
	Mortgage Loan	Total Debt(6)		2021 and a final maturity date of July 6, 2036. In the event that the loan is not
Cut-off Date Balance / Sq. Ft.:	$132	$184		paid off on or before the ARD, the borrower is required to make monthly
Balloon Balance / Sq. Ft.:	$132	$184		payments of principal based on a 20-year amortization schedule and an
Cut-off Date LTV:	53.0%	73.8%		increased interest rate equal to the initial interest rate plus 2%. Additionally,
Balloon LTV:	53.0%	73.8%		following the ARD all excess cash flow will be used to pay down the loan.
Underwritten NOI DSCR:	2.32x	1.34x	(2)	LCF funded an $8,380,000 mezzanine loan secured by the unsold passive
Underwritten NCF DSCR:	2.23x	1.29x		equity interests in the borrower. The mezzanine loan is coterminous with the
Underwritten NOI Debt Yield:	12.7%	9.1%		first mortgage loan, bears an interest rate of 10.0000% and requires payments
Underwritten NCF Debt Yield:	12.2%	8.7%		of interest-only throughout the term. If the mezzanine loan is not repaid in full
				by September 28, 2011, the interest rate will increase to 14.0000%.
			(3)	Partial releases are permitted, subject to paydown of 110% of the allocated
				loan amount and satisfaction of DSCR and LTV tests on the remaining
				properties, however, each release of a Walgreens store will only be permitted if
				a corresponding number of Supervalu stores have been previously released.
				No releases are permitted while the mezzanine loan is outstanding.
			(4)	Once the mezzanine loan is paid off, cash management is discontinued until a
				sweep event. While the mezzanine loan is outstanding, the monthly mezzanine
				debt service payment and 50% of the excess cash flow attributed to the unsold
				equity interests shall be distributed to the mezzanine cash management
			account.
			(5)	In lieu of escrowing for real estate taxes and insurance (for the Supervalu
				locations), the key principal has guaranteed the payment of such costs for the
				SuperValu locations, in addition to replacement costs at an underwritten
			amount PSF.
			(6)	Total Debt includes the Inland-SuperValue/Walgreen Portfolio mortgage loan
				and the $8,380,000 mezzanine loan.
TRANSACTION HIGHLIGHTS

▪
Geographic Diversity. The loan is collateralized by six properties located in four states: West Virginia (two properties, 32.2% of the allocated loan amount), Kentucky (two properties, 24.7% of the allocated loan amount), Missouri (one property, 22.2% of the allocated loan amount) and Illinois (one property, 20.8% of the allocated loan amount).

▪
Long Term Net Leases. Four of the six properties are leased to Walgreens (rated NR/A2/A by Fitch/Moody’s/S&P) which contribute 53% of the total portfolio income. Two of the properties are leased to Supervalu Inc. or a subsidiary of Supervalu Inc. None of the leases expire during the term of the loan.

▪
Strong sponsorship. Inland is one of the largest retail owners/operators in the Midwest, with approximately $1.8 billion in asset acquisition value. Inland currently own interests in 143 properties totaling approximately 14 million square feet of gross leasable area.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered DBUBS 2011-LC3, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in

New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1)
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2)
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3)
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4)	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a) if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(A) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(B) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or
(b) if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii) certifying that the nonqualified intermediary is not acting for its own account,

(iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5)
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2012	87%	83%	78%	73%	68%
August 2013	71%	62%	56%	53%	52%
August 2014	51%	41%	35%	33%	33%
August 2015	25%	12%	7%	6%	6%
August 2016	0%	0%	0%	0%	0%
August 2017	0%	0%	0%	0%	0%
August 2018	0%	0%	0%	0%	0%
August 2019	0%	0%	0%	0%	0%
August 2020	0%	0%	0%	0%	0%
August 2021	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.78	2.44	2.24	2.12	1.97

Percentages of the Initial Certificate Balance
of the Class A-2FX Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	3%	1%	0%	0%	0%
August 2017	0%	0%	0%	0%	0%
August 2018	0%	0%	0%	0%	0%
August 2019	0%	0%	0%	0%	0%
August 2020	0%	0%	0%	0%	0%
August 2021	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.74	4.71	4.69	4.66	4.46

D-1

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	89%	88%	87%	84%	44%
August 2018	33%	33%	33%	33%	33%
August 2019	21%	21%	21%	21%	21%
August 2020	9%	9%	9%	9%	9%
August 2021	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.83	6.83	6.82	6.82	6.75

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.72	9.68	9.64	9.59	9.44

D-2

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-2FX Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
%		%		%		%		%		%
Weighted Average Life (years)

E-1

ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth and attached hereto in Annex G.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

 Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1) Payment Record.  No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related Note) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Note) past due.

(2) Fixed Rate Loan.  Each Mortgage Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan with a term to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

(3) Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

(4) Ownership of Mortgage Loan.  At the time of the assignment of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

(5) Borrower; Bankruptcy.  In respect of each Mortgage Loan (or Loan Combination, if applicable), as of the origination date and, to the Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan (or Loan Combination, if applicable), the related Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(6) Mortgage Lien; Assignment of Leases.  Each Mortgage Loan (or Loan Combination, if applicable), is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances.  Such Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the Borrower that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan (or Loan Combination, if applicable), subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.  Except for the holder of the Companion Loan with respect to the Loan Combinations, to the Seller’s knowledge, no Person other than the related Borrower and the mortgagee own any interest in any payments due under the related leases.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Loan Documents.  As of the origination date, there were, and, to the Seller’s knowledge as of the Closing Date, there are, no mechanics’ or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below) and except for Permitted Encumbrances.  No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule other than a Companion Loan.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan, other than a Mortgage Loan listed on the Mortgage Loan Schedule or a Companion Loan.  No Mortgage Loan is secured by property that is not a Mortgaged Property.  Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the recordation of the Mortgage or the Assignment of Leases, Rents and Profits or the filing of UCC Financing Statements are required in order to effect such perfection.

(7) Title.  The related Borrower under each Mortgage Loan has good and indefeasible fee simple or, if representation (25) hereof is applicable to such Mortgage Loan, leasehold title to the related Mortgaged Property comprising real estate, subject to Permitted Encumbrances, if any.

(8) Title Insurance.  The Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma “marked up” at the closing of the related Mortgage Loan (or Loan Combination, if applicable), and countersigned or otherwise approved by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which was issued by a nationally recognized title insurance company (the “Title Insurer”) qualified to do business in the jurisdiction where the applicable Mortgaged Property is located (unless such jurisdiction is the State of Iowa), covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan (or Loan Combination, if applicable), on the Borrower’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.  Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan (or Loan Combination, if applicable).  No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns.

No holder of the related Mortgage has done, by act or omission, anything that would, and the Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy.  Such Title Insurance Policy contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Insurance Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

(9) Valid Assignment.  The related Assignment of Mortgage and the related assignment of the Assignment of Leases, Rents and Profits executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related Assignment of Leases, Rents and Profits from the Seller to the Purchaser.  The endorsement of the related Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Note, and together with such Assignment of Mortgage and the related assignment of Assignment of Leases, Rents and Profits, legally and validly conveys all right, title and interest in such Mortgage Loan and Loan Documents to the Purchaser.

(10) Nonrecourse.  The Loan Documents for each Mortgage Loan (or Loan Combination, if applicable) provide that such Mortgage Loan (or Loan Combination, if applicable) is non-recourse to the related parties thereto except that the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents.

(11) Mortgage Provisions.  The Loan Documents for each Mortgage Loan (or Loan Combination, if applicable) contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(12) Enforceability.  Each of the related Notes and Mortgages are the legal, valid and binding obligations of the related Borrower named on the Mortgage Loan Schedule and each of the other related Loan Documents is the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(13) Modifications.  Neither the terms of the Mortgage Loans nor the related Loan Documents have been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File and posted on the website or otherwise made available to the Controlling Class Representative, and no such alterations, impairments, modifications, or waivers have been completed or consented to after the Cut-off Date.

(14) Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or may be substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Borrower and fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan (or Loan Combination, if applicable) following payment of such Mortgage Loan (or Loan Combination, if applicable) in full.

(15) Releases.  Except by a written instrument that has been delivered to the Purchaser as a part of the related Mortgage File with respect to any immaterial releases of the Mortgaged Property, no Mortgage Loan (or Loan Combination, if applicable), has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Borrower has not been released, in whole or in part, from its obligations under any related Loan Document.

(16) No Offset.  Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(17) No Material Default.  As of the Closing Date, there is no payment default, after giving effect to any applicable notice and/or grace period, and, to the Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Loan Documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller’s knowledge, by the Seller’s predecessors in interest with respect to the Mortgage Loans; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller.  No Mortgage Loan (or Loan Combination, if applicable), has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Loan Documents.  The Seller has not waived any material claims against the related Borrower under any non-recourse exceptions contained in the Note.

(18) No Future Advances.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed pursuant to the terms of the related

Loan Documents) and there are no future advances required to be made by the mortgagee under any of the related Loan Documents.  Any requirements under the related Loan Documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The Seller has not, nor, to the Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Borrower other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

(19) No Equity Interest.  No Mortgage Loan has capitalized interest included in its principal balance, and no Mortgage Loan provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(20) Compliance.  The terms of the Loan Documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans (or Loan Combinations, if applicable), including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(21) Licenses and Permits.  To the Seller’s knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the date of origination of the Mortgage Loan (or Loan Combination, if applicable), the related Mortgaged Property was, and to the Seller’s actual knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgaged Property or applicable zoning laws is insured by the Title Insurance Policy, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan (or Loan Combination, if applicable), or the rights of a holder of the related Mortgage Loan.

(22) Taxes and Assessments.  All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), and if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(23) Encroachments.  To the Seller’s knowledge based on surveys or the Title Insurance Policy, (i) none of the material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan (or Loan Combination, if applicable), lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally nonconforming as contemplated by representation (41) below, and (ii) no improvements on adjoining properties encroach upon such Mortgaged Property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy.  With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

(24) Property Condition.

(a) Except with respect to repairs estimated to cost less than $10,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to Seller’s knowledge as of the Closing Date, (i) the related Mortgaged Property is in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established, which escrows will in any and all events be not less than 100% of the estimated cost of the required repairs.  Since the origination date, to the Seller’s knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security for the related Mortgage Loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established.

(b) As of the origination date of such Mortgage Loan (or Loan Combination, if applicable), and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller’s actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property; provided, that solely for purposes of this representation (24(b)), the Seller’s actual knowledge shall include the actual knowledge of any servicer that has serviced the Mortgage Loan (or Loan Combination, if applicable), on behalf of the Seller as derived from the servicer by the Seller based on a level of inquiry that is customary for sellers of conduit loans in the commercial real estate industry.

(25) Ground Leases.  For each Mortgage Loan identified on the Mortgage Loan Schedule as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property), the related Ground Lease satisfies the following conditions:

(a) such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease or other agreement received by the originator of the Mortgage Loan (or Loan Combination, if applicable) from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan (or Loan Combination, if applicable), there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

(b) such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combination, if applicable) from the ground lessor is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combination, if applicable) from the ground lessor is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the mortgagee under the Mortgage Loan (or Loan Combination, if applicable);

(c) such Ground Lease or other agreement provides that upon foreclosure of the related Mortgage or assignment of the Borrower’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

(d) such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Seller’s knowledge, is in existence as of the Closing Date, under such Ground Lease, nor at origination was, or to the Seller’s knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor’s covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

(e) such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease or other agreement contains the ground lessor’s covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Borrower;

(f) either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan (or Loan Combination, if applicable) or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Borrower under such Ground Lease (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

(g) such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

(h) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable), together with any accrued and unpaid interest thereon; and

(i) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

(26) Environmental Matters.  Except for those Mortgage Loans for which a lender’s environmental insurance policy was obtained in lieu of an Environmental Site Assessment, an Environmental Site Assessment relating to each Mortgaged Property prepared no earlier than 12 months prior to the Closing Date was obtained and reviewed by the Seller in connection with the origination of such Mortgage Loan (or Loan Combination, if applicable), and a copy is included in the Servicing File.

(a) Such Environmental Site Assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any Environmental Laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies with respect to the Mortgaged Property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) is required in order to achieve or maintain compliance in all material respects with any Environmental Laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Mortgage Loan (or Loan Combination, if applicable), and as to which the related Borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any Environmental Laws, or (iii) as to which the related Borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the Environmental Site Assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the Borrower with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the Environmental Site Assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related Borrower or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable).

(b) To the Seller’s actual knowledge and in reliance upon the Environmental Site Assessment, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that an Environmental Site Assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such Mortgaged Property or (ii) an amount in an escrow account pledged as security for such Mortgage Loan (or Loan Combination, if applicable) under the relevant Loan Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in representation (26)(a) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

(c) The related Mortgage or other Loan Documents contain covenants on the part of the related Borrower requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property.  The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Borrower in connection with such Mortgage Loan.

(d) With respect to each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan (or Loan Combination, if applicable), and has a term ending no sooner than the date which is five years after the maturity date of the related Mortgage Loan (or Loan Combination, if applicable), is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(27) Insurance.  As of the date of origination of the related Mortgage Loan (or Loan Combination, if applicable), and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Loan Documents permit the mortgagee to require the coverage described below.  All premiums with respect to the insurance policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Loan Documents, and the Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related Borrower or (2) any notice of cancellation or termination of such insurance policies.  The relevant Servicing File contains the insurance policy required for such Mortgage Loan or a certificate of insurance for such insurance policy.  Each Mortgage or Loan Agreement requires that the related Mortgaged Property and all improvements thereon are covered by insurance policies providing (a) coverage in an amount at least equal to the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Mortgage Loan (or Loan Combination, if applicable) (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by a standard extended coverage insurance policy providing “special form” coverage in an amount sufficient to prevent the Borrower from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases, full replacement excludes excavations, underground utilities, foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policy contains a standard mortgagee clause naming the mortgagee and its successor in interest as additional insureds or loss payee, as applicable; and such policy contains no provisions for a deduction for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development, with respect to other Mortgage Loans) as having special flood hazards, to the extent flood insurance is available; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million.  All such insurance policies referred to in the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days’ prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice to the mortgagee is required).  In addition, each Mortgage and/or Loan Agreement permits the related mortgagee to make premium payments to prevent the cancellation of such insurance policies with respect to the Mortgaged Property and shall entitle such mortgagee to reimbursement therefor.  Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan (or Loan Combination, if applicable), together with any accrued interest thereon.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable), and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan (or Loan Combination, if applicable) and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such Mortgaged Property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

(28) Escrows.  All amounts required to be deposited by each Borrower at origination under the related Loan Documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.  All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable Borrower under the related Loan Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period).  All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

(29) Litigation.  To the Seller’s knowledge, with respect to each Mortgage Loan, as of the date of origination of such Mortgage Loan (or Loan Combination, if applicable), and, to the Seller’s actual knowledge, with respect to each Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Borrower under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Borrower or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Borrower and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Borrower.

(30) Servicing.  The servicing and collection practices used by Seller in respect of each Mortgage Loan (or Loan Combination, if applicable) have been in all material respect legal, proper and prudent, in accordance with customary commercial mortgage servicing practices.

(31) Inspection.  The originator of the Mortgage Loan (or Loan Combination, if applicable) or the Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

(32) Financial Reporting.  The Loan Documents require the Borrower to provide the holder of the Mortgage Loan with at least the following: annual operating statements, financial statements and, except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant or is a multifamily or similar property, rent rolls.

(33) Related Borrowers.  No two or more Mortgage Loans representing, in the aggregate, more than 5% of the aggregate outstanding principal amount of all the Mortgage Loans included in the Trust Fund have the same Borrower or, to the Seller’s knowledge, are to Borrowers which are entities controlled by one another or under common control.

(34) Single Purpose Entity.  Each Borrower with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Trust Fund is an entity whose organizational documents or related Loan Documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Loan Documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Loan Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(35) REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages) and, accordingly, (A) the gross proceeds of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including land, buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the

Mortgage Loan was originated at least equal to 80% of the principal balance of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the unpaid principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(36) Due-on-Sale or Encumbrance.  Each of the Mortgage Loans contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Borrower and that it may provide for transfers subject to the Mortgage Loan holder’s approval of transferee, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality, transfers of leases entered into in accordance with the Loan Documents, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Borrowers or transfers of passive interests so long as the key principals or general partner retains control).  The Loan Documents contain a “due-on-encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Borrower is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage or Note requires the Borrower to pay all reasonable out-of-pocket fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or a defeasance provision.

(37) Whole Loan.  Except with respect to the Mortgage Loans related to Loan Combinations, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

(38) Defeasance.  Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that defeasance may not occur any earlier than two years after the Closing Date, and further requires or provides that: (i) the replacement collateral consist of U.S. “government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note when due (up to the maturity date for the related Mortgage Loan or the date on which the Borrower may prepay the related Mortgage Loan without payment of any prepayment penalty); (ii) the Mortgage Loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (iii) the counsel provide an opinion that the trustee has a perfected security interest in the collateral prior to any other claim or interest; and (iv) the related Borrower must deliver, or cause delivery of, such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note when due.  Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Borrower shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in representation (39) hereof).  In addition, if the related Mortgage Loan permits defeasance, then the Loan Documents provide that the related Borrower shall (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Loan Documents, and in the case of any Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater, (a) a REMIC opinion and (b) a No Downgrade Confirmation.

(39) Release of Property.  The terms of the related Loan Documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases in which partial prepayment is permitted, in an amount equal to no less than 125% of the Allocated Loan Amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in a defeasance meeting the requirements of representation (38) hereof, provided that in the case of a partial defeasance, the portion of the principal balance of the Mortgage Loan (or Loan Combination, if applicable) secured by the defeasance collateral is not less than 125% of the Allocated Loan Amount, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan (or Loan Combination, if applicable) or the appraisal obtained at origination of the Mortgage Loan (or Loan Combination, if applicable) and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price in an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property or the portion thereof to be released or (v) in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that, in the case of clauses (i), (iii) and (iv), for any Mortgage Loan (or Loan Combination, if applicable) originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal amount of the Mortgage Loan (or Loan Combination, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

(40) Commercial Property.  Each Mortgaged Property is owned by the related Borrower, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

(41) Casualty.  In the event of casualty or destruction of the Mortgaged Property, any non-conformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects, to the use or structure at the time of such casualty, except for restrictions on its use or rebuildability for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Seller or (ii) the Title Insurance Policy insures against such non-conformity.  For purposes of the foregoing sentence, it is understood that any change to the use or structure of the Mortgaged Property which materially and adversely affects the related Borrower’s ability to timely make payments on the related Mortgage Loan shall be deemed to be a material change to such use or structure.

(42) Capital Contribution; Construction.  Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Borrower under the Mortgage Loan (or Loan Combination, if applicable).  The Mortgage Loan (or Loan Combination, if applicable) was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

(43) No Fraud.  No court of competent jurisdiction will determine in a final decree that fraud with respect to the Mortgage Loans (or Loan Combinations, if applicable) has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan (or Loan Combination, if applicable).

(44) Grace Periods.  If the related Mortgage or other Loan Documents provide for a grace period for delinquent Monthly Payments, such grace period is no longer than ten (10) days from the applicable payment date.

(45) Access.  The following statements are true with respect to the related Mortgaged Property:  (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) appropriate for the current use of the Mortgaged Property.

(46) Terrorism Insurance.  None of the Loan Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates.  Each Mortgaged Property is insured by a “standard extended coverage” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(47) Appraisal.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan (or Loan Combination, if applicable), and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such appraisal was completed.

(48) Condemnation.  In the case of any Mortgage Loan (or Loan Combination, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower is required to pay down the principal balance of the Mortgage Loan (or Loan Combination, if applicable) in an amount required by the REMIC Provisions, and such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, if applicable).

(49) Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Loan Combination, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Loan Combination, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Loan Combination, if applicable) permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

Other.  For purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mortgage Loans (or Loan Combinations, if applicable) or of any servicer responsible for servicing the Mortgage Loan (or Loan Combination, if applicable) on behalf of the Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Seller’s knowledge.

For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mortgage Loans (or Loan Combinations, if applicable) does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

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ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS
Annex A ID#	Mortgage Loan	Representation	Exception
1	Three Allen Center	(10) Nonrecourse	The guaranty regarding “waste” covers intentional physical waste only.

6	One Biscayne	(10) Nonrecourse	Only the Borrower is liable for the nonrecourse carve-outs. There is no guarantor.

8	Ridgeway Shopping Center	(10) Nonrecourse	The applicable guaranty covers misappropriation, but not misapplication of rents, insurance proceeds or condemnation awards.

3 23	Quadrus Office Park Western Digital	(10) Nonrecourse
Only the Borrower (and not the non-recourse guarantors) is liable for losses relating to any breach of the environmental covenants contained in the environmental indemnity and other Loan Documents.  Lender has obtained a secured creditor’s environmental policy (and all premiums have been paid in full).

21	226-230 West 97th Street	(10) Nonrecourse
The Borrower and guarantor are liable for losses relating to environmental liability at the Mortgaged Property and for all obligations in the event of fraud or intentional and material misrepresentation.  The guaranty (including borrower’s obligations) are silent with respect to items (ii) and (iii) in the representation.

22	Harbor Properties	(10) Nonrecourse
Only the borrower agreed, pursuant to the note, to be liable for certain nonrecourse carve-outs, which are limited to (i) the misappropriation of condemnation or insurance proceeds or rental payments or other sums attributable to the property or other collateral, if any (ii) fraud and (iii) the willful or material misrepresentation of any facts in connection with the loan documents.
With respect to recourse related to the environmental indemnity, the recourse is limited to losses from the presence of hazardous substances or lack of compliance with environmental regulations.  It does not cover any breach of environmental covenants in the loan documents.

13	Wilshire West Medical Center	(10) Nonrecourse	The recourse for waste is limited to only for intentional or grossly negligent physical waste.

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Annex A ID#	Mortgage Loan	Representation	Exception
29	Brotman Physicians Plaza

35	Northridge Medical Tower

6	One Biscayne	(15) Releases
The original borrower, L&B Biscayne Tower Group Trust was converted to One Biscayne Tower LLC.  The membership interests were transferred pursuant to a Consent to Transfer and Amendment of Lien Instrument dated December 28, 2005 and contained in the Mortgage File.

8	Ridgeway Shopping Center	(15) Releases
The original borrower, Stamford Ridgeway Associates Limited Partnership assigned the Mortgaged Property and the Mortgage Loan to UBS Stamford, L.P., the current borrower, pursuant to a Loan Assumption and Modification Agreement dated June 7, 2002 and contained in the Mortgage File.

22	Harbor Properties	(15) Releases
Three properties (1406 Western Avenue, 84 Union Street and 1020-1022 First Avenue) were released from the lien of the security interest pursuant to a First Master Modification Agreement dated October 25, 2005.  The Mortgage Loan is currently only secured by the Logan Building and the 1411 4th Avenue Building, as defined in the Loan Documents.

21	226-230 West 97th Street	(18) No Future Advances
The Mortgage Loan documents provide that the Borrower has the right to request (on a maximum of 2 occasions) an additional advance from the lender in an amount up to $5,000,000 in the aggregate, in the form of secondary or mezzanine financing; provided, among other things, that (i) after the advance the aggregate (Mortgage Loan and additional loan) loan-to-value ratio is not greater than 65% and the aggregate debt service coverage ratio is at least 1.25x. and (ii) the Borrower deliver an intercreditor agreement acceptable to lender.  If the lender elects not to provide the requested advance or lender and borrower cannot agree on terms of the additional debt, the Borrower may seek secondary or mezzanine financing from another lender, provided the advance amount and terms are reasonably acceptable to the Lender.

22	Harbor Properties	(18) No Future Advances	The Mortgage Loan documents provide that the Borrower has the right to request

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additional subordinate financing from the lender secured by the Mortgaged Property; provided, among other things, that after the advance, the aggregate (Mortgage Loan and additional loan) loan-to-value ratio is not greater than 75%. If the lender elects not to provide the additional loan, the Borrower may obtain such subordinate financing from a third party upon satisfaction of certain conditions, including delivery of a subordination or intercreditor agreement satisfactory to the Lender.

11	Montgomery Plaza	(21) Licenses and Permits
A portion of the Mortgaged Property is ground leased to Chick-Fil-A (the “Tenant”).  Under New Mexico law, any property that is ground leased for more than 25 years must be legally subdivided.  The Borrower did not subdivide the parcel prior to executing the lease and consequently, the Tenant will be unable to obtain building permits, certificates of occupancy and other licenses in connection with the construction, use and occupancy of this parcel until the property is legally subdivided.  The subdivision process is currently underway and the Borrower was required to reserve $1,000,000 at loan closing, from which $750,000 will be disbursed to the Borrower upon finalization of the subdivision within one year of loan closing.  If the subdivision is completed within one year of closing, the remaining $250,000 will be released to the borrower upon the earlier of (i) the Tenant taking occupancy, opening for business and paying full unabated rent or (ii) the Tenant terminating its lease and providing a full release of liability and waiver of claims with respect to the lease.  In the event the subdivision is not completed within one-year of loan closing, the entire $1,000,000 will be retained by the lender as additional collateral or used to pay down a portion of the loan (provided any partial prepayment will require the payment of applicable prepayment premium).  In the event the subdivision process is completed but the Tenant does not take occupancy or deliver a release within one-year of loan closing, the remaining $250,000 in the reserve will be deposited into the TI/LC reserve.

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21	226-230 West 97th Street	(21) Licenses and Permits
Per title pro forma dated as of May 4, 2011 and a PZR report obtained at the time the Mortgage Loan was acquired, numerous zoning and other violations exist with respect to the Mortgaged Property, including:  13 building charges totaling $4,181.05 (for 226 W. 97th),11 ECB violations (for 226 W. 97th), 4 building violations (for 226 W. 97th, copies not available from municipality), 29 HPD violations (for 226 W. 97th), 7 building charges totaling $5,101.84 (for 2230 W. 97th), $339.75 unpaid taxes for early 2011 (for 230 W. 97th), $93.24 owed to water board (for 230 W. 97th), 23 ECB violations (for 230 W. 97th), 22 building violations (for 230 W. 97th, copies not available from municipality), 30 HPD violations (for 230 W. 97th), 1 fire department violation (for 230 W. 97th), no oil burner permit on record (for 230 W. 97th).  In addition, new certificates of occupancy are not on file with respect to the commercial unit or the renovated and added residential units at the Mortgaged Property and the Borrower has not yet been able to provide such certificates of occupancy.

6	One Biscayne	(24) Property Condition
The recent engineering report identified required immediate repairs (consisting of repairs to the parking garage, structure repairs, and repainting of the building exteriors) estimated to cost in the aggregate $2,160,558.  There are no reserves for these immediate repairs.

6	One Biscayne	(27) Insurance
The Loan Documents do not specifically require windstorm insurance, but do require the Borrower to obtain “such other insurance, including, without limitation, environmental insurance, with respect to the property as lender from time to time may require to the extent such insurance is then available in the marketplace and is of the nature carried by owners of buildings similar to the improvements in the Miami Central Business District.”

21	226-230 West 97th Street	(27) Insurance
The endorsement is only required to name lender and subsidiaries and affiliates as additional insureds (not successors and assigns).
The minimum requirement for rental value insurance is at least 12 months gross rents from the Mortgaged Property (not 12 months of operations or all rents)

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8 22	Ridgeway Shopping Center Harbor Properties	(27) Insurance	The loan documents do not contain specific ratings requirements for the policies. All policies are required to be issued by insurers approved by the Lender, however.

21	226-230 West 97th Street	(32) Financial Reporting	Rent rolls required to be provided within 10 days of lender’s request

13 29 35	Wilshire West Medical Center Brotman Physicians Plaza Northridge Medical Tower	(33) Related Borrowers	Edward Hudson is the sponsor of each of these Mortgage Loans.

8 22	Ridgeway Shopping Center Harbor Properties	(34) Single Purpose Entity	The Loan Documents do not require the Borrower to be a Single Purpose Entity. The Borrower is not prohibited from incurring additional debt.

21	226-230 West 97th Street	(34) Single Purpose Entity	The Borrower is required to be a single purpose entity; however, it is permitted to obtain a subordinate loan from lender or a third party lender, subject to satisfaction of certain conditions.

18	The Townsend Hotel	(34) Single Purpose Entity	The Borrower previously owned 100% of the limited liability interests in Townsend Sweet Shoppe, LLC, which entity leased and operated a bakery.

	Various Loans	(36) Due-on-Sale or Encumbrance	Certain of the Mortgage Loan documents permit the transfer of publicly traded shares in an equity owner of the related borrower.

3	Quadrus Office Park	(36) Due-on-Sale or Encumbrance
The loan documents permit mezzanine debt from a Qualified Mezzanine Lender (as such term is defined in the related Mortgage Loan documents), subject to the satisfaction of certain conditions including but not limited to (i) combined LTV ratio of not more than 60%, (ii) combined DSCR of not less than 1.30x, (iii) in an amount that when added to the Mortgage Loan will result in a combined debt yield of no less than 9.25%, (iv) delivery of customary intercreditor agreement and (v) Rating Agency Confirmation.

6	One Biscayne	(36) Due-on-Sale or Encumbrance	The Mortgage Loan documents provide that the Borrower may transfer all of the Mortgaged Property one time only to any pension fund,

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government plan, endowment, charitable trust or any combination of the foregoing for which L&B Realty Advisors acts as investment advisor with full fiduciary discretion and has previously acted as investment advisor for the previous 12-month period preceding such sale or transfer without obtaining the Lender's prior consent.

8	Ridgeway Shopping Center	(36) Due-on-Sale or Encumbrance
The loan documents permit mezzanine debt from a Qualified Institutional Mortgagee (as such term is defined in the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including but not limited to (i) combined LTV ratio of 70% or less, (ii) combined DSCR of at least 1.35x and (iii) delivery of lender’s customary intercreditor agreement. Lender has a right of first refusal to provide such mezzanine financing.

13 29 35	Wilshire West Medical Center Brotman Physicians Plaza Northridge Medical Tower	(36) Due-on-Sale or Encumbrance
The mortgage loan permits future mezzanine financing, subject to the satisfaction of conditions, including but not limited to (i) mezzanine lender is a qualified transferee (as such term is defined in the mortgage loan documents), (ii) the mezzanine borrower is a special purpose entity acceptable to lender; (iii) combined loan to value ratio, calculated using the combined principal balance is not more than 73%, (iii) combined debt service coverage ratio, calculated using the combined debt service is no less than 1:35x, and (iv) delivery of (a) an intercreditor agreement with lender satisfactory to lender in its sole discretion, and (b) rating agency confirmation in connection with the proposed mezzanine loan. The mortgage loan documents provide that lender may not withhold consent to the conveyance of the mortgaged property to a new borrower and the assumption by replacement guarantors and indemnitors of the related obligations, provided, among other things, the new borrower is a permitted transferee (as defined in the related mortgage loan documents) and subject to the satisfaction of certain conditions including “no downgrade” confirmation from each of the rating agencies.

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16	Hotel Modera	(36) Due-on-Sale or Encumbrance
The Mortgage Loan permits future mezzanine debt commencing on a date that is 12 months after the Mortgage Loan closing date, subject to the satisfaction of certain conditions, including but not limited to, (i) the combined balance does not exceed 70% of the market value of the Mortgaged Property, (ii) the aggregate DSCR is at least 1.35x, (iii) delivery of an intercreditor agreement and (iv) delivery of Rating Agency Confirmation.

21	226-230 West 97th Street	(36) Due-on-Sale or Encumbrance
The Mortgage Loan documents provide that the Borrower has the right to request (on a maximum of 2 occasions) an additional advance from the lender in an amount up to $5,000,000 in the aggregate, in the form of secondary or mezzanine financing; provided, among other things, that (i) after the advance the aggregate (Mortgage Loan and additional loan) loan-to-value ratio is not greater than 65% and the aggregate debt service coverage ratio is at least 1.25x. and (ii) the Borrower deliver an intercreditor agreement acceptable to lender.  If the lender elects not to provide the requested advance or lender and borrower cannot agree on terms of the additional debt, the Borrower may seek secondary or mezzanine financing from another lender, provided the advance amount and terms are reasonably acceptable to the Lender.

22	Harbor Properties	(36) Due-on-Sale or Encumbrance
The Borrower has the right, provided certain conditions are met, to request that the Lender provide additional subordinate financing secured by the Mortgaged Property to the Borrower (up to an amount that, when combined with the senior loan amount, would result in a LTV of not more than 75%) and if the Lender declines to do so, the Borrower may obtain such subordinate financing from a third party upon satisfaction of certain conditions, including a subordination or intercreditor agreement satisfactory to the Lender.
The Borrower has a one-time right, pursuant to a modification, to request the Lender’s approval to sell all of the Mortgaged Property upon the satisfaction of certain conditions, including the payment of a loan assumption fee.

22	Harbor Properties	(39) Release of Property	The Borrower has the right to obtain the release of an individual Mortgaged Property upon satisfaction of certain conditions

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including the payment of a release price equal to 110% of the allocated principal amount for such property to be released, together with the related “make-whole” payment required under the Mortgage Loan documents.

3	Quadrus Office Park	(39) Release of Property
The Mortgage Loan documents permit the release of that currently undeveloped parcel known as “Building 9” after it is developed by the Borrower and a tenant has entered into a lease for space in the building, provided, among other things, after the release, (i) the DSCR with respect to the remaining Mortgaged Property is 1.30x; (ii) the LTV ratio of the remaining Mortgaged Property is no more than 54%, (iii) the Combined Debt Yield is no less than 9.25% and (iv) the proposed form of “no-poaching” agreement between Borrower and transferee of the Building 9 parcel with respect to the tenants under leases at the Mortgaged Property, in a form reasonably satisfactory to Lender and to which Lender is a third party beneficiary.

22	Harbor Properties	(44) Grace Periods	There are no stated grace periods, but the failure to make a monthly payment is not an event of default until 10 days following notice from the lender.

1	Three Allen Center	(46) Terrorism Insurance	Borrower’s cost for terrorism insurance is capped at $170,00 per year.

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Annex A to

Mortgage Loan Representations and Warranties for German American Capital Corporation

List of Mortgage Loans in which Lender’s Environmental Insurance Policy was Obtained in Lieu of an

Environmental Site Assessment
Annex A ID#	Mortgage Loan
NONE

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ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR

UBS REAL ESTATE SECURITIES INC.

Annex A ID#	Mortgage Loan	Representation	Exception
7	Providence Place Mall	(6) Mortgage Lien; Assignment of Leases
In lieu of real and personal property taxes, the related Borrower pays principal and interest in connection with a PILOT bond issued for the construction of a parking garage and development of the mall on the related Mortgaged Property.  The PILOT bond is secured by a first lien on the related Mortgaged Property and is only enforceable to the extent of any unpaid installments on the PILOT bond.  As a result, the lien of the related Mortgage is not a first priority lien.

2	Times Square Hotel Portfolio	(10) Nonrecourse
The non-recourse carve-out contained in the Loan Documents relating to misrepresentation is limited to “willful misrepresentation” and “willful omission to state a material fact necessary to make the representations and warranties given by Borrower, Guarantor or any Affiliate of Borrower or Guarantor in connection with the Loan, in light of the circumstances under which the same were made, not misleading.”

5	Dover Mall and Commons	(10) Nonrecourse
Recourse carve-out for fraud or intentional misrepresentation is limited to fraud or intentional misrepresentation by the Borrower, Principal or Guarantor in connection with the closing of the Loan or regarding matters stated in the financial statements or other information required to be delivered by the Borrower, Principal or Guarantor in connection with the Loan or otherwise delivered to the Lender by Borrower and upon which the Lender reasonably relied.  Recourse carve-out for misapplication or misappropriation is limited to the misappropriation or conversion by the Borrower, Principal or Guarantor of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents following an Event of Default or (D) any Rents paid more than one (1) month in advance.  While there is no specific recourse carve-out for material physical waste, there is a carve-out for gross negligence or willful misconduct of the Borrower, Principal or Guarantor regarding the operation of the Mortgaged Property.  All capitalized terms in this paragraph not otherwise defined in the Agreement are as defined in the related Loan Documents.

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Annex A ID#	Mortgage Loan	Representation	Exception
7	Providence Place Mall	(10) Nonrecourse
The carve-out relating to physical waste of the Mortgaged Property is limited to damage or destruction caused by the intentional act or omission of the Borrower, the related guarantor of the Borrower’s carve-out obligations, or any of their respective principals, officers, agents, employees or contractors.

12	Albany Mall	(10) Nonrecourse
Misappropriation of rents or other revenues is limited to following an Event of Default (as defined in the related Loan Documents).
Physical waste of the Mortgaged Property is limited to the result of the intentional misconduct or gross negligence of the Borrower or any of the Borrower Parties (as defined in the related Loan Documents).

5	Dover Mall and Commons	(24) Property Condition
There is no escrow for the estimated cost of required repairs (of $133,068.00 for new asphalt overlay and $1,500 for installation of a secondary containment structure to be installed beneath the 100-gallon aboveground storage tank (AST) located adjacent to the emergency generator).  However, the Borrower is required to complete the required repairs within such time period and in such manner as a reasonably prudent owner and operator of commercial properties similar in size, value and use as the Mortgaged Property would deem reasonable to complete such required repairs.

5	Dover Mall and Commons	(25) Ground Leases	Representation 25(viii) - there is no obligation on the lessee’s part to maintain insurance, and therefore there is no provision on the application of insurance proceeds.

7	Providence Place Mall	(25) Ground Leases
Regarding 25(iii) - Upon any transfer (or in the case of a transfer pursuant to a foreclosure sale, within six (6) months after the effective date of such transfer) of the Borrower’s interest in the Providence Place Ground Lease (as defined in the related Loan Documents) to a transferee that is not affiliated with the holder of the Mortgage Asset, such transferee must be, or enter into a written agreement for

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Annex A ID#	Mortgage Loan	Representation	Exception
management of the Mortgaged Property with, a mall owner or operator that satisfies certain criteria set forth in the Providence Place Mall Ground Lease.

Regarding 25(iii) - The holder of the Mortgage Asset, or any transferee thereof, will be permitted to further assign the interest in the Providence Place Mall Ground Lease acquired by the same upon notice to, but without the consent of, the lessor under the Providence Place Mall Ground Lease, provided that (A) the further assignee is a qualified mall owner or operator, and (B) all monetary defaults with respect to ground rent, and “arrangements reasonably satisfactory” to such lessor have been made to cure all non-monetary defaults that are susceptible of cure, in each case in accordance with the terms and conditions of the Providence Place Mall Ground Lease. Subsequent assignments of such interest by the initial assignee thereof will require the consent of such lessor.

Regarding 25(iv) - The Providence Place Mall Ground Lease provides that any amendment modification, cancellation or termination of the ground lease requires the prior written consent of the holder of the Mortgage Asset; it does not expressly state that any such action taken without such consent is not binding on such holder or its successors or assigns.

Regarding 25(iv) - The lessor under the Providence Place Mall Ground Lease may terminate the Providence Place Mall Ground Lease due to a material event of default thereunder that was not cured by the holder of the Mortgage Asset (or its nominee), where such lessor has fully complied with its obligations with respect to leasehold mortgagee protections and such holder has not exercised its rights pursuant to such protections to prevent such lessor from exercising such right of termination (and all applicable grace, notice and cure periods have passed without such cure being completed).

Regarding 25(v) - The Providence Place Mall Ground Lease requires the lessor thereunder to give to the holder of the Mortgage Asset copies of notices sent to the Borrower regarding only any default or potential default.

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Annex A ID#	Mortgage Loan	Representation	Exception

Regarding 25(viii) - Under the terms of the intercreditor agreement relating to the payments-in-lieu-of-taxes (“PILOT”) program applicable to the Mortgaged Property, if the Borrower has defaulted with respect to any PILOT payment (or is subject to bankruptcy or similar proceeding), insurance proceeds are required to be used first to pay any current PILOT payments then due and unpaid before being distributed to the holder of the Mortgage Asset for application to repair or prepayment of the Mortgage Loan.

Regarding 25(viii) - In the event that insurance proceeds are not applied to the repair or restoration of the Mortgaged Property, the Providence Place Mall Ground Lease requires that such proceeds be applied (A) first, to the cost of demolition and removal of so much of the ruins of the Mortgaged Property as is requested by the lessor thereunder and (B) second, to payment of principal and interest under the Mortgage Asset.

2	Times Square Hotel Portfolio	(26) Environmental Matters
Costs and expenses relating to a breach of the environmental representations, warranties or covenants that are indemnified under the Loan Documents are limited to those that are reasonable and out-of-pocket.  Indemnified attorneys’ fees are limited to those that are reasonable.  Moreover, the environmental indemnification contained in the Loan Documents expressly excludes punitive damages and foreseeable and unforeseeable consequential damages.
The environmental indemnification contained in the Loan Documents will terminate on the date which is two (2) years following a termination, satisfaction, assignment, entry of a judgment of foreclosure, or delivery of a deed in lieu of foreclosure of the Mortgage, so long as not more than thirty (30) days, and not less than five (5) business days prior to the date of such termination the indemnitee will have received new environmental reports, of substantially the same scope and detail as the Time Square Hotel Portfolio Environmental Site Assessment, performed within thirty (30) days prior to the date of such termination to the indemnitee by a nationally recognized environmental consultant at the sole cost and

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Annex A ID#	Mortgage Loan	Representation	Exception
expense of the Borrower, which new environmental reports shall not show, to the extent such items are not present on the Times Square Hotel Portfolio Environmental Site Assessment, any (a) material releases of hazardous materials, (b) hazardous materials present in violation of environmental laws, (c) ongoing remediation or (d) non-compliance with environmental laws.

7	Providence Place Mall	(26) Environmental Matters
If at any time after the first (1st) anniversary of payment of the Mortgage in full, the Borrower delivers a Phase I environmental report with respect to the Mortgaged Property, which report is reasonably acceptable to the holder of the Mortgage Asset (and, if recommended under any such Phase I environmental report, a Phase II environmental report reasonably acceptable to the holder of the Mortgage Asset), which concludes that the Mortgaged Property does not contain any hazardous substances in violation of environmental law, the obligations and liabilities of the Borrower and the related guarantor of such obligations under such indemnity will cease.

10	Paddock at Eastpoint	(26) Environmental Matters
While the representation requiring Borrower (or an affiliate thereof) to indemnify Seller with respect to a breach of an environmental representation, warranty or covenant, is true with respect to the acts of Borrower, such indemnity shall not apply to losses attributable to Hazardous Substances (as defined in the related Loan Documents) initially released after the date that Seller (or its nominee) shall acquire title to the Mortgaged Property (whether by foreclosure, deed in lieu, or otherwise).  Provided, however, the release of Hazardous Substances which occurs within one (1) year of the date that Seller (or its nominee) acquire title to the Mortgaged Property, shall be rebuttably presumed to have arisen directly or indirectly from or in connection with an Indemnified Loss (as defined in the related Loan Documents).

7	Providence Place Mall	(27) Insurance
The Mortgaged Property may be insured by a syndicate of insurers through which at least sixty percent (60%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least fifty percent (50%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers

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Annex A ID#	Mortgage Loan	Representation	Exception
having a rating by S&P not lower than “A-” or by A.M. Best not lower than “A:IX” and the balance of the coverage is, in each case, with insurers having a rating by S&P of not lower than “BBB” or by A.M. Best not lower than “A-:VIII”.

36	Bridgewater Place	(27) Insurance	The Mortgaged Property is covered by a liability insurance policy with a $100,000 deductible and a $500,000 flood insurance policy with $1,000,000 of excess coverage.

2	Times Square Hotel Portfolio	(32) Financial Repairing
The Loan Documents do not require the Borrower to provide any rent roll as the Mortgage Property comprises two (2) hotels with no lease space other than hotel rooms and a certain “Sky Room Bar” (for which separate financial reporting is required).

2	Times Square Hotel Portfolio	(36) Due-on-Sale Encumbrance
Pursuant to the related Loan Documents and the related intercreditor agreement, no prior consent of the Lender is required for a pledge of direct or indirect interests in any Borrower in connection with the Mezzanine Loan (as defined in the related Loan Documents) and a foreclosure or transfer in lieu of foreclosure of any such interest pursuant to the Mezzanine Loan Documents (as defined in the related Loan Documents).

5	Dover Mall and Commons	(36) Due-on-Sale Encumbrance
Pursuant to the related Loan Agreement, the Borrower has the right to sell the Mortgaged Property or greater than 50% direct or indirect interest in the Borrower to a Qualified Transferee (defined herein) without the Lender’s consent as well as the right of Simon Property Group, L.P. (“SPG LP”) and The Mills Limited Partnership (“Mills LP”) to incur debt that is not mortgage indebtedness secured by the Mortgaged Property. The related Loan Agreement also permits, among other things, the following transfers:

(i) The transfer of limited partnership interests or any profits or proceeds relating to limited partnership interests or the creation or issuance of new limited partnership interests in SPG LP to any Person;

(ii)  The transfer of a general partnership interest in SPG LP so long as Simon Property Group, Inc. (“Simon Inc.”) or its successor (so long as such successor is a public company equal in market capitalization to Simon Inc.)

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Annex A ID#	Mortgage Loan	Representation	Exception
continues to own not less than a fifty-one percent (51%) general partnership interest in SPG LP and continues to control SPG LP;

(iii) The transfer of stock in Simon Inc. so long as, after giving effect to such transfer, Simon Inc. remains a public company;

(iv) The transfer by SPG-FCM Ventures, LLC (“Ventures”) or a subsidiary thereof of all or any part of its direct or indirect interest in the Borrower to an affiliate of Ventures that is wholly owned by Ventures;

(v) The transfer by Ventures or a subsidiary thereof of all or any part of its direct or indirect interest in the Borrower to SPG LP or an affiliate of SPG LP;

(vi) The transfer of a member’s interest to the other member pursuant to the buyout rights of the members of Ventures as provided in the Amended and Restated Limited Liability Company Agreement of Ventures dated as of March 28, 2007 (“Ventures LLC Agreement”);

(vii) The transfer of direct or indirect interests of Applicable Farallon Funds (as such term is defined in Ventures LLC Agreement) as provided in Section 6.1.3(A) of Ventures LLC Agreement,

(viii) The pledge by Ventures of Ventures’ indirect interest in the Borrower to SPG LP or an affiliate thereof and one or more institutional lenders provided not less than fifty-one percent (51%) of the loan secured by such pledge is held at all times by SPG LP or such affiliate;

(ix) The transfer by Applicable Farallon Funds or their affiliates of indirect interests in the Borrower to a third party so long as (A) after giving effect to such transfer, SPG LP, Herb Miller, a Qualified Transferee or any combination of them continues to own in the aggregate, directly or indirectly, at least fifty percent (50%) of the interests in the Borrower, and control, the Borrower and (B) Simon Management Associates II, LLC, or SPG LP or an entity controlled by SPG LP or a Qualified Manager (defined herein) continues to manage the Mortgaged Property;

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Annex A ID#	Mortgage Loan	Representation	Exception

(x) Transfers between the members of SFM Dover Associates, LLC pursuant to buy-sell first rights, of offer or other similar provision in the Limited Liability Company Agreement of SFM Dover Associates, LLC dated August 1, 2007, as amended;

(xi) The transfer by either Mills LP or Miller Dover General Partnership of all or portion of its direct or indirect interest in the Borrower to a third party so long as (A) a Sponsor, a Qualified Transferee or any combination of them continue to own in the aggregate, directly or indirectly, at least fifty percent (50%) of the interests in the Borrower, and Control Borrower and (B) Manager or a Qualified Manager continues to manage the Mortgaged Property; and

(xii) The transfer by Mills LP of its direct or indirect interest in the Borrower to a wholly owned subsidiary.

“Qualified Manager” shall mean a reputable and experienced professional management organization which (i) is not subject to a bankruptcy, insolvency or similar proceeding, (ii) manages, together with its affiliates, at least five (5) “regional malls” (as further described below) other than the Mortgaged Property totaling at least in the aggregate 5,000,000 square feet of gross leasable area. For purposes of this definition and the definition of Qualified Transferee below, a “regional mall” shall mean a retail property containing at least 500,000 square feet of gross leasable area, including anchor tenant space constituting a portion of the shopping center regardless of whether such anchor space is owned by the owner of such shopping center.

“Qualified Transferee” shall mean (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than fifty-one percent (51%) of such affiliate) who owns and operates at least five (5) “regional malls” totaling at least in the aggregate 5,000,000 square feet of gross leasable area; or (b) any person who has a Net Worth in excess of $250,000,000; or (c) any person provided Lender shall have received written confirmation by rating agencies rating the

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Annex A ID#	Mortgage Loan	Representation	Exception
securities that the transfer to such person will not, in and of itself, cause a downgrade withdrawal or qualification of the then current ratings of the securities issued pursuant to the securitization. In no event, however, shall a person be deemed to be a Qualified Transferee if such person (a) is subject to trade restrictions under U.S. law, (b) is or has during the previous seven (7) years been the subject of a bankruptcy action or (c) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

7	Providence Place Mall	(36) Due-on-Sale Encumbrance
The Loan Documents permit transfers to certain permitted transferees that meet financial and experience tests set forth therein.  Certain principals (or subsidiaries thereof) may transfer their interests in the Borrower to another principal (or subsidiary thereof), subject to certain requirements, including delivery of a rating agency confirmation in the event that, as a result of such transfer, there is a change of the identity of the person that will control the Borrower, its sole member or the guarantor or any shareholder, partner, member, non-member manager or any other direct or indirect legal or beneficial owner of, the Borrower, its sole member, or the guarantor or any non-member manager.  Additionally, the Loan Documents permit transfers in connection with the exercise of remedies by a qualified pledgee of such interests in the Borrower provided that if such exercise of remedies results in a change of control of the Borrower or certain other restricted parties, a rating agency confirmation is obtained.

Pursuant to the related Loan Documents and the related intercreditor agreement, no prior consent of the Lender is required for (a) a pledge of direct or indirect interests in the Borrower, Reallocated Mortgage Borrower or Senior Mezzanine Borrower, or any Reallocated Mezzanine Borrower, in connection with a Mezzanine Loan and a foreclosure or transfer in lieu of foreclosure of any such interest pursuant to any exercise of remedies under the applicable Mezzanine Loan Documents and (b) a pledge of direct or indirect interests in Junior Mezzanine Borrower in connection with a Subordinate Mezzanine Loan, and a foreclosure or transfer in lieu of foreclosure of any such interest pursuant to any exercise of remedies under the Subordinate Mezzanine Loan Documents.  All capitalized terms in this paragraph not otherwise defined in the Agreement are as defined in the related Loan Documents.

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Annex A ID#	Mortgage Loan	Representation	Exception
10	Paddock at Eastpoint	(36) Due-on-Sale Encumbrance
Pursuant to the related Loan Documents and the related Intercreditor Agreement, no prior consent of the Lender is required for any pledge of direct or indirect interests in the Borrower in connection with the Mezzanine Loan and a foreclosure or transfer in lieu of foreclosure of any such interest pursuant to the Mezzanine Loan Documents in accordance with the Intercreditor Agreement.  All capitalized terms in this paragraph not otherwise defined in the Agreement are as defined in the related Loan Documents.

24	Capitol Center	(36) Due-on-Sale Encumbrance
The Loan Documents do not require consent in connection with a transfer of the trustee of Great Circle Trust upon the incapacity of Richard Gilder (the trustee), in accordance with the trust agreement governing Great Circle Trust.

2	Times Square Hotel Portfolio	(38) Defeasance
In connection with a defeasance of the Mortgage Asset, fees required to be paid by the Borrower under the Loan Documents are limited to those that are customary.  In addition, costs and expenses required to be paid by the Borrower are limited to those that are out-of-pocket.

7	Providence Place Mall	(38) Defeasance
The Loan Documents require the Borrower to deliver additional certifications that the holder of the Mortgage Asset may reasonably require, without specifically identifying the certification described in clause (iv)(A).

2	Times Square Hotel Portfolio	(39) Release of Property
In connection with a release of any portion of the Mortgaged Property described in (i) or (ii), the amount prepaid or secured by defeasance collateral, as applicable, is required under the Loan Documents to be 115% of the applicable Allocated Loan Amount.

5	Dover Mall and Commons	(39) Release of Property	The Loan Agreement provides that so long as no Event of Default shall have occurred and be continuing, the Borrower without the

G-2-10

Annex A ID#	Mortgage Loan	Representation	Exception

consent of the Lender may (i) make transfers of immaterial or non income producing portions of the Mortgaged Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Mortgaged Property for dedication or public use, (ii) make transfers of non income producing portions of the Mortgaged Property (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the Mortgaged Property and (iii) dedicate portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business, including in connection with the release of a Development Parcel pursuant to Section the Loan Agreement, for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, however, it shall be a condition to any of the transfers in clauses (ii) and (iii) above that no transfer, conveyance or other encumbrance shall result in a material adverse effect based upon an officer’s certificate delivered to Lender.  The Borrower must also deliver certain additional items in connection with one or more of  the foregoing transfers.  All capitalized terms in this paragraph not otherwise defined in the Agreement are as defined in the related Loan Documents. The Loan Agreement further provides that the Lender agrees to release from the Lien of the Mortgage and the other Loan Documents certain parcels totaling 80 acres (+/-), with such modifications to the internal boundaries between such parcels as the Borrower may desire, including reducing or increasing the number of parcels in connection with the sale or conveyance of the Development Parcel upon satisfaction of the conditions set forth in the Loan Agreement. All capitalized terms in this paragraph not otherwise defined in the Agreement are as defined in the related Loan Documents.

G-2-11

Annex A ID#	Mortgage Loan	Representation	Exception
7	Providence Place Mall	(46) Terrorism Insurance
If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute is not then in effect, the Borrower will not be obligated to pay more than twice the then-current premium for terrorism insurance.

7	Providence Place Mall	(39) Release of Property
Borrower may replace the Exchange Parcel (as defined in the related Loan Documents) with the Acquired Parcel (as defined in the related Loan Documents), provided, that for such substitution, the conditions in the related Loan Documents are met.

12	Albany Mall	(39) Release of Property
Borrower may replace the Release Parcel (as defined in the related Loan Documents) with one or more Qualified Substitute Property (as defined in the related Loan Documents), provided, that for such substitution, the conditions in the related Loan Documents are met.

G-2-12

ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
LADDER CAPITAL FINANCE LLC
Annex A ID#	Mortgage Loan	Representation	Exception
20	Inland - SuperValu/ Walgreens Portfolio	(2) Fixed Rate Loan
The Mortgage Loan provides that subsequent to the occurrence of a specified anticipated repayment date, the rate at which interest accrues would increase, with payment of the additional interest to be deferred.

20	Inland - SuperValu/Walgreens Portfolio	(6) Mortgage Lien; Assignment of Leases
The applicable Walgreens tenant at each of four (4) of the related Mortgaged Properties has a right of first refusal to purchase such Mortgaged Property in connection with a sale of such Mortgaged Property.

40	Station Plaza – Ground Lease	(6) Mortgage Lien; Assignment of Leases	The ground tenant at the related Mortgaged Property has a right of first refusal to purchase such Mortgaged Property in connection with a sale of such Mortgaged Property.
20	Inland - SuperValu/Walgreens Portfolio	(8) Title Insurance
The applicable Walgreens tenant at each of four (4) of the related Mortgaged Properties has a right of first refusal to purchase such Mortgaged Property in connection with a sale of such Mortgaged Property.

40	Station Plaza – Ground Lease	(8) Title Insurance	The ground tenant at the related Mortgaged Property has a right of first refusal to purchase such Mortgaged Property in connection with a sale of such Mortgaged Property.
25	Western Lights Shopping Center	(10) Nonrecourse	The related borrower (but not the guarantor) is liable for any losses resulting from a breach of the environmental covenants.
38	Ba Mar Basin MHC	(10) Nonrecourse
With respect to misapplication/misappropriation of rents, the provision is limited to after an event of default under the Mortgage Loan. With respect to physical waste, limited to intentional physical waste.

G-3-1

Annex A ID#	Mortgage Loan	Representation	Exception
9, 15, 19, 20, 25, 31, 33, 37, 38, 40, 42	Some or all of the LCF Mortgage Loans with Deeds of Trust	(14) Deed of Trust	Trustee’s fees must be reasonable.
33	220-230 West Kinzie Street	(21) Licenses and Permits	As identified on a schedule attached to the related Mortgage Loan Purchase Agreement, the related Mortgaged Property has certain open building code violations with the City of Chicago.
40	Station Plaza – Ground Lease	(21) Licenses and Permits
As identified on a schedule attached to the related Mortgage Loan Purchase Agreement, Certificates of Occupancy were not obtained for all sub-tenants; however, the Mortgage relates to the fee estate only (i.e., not the leasehold estate or any sub-leasehold estate).

42	Homestead & Hilltop	(21) Licenses and Permits
With respect to Homestead Village, there are 13 mobile homes/pads that encroach the side setback, three (3) of which encroach the boundary line of the Mortgaged Property. Such encroachments are non-complying (not legally non-conforming). In addition with respect to the Hilltop Property, no certificates of occupancy were available.

20	Inland - SuperValu/Walgreens Portfolio	(22) Taxes and Assessments
The respective borrowers’ obligations to maintain some or all of the required insurance coverage with respect to the related Mortgaged Properties are satisfied, to the extent that, among other things, the related tenants are required to and in fact do, through a program of self-insurance or otherwise, maintain the insurance coverage contemplated by the related loan agreement or the related lease, as applicable. The respective borrowers’ obligations to pay real estate taxes with respect to the related Mortgaged Properties are satisfied, to the extent that, among other things, the related tenants are required to and in fact do pay such real estate taxes. There is no requirement to escrow for insurance premiums or real estate taxes.

G-3-2

Annex A ID#	Mortgage Loan	Representation	Exception
19, 20, 25, 38, 40	Fairfield Inn - Manhattan; Inland - SuperValu/Walgreens Portfolio; Western Lights Shopping Center; Ba Mar Basin MHC; and Station Plaza – Ground Lease	(22) Taxes and Assessments
Some or all of the insurance coverage with respect to the related Mortgaged Property or Properties (as applicable) is provided pursuant to a borrower’s blanket insurance policy which covers other properties not securing assets in the DBUBS-LC3 securitization.

31	The Malulani Portfolio	(22) Taxes and Assessments
The respective borrowers’ obligations to maintain insurance coverage with respect to the related Mortgaged Properties (other than Liona Apartments) are satisfied, if the related tenants maintain the insurance coverage contemplated by the related leases. The respective borrowers’ obligations to pay real estate taxes with respect to the related Mortgaged Properties (other than Liona Apartments) are satisfied, to the extent that, among other things, the related tenants are required to and in fact do pay such real estate taxes. There is no requirement to escrow for insurance premiums or real estate taxes, except with respect to Liona Apartments.

40	Station Plaza – Ground Lease	(22) Taxes and Assessments
The related borrower’s obligations to maintain insurance coverage with respect to the related Mortgaged Property are satisfied if the related ground tenant is required to, and in fact does, maintain the insurance coverage contemplated by the related ground lease. The related borrower’s obligations to pay real estate taxes with respect to the related Mortgaged Property are satisfied, to the extent that, among other things, the related ground tenant is required to and in fact does pay such real estate taxes. There is no requirement to escrow for insurance premiums or real estate taxes.

38	Ba Mar Basin MHC	(23) Encroachments	Seven (7) mobile homes and three (3) sheds encroach into setback lines; boat docks encroach property line; nine (9) mobile homes encroach various easements.
42	Homestead & Hilltop	(23) Encroachments	With respect to Homestead Village, there are 13 mobile homes/pads that encroach the side setback, three (3) of which

G-3-3

Annex A ID#	Mortgage Loan	Representation	Exception
encroach the boundary line of the Mortgaged Property. Such encroachments are non-complying (not legally non-conforming). Title insurance coverage was obtained with respect to forced removal, with respect to the boundary encroachments.

25, 38	Western Lights Shopping Center; and Ba Mar Basin MHC	(26) Environmental Matters	The related environmental insurance policies do not comply with Representation and Warranty 26(iv), but such policies are not In Lieu of Policies.
9, 15, 19, 20, 25, 31, 33, 37, 38, 40, 42	All LCF Mortgage Loans	(27) Insurance
Except with respect to LCF Mortgage Loans where terrorism insurance is not required as discussed elsewhere in this Annex G-3, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the borrower shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

20	Inland - SuperValu/Walgreens Portfolio	(27) Insurance
The respective borrowers’ obligations to maintain some or all of the required insurance coverage with respect to the related Mortgaged Properties are satisfied, and there is no requirement to escrow for insurance premiums, to the extent that, among other things, the related tenants are required to and in fact do, through a program of self-insurance or otherwise, maintain the insurance coverage contemplated by the related loan agreement or the related lease, as applicable. In connection with the foregoing, in the case of the four (4) related Mortgaged Properties that are leased to a Walgreens tenant, the borrower will not be obligated to maintain the insurance required under the related loan

G-3-4

Annex A ID#	Mortgage Loan	Representation	Exception

documents with respect to any such property, provided that, among other conditions, (i) the subject property is 100% leased to the current Walgreens tenant (or, in the event of a permitted assignment or subleasing of the property, the current Walgreens tenant remains fully liable for the tenant’s obligations and liabilities under the applicable Walgreens lease), (ii) the long-term unsecured debt obligations of the Walgreens tenant continue to be rated at least investment grade by the rating agencies specified in the loan agreement, (iii) the applicable Walgreens lease requires the tenant thereunder at its sole cost and expense (A) to maintain special form coverage insurance covering such property to the extent of not less than 100% of the replacement value of the improvements (with no exclusion for terrorism) and public liability and property damage insurance covering liability and property damage or death or bodily injury in any one incident in a combined single limit of not less than $2 million and (B) to rebuild and/or repair the property following the casualty to the same condition (as nearly possible) that such property was in immediately prior to the casualty, and (iv) the tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the applicable Walgreens lease.

19, 20, 25, 38, 40	Fairfield Inn - Manhattan; Inland - SuperValu/Walgreens Portfolio; Western Lights Shopping Center; Ba Mar Basin MHC; and Station Plaza – Ground Lease	(27) Insurance
Some or all of the insurance coverage with respect to the related Mortgaged Property or Properties (as applicable) is provided pursuant to a borrower’s blanket insurance policy which covers other properties not securing assets in the DBUBS-LC3 securitization. To the extent that insurance coverage under a blanket policy is exhausted as a result of casualties at other properties insured thereunder, the amount of insurance coverage available for a Mortgaged Property insured thereunder may be less than that contemplated by this representation and warranty.

G-3-5

Annex A ID#	Mortgage Loan	Representation	Exception
31	The Malulani Portfolio	(27) Insurance
The respective borrowers’ obligations to maintain insurance coverage with respect to the related Mortgaged Properties (other than Liona Apartments) are satisfied, and there is no requirement to escrow for insurance premiums, if the related tenants maintain the insurance coverage contemplated by the related leases. In the case of the Mortgaged Properties identified as Kaiser Permanente – Ground Lease and Sears Portage – Ground Lease, the related leases are ground leases and the improvements at the related Mortgaged Property are the property of the ground tenant and not the related borrower, other than a reversionary interest upon termination of the ground lease. As set forth below, the insurance requirements in the leases for the Mortgaged Properties identified as Kaiser Permanente – Ground Lease, Sears Portage – Ground Lease and Kokua Market, respectively, do not satisfy the requirements of Representation and Warranty 27:

(i) The leases for the Mortgaged Properties identified as Sears Portage – Ground Lease and Kaiser Permanente – Ground Lease do not contain any requirements regarding the ratings of the insurers and do not require that the lender under the subject Mortgage Loan be named as a loss payee or an additional insured.

(ii) The leases for the Mortgaged Properties identified as Sears Portage – Ground Lease and Kokua Market require that any required insurance policies not be cancellable without 30-days written notice to the landlord (but not the lender under the subject Mortgage Loan). The lease for the Mortgaged Property identified as Kaiser Permanente – Ground Lease has no such requirement for notice to either the landlord or the lender under the subject Mortgage Loan.

(iii) The lease for the Mortgaged

G-3-6

Annex A ID#	Mortgage Loan	Representation	Exception

Property identified as Kaiser Permanente – Ground Lease requires the tenant at its own expense to keep all buildings on the property insured against loss or damage by fire with extended coverage in an amount as near as practicable to the full insurable value thereof, payable in case of loss to such trust company qualified under the laws of Hawaii and having its principal office in Honolulu as the tenant shall designate as trustee for the custody and disposition of all proceeds of such insurance. In addition, such lease requires the tenant at its own expense to maintain comprehensive general liability insurance, naming the landlord as additional insured, in the amounts of $300,000 for injury to one person, $1,000,000 for injury to more than one person in any one accident or occurrence, and $100,000 for property damage. Such lease does not require any other types of insurance contemplated by Representation and Warranty 27.

(iv) The lease for the Mortgaged Property identified as Sears Portage – Ground Lease requires the tenant at its sole cost and expense to maintain property insurance upon all personal property owned by the tenant and located on the property, with coverage for perils as set forth under the Causes of Loss - Special Form, in an amount equal to full insurable replacement cost. Such insurance must contain an agreed valuation provision in lieu of any co-insurance clause, an ordinance and law endorsement, debris removal coverage and a waiver of subrogation endorsement in favor of the landlord. In addition, such lease requires the tenant at its sole cost and expense to maintain commercial general liability insurance, including contractual liability insurance coverage, covering the tenant’s operation on the property, with combined single limits of not less than $5,000,000 for bodily injury or property damage, naming the landlord as an additional insured. Such lease does not

G-3-7

require any other types of insurance contemplated by Representation and Warranty 27. Notwithstanding the foregoing, insurance coverages and liability limits are to be adjusted at such times as are contemplated in the lease and as reasonably agreed upon by the landlord and tenant in view of reasonable exposure anticipated over the remaining term of the lease. Furthermore, notwithstanding the foregoing, so long as the tenant maintains a minimum net worth equal to or greater than $200,000,000, the tenant may satisfy any of its insurance requirements through a program of self-insurance. If the tenant elects to self-insure, it will be treated as if it had obtained the required insurance policies.

(v) The Mortgaged Properties identified as Kaiser Permanente – Ground Lease, Sears Portage – Ground Lease and Kokua Market, respectively, are not covered by, and there is no requirement for, terrorism insurance or earthquake insurance.

(vi) With respect to the Mortgaged Property identified as Kaiser Permanente – Ground Lease, any insurance proceeds are to be made available to the tenant, generally for purposes of restoring the property following a casualty.

(vii) With respect to the Mortgaged Property identified as Sears Portage – Ground Lease, all insurance proceeds are to be made available to the tenant, provided that the tenant has no obligation to restore the property following a casualty. In addition, the tenant may terminate the lease in the case of the destruction or damage to more than 35% of the gross leasable area of the tenant’s improvements or damage thereto from any cause so as to make the tenants improvements unusable for the tenant’s purposes during the last two (2) years of lease term or during any extended term. In

G-3-8

Annex A ID#	Mortgage Loan	Representation	Exception

the event of such termination, the tenant only needs to restore the property to a sightly and safe condition.

(viii) With respect to the Mortgaged Property identified as Kokua Market, any insurance proceeds are to be made available to the tenant, generally for purposes of restoring the property following a casualty. In connection with a casualty, and subject to the satisfaction of various conditions set forth in the lease, the tenant has certain termination rights under the lease, in which case, if exercised, (A) the tenant must remove the improvements damaged by the casualty and the debris resulting therefrom and restore the land and remaining improvements to a good and orderly condition as soon as reasonably practicable and (B) the remaining insurance proceeds will be allocated between the landlord and tenant in accordance with the subject lease.

40	Station Plaza – Ground Lease	(27) Insurance
During the term of the ground lease, the ground lease controls with respect to the application of insurance proceeds and restoration, and insurance proceeds may be subject to the rights of a leasehold mortgagee to be repaid sums due to it under a leasehold mortgage. The improvements at the related Mortgaged Property are the property of the ground tenant and not the related borrower, other than a reversionary interest upon termination of the ground lease. The related borrower’s obligations to maintain insurance coverage with respect to the related Mortgaged Property are satisfied if the related ground tenant maintains the insurance coverage contemplated by the related ground lease. The ground lease does not require earthquake insurance and does not specifically require terrorism insurance, business interruption or rental loss insurance or flood insurance. In addition, the ground lease does not impose any specific ratings with respect to the insurers. The ground lease

G-3-9

Annex A ID#	Mortgage Loan	Representation	Exception
provides that the required insurance policies are not to be cancellable except upon ten (10) days’ prior written notice to each named insured and loss payee. There is no requirement to escrow for insurance premiums. The ground lease does not require that the lender under the subject Mortgage Loan be named on any of the policies as either loss payee or additional insured. At the time of origination and through the date of expiration of the current policy, the lender is named as a loss payee. No new seismic analysis was conducted in connection with the origination of the subject Mortgage Loan. Because the related Mortgaged Property is a ground leased fee interest, the originator relied on a seismic analysis from February 2006.

9	Lighthouse Building	(28) Escrows
Commonwealth Title Company is holding $34,000 (which was wired from lender on the date of the closing of the subject Mortgage Loan) in escrow until such time as lender receives an architect’s or engineer’s certificate reasonably satisfactory to lender that all work required to be completed at the Mortgaged Property in satisfaction of the violations set forth on Exhibit E of the applicable escrow agreement has been so completed, at which time, lender must direct Commonwealth Title Company to release the $34,000 holdback to the related borrower. The related borrower acknowledged and agreed to use commercially reasonable efforts to satisfy and discharge the violations and to obtain and deliver to lender the required certificates.

33	220-230 West Kinzie Street	(29) Litigation
The related borrower is currently involved in a litigation identified on Schedule IV of the Loan Agreement relating to an approximately $323,000 mechanics’ lien. Title insurance has been obtained with respect to the mechanics’ lien litigation.

9, 15, 19, 20, 25, 31, 33, 37,	All LCF Mortgage Loans as to which a principal or other equity owner of the related borrower is a publicly traded company	(36) Due-on-Sale or Encumbrance	Transfers and pledges of stock listed on nationally recognized stock exchanges, as well as transfers and pledges of

G-3-10

Annex A ID#	Mortgage Loan	Representation	Exception
38, 40, 42			stock and other equity interests that are publicly traded, are permitted. Mergers and other business combinations involving a publicly traded company are permitted.

9, 15, 19, 20, 25,31, 33, 37, 38, 40, 42	All LCF Mortgage Loans	(36) Due-on-Sale or Encumbrance
Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty 36 or as contemplated by any other exception to Representation and Warranty 36 set forth herein.

9, 15, 19, 20, 26, 31, 33, 37, 38, 40, 42	All LCF Mortgage Loans	(36) Due-on-Sale or Encumbrance	The lender’s consent may not be unreasonably withheld in connection with a borrower’s request to waive a due-on-sale clause.

20	Inland - SuperValu/Walgreens Portfolio	(39) Release of Property
Partial release of properties is permitted following the earlier to occur of (a) the 3rd anniversary of the origination date and (b) two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the Code) of the REMIC trust established in connection with the last securitization of the Mortgage Loan, provided that the related mezzanine loan has been paid in full, and provided, further, that the related borrower has satisfied certain conditions set forth in the related loan agreement, including payment of the yield maintenance premium on the portion of the Mortgage Loan being prepaid and payment of a release price for each property to be released equal to 110% of the loan amount allocated to such property. Further, in no event may (i) a Walgreens property be released unless and until at least one of the SuperValu properties has been released, (ii) more than one Walgreens property be released unless and until both of the SuperValu properties have been released, or (iii) more than two (2) Walgreens be released.

G-3-11

Annex A ID#	Mortgage Loan	Representation	Exception
38	Ba Mar Basin MHC	(41) Casualty
Seven (7) mobile homes and three (3) sheds encroach into setback lines; boat docks encroach property line; nine (9) mobile homes encroach various easements; and following a casualty, such improvements may not be able to be rebuilt.

42	Homestead & Hilltop	(41) Casualty
Homestead Village: 13 pads/homes are not in legal compliance (and are not legally nonconforming) as to setbacks and encroachments, and if the 13 homes suffer a casualty, some of the pads could be moved back and some would need to be moved elsewhere on the related Mortgaged Property.
Hilltop Acres: The nonconformity is legally nonconforming; however, the rebuild ordinance provides that if the building is damaged to the extent of 50% or more of the true value, it shall not be repaired unless in compliance. This impacts 11 pads/homes, and there is no room to move these at the current locations in order to comply.

9, 15, 19, 20, 25, 31, 33, 37, 38, 40, 42	All LCF Mortgage Loans	(46) Terrorism Insurance	Same exceptions as for Representation and Warranty No. 27 entitled “Insurance.”

G-3-12

ANNEX G-4

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C. AND
AFFILIATES

Annex A ID#	Mortgage Loan	Representation	Exception
26	Somerby of Mobile	(10) Nonrecourse
Clause (iii) is modified to limit liability as to Guarantor to physical waste of the Property as a result of intentional misconduct or gross negligence of Borrower or any of the Borrower Parties (provided that to the extent revenues from the Property are not sufficient to maintain the Property in accordance with Section 5.2 of the Loan Agreement, such failure to maintain the Property shall not be deemed “physical waste” for purposes of the Guaranty).

17	Hamilton Portfolio	(10) Nonrecourse	Clause (iii) is modified to limit liability to intentional or negligent physical waste of the Property.

28	Grassmere	(24) Property Condition
Loan documents require Borrower to repair window tint between years two and three of the loan term. Such repair is cosmetic in nature. Funds were not required to be escrowed for such work, the estimated cost which is $100,000.

4	Columbia Sussex Hotel Portfolio	(25) Ground Leases
(i) Columbia Sussex Hotel Portfolio Ground Lease on Birmingham, Alabama property amendment No. 5, dated June 21, 1995, was not recorded.
(iii) Columbia Sussex Hotel Portfolio Ground Leases on Birmingham, Alabama property and El Paso, Texas property each require lessor’s consent to further assignment if mortgagee becomes the owner.
(vii) Columbia Sussex Hotel Portfolio Ground Lease on Birmingham, Alabama property expires on September 30, 2033 and there are no unexercised options to renew.

G-4-1

Annex A ID#	Mortgage Loan	Representation	Exception
17, 28, 26	Hamilton Portfolio, Grassmere and Somerby of Mobile	(27) Insurance	The insurance policies are required to designate Lender as mortgagee and loss payee or additional insured (not necessarily to include Lender’s successors and assigns).

26	Somerby of Mobile	(27) Insurance
With respect to the comprehensive general liability insurance required by Lender, such insurance shall contain a provision that such policies shall not be canceled or amended in any adverse manner, including any amendment reducing the scope or limits of coverage, without at least ten (10) days’ prior notice to Lender in each instance (whether for non-payment of premiums or otherwise).

17	Hamilton Portfolio	(28) Escrow
Borrower has deposited $1,030,876.00 (the “Escrow Funds”) with Commonwealth Land Title Insurance Company (the “Escrow Agent”) to be used in connection with certain Capital Improvements as set forth in the Escrow Agreement (as amended). The Escrow Funds shall be held and disbursed in accordance with the Escrow Agreement. Borrower covenants and acknowledges that any interest Borrower has in the Escrow Agreement and/or the Escrow Funds is pledged by Borrower and is subject to and secured by the Mortgage and any such interest is additional security under the Loan.

17	Hamilton Portfolio	(39) Release of Property
In connection with the release of the Release Property as provided under the Loan Documents, a partial prepayment or partial defeasance (as applicable) shall be in an amount equal to 115% of the Allocated Loan Amount of each such Release Property.

4	Columbia Sussex Hotel Portfolio	(39) Release of Property
The release price for releases of individual properties is equal to the greater of (i) an amount which would cause the (A) loan-to-value ratio to be not greater than 61.5% and (B) the debt yield to be at least 12.2% and (ii) a minimum release price of 120% of the Allocated Loan Amount for such property (except for two properties, Anchorage, Alaska and Santa Monica, California, for which the percentage is 125%).

17, 26	Hamilton Portfolio and Somerby of Mobile	(48) Condemnation	The mortgage loan documents do not contain an express provision as

G-4-2

Annex A ID#	Mortgage Loan	Representation	Exception

described in representation. However, it is a condition to the release of condemnation awards to Borrower or for the restoration of the property that, among other things, (i) the loan-to-value ratio, after giving effect to the restoration (determined in accordance with the loan documents), be not more than 75%, and (ii) with respect to the Somerby of Mobile Mortgage Loan, the DSCR, measured as the projected net cash flow of the mortgaged property after giving effect to the restoration divided by the current principal and interest payments upon the mortgage loan for a corresponding period as determined by lender, shall be at least 1.40x, and with respect to the Hamilton Portfolio Mortgage Loan, the DSCR, measured as the projected net cash flow of the mortgaged property after giving effect to the restoration divided by the current principal and interest payments upon the mortgage loan for a corresponding period as determined by lender, shall be at least 1.25x. If and to the extent that restoration proceeds are not required to be made available to Borrower to be used for restoration of the property, Lender is entitled to apply the proceeds to the full or partial payment or prepayment of the mortgage loan.

28	Grassmere	(48) Condemnation
The mortgage loan documents do not contain an express provision as described in the representation. However, it is a condition to the release of condemnation awards to Borrower or for the restoration of the property that (i) the loan-to-value ratio, after giving effect to the restoration (determined in accordance with loan documents), be not more than 80%, (ii) the DSCR, measured as the projected net cash flow of the mortgaged property after giving effect to the restoration divided by the current principal and interest payments upon the mortgage loan for a corresponding period as determined by lender, shall be at least 0.95x and (iii) the leases demising in the aggregate a percentage amount equal to or greater than ninety percent (90%) of the total rentable space in the mortgaged property which has been demised under executed and delivered leases in effect as of the date of the occurrence of the casualty or condemnation, whichever the case may be, shall remain in full force and effect during and after completion of the restoration. If and to the extent that restoration proceeds are not required to be made available to Borrower to be used for restoration of the property, Lender is entitled to apply the proceeds to the full or partial payment or prepayment of the mortgage loan.

G-4-3

ANNEX H

COLUMBIA SUSSEX HOTEL PORTFOLIO AMORTIZATION SCHEDULE
Distribution Date	Interest	Principal	Monthly Debt Service Payment Amount
9/6/2011	$430,555.56	$0.00	$430,555.56
10/6/2011	$416,666.67	$0.00	$416,666.67
11/6/2011	$430,555.56	$0.00	$430,555.56
12/6/2011	$416,666.67	$0.00	$416,666.67
1/6/2012	$430,555.56	$117,908.04	$548,463.60
2/6/2012	$430,047.90	$118,720.30	$548,768.20
3/6/2012	$401,824.69	$163,877.43	$565,702.12
4/6/2012	$428,831.16	$120,667.08	$549,498.24
5/6/2012	$414,495.11	$143,604.75	$558,099.86
6/6/2012	$427,693.32	$122,487.63	$550,180.95
7/6/2012	$413,386.39	$145,378.70	$558,765.09
8/6/2012	$426,540.01	$124,332.92	$550,872.93
9/6/2012	$426,004.68	$125,189.44	$551,194.12
10/6/2012	$411,740.97	$148,011.38	$559,752.35
11/6/2012	$424,828.40	$127,071.49	$551,899.89
12/6/2012	$410,594.80	$149,845.26	$560,440.06
1/6/2013	$423,636.12	$128,979.14	$552,615.26
2/6/2013	$423,080.79	$129,867.66	$552,948.45
3/6/2013	$381,632.45	$196,185.01	$577,817.46
4/6/2013	$421,676.96	$132,113.80	$553,790.76
5/6/2013	$407,524.00	$154,758.53	$562,282.53
6/6/2013	$420,441.81	$134,090.03	$554,531.84
7/6/2013	$406,320.46	$156,684.19	$563,004.65
8/6/2013	$419,189.87	$136,093.15	$555,283.02
9/6/2013	$418,603.91	$137,030.68	$555,634.59
10/6/2013	$404,529.60	$159,549.58	$564,079.18
11/6/2013	$417,326.97	$139,073.78	$556,400.75
12/6/2013	$403,285.33	$161,540.40	$564,825.73
1/6/2014	$416,032.66	$141,144.68	$557,177.34
2/6/2014	$415,424.95	$142,117.01	$557,541.96
3/6/2014	$374,669.86	$207,325.16	$581,995.02
4/6/2014	$413,920.41	$144,524.28	$558,444.69
5/6/2014	$399,965.95	$166,851.41	$566,817.36
6/6/2014	$412,579.76	$146,669.31	$559,249.07
7/6/2014	$398,659.62	$168,941.55	$567,601.17
8/6/2014	$411,220.88	$148,843.52	$560,064.40
9/6/2014	$410,580.03	$149,868.89	$560,448.92
10/6/2014	$396,711.06	$172,059.24	$568,770.30
11/6/2014	$409,193.95	$152,086.61	$561,280.56
12/6/2014	$395,360.45	$174,220.21	$569,580.66
1/6/2015	$407,789.02	$154,334.51	$562,123.53
2/6/2015	$407,124.52	$155,397.70	$562,522.22
3/6/2015	$367,121.05	$219,403.26	$586,524.31
4/6/2015	$405,510.79	$157,979.66	$563,490.45
5/6/2015	$391,771.55	$179,962.45	$571,734.00
6/6/2015	$404,055.77	$160,307.71	$564,363.48
7/6/2015	$390,353.76	$182,230.92	$572,584.68
8/6/2015	$402,580.95	$162,667.42	$565,248.37

H-1

Distribution Date	Interest	Principal	Monthly Debt Service Payment Amount
9/6/2015	$401,880.57	$163,788.02	$565,668.59
10/6/2015	$388,234.23	$185,622.16	$573,856.39
11/6/2015	$400,376.17	$166,195.06	$566,571.23
12/6/2015	$386,768.33	$187,967.60	$574,735.93
1/6/2016	$398,851.30	$92,636,431.29	$93,035,282.59

H-2

ANNEX I

SOMERBY OF MOBILE AMORTIZATION SCHEDULE
Distribution Date	Interest	Principal	Monthly Debt Service Payment Amount
9/6/2011	$71,174.07	$0.00	$71,174.07
10/6/2011	$68,878.13	$0.00	$68,878.13
11/6/2011	$71,174.07	$0.00	$71,174.07
12/6/2011	$68,878.13	$0.00	$68,878.13
1/6/2012	$71,174.07	$0.00	$71,174.07
2/6/2012	$71,174.07	$0.00	$71,174.07
3/6/2012	$66,582.19	$0.00	$66,582.19
4/6/2012	$71,174.07	$0.00	$71,174.07
5/6/2012	$68,878.13	$0.00	$68,878.13
6/6/2012	$71,174.07	$0.00	$71,174.07
7/6/2012	$68,878.13	$0.00	$68,878.13
8/6/2012	$71,174.07	$0.00	$71,174.07
9/6/2012	$71,174.07	$0.00	$71,174.07
10/6/2012	$68,878.13	$0.00	$68,878.13
11/6/2012	$71,174.07	$0.00	$71,174.07
12/6/2012	$68,878.13	$0.00	$68,878.13
1/6/2013	$71,174.07	$0.00	$71,174.07
2/6/2013	$71,174.07	$0.00	$71,174.07
3/6/2013	$64,286.25	$0.00	$64,286.25
4/6/2013	$71,174.07	$0.00	$71,174.07
5/6/2013	$68,878.13	$0.00	$68,878.13
6/6/2013	$71,174.07	$0.00	$71,174.07
7/6/2013	$68,878.13	$0.00	$68,878.13
8/6/2013	$71,174.07	$17,413.75	$88,587.82
9/6/2013	$71,094.11	$17,517.22	$88,611.33
10/6/2013	$68,722.91	$20,585.44	$89,308.35
11/6/2013	$70,919.14	$17,743.62	$88,662.76
12/6/2013	$68,552.58	$20,805.83	$89,358.41
1/6/2014	$70,742.12	$17,972.66	$88,714.78
2/6/2014	$70,659.60	$18,079.45	$88,739.05
3/6/2014	$63,746.60	$27,024.55	$90,771.15
4/6/2014	$70,452.49	$18,347.44	$88,799.93
5/6/2014	$68,098.29	$21,393.66	$89,491.95
6/6/2014	$70,270.00	$18,583.57	$88,853.57
7/6/2014	$67,920.65	$21,623.52	$89,544.17
8/6/2014	$70,085.37	$18,822.47	$88,907.84
9/6/2014	$69,998.94	$18,934.31	$88,933.25
10/6/2014	$67,656.78	$21,964.96	$89,621.74
11/6/2014	$69,811.14	$19,177.32	$88,988.46
12/6/2014	$67,473.95	$22,201.53	$89,675.48
1/6/2015	$69,621.13	$19,423.17	$89,044.30
2/6/2015	$69,531.95	$19,538.58	$89,070.53
3/6/2015	$62,722.01	$28,350.31	$91,072.32
4/6/2015	$69,312.05	$19,823.12	$89,135.17
5/6/2015	$66,988.09	$22,830.21	$89,818.30
6/6/2015	$69,116.18	$20,076.55	$89,192.73
7/6/2015	$66,797.42	$23,076.93	$89,874.35

Distribution Date	Interest	Principal	Monthly Debt Service Payment Amount
8/6/2015	$68,918.04	$20,332.95	$89,250.99
9/6/2015	$68,824.66	$20,453.77	$89,278.43
10/6/2015	$66,513.63	$23,444.14	$89,957.77
11/6/2015	$68,623.09	$20,714.60	$89,337.69
12/6/2015	$66,317.39	$23,698.06	$90,015.45
1/6/2016	$68,419.15	$20,978.48	$89,397.63
2/6/2016	$68,322.83	$21,103.12	$89,425.95
3/6/2016	$63,824.25	$26,924.06	$90,748.31
4/6/2016	$68,102.28	$21,388.49	$89,490.77
5/6/2016	$65,810.39	$24,354.09	$90,164.48
6/6/2016	$67,892.25	$21,660.27	$89,552.52
7/6/2016	$65,605.92	$24,618.67	$90,224.59
8/6/2016	$67,679.74	$21,935.25	$89,614.99
9/6/2016	$67,579.02	$22,065.58	$89,644.60
10/6/2016	$65,300.99	$25,013.23	$90,314.22
11/6/2016	$67,362.84	$22,345.30	$89,708.14
12/6/2016	$65,090.54	$25,285.54	$90,376.08
1/6/2017	$67,144.12	$22,628.31	$89,772.43
2/6/2017	$67,040.21	$22,762.76	$89,802.97
3/6/2017	$60,458.04	$31,279.78	$91,737.82
4/6/2017	$66,792.05	$23,083.87	$89,875.92
5/6/2017	$64,534.89	$26,004.53	$90,539.42
6/6/2017	$66,566.65	$23,375.53	$89,942.18
7/6/2017	$64,315.46	$26,288.46	$90,603.92
8/6/2017	$66,338.60	$23,670.62	$90,009.22
9/6/2017	$66,229.91	$23,811.26	$90,041.17
10/6/2017	$63,987.65	$26,712.64	$90,700.29
11/6/2017	$65,997.90	$24,111.46	$90,109.36
12/6/2017	$63,761.79	$27,004.88	$90,766.67
1/6/2018	$65,763.18	$24,415.18	$90,178.36
2/6/2018	$65,651.07	$24,560.24	$90,211.31
3/6/2018	$59,195.88	$32,912.95	$92,108.83
4/6/2018	$65,387.17	$24,901.72	$90,288.89
5/6/2018	$63,167.24	$27,774.20	$90,941.44
6/6/2018	$65,145.28	$25,214.71	$90,359.99
7/6/2018	$62,931.77	$28,078.89	$91,010.66
8/6/2018	$64,900.57	$25,531.36	$90,431.93
9/6/2018	$64,783.33	$25,683.06	$90,466.39
10/6/2018	$62,579.41	$28,534.82	$91,114.23
11/6/2018	$64,534.36	$26,005.21	$90,539.57
12/6/2018	$62,337.05	$28,848.43	$91,185.48
1/6/2019	$64,282.48	$26,331.13	$90,613.61
2/6/2019	$64,161.58	$26,487.58	$90,649.16
3/6/2019	$57,842.54	$34,664.11	$92,506.65
4/6/2019	$63,880.78	$26,850.92	$90,731.70
5/6/2019	$61,700.79	$29,671.72	$91,372.51
6/6/2019	$63,621.23	$27,186.76	$90,807.99
7/6/2019	$61,448.12	$29,998.66	$91,446.78
8/6/2019	$63,358.64	$27,526.54	$90,885.18
9/6/2019	$63,232.24	$27,690.09	$90,922.33
10/6/2019	$61,069.45	$30,488.64	$91,558.09

Distribution Date	Interest	Principal	Monthly Debt Service Payment Amount
11/6/2019	$62,965.09	$28,035.77	$91,000.86
12/6/2019	$60,809.37	$30,825.16	$91,634.53
1/6/2020	$62,694.81	$28,385.50	$91,080.31
2/6/2020	$62,564.47	$28,554.16	$91,118.63
3/6/2020	$58,405.39	$33,935.80	$92,341.19
4/6/2020	$62,277.52	$28,925.45	$91,202.97
5/6/2020	$60,140.04	$31,691.26	$91,831.30
6/6/2020	$61,999.18	$29,285.61	$91,284.79
7/6/2020	$59,869.06	$32,041.88	$91,910.94
8/6/2020	$61,717.57	$29,650.00	$91,367.57
9/6/2020	$61,581.42	$29,826.18	$91,407.60
10/6/2020	$59,462.38	$32,568.11	$92,030.49
11/6/2020	$61,294.92	$30,196.90	$91,491.82
12/6/2020	$59,183.47	$32,929.01	$92,112.48
1/6/2021	$61,005.04	$30,571.98	$91,577.02
2/6/2021	$60,864.67	$30,753.62	$91,618.29
3/6/2021	$54,846.99	$38,540.21	$93,387.20
4/6/2021	$60,546.47	$31,165.35	$91,711.82
5/6/2021	$58,454.87	$33,871.78	$92,326.65
6/6/2021	$60,247.83	$31,551.77	$91,799.60
7/6/2021	$58,164.15	$13,088,978.22	$13,147,142.37

ANNEX J

PROVIDENCE PLACE MALL AMORTIZATION SCHEDULE
Distribution Date	Providence Place Mall Mortgage Loan Principal	PM Pooled Senior Component Principal	PM Non-Pooled Senior Component Principal	PM Non-Pooled Junior Component Principal
9/6/2011	$285,556.76	$80,332.45	$205,224.31	$0.00
10/6/2011	$335,413.32	$94,358.03	$241,055.29	$0.00
11/6/2011	$288,577.95	$81,182.37	$207,395.58	$0.00
12/6/2011	$338,351.28	$95,184.54	$243,166.75	$0.00
1/6/2012	$291,628.13	$82,040.44	$209,587.69	$0.00
2/6/2012	$293,046.98	$82,439.59	$210,607.39	$0.00
3/6/2012	$390,921.66	$109,973.56	$280,948.09	$0.00
4/6/2012	$296,374.68	$83,375.73	$212,998.95	$0.00
5/6/2012	$345,933.22	$97,317.48	$248,615.74	$0.00
6/6/2012	$299,499.69	$84,254.86	$215,244.83	$0.00
7/6/2012	$348,972.13	$98,172.38	$250,799.75	$0.00
8/6/2012	$302,654.68	$85,142.42	$217,512.27	$0.00
9/6/2012	$304,127.18	$85,556.66	$218,570.53	$0.00
10/6/2012	$353,472.14	$99,438.32	$254,033.82	$0.00
11/6/2012	$307,326.59	$86,456.71	$220,869.88	$0.00
12/6/2012	$356,583.40	$100,313.57	$256,269.83	$0.00
1/6/2013	$310,556.69	$87,365.40	$223,191.29	$0.00
2/6/2013	$312,067.64	$87,790.46	$224,277.18	$0.00
3/6/2013	$456,409.64	$128,396.56	$328,013.09	$0.00
4/6/2013	$315,806.49	$88,842.27	$226,964.23	$0.00
5/6/2013	$364,829.69	$102,633.41	$262,196.28	$0.00
6/6/2013	$319,117.98	$89,773.85	$229,344.13	$0.00
7/6/2013	$368,049.94	$103,539.32	$264,510.62	$0.00
8/6/2013	$322,461.24	$90,714.37	$231,746.87	$0.00
9/6/2013	$324,030.10	$91,155.72	$232,874.38	$0.00
10/6/2013	$372,826.74	$104,883.13	$267,943.61	$0.00
11/6/2013	$327,420.51	$92,109.50	$235,311.00	$0.00
12/6/2013	$376,123.74	$105,810.63	$270,313.10	$0.00
1/6/2014	$330,843.44	$93,072.44	$237,771.00	$0.00
2/6/2014	$332,453.09	$93,525.26	$238,927.82	$0.00
3/6/2014	$474,911.89	$133,601.59	$341,310.31	$0.00
4/6/2014	$336,381.14	$94,630.30	$241,750.84	$0.00
5/6/2014	$384,837.51	$108,261.98	$276,575.53	$0.00
6/6/2014	$339,890.07	$95,617.43	$244,272.65	$0.00
7/6/2014	$388,249.77	$109,221.91	$279,027.86	$0.00
8/6/2014	$343,432.68	$96,614.03	$246,818.65	$0.00
9/6/2014	$345,103.57	$97,084.08	$248,019.49	$0.00
10/6/2014	$393,319.64	$110,648.16	$282,671.48	$0.00
11/6/2014	$348,696.20	$98,094.76	$250,601.45	$0.00
12/6/2014	$396,813.30	$111,630.99	$285,182.30	$0.00
1/6/2015	$352,323.32	$99,115.13	$253,208.19	$0.00
2/6/2015	$354,037.47	$99,597.35	$254,440.11	$0.00
3/6/2015	$494,502.31	$139,112.74	$355,389.57	$0.00
4/6/2015	$358,165.85	$100,758.74	$257,407.10	$0.00
5/6/2015	$406,022.05	$114,221.59	$291,800.47	$0.00
6/6/2015	$361,883.83	$101,804.68	$260,079.15	$0.00
7/6/2015	$409,637.61	$115,238.71	$294,398.90	$0.00
8/6/2015	$365,637.50	$102,860.66	$262,776.84	$0.00
9/6/2015	$367,416.43	$103,361.10	$264,055.32	$0.00

Distribution Date	Providence Place Mall Mortgage Loan Principal	PM Pooled Senior Component Principal	PM Non-Pooled Senior Component Principal	PM Non-Pooled Junior Component Principal
10/6/2015	$415,017.78	$116,752.26	$298,265.53	$0.00
11/6/2015	$371,223.19	$104,432.02	$266,791.17	$0.00
12/6/2015	$418,719.67	$117,793.66	$300,926.00	$0.00
1/6/2016	$375,066.48	$105,513.21	$269,553.27	$0.00
2/6/2016	$376,891.28	$106,026.56	$270,864.72	$0.00
3/6/2016	$469,738.25	$132,146.15	$337,592.11	$0.00
4/6/2016	$381,010.37	$107,185.33	$273,825.04	$0.00
5/6/2016	$428,237.22	$120,471.13	$307,766.09	$0.00
6/6/2016	$384,947.58	$108,292.95	$276,654.64	$0.00
7/6/2016	$432,065.96	$121,548.23	$310,517.74	$0.00
8/6/2016	$388,922.58	$109,411.19	$279,511.39	$0.00
9/6/2016	$390,814.80	$109,943.50	$280,871.30	$0.00
10/6/2016	$437,771.53	$123,153.31	$314,618.22	$0.00
11/6/2016	$394,846.10	$111,077.58	$283,768.52	$0.00
12/6/2016	$441,691.78	$124,256.15	$317,435.63	$0.00
1/6/2017	$398,916.09	$112,222.55	$286,693.54	$0.00
2/6/2017	$400,856.93	$112,768.54	$288,088.39	$0.00
3/6/2017	$536,996.60	$151,067.18	$385,929.43	$0.00
4/6/2017	$405,419.85	$114,052.18	$291,367.67	$0.00
5/6/2017	$451,974.22	$127,148.79	$324,825.43	$0.00
6/6/2017	$409,591.31	$115,225.69	$294,365.62	$0.00
7/6/2017	$456,030.75	$128,289.97	$327,740.78	$0.00
8/6/2017	$413,802.80	$116,410.46	$297,392.34	$0.00
9/6/2017	$415,816.06	$116,976.83	$298,839.24	$0.00
10/6/2017	$462,084.02	$129,992.87	$332,091.15	$0.00
11/6/2017	$420,087.29	$118,178.40	$301,908.89	$0.00
12/6/2017	$466,237.58	$131,161.34	$335,076.24	$0.00
1/6/2018	$424,399.51	$119,391.51	$305,008.00	$0.00
2/6/2018	$426,464.33	$119,972.38	$306,491.95	$0.00
3/6/2018	$560,238.40	$157,605.53	$402,632.87	$0.00
4/6/2018	$431,264.91	$121,322.88	$309,942.04	$0.00
5/6/2018	$477,107.26	$134,219.18	$342,888.07	$0.00
6/6/2018	$435,684.40	$122,566.16	$313,118.24	$0.00
7/6/2018	$481,404.99	$135,428.22	$345,976.77	$0.00
8/6/2018	$440,146.29	$123,821.37	$316,324.92	$0.00
9/6/2018	$442,287.72	$124,423.80	$317,863.93	$0.00
10/6/2018	$487,826.39	$137,234.68	$350,591.72	$0.00
11/6/2018	$446,812.99	$125,696.84	$321,116.15	$0.00
12/6/2018	$492,226.99	$138,472.65	$353,754.34	$0.00
1/6/2019	$451,381.68	$126,982.10	$324,399.58	$0.00
2/6/2019	$453,577.78	$127,599.90	$325,977.87	$0.00
3/6/2019	$584,847.11	$164,528.42	$420,318.69	$0.00
4/6/2019	$458,630.00	$129,021.19	$329,608.81	$0.00
5/6/2019	$503,718.45	$141,705.41	$362,013.04	$0.00
6/6/2019	$463,312.09	$130,338.35	$332,973.75	$0.00
7/6/2019	$508,271.55	$142,986.28	$365,285.27	$0.00
8/6/2019	$468,039.12	$131,668.15	$336,370.97	$0.00
9/6/2019	$470,316.26	$132,308.75	$338,007.51	$0.00
10/6/2019	$515,082.75	$144,902.40	$370,180.35	$0.00
11/6/2019	$475,110.50	$133,657.46	$341,453.04	$0.00
12/6/2019	$519,744.91	$146,213.95	$373,530.96	$0.00
1/6/2020	$479,950.75	$135,019.11	$344,931.64	$0.00

Distribution Date	Providence Place Mall Mortgage Loan Principal	PM Pooled Senior Component Principal	PM Non-Pooled Senior Component Principal	PM Non-Pooled Junior Component Principal
2/6/2020	$482,285.84	$135,676.02	$346,609.82	$0.00
3/6/2020	$568,812.85	$160,017.68	$408,795.17	$0.00
4/6/2020	$487,399.73	$137,114.65	$350,285.08	$0.00
5/6/2020	$531,695.57	$149,575.90	$382,119.68	$0.00
6/6/2020	$492,357.91	$138,509.48	$353,848.43	$0.00
7/6/2020	$536,517.16	$150,932.30	$385,584.86	$0.00
8/6/2020	$497,363.67	$139,917.69	$357,445.98	$0.00
9/6/2020	$499,783.48	$140,598.43	$359,185.05	$0.00
10/6/2020	$543,738.16	$152,963.70	$390,774.46	$0.00
11/6/2020	$504,860.51	$142,026.69	$362,833.81	$0.00
12/6/2020	$548,675.31	$154,352.61	$394,322.70	$0.00
1/6/2021	$509,986.25	$143,468.66	$366,517.59	$0.00
2/6/2021	$512,467.48	$144,166.67	$368,300.80	$0.00
3/6/2021	$638,296.60	$179,564.76	$458,731.84	$0.00
4/6/2021	$518,066.26	$145,741.72	$372,324.55	$0.00
5/6/2021	$260,795,828.60	$41,250,527.66	$105,382,208.11	$114,163,092.82

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certiﬁcates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certiﬁcates in separate series. We will offer the certiﬁcates through this prospectus and a separate prospectus supplement for each series. Each series of certiﬁcates will represent in the aggregate the entire beneﬁcial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	combination of the assets described above.

The offered certiﬁcates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so speciﬁed in the related prospectus supplement, the offered certiﬁcates or the assets of the related trust fund may be insured or guaranteed by an entity speciﬁed therein. Otherwise, neither the offered certiﬁcates nor the assets of the related trust fund will be guaranteed or insured by us or any of our afﬁliates or by any governmental agency of instrumentality, or any other person.

If speciﬁed in the related prospectus supplement, the trust fund for a series of certiﬁcates may include credit support effected through subordination of one or more classes of certiﬁcates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certiﬁcate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certiﬁcates of a series will evidence beneﬁcial ownership interests in the trust fund. We may divide the certiﬁcates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certiﬁcates through the subordination of more junior classes of offered and/or non-offered certiﬁcates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certiﬁcates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certiﬁcate.

We may offer the offered certiﬁcates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certiﬁcates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certiﬁcates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The date of this prospectus is June 9, 2011

Important Notice About Information In This Prospectus

And The Accompanying Prospectus Supplement

Information about the certiﬁcates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certiﬁcates offered to you; and (b) the accompanying prospectus supplement, which describes the speciﬁc terms of the series of certiﬁcates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the speciﬁc terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certiﬁcates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) ﬁled by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate speciﬁcally to such series of certiﬁcates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneﬁcial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certiﬁcates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certiﬁcates, other than the exhibits to such documents (unless such exhibits are speciﬁcally incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has ﬁled with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certiﬁcates. This prospectus and the prospectus supplement relating to each series of offered certiﬁcates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will ﬁle or cause to be ﬁled with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document ﬁled by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

ii

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates	10
The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates	11
Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certiﬁcates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates	29
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certiﬁcate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass Through Rate	40
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	43
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certiﬁcates	47
Distributions of Principal of the Certiﬁcates	49

iii

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations	49
Allocation of Losses and Shortfalls	49
Advances	50
Reports to Certiﬁcateholders	50
Voting Rights	52
Termination	52
Book Entry Registration and Deﬁnitive Certiﬁcates	53
DESCRIPTION OF THE POOLING AGREEMENTS	54
General	54
Assignment of Mortgage Loans; Repurchases	55
Representations and Warranties; Repurchases	56
Collection and Other Servicing Procedures	57
Primary Servicers and Sub Servicers	59
Certiﬁcate Account	59
Modiﬁcations, Waivers and Amendments of Mortgage Loans	62
Realization upon Defaulted Mortgage Loans	62
Hazard Insurance Policies	64
Due on Sale and Due on Encumbrance Provisions	65
Servicing Compensation and Payment of Expenses	65
Evidence as to Compliance	66
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	66
Events of Default	67
Rights upon Event of Default	68
Amendment	69
List of Certiﬁcateholders	70
The Trustee	70
Duties of the Trustee	70
Certain Matters Regarding the Trustee	70
Resignation and Removal of the Trustee	71
Additional Parties to the Agreements	71
DESCRIPTION OF CREDIT SUPPORT	71
General	71
Subordinate Certiﬁcates	72
Cross Support Provisions	72
Overcollateralization	72
Letter of Credit	72
Insurance or Guarantees with Respect to Mortgage Loans	73
Certiﬁcate Insurance and Surety Bonds	73
Reserve Funds	73
Credit Support with Respect to MBS	73
Credit Derivatives	74
CASH FLOW AND DERIVATIVES AGREEMENTS	74
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	74
General	74
Types of Mortgage Instruments	75
Leases and Rents	75
Personalty	75
Foreclosure	76
Bankruptcy Laws	79
Environmental Considerations	84
Due on Sale and Due on Encumbrance Provisions	85
Junior Liens; Rights of Holders of Senior Liens	86
Subordinate Financing	86
Default Interest and Limitations on Prepayments	86

iv

Applicability of Usury Laws	86
Certain Laws and Regulations	87
Americans with Disabilities Act	87
Servicemembers Civil Relief Act	87
Forfeitures in Drug and RICO Proceedings	88
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	88
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	88
General	88
Status of REMIC Certiﬁcates	89
Qualiﬁcation as a REMIC	89
Taxation of Regular Certiﬁcates	91
Taxation of Residual Certiﬁcates	98
Taxes that May Be Imposed on the REMIC Pool	106
Liquidation of the REMIC Pool	107
Administrative Matters	107
Limitations on Deduction of Certain Expenses	107
Taxation of Certain Foreign Investors	108
Backup Withholding	109
Reporting Requirements	110
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	110
Standard Certiﬁcates	110
Stripped Certiﬁcates	113
Reporting Requirements and Backup Withholding	116
Taxation of Certain Foreign Investors	117
STATE, LOCAL AND OTHER TAX CONSEQUENCES	117
CERTAIN ERISA CONSIDERATIONS	117
General	117
Plan Asset Regulations	118
Prohibited Transaction Exemptions	119
Tax Exempt Investors	122
LEGAL INVESTMENT	122
USE OF PROCEEDS	124
METHOD OF DISTRIBUTION	124
LEGAL MATTERS	125
FINANCIAL INFORMATION	125
RATING	125
INDEX OF DEFINED TERMS	127

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certiﬁcates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certiﬁcates, issuable in series. Each series of certiﬁcates will represent beneﬁcial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal ofﬁces are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and speciﬁed in the related prospectus supplement.

Trustee	The trustee for each series of certiﬁcates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certiﬁcates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certiﬁcates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certiﬁcates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certiﬁcates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certiﬁcates and will sell mortgage loans to the depositor. If speciﬁed in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an afﬁliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an afﬁliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certiﬁcates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certiﬁcates will, in general, consist:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our afﬁliates or, unless the related prospectus supplement speciﬁes otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

•
may provide for no accrual of interest or for accrual of interest at an interest rate that is ﬁxed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate, or from a ﬁxed to an adjustable rate,

•
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

•	may provide for defeasance of the mortgage loan, and

•	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is speciﬁed in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so speciﬁes, the mortgage assets with respect to a series of certiﬁcates may also include, or consist of, mortgage participations, mortgage pass-through certiﬁcates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certiﬁcates

The Certiﬁcates
Each series of certiﬁcates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement and will represent in the aggregate the entire beneﬁcial ownership interest in the related trust fund.

The certiﬁcates of each series may consist of one or more classes of certiﬁcates that, among other things:

•	are senior or subordinate to one or more other classes of certiﬁcates in entitlement to certain distributions on the certiﬁcates;

•	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

•	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of such series;

•
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a speciﬁed principal payment schedule or other methodology;

•	provide for distributions based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets; or

•	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates.”

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certiﬁcates will not be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement speciﬁes otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the
Certiﬁcates
Each class of certiﬁcates, other than certain classes of principal-only certiﬁcates and certain classes of residual certiﬁcates, will accrue interest on its certiﬁcate balance or, in the case of certain classes of interest-only certiﬁcates, on a notional amount, based on a ﬁxed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certiﬁcate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certiﬁcates.

Distributions of interest with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of such certiﬁcates prior to the occurrence of such an event will either be added to the certiﬁcate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certiﬁcates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certiﬁcates—Distributions of Interest on the Certiﬁcates.”

Distributions of Principal of the
Certiﬁcates
Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of residual certiﬁcates) will have a certiﬁcate balance. The certiﬁcate balance of a class of certiﬁcates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash ﬂow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series until the certiﬁcate balances of such certiﬁcates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certiﬁcates:

•
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certiﬁcates of the same series; or

•	may be made, subject to certain limitations, based on a speciﬁed principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class. See

“Description of the Certiﬁcates—Distributions of Principal of the Certiﬁcates.”

Credit Support and Cash Flow
Agreements
Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of the related series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include:

•	a letter of credit,

•	a loan insurance policy,

•	a certiﬁcate insurance policy,

•	a guarantee,

•	cross-support provisions,

•	a surety bond,

•	a reserve fund, or

•	a combination of the items described above.

In addition, a trust fund may include:

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a speciﬁed rate; or

•
interest rate exchange agreements, interest rate cap or ﬂoor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash ﬂows from a trust fund.

The related prospectus supplement for a series of offered certiﬁcates will provide certain relevant information regarding any applicable credit support or cash ﬂow agreement. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other speciﬁed person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certiﬁcates—Advances.”

If a trust fund includes mortgage participations, pass-through certiﬁcates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party speciﬁed in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.” See “Description of the Certiﬁcates—Termination” in this prospectus.

Repurchases and Substitutions of
Mortgage Assets; Acquisition of Additional Mortgage Assets
If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another speciﬁed person or entity may make or assign to or for the beneﬁt of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria speciﬁed in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so speciﬁed in the related prospectus supplement, if a mortgage loan backing a series of certiﬁcates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry
Certiﬁcates
If the related prospectus supplement so provides, one or more classes of the offered certiﬁcates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certiﬁcates will be initially represented by one or more global certiﬁcates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certiﬁcates will be entitled to receive deﬁnitive certiﬁcates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Certain Federal Income Tax
Consequences	The Certiﬁcates of each series will constitute or evidence ownership of either:

•
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the speciﬁc tax consequences to you of the purchase, ownership and disposition of the offered certiﬁcates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a ﬁduciary of any employee beneﬁt plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certiﬁcates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certiﬁcates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certiﬁcates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certiﬁcates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certiﬁcates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates

Your offered certiﬁcates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certiﬁcates for an indeﬁnite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certiﬁcates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certiﬁcates are subject to early retirement only under certain speciﬁed circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Termination.”

The Lack of a Secondary Market May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. We cannot assure you that a secondary market for your offered certiﬁcates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certiﬁcates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certiﬁcates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. The primary source of ongoing information regarding your offered certiﬁcates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certiﬁcates—Reports to Certiﬁcateholders.” We cannot assure you that any additional ongoing information regarding your offered certiﬁcates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certiﬁcates.

The Market Value of Your Offered Certiﬁcates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certiﬁcates, the market value of your certiﬁcates will be affected by several factors, including:

•
the perceived liquidity of your offered certiﬁcates, anticipated cash ﬂow of your offered certiﬁcates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

•	prevailing interest rates.

The price payable at any given time in respect of your offered certiﬁcates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certiﬁcates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certiﬁcates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates

Unless the related prospectus supplement speciﬁes otherwise, neither your offered certiﬁcates nor the mortgage assets will be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certiﬁcate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufﬁcient assets to make payments on your offered certiﬁcates, no other assets will be available for payment of the deﬁciency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certiﬁcate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certiﬁcates. If the related series of certiﬁcates includes one or more classes of subordinate certiﬁcates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne ﬁrst by one or more classes of the subordinate certiﬁcates, and, thereafter, by the remaining classes of certiﬁcates in the priority and manner and subject to the limitations speciﬁed in such prospectus supplement.

Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certiﬁcates.

Disproportionate Beneﬁts May Be Given to Certain Classes and Series. A series of certiﬁcates may include one or more classes of senior and subordinate certiﬁcates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certiﬁcates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certiﬁcates of a series are made in a speciﬁed order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certiﬁcates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certiﬁcates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certiﬁcates, including the subordination of one or more other classes of certiﬁcates, will be determined on the basis of criteria established by each rating agency rating such classes of certiﬁcates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certiﬁcates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certiﬁcates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certiﬁcates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certiﬁcates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall signiﬁcantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise signiﬁcantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certiﬁcates could occur signiﬁcantly earlier or later, and the average life thereof could be signiﬁcantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certiﬁcates will depend on the terms and provisions of your offered certiﬁcates. Your offered certiﬁcates may provide that your offered certiﬁcates are entitled:

•	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

•	to a disproportionately large share of such prepayments, or

•	to a disproportionately small share of such prepayments.

If your certiﬁcates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certiﬁcates will be retired at an earlier date. If your certiﬁcates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certiﬁcates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certiﬁcates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certiﬁcates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certiﬁcates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the speciﬁc principal payment schedule for such certiﬁcates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certiﬁcates. In general, and as more speciﬁcally described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certiﬁcates. Your offered certiﬁcates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certiﬁcates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certiﬁcate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certiﬁcates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certiﬁcates will be determined on the basis of criteria established by each rating agency rating your certiﬁcates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certiﬁcates may be insufﬁcient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade certificates of a series, your certificates will decrease in value. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 of the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse affect on the value of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary signiﬁcantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certiﬁcates independently from the performance of mortgage loans underlying any other series of offered certiﬁcates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or ofﬁce buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected signiﬁcantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modiﬁcations to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of signiﬁcant tenants. Accordingly, a decline in the ﬁnancial condition of the borrower or a signiﬁcant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or speciﬁc industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and ﬁscal policies, including environmental legislation;

•	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

•	Civil disturbances such as riots; and

•	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes are subject to signiﬁcant governmental regulation of the ownership, operation, maintenance and ﬁnancing of health care institutions;

•
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

•
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

•
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

•
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufﬁcient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

•
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

•	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

•
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

•	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial and multifamily properties located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail signiﬁcant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require signiﬁcant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the speciﬁc real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufﬁcient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deﬁciency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufﬁcient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

•
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

•
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal beneﬁt of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loan With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to reﬁnance the loan or sell the mortgaged property. The ability of the borrower to reﬁnance the loan or sell the property will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the fair market value and condition of the related mortgaged property;

•	prevailing interest rates;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s ﬁnancial condition;

•	the operating history and occupancy level of the related mortgaged property;

•	changes in zoning or tax laws;

•	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

•	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and ﬁscal policy;

•	prevailing general and regional economic conditions;

•	the state of the ﬁxed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our afﬁliates or any other seller or its affiliates will be obligated to reﬁnance any mortgage loan underlying your offered certiﬁcates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modiﬁcation is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certiﬁcates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

•	establishing reserves for cleanup costs when they can be anticipated and estimated; or

•	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of a property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	ﬂoods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudﬂows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents speciﬁcally require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certiﬁcates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certiﬁcates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower's parent entities and such parent entities' other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders' motions to dismiss the special purpose entity subsidiaries' cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders' interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor's basis for filing. In the court's view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent's reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.

Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certiﬁcates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee beneﬁt plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certiﬁcates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certiﬁcates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates.” Accordingly, under certain circumstances, if you hold residual certiﬁcates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certiﬁcates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certiﬁcates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certiﬁcates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certiﬁcates, the taxable income arising in a given year on a class of residual certiﬁcates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certiﬁcates may be signiﬁcantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certiﬁcates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certiﬁcates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the ﬁling of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the ﬁling of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to ﬁnancing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may signiﬁcantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certiﬁcates will be issued as book-entry certiﬁcates. Each class of book-entry certiﬁcates will be initially represented by one or more certiﬁcates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certiﬁcates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

•
The liquidity of book-entry certiﬁcates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certiﬁcates for which they cannot obtain physical certiﬁcates.

•
Your ability to pledge certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certiﬁcates, may be limited due to lack of a physical security representing the certiﬁcates.

•
Your access to information regarding the certiﬁcates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

•
You may experience some delay in receiving distributions of interest and principal on your certiﬁcates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certiﬁcates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certiﬁcates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates

The related prospectus supplement may provide that, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a speciﬁed percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certiﬁcate balance of, and accrued unpaid interest on, your offered certiﬁcates. See “Description of the Certiﬁcates—Termination” in this prospectus. See “Description of the Certiﬁcates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow shown in the accompanying prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow set forth in the accompanying prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the accompanying prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgaged loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (“DBMC”). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certiﬁcates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so speciﬁed in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity speciﬁed therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its afﬁliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period or revolving period;

•	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

•	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

•	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

•
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

•
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

•
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

•
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

•	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

•
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

•	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

•	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create ﬁrst or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

•
residential properties consisting of ﬁve or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

•
commercial properties consisting of ofﬁce buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a ﬁrst priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so speciﬁes, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be speciﬁed in the related prospectus supplement. The mortgaged properties will be located in any one of the ﬁfty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so speciﬁed in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an afﬁliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied ﬁrst to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisﬁed in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufﬁcient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufﬁcient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufﬁcient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certiﬁcates of the related series) bear

•	the risk of delay in distributions while a deﬁciency judgment against the borrower is obtained, and

•
the risk of loss if the deﬁciency judgment is not obtained and satisﬁed. Moreover, deﬁciency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so speciﬁed in the related prospectus supplement, the mortgage assets for a particular series of certiﬁcates may include mortgage loans that are delinquent as of the date such certiﬁcates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise deﬁned in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise deﬁned in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufﬁcient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, ofﬁce buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the ﬁnancial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and ﬁscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise deﬁned in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

•	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method speciﬁed in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

•	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

•	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certiﬁcates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method (the cost of replacing the property at such date),

•	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

•	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to ﬁnd truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide signiﬁcantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufﬁcient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

•	have had original terms to maturity of not more than 40 years and

•	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

•
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is ﬁxed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate or from a ﬁxed to an adjustable interest rate,

•
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or proﬁts realized from the operation or disposition of such mortgaged property or the beneﬁt, if any, resulting from the reﬁnancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

•	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

•
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a speciﬁed margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be speciﬁed in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index.

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certiﬁcates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

•
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities or

•
certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics speciﬁed in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its afﬁliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its afﬁliates is an afﬁliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates speciﬁed in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certiﬁcates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

•	the original and remaining term(s) to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

•	a description of the related credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;

•	the market price of the MBS and the basis on which the market price was determined;

•
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

•	the characteristics of any cash ﬂow agreements that relate to the MBS.

If speciﬁed in the prospectus supplement for a series of certiﬁcates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports ﬁled under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certiﬁcate Accounts

Each trust fund will include one or more accounts (collectively, the “Certiﬁcate Account”) established and maintained on behalf of the certiﬁcateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certiﬁcate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certiﬁcates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of such series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include

•	a letter of credit,

•	a loan insurance policy,

•	a certiﬁcate insurance policy,

•	a guarantee,

•	a surety bond,

•	cross-support provisions,

•	a reserve fund,

•	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certiﬁcates. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certiﬁcates, the related trust fund may include

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate,

•	interest rate exchange agreements, or

•	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certiﬁcates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certiﬁcate will depend on the price paid by the certiﬁcateholder, the pass-through rate of the certiﬁcate and the amount and timing of distributions on the certiﬁcate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.

Pass-Through Rate

The certiﬁcates of any class within a series may have a ﬁxed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certiﬁcates will specify

•
the pass-through rate for each class of offered certiﬁcates of such series or, in the case of a class of offered certiﬁcates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

•	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certiﬁcates,

•	and whether the distributions of interest on the offered certiﬁcates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certiﬁcates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certiﬁcateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certiﬁcateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certiﬁcates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a speciﬁed time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a speciﬁed date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other speciﬁed person, be distributed to the holders of the certiﬁcates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certiﬁcateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certiﬁcates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certiﬁcates, the yield thereon will be adversely affected. The prospectus supplement for each series of certiﬁcates will describe the manner in which any such shortfalls will be allocated among the classes of such certiﬁcates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certiﬁcate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certiﬁcate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certiﬁcates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certiﬁcates (or, in the case of a class of interest-only certiﬁcates, result in the reduction of the Notional Amount thereof). If you purchase any offered certiﬁcates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certiﬁcate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certiﬁcates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certiﬁcates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certiﬁcate Balances of one or more of the other classes of certiﬁcates of the same series. Accordingly, the yield on such interest-only certiﬁcates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certiﬁcate Balances of such classes of certiﬁcates, as the case may be.

Consistent with the foregoing, if a class of certiﬁcates of any series consists of interest-only certiﬁcates or principal-only certiﬁcates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certiﬁcates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certiﬁcates. If the offered certiﬁcates of a series include any such certiﬁcates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certiﬁcates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the mortgaged properties are located,

•	the quality of management of the mortgaged properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or reﬁnancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to reﬁnance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to reﬁnance for purposes of either

•	converting to a ﬁxed rate loan and thereby “locking in” such rate or

•	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation beneﬁts. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certiﬁcates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certiﬁcates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the ﬁrst month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certiﬁcates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certiﬁcates of such series with a Certiﬁcate Balance, and the percentage of the initial Certiﬁcate Balance of each such class that would be outstanding on speciﬁed Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates speciﬁed in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certiﬁcates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certiﬁcates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to reﬁnance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modiﬁcation that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certiﬁcates and thereby extend the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certiﬁcates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certiﬁcates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certiﬁcates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certiﬁcates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certiﬁcate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.

Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certiﬁcates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certiﬁcates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

•	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

•	provides that its scheduled payment will adjust less frequently than its interest rate or

•	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certiﬁcates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certiﬁcate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

•	whether such offered certiﬁcate was purchased at a premium or a discount and

•
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certiﬁcate (or, in the case of a interest-only certiﬁcate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certiﬁcates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certiﬁcates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certiﬁcates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certiﬁcates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

•	establishing a priority of payments among such classes of certiﬁcates.

The yield to maturity on a class of subordinate certiﬁcates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certiﬁcate Amortization. One or more classes of certiﬁcates of any series may provide for distributions of principal thereof from

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certiﬁcates,

•	Excess Funds, or

•	any other amounts described in the related prospectus supplement.

Unless otherwise deﬁned in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certiﬁcates of any series on any distribution date that represent

•	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certiﬁcates of such series, or

•	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certiﬁcates out of the sources described in the preceding paragraph would shorten the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certiﬁcates out of such sources is likely to have any material effect on the rate at which such certiﬁcates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certiﬁcates will represent the entire beneﬁcial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certiﬁcates may have a Certiﬁcate Balance on which it accrues interest at a ﬁxed, ﬂoating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certiﬁcates may also have certain characteristics attributable to interest-only certiﬁcates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different ﬁxed, ﬂoating, variable or adjustable rate. In addition, a class of certiﬁcates may accrue interest on one portion of its Certiﬁcate Balance at one ﬁxed, ﬂoating, variable or adjustable rate and on another portion of its Certiﬁcate Balance at a different ﬁxed, ﬂoating, variable or adjustable rate.

Each class of offered certiﬁcates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certiﬁcates or Residual Certiﬁcates, notional amounts or percentage interests, speciﬁed in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certiﬁcates may be issued in fully registered, deﬁnitive form (such Certiﬁcates, “Deﬁnitive Certiﬁcates”) or may be offered in book-entry format (such Certiﬁcates, “Book-Entry Certiﬁcates”) through the facilities of DTC. The offered certiﬁcates of each series (if issued as Deﬁnitive Certiﬁcates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location speciﬁed in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certiﬁcates will be transferred on the book-entry records of DTC and its participating organizations. If so speciﬁed in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certiﬁcates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certiﬁcates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certiﬁcates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more speciﬁcally described in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, distributions for one or more classes of certiﬁcates may be based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions on the certiﬁcates of each series (other than the ﬁnal distribution in retirement of any such certiﬁcate) will be made to the persons in whose names such certiﬁcates are registered (which in the case of a series of Book-Entry Certiﬁcates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be speciﬁed in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) speciﬁed in the related prospectus supplement. All distributions with respect to each class of certiﬁcates on each distribution date will be allocated pro rata among the outstanding certiﬁcates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be speciﬁed in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certiﬁcateholder at a bank or other entity having appropriate facilities therefor, if such certiﬁcateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date speciﬁed in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certiﬁcateholder holds certiﬁcates in the requisite amount or denomination speciﬁed therein), or by check mailed to the address of such certiﬁcateholder as it appears on the Certiﬁcate Register; provided, however, that the ﬁnal distribution in retirement of any class of certiﬁcates (whether Deﬁnitive Certiﬁcates or Book-Entry Certiﬁcates) will be made only upon presentation and surrender of such certiﬁcates at the location speciﬁed in the notice to Certiﬁcateholders of such ﬁnal distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certiﬁcate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certiﬁcate by the initial Certiﬁcate Balance or Notional Amount of such class.

Distributions of Interest on the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates that have no pass-through rate) may have a different pass-through rate, which in each case may be ﬁxed, ﬂoating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a ﬂoating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certiﬁcates. Such interest rates may include, without limitation, a rate based on a speciﬁed portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certiﬁcates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so speciﬁed in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certiﬁcates that accrues interest on a different basis than the underlying assets; for example, one or more classes of ﬂoating rate certiﬁcates may be issued from a trust fund that contains ﬁxed rate assets, or one or more classes of ﬁxed rate certiﬁcates may be issued from a trust fund that contains ﬂoating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certiﬁcates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certiﬁcates (collectively, “Accrual Certiﬁcates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of Accrual Certiﬁcates prior to the occurrence of such an event will either be added to the Certiﬁcate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certiﬁcates (other than a class of Accrual Certiﬁcates, and other than any class of principal-only certiﬁcates or Residual Certiﬁcates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certiﬁcate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certiﬁcates, the amount of Accrued Certiﬁcate Interest otherwise distributable on such class will be added to the Certiﬁcate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certiﬁcates (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates), the “Accrued Certiﬁcate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a speciﬁed period (generally the most recently ended calendar month) on the outstanding Certiﬁcate Balance of such class of certiﬁcates immediately prior to such distribution date.

The Accrued Certiﬁcate Interest for each distribution date on a class of interest-only certiﬁcates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

•	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

•
equal to the Certiﬁcate Balances (or one or more portions thereof) of one or more other classes of certiﬁcates of the same series. Reference to a Notional Amount with respect to a class of interest-only certiﬁcates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

•	such other formula as may be speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) one or more classes of the certiﬁcates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certiﬁcates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certiﬁcates of that series will be speciﬁed in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) a class of offered certiﬁcates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so speciﬁed in the related prospectus supplement, any reduction in the amount of Accrued Certiﬁcate Interest otherwise distributable on a class of certiﬁcates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certiﬁcate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—

Prepayments May Reduce the Yield on Your Certiﬁcates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have an initial stated principal amount (a “Certiﬁcate Balance”), which, at any time, will equal the then maximum amount that the holders of certiﬁcates of such class will be entitled to receive as principal out of the future cash ﬂow on the mortgage assets and other assets included in the related trust fund. The outstanding Certiﬁcate Balance of a class of certiﬁcates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certiﬁcate Balance of a class of certiﬁcates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certiﬁcates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certiﬁcate Interest in respect thereof (reduced as described above). The initial aggregate Certiﬁcate Balance of all classes of a series of certiﬁcates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a speciﬁed date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certiﬁcate Balance of each class of a series of certiﬁcates will be speciﬁed in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series entitled thereto until the Certiﬁcate Balances of such certiﬁcates have been reduced to zero. Distributions of principal with respect to one or more classes of certiﬁcates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certiﬁcates may be made solely or primarily from distributions of principal on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certiﬁcates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a speciﬁed principal payment schedule. Distributions of principal with respect to one or more other classes of certiﬁcates (each such class, a “Companion Class”) may be contingent on the speciﬁed principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class, or in such other distribution priority as may be speciﬁed in the related prospectus supplement.

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certiﬁcates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its afﬁliates or by any other speciﬁed person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

•	establishing a priority of payments among such classes of certiﬁcates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other speciﬁed person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certiﬁcate Account that are not part of the Available Distribution Amount for the related series of certiﬁcates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so speciﬁed in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items speciﬁed in the related prospectus supplement.

Advances are intended to maintain a regular ﬂow of scheduled interest and principal payments to holders of the class or classes of certiﬁcates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a speciﬁc entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other speciﬁc sources as may be identiﬁed in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certiﬁcates, if so identiﬁed, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certiﬁcates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another speciﬁcally identiﬁed source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certiﬁcate Account prior to any distributions being made to the related series of certiﬁcateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certiﬁcate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certiﬁcate Account on or prior to any future distribution date to the extent that funds in such Certiﬁcate Account on such distribution date are less than payments required to be made to the related series of certiﬁcateholders on such date. If so speciﬁed in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a speciﬁed period during which such advances are outstanding at the rate speciﬁed in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certiﬁcateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certiﬁcates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certiﬁcateholders

On each distribution date, together with the distribution to the holders of each class of the offered certiﬁcates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)              the amount of such distribution to holders of such class of offered certiﬁcates that was applied to reduce the Certiﬁcate Balance thereof;

(ii)             the amount of such distribution to holders of such class of offered certiﬁcates that was applied to pay Accrued Certiﬁcate Interest;

(iii)            the amount, if any, of such distribution to holders of such class of offered certiﬁcates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)            the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certiﬁcates are entitled;

(v)             if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)            if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)           information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)          if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)             if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)              the Certiﬁcate Balance or Notional Amount, as the case may be, of such class of certiﬁcates at the close of business on such distribution date, separately identifying any reduction in such Certiﬁcate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certiﬁcate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certiﬁcate Balance of a class of Accrual Certiﬁcates, if any, in the event that Accrued Certiﬁcate Interest has been added to such balance;

(xi)             if such class of offered certiﬁcates has a ﬂoating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)            the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)           if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)           the amount of Credit Support being afforded by any classes of subordinate certiﬁcates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per speciﬁed denomination of the relevant class of offered certiﬁcates or as a percentage. The prospectus supplement for each series of certiﬁcates may describe additional information to be included in reports to the holders of the offered certiﬁcates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certiﬁcates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certiﬁcate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certiﬁcateholder. Such obligation will be deemed to have been satisﬁed to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Deﬁnitive Certiﬁcates” below.

If the trust fund for a series of certiﬁcates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certiﬁcates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certiﬁcateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise speciﬁed in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of speciﬁed amounts of certiﬁcates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Events of Default,” “—Rights Upon Event of Default” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certiﬁcates will terminate following

•	the ﬁnal payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

•	the payment (or provision for payment) to the certiﬁcateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certiﬁcateholder of the related series, and the ﬁnal distribution will be made only upon presentation and surrender of the certiﬁcates of such series at the location to be speciﬁed in the notice of termination.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certiﬁcates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certiﬁcate Balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certiﬁcateholders of one or more classes of certiﬁcates may receive an amount less than the Certiﬁcate Balance of, and accrued unpaid interest on, their certiﬁcates.

If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.”

Book-Entry Registration and Deﬁnitive Certiﬁcates

If so provided in the prospectus supplement for a series of certiﬁcates, one or more classes of the offered certiﬁcates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certiﬁcates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certiﬁcates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on ﬁle with the Commission.

Purchases of Book-Entry Certiﬁcates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage ﬁrm, bank, thrift institution or other ﬁnancial intermediary (each, a “Financial Intermediary”) that maintains the beneﬁcial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certiﬁcates will be recorded on the records of DTC (or of a participating ﬁrm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneﬁcial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneﬁcial owner must rely on the foregoing procedures to evidence its beneﬁcial ownership of such certiﬁcates. The beneﬁcial ownership interest of the owner of a Book-Entry Certiﬁcate (a “Certiﬁcate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certiﬁcate Owners; DTC’s records reﬂect only the identity of the DTC Participants to whose accounts such certiﬁcates are credited, which may or may not be the Certiﬁcate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certiﬁcates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certiﬁcate Owners may receive payments after the related Distribution Date.

The only “certiﬁcateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certiﬁcates will be the nominee of DTC (or another depository speciﬁed in the related prospectus supplement), and the Certiﬁcate Owners will not be recognized as certiﬁcateholders under the Pooling Agreement. Certiﬁcate Owners will be permitted to exercise the rights of certiﬁcateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certiﬁcateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certiﬁcates are credited. DTC may take conﬂicting actions with respect to the Book-Entry Certiﬁcates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certiﬁcates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certiﬁcate Owners, the ability of a Certiﬁcate Owner to pledge its interest in Book-Entry Certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certiﬁcates, may be limited due to the lack of a physical certiﬁcate evidencing such interest.

Generally, Certiﬁcates initially issued in book-entry form will be issued as Deﬁnitive Certiﬁcates to Certiﬁcate Owners or their nominees, rather than to DTC or its nominee, only if

•
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certiﬁcates and the depositor is unable to locate a qualiﬁed successor or

•
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certiﬁcates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Deﬁnitive Certiﬁcates. Upon surrender by DTC of the certiﬁcate or certiﬁcates representing a class of Book-Entry Certiﬁcates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certiﬁcate Owners identiﬁed in such instructions the Deﬁnitive Certiﬁcates to which they are entitled, and thereafter the holders of such Deﬁnitive Certiﬁcates will be recognized as “Certiﬁcateholders” under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certiﬁcates of each series will be issued pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certiﬁcates of a series are issued will be identiﬁed in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, the mortgage asset seller or an afﬁliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so speciﬁed in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any afﬁliate thereof may own certiﬁcates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certiﬁcates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been ﬁled as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certiﬁcates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certiﬁcates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certiﬁcates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualiﬁed in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certiﬁcates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certiﬁcates without charge upon written request of a holder of a certiﬁcate of such series addressed to it at its principal executive ofﬁces speciﬁed herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certiﬁcates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certiﬁcates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identiﬁed in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

•	the address of the related mortgaged property and type of such property;

•	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

•	the original and remaining term to maturity;

•	the amortization term; and

•	the original and outstanding principal balance.

In addition, except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

•	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

•	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording ofﬁce),

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording ofﬁce), and,

•	if applicable, any riders or modiﬁcations to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording ofﬁce, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording ofﬁce. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording ofﬁce, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certiﬁcates will be required to review the mortgage loan documents delivered to it within a speciﬁed period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the beneﬁt of the certiﬁcateholders of such series. Unless otherwise speciﬁed in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certiﬁcateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a speciﬁed number of days after receipt of such notice, then, except as otherwise speciﬁed below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be speciﬁed in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certiﬁcates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy to holders of the certiﬁcates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certiﬁcates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an afﬁliate of the mortgage asset seller, the depositor or an afﬁliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identiﬁed in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certiﬁcateholders of the related series. If such Warranting Party cannot cure such breach within a speciﬁed period following the date on which it was notiﬁed of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certiﬁcates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy available to holders of the certiﬁcates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certiﬁcates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certiﬁcates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be speciﬁed in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the beneﬁt of the related certiﬁcateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be speciﬁed in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so speciﬁed in the related prospectus supplement such right may be given to another party, including a class of certiﬁcateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modiﬁcations; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a speciﬁed number of scheduled payments;

•
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a speciﬁed number of days; and

•	REO Properties.

If so speciﬁed in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so speciﬁed, performing property inspections and evaluating ﬁnancial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so speciﬁed, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certiﬁcateholders with respect to such mortgage loan. Generally the master servicer will be responsible for ﬁling and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufﬁcient to service the mortgage debt, or may reﬂect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

•	monitor any mortgage loan that is in default,

•	evaluate whether the causes of the default can be corrected over a reasonable period without signiﬁcant impairment of the value of the related mortgaged property,

•	initiate corrective action in cooperation with the Mortgagor if cure is likely,

•	inspect the related mortgaged property and

•	take such other actions as it deems necessary and appropriate.

A signiﬁcant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certiﬁcateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor ﬁles a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon speciﬁed events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufﬁcient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certiﬁcate Account” and “—Servicing Compensation and Payment of Expenses.”

Certiﬁcate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certiﬁcate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certiﬁcates of the related series. A Certiﬁcate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certiﬁcates of the related series (“Permitted Investments”). Such Permitted Investments include

•	federal funds,

•	uncertiﬁcated certiﬁcates of deposit,

•	time deposits,

•	bankers’ acceptances and repurchase agreements,

•	certain United States dollar-denominated commercial paper,

•	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certiﬁcate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party speciﬁed in the prospectus supplement for the related trust. A Certiﬁcate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an afﬁliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certiﬁcate Account may contain funds relating to more than one series of mortgage pass-through certiﬁcates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certiﬁcate Account (or such sub-account thereof or other account as may be speciﬁed in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)         all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)         all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)         all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)         any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certiﬁcates;

(5)         any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)         any amounts paid under any Cash Flow Agreement;

(7)         all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other speciﬁed person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certiﬁcates—Termination; Retirement of Certiﬁcates”;

(8)         to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another speciﬁed person, any payments on account of modiﬁcation or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)         all payments required to be deposited in the Certiﬁcate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)         any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the beneﬁt of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certiﬁcate Account; and

(11)         any other amounts received on or in respect of the mortgage loans required to be deposited in the Certiﬁcate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certiﬁcate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)         to make distributions to the certiﬁcateholders on each distribution date;

(2)         to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)         to reimburse the master servicer, the special servicer or any other speciﬁed person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certiﬁcates of the related series;

(4)         if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other speciﬁed person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)         to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)         to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)         if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)         if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)         to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certiﬁcate Account as additional compensation;

(10)         to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other speciﬁed person;

(11)         if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)         to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the beneﬁt of certiﬁcateholders;

(13)         to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)         to clear and terminate the Certiﬁcate Account upon the termination of the trust fund.

Modiﬁcations, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modiﬁcation, waiver or amendment

•	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

•
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

•	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is speciﬁed in the prospectus supplement, the special servicer also may agree to any other modiﬁcation, waiver or amendment if, in its judgment,

•	a material default on the mortgage loan has occurred or a payment default is imminent,

•	such modiﬁcation, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

•	such modiﬁcation, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the beneﬁt of the related series of certiﬁcateholders, or any other speciﬁed person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)              such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)              the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be speciﬁed in the related prospectus supplement), any mortgage loan as to which a speciﬁed number of scheduled payments are delinquent or the balloon payment is delinquent, or if so speciﬁed in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certiﬁcate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so speciﬁed in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certiﬁcate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certiﬁcateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certiﬁcates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufﬁcient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

•
that such restoration will increase the proceeds to certiﬁcateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

•	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent speciﬁed in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certiﬁcate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certiﬁcate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of the property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, ﬂoods and other water-related causes, earth movement (including earthquakes, landslides and mudﬂows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage speciﬁcally requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a speciﬁed percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this speciﬁed percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	such proportion of the loss as the amount of insurance carried bears to the speciﬁed percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certiﬁcates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certiﬁcates will come from the periodic payment to it of a speciﬁed portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certiﬁcates may consist of any or all of the following components:

•
a speciﬁed portion of the interest payments on each mortgage loan serviced by it, or if so speciﬁed in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional speciﬁed portion of the interest payments on each mortgage loan then currently serviced by it; and

•
subject to any speciﬁed limitations, a ﬁxed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a speciﬁed portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modiﬁcation fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certiﬁcate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certiﬁcateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate speciﬁed therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date speciﬁed in the applicable pooling and servicing agreement, an officer’s certiﬁcate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulﬁlled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulﬁll any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identiﬁed by the party; and

•
a statement that a registered public accounting ﬁrm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting ﬁrm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

•
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written conﬁrmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certiﬁcates of such series or

•
a determination that such obligations are no longer permissible under applicable law or are in material conﬂict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a ﬁdelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certiﬁcateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemniﬁcation by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certiﬁcates.

However, such indemniﬁcation will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certiﬁcateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certiﬁcateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certiﬁcate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

“Events of Default” under the related Pooling Agreement generally will include, without limitation,

•
any failure by the master servicer to distribute or cause to be distributed to the certiﬁcateholders of such series, or to remit to the trustee for distribution to such certiﬁcateholders, any amount required to be so distributed or remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

•
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights of such series;

•
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

•
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be speciﬁed in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so speciﬁes, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be speciﬁed in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage ﬁles and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certiﬁcateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certiﬁcates of any class evidencing not less than 25% of the aggregate

Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certiﬁcates covered by such Pooling Agreement, unless such certiﬁcateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certiﬁcates covered by such pooling agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•
to change the timing and/or nature of deposits in the Certiﬁcate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certiﬁcateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certiﬁcates, as evidenced by a letter from each applicable rating agency,

•
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualiﬁcation of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualiﬁcation or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certiﬁcates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certiﬁcates, provided that the depositor has determined that the then-current ratings of the classes of the certiﬁcates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certiﬁcates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certiﬁcates” herein),

•
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certiﬁcateholder,

•	to amend speciﬁed provisions that are not material to holders of any class of certiﬁcates offered hereunder,

•	for such other purposes as may be speciﬁed in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certiﬁcates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage speciﬁed in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certiﬁcates covered by such pooling agreement, except that no such amendment may

•
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certiﬁcate of any class without the consent of the holder of such certiﬁcate or

•
reduce the aforesaid percentage of certiﬁcates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certiﬁcates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having ﬁrst received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other speciﬁed person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certiﬁcateholders

Unless otherwise speciﬁed in the related prospectus supplement, upon written request of three or more certiﬁcateholders of record made for purposes of communicating with other holders of certiﬁcates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other speciﬁed person will afford such certiﬁcateholders access during normal business hours to the most recent list of certiﬁcateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certiﬁcateholders’ request, then such person, if not the registrar for such series of certiﬁcates, will be required to request from such registrar a current list and to afford such requesting certiﬁcateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its afﬁliates and with any master servicer, special servicer or REMIC administrator and its afﬁliates.

Duties of the Trustee

The trustee for each series of certiﬁcates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certiﬁcates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certiﬁcates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certiﬁcates will be required to perform only those duties speciﬁcally required under the related Pooling Agreement. However, upon receipt of any of the various certiﬁcates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other speciﬁed person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certiﬁcates will be entitled to indemniﬁcation, from amounts held in the Certiﬁcate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemniﬁcation will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certiﬁcates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certiﬁcates of the applicable series evidencing not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certiﬁcates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

•	the subordination of one or more classes of certiﬁcates,

•	cross-support provisions,

•	overcollateralization,

•	a letter of credit,

•	a loan insurance policy,

•	a certiﬁcate insurance policy,

•	a guarantee,

•	a surety bond,

•	a reserve fund,

•	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certiﬁcateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certiﬁcateholders will bear their allocable share of deﬁciencies.

If Credit Support is provided with respect to one or more classes of certiﬁcates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under such Credit Support,

•	any conditions to payment thereunder not otherwise described herein,

•	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

•
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certiﬁcates

If so speciﬁed in the related prospectus supplement, one or more classes of certiﬁcates of a series may be subordinate certiﬁcates. To the extent speciﬁed in the related prospectus supplement, the rights of the holders of subordinate certiﬁcates to receive distributions from the Certiﬁcate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certiﬁcates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certiﬁcates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certiﬁcates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certiﬁcates evidencing interests in one group of mortgage assets prior to distributions on subordinate certiﬁcates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other ﬁnancial institution speciﬁed in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate ﬁxed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage speciﬁed in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certiﬁcate balance of one or more classes of certiﬁcates. If so speciﬁed in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certiﬁcates will expire at the earlier of the date speciﬁed in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certiﬁcates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certiﬁcate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certiﬁcates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner speciﬁed in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts speciﬁed in such prospectus supplement. If so speciﬁed in the related prospectus supplement, the reserve fund for a series may also be funded over time by a speciﬁed amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent speciﬁed in the related prospectus supplement if so speciﬁed in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certiﬁcates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate. If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include interest rate exchange agreements or interest rate cap or ﬂoor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certiﬁcates to ﬂuctuations in interest rates and to situations where interest rates become higher or lower than speciﬁed thresholds, and may also be used to alter the payment characteristics of the cash ﬂows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a ﬂoating rate interest payment obligation, to the extent that the rate payable at any time exceeds a speciﬁed cap. Generally, an interest rate ﬂoor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a ﬂoating rate interest payment obligation are payable at a rate which is less than a speciﬁed ﬂoor. The speciﬁc provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reﬂect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualiﬁed in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a signiﬁcant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording ofﬁce. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneﬁciary (the lender) for whose beneﬁt the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the beneﬁt of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneﬁciary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must ﬁle ﬁnancing statements in order to perfect its security interest in the room revenues and must ﬁle continuation statements, generally every ﬁve years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC ﬁlings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest therein, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC ﬁlings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent

“fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deﬁciency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a lona, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre petition or post petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the

1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose signiﬁcant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certiﬁcateholders.

To reduce the likelihood of such a loss, except to the extent otherwise speciﬁed in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certiﬁcates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect signiﬁcant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certiﬁcates, and would not be covered by advances or any form of Credit Support provided in connection with such certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Inﬂuenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certiﬁcates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reﬂects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certiﬁcates.

For purposes of this discussion:

•	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

•
where the applicable prospectus supplement provides for a ﬁxed retained yield with respect to the mortgage loans underlying a series of certiﬁcates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certiﬁcateholder” in this discussion generally mean the beneﬁcial owner of a certiﬁcate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certiﬁcates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certiﬁcates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certiﬁcates” and will consist of one or more classes of “Regular Certiﬁcates” and one class of “Residual Certiﬁcates” in the case of each REMIC Pool. Qualiﬁcation as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certiﬁcates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the ﬁrm’s opinion, assuming:

•	the making of proper elections;

•	compliance with the Pooling Agreement and other related documents and no amendments thereof;

•	the accuracy of all representations made with respect to the mortgage loans; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certiﬁcates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certiﬁcates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certiﬁcates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so speciﬁed in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certiﬁcates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

•
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

•
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

•	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

•	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other Classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

•
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

•	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the Regular Certiﬁcate at the issue date;

•	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

•	the issue price does not exceed the original principal balance by more than a specified amount; and

•	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

•	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

•	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

•	on the basis of a constant interest rate; or

•
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

•
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual

Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

•
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

•
in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

•
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certiﬁcates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

•	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

•	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

•	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

•	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

•
“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

•
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

•
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

•
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

•	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

•
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

•
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

•
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

•	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)              the present value of any consideration given to the transferee to acquire the interest;

(ii)              the present value of the expected future distributions on the interest; and

(iii)              the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)              the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

(ii)              the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)              the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

•	the receipt of compensation for services; or

•	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

•	during the three months following the Startup Day;

•	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

•	in the nature of a guarantee;

•	made to facilitate a qualiﬁed liquidation or clean-up call; and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

•	to the appointment of the tax matters person as provided in the preceding sentence; and

•	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

•	3% of the excess, if any, of adjusted gross income over a threshold amount; or

•	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates.

Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certiﬁcates” above, but only to the extent that:

•	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

•
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2012) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “Status of REMIC Certiﬁcates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,” as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.      A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.      A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

•
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

•
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

•	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

•
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

•
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

•	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Sale or Exchange of Regular Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

•
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

•
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2012) backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certiﬁcates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

•	has investment discretion with respect to the investment of Plan Assets; or

•
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a Plan “ﬁduciary” and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Plan’s holdings of such certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

The Exemption also requires that the trust fund meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets; and

•
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets.

A ﬁduciary of a Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

•	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan; and

•	the holding of certiﬁcates by a Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisﬁed:

•	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

•	the conditions set forth in Sections I and III of PTCE 95-60 have been satisﬁed; and

•
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “certiﬁcate” for purposes of the Exemption. In addition, a Plan ﬁduciary should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Plan. Finally, a Plan ﬁduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

•	are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

The appropriate characterization of those certiﬁcates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certiﬁcates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certiﬁcates, may be subject to signiﬁcant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certiﬁcates constitute legal investments for them.

Those classes of certiﬁcates qualifying as “mortgage related securities,” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the deﬁnition of “mortgage related security” to include, in relevant part, certiﬁcates satisfying the rating and qualiﬁed originator requirements for “mortgage related securities, “ but evidencing interests in a trust fund consisting, in whole or in part, of ﬁrst liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, speciﬁcally referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certiﬁcates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certiﬁcates qualifying as “mortgage related securities” only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, a rule of the Ofﬁce of the Comptroller of the Currency (the “OCC”), codified at 12 C.F.R. Section 1.3(e)(1), authorizes national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” which are deﬁned in 12 C.F.R. Section 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.” As so deﬁned, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certiﬁcate of interest or participation that is directly secured by a ﬁrst lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC deﬁning the term “numerous obligors,” no representation is made as to whether any class of offered certiﬁcates will qualify as “commercial mortgage-related securities, “ and thus as “Type IV securities,” for investment by national banks. The National Credit Union Administration (the “NCUA”) has adopted rules, codiﬁed at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(a)(9). The Ofﬁce of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certiﬁcates.

All depository institutions considering an investment in the certiﬁcates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certiﬁcates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any certiﬁcates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certiﬁcates as “mortgage related securities,” no representations are made as to the proper characterization of the certiﬁcates for legal investment purposes, ﬁnancial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certiﬁcates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or ﬁnancial institution regulatory characteristics of the certiﬁcates) may adversely affect the liquidity of the certiﬁcates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certiﬁcates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

Other credit rating agencies that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		Equity Participation	36
1		ERISA	117
		ERISA Plans	117
1986 Act	91	ERISA Restricted Certificates	120
1998 Policy Statement	123	Events of Default	67
		Excess Funds	46
A		excess servicing	112
		Exemption	119
Accrual Certificates	48	Exemption Rating Agencies	119
Accrued Certificate Interest	48
Act	84
ADA	87	F
affiliate	121	FAMC	38
ARM Loans	37	FHLMC	38
Available Distribution Amount	47	Financial Intermediary	53
		FNMA	38
B

Bankruptcy Code	76	G
Book-Entry Certificates	46	GACC	30
		Garn Act	85
C		GNMA	38

Cash Flow Agreement	40
Certificate Account	39	I
Certificate Balance	49	Insurance Proceeds	60
Certificate Owner	53	IRS	63, 88
CMBS	31
Code	88	L
Companion Class	49
Controlled Amortization Class	49	Letter of Credit Bank	72
CPR	43	Liquidation Proceeds	60
Credit Support	39, 71	Loan-to-Value Ratio	35
Cut-off Date	49	Lock-out Date	36
		Lock-out Period	36
D

DBBM	31	M
DBMC	31	MBS	31
DBSI	119	MBS Agreement	38
Debt Service Coverage Ratio	34	MBS Issuer	38
Definitive Certificates	46	MBS Servicer	38
Determination Date	41, 47	MBS Trustee	38
Disqualified Organization	102
Distribution Date Statement	51	N
DOL	118
DTC	53	NCUA	123
DTC Participants	53	Net Leases	35
Due Period	41	Net Operating Income	34
due-on-sale	77, 85	Nonrecoverable Advance	50
		Non-SMMEA Certificates	122
E

electing large partnership	102, 103

O		Residual Certificateholders	98

OCC	122	S
OID Regulations	91
OTS	123	Similar Law	117
		SMMEA	122
P		SPA	43
		Standard Certificateholder	110
Parties in Interest	118	Standard Certificates	110
Pass-Through Entity	102	Stripped Certificateholder	114
Percentage Interest	47	Stripped Certificates	110, 111
Permitted Investments	59	Stripped Certificates.	113
Plan Asset Regulations	118
Plan Assets	118	T
Plans	117
Pooling Agreement	54	Tax Exempt Investor	121
Prepayment Assumption	92	Tax Favored Plans	117
Prepayment Interest Shortfall	41	Title V	86
Prepayment Premium	36	Treasury	88
Purchase Price	56
		U

R		UBTI	121
Record Date	47	UCC	75
Regular Certificateholder	91	Underwriter	119
Regular Certificates	88, 109
Related Proceeds	50	V
Relief Act	87
REMIC	88, 89	Value	35
REMIC Certificates	88	Voting Rights	52
REMIC Pool	89
REMIC Regulations	88	W

REO Property	57	Warranting Party	56

[THIS PAGE INTENTIONALLY LEFT BLANK]

This CD-ROM relates to the free writing prospectus in regard to the DBUBS 2011-LC3, Commercial Mortgage Pass-Through Certificates.  This CD-ROM should be reviewed only in conjunction with the entire free writing prospectus.  This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the free writing prospectus.  Any information contained in this CD-ROM will be more fully described elsewhere in the free writing prospectus.  The information in this CD-ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the free writing prospectus.

“DBUBS 2011-LC3 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1.  This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY.  NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*           Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$878,920,000 (Approximate)

DEUTSCHE BANK SECURITIES

UBS INVESTMENT BANK

LADDER CAPITAL SECURITIES

J.P. MORGAN

NOMURA SECURITIES INTERNATIONAL, INC.

DBUBS 2011-LC3

Commercial Mortgage
Pass-Through Certificates

FREE WRITING
PROSPECTUS

August    , 2011

Free Writing Prospectus
IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING
	PROSPECTUS	III
NOTICE TO RESIDENTS OF THE UNITED
	KINGDOM	IV
	EUROPEAN ECONOMIC AREA	IV
	EXECUTIVE SUMMARY	VI
	SUMMARY OF THE FREE WRITING PROSPECTUS	S-1
	RISK FACTORS	S-36
	RISKS RELATED TO THE MORTGAGE LOANS	S-39
	RISKS RELATED TO CONFLICTS OF INTEREST	S-90
RISKS RELATED TO THE OFFERED
	CERTIFICATES	S-97
THE SPONSORS, MORTGAGE LOAN SELLERS
	AND ORIGINATORS	S-110
	THE DEPOSITOR	S-124
	THE ISSUING ENTITY	S-124
	THE SERVICERS	S-126
	THE TRUSTEE	S-135
THE CERTIFICATE ADMINISTRATOR AND
	CUSTODIAN	S-138
PAYING AGENT, CERTIFICATE REGISTRAR,
	CUSTODIAN AND AUTHENTICATING AGENT	S-141
	THE OPERATING ADVISOR	S-141
CERTAIN RELATIONSHIPS AND RELATED
	TRANSACTIONS	S-142
	DESCRIPTION OF THE MORTGAGE POOL	S-144
	DESCRIPTION OF THE OFFERED CERTIFICATES	S-182
	YIELD AND MATURITY CONSIDERATIONS	S-214
	THE POOLING AND SERVICING AGREEMENT	S-219
CERTAIN FEDERAL INCOME TAX
	CONSEQUENCES	S-277
CERTAIN STATE AND LOCAL TAX
	CONSIDERATIONS	S-280
	ERISA CONSIDERATIONS	S-280
	LEGAL INVESTMENT	S-282
	LEGAL MATTERS	S-282
	RATINGS	S-283
LEGAL ASPECTS OF MORTGAGE LOANS IN NEW
	YORK, CALIFORNIA AND TEXAS	S-284
ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE MORTGAGE
	LOANS	A 1-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE
	LOANS AND MORTGAGED PROPERTIES	A 2-1
ANNEX B –TERM SHEET (INCLUDING DESCRIPTION OF THE TOP 20
	MORTGAGE LOANS)	B-1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND TAX
	DOCUMENTATION PROCEDURES	C-1
	ANNEX D – DECREMENT TABLES	D 1
	ANNEX E – PRICE/YIELD AND DISCOUNT MARGIN TABLES	E 1
ANNEX F – MORTGAGE LOAN SELLER REPRESENTATIONS AND
	WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN SELLER
	REPRESENTATIONS AND WARRANTIES	G-1
G-1:	GERMAN AMERICAN CAPITAL CORPORATION
G-2:	UBS REAL ESTATE SECURITIES INC.
G-3:	LADDER CAPITAL FINANCE LLC
G-4:	STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C. AND AFFILIATES
ANNEX H – COLUMBIA SUSSEX HOTEL PORTFOLIO AMORTIZATION
	SCHEDULE	H-1
	ANNEX I – SOMERBY OF MOBILE AMORTIZATION SCHEDULE	I-1
	ANNEX J – PROVIDENCE PLACE MALL AMORTIZATION SCHEDULE	J-1
Until the date that is ninety days from the date of this free writing prospectus,all dealers that buy, sell or trade the Offered Certificates, whether or notparticipating in this offering, may be required to deliver a free writingprospectus and the accompanying prospectus. This is in addition to thedealers’ obligation to deliver a free writing prospectus and the accompanyingprospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.